As filed with the SEC on October 22, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

1ST CONSTITUTION BANCORP

(Exact name of registrant as specified in its charter)

New Jersey	6022	22-3665653
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	I.R.S. Employer Identification Number)

2650 Route 130

P.O. Box 634

Cranbury, New Jersey 18512

(609) 655-4500

(Address, including ZIP Code, and telephone number, including area code, of registrant’s principal executive offices)

Mr. Robert F. Mangano

President and Chief Executive Officer

1st Constitution Bancorp

2650 Route 130

Cranbury, New Jersey 08512

(609) 655-4500

(Name, address, including ZIP Code, and telephone number, including area code, of agent for service)

Copies to:

Frank E. Lawatsch, Jr., Esq. Day Pitney LLP 7 Times Square New York, New York 10036 (212) 297-5830 (973) 597-2500	Joseph M. Reardon Senior Vice President and Treasurer 1st Constitution Bancorp 2650 Route 130 Cranbury, New Jersey 08512 (609) 655-4500	Ira A. Rosenberg, Esq. Sills Cummis & Gross P.C. One Riverfront Plaza Newark, New Jersey 07102 (973) 643-5082

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (1,2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common stock, no par value	1,032,835	N/A	$10,797,455.50	$1,390.71

(1)	Based on the maximum number of shares of the registrant’s common stock that may be issued in connection with the proposed merger of Rumson-Fair Haven Bank and Trust Company with and into the registrant’s primary subsidiary, 1st Constitution Bank, assuming that all stock options granted by Rumson-Fair Haven Bank and Trust Company and outstanding on the date hereof are exercised prior to the closing, which number is calculated as (A) the sum of (i) the number of shares of Rumson-Fair Haven Bank and Trust Company common stock outstanding plus (ii) the number of shares of Rumson-Fair Haven Bank and Trust Company common stock subject to currently outstanding stock options plus (iii) the number of unvested and unissued restricted shares of Rumson-Fair Haven Bank and Trust Company common stock that will vest upon closing of the proposed merger times (B)(i) the exchange ratio of 0.7772 shares of the registrant’s common stock to be issued in the merger for each share of Rumson-Fair Haven Bank and Trust Company common stock times (ii) 40% (the merger agreement providing that 40% of the aggregate merger consideration will be paid in shares of the registrant’s common stock). In accordance with Rule 416, this registration statement shall also register any additional shares of the registrant’s common stock which may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions, as provided by the merger agreement.
(2)	Estimated solely for the purpose of calculating the registration fee for the filing on Form S-4 pursuant to Rules 457(f)(1) and 457(f)(3) under the Securities Act. The proposed maximum aggregate offering price was calculated by multiplying (A) the average of the high and low prices per share of the common stock of Rumson-Fair Haven Bank and Trust Company as reported on the OTCBB on October 17, 2013, or $7.75 per share (in accordance with Rule 457(c)) and (B) the maximum number of shares of Rumson-Fair Haven Bank and Trust Company common stock that are (i) outstanding, (ii) subject to outstanding stock options and (iii) restricted, unvested and unissued, each as of such date. Pursuant to Rule 457(f)(3) under the Securities Act, the amount of cash payable by the registrant in the merger has been deducted from the proposed maximum aggregate offering price (computed by multiplying (a) the cash consideration of $7.50 per share of Rumson-Fair Haven Bank and Trust Company common stock by (b) sixty percent (60%) of the number of shares of Rumson-Fair Haven Bank and Trust Company common stock that are (i) outstanding, (ii) subject to outstanding stock options and (iii) restricted, unvested and unissued (the merger agreement providing that sixty percent (60%) of the aggregate merger consideration will be paid in cash)).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the SEC, acting pursuant to such Section 8(a), may determine.

The information in this proxy statement and prospectus is not complete and may be changed. A registration statement relating to the shares of 1st Constitution Bancorp common stock to be issued in the merger has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This proxy statement and prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale in not permitted or would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

PRELIMINARY-SUBJECT TO COMPLETION

DATED OCTOBER 22, 2013

[Rumson-Fair Haven Bank and Trust Company LOGO]	[1st Constitution Bancorp LOGO]
Proxy Statement of Rumson-Fair Haven Bank and Trust Company	Prospectus of 1st Constitution Bancorp

MERGER PROPOSED – YOUR VOTE IS VERY IMPORTANT

To the Shareholders of Rumson-Fair Haven Bank and Trust Company:

The Board of Directors of Rumson-Fair Haven Bank and Trust Company (referred to as Rumson) has approved an Agreement and Plan of Merger, as amended (referred to as the merger agreement) with 1st Constitution Bancorp (referred to as 1st Constitution) and 1st Constitution Bank pursuant to which Rumson will be merged with and into 1st Constitution Bank. If the merger contemplated by the merger agreement is completed, you will be entitled to receive, for each outstanding share of Rumson common stock that you own at the effective time of the merger, either 0.7772 shares of 1st Constitution common stock or $7.50 in cash or a combination of cash and shares of 1st Constitution common stock. Assuming none of the outstanding options to purchase shares of Rumson common stock are exercised prior to the completion of the merger, 1st Constitution expects to issue approximately 1,006,385 shares of its common stock in the merger.

1st Constitution’s common stock is quoted on the NASDAQ Global Market under the symbol “FCCY”. On                      2013, the date immediately preceding the printing of this proxy statement-prospectus, the closing price of 1st Constitution common stock was $         per share.

The merger cannot be completed unless Rumson’s shareholders approve the merger agreement. We have scheduled a special meeting so you can vote to approve the merger agreement. You will also be asked to approve the authorization of the Board of Directors to adjourn the special meeting to a later date, if necessary, to solicit additional proxies in favor of approval of the merger agreement or vote on other matters properly presented at the special meeting. The Rumson Board of Directors unanimously recommends that you vote to approve the merger agreement and vote to authorize the Board of Directors to adjourn the special meeting to a later date, if necessary, to solicit additional proxies in favor of approval of the merger agreement or vote on other matters properly presented at the special meeting.

The date, time and place of the meeting are as follows:

                    , 2013

10:00 a.m. (local time)

Salt Creek Grille

4 Bingham Avenue

Rumson, New Jersey 07760

Only shareholders of record as of                      are entitled to attend and vote at the meeting.

Your vote is very important. Approval of the merger agreement by Rumson shareholders requires the approval by holders of two-thirds of the shares of Rumson common stock outstanding. Whether or not you plan to attend the meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of the merger and in favor of authorization of the Board of Directors to adjourn the special meeting to a later date, if necessary, to solicit additional proxies in favor of approval of the merger agreement or vote on other matters properly presented at the special meeting. If you do not vote by proxy, telephone or internet or vote in person at the Rumson special meeting, it will have the effect of a vote against the merger agreement, but will have no effect on the vote to authorize the Board of Directors to adjourn the special meeting to a later date, if necessary, to solicit additional proxies in favor of approval of the merger agreement, or vote on other matters properly presented at the special meeting.

This document describes the special meeting, the merger, the documents related to the merger and other related matters. Please carefully read this entire document, including the “RISK FACTORS” beginning on page 29 for a discussion of the risks related to the proposed merger. You can also obtain information about 1st Constitution from documents 1st Constitution has filed with the Securities and Exchange Commission. 1st Constitution’s SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document 1st Constitution files by visiting the SEC’s public reference room in Washington, D.C. The SEC’s address in Washington, D.C. is 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

Joseph Castelluci, Esq. President, Chief Executive Officer and General Counsel Rumson-Fair Haven Bank and Trust Company	James Aaron, Esq. Chairman of the Board Rumson-Fair Haven Bank and Trust Company

Neither the Securities and Exchange Commission, nor any bank regulatory agency, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The shares of 1st Constitution common stock to be issued in the merger are not savings accounts, deposits or other obligations of a bank or depository institution and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This proxy statement and prospectus is dated                     , 2013, and is first being mailed to Rumson shareholders on or about                     , 2013.

RUMSON-FAIR HAVEN BANK AND TRUST COMPANY

20 Bingham Avenue

Rumson, New Jersey 07760

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To be Held                     , 2013

At the direction of the Board of Directors of Rumson-Fair Haven Bank and Trust Company, NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Rumson-Fair Haven Bank and Trust Company will be held at Salt Creek Grille, 4 Bingham Avenue, Rumson, New Jersey 07760, on                     , 2013, at 10:00 a.m. (local time) to consider and vote upon the following matters:

(1)	Approval of the Agreement and Plan of Merger, dated as of August 14, 2013, by and between 1st Constitution Bancorp, 1st Constitution Bank and Rumson-Fair Haven Bank and Trust Company, as amended, pursuant to which Rumson-Fair Haven Bank and Trust Company will merge with and into 1st Constitution Bank; and

(2)	Authorization of the Board of Directors, in its discretion, to adjourn or postpone the special meeting, including, without limitation, on a motion to adjourn the special meeting to a later date, if necessary, to solicit additional proxies in favor of approval of the merger agreement or vote on other matters properly presented at the special meeting; and

(3)	Authorization of the Board of Directors, in its discretion, to vote on other matters properly presented at the special meeting.

The Board of Directors has fixed                     , 2013, as the record date for the determination of shareholders entitled to notice of and to vote at the special meeting, and only shareholders of record on said date will be entitled to receive notice of and to vote at said meeting.

The Rumson-Fair Haven Bank and Trust Company Board of Directors recommends that shareholders vote:

(1)	“FOR” approval of the merger agreement; and

(2)	“FOR” approval of authorization of the Board of Directors to adjourn the special meeting to a later date, if necessary, to solicit additional proxies in favor of approval of the merger agreement or vote on other matters properly presented at the special meeting; and

(3)	“FOR” approval of authorization of the Board of Directors, in its discretion, to vote on other matters properly presented at the special meeting.

By Order of the Board of Directors,

President and Chief Executive Officer,

General Counsel and Secretary

Rumson, New Jersey

                    , 2013

IMPORTANT – WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON OR NOT, PLEASE VOTE PROMPTLY BY SUBMITTING YOUR PROXY BY INTERNET, PHONE OR BY COMPLETING, SIGNING, DATING AND RETURNING YOUR PROXY CARD IN THE ENCLOSED ENVELOPE. RETURNING THE PROXY CARD WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ATTEND THE MEETING

ADDITIONAL INFORMATION

The accompanying proxy statement and prospectus provides a detailed description of the merger and the merger agreement. We urge you to read the proxy statement and prospectus, including any documents referenced in the proxy statement and prospectus, and its appendices carefully and in their entirety. If you have any questions concerning the merger, the other meeting matters or the proxy statement and prospectus, or need assistance voting your shares, please contact Rumson-Fair Haven Bank and Trust Company (hereinafter “Rumson”) at the address or telephone number listed below:

Rumson-Fair Haven Bank and Trust Company

20 Bingham Avenue

Rumson, New Jersey 07760

Attention: Joseph Castelluci

(732) 933-4445

Neither Rumson nor 1st Constitution has authorized anyone to provide you with any information other than the information included in this document and the documents to which you are referred in this document. If someone provides you with other information, please do not rely on it as being authorized by Rumson or 1st Constitution.

This proxy statement and prospectus offers only the cash and shares of 1st Constitution common stock offered in the merger, and offers such shares only where it is legal to do so.

This proxy statement and prospectus has been prepared as of                     , 2013. Changes that may have occurred in the affairs of 1st Constitution or Rumson or their respective subsidiaries since that date are not reflected in this document.

The information contained in this document with respect to 1st Constitution was provided solely by 1st Constitution, and the information contained in this document with respect to Rumson was provided solely by Rumson.

Please do not send your stock certificates at this time. You will be sent separate instructions regarding the surrender of your stock certificates.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE MEETING	1
SUMMARY	6
MARKET PRICE AND DIVIDEND INFORMATION	15
SELECTED FINANCIAL DATA	17
PRO FORMA FINANCIAL DATA	19
COMPARATIVE PER SHARE INFORMATION	27
FORWARD-LOOKING INFORMATION	28
RISK FACTORS	29
THE MEETING	41
When and Where the Special Meeting will be Held	41
What will be Voted on at the Shareholders’ Meeting	41
Shareholders Entitled to Vote	41
Number of Shares that Must be Represented for a Vote to be Taken	41
Vote Required; Voting Agreements	42
Voting your Shares	42
Changing your Vote	43
Solicitation of Proxies and Costs	44
Principal Shareholders of Rumson	44
PROPOSAL 1: THE MERGER	46
Background of the Merger	47
Rumson’s Reasons for the Merger	49
Recommendation of the Rumson Board of Directors	51
Opinion of Rumson’s Financial Advisor	51
Terms of the Merger	59
Effect of the Merger	59
What Rumson Shareholders Will Receive in the Merger	59
Election Form; Exchange of Shares	60
Stock Options and Restricted Stock	62
1st Constitution Common Stock	62
Effective Date	62
Representations and Warranties	62
Conduct of Business Pending the Merger	64
Conditions to the Merger	67
Amendment; Waiver	68
Termination	69
Termination Fees	70
Nasdaq Listing	70
Expenses	70
Exchange of Rumson Stock Certificates and Payment of Consideration	71
Regulatory Approvals	71
Interests of Management and Others in the Merger	71
Accounting Treatment	73
Material United States Federal Income Tax Consequences	73
Rights of Dissenting Shareholders	76
Voting Agreements	77
INFORMATION ABOUT 1ST CONSTITUTION	78
Description of Business.	78
Properties	92
Legal Proceedings	93
1st Constitution Management’s Discussion and Analysis of Financial Condition and Results of Operations	93
Comparison of Results of Operations for Six Months Ended June 30, 2013 and Six Months Ended June 30, 2012 and Financial Condition as of June 30, 2013 and December 31, 2012	96

i

Comparison of Results of Operations for Fiscal Year Ended December 31, 2012 and Fiscal Year Ended December 31, 2011 and Financial Condition as of December 31, 2012 and December 31, 2011	109
INFORMATION ABOUT RUMSON	131
Description of Business	131
Properties	132
RUMSON’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	132
RESULTS OF OPERATIONS – Six Months Ended June 30, 2013 versus Six Months Ended June 30, 2012	133
RESULTS OF OPERATIONS – 2012 versus 2011	144
MANAGEMENT FOLLOWING THE MERGER	156
Director Compensation	158
Executive Compensation	160
STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS of 1st CONSTITUTION	172
DESCRIPTION OF 1ST CONSTITUTION CAPITAL STOCK	174
COMMON STOCK	174
FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES B	178
BLANK CHECK PREFERRED STOCK	178
COMPARISON OF SHAREHOLDERS’ RIGHTS	180
PROPOSAL 2: ADJOURNMENT OF SPECIAL MEETING	183
Recommendation of the Rumson Board	183
LEGAL MATTERS	184
EXPERTS	184
OTHER BUSINESS	184
WHERE YOU CAN FIND MORE INFORMATION	185
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS	F-1

ANNEXES
A. Conformed Copy of Agreement and Plan of Merger, as amended
B. Opinion of Keefe, Bruyette & Woods, Inc.
C. § 17:9A-140 through § 17:9A-146 of the New Jersey Banking Act of 1948, as amended – Dissenters’ Rights

ii

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE MEETING

Q: WHAT IS THE PURPOSE OF THIS DOCUMENT?

A: This document serves as both a proxy statement of Rumson and as a prospectus of 1st Constitution. As a proxy statement/prospectus, it is being provided to you by the Rumson Board of Directors in connection with the Board’s solicitation of proxies for the Rumson special meeting at which Rumson shareholders will be asked (1) to approve the merger agreement by and between 1st Constitution, 1st Constitution Bank, and Rumson, as amended, and the merger between Rumson and 1st Constitution Bank, (2) to approve authorization of the Board of Directors to adjourn the special meeting to a later date, if necessary, to solicit additional proxies in favor of approval of the merger agreement or vote on other matters properly presented at the special meeting and (3) to approve authorization of the Board of Directors, in its discretion, to vote on other matters properly presented at the special meeting.

As a prospectus, this document is being provided to you because 1st Constitution is offering to exchange shares of its common stock and cash for shares of Rumson common stock upon completion of the merger.

Q: WHY ARE RUMSON, 1ST CONSTITUTION AND 1ST CONSTITUTION BANK PROPOSING TO MERGE?

A: The Boards of Directors of Rumson, 1st Constitution and 1st Constitution Bank are proposing to merge Rumson into 1st Constitution Bank because they believe that combining the strengths of these two financial institutions is in the best interests of Rumson, 1st Constitution and 1st Constitution Bank, their respective shareholders and the respective customers of Rumson and 1st Constitution Bank. Please see “THE MERGER – Rumson’s Reasons for the Merger” and “THE MERGER – Recommendation of the Rumson Board of Directors” at page 45 for the various factors considered by the Rumson Board of Directors in recommending that Rumson’s shareholders vote FOR the proposal to approve the merger agreement and the merger, FOR the proposal to approve authorization of the Board of Directors to adjourn the special meeting to a later date, if necessary, to solicit additional proxies in favor of approval of the merger agreement or vote on other matters properly presented at the special meeting and FOR the proposal to approve authorization of the Board of Directors of Rumson, in its discretion, to vote on other matters properly presented at the special meeting.

Q: WHAT WILL I RECEIVE IN THE MERGER?

A: Upon completion of the merger, you will receive, at your election and subject to the terms in the merger agreement, for each outstanding share of Rumson common stock that you own at the effective time of the merger, either 0.7772 shares of 1st Constitution common stock or $7.50 in cash, or a combination of cash and 1st Constitution common stock.

Holders of Rumson’s shares immediately prior to the effective time of the merger will be able to elect to receive cash, stock, a combination of cash and 1st Constitution stock, or to indicate that such holder has no preference as to the receipt of cash or 1st Constitution common stock. If the elections would result in other than 60% of the merger consideration to be paid by 1st Constitution equaling cash and 40% 1st Constitution common stock, then the Exchange Agent, described below, will designate, on a pro rata basis, from those holders electing to receive shares, those electing to receive cash, those electing a combination of cash and 1st Constitution common stock, and those indicating no preference, those holders who will receive shares or cash, as applicable, so that 60% of the outstanding shares of Rumson are exchanged for cash and 40% of the outstanding shares of Rumson are exchanged for shares of 1st Constitution common stock. In addition, each outstanding option, whether vested or unvested, to acquire shares of common stock of Rumson will be terminated and converted into the right to receive cash equal to the product of (i) the aggregate number of shares of common stock of Rumson underlying such outstanding option multiplied by (ii) the excess, if any, of $7.50 over the per share exercise price of such outstanding option. Each share of restricted stock, which is unvested and unissued, will be converted into the right to receive 0.7772 shares of 1st Constitution common stock. Each outstanding share of common stock of 1st Constitution will remain outstanding and unaffected by the merger. See “The MERGER – Terms of the Merger – What Rumson Shareholders Will Receive in the Merger,” beginning at page 53.

Q: WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO RUMSON’S SHAREHOLDERS?

A: The obligation of 1st Constitution and Rumson to complete the merger is conditioned upon the receipt of a legal opinion from Day Pitney LLP, counsel to 1st Constitution, to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

Provided that the merger qualifies as a reorganization for United States federal income tax purposes, the specific tax consequences of the merger to a Rumson shareholder will depend upon the form of consideration such Rumson shareholder receives in the merger.

•	If you receive solely shares of 1st Constitution common stock and cash instead of a fractional share of 1st Constitution common stock in exchange for your Rumson common stock, then you generally will not recognize any gain or loss, except with respect to the cash received instead of a fractional share of 1st Constitution common stock.

•	If you receive solely cash, then you generally will recognize gain or loss equal to the difference between the amount of cash you receive and your adjusted tax basis in your Rumson common stock. Generally, any gain recognized upon the exchange will be capital gain, and any such capital gain will be long-term capital gain if you have established a holding period of more than one year for your shares of Rumson common stock.

•	If you receive a combination of 1st Constitution common stock and cash, other than cash instead of a fractional share of 1st Constitution common stock, in exchange for your Rumson common stock, then you may recognize gain, but you will not recognize loss, upon the exchange of your shares of Rumson common stock for shares of 1st Constitution common stock and cash. If the sum of the fair market value of the 1st Constitution common stock and the amount of cash you receive in exchange for your shares of Rumson common stock exceeds the adjusted tax basis of your shares of Rumson common stock, you will recognize taxable gain equal to the lesser of the amount of such excess or the amount of cash you receive in the exchange. Generally, any gain recognized upon the exchange will be capital gain, and any such capital gain will be long-term capital gain if you have established a holding period of more than one year for your shares of Rumson common stock. Depending on certain facts specific to you, any gain could instead be characterized as ordinary dividend income.

Q: DO I HAVE RIGHTS TO DISSENT FROM THE MERGER?

A: Yes. Any holder of Rumson common stock who elects to dissent from the merger will be entitled to payment for its shares only to the extent permitted by and in accordance with the provisions of § 17:9A-140 through § 17:9A-146 of the New Jersey Banking Act of 1948, as amended. If you fail to act pursuant to § 17:9A-140, § 17:9A-141 and § 17:9A-146 of the New Jersey Banking Act of 1948, as amended, you will be forever barred from bringing any action (i) to enforce its right to be paid the value of its shares or (ii) to enjoin, set aside or otherwise affect the merger. Consequently, if you wish to exercise your dissenters’ rights, you are strongly urged to consult with your legal advisor before attempting to do so. See “The MERGER – Rights of Dissenting Shareholders,” beginning at page 68 and the text of § 17:9A-140 through § 17:9A-146 of the New Jersey Banking Act of 1948, as amended, which is attached hereto as Annex C.

Q: ARE THERE ANY REGULATORY OR OTHER CONDITIONS TO THE MERGER OCCURRING?

A: Yes. The merger of Rumson into 1st Constitution Bank must be approved by the Federal Deposit Insurance Corporation (the “FDIC”) and the New Jersey Department of Banking and Insurance, and a waiver must be obtained from the Board of Governors of the Federal Reserve System. Applications were filed with the

FDIC and the New Jersey Department of Banking and Insurance on October 4, 2013 and October 7, 2013, respectively. A request for a waiver from the Board of Governors of the Federal Reserve System will be made at a later date only after approval from the FDIC has been received. Approvals for the applications to the FDIC and the New Jersey Department of Banking and Insurance are pending. In addition, the merger must be approved by the holders of at least two-thirds of the outstanding shares of Rumson common stock.

Completion of the merger is also subject to certain other conditions. See “THE MERGER – Conditions to the Merger,” beginning at page 60.

Q: WHAT DOES THE BOARD OF DIRECTORS RECOMMEND?

A: The Rumson Board of Directors has unanimously approved the merger and the merger agreement and believes that the proposed merger is in the best interests of Rumson and its shareholders. Accordingly, the Rumson Board of Directors unanimously recommends that Rumson shareholders vote FOR approval of the merger agreement and the merger, FOR approval of authorization of the Board of Directors to adjourn the special meeting to a later date, if necessary, to solicit additional proxies in favor of approval of the merger agreement or vote on other matters properly presented at the special meeting and FOR approval of authorization of the Board of Directors, in its discretion, to vote on other matters properly presented at the special meeting.

Q: ARE THERE RISKS ASSOCIATED WITH 1ST CONSTITUTION’S COMMON STOCK OR THE MERGER?

A: Yes. For a description of some of the risks, see “RISK FACTORS,” beginning at page 25.

Q: WHAT DO I NEED TO DO NOW?

A: After you have carefully read this proxy statement and prospectus, you should indicate on your proxy card how you want your shares to be voted, then sign, date and mail the proxy card in the enclosed postage-paid envelope as soon as possible so that your shares may be represented and voted at the special meeting of Rumson’s shareholders. You should also indicate on your proxy card how you want your shares voted on the other proposal to be considered at the special meeting of Rumson’s shareholders. In addition, you may attend the special meeting of Rumson’s shareholders in person and vote, whether or not you have signed and mailed your proxy card.

If you are a Rumson shareholder and you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote FOR approval of the merger agreement described in this proxy statement and prospectus, FOR approval of authorization of the Board of Directors to adjourn the special meeting to a later date, if necessary, to solicit additional proxies in favor of approval of the merger agreement or vote on other matters properly presented at the special meeting and FOR approval of authorization of the Board of Directors, in its discretion, to vote on other matters properly presented at the special meeting. If you fail to return your proxy card or vote by telephone, on the internet or in person or fail to instruct your broker or other nominee to vote your shares, your shares will not be voted and this will have the same effect as a vote against approval of the merger agreement but will have no effect on the proposal regarding approval of authorization of the Board of Directors to adjourn the special meeting to a later date, if necessary, to solicit additional proxies in favor of approval of the merger agreement or vote on other matters properly presented at the special meeting.

Q: HOW DO RUMSON SHAREHOLDERS REGISTER THEIR ELECTION TO RECEIVE CASH, 1ST CONSTITUTION STOCK OR A COMBINATION OF CASH OR 1ST CONSTITUTION STOCK?

A: Each Rumson shareholder should complete and return an election form, along with their Rumson stock certificate(s), according to the instructions included with the election form. The election form will be provided to

Rumson shareholders in a mailing separate from this proxy statement and prospectus. If you own shares of Rumson common stock in “street name” through a broker or other nominee and you wish to make an election, you should obtain instructions from the broker or other nominee holding your shares concerning how to make your election. The election forms must be received by Register and Transfer Co., the Exchange Agent, no later than the close of business three business days prior to the date on which we consummate the merger. Assuming that all regulatory approvals are received (and the 15 to 30 day period following FDIC approval during which the Justice Department may file objections to the merger relating to competitive factors has passed) prior to the special meeting and assuming that Rumson shareholders approve the proposals described in this document, we hope to consummate the merger in the first calendar quarter of 2014. Thus, if you are a Rumson shareholder, you should make sure that the Exchange Agent receives your election form at least three business days prior to the date on which we consummate the merger. If you are a Rumson shareholder and you either do not submit an election form or you submit an election form after the deadline, your shares will be deemed to be “No Election Shares” for purposes of the allocation procedures described in this proxy statement and prospectus. We cannot tell you at this point whether No Election Shares will receive cash, 1st Constitution common stock, or a combination of cash and 1st Constitution common stock in the merger. See “THE MERGER – Terms of the Merger – Election Form; Exchange of Shares” beginning on page 53.

Q: MUST MY ELECTION FORM COVER ALL OF MY RUMSON SHARES?

A: Yes. Each holder of Rumson shares may submit only one election form. The only exception is for shareholders who hold shares on behalf of others or shareholders who hold shares in a retirement account. Shareholders who hold Rumson shares as nominees, trustees or in other representative capacities may submit multiple election forms, provided that each such election form covers all of the shares of Rumson common stock held by such representative for a particular beneficial owner. Shareholders who hold shares in a retirement account may also submit multiple election forms as long as each election form covers all of the shares held by such shareholder individually or in the retirement account.

Q: MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. There are three ways for you to revoke your proxy and change your vote. First, you may send a later-dated, signed proxy card before the special meeting. Second, you may revoke your proxy by written notice (which you could personally deliver at the special meeting) to the Secretary of Rumson at any time prior to the vote being taken at the special meeting of Rumson’s shareholders. Third, you may submit a new proxy via telephone or the Internet. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote. If you deliver such a notice or if you do not submit a proxy, you may vote your shares at the special meeting of Rumson’s shareholders. If you wish to vote in person at the special meeting of Rumson’s shareholders, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the special meeting. Attendance at the special meeting of Rumson’s shareholders will not by itself constitute a revocation of a proxy.

Q: MAY I CHANGE MY ELECTION FORM AFTER I HAVE MAILED IT TO THE EXCHANGE AGENT?

A: Yes, provided that you deliver a notice of revocation to the Exchange Agent prior to the election deadline, which will be the close of business on the third business day prior to the date on which the merger is consummated. You may deliver a new election form with your notice of revocation, provided that both documents are received prior to the election deadline.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: You should only submit your Rumson stock certificates when you submit your election form. If you do not submit an election form, 1st Constitution will mail to you instructions for exchanging your stock certificates promptly after the merger is consummated.

Q: HOW MANY SHARES OF 1ST CONSTITUTION COMMON STOCK ARE ISSUABLE PURSUANT TO THE MERGER?

A: If:

•	none of the outstanding Rumson stock options is exercised prior to the completion of the merger;

•	none of the unvested and unissued shares of Rumson restricted stock are cancelled prior to the completion of the merger;

•	no adjustment is made in the exchange ratio because of a stock split, stock dividend or similar event affecting the stock price of 1st Constitution common stock; and

•	no adjustment is made in the exchange ratio as a result of the price adjustment provision described below under “THE MERGER – Termination”,

then, as result of the 40% stock/60% cash allocation of the merger consideration contained in the merger agreement, the maximum number of shares of 1st Constitution common stock issuable pursuant to the merger agreement, assuming none of the outstanding options to purchase shares of Rumson common stock are exercised prior to the completion of the merger, is 1,006,385 shares.

Q: WHERE CAN I FIND MORE INFORMATION?

A: You can find more information about 1st Constitution from the various sources described under “WHERE YOU CAN FIND MORE INFORMATION” beginning at page 166.

Q: WHAT IF THERE IS A CONFLICT BETWEEN DOCUMENTS?

A: You should rely on the later filed document. Information in this proxy statement and prospectus may update information contained in one or more of the 1st Constitution documents filed previously with Securities and Exchange Commission or contained in one or more of the Rumson documents previously furnished to Rumson shareholders.

Q: WHEN DO YOU EXPECT TO MERGE?

A: We are working toward completing the merger as quickly as possible and currently anticipate that the merger will be completed in the first calendar quarter of 2014. We cannot close the merger until (a) after we receive all necessary bank regulatory approvals and the 15 to 30 day period following FDIC approval during which the Justice Department may file objections to the merger relating to competitive factors has passed and (b) after the shareholders of Rumson have approved the merger agreement and the merger at the special meeting of Rumson shareholders.

Q: WHOM SHOULD I CALL WITH QUESTIONS OR TO OBTAIN ADDITIONAL COPIES OF THIS PROXY STATEMENT AND PROSPECTUS?

A: If you have questions about the Rumson meeting or if you need additional copies of this proxy statement and prospectus, you should contact:

Mr. Joseph Castelluci

Rumson-Fair Haven Bank and Trust Company

20 Bingham Avenue

Rumson, New Jersey 07760

Telephone: (732) 933-4445

SUMMARY

This summary highlights selected information from this proxy statement and prospectus. Because this is a summary, it does not contain all of the information that may be important to you. You should carefully read this entire document and the other documents we refer to in this document before you decide how to vote. These references will give you a more complete description of the merger agreement and the merger and the other matters to be considered at the special meetings. We have included page references in this summary to direct you to more complete descriptions of the topics provided elsewhere in this proxy statement and prospectus.

The Companies (See pages 120 to 142 for Rumson and pages 70 to 120 for 1st Constitution)

Rumson-Fair Haven Bank and Trust Company

20 Bingham Avenue

Rumson, New Jersey 07760

Telephone: (732) 933-4445

Rumson is a New Jersey State-chartered bank with five offices located in Monmouth County, New Jersey. Rumson’s executive office is located at 20 Bingham Avenue, Rumson, New Jersey; its main office is located at 636 River Road, Fair Haven, New Jersey; and its branches are located at 511 Cookman Avenue, Asbury Park, New Jersey, 251 East Main Street, Oceanport, New Jersey, and 500 Broad Street, Shrewsbury, New Jersey. Rumson commenced business on July 17, 2000. The primary business of Rumson is to provide deposit and lending services for individuals, small to medium-sized businesses and professional practices in our market area.

As a community bank, Rumson’s emphasis involves providing a broad range of products and services. These products and services offered by Rumson are designed to provide deposit and loan products that meet its customers’ needs. Rumson offers the traditional range of banking products to its customers, including commercial loans, construction loans, residential loans, installment loans, checking accounts, savings accounts, certificates of deposit, safe deposit boxes, night depository and automated teller services, as well as internet banking, including electronic bill payment.

RFHB Investment Company (“RFHBIC”) was organized in 2009 under New Jersey law as a New Jersey Investment Company. The primary business of RFHBIC, a 100% owned subsidiary of Rumson, is to hold investment securities.

On June 1, 2012, Rumson entered into an agreement with Colonial Investments, LLC and formed RFH Title Agency, LLC, (“RFH Title”) a New Jersey limited liability company, whereby Rumson is a 49% owner. The purpose of the company is to act as title insurance agent for Chicago Title Insurance Company in insuring title insurance policies for real estate properties. An initial investment of $1,000 was made. The newly organized title company is not consolidated for financial accounting purposes. Rumson accounts for this investment using the equity method of accounting. At December 31, 2012, the investment in the title company was $1,000 and is recorded in assets in the accompanying consolidated statements of condition.

Rumson is subject to Federal and New Jersey statutes applicable to banks chartered under the New Jersey banking laws. Rumson’s deposits are insured by the Federal Deposit Insurance Corporation (the “FDIC”). Accordingly, Rumson is subject to regulation, supervision and examination by the FDIC and the New Jersey State Department of Banking and Insurance.

1st Constitution Bancorp

2650 Route 130

Cranbury, New Jersey 08512

Telephone: (609) 655-4500

1st Constitution is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. 1st Constitution was organized under the laws of the State of New Jersey in February 1999 for the purpose of acquiring all of the issued and outstanding stock of 1st Constitution Bank, a full service commercial bank which began operations in August 1989, and thereby enabling 1st Constitution Bank to operate within a bank holding company structure. 1st Constitution became an active bank holding company on July 1, 1999. 1st Constitution Bank is a wholly-owned subsidiary of 1st Constitution. Other than its ownership interest in 1st Constitution Bank, 1st Constitution currently conducts no other significant business activities. 1st Constitution Bank operates fourteen branches, and manages an investment portfolio through its subsidiary, 1st Constitution Investment Company of New Jersey, Inc. FCB Assets Holdings, Inc., a subsidiary of 1st Constitution Bank is used by 1st Constitution Bank to manage and dispose of repossessed real estate. 1st Constitution Capital Trust II, a subsidiary of 1st Constitution, was created in May 2006 to issue trust preferred securities to assist 1st Constitution to raise additional regulatory capital.

The Merger (See page 41)

Pursuant to the merger agreement, Rumson will merge with and into 1st Constitution Bank, with 1st Constitution Bank as the surviving bank in the merger.

A copy of the merger agreement between 1st Constitution, 1st Constitution Bank and Rumson is attached to this proxy statement and prospectus as Annex A.

Rumson shareholders will receive either cash or stock, or a combination of cash and stock. Upon completion of the merger, the shareholders of Rumson will receive, at their election, for each outstanding share of Rumson common stock that they own at the effective time of the merger, either 0.7772 shares of 1st Constitution common stock or $7.50 in cash or a combination of cash and 1st Constitution common stock, subject to proration as described in the merger agreement, so that 60% of the aggregate merger consideration will be cash and 40% will be shares of 1st Constitution common stock.

Holders of Rumson’s stock immediately prior to the effective time of the merger will be able to elect to receive cash or stock, or a combination of cash and stock, or to indicate that such holder has no preference as to the receipt of cash or 1st Constitution common stock. If such election would result in other than 60% of the merger consideration to be paid in cash by 1st Constitution and other than 40% of the merger consideration to be paid in stock by 1st Constitution, then the Exchange Agent will designate, on a pro rata basis, from those holders electing to receive shares, those electing to receive cash, and those indicating no preference, those holders who will receive stock or cash, as applicable, so that 60% of the outstanding shares of Rumson will receive cash and 40% of the outstanding shares of Rumson will receive 1st Constitution common stock. See “THE MERGER – Terms of the Merger,” beginning at page 53.

The exchange ratio will be adjusted proportionately if 1st Constitution makes any stock splits, stock dividends or similar distributions prior to the closing of the merger.

1st Constitution will not issue any fractions of a share of common stock. Rather, 1st Constitution will pay cash (without interest) for any fractional share interest that any Rumson shareholder would otherwise receive in the merger. All shares of Rumson common stock held by a shareholder immediately prior to the effective time of the merger will be aggregated before determining the need to pay cash in lieu of fractional shares to such former shareholder.

Tax Consequences (See pages 65 to 68)

The tax consequences of the merger are dependent on whether the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. The obligation of 1st Constitution and

Rumson to complete the merger is conditioned upon the receipt of a legal opinion from Day Pitney LLP, counsel to 1st Constitution, to the effect that the merger will qualify as a reorganization. Provided that the merger qualifies as a reorganization for United States federal income tax purposes, the specific tax consequences of the merger to a Rumson shareholder will depend upon the form of consideration such Rumson shareholder receives in the merger.

•	If a Rumson shareholder receives solely shares of 1st Constitution common stock and cash instead of a fractional share of 1st Constitution common stock in exchange for Rumson common stock, then the shareholder generally will not recognize any gain or loss, except with respect to the cash received instead of a fractional share of 1st Constitution common stock.

•	If a Rumson shareholder receives solely cash, then the shareholder generally will recognize gain or loss equal to the difference between the amount of cash received and the shareholder’s adjusted tax basis in their Rumson common stock. Generally, any gain recognized upon the exchange will be capital gain, and any such capital gain will be long-term capital gain if the shareholder has a holding period of more than one year for their shares of Rumson common stock.

•	If the shareholder receives a combination of 1st Constitution common stock and cash, other than cash instead of a fractional share of 1st Constitution common stock, in exchange for Rumson common stock, then the shareholder may recognize gain, but not loss, upon the exchange of shares of Rumson common stock for shares of 1st Constitution common stock and cash. If the sum of the fair market value of the 1st Constitution common stock and the amount of cash received in exchange for shares of Rumson common stock exceeds the adjusted tax basis of the shareholder’s shares of Rumson common stock, taxable gain will be recognized equal to the lesser of the amount of such excess or the amount of cash received in the exchange. Generally, any gain recognized upon the exchange will be capital gain, and any such capital gain will be long-term capital gain if the shareholder has established a holding period of more than one year for their shares of Rumson common stock. Depending on certain facts specific to the shareholder, any gain could instead be characterized as ordinary dividend income.

If the merger does not qualify as a reorganization, then each holder of Rumson common stock will recognize capital gain or loss equal to the difference between (a) the sum of the fair market value of the shares of 1st Constitution common stock, as of the effective date of the merger, received by such holder pursuant to the merger and the amount of any cash received by such holder pursuant to the merger and (b) its adjusted tax basis in the shares of Rumson common stock surrendered in exchange therefor. Gain or loss will be computed separately with respect to each identified block of Rumson common stock exchanged in the merger.

Further, if the merger is not treated as a reorganization, Rumson will be subject to tax on the deemed sale of its assets to 1st Constitution, with gain or loss for this purpose measured by the difference between Rumson’s tax basis in its assets and the fair market value of the consideration deemed to be received therefor or, in other words, the cash and shares of 1st Constitution common stock plus liabilities assumed in the merger, and 1st Constitution will become liable for any tax liability of Rumson resulting from the merger.

Rumson’s Reasons for the Merger (See pages 43 to 45)

Rumson’s Board of Directors has unanimously approved the merger and the merger agreement and believes that the proposed merger is in the best interests of Rumson and its shareholders. If the merger is consummated, Rumson shareholders who receive 1st Constitution common stock in the merger will own stock in a larger and more diversified corporation.

In unanimously approving the merger agreement, Rumson’s Board of Directors considered, among other things, the terms of the merger agreement, including the financial terms, the income tax consequences of the transaction, the historical market prices and liquidity of 1st Constitution common stock and Rumson common stock, the competitive environment facing Rumson, the business and prospects of 1st Constitution and such other reasons as set forth on pages 43 to 45.

Rumson Board recommendation (See page 45)

Rumson’s Board of Directors unanimously approved the merger agreement and the merger, and unanimously recommends that Rumson shareholders vote FOR approval of the merger agreement and the merger, FOR approval of authorization of the Board of Directors to adjourn the special meeting to a later date, if necessary, to solicit additional proxies in favor of approval of the merger agreement or vote on other matters properly presented at the special meeting and FOR approval of authorization of the Board of Directors, in its discretion, to vote on other matters properly presented at the special meeting.

Rumson’s financial advisor has concluded that the consideration that Rumson shareholders will receive in the merger is fair. (See pages 45 to 53)

Keefe, Bruyette & Woods, Inc., financial advisor to Rumson, whom we refer to as KBW, has provided a written fairness opinion, dated as August 14, 2013, to Rumson’s Board of Directors to the effect that, as of that date, the aggregate consideration to be paid in the merger is fair to Rumson’s shareholders from a financial point of view. A copy of the fairness opinion is attached to this proxy statement and prospectus as Annex B.

You should read the fairness opinion in its entirety.

Pursuant to the KBW engagement agreement, Rumson agreed to pay KBW a cash fee of $100,000 at the time of the signing of the merger agreement as well as a cash fee of $300,000 to be paid at the time of the closing of the merger. In addition, Rumson also agreed to reimburse KBW for reasonable out-of-pocket expenses and disbursements up to $10,000 incurred in connection with its engagement and to indemnify KBW and related parties against certain liabilities, including liabilities under the federal securities laws. During the two years preceding the date of its opinion to Rumson, KBW has not received compensation for investment banking services from Rumson, and KBW has not received compensation for investment banking services from 1st Constitution.

Special Meeting of Rumson’s shareholders to be held on                     , 2013 (See page 36)

The meeting of Rumson’s shareholders will be held at Salt Creek Grille, 4 Bingham Avenue, Rumson, New Jersey 07760, at 10:00 a.m. (local time) on                     , 2013. At the meeting, Rumson will ask its shareholders to consider and vote upon the following matters:

1.	Approval of the Agreement and Plan of Merger, dated as of August 14, 2013, by and between 1st Constitution Bancorp, 1st Constitution Bank and Rumson, as amended, pursuant to which Rumson will merge with and into 1st Constitution Bank; and

2.	Authorization of the Board of Directors, in its discretion, to adjourn or postpone the special meeting, including, without limitation, on a motion to adjourn the special meeting to a later date, if necessary, to solicit additional proxies in favor of approval of the merger agreement or vote on other matters properly presented at the special meeting; and

3.	Authorization of the Board of Directors, in its discretion, to vote on other matters properly presented at the special meeting.

Who can vote (See page 36)

You are entitled to vote at the Rumson special meeting if you owned shares of Rumson common stock at the close of business on the record date of                     , 2013. You will have one vote for each share of Rumson common stock that you owned on the applicable record date. On Rumson’s record date, there were              shares of Rumson common stock outstanding.

You may vote either by attending the special meeting of Rumson shareholders and voting your shares, or by completing the enclosed proxy card and mailing it to Rumson in the enclosed white envelope. Rumson shareholders may also vote by telephone or via the Internet, as described in the enclosed instructions for Rumson.

The Board of Directors of Rumson is seeking your proxy to use at the special meeting of Rumson shareholders. Rumson and 1st Constitution have prepared this proxy statement and prospectus to assist you in deciding how to vote and whether or not to grant your proxy. Please indicate on your proxy card how you want to vote and then sign, date and mail the proxy card as soon as possible so that your shares will be represented at the special meeting of Rumson shareholders.

If you are a Rumson shareholder and you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote FOR approval of the merger agreement and the merger, FOR approval of authorization of the Board of Directors to adjourn the special meeting to a later date, if necessary, to solicit additional proxies in favor of approval of the merger agreement or vote on other matters properly presented at the special meeting and FOR approval of authorization of the Board of Directors, in its discretion, to vote on other matters properly presented at the special meeting. If you fail to return your proxy card or vote by telephone, on the internet or in person or fail to instruct your broker or other nominee to vote your shares, your shares will not be voted and this will have the same effect as a vote against approval of the merger agreement but will have no effect on the proposal regarding approval of authorization of the Board of Directors to adjourn the special meeting to a later date, if necessary, to solicit additional proxies in favor of approval of the merger agreement or vote on other matters properly presented at the special meeting.

If you sign a proxy, you may revoke it by written notice to the Secretary of Rumson at any time before it is voted at the special meeting.

You cannot vote shares held by your broker in “street name.” Only your broker can vote those shares, with your instructions. If you do not provide your broker with instructions on how to vote your shares, your broker will not be permitted to vote them.

Voting matters (See page 69)

The approval of the merger agreement and the merger will require the affirmative vote, in person or by proxy, of the holders of at least two-thirds of the shares of Rumson’s common stock outstanding on the record date. The approval of authorization of the Board of Directors to adjourn the special meeting to a later date, if necessary, to solicit additional proxies in favor of approval of the merger agreement or vote on other matters properly presented at the special meeting will require that the votes cast in person or by proxy at the special meeting in favor of the proposal exceeds the votes cast against the proposal. Each holder of shares of Rumson common stock outstanding on the record date will be entitled to one vote for each share held of record. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present. Abstentions and broker non-votes will have the same effect as a vote against the merger and merger agreement but will have no effect on the vote to approve authorization of the Board of Directors to adjourn the special meeting to a later date, if necessary, to solicit additional proxies in favor of approval of the merger agreement or vote on other matters properly presented at the special meeting.

Voting Agreements (See pages 69)

As of October 21, 2013, the directors of Rumson had sole or shared voting power over 365,596 shares of Rumson common stock, or approximately 11.33 % of the shares of Rumson common stock outstanding on October 21, 2013.

Rumson’s directors have entered into agreements with 1st Constitution in which they have agreed to vote all shares of Rumson common stock which they own on the record date in favor of the merger agreement and the merger.

To the best knowledge of 1st Constitution and Rumson:

•	1st Constitution holds no shares of Rumson common stock other than shares held in a fiduciary capacity for others.

•	As of October 21, 2013, Rumson’s directors and executive officers, together with their affiliates, did not beneficially own any shares of 1st Constitution common stock.

Interests of Rumson directors and management in the merger (See pages 64 to 65)

The directors and executive officers of Rumson have interests in the merger as directors and employees that are different from the interests of the other Rumson shareholders. These interests include, among others:

•	The appointment of James G. Aaron (currently the Chairman of the Board and a director of Rumson) to the Board of Directors of 1st Constitution Bank. As a director of 1st Constitution Bank, Mr. Aaron will be entitled to compensation for services rendered to 1st Constitution Bank

•	If Joseph Castelluci (President and Chief Executive Officer) is terminated by1st Constitution Bank after the merger or he terminates his employment after a change in control because his duties and responsibilities or his total annual compensation and/or benefits are materially changed or terminated, or he is not employed at his current level for a two year period, or he has to incur an unreasonable commuting distance of 30 miles or more from his home address, Joseph Castelluci will be entitled to receive a severance payment equal to his current base salary, bonus and the cash equivalent of his employee benefits for a period of two years.

•	If Gayle S. Hoffman (Senior Vice President and Chief Financial Officer) or Thomas Sannelli (Senior Vice President of Retail Banking) is terminated without cause after the merger or if Gayle S. Hoffman or Thomas Sannelli is not employed by 1st Constitution Bank for a period of at least one year from the date of the merger pursuant to a written agreement providing that they each have (a) the same or substantially equal position with similar title and responsibilities and the same or greater salary, benefits and bonuses that they each respectively received immediately prior to the change in control and (b) no more than a 30 mile commute from their respective residence, they will each receive their current base salary for a period of one year, their largest annual cash bonus in the three year period between December 31, 2010 and December 31, 2012, and the cash equivalent of their employee benefits for a period of one year.

•	Mr. Castelluci and Ms. Hoffman have 7,500 and 3,750 shares, respectively, of unvested and unissued restricted Rumson stock that will vest as a result of the merger. At the closing of the merger, each share of unvested and unissued Rumson restricted stock will be converted into the right to receive 0.7772 shares of 1st Constitution stock.

•	Mr. Castelluci, Ms. Hoffman, Edward S. Keller and Mr. Sannelli hold options to purchase 25,000, 20,000, 10,000 and 1,000 shares of Rumson common stock, respectively, at an exercise price of $6.00 per share. In addition, other employees of Rumson hold options to purchase an aggregate of 1,900 shares of Rumson common stock at an exercise price of $6.00 per share. At the closing of the merger, each of these options, whether vested or unvested, will be converted into the right to receive $1.50 for each share underlying the options, which is the difference between the merger cash consideration of $7.50 per share of Rumson common stock and the exercise price of $6.00 per share set forth in the options.

•	Mr. Sannelli and Mr. Castelluci hold options to purchase 13,834 and 3,843 shares of Rumson common stock, respectively, at an exercise price of $6.83 per share. At the closing of the merger, each of these options, whether vested or unvested, will be converted into the right to receive $0.67 for each share underlying the options, which is the difference between the merger cash consideration of $7.50 per share of Rumson common stock and the exercise price of $6.83 per share set forth in the options.

•	Stephen A. Tyler, a director, and Mr. Castelluci hold options to purchase 8,389 and 1,117 shares of Rumson common stock, respectively, at exercise prices in excess of the merger cash consideration of $7.50 per share of Rumson common stock. At the closing of the merger, neither Mr. Tyler nor Mr. Castelluci will receive any cash consideration for such options.

•	The merger agreement provides that 1st Constitution will (i) indemnify the directors and officers of Rumson against certain liabilities for a six-year period following completion of the merger and (ii) purchase directors and officers liability insurance for a period of six years after the closing, subject to a limitation on the amount which 1st Constitution must spend for this insurance.

Rumson’s Board of Directors and 1st Constitution’s Board of Directors were aware of these interests and considered them in approving and recommending the merger. For additional information on the benefits of the merger to Rumson’s management, see pages 64 to 65.

Merger expected to occur in the first calendar quarter of 2014 (See page 55)

The merger of Rumson with and into 1st Constitution Bank will become final when a merger agreement attaching certifications by 1st Constitution Bank and Rumson as to the requisite shareholder approval having been obtained, is filed with the New Jersey Commissioner of Banking and Insurance. That certificate may not be filed until all bank regulatory approvals have been received, the 15 to 30 day period following FDIC approval during which the Justice Department may file objections to the merger relating to competitive factors has passed, and Rumson’s shareholders approve the merger agreement and the merger. We currently anticipate that the merger will be completed in the first calendar quarter of 2014, although delays could occur.

We cannot assure you that we can obtain the necessary regulatory or shareholder approvals or that the other conditions precedent to the merger can or will be satisfied.

Regulatory approval must be obtained and other conditions must be satisfied before the merger will be completed (See page 63 to 64 and pages 60 to 61)

Our obligation to complete the merger is subject to various conditions that are usual and customary for this kind of transaction, including obtaining approvals from the New Jersey Department of Banking and Insurance and the FDIC, and obtaining a waiver from the Board of Governors of the Federal Reserve System. Applications were filed with the FDIC and the New Jersey Department of Banking and Insurance on October 4, 2013 and October 7, 2013, respectively, and approvals are pending. A request for a waiver from the Board of Governors of the Federal Reserve System will be made at a later date only after approval from the FDIC has been received. In addition to the required regulatory approvals and waiver, the merger will only be completed if certain conditions, including the following, are met or, where permissible, waived:

•	Rumson shareholders must approve the merger agreement at the Rumson special meeting.

•	Rumson and 1st Constitution must each receive an opinion of 1st Constitution’s counsel with respect to certain tax matters.

•	Rumson and 1st Constitution must not have breached any of their respective representations or obligations under the merger agreement, subject to certain materiality qualifications.

The merger agreement attached to this proxy statement and prospectus as Annex A describes other conditions that must be met or waived before the merger may be completed.

Amendment or termination of the merger agreement is possible (See pages 61 to 62)

1st Constitution and Rumson may agree to terminate the merger agreement and not complete the merger at any time before the merger is completed. We each can unilaterally terminate the merger in certain circumstances. These include a failure to complete the merger by August 14, 2014, unless the terminating party’s breach is the reason that the merger has not been completed.

Rumson may terminate the merger agreement if:

•	during a specified 20 business day period, the average closing sale price of 1st Constitution common stock on the NASDAQ Global Market is less than $6.755; and

•	such average closing sale price of 1st Constitution common stock under-performs the average stock price of the NASDAQ Bank Index by more than 30%, as measured in accordance with the merger agreement.

See “THE MERGER – Termination” beginning at page 61 for additional information regarding this and other bases for terminating the merger agreement, including Rumson’s “fiduciary out.”

Rights of 1st Constitution shareholders differ from those of Rumson shareholders (See pages 162 to 165)

When the merger is completed, each Rumson shareholder will automatically become a 1st Constitution shareholder unless such shareholder’s 1st Constitution shares are converted entirely into cash under the merger agreement. The rights of 1st Constitution shareholders differ from the rights of Rumson shareholders in certain ways, primarily as a result of certain provisions in 1st Constitution’s Certificate of Incorporation and By-laws that differ from those of Rumson’s Certificate of Incorporation and By-laws. Some of these provisions are intended to make a takeover of 1st Constitution harder if 1st Constitution’s Board of Directors does not approve it.

Rumson’s shareholders have dissenters’ rights (See pages 68 to 69)

Dissenters’ rights are statutory rights that enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that Rumson pay the fair value for their shares instead of receiving the consideration offered to shareholders in connection with the merger.

Shareholders of Rumson are entitled to exercise their rights as dissenting shareholders under § 17:9A-140 through § 17:9A-146 of the New Jersey Banking Act of 1948, as amended, but only if they comply strictly with all of the procedural and other requirements of such statutes. The text of § 17:9A-140 through § 17:9A-146 of the New Jersey Banking Act of 1948, as amended, is attached to this proxy statement and prospectus as Annex C. For a summary of § 17:9A-140 through § 17:9A-146, please see pages 68 to 69.

Stock certificates to be submitted with the election forms or after the merger is complete (See pages 53 to 55)

Rumson shareholders will be provided with an election form in a mailing separate from this proxy statement and prospectus prior to the consummation of the merger. In order to make an effective election to receive cash, stock or a combination of cash and stock in the merger, it will be necessary for such shareholders to submit their Rumson stock certificates to the Exchange Agent, together with their election forms, in the envelope provided to

Rumson’s shareholders. If such shareholders do not submit an election form, then, promptly after the merger is completed, they will receive a letter and instructions on how to surrender their Rumson stock certificates in exchange for 1st Constitution stock certificates and/or cash. Rumson shareholders will need to carefully review and complete these materials and return them as instructed along with their stock certificates for Rumson common stock.

If you do not have stock certificates but hold shares of Rumson common stock with your broker or other nominee in “street name,” you will need to provide your broker or other nominee with instructions regarding your election. If you do not instruct your broker or other nominee to make an election, your broker or other nominee will automatically exchange your shares upon completion of the merger.

If you or your broker or other nominee do not submit an election form covering your shares of Rumson common stock prior to the election deadline, which is the close of business on the third business days prior to the date the merger is consummated, then you will lose the opportunity to indicate your preference as to whether your shares will be converted into 1st Constitution common stock or cash in accordance with the terms of the merger agreement.

MARKET PRICE AND DIVIDEND INFORMATION

Rumson

The shares of Rumson common stock are traded on the OTCBB under the trading symbol “RFHB.” The following table sets forth the high and low bid quotations as reported on the OTCBB for shares of Rumson common stock for each quarter during 2013, 2012, and 2011. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

	2013 (1)				2012 (1)		2011 (1)
	High		Low		High	Low	High	Low
First Quarter	$6.00		$5.40		$6.60	$5.55	$6.4762	$6.1429
Second Quarter	$6.05		$5.65		$6.55	$5.85	$6.60	$6.20
Third Quarter	$7.55		$6.03		$6.33	$5.53	$6.70	$6.25
Fourth Quarter	$7.55	(2)	$7.45	(2)	$6.18	$5.25	$6.60	$6.10

(1)	Prices have been retroactively adjusted for the 5% stock dividend paid on June 22, 2011.
(2)	Through October 17, 2013.

As of October 16, 2013, there were approximately 145 record holders of Rumson common stock.

Rumson paid a 5% stock dividend on June 22, 2011. Rumson has never paid a cash dividend on its common stock and there are no plans to pay a cash dividend on its common stock at this time.

1st Constitution

The common stock of 1st Constitution trades on the Nasdaq Global Market under the trading symbol “FCCY”. The following are the high and low sales prices per share for each quarter during 2013, 2012, and 2011, as reported on the Nasdaq Global Market.

	2013 (1)				2012 (1)		2011 (1)
	High		Low		High	Low	High	Low
First Quarter	$9.10		$8.38		$8.16	$5.74	$8.61	$7.39
Second Quarter	$9.67		$8.50		$8.58	$7.03	$7.85	$6.57
Third Quarter	$11.33		$9.28		$8.62	$7.45	$7.70	$5.47
Fourth Quarter	$10.80	(2)	$9.70	(2)	$8.48	$7.80	$6.35	$4.99

(3)	Prices have been retroactively adjusted for the 5% stock dividend declared December 20, 2012 and paid January 31, 2013 to shareholders of record on January 14, 2013.
(4)	Through October 17, 2013.

As of October 16, 2013, there were approximately 262 record holders of 1st Constitution common stock.

1st Constitution paid 5% stock dividends on January 31, 2013, and February 2, 2012. 1st Constitution has never paid a cash dividend on its common stock and there are no plans to pay a cash dividend on its common stock at this time.

On August 14, 2013, the last full trading day prior to announcement of the execution of the merger agreement, the reported high and low sales prices and the closing sale prices of 1st Constitution common stock on the Nasdaq Global Market and Rumson common stock on the OTCBB were as follows:

	August 14, 2013
	High	Low	Closing Sale Price
1st Constitution	$9.75	$9.73	$9.75
Rumson	$7.60	$7.60	$7.60

On                     , 2013, the last full trading day prior to the date of this proxy statement and prospectus, the reported high and low sales prices and the closing sale prices of 1st Constitution common stock on the Nasdaq Global Market and Rumson common stock on the OTCBB were as follows:

, 2013
	High	Low	Closing Sale Price
1st Constitution	$	$	$
Rumson	$	$	$

Shareholders are urged to obtain current market quotations for shares of 1st Constitution common stock and Rumson common stock.

Equivalent value per share

The following table shows the closing sale price of 1st Constitution common stock on the Nasdaq Global Market on August 14, 2013, the last full trading day prior to announcement of the execution of the merger agreement and on                     , 2013, the last full trading day prior to the date of this proxy statement and prospectus, the closing sale price of Rumson common stock on the OTCBB on the same two dates and the equivalent value per share of Rumson common stock on the same two dates. The equivalent value per share is calculated by multiplying the per share price of 1st Constitution common stock by the exchange ratio of 0.7772.

	1st Constitution Common Stock		Rumson Common Stock		Equivalent Value Per Share of Rumson Common Stock
August 14, 2013		$9.75		$7.60		$7.58
, 2013	$		$		$

SELECTED FINANCIAL DATA

1st Constitution Summary Historical Consolidated Financial Information

The following table sets forth selected consolidated financial data for 1st Constitution for each of the periods and as of the dates indicated. The financial data as of and for the years ended December 31, 2008 through 2012 are derived from 1st Constitution’s audited consolidated financial statements. The financial data as of June 30, 2013 and for the six months ended June 30, 2013 and 2012 are derived from 1st Constitution’s unaudited consolidated financial statements.

	(Unaudited) Six Months Ended June 30,		Years Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
	(In thousands, except per share data)
Selected Operating Data:
Total interest income	$14,654	$15,941	$32,837	$29,857	$29,301	$30,136	$29,120
Total interest expense	2,209	2,683	5,151	6,787	8,819	12,255	12,732

Net interest income	12,445	13,258	27,686	23,070	20,482	17,881	16,388
Provision for loan losses	237	1,150	2,150	2,559	2,325	2,553	640

Net interest income after provision for loan losses	12,208	12,108	25,536	20,511	18,157	15,328	15,748
Other income	3,056	2,353	5,268	4,516	4,237	4,505	3,280
Other expenses	11,245	10,986	23,771	19,805	17,819	17,116	15,029

Income before income taxes	4,019	3,475	7,033	5,222	4,575	2,717	3,999
Income tax expense	1,137	1,010	1,972	1,291	1,267	156	1,240

Net income	2,882	2,465	5,061	3,931	3,308	2,561	2,759
Dividends on preferred stock and accretion	—	—	—	—	1,022	720	—

Net income available to common shareholders	$2,882	$2,465	$5,061	$3,931	$2,286	$1,841	$2,759

Basic earnings per share	$0.48	$0.46	$0.92	$0.74	$0.43	$0.34	$0.52
Diluted earnings per share	0.47	0.46	0.90	0.74	0.43	0.34	0.51

Note: All per share data has been restated to reflect the 5% stock dividends declared in all periods.

	(Unaudited) June 30, 2013	December 31,
		2012	2011	2010	2009	2008
	(Dollars in thousands)
Selected Financial Data:
Total Assets	$804,892	$840,968	$791,727	$644,395	$677,996	$546,287
Total Loans	407,483	521,814	475,432	411,987	379,946	377,348
Total Deposits	703,600	707,689	623,862	543,735	572,155	414,685
Shareholders’ Equity	65,276	65,054	55,000	49,681	57,401	55,620

Selected Financial Ratios:
Return on Average Assets	0.71%	0.65%	0.54%	0.50%	0.41%	0.56%
Return on Average Equity	8.81	8.63	7.60	5.78	4.52	6.52
Tier 1 Capital to Average Assets	9.46	9.29	8.82	9.63	10.99	14.05

Rumson Summary Historical Consolidated Financial Information

The following table sets forth selected consolidated financial data for Rumson for each of the periods and as of the dates indicated. The financial data are derived from Rumson’s audited consolidated financial statements.

	(Unaudited) Six Months Ended June 30,		Years Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
	(In thousands, except per share data)
Selected Operating Data:
Total interest income	$3,639	$3,627	$7,313	$6,787	$7,316	$7,097	$7,430
Total interest expense	701	880	1,696	1,888	2,148	2,853	3,192

Net interest income	2,938	2,747	5,617	4,899	5,168	4,244	4,238
Provision for loan losses	120	60	160	120	310	280	295

Net interest income after provision for loan losses	2,818	2,687	5,457	4,779	4,858	3,964	3,943
Other income	516	445	1,336	776	871	1,456	461
Other expenses	2,685	2,684	5,352	4,940	4,652	4,676	3,944

Income before income taxes	649	448	1,441	615	1,077	744	460
Income tax expense	224	133	480	163	331	251	155

Net income	$425	$315	$961	$452	$746	$493	$305

Basic earnings per share	$0.13	$0.10	$0.31	$0.15	$0.25	$0.17	$0.10
Diluted earnings per share	0.13	0.10	0.30	0.14	0.25	0.17	0.10

Note: Per share data has been restated to reflect stock dividends declared during the years 2008 through 2011.

	(Unaudited) June 30, 2013	December 31,
		2012	2011	2010	2009	2008
Selected Financial Data:
Total Assets	$214,052	$212,675	$227,160	$197,678	$168,106	$143,655
Total Loans	132,261	116,926	86,927	81,580	91,162	106,139
Total Deposits	184,760	181,550	197,667	168,311	138,714	114,390
Shareholders’ Equity	18,791	18,478	16,485	15,561	14,896	13,919

Selected Financial Ratios:
Return on Average Assets	0.40%	0.44%	0.21%	0.40%	0.32%	0.22%
Return on Average Equity	4.58	5.51	2.82	4.84	3.42	2.22
Tier 1 Capital to Average Assets	8.55	8.68	7.40	8.15	8.55	9.98

PRO FORMA FINANCIAL DATA

The following unaudited pro forma condensed combined financial information is based on the historical financial statements of 1st Constitution and Rumson and has been prepared to illustrate the financial effect of 1st Constitution’s merger with Rumson. The following unaudited pro forma condensed combined financial information combines the historical consolidated financial position and results of operations of 1st Constitution and its subsidiaries and Rumson and its subsidiaries, as an acquisition by 1st Constitution of Rumson using the acquisition method of accounting and giving effect to the related pro forma adjustments described in the accompanying notes. Under the acquisition method of accounting, the assets and liabilities of Rumson will be recorded by 1st Constitution at their respective fair values as of the date the merger is completed.

The unaudited pro forma condensed combined financial information set forth below assumes that the merger with Rumson was consummated on January 1, 2012 for purposes of the unaudited pro forma condensed combined statement of income for the year ended December 31, 2012 and for the six months ended June 30, 2013, and on June 30, 2013 for purposes of the unaudited pro forma condensed combined balance sheet and gives effect to the merger.

These unaudited pro forma condensed combined financial statements reflect the Rumson merger based upon estimated preliminary acquisition accounting adjustments. Actual adjustments will be made as of the effective date of the merger and, therefore, may differ from those reflected in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial statements included herein are presented for informational purposes only and do not necessarily reflect the financial results of the combined company had the companies actually been combined at the beginning of each period presented. The adjustments included in these unaudited pro forma condensed financial statements are preliminary and may be revised. This information also does not reflect the benefits of the expected cost savings and expense efficiencies, opportunities to earn additional revenue, potential impacts of current market conditions on revenues, or asset dispositions, among other factors, and includes various preliminary estimates and may not necessarily be indicative of the financial position or results of operations that would have occurred if the merger had been consummated on the date or at the beginning of the period indicated or which may be attained in the future. The unaudited pro forma combined condensed consolidated financial information has been derived from and should be read in conjunction with the historical consolidated financial statements and the related notes of 1st Constitution and Rumson, which are included elsewhere in this proxy statement and prospectus. See “Index to Financial Statements” beginning on page F-1.

1st Constitution Bancorp

Pro Forma Condensed Combined Balance Sheet

As of June 30, 2013

	1st Constitution	Rumson	Pro Forma Adjustments	Pro Forma Combined 1st Constitution
	(Dollars in thousands, except shares and per share amounts)
Assets
Cash and cash equivalents (1)	$110,108	$27,098	$(14,666)	$122,540
Investment securities
Available for sale (2)	105,881	46,101	—	152,982
Held to maturity	110,196	—	—	110,196
Loans held for sale	28,235	1,000	—	29,235
Total loans (3)(4)	407,483	132,261	(1,650)	539,387
			1,293
Allowance for loan losses (5)	(6,269)	(1,671)	1,671	(6,269)

Net loans	401,214	130,590	1,314	533,118
Goodwill (6)	3,764	—	3,431	7,195
Other intangibles (6)	1,260	—	3,998	5,258
Other assets (7)	44,234	9,263	(1,515)	51,819

Total Assets	$804,892	$214,052	$(7,438)	$1,011,506

Liabilities and Shareholders’ Equity
Liabilities
Deposits (8)	$703,600	$184,760	$(81)	$888,279
Other borrowings (9)	28,557	10,000	1,265	39,822
Other liabilities (10)	7,459	501	600	8,560

Total Liabilities	739,616	195,261	1,784	936,661
Total Shareholders’ Equity (10)(11)(12)	65,276	18,791	(18,791)	74,845
			(143)
			9,712

Total Liabilities and Shareholders’ Equity	$804,892	$214,052	$(7,438)	$1,011,506

Book value (13)	$10.89	$5.82		$10.69
Tangible book value (13)	$10.05	$5.82		$8.91
Shares outstanding (14)	5,994,782	3,225,964	1,006,385	7,001,167

See notes to the unaudited pro forma condensed combined financial information.

1st Constitution Bancorp

Pro Forma Condensed Combined Statement of Income

Combining the Year Ended December 31, 2012

	1st Constitution	Rumson	Pro Forma Adjustments	Pro Forma Combined 1st Constitution
	(Dollars in thousands, except shares and per share amounts)
Interest Income
Loans, including fees (3)(4)	$26,644	$5,364	$(431)	$31,577
Securities and other (2)	6,193	1,949	(435)	7,707

Total Interest Income	32,837	7,313	(866)	39,284

Interest Expense
Deposits (8)	4,315	1,164	41	5,520
Borrowings (9)	836	532	(366)	1,002

Total Interest Expense	5,151	1,696	(325)	6,522

Net Interest Income	27,686	5,617	(541)	32,762
Provision for loan losses	2,150	160	—	2,310

Net Interest Income After Provision for Loan Losses	25,536	5,457	(541)	30,452

Other Income (15)	5,268	1,336	—	6,604
Other Expense (6)(15)(16)	23,771	5,352	571	29,694

Income before Income taxes	7,033	1,441	(1,112)	7,362
Provision for income taxes (17)	1,972	480	(454)	1,998

Net Income Available to Common Shareholders	$5,061	$961	$(658)	$5,364

Earnings Per Share
Basic (18)	$0.92	$0.31		$0.82
Diluted (18)	$0.90	$0.30		$0.81

Weighted Average Shares Outstanding
Basic (19)	5,944,633	3,139,863	1,006,385	6,951,018
Diluted (20)	6,093,131	3,155,547	1,006,385	7,099,516

See notes to the unaudited pro forma condensed combined financial information.

1st Constitution Bancorp

Pro Forma Condensed Combined Statement of Income

Combining the Six Months Ended June 30, 2013

	1st Constitution	Rumson	Pro Forma Adjustments	Pro Forma Combined 1st Constitution
	(Dollars in thousands, except shares and per share amounts)
Interest Income
Loans, including fees (3)(4)	$11,617	$3,009	$(216)	$14,410
Securities and other (2)	3,037	630	(218)	3,449

Total Interest Income	14,654	3,639	(434)	17,859

Interest Expense
Deposits (8)	1,826	460	20	2,306
Borrowings (9)	383	241	(183)	441

Total Interest Expense	2,209	701	(163)	2,747

Net Interest Income	12,445	2,938	(271)	15,112
Provision for loan losses	237	120	—	357

Net Interest Income After Provision for Loan Losses	12,208	2,818	(271)	14,755

Other Income (15)	3,056	516	—	3,572
Other Expense (6)(15)(16)	11,245	2,685	286	14,215

Income before Income taxes	4,019	649	(557)	4,111
Provision for income taxes (17)	1,137	224	(227)	1,134

Net Income Available to Common Shareholders	$2,882	$425	$(330)	$2,977

Earnings Per Share
Basic (18)	$0.48	$0.13		$0.43
Diluted (18)	$0.47	$0.13		$0.42

Weighted Average Shares Outstanding
Basic (19)	5,992,743	3,221,379	1,006,385	6,999,128
Diluted (20)	6,143,610	3,225,084	1,006,385	7,149,995

See notes to the unaudited pro forma condensed combined financial information.

Notes to Unaudited Pro Forma Combined Financial Statements

General

The merger will be effected by the issuance of shares of 1st Constitution common stock and cash to Rumson shareholders. Each share of Rumson common stock will be exchanged for either 0.7772 shares of 1st Constitution common stock or $7.50 in cash or a combination of cash and 1st Constitution common stock, subject to proration as described in the merger agreement, so that 60% of the aggregate merger consideration will be cash and 40% will be shares of 1st Constitution common stock. The shares of 1st Constitution common stock to be issued as illustrated in this pro forma were assumed to be recorded at $9.65 per share for an estimated aggregate purchase price of $24.4 million. The final accounting purchase price assigned to record the shares issued in the acquisition will be based on the closing price of 1st Constitution common stock on the closing date of the acquisition. 1st Constitution and Rumson cannot predict what the value or price of 1st Constitution’s common stock will be at the closing of the transaction or how the value or price of 1st Constitution’s stock may trade at any time, including the date hereof.

The final allocation of the purchase price will be determined after the acquisition is completed and additional analyses are performed to determine the fair values of Rumson’s tangible and identifiable intangible assets and liabilities as of the date the acquisition is completed. Changes in the fair value of the net assets of Rumson as of the date of the acquisition will likely change the amount by which the fair value of the assets acquired exceeds the purchase price. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein. The unaudited pro forma financial information has been prepared to include the estimated adjustments necessary to record the assets and liabilities of Rumson at their respective fair values and represents management’s best estimate based upon the information available at this time. These pro forma adjustments included herein are subject to change as additional information becomes available and as additional analyses are performed. Such adjustments, when compared to the information shown in this document, may change the amount of the fair value of the assets acquired relative to the purchase price while changes to other assets and liabilities may impact the statement of income due to adjustments in the yield and/or amortization/accretion of the adjusted assets and liabilities.

The estimated purchase accounting adjustments are as follows:

Calculation of Purchase Stock
Rumson shares outstanding	3,225,964
Unvested and unissued Rumson restricted shares	11,250

Shares subject to cash/stock election	3,237,214

Shares to be Converted into Cash
Cash limitation	$14,567,460
Cash out of outstanding stock options	98,694

Cash consideration	$14,666,154

Shares to be Converted into Stock
Shares subject to cash/stock election	3,237,214
Shares to be converted into cash ($14,567,460 at $7.50 per share)	1,942,328

Shares to be converted into stock	1,294,886

Shares of 1st Constitution to be issued	1,006,385

Purchase Price (in thousands)
Fair value of 1st Constitution Shares to be issued (1,006,385 shares at $9.65 per share)	$9,712
Cash consideration	14,666

Total Purchase Price	$24,378

Rumson net assets acquired at June 30, 2013	$18,791

Estimated adjustments to reflect fair value
Interest rate adjustment on loans	1,293
Credit adjustment on loans	(1,650)
Allowance for loan losses	1,671
Core deposit intangible	3,998
Borrowings	(1,265)
Deposits	81
Other liabilities	(400)

Total adjustments	3,728
Deferred taxes on purchase accounting adjustments (40.85% on taxable and tax deductible amounts)	1,572

Total net fair value adjustments	2,156

Adjusted net assets	$20,947

The excess of the purchase price over the fair value of assets acquired is as follows:

Total Purchase Price	$24,378
Adjusted Net Assets Acquired	20,947

Goodwill	$3,431

Notes to the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2013 and the Unaudited Pro Forma Condensed Combined Income Statement for the Year Ended December 31, 2012.

1.	Reflects the use of $14,666,000 in cash to fund the cash portion of the merger consideration to be paid to Rumson’s shareholders at closing.

2.	Since the carrying value of investment securities available for sale reflects fair value, no adjustment is required on the pro forma balance sheet. The excess of fair value over par value on these securities of $705,000 will be amortized over the 1.62 year weighted average remaining life of these securities and is expected to decrease pretax interest income by $435,000 for the year and by $218,000 for six months on a pro forma basis following the consummation of the transaction.

3.	A $1,293,000 adjustment was made to reflect the fair value of loans based on current interest rates on loans similar to those in Rumson’s loan portfolio. This adjustment will be amortized over a preliminary estimated three-year weighted average life of the affected loans and is expected to decrease pretax interest income by $431,000 for the year and by $216,000 for the six months on a pro forma basis following the consummation of the transaction.

4.	A fair value adjustment of $1,650,000 was made to reflect the credit risk in Rumson’s loan portfolio, thereby reducing the outstanding loan balance.

5.	An adjustment of $1,671,000 was made to eliminate Rumson’s allowance for loan losses.

6.	Reflects an adjustment for goodwill arising from the transaction (see above discussion of the estimated purchase price adjustments arising from the transaction) and a core deposit intangible. A core deposit intangible arises from a financial institution having a deposit comprised for stable customer relationships. These deposits are generally at interest rates or on terms that are favorable to the financial institution. 1st Constitution considered recently completed transactions amid the current market environment and assigned a preliminary value of $3,998,000 million to Rumson’s core deposit accounts. The core deposit intangible will be amortized over its preliminary estimated life of seven years and increase non-interest expense $571,000 for the year and $286,000 for the six months on a pretax basis following the consummation of the transaction.

7.	This adjustment reflects deferred tax effect on the fair value adjustments related to the transaction. 1st Constitution is continuing to evaluate any potential adjustment involving any deferred tax asset valuation allowance. For purposes of these unaudited pro forma financial statements there are no adjustments involving any deferred tax asset valuation allowance.

8.	An adjustment of $81,000 to reduce deposit balances was made to reflect the fair value of Rumson’s interest-bearing time deposits. The fair value adjustment is based on current interest rates on deposits similar to Rumson’s interest-bearing deposits. The adjustment will be amortized over the preliminary estimated two-year weighted average life of the affected interest-bearing deposits and is expected to increase pre-tax interest expense by $41,000 for the year and $20,000 for the six months on a pro forma basis following the consummation of the transaction.

9.	An adjustment of $1,265,000 was made to reflect the fair value of Rumson’s borrowings. The adjustment will be amortized over the estimated 3.5 year life of the remaining maturities and is expected to decrease pretax interest expense by $366,000 for the year and $183,000 for the six months on a pro forma basis following the consummation of the transaction.

10.	Reflects accrued investment advisory fees of 1st Constitution and Rumson.

11.	Reflects the elimination of Rumson’s equity accounts.

12.	An adjustment of $9,712,000 was made to reflect the issuance of 1,006,385 1st Constitution shares to Rumson’s shareholders that receive stock as merger consideration.

13.	The book value per share and tangible book value per share for pro forma 1st Constitution reflect all fair value adjustments as applied and use the shares outstanding for pro forma 1st Constitution as described in Note 14.

14.	The number of pro forma shares outstanding is calculated by adding 1st Constitution’s 5,994,782 shares outstanding as of June 30, 2013 and the number of shares of 1,006,385 to be issued in connection with the merger. Rumson’s shares outstanding are eliminated at consummation.

15.	1st Constitution expects that the merger with Rumson will provide the pro forma company with opportunities to realize reduced operating expenses. The adjustments do not reflect the benefits of expected cost savings or opportunities for the pro forma company to earn additional revenue.

16.	Does not include transaction expenses that may be incurred by 1st Constitution after the closing of the transaction with Rumson. These expenses may include legal and accounting fees and other similar expenses. Any such transaction expense would generally increase non-interest expense on a pretax basis and are expected to be non-recurring.

17.	Reflects a marginal Federal and New Jersey effective tax rate of 40.85% on taxable and tax deductible amounts for book tax expense.

18.	The earnings per share-basic and earnings per share-diluted for pro forma 1st Constitution use the weighted average shares outstanding for pro forma 1st Constitution as described in Note 19 and 20.

19.	The number of pro forma weighted average shares-basic outstanding for the year ended December 31, 2012 is calculated by adding 1st Constitution’s 5,511,114 weighted average shares-basic outstanding and the number of shares to be issued in connection with the merger, which is calculated by multiplying Rumson’s 3,237,214 shares subject to cash/stock election at June 30, 2013 by an exchange ratio of 0.7772; the product is multiplied by 40% to reflect that 40% of the total consideration will be in the form of 1st Constitution stock. The resultant additional shares are equal to 1,006,385 and are also added to 1st Constitution’s 5,992,743 weighted average shares-basic outstanding for the six months ended June 30, 2013 to arrive at the pro forma weighted average shares-basic for this period.

20.	The number of pro forma weighted average shares-diluted outstanding for the year ended December 31, 2012 is calculated by adding 1st Constitution’s 5,607,103 weighted average shares-basic outstanding and the number of shares to be issued in connection with the merger, which is calculated by multiplying Rumson’s 3,237,214 shares subject to cash/stock election at June 30, 2013 by an exchange ratio of 0.7772; the product is multiplied by 40% to reflect that 40% of the total consideration will be in the form of 1st Constitution stock. The resultant additional shares are equal to 1,006,385 and are also added to 1st Constitution’s 6,143,610 weighted average shares-diluted outstanding for the six months ended June 30, 2013 to arrive at the pro forma weighted average shares-diluted for this period.

COMPARATIVE PER SHARE INFORMATION

1st Constitution and Rumson have set forth below information concerning earnings, cash dividends declared and book value per share for Rumson and 1st Constitution on both historical and pro forma combined bases and on a per share equivalent pro forma basis for Rumson. The pro forma combined diluted earnings of 1st Constitution common stock is based on the pro forma combined net income of 1st Constitution and Rumson, divided by total pro forma diluted common shares of the combined entity. The pro forma net income includes adjustments related to the estimated fair value of assets and liabilities and is subject to adjustment as additional information becomes available and as additional analysis is performed. Book value per share for the pro forma combined presentation is based upon outstanding shares of 1st Constitution common stock, adjusted to include the estimated number of shares of 1st Constitution common stock to be issued in the merger for outstanding shares of Rumson common stock at the time the merger is completed, assuming that 40% of Rumson’s outstanding shares of common stock are converted into shares of 1st Constitution common stock, excluding stock options. The per share equivalent pro forma combined data for shares of Rumson common stock is also based on the assumed conversion of 40% of the outstanding shares of Rumson common stock into shares of 1st Constitution common stock based upon the exchange ratio of 0.7772 shares of 1st Constitution common stock for each share of Rumson common stock. The pro forma and pro forma equivalent data does not take into account any cost savings, revenue enhancements or synergies that may be achieved as a result of the merger. The following information is not necessarily indicative of future results. You should read the information set forth below in conjunction with the respective financial statements of 1st Constitution and Rumson included elsewhere in this proxy statement and prospectus.

	Year Ended December 31, 2012	Six Months Ended June 30, 2013
1ST CONSTITUTION-HISTORICAL
Earnings per share-diluted	$0.90	$0.47
Cash dividends declared per share	—	—
Book value per share	10.88	10.05

RUMSON HISTORICAL
Earnings per share-diluted	0.30	0.13
Cash dividends declared per share	—	—
Book value per share	5.74	5.82

1ST CONSTITUTION and RUMSON-PRO FORMA COMBINED
Earnings per share-diluted	0.81	0.42
Cash dividends declared per share	—	—
Book value per share	10.68	10.69

EQUIVALENT PRO FORMA COMBINED PER SHARE OF RUMSON COMMON STOCK
Earnings per share-diluted	0.63	0.32
Cash dividends declared per share	—	—
Book value per share	8.31	8.31

By approving the merger, Rumson shareholders may, even if they elect to receive cash, ultimately receive 1st Constitution common stock and thus will be investing in 1st Constitution’s common stock. An investment in 1st Constitution’s common stock involves a degree of risk. In addition to the other information included in this document, including the matters addressed in “FORWARD-LOOKING INFORMATION” immediately following this section, you should carefully consider the matters described below in determining whether to approve the merger agreement.

FORWARD-LOOKING INFORMATION

This proxy statement and prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward looking statements. When used in this and in future filings by 1st Constitution with the SEC, in press releases by 1st Constitution and in oral statements made with the approval of an authorized executive officer of 1st Constitution, the words or phrases “will,” “will likely result,” “could,” “anticipates,” “believes,” “continues,” “expects,” “plans,” “will continue,” “is anticipated,” “estimated,” “project” or “outlook” or similar expressions (including confirmations by an authorized executive officer of 1st Constitution of any such expressions made by a third party with respect to 1st Constitution) are intended to identify forward-looking statements. 1st Constitution wishes to caution readers not to place undue reliance on any such forward-looking statements, each of which speaks only as of the date made. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected.

Factors that may cause actual results to differ from those results expressed or implied, include, but are not limited to, those listed under “Business”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in 1st Constitution’s Annual Report on Form 10-K filed with the Commission on March 22, 2013, such as the overall economy and the interest rate environment; the ability of customers to repay their obligations; the adequacy of the allowance for loan losses; competition; significant changes in accounting, tax or regulatory practices and requirements; certain interest rate risks; risks associated with investments in mortgage-backed securities; and risks associated with speculative construction lending. Although management has taken certain steps to mitigate any negative effect of the aforementioned items, significant unfavorable changes could severely impact the assumptions used and could have an adverse effect on profitability. Other factors that may cause actual results to differ from those contemplated by such forward-looking statements include, but are not limited to, the following: failure to obtain shareholder or regulatory approval for the proposed merger or to satisfy other conditions to the proposed merger on the proposed terms and within the proposed timeframe including, without limitation, the inability to realize expected cost savings and synergies from the proposed merger in the amounts or in the timeframe anticipated; changes in the estimate of non-recurring charges; costs or difficulties relating to integration matters might be greater than expected; and the inability to retain Rumson’s customers and employees; and an increase in the share price of 1st Constitution’s common stock from the date of the merger agreement until the closing of the proposed merger which, as a result of the fixed exchange ratio, will result in an increase in the cost of the proposed merger to 1st Constitution or requirements or conditions imposed by bank regulatory authorities approving the merger, including that 1st Constitution raise additional capital. 1st Constitution undertakes no obligation to publicly revise any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of such statements, except as required by law.

Additional factors that could cause 1st Constitution’s results to differ materially from those described in the forward-looking statements can be found in 1st Constitution’s filings with the SEC, including their Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.

You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this proxy statement and prospectus. All subsequent written and oral forward-looking statements concerning the proposed merger or other matters addressed in this proxy statement and prospectus and attributable to 1st Constitution or Rumson or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, 1st Constitution and Rumson undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement and prospectus or to reflect the occurrence of unanticipated events.

RISK FACTORS

By approving the merger, Rumson shareholders may, even if they elect to receive cash, ultimately receive 1st Constitution common stock and thus will be investing in 1st Constitution common stock. An investment in 1st Constitution common stock involves a degree of risk. In addition to the other information included in this document, including the matters addressed in “FORWARD-LOOKING INFORMATION” immediately preceding this section, you should carefully consider the matters described below in determining whether to approve the merger agreement.

Risks pertaining to the proposed merger:

If Rumson shareholders elect to receive cash in the merger, they may not exclusively receive cash.

Although Rumson shareholders will be given the right to elect to receive cash or 1st Constitution common stock or a combination of cash and 1st Constitution common stock in the merger, it is possible that if a shareholder elects to receive some or all of the merger consideration in the form of cash, that shareholder will not receive the form of consideration that was requested. To illustrate, the merger agreement provides that 60% of the merger consideration will be cash and 40% will be shares of 1st Constitution common stock. If Rumson shareholders’ election forms in the aggregate provide for a different allocation of stock and cash, then the Exchange Agent will make pro rata adjustments so that 60% of the shares of Rumson common stock are converted into the right to receive cash and 40% of the shares of Rumson common stock are converted into the right to receive shares of 1st Constitution common stock. This is one factor that could cause a Rumson shareholder to receive a form of consideration other than what was chosen.

Since the exchange ratio is fixed, Rumson shareholders are at risk in the event that the market price of 1st Constitution common stock declines prior to the consummation of the merger.

The number of shares that 1st Constitution will issue for each share of Rumson common stock to be converted into 1st Constitution common stock – that is, 0.7772 shares – is fixed. If the market price of 1st Constitution common stock declines, the value of the stock consideration that Rumson shareholders will receive will decline. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in 1st Constitution’s business, operations and prospects and regulatory considerations. Many of these factors are beyond 1st Constitution’s control. The merger is not expected to close until the first calendar quarter of 2014. Moreover, Rumson shareholders can expect that there will be some delay after the merger is consummated before they will receive their 1st Constitution stock certificates. Thus, Rumson shareholders receiving stock in the merger will be subject to the risk of market declines in the value of 1st Constitution common stock for a substantial period of time.

Since the cash amount per share is fixed, Rumson shareholders are at risk in the event that the market price of 1st Constitution common stock increases prior to the consummation of the merger.

Those shareholders who receive cash in exchange for their shares of Rumson common stock will receive $7.50 in cash for each such share. If the market price of 1st Constitution common stock increases, those Rumson shareholders who receive cash will receive less than the value of the 1st Constitution common stock that they would have received if they had elected to receive 1st Constitution common stock and had, in fact, received 1st Constitution common stock in the merger. Rumson shareholders are urged to obtain current market quotations for 1st Constitution common stock.

The Internal Revenue Service could challenge the treatment of the merger as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, which could result in adverse tax consequences.

1st Constitution and Rumson have structured the merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. In particular, 1st Constitution and Rumson believe the terms of the cash/stock mix of merger consideration to be received by Rumson common shareholders qualifies as “fixed consideration” for purposes of the required “continuity of interest” rule under Section 368(a) of the Internal Revenue Code. However, no ruling is being sought from the Internal Revenue Service (the “IRS”) on this issue, and it is possible that the IRS may challenge this position. If the IRS were to challenge successfully the treatment of the merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, there may be adverse tax consequences to holders of Rumson common stock. In addition, Rumson may be subject to additional tax, for which 1st Constitution will become liable as a result of the merger. These tax consequences are described more fully under “THE MERGER – Material United States Federal Income Tax Consequences – Tax Consequences if the Merger Fails to Qualify as a Reorganization.”

Rumson’s shareholders will have less influence as a shareholder of 1st Constitution than as a shareholder of Rumson.

The shareholders of Rumson currently have the right to control Rumson through their ability to elect the Board of Directors of Rumson and to vote on other matters affecting Rumson. The merger will transfer control of Rumson to 1st Constitution. After completion of the merger, former Rumson shareholders will own less than 14.4% of 1st Constitution’s outstanding common stock (excluding stock options). Consequently, the former Rumson shareholders will exercise much less influence over the management and policies of 1st Constitution than they currently exercise over the management and policies of Rumson.

If 1st Constitution Bank does not successfully integrate Rumson and any other banks that 1st Constitution or 1st Constitution Bank may acquire in the future, the combined bank may be adversely affected.

If the merger of Rumson into 1st Constitution Bank is completed, and if 1st Constitution or 1st Constitution Bank makes additional acquisitions in the future, 1st Constitution or 1st Constitution Bank will need to integrate the acquired entities into its existing business and systems. 1st Constitution or 1st Constitution Bank may experience difficulties in accomplishing this integration or in effectively managing the combined bank after the merger with Rumson, and after any future acquisition. Any actual cost savings or revenue enhancements that 1st Constitution or 1st Constitution Bank may anticipate from a future acquisition will depend on future expense levels and operating results, the timing of certain events and general industry and regulatory and business conditions. Many of these events will be beyond 1st Constitution or 1st Constitution Bank’s control, and 1st Constitution and 1st Constitution Bank cannot assure you that if the merger is consummated or if 1st Constitution or 1st Constitution Bank makes any additional acquisitions in the future, it will be successful in integrating those businesses into its own.

1st Constitution may issue additional shares of common stock as a result of the merger or otherwise, which may dilute the ownership and voting power of its shareholders and the book value of its common stock.

1st Constitution is currently authorized to issue up to 30,000,000 shares of common stock of which 5,988,867 shares were outstanding on September 30, 2013 and an additional 1,006,385 shares are estimated to be issued in the merger (assuming no Rumson options are exercised prior to closing). Since 60% of the merger consideration will be paid in cash, 1st Constitution may decide to issue additional shares of common stock to replenish its cash position. In addition, 1st Constitution may decide to issue additional shares of common stock for any other corporate purposes. The Board of Directors of 1st Constitution has authority, without action or vote of 1st Constitution shareholders, to issue all or part of the authorized but unissued shares of common stock in public offerings or up to 20% of its outstanding common stock in non-public offerings. Any issuance of shares of 1st Constitution common stock will dilute the percentage ownership interest of 1st Constitution common shareholders and may dilute the book value of 1st Constitution common stock.

1st Constitution’s future acquisitions could also dilute your ownership of 1st Constitution and may cause 1st Constitution to become more susceptible to adverse economic events.

1st Constitution may acquire or make investments in banks and other complementary businesses with its common stock in the future. 1st Constitution may issue additional shares of common stock to pay for those acquisitions, which would dilute your ownership interest in 1st Constitution. Future business acquisitions could be material to 1st Constitution, and the degree of success achieved in acquiring and integrating these businesses into 1st Constitution could have a material effect on the value of 1st Constitution common stock. In addition, any such acquisition could require 1st Constitution to use substantial cash or other liquid assets or to incur debt. In those events, 1st Constitution could become more susceptible to economic downturns and competitive pressures.

If the merger has not occurred by August 14, 2014, either 1st Constitution or Rumson is generally free to choose not to proceed with the merger.

Either 1st Constitution or Rumson may terminate the merger agreement if the merger has not been completed by August 14, 2014, unless such failure has resulted from the failure to perform by the party seeking to terminate the merger agreement. Although 1st Constitution and Rumson expect to close the merger in the first quarter of 2014, there can be no assurance that all conditions to the merger will have been satisfied by August 14, 2014.

The expected benefits of the merger may not be realized if the combined bank does not achieve certain cost savings and other benefits.

1st Constitution’s belief that cost savings and revenue enhancements are achievable is a forward-looking statement that is inherently uncertain. The combined bank’s actual cost savings and revenue enhancements, if any, cannot be quantified at this time. Any actual cost savings or revenue enhancements will depend on future expense levels and operating results, the timing of certain events and general industry, regulatory and business conditions. Many of these events will be beyond the control of the combined bank.

Rumson’s officers and directors may have conflicts of interest and will receive benefits in the merger that other Rumson shareholders will not receive.

Rumson’s directors and executive officers may have conflicts of interest with respect to the merger because they will receive benefits from the merger that other Rumson shareholders will not receive. See “The Merger – Interests of Management and Others in the Merger” beginning on page 64. Both Boards of Directors considered these interests, together with other relevant factors, in deciding whether to approve the merger.

Risks pertaining to 1st Constitution’s business:

A prolonging of the economic downturn or the return of negative developments in the financial services industry could negatively impact 1st Constitution’s operations.

The global and U.S. economic downturn has resulted in uncertainty in the financial markets in general with the possibility of a slow recovery or a fall back into recession. The Federal Reserve, in an attempt to help the overall economy, has kept interest rates low through its targeted federal funds rate, the purchase of mortgage- backed securities and the purchase of the Treasury securities. If the Federal Reserve increases the federal funds rate, overall interest rates will likely rise which may negatively impact the housing markets and the U.S. economic recovery. A prolonging of the economic downturn or the return of negative developments in the financial services industry could negatively impact 1st Constitution’s operations by causing an increase in its provision for loan losses and a deterioration of its loan portfolio. Such a downturn may also adversely affect 1st Constitution’s ability to originate or sell loans. The occurrence of any of these events could have an adverse impact on 1st Constitution’s financial performance.

A prolonging or worsening of the downturn affecting the economy and/or the real estate market in 1st Constitution’s primary market area would adversely affect its loan portfolio and growth potential.

Much of 1st Constitution’s lending is in northern and central New Jersey. As a result of this geographic concentration, a further continued significant broad-based deterioration in economic conditions in the New Jersey metropolitan area could have a material adverse impact on the quality of 1st Constitution’s loan portfolio, results of operations and future growth potential. A prolonged decline in economic conditions in 1st Constitution’s market area could restrict borrowers’ ability to pay outstanding principal and interest on loans when due, and consequently, adversely affect the cash flows and results of operation of 1st Constitution’s business.

1st Constitution’s loan portfolio is largely secured by real estate collateral located in the State of New Jersey. Conditions in the real estate markets in which the collateral for 1st Constitution’s loans are located strongly influence the level of 1st Constitution’s non-performing loans and results of operations. A continued decline in the New Jersey real estate markets could adversely affect 1st Constitution’s loan portfolio. Decreases in local real estate values would adversely affect the value of property used as collateral for 1st Constitution’s loans. Adverse changes in the economy also may have a negative effect on the ability of 1st Constitution’s borrowers to make timely repayments of their loans, which would have an adverse impact on 1st Constitution’s earnings.

1st Constitution faces significant competition.

1st Constitution faces significant competition from many other banks, savings institutions and other financial institutions which have branch offices or otherwise operate in 1st Constitution’s market area. Non-bank financial institutions, such as securities brokerage firms, insurance companies and money market funds, engage in activities which compete directly with traditional bank business, which has also led to greater competition. Many of these competitors have substantially greater financial resources than 1st Constitution, including larger capital bases that allow them to attract customers seeking larger loans than 1st Constitution is able to accommodate and the ability to aggressively advertise their products and to allocate considerable resources to locations and products perceived as profitable. There can be no assurance that 1st Constitution and 1st Constitution Bank will be able to successfully compete with these entities in the future.

1st Constitution is subject to interest rate risk.

1st Constitution’s earnings are largely dependent upon its net interest income. Net interest income is the difference between interest income earned on interest-earning assets such as loans and securities and interest expense paid on interest-bearing liabilities such as deposits and borrowed funds. Interest rates are highly sensitive to many factors that are beyond 1st Constitution’s control, including general economic conditions and policies of various governmental and regulatory agencies and, in particular, the Federal Reserve Board. Changes in monetary policy, including changes in interest rates, could influence not only the interest 1st Constitution receives on loans and securities and the amount of interest it pays on deposits and borrowings, but such changes could also affect (i) 1st Constitution’s ability to originate loans and obtain deposits, (ii) the fair value of 1st Constitution’s financial assets and liabilities, and (iii) the average duration of 1st Constitution’s mortgage-backed securities portfolio. If the spread between the interest rates paid on deposits and other borrowings and the interest rates received on loans and other investments narrows, 1st Constitution’s net interest income, and therefore earnings, could be adversely affected. This also includes the risk that interest-earning assets may be more responsive to changes in interest rates than interest-bearing liabilities, or vice versa (repricing risk), the risk that the individual interest rates or rate indices underlying various interest-earning assets and interest bearing liabilities may not change in the same degree over a given time period (basis risk), and the risk of changing interest rate relationships across the spectrum of interest-earning asset and interest-bearing liability maturities (yield curve risk).

Although 1st Constitution’s management believes it has implemented effective asset and liability management strategies to reduce the potential effects of changes in interest rates on 1st Constitution’s results of operations, any substantial, unexpected, prolonged change in market interest rates could have a material adverse effect on 1st Constitution’s financial condition and results of operations.

Historically low interest rates may adversely affect 1st Constitution’s net interest income and profitability.

During the last five years it has been the policy of the Federal Reserve Board to maintain interest rates at historically low levels through its targeted federal funds rate and the purchase of mortgage-backed securities. As a result, yields have been at levels lower than were available prior to 2008 on securities 1st Constitution has purchased and loans it has originated. Consequently, the average yield on 1st Constitution’s interest-earning assets has decreased during the recent low interest rate environment. As a general matter, 1st Constitution’s interest-bearing liabilities re-price or mature more quickly than its interest-earning assets, which have contributed to increases in net interest income (the difference between interest income earned on assets and interest expense paid on liabilities) in the short term. However, 1st Constitution’s ability to lower its interest expense is limited at these interest rate levels, while the average yield on its interest-earning assets may continue to decrease. The Federal Reserve Board has indicated its intention to maintain low interest rates in the near future. Accordingly, 1st Constitution’s net interest income may decrease, which may have an adverse affect on its profitability.

1st Constitution is subject to risks associated with speculative construction lending.

The risks associated with speculative construction lending include the borrower’s inability to complete the construction process on time and within budget, the sale of the project within projected absorption periods, the economic risks associated with real estate collateral, and the potential of a rising interest rate environment. Such loans may include financing the development and/or construction of residential subdivisions. This activity may involve financing land purchase, infrastructure development (i.e. roads, utilities, etc.), as well as construction of residences or multi-family dwellings for subsequent sale by developer/builder. Because the sale of developed properties is integral to the success of developer business, loan repayment may be especially subject to the volatility of real estate market values. 1st Constitution’s management has established underwriting and monitoring criteria to minimize the inherent risks of speculative commercial real estate construction lending. Further, 1st Constitution’s management concentrates lending efforts with developers demonstrating successful performance on marketable projects within 1st Constitution Bank’s lending areas.

1st Constitution’s mortgage warehouse lending business represents a significant portion of its overall lending activity and is subject to numerous risks.

1st Constitution’s primary lending emphasis is the origination of commercial and commercial real estate loans and mortgage warehouse lines of credit. Based on the composition of 1st Constitution’s loan portfolio, the inherent primary risks are deteriorating credit quality, a decline in the economy, and a decline in New Jersey real estate market values. Any one, or a combination, of these events may adversely affect the loan portfolio and may result in increased delinquencies, loan losses and increased future provision levels.

A significant portion of 1st Constitution’s loan portfolio consists of the mortgage warehouse lines of credit. Risks associated with these loans include, without limitation, (i) credit risks relating to the mortgage bankers that borrow from 1st Constitution, (ii) the risk of intentional misrepresentation or fraud by any of such mortgage bankers, (iii) changes in the market value of mortgage loans originated by the mortgage banker, the sale of which is the expected source of repayment of the borrowings under a warehouse line of credit, due to changes in interest rates during the time in warehouse, or (iv) unsalable or impaired mortgage loans so originated, which could lead to decreased collateral value and the failure of a purchaser of the mortgage loan to purchase the loan from the mortgage banker.

The impact of interest rates on 1st Constitution’s mortgage warehouse business can be significant. Changes in interest rates can impact the number of residential mortgages originated and initially funded under mortgage warehouse lines of credit and thus 1st Constitution’s mortgage warehouse related revenues. A decline in mortgage rates generally increases the demand for mortgage loans. Conversely, in a constant or increasing rate environment, 1st Constitution would expect fewer loans to be originated. Although 1st Constitution uses models to assess the impact of interest rates on mortgage related revenues, the estimates of net income produced by these models are dependent on estimates and assumptions of future loan demand, prepayment speeds and other factors which may overstate or understate actual subsequent experience. Further, the concentration of 1st Constitution’s loan portfolio on loans originated through its mortgage warehouse business increases the risk associated with 1st Constitution’s loan portfolio because of the concentration of loans in a single line of business, namely one-to-four family residential mortgage lending, and in a particular segment of that business, namely mortgage warehouse lending.

If 1st Constitution’s allowance for loan losses is not sufficient to cover actual loan losses, its earnings could decrease.

1st Constitution makes various assumptions and judgments about the collectability of its loan portfolio, including the creditworthiness of its borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of its loans. In determining the amount of the allowance for loan losses, 1st Constitution’s management reviews 1st Constitution’s loans and loan delinquency experience and evaluates economic conditions. If assumptions by 1st Constitution’s management are incorrect, 1st Constitution’s allowance for loan losses may not be sufficient to cover losses inherent in its loan portfolio, resulting in additions to its allowance. Material additions to 1st Constitution’s allowance would materially decrease its net income.

In addition, bank regulators periodically review 1st Constitution’s loan portfolio and its allowance for loan losses and may require 1st Constitution to increase its provision for loan losses or recognize further loan charge-offs or reclassify loans. Any increase in 1st Constitution’s allowance for loan losses or loan charge-offs or loan reclassifications as required by these regulatory authorities might have a material adverse effect on 1st Constitution’s financial condition and results of operations.

Federal and state government regulation impacts 1st Constitution’s operations.

The operations of 1st Constitution and 1st Constitution Bank are heavily regulated and will be affected by present and future legislation and by the policies established from time to time by various federal and state regulatory authorities. In particular, the monetary policies of the Federal Reserve Board have had a significant effect on the operating results of banks in the past and are expected to continue to do so in the future. Among the instruments of monetary policy used by the Federal Reserve Board to implement its objectives are changes in the discount rate charged on bank borrowings. It is not possible to predict what changes, if any, will be made to the monetary policies of the Federal Reserve Board or to existing federal and state legislation or the effect that such changes may have on the future business and earnings prospects of 1st Constitution.

1st Constitution and 1st Constitution Bank are subject to examination, supervision and comprehensive regulation by various federal and state agencies. Compliance with the rules and regulations of these agencies may be costly and may limit growth and restrict certain activities, including payment of dividends, investments, loans and interest rate charges, interest rates paid on deposits, and locations of offices. 1st Constitution Bank is also subject to capitalization guidelines set forth in federal legislation and regulations.

The laws and regulations applicable to the banking industry could change at any time, and 1st Constitution cannot predict the impact of these changes on its business and profitability. Because government regulation greatly affects the business and financial results of all commercial banks and bank holding companies, the cost of compliance could adversely affect 1st Constitution’s result of operations.

Legislative and regulatory reforms may materially adversely impact 1st Constitution’s financial condition, results of operation, liquidity, or stock price.

The Dodd-Frank Act restructures the regulation of depository institutions. The Dodd-Frank Act contains various provisions designed to enhance the regulation of depository institutions and prevent the recurrence of a financial crisis such as occurred in 2008-2009. Also included was the creation of the Consumer Financial Protection Bureau, a new federal agency administering consumer and fair lending laws, a function that was previously performed by the depository institution regulators. The federal preemption of state laws currently accorded federally chartered depository institutions has been reduced as well. 1st Constitution expects that many of the requirements called for in the Dodd-Frank Act will be implemented over time, and most will be subject to implementing regulations over the course of several years. Given the uncertainty associated with the manner in which the provisions of the Dodd-Frank Act will be implemented by the various regulatory agencies and through regulations, the full extent of the impact such requirements will have on financial institutions’ operations is unclear. The changes resulting from the Dodd-Frank Act may impact the profitability of 1st Constitution’s business activities, require changes to certain of its business practices, impose upon it more stringent capital, liquidity and leverage ratio requirements or otherwise adversely affect 1st Constitution’s business. These changes may also require 1st Constitution to invest significant management attention and resources to evaluate and make necessary changes in order to comply with new statutory and regulatory requirements.

In addition, international banking industry regulators have largely agreed upon significant changes in the regulation of capital required to be held by banks and their holding companies to support their businesses. The new international rules, known as Basel III, generally increase the capital required to be held and narrow the types of instruments which will qualify as providing appropriate capital and impose a new liquidity measurement. The Basel III requirements are complex and will be phased in over many years.

The Basel III rules do not apply to U.S. banks or holding companies automatically. Among other things, the Dodd-Frank Act requires U.S. regulators to reform the system under which the safety and soundness of banks and other financial institutions, individually and systemically, are regulated. That reform effort will include the regulation of capital and liquidity.

On July 2, 2013, the Federal Reserve approved a final rule (the “Final Rule”) to establish a new comprehensive regulatory capital framework for all U.S. banking organizations. On July 9, 2013, the Final Rule was approved as an interim final rule by the FDIC. These new requirements establish the following minimum capital ratios: (1) a common equity Tier 1 (“CET1”) capital ratio of 4.5% of risk-weighted assets; (2) a Tier 1 capital ratio of 6.0% of risk-weighted assets; (3) a total capital ratio of 8.0% of risk-weighted assets; and (4) a leverage ratio of 4.0%. In addition, there is a new requirement to maintain a capital conservation buffer, comprised of CET1 capital, in an amount greater than 2.5% of risk-weighted assets over the minimum capital required by each of the minimum risk-based capital ratios in order to avoid limitations on the organization’s ability to pay dividends, repurchase shares or pay discretionary bonuses. The capital conservation buffer requirement will be phased in, beginning January 1, 2016, and initially require a buffer amount greater than 0.625% during 2016 in order to avoid these limitations. Following 2016, the required amount of the capital conservation buffer will continue to increase each year until January 1, 2019 when the buffer amount must be greater than 2.5% in order to avoid the above limitations.

The new regulations also change what qualifies as capital for purposes of meeting these various capital requirements, as well as the risk-weighted of certain assets for purposes of the risk-based capital ratios.

Under the new regulations, in order to be considered well-capitalized for prompt corrective action purposes, 1st Constitution Bank will be required to maintain the following ratios: (1) a CET1 ratio of at least 6.5% of risk-weighted assets; (2) a Tier 1 capital ratio of at least 8.0% of risk-weighted assets; (3) a total capital ratio of a least 10.0% of risk-weighted assets; and (4) a leverage ratio of at least 5.0%.

The application of these more stringent capital requirements could increase 1st Constitution’s cost of capital, among other things. Any permanent significant increase in 1st Constitution’s cost of capital could have significant adverse impacts on the profitability of many of its products, the types of products 1st Constitution could offer profitably, its overall profitability, and its overall growth opportunities, among other things. Implementation of changes to asset risk weightings for risk based capital calculations or items included or deducted in calculating regulatory capital and/or additional capital conservation buffers could also result in management modifying its business strategy and limiting its ability to repurchase 1st Constitution common stock. Furthermore, the imposition of liquidity requirements in connection with the implementation of Basel III could result in 1st Constitution having to lengthen the term of its funding, restructure its business models, and/or increase its holdings of liquid assets. Although most financial institutions would be affected, these business impacts could be felt unevenly, depending upon the business and product mix of each institution. Other potential effects could include higher dilution of common shareholders if 1st Constitution had to issue additional shares and a higher risk that 1st Constitution might fall below regulatory capital thresholds in an adverse economic cycle.

Any additional changes in the regulation and oversight of 1st Constitution, in the form of new laws, rules and regulations, could make compliance more difficult or expensive or otherwise materially adversely affect 1st Constitution’s business, financial condition or prospects.

The price of 1st Constitution’s common stock may fluctuate.

The price of 1st Constitution’s common stock on the Nasdaq Global Market constantly changes and recently, given the uncertainty in the financial markets, has fluctuated widely. From the beginning of fiscal year 2011 through the end of fiscal year 2012, 1st Constitution’s stock price fluctuated between a high of $8.58 per share and a low of $4.99 per share. 1st Constitution expects that the market closing price of its common stock will continue to fluctuate. Consequently, the current market price of 1st Constitution’s common stock may not be indicative of future market prices, and 1st Constitution may be unable to sustain or increase the value of an investment in its common stock.

1st Constitution’s common stock price can fluctuate as a result of a variety of factors, many of which are beyond its control. These factors include:

•	quarterly fluctuations in 1st Constitution’s operating and financial results;

•	operating results that vary from the expectations of management, securities analysts and investors;

•	changes in expectations as to 1st Constitution’s future financial performance, including financial estimates by securities analysts and investors;

•	events negatively impacting the financial services industry which result in a general decline in the market valuation of 1st Constitution’s common stock;

•	announcements of material developments affecting 1st Constitution’s operations or its dividend policy;

•	future sales of 1st Constitution’s equity securities;

•	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

•	changes in accounting standards, policies, guidance, interpretations or principles; and

•	general domestic economic and market conditions.

In addition, recently the stock market generally has experienced extreme price and volume fluctuations, and industry factors and general economic and political conditions and events, such as economic slowdowns or recessions, interest rate changes or credit loss trends, could also cause 1st Constitution’s stock price to decrease regardless of its operating results.

1st Constitution Bank is subject to liquidity risk.

Liquidity risk is the potential that 1st Constitution Bank will be unable to meet its obligations as they become due, capitalize on growth opportunities as they arise, or pay regular dividends because of an inability to liquidate assets or obtain adequate funding in a timely basis, at a reasonable cost and within acceptable risk tolerances.

Liquidity is required to fund various obligations, including credit commitments to borrowers, mortgage and other loan originations, withdrawals by depositors, repayment of borrowings, dividends to shareholders, operating expenses and capital expenditures.

Liquidity is derived primarily from retail deposit growth and retention; principal and interest payments on loans; principal and interest payments; sale, maturity and prepayment of investment securities; net cash provided from operations and access to other funding sources.

1st Constitution’s access to funding sources in amounts adequate to finance its activities could be impaired by factors that affect it specifically or the financial services industry in general. Factors that could detrimentally impact 1st Constitution’s access to liquidity sources include a decrease in the level of its business activity due to a market downturn or adverse regulatory action against it. 1st Constitution’s ability to borrow could also be impaired by factors that are not specific to it, such as a severe disruption of the financial markets or negative views and expectations about the prospects for the financial services industry as a whole. If 1st Constitution becomes unable to obtain funds when needed, it could have a material adverse effect on 1st Constitution’s business and in turn, its consolidated financial condition and results of operations.

1st Constitution is subject to liquidity risk.

1st Constitution’s recurring cash requirements, at the holding company level, primarily consist of interest expense on junior subordinated debentures issued to capital trusts. Holding company cash needs are routinely satisfied by dividends collected from 1st Constitution Bank.

While 1st Constitution expects that the holding company will continue to receive dividends from 1st Constitution Bank sufficient to satisfy holding company cash needs, in the event that 1st Constitution Bank has insufficient resources or is subject to legal or regulatory restrictions on the payment of dividends, 1st Constitution Bank may be unable to provide dividends or a sufficient level of dividends to the holding company; in that event, the holding company may have insufficient funds to satisfy its obligations as they become due.

Future growth, operating results or regulatory requirements may require 1st Constitution to raise additional capital but that capital may not be available.

1st Constitution is required by federal and state regulatory authorities to maintain adequate levels of capital to support its operations. To the extent its future operating results erode capital or 1st Constitution elects to expand through loan growth or acquisition, 1st Constitution may be required to raise additional capital. 1st Constitution’s ability to raise capital will depend on conditions in the capital markets, which are outside of its control, and on its financial performance. Accordingly, 1st Constitution cannot be assured of its ability to raise capital when needed or on favorable terms. If 1st Constitution cannot raise additional capital when needed, it will be subject to increased regulatory supervision and the imposition of restrictions on its growth and business. These actions could negatively impact 1st Constitution’s ability to operate or further expand its operations and may result in increases in operating expenses and reductions in revenues that could have a material effect on its consolidated financial condition and results of operations.

Higher FDIC deposit insurance premiums and assessments could adversely affect 1st Constitution’s financial condition.

In February 2011, the FDIC adopted final rules to implement changes required by the Dodd-Frank Act with respect to the FDIC assessment rules. In particular, the definition of an institution’s deposit insurance assessment base is being changed from total deposits to total assets less tangible equity. In addition, the FDIC is revising the deposit insurance assessment rates down. The changes were effective April 1, 2011. The new initial base assessment rates range from 5 to 9 basis points for Risk Category I banks to 35 basis points for Risk Category IV banks. Risk Category II and III banks will have an initial base assessment rate of 14 or 23 basis points, respectively. The new rates and assessment base have reduced 1st Constitution Bank’s current FDIC insurance assessment for 2012 compared to 2011. However, if the risk category of 1st Constitution Bank changes adversely, its FDIC insurance premiums could increase.

Recent insured depository institution failures, as well as deterioration in banking and economic conditions, have significantly increased the loss provisions of the FDIC, resulting in a decline in the designated reserve ratio of the Deposit Insurance Fund to historical lows. Effective January 1, 2011, the FDIC increased the designated reserve ratio from 1.25 to 2.00. In addition, the Dodd-Frank Act permanently increased the deposit insurance limit on FDIC deposit insurance coverage to $250,000 per insured depositor, retroactive to January 1, 2008, which may result in even larger losses to the Deposit Insurance Fund.

The FDIC may further increase or decrease the assessment rate schedule in order to manage the Deposit Insurance Fund to prescribed statutory target levels. An increase in the risk category for 1st Constitution Bank or in the assessment rates could have an adverse effect on 1st Constitution Bank’s earnings. The FDIC may terminate deposit insurance if it determines the institution involved has engaged in or is engaging in unsafe or unsound banking practices, is in an unsafe or unsound condition, or has violated applicable laws, regulations or orders.

Future offerings of debt or other securities may adversely affect the market price of 1st Constitution’s stock.

In the future, 1st Constitution may attempt to increase its capital resources or, if 1st Constitution or 1st Constitution Bank’s capital ratios fall below the required minimums, 1st Constitution or 1st Constitution Bank could be forced to raise additional capital by making additional offerings of debt or preferred equity securities, including medium-term notes, trust preferred securities, senior or subordinated notes and preferred stock. Upon liquidation, holders of 1st Constitution’s debt securities and shares of preferred stock and lenders with respect to other borrowings will receive distributions of 1st Constitution’s available assets prior to the holders of its common stock. Additional equity offerings may dilute the holdings of 1st Constitution’s existing shareholders or reduce the market price of 1st Constitution’s common stock, or both. Holders of 1st Constitution’s common stock are not entitled to preemptive rights or other protections against dilution.

1st Constitution may lose lower-cost funding sources.

Checking, savings, and money market deposit account balances and other forms of customer deposits can decrease when customers perceive alternative investments, such as the stock market, as providing a better risk/return tradeoff. If customers move money out of bank deposits and into other investments, 1st Constitution could lose a relatively low-cost source of funds, increasing its funding costs and reducing its net interest income and net income.

There may be changes in accounting policies or accounting standards.

1st Constitution’s accounting policies are fundamental to understanding its financial results and condition. Some of these policies require the use of estimates and assumptions that may affect the value of 1st Constitution’s assets or liabilities and financial results. 1st Constitution identified its accounting policies regarding the allowance for loan losses, security impairment, goodwill and other intangible assets, and income taxes to be critical because they require management to make difficult, subjective and complex judgments about matters that are inherently uncertain. Under each of these policies, it is possible that materially different amounts would be reported under different conditions, using different assumptions, or as new information becomes available.

From time to time the Financial Accounting Standards Board and the SEC change the financial accounting and reporting standards that govern the form and content of 1st Constitution’s external financial statements. Recently, FASB has proposed new accounting standards related to fair value accounting and accounting for leases that could materially change 1st Constitution’s financial statements in the future. In addition, accounting standard setters and those who interpret the accounting standards (such as the FASB, SEC, banking regulators and 1st Constitution’s independent registered auditors) may change or even reverse their previous interpretations or positions on how these standards should be applied. Changes in financial accounting and reporting standards and changes in current interpretations may be beyond 1st Constitution’s control, can be hard to predict and could materially impact how 1st Constitution reports its financial results and condition. In certain cases, 1st Constitution could be required to apply a new or revised standard retroactively or apply an existing standard differently (also retroactively) which may result in it restating prior period financial statements in material amounts.

1st Constitution encounters continuous technological change.

The financial services industry is continually undergoing rapid technological change with frequent introductions of new technology-driven products and services. The effective use of technology increases efficiency and enables financial institutions to better serve customers and to reduce costs. 1st Constitution’s future success depends, in part, upon its ability to address the needs of its customers by using technology to provide products and services that will satisfy customer demands, as well as to create additional efficiencies in 1st Constitution’s operations. Many of 1st Constitution’s competitors have substantially greater resources to invest in technological improvements. 1st Constitution may not be able to effectively implement new technology-driven products and services or be successful in marketing these products and services to its customers. Failure to successfully keep pace with technological change affecting the financial services industry could have a material adverse impact on 1st Constitution’s business and, in turn, its financial condition and results of operations.

1st Constitution is subject to operational risk.

1st Constitution faces the risk that the design of its controls and procedures, including those to mitigate the risk of fraud by employees or outsiders, may prove to be inadequate or are circumvented, thereby causing delays in detection of errors or inaccuracies in data and information. Management regularly reviews and updates 1st Constitution’s internal controls, disclosure controls and procedures, and corporate governance policies and procedures. Any system of controls, however well designed and operated, is based in part on certain assumptions and can provide only reasonable, not absolute, assurances that the objectives of the system are met. Any failure or circumvention of 1st Constitution’s controls and procedures or failure to comply with regulations related to controls and procedures could have a material adverse effect on 1st Constitution’s business, results of operations and financial condition.

1st Constitution may also be subject to disruptions of its systems arising from events that are wholly or partially beyond its control (including, for example, computer viruses or electrical or telecommunications outages), which may give rise to losses in service to customers and to financial loss or liability. 1st Constitution is further exposed to the risk that its external vendors may be unable to fulfill their contractual obligations (or will be subject to the same risk of fraud or operational errors by their respective employees as is 1st Constitution) and to the risk that 1st Constitution’s (or its vendors’) business continuity and data security systems prove to be inadequate.

1st Constitution’s performance is largely dependent on the talents and efforts of highly skilled individuals. There is intense competition in the financial services industry for qualified employees. In addition, 1st Constitution faces increasing competition with businesses outside the financial services industry for the most highly skilled individuals. 1st Constitution’s business operations could be adversely affected if it were unable to attract new employees and retain and motivate its existing employees.

There may be claims and litigation.

From time to time as part of 1st Constitution’s normal course of business, customers make claims and take legal action against 1st Constitution based on actions or inactions of 1st Constitution. If such claims and legal actions are not resolved in a manner favorable to 1st Constitution, they may result in financial liability and/or adversely affect the market perception of 1st Constitution and its products and services. This may also impact customer demand for 1st Constitution’s products and services. Any financial liability or reputation damage could have a material adverse effect on 1st Constitution’s business, which, in turn, could have a material adverse effect on its financial condition and results of operations.

Severe weather, acts of terrorism and other external events could significantly impact 1st Constitution’s business.

A significant portion of 1st Constitution’s primary markets are located near coastal waters which could generate naturally occurring severe weather, or in response to climate change, that could have a significant impact on our ability to conduct business. Additionally, surrounding areas, including New Jersey, may be central targets for potential acts of terrorism against the United States. Such events could affect the stability of 1st Constitution’s deposit base, impair the ability of borrowers to repay outstanding loans, impair the value of collateral securing loans, cause significant property damage, result in loss of revenue and/or cause 1st Constitution to incur additional expenses. Although 1st Constitution has established disaster recovery policies and procedures, the occurrence of any such event in the future could have a material adverse effect on 1st Constitution’s business, which, in turn, could have a material adverse effect on its financial condition and results of operations. On October 29, 2012, Hurricane Sandy caused destruction along the East Coast, including in New Jersey, and resulted in, among other things, severe property damage and the closure of many businesses and financial markets. The financial impact to 1st Constitution was minimal as its mortgage loan customers in the areas affected by Hurricane Sandy did not sustain severe damage to their real properties and 1st Constitution experienced no loan delinquencies specifically related to Hurricane Sandy.

THE MEETING

When and Where the Special Meeting will be Held

Rumson will hold its special meeting of shareholders at Salt Creek Grille, 4 Bingham Avenue, Rumson, New Jersey 07760, commencing at 10:00 a.m., local time, on                      , 2013.

What will be Voted on at the Shareholders’ Meeting

At the Rumson special meeting, Rumson shareholders will consider and vote upon the following matters:

1. Approval of the Agreement and Plan of Merger, dated as of August 14, 2013 as amended, by and between 1st Constitution Bancorp, 1st Constitution Bank and Rumson pursuant to which Rumson will merge with and into 1st Constitution Bank; and

2. Authorization of the Board of Directors (“Board”), in its discretion, to adjourn or postpone the special meeting, including, without limitation, on a motion to adjourn the special meeting to a later date, if necessary, to solicit additional proxies in favor of approval of the merger agreement or vote on other matters properly presented at the special meeting; and

3. Authorization of the Board, in its discretion, to vote on other matters properly presented at the special meeting.

If a quorum is not present, or if fewer shares of Rumson common stock are voted in favor of the merger agreement and the merger than the number required for approval, it is expected that the meeting will be adjourned to allow additional time for obtaining additional proxies. In that event, proxies will be voted to approve an adjournment, except for proxies as to which instructions have been given to vote against the merger agreement and the merger. Assuming a quorum is present, the holders of a majority of the shares present at the meeting would be required to approve any adjournment of the meeting.

Shareholders Entitled to Vote

Rumson has set                     , 2013 as the record date to determine which Rumson shareholders will be entitled to vote at the special meeting. Only Rumson shareholders at the close of business on this record date will be entitled to vote at the special meeting. As of the record date, there were              shares of Rumson common stock outstanding and entitled to be voted at the special meeting, held by approximately              shareholders of record. Each holder of shares of Rumson common stock outstanding on the record date will be entitled to one vote for each share held of record.

Number of Shares that Must be Represented for a Vote to be Taken

In order to have a quorum at the shareholder meeting, a majority of the total outstanding shares of common stock entitled to vote at the meeting must be represented at the meeting in person or by proxy.

Rumson will count as present at the shareholder meeting, for purposes of determining the presence or absence of a quorum:

•	shares of common stock held by persons attending the shareholders’ meeting, whether or not they are voting, and

•	shares of common stock for which the applicable company has received proxies, including proxies with respect to which holders of those shares have abstained from voting.

Vote Required; Voting Agreements

The approval of the merger agreement and the merger will require the affirmative vote, in person or by proxy, of the holders of at least two-thirds of the shares of Rumson’s common stock outstanding on the record date. The authorization of the Board, in its discretion, to adjourn or postpone the special meeting to a later date, if necessary, to solicit additional proxies in favor of approval of the merger agreement or vote on other matters properly presented at the special meeting will require that the votes cast in person or by proxy at the special meeting in favor of the proposal exceeds the votes cast against the proposal. Each holder of shares of Rumson common stock outstanding on the record date will be entitled to one vote for each share held of record. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present and will have the same effect as a vote against the merger and merger agreement. Abstentions and broker non-votes will have no effect on the authorization of the Board, in its discretion, to adjourn or postpone the special meeting to a later date, if necessary, to solicit additional proxies in favor of approval of the merger agreement or vote on other matters properly presented at the special meeting.

The directors of Rumson have agreed with 1st Constitution to vote all shares of Rumson common stock for which they have voting power on the record date in favor of the approval of the merger agreement and the merger. As of October 21, 2013, such directors had sole or shared voting power over 365,596 shares of Rumson common stock, or approximately 11.33% of the shares of Rumson common stock outstanding on October 21, 2013.

Voting your Shares

The Rumson Board is soliciting proxies from the Rumson shareholders. This will give you an opportunity to vote at the shareholders’ meeting. When you deliver a valid proxy, the shares represented by that proxy will be voted by a named agent in accordance with your instructions.

If you are a Rumson shareholder and you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote FOR approval of the merger agreement and the merger, FOR approval of authorization of the Board to adjourn the special meeting to a later date, if necessary, to solicit additional proxies in favor of approval of the merger agreement or vote on other matters properly presented at the special meeting and FOR approval of authorization of the Board, in its discretion, to vote on other matters properly presented at the special meeting. If you fail to return your proxy card or vote by telephone, on the internet or in person or fail to instruct your broker or other nominee to vote your shares, your shares will not be voted and this will have the same effect as a vote against approval of the merger agreement but will have no effect on the proposal regarding approval of authorization of the Board to adjourn the special meeting to a later date, if necessary, to solicit additional proxies in favor of approval of the merger agreement or vote on other matters properly presented at the special meeting.

If you sign a proxy, you may revoke it by written notice to the Secretary of Rumson at any time before it is voted at the applicable special meeting.

You cannot vote shares held by your broker or other nominee in “street name.” Only your broker can vote those shares, with your instructions. If you do not provide your broker or other nominee with instructions on how to vote your shares, your broker or other nominee will not be permitted to vote those shares.

Rumson shareholders will have four alternative ways to vote:

•	by traditional paper proxy card;

•	by telephone;

•	via the Internet; or

•	in person at the applicable special meeting.

Please take a moment to read the instructions for Rumson, choose the way to vote that you find most convenient and cast your vote as soon as possible.

Voting by Proxy Card. If proxy cards in the accompanying form are properly executed and returned, the shares represented thereby will be voted in the manner specified therein. As stated above, if you are a Rumson shareholder and you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote FOR approval of the merger agreement and the merger, FOR approval of authorization of the Board of Directors to adjourn the special meeting to a later date, if necessary, to solicit additional proxies in favor of approval of the merger agreement or vote on other matters properly presented at the special meeting and FOR approval of authorization of the Board of Directors, in its discretion, to vote on other matters properly presented at the special meeting.

Voting by Telephone. If you wish to vote by telephone and you are a shareholder of record of Rumson, use a touch-tone telephone to call toll-free              and follow the instructions. If you vote by telephone, you must have your control number and the proxy card available when you call.

Voting by the Internet. If you wish to vote through the Internet and you are a shareholder of record of Rumson, you can access the web page at http://www.rtcoproxy.com/somh and follow the on-screen instructions. If you vote through the Internet, you must have your control number and the proxy card available when you access the web page.

If your shares are registered in the name of a broker or other nominee, the voting form your broker or other nominee sent you will provide telephone and Internet voting instructions.

The deadline for voting by telephone or through the Internet as a shareholder of record of Rumson is 11:59 p.m., local time, on                     , 2013. For shareholders whose shares are registered in the name of a broker or other nominee, please consult the voting instructions provided by your broker or other nominee for information about the deadline for voting by telephone or through the Internet.

Voting in Person. If you attend the Rumson special meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If you fail to return your proxy card or vote by telephone, on the internet or in person or fail to instruct your broker or other nominee to vote your shares, your shares will not be voted and this will have the same effect as a vote against approval of the merger agreement but will have no effect on the proposal regarding approval of authorization of the Board to adjourn the special meeting to a later date, if necessary, to solicit additional proxies in favor of approval of the merger agreement or vote on other matters properly presented at the special meeting.

Changing your Vote

As a Rumson shareholder, you will be able to change your vote as many times as you wish and the last vote received chronologically by any means will supersede your prior vote(s).

Any Rumson shareholder may revoke a proxy at any time before or at the Rumson special meeting in one or more of the following ways:

•	Delivering a written notice of revocation, bearing a later date than the proxy, at any time prior to the vote at the special meeting to Joseph Castelluci, Corporate Secretary; or

•	Submitting a later-dated proxy card; or

•	Submitting a new proxy via telephone or the Internet.

A Rumson shareholder should send any written notice of revocation or subsequent proxy to Rumson-Fair Haven Bank and Trust Company, Attention: Joseph Castelluci, 20 Bingham Avenue, Rumson, New Jersey 07760, or hand deliver the notice of revocation or subsequent proxy to Joseph Castelluci before the taking of the vote at the Rumson special meeting. Attendance at the Rumson special meeting will not by itself constitute a revocation of a proxy.

Solicitation of Proxies and Costs

The solicitation of proxies for the Rumson meeting is made on behalf of the Rumson Board. Rumson will pay the costs of soliciting proxies with respect to their separate meetings. In addition to solicitation by mail, directors, officers and employees acting on behalf of Rumson may solicit proxies for the special meetings in person or by telephone, telegraph, facsimile or other means of communication. Rumson will not pay any additional compensation to these directors, officers or employees for these activities, but may reimburse them for reasonable out-of-pocket expenses.

Rumson will each make arrangements with brokerage houses, custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares held of record by these brokerage houses, custodians, nominees and fiduciaries, and Rumson will reimburse these brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection with the solicitation.

Rumson has retained             , at an estimated cost of $         plus reimbursement of out of pocket expenses, including per call fees for each call made, to assist in the solicitation of proxies. Rumson also has agreed to indemnify              against certain liabilities in connection with this proxy solicitation.

Principal Shareholders of Rumson

The tables below provides certain information about beneficial ownership of Rumson common stock as of October 21, 2013. The table shows information for:

•	Each of Rumson’s directors;

•	Each of Rumson’s executive officers;

•	All of Rumson’s directors and executive officers as a group; and

•	Each person, or group of affiliated person, who is known to Rumson to beneficially own more than 5% of Rumson common stock.

Except as otherwise noted, the persons or entities in the below tables have sole voting and investing power with respect to all shares of common stock beneficially owned by them, subject to community property laws, where applicable. In addition, except as otherwise noted, the address of each person or entity in the below tables is c/o Rumson-Fair Haven Bank and Trust Company, 20 Bingham Avenue, Rumson, New Jersey 07760.

Beneficial Owner	Common Stock (1)	Common Stock Subject to Options (2)	Total	Percentage Ownership
George E. Hall (3)(12)	225,653	—	225,653	6.9%
Stephen A. Tyler (3)(6)	100,279	34,988	135,267	4.1%
Joseph Castelluci, Esq. (3)(5)	18,775	11,210	29,985	*
Gayle S. Hoffman (9)	2,250	5,000	7,250	*
Thomas Sannelli (7)	3,722	14,834	18,556	*
Stephen P. Kelleher C.P.A. (3)	5,865	—	5,865	*
F. James Hutchinson (3)	5,218	—	5,218	*
James G. Aaron (3)	5,000	—	5,000	*
Janet W. Burpee (3)	4,806	—	4,806	*

All Directors and Executive Officers (9 persons)	371,568	66,032	437,600	13.2%

*	Indicates less than 1%.

Beneficial Owner of more than 5% of the Common Stock	Common Stock (1)	Total	Percentage Ownership
KLCC Investments, LLC (10)	440,709	440,709	13.5%
William J. Barrett (4)	424,105	424,105	13.0%
Steven D. Hovde (11)	192,163	192,163	5.9%
Thomas I. Unterberg (8)	174,635	174,635	5.4%

(1)	In accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has voting or investment power with respect to such security. This includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the person named in the table may possess voting and/or investment power. Except as otherwise noted, all shares are owned of record or beneficially by the named person. The information provided in the above tables and in the footnotes below were provided by the individuals and entities referred to in the tables and while such information is believed to be correct by 1st Constitution, it cannot independently verify such information.
(2)	Includes, for purposes of this table, the number of shares of Common Stock subject to currently exercisable options and options exercisable within sixty (60) days of October 21, 2013.
(3)	As of October 22, 2013, such individual was serving as a member of Rumson’s Board of Directors.
(4)	Includes 22,499 shares held by Mr. Barrett’s wife, of which Mr. Barrett disclaims beneficial ownership, and 327,838 shares held in certain retirement accounts in Mr. Barrett’s name.
(5)	Mr. Castelluci currently serves as President, Chief Executive Officer, General Counsel and Corporate Secretary of the Bank. Includes 7,627 shares held in Mr. Castelluci’s IRA account.
(6)	Includes 3,409 shares held by Mr. Tyler’s wife, of which Mr. Tyler disclaims beneficial ownership.
(7)	Mr. Sannelli currently serves as a Senior Vice President/Retail Banking of the Bank.
(8)	Includes 22,978 shares held in three separate Family Trust Accounts; whereby Thomas Unterberg is the trustee of two of the accounts and as the trustee he has full control. Mr. Unterberg disclaims beneficial ownership of the third trust account.
(9)	Gayle S. Hoffman currently serves as Senior Vice President and Chief Financial Officer of the Bank.
(10)	KLCC Investments, LLC maintains a mailing address at 1350 Broadway, Suite 1010, New York, New York 10018.
(11)	Steven D. Hovde maintains a mailing address at c/o Hovde Financial, LLC, 1629 Colonial Parkway, Inverness, Illinois 60067. Shares held jointly with Mr. Hovde’s wife.
(12)	224,088 shares are held in the name of SBAV, over which George E. Hall has control.

PROPOSAL 1:

THE MERGER

The following information describes the material terms and provisions of the merger. This description is not complete. We qualify this discussion in its entirety by reference to the merger agreement which we incorporate by reference in this proxy statement and prospectus. A copy of the merger agreement is attached hereto as Annex A. We urge you to read the full text of the agreement carefully.

The merger agreement provides that Rumson will merge with and into 1st Constitution Bank, with 1st Constitution Bank as the surviving bank in the merger. Rumson shareholders will either receive cash or stock, or a combination of cash and stock. Upon completion of the merger, the shareholders of Rumson will receive, at their election, for each outstanding share of Rumson common stock that they own at the effective time of the merger, either 0.7772 shares of 1st Constitution common stock or $7.50 in cash or a combination of cash and 1st Constitution common stock, subject to proration as described in the merger agreement, so that 60% of the aggregate merger consideration will be cash and 40% will be shares of 1st Constitution common stock.

Holders of Rumson stock immediately prior to the effective time of the merger will be able to elect to receive cash, stock, or a combination of cash and 1st Constitution common stock, or to indicate that such holder has no preference as to the receipt of cash or 1st Constitution common stock. If such election would result in other than 60% of the merger consideration to be paid by 1st Constitution equaling cash and 40% equaling stock, then the Exchange Agent will designate, on a pro rata basis, from those holders electing to receive shares, those electing to receive cash, and those indicating no preference, those holders who will receive shares or cash, as applicable, so that 60% of the outstanding shares of Rumson will receive cash and 40% of the outstanding shares of Rumson will receive 1st Constitution common stock. See “Terms of the Merger – What Rumson Shareholders Will Receive in the Merger,” beginning at page 53.

The exchange ratio will be adjusted proportionately if 1st Constitution makes any stock splits, stock dividends or similar distributions prior to the closing of the merger.

1st Constitution will not issue any fractions of a share of common stock. Rather, 1st Constitution will pay cash (without interest) for any fractional share interest any Rumson shareholder would otherwise receive in the merger. All shares of Rumson common stock held by a shareholder immediately prior to the effective time of the merger will be aggregated before determining the need to pay cash in lieu of fractional shares to such former shareholder.

The Boards of Directors (“Board”) of Rumson, 1st Constitution, and 1st Constitution Bank have unanimously approved and adopted the merger agreement and believe that the merger is in the best interests of their respective shareholders. The Rumson Board unanimously recommends that Rumson shareholders vote FOR approval of the merger agreement and the merger, FOR approval of authorization of the Board to adjourn the special meeting to a later date, if necessary, to solicit additional proxies in favor of approval of the merger agreement or vote on other matters properly presented at the special meeting and FOR approval of authorization of the Board, in its discretion, to vote on other matters properly presented at the special meeting.

Each outstanding Rumson stock option, whether vested or unvested, to acquire shares of common stock of Rumson will be terminated at the effective time of the merger and converted into the right to receive cash equal to the product of (i) the aggregate number of shares of common stock of Rumson underlying such outstanding option multiplied by (ii) the excess, if any, of $7.50 over the per share exercise price of such outstanding option. Each share of restricted stock, which is unvested and unissued, will be converted into the right to receive 0.7772 shares of 1st Constitution common stock.

The directors of Rumson have interests in the merger as directors that are different from the interests of Rumson’s shareholders in general. See “– Interests of Management and Others in the Merger” beginning on page 64. These interests were considered by Rumson’s Board and 1st Constitution’s Board before approving and recommending the merger.

Background of the Merger

The Board and senior management of Rumson had regularly engaged in assessments of its ability to best serve its shareholders, and considered various factors in pursuing strategic alternatives for Rumson, with the ultimate goal being the enhancement of shareholder value.

In the spring of 2012, Rumson’s then Chairman of the Board, William J. Barrett, had several preliminary discussions with Robert F. Mangano, President and Chief Executive Officer of 1st Constitution, regarding a possible combination of the two institutions. No specific terms were discussed.

On June 28, 2012, Robert F. Mangano attended an informal meeting with representatives of Rumson’s Board and senior management, for the purpose of exploring the level of interest, if any, in a possible transaction. No specific terms were discussed

On November 26, 2012, representatives of Keefe, Bruyette & Woods, Inc. (“KBW”) attended the regular meeting of Rumson’s Board to assist in the review of strategic alternatives, including the value of Rumson on a stand-alone basis and the valuation of Rumson in a sale. A discussion was also had as to a list of potential acquirers of Rumson based upon strategic fit in the event of a proposed sale of Rumson.

On November 29, 2012, Rumson engaged KBW as its exclusive financial advisor to explore the sale or merger. Rumson selected KBW because of its expertise, reputation and familiarity with Rumson and the financial services industry. Additionally, KBW enjoys an excellent reputation and substantial experience in transactions comparable to the proposed merger.

On December 17, 2012, at its regularly scheduled Board meeting, representatives of KBW attended and presented a proposed list of potential acquirers or merger partners. With the recommendation and input from the Board’s strategic planning committee, a list of eighteen (18) potential strategic partners was finalized.

For each potential strategic partner on the list, the Board authorized KBW to enter into preliminary discussions provided each party executed a Non-Disclosure Agreement (“NDA”).

During January and early February, 2013, KBW worked with senior management of Rumson to acquire and compile financial and other information pertaining to Rumson for purposes of preparation and dissemination of a Confidential Information Memorandum.

On February 12, 2013. a Confidential Information Memorandum was forwarded to thirteen (13) parties on the list who had expressed an interest and executed an NDA.

On March 4, 2013, representatives of KBW forwarded to the Board preliminary indications of interest from four (4) parties.

On March 6, 2013, representatives of KBW made a formal presentation to the Rumson Board of the indications of interest, and discussed the terms and structure of each proposed transaction.

The Board authorized proceeding with what it believed to be the highest and best offer, submitted by Bank A, and authorized the commencement of due diligence.

After several weeks of negotiations, the negotiations with Bank A did not result in the execution of a definitive merger agreement. The negotiations between Bank A and Rumson broke off on May 30, 2013 due to the failure of the parties to come to agreement on several key terms of the merger agreement, including those regarding break-up fees.

In early June, representatives of KBW communicated with Mr. Mangano, who inquired into the status of the process and reiterated its interest in discussing a possible transaction with Rumson.

On June 4, 2013, the members of Rumson’s strategic planning committee met and were advised by representatives of KBW of the proposed merger discussions with 1st Constitution. The strategic planning committee authorized a meeting to be scheduled with Mr. Mangano and Mr. Castelluci, then Executive Vice President and General Counsel of Rumson, representatives of KBW and Raymond James & Associates, Inc. (“Raymond James”), the financial advisor to 1st Constitution.

On June 12, 2013, representatives of KBW and Mr. Castelluci, met with Mr. Mangano and a representative from Raymond James. The meeting took place at the principal offices of 1st Constitution in Cranbury, New Jersey. The terms of a potential merger transaction were discussed.

On June 13, 2013, the directors of Rumson met and were advised by representatives of KBW and Mr. Castelluci of the discussions that took place at the June 12, 2013 meeting with 1st Constitution, and the terms and structure of a proposed merger transaction.

On June 17, 2013, Rumson received a non-binding indication of interest from 1st Constitution. The non-binding indication of interest provided that Rumson would be merged with and into 1st Constitution Bank, and that each shareholder of Rumson would receive the equivalent of $7.50 per share, valuing the transaction at approximately $24,000,000.00 (excluding options), with 60% of the aggregate merger consideration being provided in cash and 40% being provided in shares of 1st Constitution common stock.

On June 18, 2013, the Rumson Board conducted a special meeting to discuss the terms of the indication of interest with its legal and financial advisors, and the Board authorized senior management to negotiate the terms of a definitive agreement with 1st Constitution.

On June 19, 2013, Messrs. Mangano and Castelluci communicated to discuss the terms of the proposed transaction and the upcoming due diligence process.

On June 20, 2013, a due diligence meeting was conducted among Messrs. Castelluci and representatives of KBW, and Gayle Hoffman, Chief Financial Officer of Rumson.

From June 21 through June 28, 2013, 1st Constitution conducted due diligence on Rumson, with the 1st Constitution due diligence team performing onsite due diligence reviews of Rumson on June 26, 2013 and on June 27 and 28, 2013 and July 1, 2013 at Rumson’s corporate headquarters in Rumson.

Between June 2013 and August 2013, representatives of Sills Cummis & Gross, P.C., legal counsel to Rumson, and Day Pitney LLP, legal counsel to 1st Constitution, with input from their respective financial advisors negotiated the terms of a definitive merger agreement. The parties engaged in negotiations regarding several of the provisions of the merger agreement. In particular, Rumson was able to negotiate a substantial reduction in the break-up fee and expenses due to 1st Constitution in the event that the merger agreement was terminated as a result of the occurrence of certain events. The parties negotiated several other legal issues in connection with the merger agreement, including those related to tax issues, covenants of Rumson during the pendency of the merger and events triggering the payment of a break-up fee by Rumson to 1st Constitution.

On July 23, 2013, the status of the proposed merger, the progress of the negotiations of the definitive merger agreement, the status of the due diligence review, and scheduling of reverse due diligence was discussed at Rumson’s regularly scheduled Board meeting.

During the week of July 29, 2013, Rumson’s due diligence team conducted diligence on 1st Constitution at the corporate headquarters of 1st Constitution in Cranbury, New Jersey. The due diligence review was attended by Mr. Castelluci and Ms. Hoffman on behalf of Rumson, representatives of KBW, a representative of Sills Cummis & Gross, P.C., a representative of Green Bench Advisors, LLC, an external loan review consulting firm engaged by Rumson, a representative of Raymond James and a representative of Day Pitney LLP.

On August 9, 2013, a draft of the proposed final merger agreement was forwarded to the directors of Rumson. On August 12, 2013, a special meeting of the Board of Rumson was conducted for the purpose of reviewing the terms of the merger transaction and the merger agreement. At that time, representatives from Sills Cummis & Gross, P.C. advised the Board regarding the fiduciary duties to Rumson shareholders under relevant New Jersey law.

On August 14, 2013, the respective Boards of Rumson and 1st Constitution met separately and approved the definitive merger agreement. At the Rumson Board meeting, the results of the reverse due diligence was reviewed, and KBW provided its opinion that the merger consideration was fair to the shareholders of Rumson at that point in time from a financial point of view. A copy of the fairness opinion is attached to this proxy statement and prospectus as Exhibit B. The Board was also reminded of its fiduciary duties by Rumson’s outside legal counsel. After the respective Board meetings were concluded, the definitive merger agreement was signed by Rumson, 1st Constitution and 1st Constitution Bank.

On August 15, 2013, a joint press release announcing the execution of the definitive merger agreement was disseminated by the parties prior to the opening of the financial markets.

Rumson’s Reasons for the Merger

In the course of its deliberations on the proposed transaction with 1st Constitution, the Rumson Board consulted with its legal counsel with respect to its legal duties and the terms of the merger agreement. The Rumson Board consulted with its financial advisor with respect to the financial aspects of the transaction and the fairness of the consideration to be received by Rumson’s shareholders from a financial point of view, and with senior management regarding, among other things, operational matters.

The following discussion of the information and factors considered by the Rumson Board is not intended to be exhaustive; it does, however, include all material factors considered by the board.

In reaching its decision to approve the merger agreement, the Rumson Board considered the following:

•	The current regulatory environment and low interest rate environment and its effect on smaller community banks like Rumson and how the regulatory requirements have made it increasingly difficult for smaller banks to manage their expenses and enhance their profitability; the Rumson Board believed the shareholders would be better served by receiving part cash for their stock, and by converting their remaining stock ownership into a larger institution which could spread these compliance and operating costs over a larger base of earning assets;

•	The anticipated pro forma impact of the merger on the combined company, including earnings and tangible equity per share and on regulatory capital levels;

•	Its understanding of the current and prospective environment in which Rumson operates, including local economic conditions, interest rate environment, the competitive and regulatory environments for financial institutions generally, and the likely effect of these factors on Rumson both with and without the merger;

•	The trading market for Rumson stock is somewhat illiquid and presents limited opportunities for shareholders to achieve liquidity. Providing Rumson shareholders with 60% cash for their stock, with the opportunity to exchange 40% into 1st Constitution stock presented a good balance of liquidity and opportunity for Rumson shareholders to participate in the future performance of the combined entity;

•	The implied value of the merger consideration at the time and the premium over the closing price of Rumson common stock and book value;

•	The lack of opportunity and potential risk involved for a company the size of Rumson to grow through acquisitions. Although the Rumson Board has looked at potential acquisition opportunities, most targets available to Rumson have asset quality issues that would increase the risk in any transaction and potentially distract management from growing the combined franchise. The Rumson Board also believed that a larger institution with a more liquid trading market for its stock would have a better opportunity to grow through acquisitions.

•	The terms of the merger agreement, including the financial terms and the fact that the transaction was structured in a manner intended to be treated for tax purposes as a tax free reorganization to the extent and for those Rumson shareholders receiving 1st Constitution stock, which makes up 40% of the merger consideration.

•	The financial condition, operating results and prospects of 1st Constitution.

•	The complementary nature of the business strategies, customers and geographic markets of the two entities, which management believes should provide the opportunity to mitigate integration risks and increase potential returns; including, in particular that the geographic scope of the two companies contains no overlap, enabling them both to expand their businesses and for Rumson to preserve retail jobs;

•	The similar culture of customer service, community banking and the focus on small to medium sized businesses and retail customers shared by Rumson and 1st Constitution, and the fact that Rumson customers would benefit from a higher lending limit, more diverse products and services, and larger branch network offered by the combined entity.

•	The fact that senior officers of Rumson, including its President, CEO and General Counsel Joseph Castelluci, will be offered the opportunity to continue to be employed by 1st Constitution, thereby minimizing the risk of customer defections, and strengthening the business prospects of the resulting entity.

•	The ability of Rumson shareholders to have continuing representation on the Board of 1st Constitution Bank through the appointment of one member of Rumson’s Board to the 1st Constitution Bank Board.

•	The challenges presented in growing organically and the substantial management, financial and employee resources required to execute a stand-alone strategic plan;

•	There would be a measure of enhanced liquidity available to Rumson shareholders through ownership of 1st Constitution stock, as well as the potential opportunity for stock dividends;

•	A review of comparable transactions, including a comparison of the price being paid in the merger with the prices paid in other comparable financial institution mergers, expressed as, among other things, multiples of book value and earnings; and

•	Rumson management’s view based upon, among other things, the opinion of KBW described below, that the exchange ratio and cash consideration paid is fair to Rumson and its shareholders from a financial point of view.

All business combinations, including the merger, also include certain risks and disadvantages. The material potential risks and disadvantages to Rumson shareholders identified by the Rumson Board and management include the following material matters, the order of which does not necessarily reflect their relative significance:

•	There can be no assurance that the combined company will attain the type of revenue enhancements and cost savings necessary to cause the trading markets to consider the transaction a success, increasing the value of the stock of 1st Constitution received by Rumson shareholders;

•	Since the exchange ratio is fixed, Rumson shareholders will receive less value if the 1st Constitution common stock price declines prior to the closing; and

•	The fact that the termination fee provided for in the merger agreement and certain other provisions of the merger agreement might discourage third parties from seeking to acquire Rumson in light of the fact that 1st Constitution was unwilling to enter in to the merger agreement absent such provisions.

In reaching the determination to approve the merger agreement and the related transactions, the Rumson Board did not quantify or otherwise attempt to assign any relative weight to the various factors it considered, and individual directors may have viewed certain factors more positively or negatively than others. In addition, as in any business combination, there can be no assurance that the benefits of the merger perceived by the Rumson Board and described above will be realized or will outweigh the risks and uncertainties.

Recommendation of the Rumson Board of Directors

The Rumson Board has unanimously approved the merger and the merger agreement, and believes that the proposed merger is in the best interests of Rumson and its shareholders. Accordingly, the Rumson Board unanimously recommends that Rumson shareholders vote FOR approval of the merger agreement and the merger.

Opinion of Rumson’s Financial Advisor

On November 29, 2012, Rumson entered into an engagement agreement with Keefe, Bruyette & Woods, Inc. to render financial advisory and investment banking services to Rumson. As part of its engagement, KBW agreed to provide the Rumson Board with an opinion as to the fairness, from a financial point of view, of the consideration in the proposed merger with 1st Constitution, to the shareholders of Rumson. Rumson engaged KBW because KBW is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger and is familiar with Rumson and its business. As part of its investment banking business, KBW is continually engaged in the valuation of financial services companies and their securities in connection with mergers and acquisitions.

Representatives of KBW attended the meeting of the Rumson Board held on August 14, 2013, at which the Board evaluated the proposed merger with 1st Constitution. At this meeting, KBW rendered an opinion to the Rumson Board that, as of such date, the merger consideration was fair, from a financial point of view, to the holders of Rumson common stock. The Rumson Board approved the merger agreement at this meeting.

KBW’s opinion was directed solely to the Rumson Board and addressed only the fairness, from a financial point of view, of the merger consideration to the holders of Rumson common stock. It does not address the underlying business decision of the Rumson Board to engage in the merger or enter into the merger agreement, or the relative merits of the merger as compared to any alternatives that are or may have been available to Rumson. Further, KBW’s opinion does not constitute a recommendation to any Rumson shareholder as to how the shareholder should vote at the Rumson special meeting on the merger or on any related matter. The opinion speaks only as of the date of the opinion. The description of the opinion set forth herein is qualified in its entirety by reference to the full text of the opinion, which is attached as Annex B to this document and is incorporated herein by reference. Rumson shareholders are urged to read the opinion in its entirety. The Opinion describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in preparing its opinion.

In connection with its opinion, KBW reviewed, among other things:

•	the merger agreement

•	Annual Reports to Shareholders of Rumson for the three years ended December 31, 2012;

•	Annual Reports on Form 10-K for the three years ended December 31, 2012 of 1st Constitution;

•	certain interim reports to shareholders and Quarterly Reports of Rumson, including the Quarterly Report for the three months ended March 31, 2013, and a draft Quarterly Report for the three (3) months ended June 30, 2013; and

•	certain interim reports to shareholders and Quarterly Reports of 1st Constitution, including the Quarterly Report on Form 10-Q of 1st Constitution for the three months ended March 31, 2013, and a draft Quarterly Report for the three (3) months ended June 30, 2013.

In addition, KBW reviewed and considered such other information as it deemed appropriate under the circumstances, including: (i) the historical and current financial position and results of operations of Rumson and 1st Constitution, (ii) the assets and liabilities of Rumson and 1st Constitution, (iii) the nature and financial terms of certain other merger transactions and business combinations in the banking industry, and (iv) a comparison of certain financial and stock market information for Rumson and 1st Constitution with similar information for certain other companies the securities of which are publicly traded. KBW also performed such other studies and analyses and reviewed such other financial information as it considered appropriate and took into account its assessment of general economic, market and financial conditions and KBW’s experience in other transactions, as well as KBW’s experience in securities valuation and knowledge of the banking industry generally. In addition, KBW held discussions with members of senior management of Rumson and 1st Constitution regarding past and current business operations, regulatory relations, financial condition and future prospects of their respective companies, and other matters KBW deemed relevant. KBW’s opinion was necessarily based upon conditions as they existed and could be evaluated on the date of such opinion and the information made available to KBW through the date of such opinion.

In conducting its review and arriving at its opinion, KBW relied upon and assumed the accuracy and completeness of all of the financial and other information provided to it or publicly available, and did not independently verify the accuracy or completeness of any such information or assume any responsibility or liability for such verification, accuracy or completeness. KBW relied upon the management teams of Rumson and 1st Constitution as to the reasonableness and achievability of the financial and operating forecasts and projections (and assumptions and bases therefor, including without limitation, potential cost savings and operating synergies) prepared by such management teams and provided to KBW. KBW assumed at the direction of the management teams of Rumson and 1st Constitution, that such forecasts and projections were reasonably prepared on a basis that reflected the best currently available estimates and judgments of such management teams and that such forecasts and projections will be realized in the amounts and in the time periods that were estimated by such management teams and that they provided a reasonable basis upon which KBW could form its opinion. As stated in its opinion, KBW is not an expert in the independent valuation of the adequacy of allowances for loan and lease losses and, without independent verification, assumed that the aggregate allowances for loan and lease losses for Rumson and 1st Constitution were adequate to cover those losses. In rendering its opinion, KBW did not make or obtain any evaluations or appraisals of the property, assets or liabilities of Rumson or 1st Constitution, nor did KBW examine or review any individual credit files.

The projections and associated assumptions furnished to and used by KBW in certain of its analyses were prepared by Rumson’s and 1st Constitution’s senior management teams. Rumson and 1st Constitution do not publicly disclose internal management projections of the type provided to KBW in connection with its review of the merger. As a result, such projections were not prepared with a view towards public disclosure. The projections were based on numerous variables and assumptions, which are inherently uncertain, including factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in the projections. Any estimates or projections contained in the analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates or projections of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. KBW was not asked to, and it did not, offer any opinion as to the terms of the merger agreement or the form of the merger or any aspect of the merger, other than to the extent expressly specified in KBW’s opinion. For purposes of its opinion and analyses, KBW assumed that, in all respects material to its analyses:

•	the merger would be completed substantially in accordance with the terms set forth in the merger agreement (the final terms of which would not differ in any respect material to KBW’s analyses from the draft reviewed) with no additional payments or adjustments to the merger consideration;

•	the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement were true and correct;

•	each party to the merger agreement and all related documents would perform all of the covenants and agreements required to be performed by such party under such documents;

•	all conditions to the completion of the merger would be satisfied without any waivers or modifications to the merger agreement;

•	in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, would be imposed that would have a material adverse effect on the future results of operations or financial condition of the combined entity or the contemplated benefits of the merger, including the cost savings, revenue enhancements and related expenses expected to result from the merger;

•	the merger would be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations; and

•	Rumson relied upon the advice of its counsel, independent accountants and other advisors (other than KBW) as to all legal, financial reporting, tax, accounting and regulatory matters with respect to Rumson, the merger, and the merger agreement.

KBW further assumed that the merger will be accounted for as a purchase transaction under generally accepted accounting principles. KBW’s opinion was not and is not an expression of an opinion as to: (i) the fairness of the amount or nature of any compensation to be received by any of Rumson’s officers, directors or employees, or any class of such persons, in connection with the merger relative to the consideration to be received by the public shareholders of Rumson, (ii) the prices at which shares of Rumson common stock or shares of 1st Constitution common stock would trade following the announcement of the proposed merger, (iii) the actual value of the shares of common stock of 1st Constitution to be issued as a portion of the merger consideration in connection with the merger, or (iv) the prices at which the shares of common stock of 1st Constitution will trade following the completion of the merger.

In performing its analyses, KBW made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of KBW, Rumson and 1st Constitution. Any implied value reference ranges indicated by KBW’s analyses are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, any analyses relating to estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Much of the information used in, and accordingly the results of, these analyses and estimates are inherently subject to substantial uncertainty.

The merger consideration was determined through negotiation between Rumson and 1st Constitution and the Rumson’s decision to enter into the merger agreement was solely that of Rumson’s Board. KBW’s opinion was among several factors taken into consideration by the Rumson’s Board in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the merger consideration provided for in the merger or the decision of the Rumson Board with respect to the approval of the merger agreement and the merger.

Summary of Analysis by KBW. The following is a summary of the material financial analyses performed by KBW and reviewed with the Rumson Board at its meeting on August 14, 2013 in connection with KBW’s rendering of its fairness opinion. The following summary is not a complete description of the financial analyses performed by KBW opinion or the presentation made by KBW to the Rumson Board and is qualified in its entirety by reference to the written opinion of KBW attached as Annex B to this document. The preparation of an opinion of this nature is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances.

Therefore, such an opinion is not readily susceptible to partial analysis or summary description. Selecting portions of the analysis or of the summary set forth herein, without considering the analysis as a whole, could create an incomplete view of the processes underlying KBW’s opinion. The order of analysis described in this summary does not represent relative importance or weight given to any particular analysis by KBW. In arriving at its opinion, KBW considered the results of its entire analysis and did not attribute any particular weight to any analysis or factor that it considered. Rather, KBW made its determination as to fairness on the basis of its experience and professional judgment after considering the results of its entire analysis. The financial analyses summarized below include information presented in tabular format. Accordingly, KBW’s analyses and the summary of its analyses must be considered as a whole and selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion. The tables alone do not constitute a complete description of the financial analyses. No company, transaction or business used in KBW’s analyses for comparative purposes is identical to Rumson, 1st Constitution, or the proposed merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies.

Summary of Proposal. Pursuant to the terms of the merger agreement, each share of common stock, par value $2.00 per share, of Rumson not owned by Rumson or 1st Constitution or by any of their respective wholly-owned subsidiaries other than shares owned in a fiduciary capacity, will be converted into the right to receive 0.7772 shares of common stock, no par value per share, of 1st Constitution (“Stock Consideration”) or cash in the amount of $7.50 (“Cash Consideration”) or a combination of Stock and Cash Consideration as more fully described in the merger agreement. Based on 1st Constitution’s closing price on August 13, 2013 of $9.65, the Stock Consideration represented a price of $7.50 per share to Rumson’s shareholders.

Selected Companies Analysis. Using publicly available information, KBW compared the financial performance, financial condition and market performance of Rumson to the following publicly traded commercial banks headquartered in New Jersey, excluding mutual holding companies, with assets between $100 million and $600 million. Companies included in this group were:

Bancorp of New Jersey, Inc.	Highlands Bancorp, Inc.
Sussex Bancorp	Penn Bancshares, Inc.
Hopewell Valley Community Bank	Harvest Community Bank
Pascack Bancorp, Inc.	New Millennium Bank
First Bank	Liberty Bell Bank
Cornerstone Financial Corp.	Brunswick Bancorp
1st Colonial Bancorp, Inc.	Absecon Bancorp
Community Bank of Bergen County, NJ	Harmony Bank
Capital Bank of New Jersey Shore Community Bank Elmer Bancorp, Inc.	New Jersey Community Bank Enterprise National Bank N.J.

To perform this analysis, KBW used financial information as of the last twelve months, most recently available quarter and market price information was as of August 13, 2013. Earnings estimates for 2013 and 2014 were taken from a nationally recognized earnings estimate consolidator for selected companies. Certain financial data prepared by KBW, and as referenced in the tables presented below, may not correspond to the data presented in Rumson’s historical financial statements as a result of the different periods, assumptions and methods used by KBW to compute the financial data presented.

KBW’s analysis showed the following concerning Rumson’s financial condition:

	RFHB	Peer Group Minimum	Peer Group Mean	Peer Group Median	Peer Group Maximum
LTM Core Return on Average Assets (1)	0.29%	(0.40%)	0.45%	0.46%	1.19%
LTM Core Return on Average Equity (1)	3.40%	(4.72%)	4.38%	4.61%	11.68%
LTM Net Interest Margin	2.84%	2.69%	3.59%	3.63%	4.27%
LTM Fee Income / Operating Revenue Ratio	12.9%	1.0%	10.6%	6.9%	25.7%
LTM Efficiency Ratio	82.1%	55.2%	80.0%	76.4%	118.0%

Tangible Common Equity / Tangible Assets	8.78%	2.89%	8.82%	8.41%	21.44%
Total Capital Ratio	11.40%	5.21%	14.23%	13.52%	26.22%
Loans / Deposits	72.1%	31.9%	76.6%	78.1%	104.7%
Loan Loss Reserve / Loans	1.25%	1.13%	1.69%	1.50%	3.77%
Nonperforming Assets / Loans + OREO	0.48%	0.17%	4.32%	2.37%	13.47%
Net Charge-Offs / Average Loans	(0.03%)	(0.13%)	0.85%	0.34%	8.35%

(1)	Core income defined as net income after taxes and before extraordinary items, less net income attributable to noncontrolling interest, the after-tax portion of income from investment securities and nonrecurring items.

KBW’s analysis showed the following concerning Rumson’s market performance:

	RFHB		Peer Group Minimum		Peer Group Mean		Peer Group Median		Peer Group Maximum
Stock Price / Book Value per Share	1.31	x	0.34	x	0.76	x	0.79	x	1.49	x
Stock Price / Tangible Book Value per Share	1.31	x	0.34	x	0.77	x	0.84	x	1.49	x
Stock Price / LTM EPS	23.0	x	5.0	x	16.1	x	14.6	x	31.3	x
Dividend Yield	0.0%		0.0%		0.6%		0.0%		5.8%
LTM Dividend Payout Ratio	0.0%		0.0%		8.3%		0.0%		73.8%

Using publicly available information, KBW compared the financial performance, financial condition, and market performance of 1st Constitution to the following publicly traded commercial banks headquartered in the New York MSA, excluding mutual holding companies, with assets between $300 million and $2.5 billion. Companies included in this group were:

First of Long Island Corporation	Two River Bancorp
Bridge Bancorp, Inc.	Community National Bank
Suffolk Bancorp	Stewardship Financial Corporation
Peapack-Gladstone Financial Corporation	Bancorp of New Jersey, Inc.
Center Bancorp, Inc.	Sussex Bancorp
Intervest Bancshares Corporation	Empire National Bank
BCB Bancorp, Inc.	Country Bank Holding Company, Inc.
ConnectOne Bancorp, Inc.	Pascack Bancorp, Inc.
Unity Bancorp, Inc.	Community Bank of Bergen County, NJ
Berkshire Bancorp Inc.

To perform this analysis, KBW used financial information as of the last twelve months, most recently available quarter and market price information was as of August 13, 2013. Earnings estimates for 2013 and 2014 were taken from a nationally recognized earnings estimate consolidator for selected companies. Certain financial data prepared by KBW, and as referenced in the tables presented below, may not correspond to the data presented in 1st Constitution’s historical financial statements as a result of the different periods, assumptions and methods used by KBW to compute the financial data presented.

KBW’s analysis showed the following concerning 1st Constitution’s financial condition:

	FCCY	Peer Group Minimum	Peer Group Mean	Peer Group Median	Peer Group Maximum
LTM Core Return on Average Assets (1)	0.68%	(0.40%)	0.53%	0.58%	1.32%
LTM Core Return on Average Equity (1)	8.68%	(4.72%)	5.33%	6.37%	10.81%
LTM Net Interest Margin	3.78%	2.36%	3.49%	3.43%	4.30%
LTM Fee Income / Operating Revenue Ratio	17.4%	1.0%	11.1%	9.1%	26.7%
LTM Efficiency Ratio	70.9%	37.9%	66.2%	69.7%	87.7%

Tangible Common Equity / Tangible Assets	7.53%	5.11%	8.82%	8.36%	17.17%
Total Capital Ratio	16.42%	10.16%	15.88%	14.63%	37.74%
Loans / Deposits	57.9%	48.8%	81.8%	81.7%	116.1%
Loan Loss Reserve / Loans	1.44%	1.07%	1.74%	1.53%	3.60%
Nonperforming Assets / Loans + OREO	2.48%	0.35%	3.23%	2.37%	8.06%
Net Charge-Offs / Average Loans	(0.01%)	(0.04%)	0.38%	0.15%	4.41%

(1)	Core income defined as net income after taxes and before extraordinary items, less net income attributable to noncontrolling interest, the after-tax portion of income from investment securities and nonrecurring items.

KBW’s analysis showed the following concerning 1st Constitution’s market performance:

	FCCY		Peer Group Minimum		Peer Group Mean		Peer Group Median		Peer Group Maximum
Stock Price / Book Value per Share	0.89	x	0.36	x	1.06	x	1.03	x	1.70	x
Stock Price / Tangible Book Value per Share	0.96	x	0.36	x	1.09	x	1.04	x	1.87	x
Stock Price / LTM EPS	10.5	x	7.6	x	17.1	x	15.2	x	31.3	x
Stock Price / 2013 EPS (1)	9.8	x	13.0	x	15.8	x	15.3	x	20.8	x
Stock Price / 2014 EPS (1)	9.2	x	12.3	x	13.7	x	13.4	x	15.9	x
Dividend Yield	0.0%		0.0%		1.6%		1.1%		6.7%
LTM Dividend Payout Ratio	0.0%		0.0%		31.4%		17.3%		200.0%

(1)	Estimates per First Call consensus estimates

Selected Transactions Analysis. KBW reviewed publicly available information related to selected acquisitions of banks and bank holding companies as well as thrifts and thrift holding companies headquartered in the Mid-Atlantic region that were announced after January 1, 2011, with target assets between $100 million and $600 million. The transactions included in the group were:

Acquiror	Acquiree
First Bank	Heritage Community Bank
Wilshire Bancorp, Inc.	BankAsiana
Haven Bancorp, MHC	Hilltop Community Bancorp, Inc.
Riverview Financial Corporation	Union Bancorp, Inc.
Lakeland Bancorp, Inc.	Somerset Hills Bancorp
TF Financial Corporation	Roebling Financial Corp, Inc.
F.N.B. Corporation	Annapolis Bancorp, Inc.
Penns Woods Bancorp, Inc.	Luzerne National Bank Corporation
Old Line Bancshares, Inc.	WSB Holdings, Inc.
Customers Bancorp, Inc.	CMS Bancorp, Inc.
S&T Bancorp, Inc.	Gateway Bank of Pennsylvania
Center Bancorp, Inc.	Saddle River Valley Bank
Provident New York Bancorp	Gotham Bank of New York
ESSA Bancorp, Inc.	First Star Bancorp, Inc.
Sandy Spring Bancorp, Inc.	CommerceFirst Bancorp, Inc.
S&T Bancorp, Inc.	Mainline Bancorp, Inc.
BankUnited, Inc.	Herald National Bank
BCB Bancorp, Inc.	Allegiance Community Bank
Ocean Shore Holding Co.	CBHC Financialcorp, Inc.

Transaction multiples for the merger were derived from an offer price of $7.50 per share for Rumson. For each transaction referred to above, KBW derived and compared, among other things, the following implied ratios:

•	price per common share paid for the acquired company to tangible book value per share of the acquired company based on the latest publicly available financial statements of the company available prior to the announcement of the acquisition;

•	tangible equity premium to core deposits (total deposits less time deposits greater than $100,000) based on the latest publicly available financial statements of the acquired company prior to the announcement of the acquisition;

•	price per common share paid for the acquired company to last twelve months earnings per share of the acquired company;

•	price per common share paid for the acquired company to closing price of the acquired company one day, 30 days, 60 days and 90 days prior to the announcement of the acquisition (expressed as a percentage and referred to as the 1-day, 30-day, 60-day and 90-day market premium).

The results of the analysis are set forth in the following table:

	FCCY / RFHB Merger		Transactions Minimum		Transactions Mean		Transactions Median		Transactions Max
Price / Tangible Book Value	1.29	x	0.50	x	1.14	x	1.12	x	1.65	x
Core Deposit Premium	3.7%		(3.7%)		2.4%		1.6%		10.2%
Price / LTM EPS	22.5	x	10.3	x	21.9	x	18.6	x	43.7	x
1-Day Market Premium (1)	(1.3%)		0.1%		69.7%		53.7%		191.4%
30-Day Market Premium (2)	23.0%		32.3%		93.5%		75.8%		204.3%
60-Day Market Premium (3)	24.4%		40.1%		95.3%		82.9%		204.3%
90-Day Market Premium (4)	24.0%		43.5%		92.4%		77.9%		204.3%

(1)	1-day Market Premium based on RUMSON stock price of $7.60 as of 8/13/2013
(2)	30-day Market Premium based on RUMSON stock price of $6.10 as of 7/12/2013
(3)	60-day Market Premium based on RUMSON stock price of $6.03 as of 6/14/2013
(4)	90-day Market Premium based on RUMSON stock price of $6.05 as of 5/15/2013

No company or transaction used as a comparison in the above analysis is identical to Rumson, 1st Constitution or the merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies.

Discounted Cash Flow Analysis. KBW performed a discounted cash flow analysis to estimate a range of the present values of after-tax cash flows that Rumson could provide to equity holders through 2019 on a stand-alone basis. In performing this analysis, KBW used earnings estimates for Rumson for 2013 and 2014, and a growth rate range of 8.0% and 10% thereafter, from Rumson management, and assumed discount rates ranging from 12.0% to 16.0%. The range of values was determined by adding (1) the present value of projected cash flows to Rumson shareholders from 2013 to 2018 and (2) the present value of the terminal value of Rumson’s common stock. In determining cash flows available to shareholders, KBW assumed balance sheet growth for 2013 and 2014, and a growth rate range of 8.0% to 10.0% thereafter, per Rumson management and assumed that Rumson would maintain a tangible common equity / tangible asset ratio of 7.50%, and would retain sufficient earnings to maintain these levels. Any earnings in excess of what would need to be retained represented dividendable cash flows for Rumson. In calculating the terminal value of Rumson, KBW applied multiples ranging from 12.0 times to 16.0 times 2019 forecasted earnings. This resulted in a range of values of Rumson from $3.70 to $6.10 per share. The discounted cash flow present value analysis is a widely used valuation methodology that relies on numerous assumptions, including asset and earnings growth rates, terminal values and discount rates. The analysis did not purport to be indicative of the actual values or expected values of Rumson.

Financial Impact Analysis. KBW performed pro forma merger analyses that combined projected income statement and balance sheet information of Rumson and 1st Constitution. Assumptions regarding the accounting treatment, acquisition adjustments and cost savings were used to calculate the financial impact that the merger would have on certain projected financial results of 1st Constitution. In the course of this analysis, KBW used earnings estimates for 1st Constitution for 2014 per First Call consensus and used earnings estimates for Rumson for 2014 from Rumson management. This analysis indicated that the merger is expected to be accretive to 1st Constitution’s estimated earnings per share in 2014. The analysis also indicated that the merger is expected to be dilutive to book value per share and tangible book value per share for 1st Constitution and that 1st Constitution would maintain well capitalized capital ratios. For all of the above analyses, the actual results achieved by 1st Constitution following the merger will vary from the projected results, and the variations may be material.

The Rumson Board retained KBW as financial adviser regarding the merger. As part of its investment banking business, KBW is continually engaged in the valuation of bank and bank holding company securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, KBW has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of its business as a broker-dealer, KBW may, from time to time, purchase securities from, and sell securities to, Rumson and 1st Constitution. As a market maker in securities KBW may from time to time have a long or short position in, and buy or sell, debt or equity securities of Rumson and 1st Constitution for KBW’s own account and for the accounts of its customers. To the extent KBW held any such positions, it was disclosed to the Rumson Board.

KBW has acted exclusively for the Rumson Board in rendering its fairness opinion in connection with the merger. Pursuant to the KBW engagement agreement, Rumson agreed to pay to KBW a cash fee of $100,000 at the time of signing of the merger agreement as well as a cash fee of $300,000 to be paid at the time of the closing of the merger. In addition, pursuant to the engagement agreement, Rumson also agreed to reimburse KBW for all reasonable out-of-pocket expenses and disbursements incurred in connection with the engagement up to $10,000 and to indemnify KBW and related parties against certain liabilities, including liabilities related to or arising out of KBW’s engagement or KBW’s role in connection with such engagement. During the two years preceding the date of its opinion to Rumson’s Board, KBW has provided investment banking and financial advisory services to Rumson but did not receive compensation for such services, and during such time KBW did not perform investment banking and financial advisory services to 1st Constitution. KBW may in the future provide investment banking and financial advisory services to 1st Constitution and may receive compensation for such services.

Terms of the Merger

Effect of the Merger

Upon completion of the merger, the separate legal existence of Rumson will cease. All property, rights, powers, duties, obligations, debts and liabilities of Rumson will automatically be deemed transferred to 1st Constitution Bank, as the surviving bank in the merger.

What Rumson Shareholders Will Receive in the Merger

In the merger, 60% of the outstanding Rumson common stock will be exchanged for cash and 40% will be exchanged for stock. Shareholders receiving cash in the merger will receive $7.50 for each share of Rumson common stock exchanged for cash in the merger. Rumson shareholders receiving 1st Constitution common stock in the merger will receive 0.7772 shares of 1st Constitution common stock for each share of Rumson common stock exchanged for stock in the merger. If there is a stock split, stock dividend or similar transaction affecting 1st Constitution common stock prior to the closing, appropriate changes will be made to the exchange ratio. In this document, we refer to the ratio of 0.7772 shares of 1st Constitution common stock to one share of Rumson common stock as the “exchange ratio.”

As described below under “Election Form; Exchange of Shares,” the Exchange Agent will modify on a pro rata basis, the elections of Rumson’s shareholders so that 60% of the merger consideration will be cash and 40% will be stock.

The closing price of 1st Constitution common stock on                     , 2013, shortly before this proxy statement and prospectus was mailed to you, was $        .

Certain shares of Rumson common stock held by Rumson or by 1st Constitution or its subsidiaries will be canceled in the merger and will not be converted into 1st Constitution common stock.

If your Rumson shares are converted into 1st Constitution common stock, you will not receive any fractional shares of 1st Constitution common stock. Instead, you will receive, without interest, cash equal to the fractional share interest you otherwise would have received, multiplied by the average (rounded to four decimal places) of the daily closing sales prices of 1st Constitution common stock as reported on the Nasdaq Global Market for the 20 consecutive trading days ending on the date that all regulatory approvals are received. All shares of Rumson common stock held by a Rumson shareholder immediately prior to the effective time will be aggregated before determining the need to pay cash in lieu of fractional shares to such holder.

The price of 1st Constitution common stock at the time the merger takes effect may be higher or lower than the price: (1) when the merger agreement was signed; (2) when this proxy statement and prospectus was mailed; (3) when the Rumson shareholders meet to vote on the merger; or (4) when Rumson shareholders receive 1st Constitution stock certificates from the Exchange Agent following the merger. We urge you to obtain current market quotations for the 1st Constitution common stock and the Rumson common stock.

Election Form; Exchange of Shares

Each Rumson shareholder should complete and return an election form, along with their Rumson stock certificate(s), according to the instructions included with the election form. The election form will be provided to Rumson shareholders in a mailing separate from this proxy statement and prospectus. If you own shares of Rumson common stock in “street name” through a broker or other nominee and you wish to make an election, you should obtain instructions from the broker or other nominee holding your shares concerning how to make your election. We will make additional copies of the election form available upon request. Each Rumson shareholder should use the election form to tell the Exchange Agent such shareholder’s preferences. Each Rumson shareholder may use the election form to elect to:

•	convert each of such shareholder’s Rumson shares into 1st Constitution common stock;

•	convert each of such shareholder’s Rumson shares into cash; or

•	convert a portion (in even 10% integrals) of such shareholder’s Rumson shares into 1st Constitution common stock and convert the balance of such shareholder’s Rumson shares into cash.

We will refer to all shares that are so designated for conversion into cash as “Cash Election Shares” and all shares that are so designated for conversion into 1st Constitution common stock as “Stock Election Shares.” Alternatively, each Rumson shareholder may indicate to the Exchange Agent that such shareholder has no preference as to whether such shareholder receives cash or 1st Constitution common stock pursuant to the merger. We will refer to these shares as “Non-Election Shares.” If a Rumson shareholder either (i) does not submit a properly completed election form in a timely fashion or (ii) revokes such shareholder’s election form and does not submit a new election form prior to the deadline for the submission of the election form, the shares of Rumson common stock held by such shareholder will be treated as “Non-Election Shares.” We refer to the number of shares equal to 60% of the shares of Rumson common stock outstanding immediately prior to the effective time of the merger as the “Cash Number,” and the number of shares equal to 40% of the shares of Rumson common stock outstanding immediately prior to the effective time of the merger as the “Stock Number.”

All elections must be made on an election form. To make an effective election, each Rumson shareholder must, in accordance with the election form, (i) complete properly and return the election form to the Exchange Agent in the enclosed envelope and (ii) deliver to the Exchange Agent such shareholder’s Rumson stock certificates with respect to such shares and any other required documents, all prior to the election deadline, which will be the close of business on the third business day prior to the date on which the merger is consummated. The merger could close as soon as immediately after the Rumson shareholders’ meeting. Thus, you should assume that the election deadline may be as soon as the close of business on December 31, 2013.

A holder of shares of Rumson common stock having a preference as to the form of consideration to be received for his or her shares should make an election because shares as to which an election has been made will be given priority in allocating such consideration over shares as to which an election is not received. Neither Rumson nor 1st Constitution nor their respective Boards will make any recommendation as to whether shareholders should elect to receive cash or stock in the merger. Each holder of Rumson common stock must make his or her own decision with respect to such election.

The cash and stock consideration payable in the merger will be allocated as follows:

Oversubscription for Stock. If the aggregate number of Stock Election Shares exceeds the Stock Number:

•	All Non-Election Shares and Cash Election Shares will be converted into the right to receive cash; and

•	The Stock Election Shares will be converted into the right to receive 1st Constitution common stock and cash in the following manner:

•

the Exchange Agent will select from among the holders of Stock Election Shares, on a pro rata basis, a sufficient number of those shares, referred to as “Cash Designated Shares,” so that the number of Cash

Designated Shares will, when added to the number of Cash Election Shares and Non-Election Shares, equal as closely as practicable the Cash Number, and all of the Cash Designated Shares will be converted into the right to receive cash; and

•	the Stock Election Shares that are not selected as Cash Designated Shares will be converted into the right to receive shares of 1st Constitution common stock.

Oversubscription for Cash. If the aggregate number of Cash Election Shares exceeds the Cash Number:

•	all Non-Election Shares and Stock Election Shares will be converted into the right to receive 1st Constitution common stock; and

•	the Cash Election Shares will be converted into the right to receive 1st Constitution common stock and cash in the following manner:

•	the Exchange Agent will select from among the holders of Cash Election Shares, on a pro rata basis, a sufficient number of these shares, referred to as “Stock Designated Shares,” so that the number of Stock Designated Shares will, when added to the number of Stock Election Shares and Non-Election Shares, equal as closely as practicable the Stock Number, and all of the Stock Designated Shares will be converted into the right to receive 1st Constitution common stock; and

•	the Cash Election Shares not selected as Stock Designated Shares will be converted into the right to receive cash.

Other Outcomes. If the aggregate number of Cash Election Shares is equal to or less than the Cash Number and the aggregate number of Stock Election Shares is equal to or less than the Stock Number:

•	All Stock Election Shares will be converted into the right to receive 1st Constitution common stock;

•	All Cash Election Shares will be converted into the right to receive cash; and

•	All Non-Election Shares, if any, will be converted into the right to receive 1st Constitution common stock or the right to receive cash in the following manner:

•	The Exchange Agent will select from among the holders of Non-Election Shares, on a pro rata basis, a sufficient number of those shares, referred to as the “Stock Exchanged Shares,” so that the number of Stock Exchanged Shares will, when added to the number of Stock Election Shares, be equal as closely as practicable to the Stock Number, and all of those Stock Exchanged Shares will be converted into the right to receive 1st Constitution common stock; and

•	The Non-Election Shares not selected as Stock Exchanged Shares will be converted into the right to receive cash.

The election form will also serve as a letter of transmittal, which is the form Rumson shareholders will use to send their stock certificates to the Exchange Agent to be exchanged in the merger. The election form will have explicit instructions on how to exchange Rumson stock certificates. Certificates representing shares of Rumson common stock MUST be sent in with your election form in the enclosed envelope. Rumson shareholders should not send their stock certificates with their proxy card.

After Rumson shareholders surrender their Rumson stock certificates to the Exchange Agent and after the time the merger takes effect, former Rumson shareholders will receive cash and/or a certificate representing their shares of 1st Constitution common stock. At the time any new stock certificate is issued, former Rumson shareholders will also receive a check for any fractional shares. All shares of Rumson common stock held by a shareholder immediately prior to the effective time of the merger will be aggregated before determining the need to pay cash in lieu of fractional shares to such former shareholder. No interest will be paid with respect to any cash payable in the merger.

Stock Options and Restricted Stock

As of the record date for the Rumson special meeting of shareholders, various directors, officers and employees of Rumson held options to purchase a total of 85,080 shares of Rumson common stock, all granted under Rumson’s equity compensation plans. At the effective time of the merger, all such options, whether vested or unvested, will be terminated and converted, without any action on the part of 1st Constitution, 1st Constitution Bank, Rumson or the holders of the options, into the right to receive cash equal to the product of (i) the aggregate number of shares of common stock of Rumson underlying such outstanding option multiplied by (ii) the excess, if any, of $7.50 over the per share exercise price of such outstanding option. Holders of stock options with an exercise price of $7.50 or above will receive no consideration in the merger.

As of the record date for the Rumson special meeting of shareholders, various officers of Rumson held a total of 11,250 shares of unvested and unissued restricted stock. At the effective time of the merger, each share of unvested and unissued restricted stock will be converted, without any action on the part of 1st Constitution, 1st Constitution Bank, Rumson or the holders of the restricted stock, into the right to receive 0.7772 shares of 1st Constitution common stock.

1st Constitution Common Stock

Each share of 1st Constitution common stock outstanding immediately prior to completion of the merger will remain outstanding and unchanged by the merger.

Effective Date

The merger will take effect when all conditions to the merger, including obtaining shareholder and regulatory approval, have been fulfilled or waived or as soon as practicable thereafter as 1st Constitution and Rumson mutually select. Neither regulatory approval nor the required approvals of Rumson’s shareholders can be waived. 1st Constitution and Rumson presently expect to close the merger during the first quarter of 2014. See “THE MERGER – Conditions to the Merger” at page 60 and “THE MERGER – Regulatory Approvals” at page 63.

Representations and Warranties

The merger agreement contains customary representations and warranties relating to, among other things:

Rumson

•	Organization of Rumson and its subsidiaries.

•	Capital structure of Rumson.

•	Due authorization, execution, delivery, performance and enforceability of the merger agreement and interrelationship with other agreements.

•	Consents or approvals of regulatory authorities or third parties necessary to complete the merger.

•	Accuracy of reports filed with regulatory authorities.

•	Consistency of financial statements with generally accepted accounting principles and existence of suitable internal controls.

•	Liabilities incurred since March 31, 2013.

•	Brokers’ and other fees.

•	Absence of material adverse changes, since December 31, 2012, in Rumson’s consolidated business, results of operations or financial condition.

•	Absence of undisclosed material pending or threatened legal proceedings.

•	Filing of tax returns and payment of taxes.

•	Retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974.

•	Accuracy of information supplied by Rumson for inclusion in the registration statement filed under the Securities Act of 1933 in connection with the issuance of 1st Constitution common stock in the merger, this proxy statement and prospectus, and all applications filed with regulatory authorities for approval of the merger.

•	Compliance with applicable laws and regulations.

•	Disclosure of material contracts.

•	Absence of regulatory orders.

•	Quality of title to assets and properties.

•	Maintenance of adequate insurance.

•	Absence of material environmental violations, actions or liabilities.

•	Rumson’s receipt of an opinion from Keefe, Bruyette & Woods, Inc. that the consideration paid to Rumson’s shareholders is fair.

•	Indemnification obligations of Rumson and its subsidiaries.

•	Validity and binding nature of loans reflected as assets in Rumson’s financial statements.

•	Investment securities, deposits and other borrowings on Rumson’s statement of condition.

•	Approval by two-thirds of the holders of Rumson’s common stock is sufficient to approve the merger.

•	Intellectual property matters.

•	Absence of prior regulatory applications.

•	Conduct of the mortgage banking business.

1st Constitution

•	Organization of 1st Constitution and its subsidiaries.

•	Capital structure of 1st Constitution.

•	Due authorization, execution, delivery, performance and enforceability of the merger agreement and interrelationship with other agreements.

•	Consents or approvals of regulatory authorities or third parties necessary to complete the merger.

•	Accuracy of reports filed with regulatory authorities.

•	Consistency of financial statements with generally accepted accounting principles and existence of suitable internal controls.

•	Accuracy of reports filed by 1st Constitution with the SEC.

•	Absence of material adverse changes, since December 31, 2012, in 1st Constitution’s consolidated business, results of operations or financial condition.

•	Accuracy of information supplied by 1st Constitution for inclusion in the registration statement filed under the Securities Act of 1933 in connection with the issuance of 1st Constitution common stock in the merger, this proxy statement and prospectus, and all applications filed with regulatory authorities for approval of the merger.

•	Compliance with applicable laws and regulations.

•	Absence of regulatory orders.

•	Regulatory capital.

•	No ownership of Rumson capital stock.

•	Adequacy of loan loss provision and reserve for OREO properties.

•	Subsidiaries having a Community Reinvestment Act rating of at least “satisfactory.”

•	Absence of prior regulatory applications.

•	1st Constitution Bank having access to funds to pay cash portion of the merger consideration.

Conduct of Business Pending the Merger

In the merger agreement, 1st Constitution and Rumson each agreed to use commercially reasonable efforts to maintain and preserve intact its respective business organizations, properties, leases, employees and advantageous business relationships. 1st Constitution and Rumson each also agreed to not take any action which would adversely affect or delay their respective ability to perform their covenants and agreements set forth in the merger agreement on a timely basis or which would adversely affect or delay their respective ability to obtain any necessary approvals, waivers or consents of any governmental entity or third party to consummate the merger.

In addition, Rumson agreed to conduct its business and to engage in transactions only in the ordinary and usual course consistent with past practices and prudent banking practice, except as otherwise required by the merger agreement or consented to by 1st Constitution. Subject to certain exceptions referred to in the merger agreement, Rumson also agreed in the merger agreement that Rumson will not, without the written consent of 1st Constitution except as otherwise specifically provided in the merger agreement:

•	repurchase, redeem or otherwise acquire any of its capital stock;

•	issue any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, except for the issuance of up to a total of 85,080 shares of Rumson common stock upon the exercise of stock options outstanding on the date of the merger agreement and 11,250 unvested shares of restricted Rumson common stock granted prior to the date of the merger agreement upon the vesting of such restricted Rumson common stock;

•	amend its Certificate of Incorporation or By-laws;

•	make any capital expenditures in excess of $25,000 in the aggregate;

•	enter into any new line of business or offer any new products or services;

•	acquire any business or any assets outside of the ordinary course of business;

•	take any action that is intended or may reasonably be expected to result in any of the conditions to closing the merger set forth in the merger agreement not being satisfied or not being satisfied prior to August 14, 2014;

•	change its methods of accounting, except as required by changes in generally accepted accounting principles or regulatory accounting principles as concurred with in writing by Rumson’s independent auditors;

•	adopt, amend, or terminate any employee benefit plan;

•	increase the compensation or fringe benefits of any director, officer or employee, pay any benefit not required by any plan or agreement, pay any bonus or grant any stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares;

•	other than in the ordinary course of business consistent with past practice, dispose of its material assets, properties or other rights or agreements;

•	other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money;

•	file any application to relocate or terminate the operations of any of its banking offices (except that Rumson may file an application to close its Oceanport, New Jersey branch);

•	create, renew, amend or terminate any material contract;

•	except in the ordinary course of business consistent with past practices and in amounts less than $200,000, and other than investments for Rumson’s portfolio that are permissible under the merger agreement, make any investment in any other individual, corporation or other entity;

•	except in the ordinary course of business consistent with past practices, make any investment in any debt security other than U.S. government and U.S. government agency securities with final maturities of five years or less or mortgage-backed or mortgage related securities that would not be considered “high risk’ securities;

•	settle any claim in excess of $10,000 or involving any material restrictions on Rumson’s operations;

•	except in the ordinary course of business consistent with past practices and in amounts less than $100,000, waive or release any material right;

•	make loans that fall outside of parameters set forth in the merger agreement;

•	make any investment or commitment to invest in real estate or in any real estate development project, other than real estate acquired in satisfaction of defaulted mortgage loans;

•	except pursuant to commitments existing on the date of the merger agreement and disclosed to 1st Constitution, make any construction loans outside the ordinary course of business consistent with past practices, make any real estate loans secured by undeveloped land or make any real estate loans secured by land located outside the States of New Jersey and New York;

•	establish any new branch or other office facilities;

•	elect to the Board any person who is not a current member of Rumson’s Board;

•	change any method of tax accounting, make and change any tax election, file any amended tax return, settle any tax liability or surrender any right to claim a tax refund;

•	after an acquisition proposal (other than the proposed merger) has been (i) directly made to Rumson’s shareholders, (ii) publicly disclosed or (iii) made known to senior management or the Board of Rumson, except to the extent permitted under the merger agreement, take any intentional act, or intentionally omit to take any act, that causes Rumson’s representations in the merger agreement to be inaccurate in any material respect;

•	take any other action outside of the ordinary course of business; or

•	agree to do any of the foregoing.

Rumson also agreed in the merger agreement, among other things:

•	to submit the proposed merger to its shareholders for approval at a shareholders’ meeting to be held as soon as is reasonably practicable after the date on which the registration statement, of which this proxy statement and prospectus is a part, is declared effective by the SEC;

•	through the Rumson Board, subject to applicable fiduciary obligations, to recommend that Rumson’s shareholders approve the merger agreement, and such other matters as are submitted to Rumson shareholders in connection with the merger agreement;

•	to provide 1st Constitution with certain financial statements as reasonably requested by 1st Constitution in order to enable 1st Constitution to comply with its reporting obligations under the Exchange Act;

•	to cooperate with 1st Constitution to conform certain policies and procedures to the policies and procedures followed by 1st Constitution; and

•	to provide 1st Constitution with any information about Rumson reasonably requested by 1st Constitution for use in any subsequent filings that 1st Constitution may be required to make in transactions unrelated to the merger.

Rumson has also agreed not to solicit any proposal from a third party with respect to a merger, consolidation or similar transaction involving, or any purchase of, all or more than 25% of the assets or voting power of Rumson or any of its subsidiaries. We refer to any such proposal as an “acquisition proposal.”

Similarly, Rumson has agreed not to participate in any negotiations concerning, or provide any confidential information with respect to, an acquisition proposal. These obligations are subject to certain exceptions in the merger agreement designed to assure that Rumson’s Board may exercise its fiduciary responsibilities in the event that a third party, acting on an unsolicited basis, makes an acquisition proposal prior to the consummation of the merger. In the event that Rumson receives any such proposal, Rumson is required to promptly (and in any event within 48 hours of receipt) disclose to 1st Constitution the identity of the person making the proposal and the substance of such proposal.

1st Constitution and Rumson jointly agreed, among other things:

•	to cooperate in preparing all regulatory and other filings to be made in connection with the merger;

•	to provide access to each other and to each other’s representatives;

•	subject to applicable provisions of the merger agreement, to use our reasonable best efforts to consummate the transactions contemplated by the merger agreement and to obtain any consent of any governmental entity or other third party which is required in connection with the merger;

•	to deliver to each other monthly, quarterly and, if applicable, annual financial statements; and

•	to agree upon the form and substance of any press release or public disclosure related to the proposed merger.

1st Constitution has agreed:

•	to use its reasonable best efforts to cause the 1st Constitution common stock to be issued in the merger to be approved for listing on the Nasdaq Global Market;

•	to permit the Rumson employees who remain in 1st Constitution’s employ after the merger is consummated to participate in 1st Constitution’s employee benefit plans to the same extent as similarly situated employees of 1st Constitution and generally to credit such employees with the years of service earned as employees of Rumson;

•	to indemnify any current or former director or officer of Rumson against any claim, including any claim which relates in any way to the merger, this proxy statement and prospectus, the merger agreement, any of the transactions contemplated by the merger agreement, such person’s service as a member of the Board of Rumson, the events leading up to the execution of the merger agreement, any statement, recommendation or solicitation made in connection with the merger and any breach of any duty in connection with any of the foregoing, in each case to the extent that indemnification would have been permitted under any applicable law and Rumson’s Certificate of Incorporation and By-laws had the merger not occurred;

•	to cause the persons serving as officers and directors of Rumson immediately prior to the consummation of the merger to be covered by directors and officers liability insurance for a period of six years after the closing, subject to a limitation on the amount which 1st Constitution must spend for such insurance; and

•	to provide severance to any Rumson employee who is terminated by 1st Constitution Bank without cause following the effective time of the merger in accordance with 1st Constitution Bank’s severance policy then in effect.

Conditions to the Merger

Our obligations to effect the merger are subject to various conditions, including the following:

Conditions Applicable to Rumson and 1st Constitution

•	Rumson’s shareholders shall have approved the merger agreement and the transactions contemplated by that agreement;

•	the registration statement of which this proxy statement and prospectus is a part shall not be subject to an order – typically referred to as a stop order – demanding that we cease using these documents;

•	we shall have received all necessary approvals of governmental entities, such approvals shall not be subject to any material conditions, any conditions relating to such approvals shall have been satisfied and all statutory waiting periods shall have expired;

•	no order, judgment or decree shall be outstanding that would have the effect of preventing completion of the merger;

•	no suit, action or other proceeding shall be pending or threatened by any governmental entity seeking to restrain or prohibit the merger;

•	no suit, action or other proceeding shall be pending before any court or governmental entity seeking to restrain or prohibit the merger or obtain other substantial monetary or other relief against one or more of the parties which 1st Constitution or Rumson determines in good faith, based upon the advice of their respective counsel, makes it inadvisable to proceed;

•	Rumson and 1st Constitution shall have received from 1st Constitution’s counsel the tax opinion described under “THE MERGER – Material United States Federal Income Tax Consequences”; and

•	the shares of 1st Constitution common stock issuable in the merger shall have been authorized for listing on the NASDAQ Global Market, subject to official notice of issuance.

Additional Conditions Applicable to 1st Constitution

In addition to the foregoing, 1st Constitution’s obligations to close the merger are also conditioned, among other things, on the following:

•	except for representations made as of a particular date, Rumson’s representations shall be true and correct in all material respects (or in all respects for representations which are qualified as to materiality) at closing;

•	Rumson representations made as of a particular date shall be true and correct in all material respects (or in all respects for representations which are qualified as to materiality) as of such date;

•	Rumson shall have performed in all material respects the covenants which it is required to perform under the merger agreement;

•	Rumson shall have obtained all consents of any third parties, other than governmental entities, which are necessary to permit the consummation of the merger, except for those which would not materially adversely affect Rumson or 1st Constitution if not obtained;

•	none of such consents shall contain any term or condition which would materially adversely affect 1st Constitution;

•	Rumson shall have taken all necessary corporate action to effectuate the merger of Rumson into 1st Constitution Bank immediately following the effective time of the merger and all conditions to the closing of the merger shall have been satisfied or waived;

•	no governmental entity has imposed a condition or requirement on 1st Constitution or 1st Constitution Bank (either before or after the effective time of the merger) that the Board of 1st Constitution reasonably determines (i) is onerous, (ii) reasonably likely to have a material imposition on their operations, business or prospects or (iii) will require 1st Constitution or 1st Constitution Bank to raise capital within one year of the effective time of the merger;

•	Rumson shall have satisfied, or be in the process of satisfying in a manner and under a timetable reasonably satisfactory to 1st Constitution, in all material respects the actions required to be taken by Rumson pursuant to findings of the FDIC and the New Jersey Department of Banking and Insurance in their respective examination reports; and

•	The indemnification agreements with each current director of Rumson shall have been amended to the satisfaction of 1st Constitution and 1st Constitution Bank.

Additional Conditions Applicable to Rumson

In addition to the foregoing, Rumson’s obligations to close the merger are also conditioned, among other things, on the following:

•	except for representations made as of a particular date, 1st Constitution’s representations shall be true and correct in all material respects (or in all respects for representations which are qualified as to materiality) at closing;

•	1st Constitution representations made as of a particular date shall be true and correct in all material respects (or in all respects for representations which are qualified as to materiality) as of such date;

•	1st Constitution shall have performed in all material respects the covenants which it is required to perform under the merger agreement;

•	1st Constitution Bank shall have taken all necessary corporate action to effectuate the merger and all conditions to the closing of the bank merger shall have been satisfied or waived; and

•	1st Constitution Bank shall have furnished Rumson with evidence of satisfactory directors and officers liability insurance coverage for persons serving as officers and directors of Rumson immediately prior to the consummation of the merger for a period of six years after the closing as required under the merger agreement.

Except for the requirements of Rumson shareholder approval, regulatory approvals and the absence of any order, decree, or injunction preventing the transactions contemplated by the merger agreement, we each may waive each of the conditions described above in the manner and to the extent described in “THE MERGER – Amendment; Waiver” below. However, neither of us anticipates waiving the condition that a tax opinion be delivered by 1st Constitution’s counsel.

Amendment; Waiver

Subject to applicable law, at any time prior to completion of the merger, we may:

•	amend the merger agreement.

•	extend the time for the performance of any of the obligations or other acts of the other party required in the merger agreement.

•	waive any inaccuracies in the representations and warranties of the other party contained in the merger agreement.

•	waive compliance by the other party with any of the agreements or conditions contained in the merger agreement, except for the requirements of Rumson shareholder approval, regulatory approvals and the absence of any order, decree, or injunction preventing the transactions contemplated by the merger agreement.

Termination

Subject to certain qualifications described in the merger agreement, the merger agreement may be terminated under the following circumstances:

•	by agreement of 1st Constitution and Rumson;

•	by either 1st Constitution or Rumson:

•	if a required regulatory approval shall have been denied by final, non-appealable action, provided that the right to terminate will not be available to any party whose failure to comply with the merger agreement has been the cause of, or materially contributed to, such action;

•	if the merger is not consummated on or before August 14, 2014;

•	if Rumson’s shareholders fail to approve the merger;

•	if there is a breach of the other party’s representations in the merger agreement, and such breach is not cured within thirty days following written notice to the party committing such breach; provided, however, that neither party can terminate the merger agreement unless the breach, together with all other such breaches, would constitute a failure to satisfy a condition of closing;

•	if the other party materially breaches any covenant in the merger agreement; or

•	if the conditions to such party’s obligations to close are not capable of being satisfied on or before August 14, 2014.

•	by Rumson, if it approves an acquisition proposal, but only if:

•	at least four business days prior to entering into a definitive agreement relating to the acquisition proposal, Rumson provides 1st Constitution with a copy of that agreement;

•	Rumson’s Board determines in good faith that approving that definitive agreement is legally necessary for the proper discharge of its fiduciary duties; and

•	after considering any response that 1st Constitution may have after reviewing that definitive agreement, the Rumson Board determines in good faith that the transactions contemplated by that definitive agreement are reasonably likely to be consummated and would, if consummated, be more favorable to Rumson’s shareholders than the merger agreement and any transaction then being proposed by 1st Constitution.

We refer to this termination right as Rumson’s “fiduciary out.”

In addition, Rumson will have the right to terminate the merger agreement in the event that both of the following events occur at any time during the five day period commencing on the date (referred to in this document as the “Determination Date”) on which all bank regulatory approvals for the merger have been received:

•	the average closing sales price of 1st Constitution common stock on the Nasdaq Global Market, – an average price which we refer to as the “1st Constitution Average Closing Price” – is less than $6.755; and

•	the number obtained by dividing the 1st Constitution Average Closing Price on the Determination Date by $9.65 shall be less than the number obtained by dividing the average of the daily closing prices of the NASDAQ Bank Index for the 20 consecutive trading days immediately preceding the Determination Date by $2,383.50 and subtracting 0.30 (this number is referred to as the “Index Ratio”).

The effect of this provision is to enable Rumson to terminate the merger agreement if the market price of 1st Constitution common stock falls substantially, both in absolute terms (that is, below $6.755) and by comparison to the list of banking institutions that comprise the NASDAQ Bank Index.

Termination Fees

Rumson has agreed to pay a fee of $1,000,000 to 1st Constitution and has agreed to reimburse 1st Constitution for up to $275,000 in out-of-pocket expenses if:

(i) Rumson exercises its fiduciary out;

(ii) 1st Constitution terminates the merger agreement under circumstances where, prior to Rumson shareholder approval, Rumson refuses to recommend that its shareholders approve the merger or adopts an alternative acquisition proposal, breaches its non-solicitation obligations with respect to alternative acquisition proposals in any material respect adverse to 1st Constitution or recommends that Rumson shareholders tender their shares (or fail to reject) a tender offer or exchange offer for 25% or more of the Rumson common stock; or

(iii) Rumson or any of its subsidiaries enters into a definitive agreement with respect to, or consummates a transaction contemplated by a tender or exchange offer to acquire 50% or more of the voting power in Rumson or any of its subsidiaries, a proposal for a merger, consolidation or other business combination involving Rumson or any of its subsidiaries or any other proposal or offer to acquire in any manner 50% or more of the voting power in, or 50% or more of the business, assets or deposits of, Rumson or any of its subsidiaries (an “Acquisition Proposal”) within 12 months after any of the terminations referred to in subclause (B)(x), (y) or (z) of the paragraph immediately below this clause (iii).

In addition, Rumson has agreed to reimburse 1st Constitution for up to $275,000 in out-of-pocket expenses (but does not have to pay a fee of $1,000,000) if (A) an Acquisition Proposal shall have been made directly to Rumson shareholders or otherwise publicly disclosed or communicated or made known to any member of Rumson’s senior management or Board and (B) the merger agreement is thereafter terminated (x) by 1st Constitution or Rumson if the merger has not been consummated by the one year anniversary of the merger agreement unless the failure to consummate the merger is due to the failure of the terminating party to perform its covenants and agreements under the merger agreement or if the approval of Rumson shareholders has not been obtained by reason of the failure to obtain the required vote at a duly held meeting or any adjournment or postponement thereof following the effectiveness of the registration statement of which this proxy statement and prospectus is a part, (y) by 1st Constitution as a result of its termination right in connection with a breach of any of the representations or warranties on the part of Rumson which breach, if curable prior to the one year anniversary of the merger agreement, is not cured within 30 days following written notice, or (z) by 1st Constitution as a result of its termination right in connection with a material breach of any of the covenants or agreements on the part of Rumson, which breach, if curable prior to the one year anniversary of the merger agreement, is not cured within 30 days following written notice.

Nasdaq Listing

Rumson’s obligation to complete the merger is subject to the condition that the 1st Constitution common stock issuable in the merger be authorized for listing on the Nasdaq Global Market.

Expenses

Subject to expense reimbursement in connection with certain types of termination, 1st Constitution and Rumson will each pay their own costs and expenses incurred in connection with the transactions contemplated by the merger agreement, including fees and expenses of financial consultants, accountants and legal counsel.

Exchange of Rumson Stock Certificates and Payment of Consideration

The conversion of Rumson common stock into the right to receive 1st Constitution common stock or cash will occur automatically on the merger’s effective date. As soon as possible after the effective date of the merger, the Exchange Agent designated by 1st Constitution will send, to those Rumson shareholders who have not already submitted their stock certificates and election forms, a transmittal form, along with instructions, to use in exchanging Rumson stock certificates for 1st Constitution stock certificates or the cash portion of the merger consideration, as well as for cash in lieu of fractional shares. The Exchange Agent will mail certificates representing shares of 1st Constitution common stock, checks for the cash consideration and checks for cash in lieu of fractional share interests to former shareholders of Rumson as soon as reasonably possible following the closing and its receipt of certificates representing former shares of Rumson common stock and other related documentation required by the Exchange Agent.

Rumson shareholders should not return their Rumson stock certificates with the enclosed proxy card. They should not send their Rumson stock certificates to the Exchange Agent until they are ready to submit their election forms or, if they do not submit an election form prior to the closing, until they receive the transmittal form after the closing.

Until the merger has been consummated and the certificates representing shares of Rumson common stock are surrendered for exchange, holders of such certificates will not receive the merger consideration or, in the case of former Rumson shareholders entitled to receive 1st Constitution common stock, dividends or distributions on the 1st Constitution common stock into which such shares have been converted. When such certificates are surrendered, any unpaid dividends or other distributions will be paid without interest. For all other purposes, however, each certificate representing shares of Rumson common stock outstanding at the merger’s effective date will be deemed to evidence ownership of and the right to receive the shares of 1st Constitution common stock (and cash in lieu of fractional shares) and cash into which such shares have been converted.

None of the parties will be liable to any Rumson shareholder for any amount paid in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

No fractional shares of 1st Constitution common stock will be issued to any shareholder of Rumson upon completion of the merger. For each fractional share that would otherwise be issued, 1st Constitution will pay by check an amount equal to the fractional share interest to which such holder would otherwise be entitled multiplied by the average (rounded to four decimal places) of the daily closing sales prices of 1st Constitution common stock as reported on the Nasdaq Global Market for the 20 consecutive trading days ending on the date that all regulatory approvals are received. All shares of Rumson common stock held by a Rumson shareholder immediately prior to the effective time will be aggregated before determining the need to pay cash in lieu of fractional shares to such holder.

Regulatory Approvals

Completion of the merger and the bank merger requires approval by the FDIC and the New Jersey Department of Banking and Insurance and may be subject to review and approval by the Federal Reserve Board. Approval by any of these bank regulators does not constitute an endorsement of the merger or a determination that the terms of the merger are fair to Rumson’s shareholders. Applications were filed with the FDIC and the New Jersey Department of Banking and Insurance on October 4, 2013 and October 7, 2013, respectively, and approvals are pending. A request for a waiver from the Board of Governors of the Federal Reserve System will be made at a later date only after approval from the FDIC has been received. We cannot assure you that the necessary regulatory approvals and waivers will be granted, or that they will be granted on a timely basis without conditions unacceptable to 1st Constitution.

Interests of Management and Others in the Merger

In considering the recommendation of the Rumson Board regarding the merger, Rumson shareholders should know that certain directors and officers of Rumson have interests in the merger in addition to their interests as shareholders of Rumson. All those additional interests are described below, to the extent they are material and are known to Rumson. The Rumson Board and the 1st Constitution and 1st Constitution Bank Boards were aware of these interests and considered them, among other matters, in approving the merger agreement.

The directors and executive officers of Rumson have interests in the merger as directors and employees that are different from the interests of the other Rumson shareholders. These interests include, among others:

•	Upon consummation of the merger, James G. Aaron (currently the Chairman of the Board and a director of Rumson) will be appointed to the Board of Directors of 1st Constitution Bank ( if he is unable or unwilling to serve, another person from among the current Board of Directors of Rumson will be designated by 1st Constitution Bank to serve as a director of 1st Constitution Bank). Directors of 1st Constitution Bank receive compensation for services rendered in such capacity at the rate of $500 per Board meeting and $500 per Board committee meeting attended. In addition, directors of 1st Constitution Bank receive an annual award of 1st Constitution common stock. In 2013, the annual award was for 200 shares of 1st Constitution common stock.

•	Joseph Castelluci (President and Chief Executive Officer) has an existing employment agreement with Rumson and the merger will trigger a change in control. Following the change in control, if Mr. Castelluci is terminated by 1st Constitution Bank or if he terminates his employment after a change in control because his duties and responsibilities or his total annual compensation and/or benefits are materially changed or terminated, or he is not employed at his current level for a two year period, or he has to incur an unreasonable commuting distance of 30 miles or more from his home address, Joseph Castelluci will be entitled to receive a severance payment equal to his current base salary, bonus and the cash equivalent of his employee benefits for a period of two years.

•	In addition to Mr. Castelluci’s employment agreement, Gayle S. Hoffman (Senior Vice President and Chief Financial Officer) and Thomas Sannelli (Senior Vice President of Retail Banking) have change of control agreements. The merger will trigger a change in control and (i) if Gayle S. Hoffman or Thomas Sannelli is terminated without cause as a result of the merger or (ii) if Gayle S. Hoffman or Thomas Sannelli is not employed by 1st Constitution Bank for a period of at least one year from the date of the merger pursuant to a written agreement providing that they each have (a) the same or substantially equal position with similar title and responsibilities and the same or greater salary, benefits and bonuses that they each respectively received immediately prior to the change in control and (b) no more than a 30 mile commute from their respective residence, they will each be entitled to receive a severance payment equal to their current base salary for a period of one year, their largest annual cash bonus in the three year period between December 31, 2010 and December 31, 2012, and the cash equivalent of their employee benefits for a period of one year.

•	Mr. Castelluci and Ms. Hoffman have 7,500 and 3,750 shares, respectively, of unvested and unissued restricted Rumson stock that will vest as a result of the merger. Upon consummation of the merger, each share of unvested and unissued Rumson restricted stock will be converted into the right to receive 0.7772 shares of 1st Constitution stock.

•	Mr. Castelluci, Ms. Hoffman, Edward S. Keller and Mr. Sannelli hold options to purchase 25,000, 20,000, 10,000 and 1,000 shares of Rumson common stock, respectively, at an exercise price of $6.00 per share. In addition, other employees of Rumson hold options to purchase an aggregate of 1,900 shares of Rumson common stock at an exercise price of $6.00 per share. Upon consummation of the merger, each of these options, whether vested or unvested, will be converted into the right to receive $1.50 for each share underlying the options, which amount is equal to the difference between the merger cash consideration of $7.50 per share of Rumson common stock and the exercise price of $6.00 per share set forth in the options.

•

Mr. Sannelli and Mr. Castelluci hold options to purchase 13,834 and 3,843 shares of Rumson common stock, respectively, at an exercise price of $6.83 per share. At the closing of the merger, each of these options, whether vested or unvested, will be converted into the right to receive $0.67 for each share underlying the options, which is the difference between the merger cash consideration of $7.50 per share of Rumson common stock and the exercise price of $6.83 per share set forth in the options.

•	Stephen A. Tyler, a director, and Mr. Castelluci hold options to purchase 8,389 and 1,117 shares of Rumson common stock, respectively, at exercise prices in excess of the merger cash consideration of $7.50 per share of Rumson common stock. At the closing of the merger, neither Mr. Tyler nor Mr. Castelluci will receive any cash consideration for such options.

•	The merger agreement provides that 1st Constitution will indemnify the directors and officers of Rumson against certain liabilities for a six-year period following completion of the merger. In addition, 1st Constitution has agreed to cause the persons serving as officers and directors of Rumson immediately prior to the merger to be covered by directors and officers liability insurance for a period of six years after the closing, subject to a limitation on the amount which 1st Constitution must spend for this insurance.

Accounting Treatment

The assets and liabilities of Rumson as of the effective date of the merger will be recorded at their respective estimated fair values and added to those of 1st Constitution. Any excess of purchase price over the net estimated fair values of the acquired assets and liabilities of Rumson will be allocated to all identifiable intangible assets. Any remaining excess will then be allocated to goodwill, the goodwill resulting from the merger will not be amortized to expense, but instead will be reviewed for impairment at least annually. To the extent goodwill is impaired, its carrying value would be written down to its implied fair value and a charge would be made to earnings. Core deposit intangibles and other intangibles with definite useful lives will be amortized to expense over their estimated useful lives. 1st Constitution will include in its results of operations the results of Rumson’s operations after completion of the merger.

Material United States Federal Income Tax Consequences

This section describes the anticipated material United States federal income tax consequences of the merger to U.S. holders of Rumson common stock who exchange shares of Rumson common stock for shares of 1st Constitution common stock, cash, or a combination of shares of 1st Constitution common stock and cash pursuant to the merger.

For purposes of this discussion, a U.S. holder is a beneficial owner of Rumson common stock who for United States federal income tax purposes is:

•	An individual who is a citizen or resident of the United States;

•	a corporation, or other entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or any state or political subdivision thereof;

•	a trust that (1) is subject to (A) the primary supervision of a court within the United States and (B) the authority of one or more United States persons to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person; or

•	an estate that is subject to United States federal income tax on its income regardless of its source.

If a partnership (including for this purpose any entity treated as a partnership for United States federal income tax purposes) holds Rumson common stock, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partner and the partnership. If you are a partner of a partnership holding Rumson common stock, you should consult your tax advisor.

This discussion addresses only those Rumson shareholders that hold their Rumson common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, and does not address all the United States federal income tax consequences that may be relevant to particular Rumson shareholders in light of their individual circumstances or to Rumson shareholders that are subject to special rules, such as:

•	financial institutions;

•	investors in pass-through entities;

•	insurance companies;

•	tax-exempt organizations;

•	dealers in securities;

•	traders in securities that elect to use a mark-to-market method of accounting;

•	persons that hold Rumson common stock as part of a straddle, hedge, constructive sale or conversion transaction;

•	certain expatriates or persons that have a functional currency other than the U.S. dollar;

•	persons who are not U.S. holders; and

•	shareholders who acquired their shares of Rumson common stock through the exercise of an employee stock option or otherwise as compensation or through a tax-qualified retirement plan.

In addition, the discussion does not address any alternative minimum tax or any state, local or foreign tax consequences of the merger, nor does it address any tax consequences arising under the unearned income Medicare contribution tax enacted pursuant to the Health Care and Education Reconciliation Act of 2010.

The following discussion is based on the Internal Revenue Code, its legislative history, existing and proposed regulations thereunder and published rulings and decisions, all as currently in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. Any such change could affect the continuing validity of this discussion.

1st Constitution and Rumson have structured the merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. Assuming that the merger is completed according to the terms of the merger agreement and based upon facts, factual representations and assumptions contained in representation letters provided by 1st Constitution and Rumson, all of which must continue to be true and accurate in all material respects through the effective time of the merger, and subject to the assumptions and qualifications to be contained in the opinion of Day Pitney LLP to be delivered at closing and the assumptions and qualifications contained in this “Material United States Federal Income Tax Consequences” section of this proxy statement and prospectus, it is the opinion of Day Pitney LLP, counsel to 1st Constitution, that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

The obligation of 1st Constitution and Rumson to complete the merger is conditioned upon the receipt at closing of an opinion from Day Pitney LLP, counsel to 1st Constitution, to the effect that the merger will for federal income tax purposes qualify as a reorganization based upon customary representations made by 1st Constitution and Rumson. This opinion will not be binding on the Internal Revenue Service or the courts. 1st Constitution and Rumson have not requested and do not intend to request any ruling from the Internal Revenue Service as to the United States federal income tax consequences of the merger. Accordingly, each Rumson shareholder should consult its tax advisor with respect to the particular tax consequences of the merger to such holder. In addition, because a Rumson shareholder may receive a mix of cash and stock despite having made a cash election or stock election, it will not be possible for holders of Rumson common stock to determine the specific tax consequences of the merger to them at the time of making the election.

Tax Consequences of the Merger Generally to Holders of Rumson Common Stock if the Merger Qualifies as a Reorganization Under Section 368(a) of the Code. If the merger is treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, the tax consequences are as follows:

•	gain or loss will be recognized by those holders receiving solely cash for Rumson common stock pursuant to the merger equal to the difference between the amount of cash received by a holder of Rumson common stock and such holder’s adjusted tax basis in such holder’s shares of Rumson common stock;

•	no gain or loss will be recognized by those holders receiving solely shares of 1st Constitution common stock in exchange for shares of Rumson common stock pursuant to the merger (except with respect to any cash received instead of fractional share interests in 1st Constitution common stock, as discussed in the section entitled “Cash Received Instead of a Fractional Share of 1st Constitution Common Stock” below);

•	gain (but not loss) will be recognized by those holders who receive shares of 1st Constitution common stock and cash in exchange for shares of Rumson common stock pursuant to the merger, in an amount equal to the lesser of (1) the amount by which the sum of the fair market value of the 1st Constitution common stock and cash received by a holder of Rumson common stock exceeds such holder’s adjusted tax basis in its Rumson common stock, and (2) the amount of cash received by such holder of Rumson common stock (except with respect to any cash received instead of fractional share interests in 1st Constitution common stock, as discussed in the section entitled “Cash Received Instead of a Fractional Share of 1st Constitution Common Stock” below);

•	the aggregate basis of the 1st Constitution common stock received in the merger will be the same as the aggregate basis of the Rumson common stock for which it is exchanged, decreased by the amount of cash received in the merger (except with respect to any cash received instead of fractional share interests in 1st Constitution common stock), decreased by any basis attributable to fractional share interests in 1st Constitution common stock for which cash is received, and increased by the amount of gain recognized on the exchange (regardless of whether such gain is classified as capital gain, or as ordinary dividend income, as discussed below, but excluding any gain or loss recognized with respect to fractional share interests in 1st Constitution common stock for which cash is received); and

•	the holding period of 1st Constitution common stock received in exchange for shares of Rumson common stock will include the holding period of the Rumson common stock for which it is exchanged.

If holders of Rumson common stock acquired different blocks of Rumson common stock at different times or at different prices, any gain or loss will be determined separately with respect to each block of Rumson common stock and such holders’ basis and holding period in their shares of 1st Constitution common stock may be determined with reference to each block of Rumson common stock. Any such holders should consult their tax advisors regarding the manner in which cash and 1st Constitution common stock received in the exchange should be allocated among different blocks of Rumson common stock and with respect to identifying the bases or holding periods of the particular shares of 1st Constitution common stock received in the merger.

Gain that holders of Rumson common stock recognize in connection with the merger generally will constitute capital gain and will constitute long-term capital gain if such holders have held (or are treated as having held) their Rumson common stock for more than one year as of the date of the merger. Long-term capital gain of non-corporate holders of Rumson common stock is generally taxed at preferential rates. In some cases, if a holder actually or constructively owns 1st Constitution stock other than 1st Constitution stock received pursuant to the merger, the recognized gain could be treated as having the effect of a distribution of a dividend under the tests set forth in Section 302, in which case such gain would be treated as dividend income. Because the possibility of dividend treatment depends primarily upon each holder’s particular circumstances, including the application of the constructive ownership rules, holders of Rumson common stock should consult their tax advisors regarding the application of the foregoing rules to their particular circumstances.

Cash Received Instead of a Fractional Share of 1st Constitution Common Stock. A holder of Rumson common stock who receives cash instead of a fractional share of 1st Constitution common stock will generally be treated as having received the fractional share pursuant to the merger and then as having sold that fractional share of 1st Constitution common stock for cash. As a result, a holder of Rumson common stock will generally recognize gain or loss equal to the difference between the amount of cash received and the basis in his or her fractional share interest as set forth above. Except as described above, this gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if, as of the effective date of the merger, the holding period for such shares is greater than one year. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting. Payments of cash to a holder of Rumson common stock may, under certain circumstances, be subject to information reporting and backup withholding, unless the holder provides proof of an applicable exemption satisfactory to 1st Constitution and the exchange agent or furnishes its taxpayer identification number, and otherwise complies with all applicable requirements of the backup withholding rules. Any amounts withheld from payments to a holder under the backup withholding rules are not additional tax and will be allowed as a refund or credit against the holder’s United States federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

Tax Consequences if the Merger Fails to Qualify as a Reorganization. If the merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, then each U.S. holder of Rumson common stock will recognize capital gain or loss equal to the difference between (a) the sum of the fair market value of the shares of 1st Constitution common stock, as of the effective date of the merger, received by such U.S. holder pursuant to the merger and the amount of any cash received by such U.S. holder pursuant to the merger and (b) its adjusted tax basis in the shares of Rumson common stock surrendered in exchange therefor. Gain or loss will be computed separately with respect to each identified block of Rumson common stock exchanged in the merger.

Further, if the merger is not treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, Rumson will be subject to tax on the deemed sale of its assets to 1st Constitution, with gain or loss for this purpose measured by the difference between Rumson’s tax basis in its assets and the fair market value of the consideration deemed to be received therefor or, in other words, the cash and shares of 1st Constitution common stock plus liabilities assumed in the merger, and 1st Constitution will become liable for any tax liability of Rumson resulting from the merger.

The preceding discussion is intended only as a summary of material United States federal income tax consequences of the merger. It is not a complete analysis or discussion of all potential tax effects that may be important to you. Thus, you are urged to consult your tax advisor as to the specific tax consequences resulting from the merger, including tax return reporting requirements, the applicability and effect of federal, state, local, and other tax laws and the effect of any proposed changes in the tax laws.

Rights of Dissenting Shareholders

The rights of dissenting shareholders are governed by § 17:9A-140 through § 17:9A-146 of the New Jersey Banking Act of 1948, as amended.

Under these statutes, shareholders of Rumson (i) who are entitled to vote at the special meeting of Rumson shareholders, (ii) who serve a written notice of dissent from the merger agreement to Rumson at its principal office, which may be made by registered mail or personally by the dissenting shareholder or his, her or its agent, no later than the third day prior to the date of the special meeting of Rumson shareholders and (iii) who do not vote to approve the merger agreement at the special meeting of Rumson shareholders, may, within 30 days after the filing of the merger agreement with the New Jersey Department of Banking and Insurance, serve a demand notice upon the surviving bank at its principal office, which may be made by registered mail or personally by the dissenting shareholder or its agent, for payment to the dissenting shareholder of the value of its shares of stock. The surviving bank may, within ten days after receipt of such demand notice, offer to pay the dissenting shareholder an amount which, in the opinion of the Board of the surviving bank, does not exceed the amount which would be paid for the shares of stock if the business and assets of Rumson were liquidated on the day of the filing of the merger agreement with the New Jersey Department of Banking and Insurance.

If the dissenting shareholder does not accept the amount offered by the surviving bank or if no offer is made by the surviving bank, it may institute an action in the Superior Court of New Jersey for the appointment of a board of three appraisers to determine the value of its stock as of the date of the filing of the merger agreement with the New Jersey Department of Banking and Insurance. The action must be instituted in the Superior Court of New Jersey within three weeks of the date on which the shareholder received the surviving bank’s offer or, if no offer was made, within three weeks of the date on which the shareholder served a demand notice upon the surviving bank. Any other shareholder who has the right to institute a similar action may intervene and the Superior Court of New Jersey will appoint a single board of three appraisers to determine the value of the shares of all shareholders who are parties to the action. Compensation of the three appraisers will be determined by the Superior Court and paid by the surviving bank.

The board of three appraisers will give notice of their meetings and the surviving bank and shareholders who are party to the action may be represented by attorneys at the meetings and present evidence to the appraisers. The determination of any two of the appraisers will control and upon conclusion of the appraisers’ deliberations, they will file a report and appraisal of the value of the shares of stock in the Superior Court and mail copies of the report and appraisal to the surviving bank and each shareholder who is party to the action. The surviving bank and the shareholders party to the action will have ten days after the filing of the report and appraisal in the Superior Court to object to the findings of the appraisers. If there are no objections, the report and appraisal will be binding upon the bank and the shareholders party to the action and the surviving bank will pay such shareholders the value of their shares as reported by the appraisers with interest from the date of the filing of the merger agreement with the New Jersey Department of Banking and Insurance calculated at an interest rate to be determined by the appraisers, which will not be in excess of the legal rate. If objections are made, the Superior Court will make a ruling on the objections.

An offer by the surviving bank and acceptance of such offer by a dissenting shareholder or a determination of the value of the shares of stock pursuant to the institution of an action will constitute a debt of the surviving bank for which an action can be brought for the recovery of such amount.

In addition to the above described process, a shareholder may institute an action in the Superior Court of New Jersey not later than five days prior to the date of the special meeting of Rumson shareholders to enjoin the merger on the grounds that the merger agreement is unfair, inequitable or contrary to law. The Superior Court may proceed in the action ion a summary manner or otherwise.

The text of § 17:9A-140 through § 17:9A-146 of the New Jersey Banking Act of 1948, as amended, is attached to this proxy statement and prospectus as Annex C.

A shareholder who fails to act pursuant to § 17:9A-140, § 17:9A-141 and § 17:9A-146 of the New Jersey Banking Act of 1948, as amended, will be forever barred from bringing any action (i) to enforce its right to be paid the value of its shares or (ii) to enjoin, set aside or otherwise affect the merger. Consequently, if you wish to exercise your dissenters’ rights, you are strongly urged to consult with your legal advisor before attempting to do so.

Voting Agreements

As a condition to 1st Constitution’s execution of the merger agreement, the directors of Rumson have entered into a voting agreement with 1st Constitution. A copy of the form of voting agreement is attached to this proxy statement and prospectus as Exhibit B to Annex A. Under the voting agreement, the directors who are parties to such agreement have agreed to vote in favor of the merger and against any competing proposal. This commitment, however, is subject to the “fiduciary out” provision of the merger agreement described above. As of October 21, 2013, such directors had sole or shared voting power over 365,596 shares of Rumson common stock, or approximately 11.33 % of the shares of Rumson common stock outstanding on October 21, 2013.

INFORMATION ABOUT 1ST CONSTITUTION

Description of Business.

1st Constitution Bancorp

1st Constitution is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. 1st Constitution was organized under the laws of the State of New Jersey in February 1999 for the purpose of acquiring all of the issued and outstanding stock of 1st Constitution Bank and thereby enabling 1st Constitution Bank to operate within a bank holding company structure. 1st Constitution became an active bank holding company on July 1, 1999. As of December 31, 2012, 1st Constitution has two employees, both of whom are full-time. 1st Constitution Bank is a wholly-owned subsidiary of 1st Constitution. Other than its investment in 1st Constitution Bank, 1st Constitution currently conducts no other significant business activities.

The main office of 1st Constitution and 1st Constitution Bank is located at 2650 Route 130 North, Cranbury, New Jersey 08512, and the telephone number is (609) 655-4500.

1st Constitution Bank

1st Constitution Bank is a commercial bank formed under the laws of the State of New Jersey and engages in the business of commercial and retail banking. As a community bank, 1st Constitution Bank offers a wide range of services (including demand, savings and time deposits and commercial and consumer/installment loans) to individuals, small businesses and not-for-profit organizations principally in the Fort Lee area of Bergen County and in Middlesex, Mercer and Somerset Counties, New Jersey. 1st Constitution Bank conducts its operations through its main office located in Cranbury, New Jersey, and operates thirteen additional branch offices in downtown Cranbury, Hamilton Square, Hightstown, Hillsborough, Hopewell, Jamesburg, Lawrenceville, Perth Amboy, Plainsboro, Skillman, West Windsor, Fort Lee and Princeton, New Jersey. 1st Constitution Bank’s deposits are insured up to applicable legal limits by the Federal Deposit Insurance Corporation (“FDIC”). As of December 31, 2012, 1st Constitution Bank had 150 employees, of which 134 were full-time employees.

Management efforts focus on positioning 1st Constitution Bank to meet the financial needs of the communities in Middlesex, Mercer and Somerset Counties and the Fort Lee area of Bergen County and to provide financial services to individuals, families, institutions and small businesses. To achieve this goal, 1st Constitution Bank is focusing its efforts on:

•	personal service;

•	expansion of its branch network;

•	innovative product offerings; and

•	technological advances and e-commerce.

Personal Service

1st Constitution Bank provides a wide range of commercial and consumer banking services to individuals, families, institutions and small businesses in central New Jersey and the Fort Lee area of Bergen County. 1st Constitution Bank’s focus is to understand the needs of the community and the customers and tailor products, services and advice to meet those needs. 1st Constitution Bank seeks to provide a high level of personalized banking services, emphasizing quick and flexible responses to customer demands.

Expansion of Branch Network

On March 25, 2011, 1st Constitution Bank acquired certain deposit and other liabilities, real estate and related assets of the Rocky Hill, Hillsborough and Hopewell, New Jersey branch banking offices from another financial institution for a purchase price of $9.85 million (the “March 2011 Acquisition”).

As a result of the March 2011 Acquisition, the three branches became branches of 1st Constitution Bank. Included in the March 2011 Acquisition were the assumption of deposit liabilities of $111.9 million, primarily consisting of demand deposits, and the acquisition of cash of approximately $101.5 million, fixed assets of approximately $4.6 million, which includes, without limitation, ownership of the real estate and improvements upon which the branches are situated, and loans of $862,000. 1st Constitution Bank recorded goodwill of approximately $3.2 million and a core deposit intangible asset of approximately $1.7 million as a result of the March 2011 Acquisition.

1st Constitution Bank continually evaluates opportunities for branch bank expansion, either mini-branches or full service branches, to continue to grow and meet the needs of the community.

Innovative Product Offerings

1st Constitution Bank’s Mortgage Warehouse Unit provides a revolving line of credit that is available to licensed mortgage banking companies (the “Warehouse Line of Credit”) and that has been successful since inception in 2008. The Warehouse Line of Credit is used by the mortgage banker to originate one-to-four family residential mortgage loans that are pre-sold to the secondary mortgage market, which includes state and national banks, national mortgage banking firms, insurance companies and government-sponsored enterprises, including the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation and others. On average, an advance under the Warehouse Line of Credit remains outstanding for a period of less than 30 days, with repayment coming directly from the sale of the loan into the secondary mortgage market. Interest (the spread between our borrowing cost and the rate charged to the client) and a transaction fee are collected by 1st Constitution Bank at the time of repayment. Additionally, customers of the Warehouse Lines of Credit are required to maintain deposit relationships with 1st Constitution Bank that, on average, represent 10% to 15% of the loan balances. 1st Constitution Bank had outstanding Warehouse Line of Credit advances of $284,127,530 at December 31, 2012.

Technological Advances and e-Commerce

1st Constitution Bank recognizes that customers want to receive service via their most convenient delivery channel, be it the traditional branch office, by telephone, ATM, or the internet. For this reason, 1st Constitution Bank continues to enhance its e-commerce capabilities. At www.1stconstitution.com, customers have easy access to online banking, including account access, and to 1st Constitution Bank’s bill payment system. Consumers can apply online for loans and interact with senior management through the e-mail system. Business customers have access to cash management information and transaction capability through 1st Constitution Bank’s online Cash Manager product which permits business customers to make deposits, originate ACH payments, initiate wire transfers, retrieve account information and place “stop payment” orders. This overall expansion in electronic banking offers 1st Constitution Bank’s customers means to access 1st Constitution Bank’s services easily and at their own convenience.

Competition

1st Constitution Bank experiences substantial competition in attracting and retaining deposits and in making loans. In attracting deposits and borrowers, 1st Constitution Bank competes with commercial banks, savings banks, and savings and loan associations, as well as regional and national insurance companies and non-bank financial institutions, regulated small loan companies and local credit unions, regional and national issuers of money market funds and corporate and government borrowers. Within the direct market area of 1st Constitution Bank, there are a significant number of offices of competing financial institutions. In New Jersey generally, and in 1st Constitution Bank’s local market specifically, 1st Constitution Bank’s most direct competitors are large commercial banks including Bank of America, PNC Bank, Wells Fargo and Sovereign Bank, as well as savings banks and savings and loan associations, including Provident Savings Bank and Hudson City Savings Bank.

1st Constitution Bank is at a competitive disadvantage compared with these larger national and regional commercial and savings banks. By virtue of their larger capital, asset size or reserves, many of such institutions have substantially greater lending limits (ceilings on the amount of credit a bank may provide to a single customer that are linked to the institution’s capital) and other resources than 1st Constitution Bank. Many such institutions are empowered to offer a wider range of services, including trust services, than 1st Constitution Bank and, in some cases, have lower funding costs (the price a bank must pay for deposits and other borrowed monies used to make loans to customers) than 1st Constitution Bank. In addition to having established deposit bases and loan portfolios, these institutions, particularly large national and regional commercial and savings banks, have the financial ability to finance extensive advertising campaigns and to allocate considerable resources to locations and products perceived as profitable.

In addition, non-bank financial institutions offer services that compete for deposits with 1st Constitution Bank. For example, brokerage firms and insurance companies offer such instruments as short-term money market funds, corporate and government securities funds, mutual funds and annuities. It is expected that competition in these areas will continue to increase. Some of these competitors are not subject to the same degree of regulation and supervision as 1st Constitution and 1st Constitution Bank and therefore may be able to offer customers more attractive products than 1st Constitution Bank.

However, management of 1st Constitution Bank believes that loans to small and mid-sized businesses and professionals, which represent the main commercial loan business of 1st Constitution Bank, are not always of primary importance to the larger banking institutions. 1st Constitution Bank competes for this segment of the market by providing responsive personalized services, making timely local decisions, and acquiring knowledge of its customers and their businesses.

Lending Activities

1st Constitution Bank’s lending activities include both commercial and consumer loans. Loan originations are derived from a number of sources including real estate broker referrals, mortgage loan companies, direct solicitation by 1st Constitution Bank’s loan officers, existing depositors and borrowers, builders, attorneys, walk-in customers and, in some instances, other lenders. 1st Constitution Bank has established disciplined and systematic procedures for approving and monitoring loans that vary depending on the size and nature of the loan.

Commercial Lending

1st Constitution Bank offers a variety of commercial loan services, including term loans, lines of credit, and loans secured by equipment and receivables. A broad range of short-to-medium term commercial loans, both secured and unsecured, are made available to businesses for working capital (including inventory and receivables), business expansion (including acquisition and development of real estate and improvements), and the purchase of equipment and machinery. 1st Constitution Bank also makes construction loans to real estate developers for the acquisition, development and construction of residential subdivisions.

Commercial loans are granted based on the borrower’s ability to generate cash flow to support its debt obligations and other cash related expenses. A borrower’s ability to repay commercial loans is substantially dependent on the success of the business itself and on the quality of its management. As a general practice, 1st Constitution Bank takes as collateral a security interest in any available real estate, equipment, inventory, receivables or other personal property of its borrowers, although occasionally 1st Constitution Bank makes commercial loans on an unsecured basis. Generally, 1st Constitution Bank requires personal guaranties of its commercial loans to offset the risks associated with such loans.

Residential Consumer Lending

A portion of 1st Constitution Bank’s lending activities consists of the origination of fixed and adjustable rate residential first mortgage loans secured by owner-occupied property located in 1st Constitution Bank’s primary market areas. Home mortgage lending is unique in that a broad geographic territory may be serviced by originators working from strategically placed offices either within 1st Constitution Bank’s traditional banking facilities or from affordable storefront locations in commercial buildings. 1st Constitution Bank also offers construction loans, second mortgage home improvement loans and home equity lines of credit.

1st Constitution Bank finances the construction of individual, owner-occupied houses on the basis of written underwriting and construction loan management guidelines. First mortgage construction loans are made to contractors and are secured by real estate that is both a pre-sold and a “speculation” basis. Such loans are also made to qualified individual borrowers and are generally supported by a take-out commitment from a permanent lender. 1st Constitution Bank makes residential construction loans to individuals who intend to erect owner occupied housing on a purchased parcel of real estate. The construction phase of these loans has certain risks, including the viability of the contractor, the contractor’s ability to complete the project and changes in interest rates.

In most cases, 1st Constitution Bank will sell its mortgage loans with terms of 15 years or more in the secondary market. The sale to the secondary market allows 1st Constitution Bank to hedge against the interest rate risks related to such lending operations. This brokerage arrangement allows 1st Constitution Bank to accommodate its clients’ demands while eliminating the interest rate risk for the 15- to 30- year period generally associated with such loans.

1st Constitution Bank in most cases requires borrowers to obtain and maintain title, fire, and extended casualty insurance, and, where required by applicable regulations, flood insurance. 1st Constitution Bank maintains its own errors and omissions insurance policy to protect against loss in the event of failure of a mortgagor to pay premiums on fire and other hazard insurance policies. Mortgage loans originated by 1st Constitution Bank customarily include a “due on sale” clause, which gives 1st Constitution Bank the right to declare a loan immediately due and payable in certain circumstances, including, without limitation, upon the sale or other disposition by the borrower of the real property subject to a mortgage. In general, 1st Constitution Bank enforces due on sale clauses. Borrowers are typically permitted to refinance or repay loans at their option without penalty.

Non-Residential Consumer Lending

Non-residential consumer loans made by 1st Constitution Bank include loans for automobiles, recreation vehicles, and boats, as well as personal loans (secured and unsecured) and deposit account secured loans. 1st Constitution Bank also conducts various indirect lending activities through established retail companies in its market areas. Non-residential consumer loans are attractive to 1st Constitution Bank because they typically have a shorter term and carry higher interest rates than are charged on other types of loans. Non-residential consumer loans, however, do pose additional risk of collectability when compared to traditional types of loans, such as residential mortgage loans.

Consumer loans are granted based on employment and financial information solicited from prospective borrowers as well as credit records collected from various reporting agencies. The stability of the borrower, willingness to pay and credit history are the primary factors to be considered. The availability of collateral is also a factor considered in making such a loan. 1st Constitution Bank seeks collateral that can be assigned and has good marketability with a clearly adequate margin of value. The geographic area of the borrower is another consideration, with preference given to borrowers in 1st Constitution Bank’s primary market areas.

Supervision and Regulation

Banking is a complex, highly regulated industry. The primary goals of the bank regulatory scheme are to maintain a safe and sound banking system and to facilitate the conduct of monetary policy. In furtherance of those goals, Congress has created several largely autonomous regulatory agencies and enacted a myriad of legislation that governs banks, bank holding companies and the banking industry. This regulatory framework is intended primarily for the protection of depositors and not for the protection of 1st Constitution’s shareholders or creditors. Descriptions of, and references to, the statutes and regulations below are brief summaries thereof, and do not purport to be complete. The descriptions are qualified in their entirety by reference to the specific statutes and regulations discussed.

State and Federal Regulations

1st Constitution is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended (the “BHCA”). As a bank holding company, 1st Constitution is subject to inspection, examination and supervision by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) and is required to file with the Federal Reserve Board an annual report and such additional information as the Federal Reserve Board may require pursuant to the BHCA. The Federal Reserve Board may also make examinations of 1st Constitution and its subsidiaries. 1st Constitution is subject to capital standards similar to, but separate from, those applicable to 1st Constitution Bank.

Under the BHCA, bank holding companies that are not financial holding companies generally may not acquire the ownership or control of more than 5% of the voting shares, or substantially all of the assets, of any company, including a bank or another bank holding company, without the Federal Reserve Board’s prior approval. 1st Constitution has not applied to become a financial holding company but did obtain such approval to acquire the shares of 1st Constitution Bank. A bank holding company that does not qualify as a financial holding company is generally limited in the types of activities in which it may engage to those that the Federal Reserve Board had recognized as permissible for bank holding companies prior to the date of enactment of the Gramm-Leach-Bliley Financial Services Modernization Act of 1999. For example, a holding company and its banking subsidiary are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit or lease or sale of any property or the furnishing of services. At present, 1st Constitution does not engage in any significant activity other than owning 1st Constitution Bank.

In addition to federal bank holding company regulation, 1st Constitution is registered as a bank holding company with the New Jersey Department of Banking and Insurance (the “Department”). 1st Constitution is required to file with the Department copies of the reports it files with the federal banking and securities regulators.

The Federal Reserve Board has issued a supervisory letter to bank holding companies that contains guidance on when the board of directors of a bank holding company should eliminate or defer or severely limit dividends including, for example, when net income available for shareholders for the past four quarters net of previously paid dividends paid during that period is not sufficient to fully fund the dividends. The letter also contains guidance on the redemption of stock by bank holding companies which urges bank holding companies to advise the Federal Reserve of any such redemption or repurchase of common stock for cash or other value which results in the net reduction of a bank holding company’s capital at the beginning of the quarter below the capital outstanding at the end of the quarter.

On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). The Dodd-Frank Act has and will continue to have a broad impact on the financial services industry, including significant regulatory and compliance changes such as, among other things, (i) enhanced resolution authority of troubled and failing banks and their holding companies; (ii) increased capital and liquidity requirements; (iii) increased regulatory examination fees; (iv) changes to assessments to be paid to the FDIC for federal deposit insurance; and (v) numerous other provisions designed to improve supervision and oversight of, and strengthen safety and soundness for, the financial services sector. Additionally, the Dodd-Frank Act established a new framework for systemic risk oversight within the financial system to be distributed among new and existing federal regulatory agencies, including the Financial Stability Oversight Council, the Federal Reserve, the Office of the Comptroller of the Currency, and the FDIC.

Effective in July 2011, the Dodd-Frank Act eliminated federal prohibitions on paying interest on demand deposits, thus allowing businesses to have interest bearing checking accounts. This significant change to existing law has not had an adverse impact on our net interest margin for the years ended December 31, 2012 and 2011.

The Dodd-Frank Act also changed the base for FDIC deposit insurance assessments. Assessments are now based on average consolidated total assets less tangible equity capital of a financial institution, rather than on deposits. The Dodd-Frank Act also increased the maximum amount of deposit insurance for banks, savings institutions and credit unions to $250,000 per account, retroactive to January 1, 2008, and non-interest bearing transaction accounts and Interest on Lawyer Trust Accounts (IOLTAs) where the accrued interest is paid to state bar associations or other organizations to fund legal assistance programs have unlimited deposit insurance through December 31, 2012. The legislation also increased the required minimum reserve ratio for the Deposit Insurance Fund, from 1.15% to 1.35% of insured deposits, and directed the FDIC to offset the effects of increased assessments on depository institutions with less than $10 billion in assets, including 1st Constitution Bank.

The Dodd-Frank Act requires publicly traded companies to give their shareholders a non-binding vote on executive compensation (“say on pay”) and so-called “golden parachute” payments. It also provides that the listing standards of the national securities exchanges shall require listed companies to implement and disclose “clawback” policies mandating the recovery of incentive compensation paid to executive officers in connection with accounting restatements. Because 1st Constitution qualifies as a “smaller reporting company” under the rules of the Securities and Exchange Commission, the “say on pay” requirement will become applicable to 1st Constitution at 1st Constitution’s 2013 annual meeting of shareholders.

The Dodd-Frank Act created a new Consumer Financial Protection Bureau with broad powers to supervise and enforce consumer protection laws. The Consumer Financial Protection Bureau has broad rule-making authority for a wide range of consumer protection laws that apply to all banks and savings institutions, including the authority to prohibit “unfair, deceptive or abusive” acts and practices. The Consumer Financial Protection Bureau has examination and enforcement authority over all banks and savings institutions with more than $10 billion in assets, which authority does not extend to 1st Constitution Bank at this time since we do not meet the asset threshold.

The Dodd-Frank Act also weakens the federal preemption rules that have been applicable for national banks and federal savings associations, and gives state attorneys general the ability to enforce federal consumer protection laws. The Dodd-Frank Act requires minimum leverage (Tier 1) and risk based capital requirements for bank and savings and loan holding companies, which exclude certain instruments that previously have been eligible for inclusion by bank holding companies as Tier 1 capital, such as trust preferred securities; however, bank holding companies with assets of less than $15 billion as of December 31, 2009 are permitted to include trust preferred securities that were issued before May 19, 2010 as Tier 1 capital and bank holding companies with assets of less than $500 million are permitted to continue to issue trust preferred securities and have them count as Tier 1 capital.

It is difficult to predict at this time what specific impact the Dodd-Frank Act and certain yet to be written implementing rules and regulations will have on community banks. However, it is expected that at a minimum, they will increase our operating and compliance costs and could increase our interest expense.

Capital Adequacy

1st Constitution Bank is required to comply with minimum capital adequacy standards established by the Federal Reserve Board. There are two basic measures of capital adequacy for bank holding companies and the depository institutions that they own: a risk based measure and a leverage measure. All applicable capital standards must be satisfied for a bank holding company to be considered in compliance.

The Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) required each federal banking agency to revise its risk-based capital standards to ensure that those standards take adequate account of interest rate risk, concentration of credit risk and the risks of non-traditional activities. In addition, pursuant to FDICIA, each federal banking agency has promulgated regulations, specifying the levels at which a bank would be considered “well capitalized,” “adequately capitalized,” “undercapitalized,” “significantly undercapitalized,” or “critically undercapitalized,” and to take certain mandatory and discretionary supervisory actions based on the capital level of the institution.

The regulations implementing these provisions of FDICIA provide that a bank will be classified as “well capitalized” if it (i) has a total risk-based capital ratio of at least 10.0 percent, (ii) has a Tier 1 risk-based capital ratio of at least 6.0 percent, (iii) has a Tier 1 leverage ratio of at least 5.0 percent, and (iv) meets certain other requirements. A bank will be classified as “adequately capitalized” if it (i) has a total risk-based capital ratio of at least 8.0 percent, (ii) has a Tier 1 risk-based capital ratio of at least 4.0 percent, (iii) has a Tier 1 leverage ratio of (a) at least 4.0 percent, or (b) at least 3.0 percent if the bank was rated 1 in its most recent examination and is not experiencing or anticipating significant growth, and (iv) does not meet the definition of “well capitalized.” A bank will be classified as “undercapitalized” if it (i) has a total risk-based capital ratio of less than 8.0 percent, (ii) has a Tier 1 risk-based capital ratio of less than 4.0 percent, or (iii) has a Tier 1 leverage ratio of (a) less than 4.0 percent, or (b) less than 3.0 percent if the bank was rated 1 in its most recent examination and is not experiencing or anticipating significant growth. A bank will be classified as “significantly undercapitalized” if it (i) has a total risk-based capital ratio of less than 6.0 percent, (ii) has a Tier 1 risk-based capital ratio of less than 3.0 percent, or (iii) has a Tier 1 leverage ratio of less than 3.0 percent. An institution will be classified as “critically undercapitalized” if it has a tangible equity to total assets ratio that is equal to or less than 2.0 percent. An insured depository institution may be deemed to be in a lower capitalization category if the FDIC has determined (i) that the insured depository institution is in unsafe or unsound condition or (ii) that, in the most recent examination of the insured depository institution, the insured depository institution received and has not corrected a less-than-satisfactory rating for any of the categories of asset quality, management, earnings, or liquidity.

As of December 31, 2012, 1st Constitution Bank’s capital ratios exceed the requirements to be considered a “well capitalized” institution under these regulations.

The risk-based capital guidelines for bank holding companies such as 1st Constitution currently require a minimum ratio of total capital to risk-weighted assets (including off-balance sheet activities, such as standby letters of credit) of 8%. At least half of the total capital is required to be Tier 1 capital, consisting principally of common shareholders’ equity, non-cumulative perpetual preferred stock, a limited amount of cumulative perpetual preferred stock and minority interest in the equity accounts of consolidated subsidiaries, less goodwill. The remainder of the total capital (Tier 2 capital) may consist of a limited amount of subordinated debt and intermediate-term preferred stock, certain hybrid capital instruments and other debt securities, perpetual preferred stock and a limited amount of the general loan loss allowance. At December 31, 2012, 1st Constitution maintained a Tier 1 capital ratio of 11.84% and total qualifying capital ratio of 12.98%.

In addition to the risk-based capital guidelines, the federal banking regulators established minimum leverage ratio (Tier 1 capital to total assets) guidelines for bank holding companies. These guidelines provide for a minimum leverage ratio of 3% for those bank holding companies which have the highest regulatory examination ratings and are not contemplating or experiencing significant growth or expansion. All other bank holding companies are required to maintain a leverage ratio of at least 4%. Banking organizations with supervisory, financial, operational, or managerial weaknesses, as well as organizations that are anticipating or experiencing significant growth, are expected to maintain capital ratios well above the minimum levels. Moreover, higher capital ratios may be required for any bank holding company if warranted by its particular circumstances or risk profile. In all cases, bank holding companies should hold capital commensurate with the level and nature of the risks, including the volume and severity of problem loans, to which they are exposed. At December 31, 2012, 1st Constitution’s leverage ratio was 9.29%.

The current risk-based capital guidelines are based upon the 1988 capital accord of the International Basel Committee on Banking Supervision, a committee of central banks and bank supervisors and regulators from the major industrialized countries that develops broad policy guidelines for use by each country’s supervisors in determining the supervisory policies they apply. A new international accord, referred to as Basel II, became mandatory for large or “core” international banks outside the U.S. in 2008 (total assets of $250 billion or more or consolidated foreign exposures of $10 billion or more) and emphasizes internal assessment of credit, market and operational risk, as well as supervisory assessment and market discipline in determining minimum capital requirements. It is optional for other banks. In December 2010, the Group of Governors and Heads of Supervisors of the Basel Committee on Banking Supervision, the oversight body of the Basel Committee, published its “calibrated” capital standards for major banking institutions, referred to as Basel III. Under these standards, when fully phased-in on January 1, 2019, banking institutions will be required to maintain heightened Tier 1 common equity, Tier 1 capital, and total capital ratios, as well as maintaining a “capital conservation buffer.” The Tier 1 common equity and Tier 1 capital ratio requirements will be phased-in incrementally between January 1, 2013 and January 1, 2015; the deductions from common equity made in calculating Tier 1 common equity will be phased-in incrementally over a four-year period commencing on January 1, 2014; and the capital conservation buffer will be phased-in incrementally between January 1, 2016 and January 1, 2019. The Basel Committee also announced that a countercyclical buffer of 0% to 2.5% of common equity or other fully loss-absorbing capital will be implemented according to national circumstances as an extension of the conservation buffer.

On July 2, 2013, the Federal Reserve approved a final rule (the “Final Rule”) to establish a new comprehensive regulatory capital framework for all U.S. banking organizations. On July 9, 2013, the Final Rule was approved as an interim final rule by the FDIC. The Final Rule implements the Basel III regulatory capital reforms and changes required by the Dodd-Frank Act.

Effective in 2015 (with some changes generally transitioned into full effectiveness over two to four years), 1st Constitution Bank will be subject to new capital requirements adopted by the FDIC. These new requirements create a new required ratio for common equity Tier 1 (“CET1”) capital, increases the leverage and Tier 1 capital ratios, changes the risk weights of certain assets for purposes of the risk-based capital ratios, creates an additional capital conservation buffer over the required capital ratios and changes what qualifies as capital for purposes of meeting these various capital requirements. Beginning in 2016, failure to maintain the required capital conservation buffer will limit the ability of 1st Constitution Bank to pay dividends, repurchase shares or pay discretionary bonuses.

When these new requirements become effective in 2015, 1st Constitution Bank’s required leverage ratio of 4% of adjusted total assets and total capital ratio of 8% of risk-weighted assets will remain the same; however, the Tier 1 capital ratio requirement will increase from 4.0% to 6.5% of risk-weighted assets. In addition, 1st Constitution Bank will have to meet the new CET1 capital ratio of 4.5% of risk-weighted assets, with CET1 consisting of qualifying Tier 1 capital less all capital components that are not considered common equity.

For all of these capital requirements, there are a number of changes in what constitutes regulatory capital, some of which are subject to a two-year transition period. These changes include the phasing-out of certain instruments as qualifying capital. 1st Constitution Bank does not currently have any of these instruments that would be phased out. Under the new requirements for total capital, Tier 2 capital is no longer limited to the amount of Tier 1 capital included in total capital.

Mortgage servicing rights, certain deferred tax assets and investments in unconsolidated subsidiaries over designated percentages of common stock will be deducted from capital, subject to a two-year transition period. In addition, Tier 1 capital will include accumulated other comprehensive income, which includes all unrealized gains and losses on available for sale debt and equity securities, subject to a two-year transition period. Because of its asset size, 1st Constitution Bank has the one-time option of deciding in the first quarter of 2015 whether to permanently opt-out of the inclusion of accumulated other comprehensive income in its capital calculations. 1st Constitution Bank is considering whether to take advantage of this opt-out to reduce the impact of market volatility on its regulatory capital levels.

The new requirements also include changes in the risk-weights of assets to better reflect credit risk and other risk exposures. These include a 150% risk weight (up from 100%) for certain high volatility commercial real estate acquisition, development and construction loans and for non-residential mortgage loans that are 90 days past due or otherwise in nonaccrual status; a 20% (up from 0%) credit conversion factor for the unused portion of a commitment with an original maturity of one year or less that is not unconditionally cancellable (currently set at 0%); a 250% risk weight (up from 100%) for mortgage servicing and deferred tax assets that are not deducted from capital; and increased risk-weights (0% to 600%) for equity exposures.

In addition to the minimum CET1, Tier 1 and total capital ratios, 1st Constitution Bank will have to maintain a capital conservation buffer consisting of additional CET1 capital equal to 2.5% of risk-weighted assets above the required minimum levels in order to avoid limitations on paying dividends, engaging in share repurchases, and paying discretionary bonuses based on percentages of eligible retained income that could be utilized for such actions. This new capital conservation buffer requirement is be phased in, beginning in January 2016, at 0.625% of risk-weighted assets and increasing each year until fully implemented at 2.5% in January 2019.

The FDIC’s prompt corrective action standards will change when these new capital ratios become effective. Under the new standards, in order to be considered well-capitalized, 1st Constitution Bank would have to have a CET1 ratio of 6.5% (new), a Tier 1 ratio of 8% (increased from 6%), a total capital ratio of 10% (unchanged) and a leverage ratio of 5% (unchanged).

The application of these more stringent capital requirements could increase 1st Constitution’s cost of capital, among other things. Any permanent significant increase in 1st Constitution’s cost of capital could have significant adverse impacts on the profitability of many of its products, the types of products 1st Constitution could offer profitably, its overall profitability, and its overall growth opportunities, among other things. Implementation of changes to asset risk weightings for risk based capital calculations or items included or deducted in calculating regulatory capital and/or additional capital conservation buffers could also result in management modifying its business strategy and limiting its ability to repurchase 1st Constitution common stock. Furthermore, the imposition of liquidity requirements in connection with the implementation of Basel III could result in 1st Constitution having to lengthen the term of its funding, restructure its business models, and/or increase its holdings of liquid assets. Although most financial institutions would be affected, these business impacts could be felt unevenly, depending upon the business and product mix of each institution. Other potential effects could include higher dilution of common shareholders if 1st Constitution had to issue additional shares and a higher risk that 1st Constitution might fall below regulatory capital thresholds in an adverse economic cycle.

On May 30, 2006, 1st Constitution established 1st Constitution Capital Trust II, a Delaware business trust and wholly-owned subsidiary of 1st Constitution (“Trust II”), for the sole purpose of issuing $18 million of trust preferred securities (the “Capital Securities”). Trust II utilized the $18 million proceeds along with $557,000 invested in Trust II by 1st Constitution to purchase $18,557,000 of floating rate junior subordinated debentures issued by 1st Constitution and due to mature on June 15, 2036. The Capital Securities were issued in connection with a pooled offering involving approximately 50 other financial institution holding companies. All of the Capital Securities were sold to a single pooling vehicle. The floating rate junior subordinated debentures are the only asset of Trust II and have terms that mirror the Capital Securities. These debentures are redeemable in whole or in part prior to maturity after June 15, 2011. Trust II is obligated to distribute all proceeds of a redemption of these debentures, whether voluntary or upon maturity, to holders of the Capital Securities. 1st Constitution’s obligation with respect to the Capital Securities and the debentures, when taken together, provide a full and unconditional guarantee on a subordinated basis by 1st Constitution of the obligations of Trust II to pay amounts when due on the Capital Securities. Interest payments on the floating rate junior subordinated debentures flow through Trust II to the pooling vehicle.

On December 23, 2008, pursuant to the Troubled Asset Relief Program (“TARP”) Capital Purchase Program (the “CPP”) under the Emergency Economic Stabilization Act of 2008 (“EESA”), 1st Constitution entered into a Letter Agreement, including the Securities Purchase Agreement – Standard Terms, with the United

States Department of the Treasury (the “Treasury”), pursuant to which 1st Constitution issued and sold, and the Treasury purchased (i) 12,000 shares of 1st Constitution’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B (“Preferred Stock Series B”) and (ii) a ten-year warrant to purchase up to 200,222 shares of the 1st Constitution’s common stock, no par value, at an initial exercise price of $8.99 per share, for aggregate cash consideration of $12 million. As a result of the declarations of stock dividends to holders of common stock since the issuance of the warrant, the shares of common stock underlying the two warrants issued as replacements to the original warrant have been adjusted to 255,540 shares and the initial exercise price has been adjusted to $7.044 per share. On October 27, 2010, 1st Constitution repurchased all of the outstanding shares of the Preferred Stock Series B from the Treasury, and the warrant was sold by the Treasury on November 23, 2011 and bifurcated into two warrants that were issued to two affiliated purchasers. As of the date hereof, two warrants remain outstanding.

The two new warrants provide for the adjustment of the exercise price and the number of shares of 1st Constitution’s common stock issuable upon exercise pursuant to customary anti-dilution provisions, such as upon stock splits or distributions of securities or other assets to holders of 1st Constitution’s common stock. The outstanding two warrants are immediately exercisable and expire in December 2018.

Restrictions on Dividends

The primary source of cash to pay dividends, if any, to 1st Constitution’s shareholders and to meet 1st Constitution’s obligations is dividends paid to 1st Constitution by 1st Constitution Bank. Dividend payments by 1st Constitution Bank to 1st Constitution are subject to the New Jersey Banking Act of 1948 (the “Banking Act”) and the Federal Deposit Insurance Act (the “FDIA”). Under the Banking Act and the FDIA, 1st Constitution Bank may not pay any dividends if after paying the dividend, it would be undercapitalized under applicable capital requirements. In addition to these explicit limitations, the federal regulatory agencies are authorized to prohibit a banking subsidiary or bank holding company from engaging in an unsafe or unsound banking practice. Depending upon the circumstances, the agencies could take the position that paying a dividend would constitute an unsafe or unsound banking practice.

It is the policy of the Federal Reserve Board that bank holding companies should pay cash dividends on common stock only out of income available over the immediately preceding year and only if prospective earnings retention is consistent with the organization’s expected future needs and financial condition. The policy provides that bank holding companies should not maintain a level of cash dividend that undermines the bank holding company’s ability to serve as a source of strength to its banking subsidiary. A bank holding company may not pay dividends when it is insolvent.

1st Constitution has never paid a cash dividend and 1st Constitution’s Board has no plans to pay a cash dividend in the foreseeable future.

Priority on Liquidation

1st Constitution is a legal entity separate and distinct from 1st Constitution Bank. The rights of 1st Constitution as the sole shareholder of 1st Constitution Bank, and therefore the rights of 1st Constitution’s creditors and shareholders, to participate in the distributions and earnings of 1st Constitution Bank when 1st Constitution Bank is not in bankruptcy, are subject to various state and federal law restrictions as discussed above under the heading “Restrictions on Dividends.” In the event of a liquidation or other resolution of an insured depository institution such as 1st Constitution Bank, the claims of depositors and other general or subordinated creditors are entitled to a priority of payment over the claims of holders of an obligation of the institution to its shareholders (1st Constitution) or any shareholder or creditor of 1st Constitution. The claims on 1st Constitution Bank by creditors include obligations in respect of federal funds purchased and certain other borrowings, as well as deposit liabilities.

Financial Institution Legislation

The Gramm-Leach-Bliley Financial Modernization Act of 1999 (the “Modernization Act”) became effective in early 2000. The Modernization Act:

•	allows bank holding companies meeting management, capital and Community Reinvestment Act standards to engage in a substantially broader range of non-banking activities than is permissible for a bank holding company, including insurance underwriting and making merchant banking investments in commercial and financial companies; if a bank holding company elects to become a financial holding company, it files a certification, effective in 30 days, and thereafter may engage in certain financial activities without further approvals;

•	allows banks to establish subsidiaries to engage in certain activities which a financial holding company could engage in, if the bank meets certain management, capital and Community Reinvestment Act standards;

•	allows insurers and other financial services companies to acquire banks and removes various restrictions that currently apply to bank holding company ownership of securities firms and mutual fund advisory companies; and establishes the overall regulatory structure applicable to financial holding companies that also engage in insurance and securities operations.

The Modernization Act modified other laws, including laws related to financial privacy and community reinvestment.

The Modernization Act also amended the BHCA and the Bank Merger Act to require the federal banking agencies to consider the effectiveness of a financial institution’s anti-money laundering activities when reviewing an application under these acts.

Additional proposals to change the laws and regulations governing the banking and financial services industry are frequently introduced in Congress, in state legislatures and before the various bank regulatory agencies. The likelihood and timing of any such changes and the impact such changes might have on 1st Constitution cannot be determined at this time.

The Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”), which became law on July 30, 2002, added new legal requirements affecting corporate governance, accounting and corporate reporting for companies with publicly traded securities.

The Sarbanes-Oxley Act provides for, among other things:

•	a prohibition on personal loans made or arranged by the issuer to its directors and executive officers (except for loans made by a bank subject to Regulation O of the Federal Reserve Board);

•	independence requirements for audit committee members;

•	disclosure of whether at least one member of the audit committee is a “financial expert” (as such term is defined by the Securities and Exchange Commission (“SEC”) and if not, why not;

•	independence requirements for outside auditors;

•	a prohibition by a company’s registered public accounting firm from performing statutorily mandated audit services for the company if the company’s chief executive officer, chief financial officer, comptroller, chief accounting officer or any person serving in equivalent positions had been employed by such firm and participated in the audit of such company during the one-year period preceding the audit initiation date;

•	certification of financial statements and annual and quarterly reports by the principal executive officer and the principal financial officer;

•	the forfeiture of bonuses or other incentive-based compensation and profits from the sale of an issuer’s securities by directors and senior officers in the twelve month period following initial publication of any financial statements that later require restatement due to corporate misconduct;

•	disclosure of off-balance sheet transactions;

•	two-business day filing requirements for insiders filing Forms 4;

•	disclosure of a code of ethics for financial officers and filing a Form 8-K for a change or waiver of such code;

•	“real time” filing of periodic reports;

•	posting of certain SEC filings and other information on the company’s website;

•	the reporting of securities violations “up the ladder” by both in-house and outside attorneys;

•	restrictions on the use of non-GAAP financial measures;

•	the formation of a public accounting oversight board; and

•	various increased criminal penalties for violations of securities laws.

Additionally, Section 404 of the Sarbanes-Oxley Act requires that a public company subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), include in its annual report (i) a management’s report on internal control over financial reporting assessing the company’s internal controls, and (ii) if the company is an “accelerated filer” or a “large accelerated filer”, an auditor’s attestation report, completed by the registered public accounting firm that prepares or issues an accountant’s report which is included in the company’s annual report, attesting to the effectiveness of management’s internal control assessment.

Each of the national stock exchanges, including the Nasdaq Global Market where 1st Constitution’s common stock is listed, have in place corporate governance rules, including rules requiring director independence, and the adoption of charters for the nominating, corporate governance, and audit committees. These rules are intended to, among other things, make the board of directors independent of management and allow shareholders to more easily and efficiently monitor the performance of companies and directors. These burdens increase 1st Constitution’s legal and accounting fees and the amount of time that the Board of Directors and management must devote to corporate governance issues.

Section 302(a) of Sarbanes-Oxley requires 1st Constitution’s principal executive officer and principal financial officer to certify that 1st Constitution’s Quarterly and Annual Reports do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of circumstances under which they were made, not misleading. The rules have several requirements, including having these officers certify that: they are responsible for establishing, maintaining and regularly evaluating the effectiveness of 1st Constitution’s disclosure controls and procedures and internal control over financial reporting; they have made certain disclosures to 1st Constitution’s auditors and the audit committee of the Board of Directors about 1st Constitution’s internal control over financial reporting; and they have included information in 1st Constitution’s Quarterly and Annual Reports about their evaluation of disclosure controls and procedures and whether there have been significant changes in 1st Constitution’s internal controls over financial reporting.

As part of the USA Patriot Act, signed into law on October 26, 2001, Congress adopted the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 (the “Act”). The Act authorizes the Secretary of the Treasury, in consultation with the heads of other government agencies, to adopt special measures applicable to financial institutions such as banks, bank holding companies, broker-dealers and insurance companies. Among its other provisions, the Act requires each financial institution: (i) to establish an anti-money laundering program; (ii) to establish due diligence policies, procedures and controls that are reasonably designed to detect and report instances of money laundering in United States private banking accounts and correspondent accounts maintained for non-United States persons or their representatives; and (iii) to avoid establishing, maintaining, administering, or managing correspondent accounts in the United States for, or on behalf of, a foreign shell bank that does not have a physical presence in any country. In addition, the Act expands the circumstances under which funds in a bank account may be forfeited and requires covered financial institutions to respond under certain circumstances to requests for information from federal banking agencies within 120 hours.

The Department of Treasury has issued regulations implementing the due diligence requirements. These regulations require minimum standards to verify customer identity and maintain accurate records, encourage cooperation among financial institutions, federal banking agencies, and law enforcement authorities regarding possible money laundering or terrorist activities, prohibit the anonymous use of “concentration accounts,” and require all covered financial institutions to have in place an anti-money laundering compliance program.

As a New Jersey-chartered commercial bank, 1st Constitution Bank is subject to supervision and examination by the New Jersey Department of Banking and Insurance. 1st Constitution Bank is also subject to regulation by the FDIC, which is its principal federal bank regulator.

1st Constitution Bank must comply with various requirements and restrictions under federal and state law, including the maintenance of reserves against deposits, restrictions on the types and amounts of loans that may be granted and the interest that may be charged thereon, limitations on the types of investments that may be made and the services that may be offered, and restrictions on dividends as described in the preceding section. Consumer laws and regulations also affect the operations of 1st Constitution Bank. In addition to the impact of regulation, commercial banks are affected significantly by the actions of the Federal Reserve Board which influence the money supply and credit availability in the national economy.

Community Reinvestment Act

Under the Community Reinvestment Act (“CRA”), as implemented by FDIC regulations, a bank has a continuing and affirmative obligation, consistent with its safe and sound operation, to help meet the credit needs of its entire community, including low- and moderate-income neighborhoods. CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution’s discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with CRA. CRA requires the FDIC to assess an institution’s record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by the applicable institution. The CRA requires public disclosure of an institution’s CRA rating and requires that the FDIC provide a written evaluation of an institution’s CRA performance utilizing a four-tiered descriptive rating system. An institution’s CRA rating is considered in determining whether to grant charters, branches and other deposit facilities, relocations, mergers, consolidations and acquisitions. Performance less than satisfactory may be the basis for denying an application. At its last CRA examination, 1st Constitution Bank was rated “satisfactory” under CRA.

FIRREA

Under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”), a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to a commonly controlled FDIC-insured depository institution in danger of default. These provisions have commonly been referred to as FIRREA’s “cross guarantee” provisions. Further, under FIRREA, the failure to meet capital guidelines could subject a bank to a variety of enforcement remedies available to federal regulatory authorities.

FIRREA also imposes certain independent appraisal requirements upon a bank’s real estate lending activities and further imposes certain loan-to-value restrictions on a bank’s real estate lending activities. The bank regulators have promulgated regulations in these areas.

Insurance of Deposits

1st Constitution Bank’s deposits are insured up to applicable limits by the Deposit Insurance Fund of the FDIC. Due to the recent difficult economic conditions, deposit insurance per account owner was raised to $250,000. That limit was made permanent by the Dodd-Frank Act. The FDICIA is applicable to depository institutions and deposit insurance. The FDICIA requires the FDIC to establish a risk-based assessment system for all insured depository institutions. Under this legislation, the FDIC is required to establish an insurance premium assessment system based upon: (i) the probability that the insurance fund will incur a loss with respect to the institution, (ii) the likely amount of the loss, and (iii) the revenue needs of the insurance fund. In compliance with this mandate, the FDIC has developed a matrix that sets the assessment premium for a particular institution in accordance with its capital level and overall rating by the primary regulator. Under the matrix as currently in effect, the assessment rate ranges from 0 to 27 basis points of assessed deposits. The FDIC’s Transaction Account Guarantee Program (the “TAG Program”), one of two components of the Temporary Liquidity Guarantee Program (the “TLG Program”), provided participating depository institutions full federal deposit insurance coverage for non-interest bearing transaction deposit accounts, regardless of dollar amount.

Under the TAG Program, effective December 5, 2008, insured depository institutions that have not opted out of the TAG Program were subject to a 0.10% surcharge applied to non-interest bearing transaction deposit account balances in excess of $250,000, which surcharge was added to the institution’s existing risk-based deposit insurance assessments. 1st Constitution Bank opted into the TAG Program, which was initially set to expire on December 31, 2009. On August 26, 2009, the FDIC extended the program until June 30, 2010, and revised the annualized assessment rate charged for the guarantee to between 15 and 25 basis points, depending on the institution’s risk category, on balances in noninterest-bearing transaction accounts that exceed the existing deposit insurance limit of $250,000. On April 13, 2010, the FDIC announced a second extension of the program until December 31, 2010. 1st Constitution Bank opted into the extensions.

The Dodd-Frank Act provides that non-interest bearing transaction accounts have unlimited deposit insurance coverage from December 31, 2010 through December 31, 2012. As of January 1, 2013, the maximum deposit insurance coverage per account holder was $250,000 for all depository accounts, including non-interest bearing transaction accounts, money market accounts, NOW accounts and savings accounts. The temporary unlimited deposit insurance coverage had replaced the TAG Program that expired on December 31, 2010 and did not apply to all accounts covered under the TAG Program. It covered only noninterest-bearing transaction accounts and Interest on Lawyer Trust Accounts (IOLTAs) where the accrued interest is paid to state bar associations or other organizations to fund legal assistance programs. Beginning January 1, 2011, low-interest consumer checking accounts (NOW Accounts) and all other fiduciary accounts maintained by attorneys or other entities are no longer eligible for the unlimited deposit insurance coverage. Unlike the TAG Program, which allowed banks to opt in, the temporary unlimited insurance coverage applied at all FDIC-insured institutions and was no longer funded by separate premiums.

The second component of the Temporary Liquidity Guarantee Program, the Debt Guarantee Program, guarantees certain senior unsecured debt of participating organizations. 1st Constitution Bank opted not to participate in this component of the Temporary Liquidity Guarantee Program.

In February 2011, the FDIC adopted final rules to implement changes required by the Dodd-Frank Act with respect to the FDIC assessment rules. In particular, the definition of an institution’s deposit insurance assessment base is being changed from total deposits to total assets less tangible equity. In addition, the FDIC is revising the deposit insurance assessment rates down. The changes were effective April 1, 2011. The new initial base assessment rates range from 5 to 9 basis points for Risk Category I banks to 35 basis points for Risk Category IV banks. Risk Category II and III banks will have an initial base assessment rate of 14 or 23 basis points, respectively. The new rates and assessment base have reduced our current FDIC insurance assessment for 2012 compared to 2011. However, if the risk category of 1st Constitution Bank changes adversely, our FDIC insurance premiums could increase.

Lending Limits

In January 2013, the New Jersey Department of Banking and Insurance issued an order requiring a New Jersey chartered bank’s calculation of lending limits to any person or entity to include credit exposure to such person or entity arising from a derivative transaction, repurchase agreement, reverse repurchase agreement, securities lending transaction or securities borrowing transaction. Previously, such credit exposure was not included in a New Jersey chartered bank’s calculation of lending limits. New Jersey chartered banks had until July 1, 2013 to comply with the operative provisions of the order, which include compliance with all of the rules set forth in the Office of the Comptroller of the Currency’s Interim Final Rule on Lending Limits (codified at 12 C.F.R pts. 32, 159 and 160). 1st Constitution does not anticipate this change in the calculation of lending limits to have a significant impact on its operations.

Properties.

We currently operate 14 branch offices in New Jersey, which includes 1st Constitution Bank’s main office in Cranbury, New Jersey. In addition, we have a Mortgage Warehousing Funding Office which we lease in Somerset, New Jersey and an Operations Center which we lease in Cranbury, New Jersey. The following table provides certain information with respect to our offices as of September 30, 2013:

Location	Leased or Owned	Original Year Leased or Acquired	Year of Lease Expiration
Main Office
2650 Route 130	Leased	1989	2017
Cranbury, New Jersey

Village Office
74 North Main Street	Owned	2005	—
Cranbury, New Jersey

Plainsboro Office
Plainsboro Village Center	Leased	1998	2021
11 Shalks Crossing Road
Plainsboro, New Jersey

Hamilton Office
3659 Nottingham Way	Leased	1999	2014
Hamilton, New Jersey

Princeton Office
The Windrows at Princeton Forrestal	Leased	2001	2016
2000 Windrow Drive
Princeton, New Jersey

Perth Amboy Office
145 Fayette Street	Leased	2003	2018
Perth Amboy, New Jersey

Jamesburg Office
1 Harrison Street	Owned	2002	—
Jamesburg, New Jersey

West Windsor Office
44 Washington Road	Leased	2004	2019
Princeton Junction, New Jersey

Location	Leased or Owned	Original Year Leased or Acquired	Year of Lease Expiration
Fort Lee Office
180 Main Street	Leased	2006	2014
Fort Lee, New Jersey

Hightstown Office
140 Mercer Street	Leased	2007	2014
Hightstown, New Jersey

Mortgage Warehouse Funding Office
285 Davidson Avenue	Leased	2009	2015
Somerset, New Jersey

Lawrenceville Property
150 Lawrenceville-Pennington Road,	Owned	2009	—
Lawrenceville, New Jersey

South River Operations Center
1246 South River Road, Bldg. 2	Leased	2010	2015
Cranbury, New Jersey

Rocky Hill Office
995 Route 518	Owned	2011	—
Skillman, New Jersey

Hopewell Office
86 East Broad Street	Owned	2011	—
Hopewell, New Jersey

Hillsborough Office
32 New Amwell Road	Owned	2011	—
Hillsborough, New Jersey

Management believes the foregoing facilities are suitable for 1st Constitution’s and 1st Constitution Bank’s present and projected operations.

Legal Proceedings.

1st Constitution may, in the ordinary course of business, become a party to litigation involving collection matters, contract claims and other legal proceedings relating to the conduct of its business. Management is not aware of any material pending legal proceedings against 1st Constitution which, if determined adversely, would have a material adverse effect on 1st Constitution’s financial position or results of operations.

1st Constitution Management’s Discussion and Analysis of Financial Condition and Results of Operations.

This discussion should be read in conjunction with the consolidated financial statements, notes and tables included elsewhere in this proxy statement and prospectus. The purpose of this discussion and analysis is to assist in the understanding and evaluation of 1st Constitution’s financial condition, changes in financial condition and results of operations.

Critical Accounting Policies and Estimates

“Management’s Discussion and Analysis of Financial Condition and Results of Operation” is based upon 1st Constitution’s consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires 1st Constitution to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. Note 1 to 1st Constitution’s Consolidated Financial Statements for the year ended December 31, 2012 contains a summary of 1st Constitution’s significant accounting policies. Management believes 1st Constitution’s policies with respect to the methodologies for the determination of the allowance for loan losses and for determining other-than-temporary security impairment involve a higher degree of complexity and requires management to make difficult and subjective judgments which often require assumptions or estimates about highly uncertain matters. Changes in these judgments, assumptions or estimates could materially impact results of operations. These critical policies and their application are periodically reviewed with the Audit Committee and the Board. The provision for loan losses is based upon management’s evaluation of the adequacy of the allowance, including an assessment of known and inherent risks in the portfolio, giving consideration to the size and composition of the loan portfolio, actual loan loss experience, level of delinquencies, detailed analysis of individual loans for which full collectability may not be assured, the existence and estimated net realizable value of any underlying collateral and guarantees securing the loans, and current economic and market conditions. Although management uses the best information available to it, the level of the allowance for loan losses remains an estimate which is subject to significant judgment and short-term change. Various regulatory agencies, as an integral part of their examination process, periodically review 1st Constitution’s allowance for loan losses. Such agencies may require 1st Constitution to make additional provisions for loan losses based upon information available to them at the time of their examination. Furthermore, the majority of 1st Constitution’s loans are secured by real estate in the State of New Jersey. Accordingly, the collectability of a substantial portion of the carrying value of 1st Constitution’s loan portfolio is susceptible to changes in local market conditions and may be adversely affected should real estate values decline or should the Central New Jersey area experience an adverse economic shock. Future adjustments to the allowance for loan losses may be necessary due to economic, operating, regulatory and other conditions beyond 1st Constitution’s control.

Real estate acquired through foreclosure, or a deed-in-lieu of foreclosure, is recorded at fair value less estimated selling costs at the date of acquisition or transfer, and subsequently at the lower of its new cost or fair value less estimated selling costs. Adjustments to the carrying value at the date of acquisition or transfer are charged to the allowance for loan losses. The carrying value of the individual properties is subsequently adjusted to the extent it exceeds estimated fair value less estimated selling costs, at which time a provision for losses on such real estate is charged to operations. Appraisals are critical in determining the fair value of the other real estate owned amount. Assumptions for appraisals are instrumental in determining the value of properties. Overly optimistic assumptions or negative changes to assumptions could significantly affect the valuation of a property. The assumptions supporting such appraisals are carefully reviewed by management to determine that the resulting values reasonably reflect amounts realizable.

Management utilizes various inputs to determine the fair value of its investment portfolio. To the extent they exist, unadjusted quoted market prices in active markets (level 1) or quoted prices on similar assets (level 2) are utilized to determine the fair value of each investment in the portfolio. In the absence of quoted prices, valuation techniques would be used to determine fair value of any investments that require inputs that are both significant to the fair value measurement and unobservable (level 3). Valuation techniques are based on various assumptions, including, but not limited to cash flows, discount rates, rate of return, adjustments for nonperformance and liquidity, and liquidation values. A significant degree of judgment is involved in valuing investments using level 3 inputs. The use of different assumptions could have a positive or negative effect on consolidated financial condition or results of operations.

Management must periodically evaluate if unrealized losses (as determined based on the securities valuation methodologies discussed above) on individual securities classified as held to maturity or available for sale in the investment portfolio are considered to be other-than-temporary. The analysis of other-than-temporary impairment requires the use of various assumptions, including, but not limited to, the length of time an investment’s book value is greater than fair value, the severity of the investment’s decline, as well as any credit deterioration of the investment. If the decline in value of an investment is deemed to be other-than-temporary, the investment is written down to fair value and a non-cash impairment charge is recognized in the period of such evaluation.

Rights Offering to Existing Shareholders

During the third quarter of 2012, 1st Constitution launched a shareholders’ common stock rights offering, which expired on October 5, 2012. 1st Constitution received gross proceeds of $5.0 million from holders of subscription rights who exercised their basic subscription rights and from holders who exercised the over-subscription privilege. The rights offering was fully subscribed. Accordingly, 1st Constitution issued a total of 555,555 shares of common stock to the holders of subscription rights who validly exercised their subscription rights, including pursuant to the exercise of the over-subscription privilege.

Acquisition of Three Branches in 2011

On March 25, 2011, 1st Constitution Bank acquired certain deposit and other liabilities, real estate and related assets of the Rocky Hill, Hillsborough and Hopewell, New Jersey banking offices from another financial institution for a purchase price of $9.85 million (the “March 2011 Acquisition”).

1st Constitution accounted for the March 2011 Acquisition using applicable accounting guidance regarding business combinations. The fair value of savings and transaction deposit accounts acquired was assumed to approximate the carrying value as these accounts have no stated maturity and are payable on demand. A core deposit intangible was ascribed to the value of non-maturity deposits based upon an independent third party evaluation which was prepared using the actual characteristics of the deposits and assumptions we believe to be reasonable. Certificates of deposit accounts were valued utilizing a discounted cash flows analysis based upon the underlying accounts’ contractual maturities and interest rates. The present value of the projected cash flow was then determined using discount rates based upon certificate of deposit interest rates available in the marketplace for accounts with similar terms. The fair value of the three branch buildings was determined via appraisals performed by qualified independent third party appraisers. The fair value of loans acquired, all of which were performing, was assumed to approximate amortized cost based upon the small size and nature of those loans.

As a result of the March 2011 Acquisition, the three branches became branches of 1st Constitution Bank. Included in the March 2011 Acquisition were the assumption of deposit liabilities of $111.9 million, primarily consisting of demand deposits, and the acquisition of cash of approximately $101.5 million, fixed assets of approximately $4.6 million, which includes, without limitation, ownership of the real estate and improvements upon which the branches are situated, and loans of $862,000. 1st Constitution Bank recorded goodwill of approximately $3.2 million and a core deposit intangible asset of approximately $1.7 million as a result of the March 2011 Acquisition.

Merger with Rumson

On August 14, 2013, 1st Constitution and 1st Constitution Bank entered into an Agreement and Plan of Merger with Rumson, providing for the merger of Rumson with and into 1st Constitution Bank, with 1st Constitution Bank as the surviving entity.

Subject to the terms and conditions of the merger agreement, upon consummation of the merger, each outstanding share of Rumson common stock will be converted into the right to receive, at the election of the holder of such Rumson common stock, (i) cash consideration of $7.50 or (ii) 0.7772 of a share of common stock of 1st Constitution, or a combination of both, subject to the payment of cash in lieu of fractional shares and customary proration and allocation procedures, if necessary, to assure that 60% of the outstanding shares of Rumson common stock are exchanged for cash and 40% of the outstanding shares of Rumson common stock are exchanged for shares of common stock of 1st Constitution. In addition, each outstanding option to acquire shares of Rumson common stock will be terminated and converted to the right to receive cash equal to the product of (i) the aggregate number of shares of Rumson common stock underlying such outstanding option multiplied by (ii) the excess, if any, of $7.50 over the per share exercise price of such outstanding option. Stock awards will be converted into shares of common stock of 1st Constitution. Each outstanding share of common stock of 1st Constitution will remain outstanding and unaffected by the Merger.

Under New Jersey banking law, Rumson shareholders can elect to dissent from the merger. Any shareholder electing to dissent shall be entitled to a cash payment for such shares only to the extent permitted by and in accordance with New Jersey banking law.

Comparison of Results of Operations for Six Months Ended June 30, 2013 and Six Months Ended June 30, 2012 and Financial Condition as of June 30, 2013 and December 31, 2012

The purpose of this discussion and analysis of the operating results and financial condition at June 30, 2013 is to help readers analyze the accompanying financial statements, notes and other supplemental information contained in this document. Results of operations for the six month period ended June 30, 2013 are not necessarily indicative of results to be attained for any other period.

Results of Operations

Six Months Ended June 30, 2013 compared to Six Months Ended June 30, 2012

Summary

1st Constitution realized net income of $2,882,348 for the six months ended June 30, 2013, an increase of 16.9% from the $2,464,840 reported for the six months ended June 30, 2012. This increase was due primarily to a decrease in the provision for loan losses plus an increase in non-interest income which, in total, offset a decrease in net interest income plus an increase in noninterest expenses, for the six months ended June 30, 2013 compared to the same period in 2012. Diluted net income per common share was $0.47 for the six months ended June 30, 2013 compared to diluted net income per common share of $0.46 for the six months ended June 30, 2012. All prior year share information has been adjusted for the effect of a 5% stock dividend declared on December 20, 2012, and paid on January 31, 2012 to shareholders of record on January 14, 2013.

During the third quarter of 2012, 1st Constitution launched a shareholders’ common stock rights offering, which expired on October 5, 2012. 1st Constitution received gross proceeds of $5.0 million from holders of subscription rights who exercised their basic subscription rights and from holders who exercised the over-subscription privilege. The rights’ offering was fully subscribed. Accordingly, 1st Constitution issued a total of 555,555 shares of common stock to the holders of subscription rights who validly exercised their subscription rights, including pursuant to the exercise of the over-subscription privilege.

Key performance ratios improved for the six months ended June 30, 2013 as compared to the six months ended June 30, 2012 due to higher net income for the 2013 period. Return on average assets and return on average equity were 0.71% and 8.81% for the six months ended June 30, 2013 compared to 0.65% and 8.81%, respectively, for the six months ended June 30, 2012.

1st Constitution Bank’s results of operations depend primarily on net interest income, which is primarily affected by the market interest rate environment, the shape of the U.S. Treasury yield curve, and the difference between the yield on interest-earning assets and the rate paid on interest-bearing liabilities. Other factors that may affect 1st Constitution Bank’s operating results are general and local economic and competitive conditions, government policies and actions of regulatory authorities. The net interest margin for the six months ended June 30, 2013 was 3.46% as compared to the 3.92% net interest margin recorded for the six months ended June 30, 2012, a decrease of 46 basis points. 1st Constitution will continue to closely monitor the mix of earning assets and funding sources to maximize net interest income during this challenging interest rate environment.

Earnings Analysis

Net Interest Income

Net interest income, 1st Constitution’s largest and most significant component of operating income, is the difference between interest and fees earned on loans and other earning assets and interest paid on deposits and borrowed funds. This component represented 79.8% of 1st Constitution’s net revenues for the six month period ended June 30, 2013 and 84.9% of net revenues for the six month period ended June 30, 2012. Net interest income also depends upon the relative amount of interest-earning assets, interest-bearing liabilities, and the interest rate earned or paid on them, respectively.

The following table sets forth 1st Constitution’s consolidated average balances of assets, liabilities and shareholders’ equity as well as interest income and expense on related items and 1st Constitution’s average yield or rate for the six month periods ended June 30, 2013 and 2012, respectively. The average rates are derived by dividing interest income and expense by the average balance of assets and liabilities, respectively.

Average Balance Sheets with Resultant Interest and Rates
(yields on a tax-equivalent basis)	Six months ended June 30, 2013			Six months ended June 30, 2012
	Average Balance	Interest	Average Yield	Average Balance	Interest	Average Yield
Assets:
Federal Funds Sold/Short-Term Investments	$108,464,994	$139,342	0.26%	$36,860,458	$48,340	0.26%
Investment Securities:
Taxable	155,253,462	1,838,797	2.39%	171,349,167	2,327,759	2.72%
Tax-exempt	65,948,918	1,566,576	4.79%	51,276,230	1,230,374	4.81%

Total	221,202,380	3,405,373	3.10%	222,625,397	3,558,133	3.21%

Loan Portfolio:
Construction	42,304,486	1,295,504	6.18%	54,948,513	1,855,335	6.77%
Residential real estate	11,033,073	288,311	5.27%	12,303,773	316,592	5.16%
Home Equity	9,115,975	248,644	5.50%	10,779,569	303,956	5.65%
Commercial and commercial real estate	141,990,388	5,078,830	7.21%	144,033,903	5,287,559	7.36%
Mortgage warehouse lines	175,027,892	4,074,237	4.69%	184,622,769	4,396,188	4.78%
Installment	247,069	8,070	6.59%	378,818	12,629	6.69%
All Other Loans	44,819,859	623,857	2.81%	32,259,311	561,304	3.49%

Total	424,538,742	11,617,453	5.52%	439,326,656	12,733,563	5.81%

Total Interest-Earning Assets	754,206,116	15,162,168	4.05%	698,812,511	16,340,036	4.69%

Allowance for Loan Losses	(6,789,347)			(5,955,926)
Cash and Due From Bank	22,409,931			12,726,136
Other Assets	51,299,291			52,881,065

Total Assets	$821,125,991			$758,463,786

Liabilities and Shareholders’ Equity:
Interest-Bearing Liabilities:
Money Market and NOW Accounts	$228,737,438	$401,594	0.35%	$204,902,097	$542,887	0.53%
Savings Accounts	205,378,084	457,986	0.45%	191,355,779	620,354	0.65%
Certificates of Deposit	141,510,623	966,354	1.38%	147,499,965	1,101,598	1.50%
Other Borrowed Funds	10,574,309	207,527	3.96%	16,220,330	221,561	2.74%
Trust Preferred Securities	18,557,000	175,644	1.91%	18,557,000	195,892	2.12%

Total Interest-Bearing Liabilities	604,757,454	2,209,105	0.74%	578,535,171	2,682,292	0.93%

Net Interest Spread			3.31%			3.76%

Demand Deposits	140,566,574			115,201,429
Other Liabilities	9,826,621			8,634,205

Total Liabilities	755,150,649			702,370,805
Shareholders’ Equity	65,975,342			56,092,981

Total Liabilities and Shareholders’ Equity	$821,125,991			$758,463,786

Net Interest Margin		$12,953,063	3.46%		$13,657,744	3.92%

1st Constitution’s net interest income decreased on a tax-equivalent basis by $704,681, or 5.2%, to $12,953,063 for the six months ended June 30, 2013 from the $13,657,744 reported for the six months ended June 30, 2012. The decrease in net interest income for the six – month period ended June 30, 2013 compared with the comparable 2012 period was primarily due to two factors: (1) the unexpected seasonal decline in the balance of outstanding mortgage warehouse lines and (2) the unexpected amount of loan prepayments in construction loans and commercial business loans. The repayment of these loans provided excess liquidity that was allocated to much lower yielding overnight fund balances.

Average interest earning assets increased by $55,393,605, or 7.9%, to $754,206,116 for the six month period ended June 30, 2013 from $698,812,511 for the six month period ended June 30, 2012. The average investment securities portfolio decreased by $1,423,017, to $221,202,380 for the six month period ended June 30, 2013 compared to $222,625,397 for the six month period ended June 30, 2012. The average loan portfolio decreased by $14,787,914, or 3.4%, to $424,538,742 for the six month period ended June 30, 2013 compared to $439,326,656 for the six month period ended June 30, 2012. The overall risk profile of the loan portfolio was reduced by a change in its composition via a reduction in average construction loans of $12,644,027, or 23.0%, to $42,304,486 for the six month period ended June 30, 2013 compared to $54,948,513 for the six month period ended June 30, 2012 as the current adverse economic conditions have resulted in depreciation of collateral values securing these loans. Overall, the yield on interest earning assets, on a tax-equivalent basis, decreased 64 basis points to 4.05% for the six month period ended June 30, 2013 when compared to 4.69% for the six month period ended June 30, 2012.

Average interest bearing liabilities increased by $26,222,283, or 4.5%, to $604,757,454 for the six month period ended June 30, 2013 from $578,535,171 for the six month period ended June 30, 2012. Overall, the cost of total interest bearing liabilities decreased 19 basis points to 0.74% for the six months ended June 30, 2013 compared to 0.93% for the six months ended June 30, 2012.

The net interest margin (on a tax-equivalent basis), which is net interest income divided by average interest earning assets, was 3.46% for the six months ended June 30, 2013 compared to 3.92% the six months ended June 30, 2012.

Provision for Loan Losses

Management considers a complete review of the following specific factors in determining the provisions for loan losses: historical losses by loan category, non-accrual loans, problem loans as identified through internal classifications, collateral values, and the growth and size of the loan portfolio. In addition to these factors, management takes into consideration current economic conditions and local real estate market conditions. Using this evaluation process, 1st Constitution’s provision for loan losses was $236,666 for the six months ended June 30, 2013 compared to $1,149,996 for the six months ended June 30, 2012. The decreased provision for 2013 was primarily the result of a $4,455,836 decrease in the level of non-performing loans to $1,507,666 at June 30, 2013. The ratio of non-performing loans to total loans was 0.37% at June 30, 2013, compared to 1.14% at December 31, 2012.

Non-Interest Income

Total non-interest income for the six months ended June 30, 2013 was $3,056,422, an increase of $703,291, or 29.9%, over non-interest income of $2,353,131 for the six months ended June 30, 2012. This component represented 20.2% of 1st Constitution’s net revenues for the six – month period ended June 30, 2013 and 15.1% of net revenues for the three – month period ended June 30, 2012.

Service charges on deposit accounts represent a significant source of non-interest income. Service charges on deposit accounts decreased by $14,558, or 3.2%, to $444,670 for the six months ended June 30, 2013 from $459,228 for the six months ended June 30, 2012. This decrease was primarily the result of a decrease in the number of deposit accounts subject to service charges during the six months ended June 30, 2013 compared to the prior year period.

Gain on sales of loans increased by $247,491, or 25.7%, to $1,210,855 for the six months ended June 30, 2013 compared to $963,364 for the six months ended June 30, 2012. 1st Constitution Bank sells both residential mortgage loans and SBA loans in the secondary market. The volume of mortgage loan sales increased for the six months ended June 30, 2013 compared to the six months ended June 30, 2012.

Non-interest income also includes income from bank-owned life insurance (“BOLI”), which amounted to $232,366 for the six months ended June 30, 2013 compared to $225,098 for the six months ended June 30, 2012. 1st Constitution Bank purchased tax-free BOLI assets to partially offset the cost of employee benefit plans and reduced 1st Constitution’s overall effective tax rate.

1st Constitution Bank also generates non-interest income from a variety of fee-based services. These include safe deposit box rental, wire transfer service fees, cash counting fees and Automated Teller Machine fees for non-1st Constitution Bank customers. Increased customer demand for these services contributed to the other income component of non-interest income amounting to $1,168,531 for the six months ended June 30, 2013, compared to $705,441 for the six months ended June 30, 2012.

Non-Interest Expense

Non-interest expenses increased by $258,777, or 2.4%, to $11,245,268 for the six months ended June 30, 2013 from $10,986,491 for the six months ended June 30, 2012. The following table presents the major components of non-interest expenses for the six months ended June 30, 2013 and 2012.

Non-interest Expenses
	Six months ended June 30,
	2013	2012
Salaries and employee benefits	$6,398,104	$6,095,253
Occupancy expenses	1,300,305	1,337,320
Data processing services	595,688	516,120
Equipment expense	499,933	373,415
Marketing	139,670	98,824
Regulatory, professional and other fees	466,901	414,736
FDIC insurance expense	34,687	287,266
Directors’ fees	54,000	45,000
Other real estate owned expenses	594,062	882,550
Amortization of intangible assets	133,984	133,983
Other expenses	1,027,934	802,024

Total	$11,245,268	$10,986,491

Salaries and employee benefits, which represent the largest portion of non-interest expenses, increased by $302,851, or 5.0%, to $6,398,104 for the six months ended June 30, 2013 compared to $6,095,253 for the six months ended June 30, 2012. The increase in salaries and employee benefits for the six months ended June 30, 2013 was a result of regular merit increases and increased health care costs.

Occupancy expenses decreased by $37,015 to $1,300,305 for the six months ended June 30, 2013 compared to $1,337,320 for the six months ended June 30, 2012. The decrease in occupancy expenses for the current period was primarily attributable to a lesser level of maintenance costs in maintaining 1st Constitution Bank’s branch properties.

The cost of data processing services increased to $595,688 for the six months ended June 30, 2013 from $516,120 for the six months ended June 30, 2012 as additional expenses were incurred in connection with a 2013 initiative to upgrade the software capabilities in branch offices in order to fully implement 1st Constitution Bank’s expanding mobile banking systems.

Equipment expense increased by $126,518 for the six months ended June 30, 2013 to $499,933 compared to $373,415 for the six months ended June 30, 3012 primarily due to increased costs associated with the maintenance contracts and supplies for equipment in connection with the expansion of mobile banking capabilities as compared with the prior period.

Regulatory, professional and other fees increased by $52,165, or 12.6%, to $466,901 for the six months ended June 30, 2013 compared to $414,736 for the six months ended June 30, 2012. During the first six months of 2013, 1st Constitution incurred professional fees in connection with consultants engaged to assess 1st Constitution’s compliance with regulatory requirements.

FDIC insurance expense decreased to $34,687 for the six months ended June 30, 2013 compared to $287,266 for the six months ended June 30, 2012 as a result of the changes required by the Dodd-Frank Act with respect to FDIC assessment rules.

Other real estate owned expenses decreased by $288,488 to $594,062 for the six months ended June 30, 2013 compared to $882,550 for the six months ended June 30, 2012 as 1st Constitution incurred a lower level of property tax and maintenance costs on properties held as other real estate owned during the first six months of 2013 as compared to the first six months of 2012. In addition, 1st Constitution entered into a number of rental agreements on certain OREO properties with the resulting rents received being offset against maintenance expenses.

All other expenses increased by $225,910 to $1,027,934 for the six months ended June 30, 2013 compared to $802,024 for the six months ended June 30, 2012 as current year increases incurred in correspondent bank fees, payroll processing fees, insurance premiums and ATM operating expenses. All other expenses are comprised of a variety of operating expenses and fees as well as expenses associated with lending activities.

An important financial services industry productivity measure is the efficiency ratio. The efficiency ratio is calculated by dividing total operating expenses by net interest income plus non-interest income. An increase in the efficiency ratio indicates that more resources are being utilized to generate the same or greater volume of income, while a decrease would indicate a more efficient allocation of resources. 1st Constitution’s efficiency ratio was 72.5% for the six months ended June 30, 2013 compared to 70.4% for the six months ended June 30, 2012.

Income Taxes

1st Constitution had income tax expense of $1,137,125 for the six months ended June 30, 2013 compared to income tax expense of $1,010,285 for the six months ended June 30, 2012. The increase in the income tax expense for the 2013 period was primarily due to the higher level of taxable interest income for the first six months of 2013 as compared to the first six months of 2012.

Financial Condition

June 30, 2013 Compared with December 31, 2012

Total consolidated assets at June 30, 2013 were $804,892,170, representing a decrease of $36,076,212, or 4.29%, from total consolidated assets of $840,968,382 at December 31, 2012.

Cash and Cash Equivalents

Cash and cash equivalents at June 30, 2013 totaled $110,108,374 compared to $14,044,921 at December 31, 2012. Cash and cash equivalents at June 30, 2013 consisted of cash and due from banks of $110,096,949 and Federal funds sold/short term investments of $11,425. The corresponding balances at December 31, 2012 were $14,033,501 and $11,420, respectively. To the extent that 1st Constitution Bank did not utilize the funds for loan originations or securities purchases, the cash inflows accumulated in cash and cash equivalents.

Investment Securities

Investment securities represented 26.8% of total assets at June 30, 2013 and 26.9% at December 31, 2012. Total investment securities decreased $9,791,487, or 4.3%, to $216,077,378 at June 30, 2013 from $225,868,865 at December 31, 2012. Purchases of investments totaled $26,786,580 during the six months ended June 30, 2013, and proceeds from calls and repayments totaled $31,552,797 during the period.

Securities available for sale are investments that may be sold in response to changing market and interest rate conditions or for other business purposes. Activity in this portfolio is undertaken primarily to manage liquidity and interest rate risk and to take advantage of market conditions that create more economically attractive returns. At June 30, 2013, securities available for sale totaled $105,881,536, which is a decrease of $3,959,429, or 3.6%, from securities available for sale totaling $109,840,965 at December 31, 2012.

At June 30, 2013, the securities available for sale portfolio had net unrealized losses of $2,605,482 compared to net unrealized gains of $1,806,967 at December 31, 2012. These unrealized (losses) / gains are reflected, net of tax, in shareholders’ equity as a component of accumulated other comprehensive income.

Securities held to maturity, which are carried at amortized historical cost, are investments for which there is the positive intent and ability to hold to maturity. At June 30, 2013, securities held to maturity were $110,195,842, a decrease of $5,832,058, or 5.0%, from $116,027,900 at December 31, 2012. The fair value of the held to maturity portfolio at June 30, 2013 was $111,715,297.

Proceeds from maturities and prepayments of securities during the first six months of 2012 were used to reduce 1st Constitution’s borrowings.

Loans Held for Sale

Loans held for sale at June 30, 2013 amounted to $28,235,113 compared to $35,960,262 at December 31, 2012. As indicated in the Consolidated Statements of Cash Flows, the amount of loans originated for sale was $83,349,024 for the six months ended June 30, 2013 compared to $79,079,430 at June 30, 2012.

Loans

The loan portfolio, which represents our largest asset, is a significant source of both interest and fee income. Elements of the loan portfolio are subject to differing levels of credit and interest rate risk. 1st Constitution Bank’s primary lending focus continues to be mortgage warehouse lines, construction loans, commercial loans, owner-occupied commercial mortgage loans and tenanted commercial real estate loans.

The following table sets forth the classification of loans by major category at June 30, 2013 and December 31, 2012.

Loan Portfolio Composition	June 30, 2013		December 31, 2012
Component	Amount	Percentage of Total	Amount	Percentage of Total
Construction loans	$41,546,825	10%	$55,691,393	11%
Residential real estate loans	11,204,241	3%	10,897,307	2%
Commercial business	57,533,677	14%	57,865,436	11%
Commercial real estate	101,196,325	25%	102,412,694	20%
Mortgage warehouse lines	185,739,734	46%	284,127,530	54%
Loans to individuals	9,203,301	2%	9,643,385	2%
Deferred loan costs	883,354	0%	987,086	0%
All other loans	175,301	0%	189,279	0%

	$407,482,758	100%	$521,814,110	100%

The loan portfolio decreased by $114,331,352, or 21.9%, to $407,482,758 at June 30, 2013 compared to $521,814,110 at December 31, 2012. This decrease in the loan portfolio was primarily the result of two factors: (1) the expected seasonal decrease in outstanding Mortgage warehouse lines during the first six months of 2013 and (2) the unexpected increase in loan prepayments in the Construction loan and Commercial business components of the loan portfolio.

The Mortgage warehouse lines component of the loan portfolio decreased by $98,387,796, or 34.6%, compared to $284,127,530 at December 31, 2012.

1st Constitution Bank’s Mortgage Warehouse Funding Group offers a revolving line of credit that is available to licensed mortgage banking companies (the “Warehouse Line of Credit”) and that we believe has been successful from inception in 2008. The Warehouse Line of Credit is used by mortgage bankers to originate one-to-four family residential mortgage loans that are pre-sold to the secondary mortgage market, which includes state and national banks, national mortgage banking firms, insurance companies and government-sponsored enterprises, including the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation and others. On average, an advance under the Warehouse Line of Credit remains outstanding for a period of less than 30 days, with repayment coming directly from the sale of the loan into the secondary mortgage market. Interest (the spread between our borrowing cost and the rate charged to the client) and a transaction fee are collected by 1st Constitution Bank at the time of repayment. Additionally, customers of the Warehouse Line of Credit are required to maintain deposit relationships with 1st Constitution Bank that, on average, represent 10% to 15% of the loan balances.

1st Constitution Bank’s Construction loans portfolio decreased by $14,144,568 during the first six months of 2013. 1st Constitution Bank received $13,737,207 in prepayments for the Construction loan portfolio. In the current highly competitive marketplace for commercial and construction loans, developing new lending relationships and limiting the amount of loan prepayments will be essential for maintaining the loan portfolio.

The ability of 1st Constitution to enter into larger loan relationships and management’s philosophy of relationship banking are key factors in 1st Constitution’s strategy for loan growth. The ultimate collectability of the loan portfolio and recovery of the carrying amount of real estate are subject to changes in 1st Constitution’s market region’s economic environment and real estate market.

Non-Performing Assets

Non-performing assets consist of non-performing loans and other real estate owned. Non-performing loans are composed of (1) loans on a non-accrual basis and (2) loans which are contractually past due 90 days or more as to interest and principal payments but which have not been classified as non-accrual. Included in non-accrual loans are loans whose terms have been restructured to provide a reduction or deferral of interest and/or principal because of deterioration in the financial position of the borrower and which have not performed in accordance with the restructured terms.

1st Constitution Bank’s policy with regard to non-accrual loans is that generally, loans are placed on a non-accrual status when they are 90 days past due, unless these loans are well secured and in the process of collection or, regardless of the past due status of the loan, when management determines that the complete recovery of principal or interest is in doubt. Consumer loans are generally charged off after they become 120 days past due. Subsequent payments on loans in non-accrual status are credited to income only if collection of principal is not in doubt.

Non-performing loans decreased by $4,455,836 to $1,507,666 at June 30, 2013 from $5,963,502 at December 31, 2012. The major segments of non-accrual loans consist of commercial real estate loans and SBA loans, which are in the process of collection. The table below sets forth non-performing assets and risk elements in 1st Constitution Bank’s portfolio for the periods indicated.

As the table demonstrates, non-performing loans to total loans decreased to 0.37% at June 30, 2013 from 1.14% at December 31, 2012. Loan quality is considered to be sound. This was accomplished through quality loan underwriting, a proactive approach to loan monitoring and aggressive workout strategies.

Non-Performing Assets	June 30, 2013	December 31, 2012
Non-Performing loans:
Loans 90 days or more past due and still accruing	$—	$84,948
Non-accrual loans	1,507,666	5,878,554

Total non-performing loans	1,507,666	5,963,502
Other real estate owned	7,926,851	8,332,601

Total non-performing assets	$9,434,517	$14,296,103

Non-performing loans to total loans	0.37%	1.14%
Non-performing loans to total loans excluding mortgage warehouse lines	0.68%	2.51%
Non-performing assets to total assets	1.17%	1.70%
Non-performing assets to total assets excluding mortgage warehouse lines	1.52%	2.57%

Non-performing assets decreased by $4,861,586 to $9,434,517 at June 30, 2013 from $14,296,103 at December 31, 2012. Other real estate owned decreased by $405,750 to $7,926,851 at June 30, 2013 from $8,332,601 at December 31, 2012. Since December 31, 2012, 1st Constitution Bank sold and transferred out of other real estate owned properties totaling approximately $2,054,056. In addition, during the six months ended June 30, 2013, 1st Constitution Bank recorded a provision for loss on other real estate owned of $662,918.

At June 30, 2013, 1st Constitution Bank had nine loans totaling $4,864,966 which were troubled debt restructurings. Three of these loans totaling $397,453 are included in the above table as non-accrual loans; the remaining four loans totaling $4,467,513 are considered performing.

Non-performing assets represented 1.17% of total assets at June 30, 2013 and 1.70% at December 31, 2012.

Management takes a proactive approach in addressing delinquent loans. 1st Constitution’s President meets weekly with all loan officers to review the status of credits past-due 10 days or more. An action plan is discussed for delinquent loans to determine the steps necessary to induce the borrower to cure the delinquency and restore the loan to a current status. Also, delinquency notices are system generated when loans are five days past-due and again at 15 days past-due.

In most cases, 1st Constitution’s collateral is real estate and when the collateral is foreclosed upon, the real estate is carried at the lower of fair market value less the estimated selling costs or the initially recorded amount. The amount, if any, by which the recorded amount of the loan exceeds the fair market value of the collateral, less estimated selling costs, is a loss which is charged to the allowance for loan losses at the time of foreclosure or repossession. Resolution of a past-due loan can be delayed if the borrower files a bankruptcy petition because a collection action cannot be continued unless 1st Constitution first obtains relief from the automatic stay provided by the bankruptcy code.

Allowance for Loan Losses and Related Provision

The allowance for loan losses is maintained at a level sufficient to absorb estimated credit losses in the loan portfolio as of the date of the financial statements. The allowance for loan losses is a valuation reserve available for losses incurred or inherent in the loan portfolio and other extensions of credit. The determination of the adequacy of the allowance for loan losses is a critical accounting policy of 1st Constitution.

1st Constitution’s primary lending emphasis is the origination of commercial and commercial real estate loans and mortgage warehouse lines of credit. Based on the composition of the loan portfolio, the inherent primary risks are deteriorating credit quality, a decline in the economy, and a decline in New Jersey real estate market values. Any one, or a combination, of these events may adversely affect the loan portfolio and may result in increased delinquencies, loan losses and increased future provision levels.

All, or part, of the principal balance of commercial and commercial real estate loans, and construction loans are charged off against the allowance as soon as it is determined that the repayment of all, or part, of the principal balance is highly unlikely. Consumer loans are generally charged off no later than 120 days past due on a contractual basis, earlier in the event of bankruptcy, or if there is an amount deemed uncollectible. Because all identified losses are immediately charged off, no portion of the allowance for loan losses is restricted to any individual loan or groups of loans, and the entire allowance is available to absorb any and all loan losses.

Management reviews the adequacy of the allowance on at least a quarterly basis to ensure that the provision for loan losses has been charged against earnings in an amount necessary to maintain the allowance at a level that is adequate based on management’s assessment of probable estimated losses. 1st Constitution’s methodology for assessing the adequacy of the allowance for loan losses consists of several key elements. These elements may include a specific reserve for impaired risk loans, an allocated reserve, and an unallocated portion.

1st Constitution consistently applies the following comprehensive methodology. During the quarterly review of the allowance for loan losses, 1st Constitution considers a variety of factors that include:

•	General economic conditions.

•	Trends in charge-offs.

•	Trends and levels of delinquent loans.

•	Trends and levels of non-performing loans, including loans over 90 days delinquent.

•	Trends in volume and terms of loans.

•	Levels of allowance for specific classified loans.

•	Credit concentrations.

The methodology includes the segregation of the loan portfolio into loan types with a further segregation into risk rating categories, such as special mention, substandard, doubtful and loss. This allows for an allocation of the allowance for loan losses by loan type; however, the allowance is available to absorb any loan loss without restriction. Larger balance, non-homogeneous loans representing significant individual credit exposures are evaluated individually through the internal loan review process. It is this process that produces the watch list. The borrower’s overall financial condition, repayment sources, guarantors and value of collateral, if appropriate, are evaluated. Based on these reviews, an estimate of probable losses for the individual larger-balance loans are determined, whenever possible, and used to establish specific loan loss reserves. In general, for non-homogeneous loans not individually assessed, and for homogeneous groups of loans, such as residential mortgages and consumer credits, the loans are collectively evaluated based on delinquency status, loan type, and historical losses. These loan groups are then internally risk rated.

The watch list includes loans that are assigned a rating of special mention, substandard, doubtful and loss. Loans classified as special mention have potential weaknesses that deserve management’s close attention. If uncorrected, the potential weaknesses may result in deterioration of the repayment prospects. Loans classified substandard have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They include loans that are inadequately protected by the current sound net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans classified doubtful have all the weaknesses inherent in loans classified substandard with the added characteristic that collection or liquidation in full, on the basis of current conditions and facts, is highly improbable. Loans rated as doubtful in whole, or in part, are placed in nonaccrual status. Loans classified as a loss are considered uncollectible and are charged-off against the allowance for loan losses.

The specific reserve for impaired loans is established for specific loans which have been identified by management as being impaired. These impaired loans are primarily assigned a doubtful risk rating grade because the loan has not performed according to payment terms and there is reason to believe that repayment of the loan principal in whole, or part, is unlikely. The specific portion of the allowance is the total amount of potential unconfirmed losses for these individual doubtful loans. To assist in determining the fair value of loan collateral, 1st Constitution often utilizes independent third party qualified appraisal firms which in turn employ their own criteria and assumptions that may include occupancy rates, rental rates, and property expenses, among others.

The second category of reserves consists of the allocated portion of the allowance. The allocated portion of the allowance is determined by taking pools of loans outstanding that have similar characteristics and applying historical loss experience for each pool. This estimate represents the potential unconfirmed losses within the portfolio. Individual loan pools are created for commercial and commercial real estate loans, construction loans, and various types of loans to individuals. The historical estimation for each loan pool is then adjusted to account for current conditions, current loan portfolio performance, loan policy or management changes, or any other factor which may cause future losses to deviate from historical levels.

1st Constitution also maintains an unallocated allowance. The unallocated allowance is used to cover any factors or conditions which may cause a potential loan loss but are not specifically identifiable. It is prudent to maintain an unallocated portion of the allowance because no matter how detailed an analysis of potential loan losses is performed, these estimates by definition lack precision. Management must make estimates using assumptions and information that is often subjective and changing rapidly.

Loans are placed in a nonaccrual status when the ultimate collectability of principal or interest in whole, or part, is in doubt. Past-due loans contractually past-due 90 days or more for either principal or interest are also placed in nonaccrual status unless they are both well secured and in the process of collection. Impaired loans are evaluated individually.

The following table presents, for the periods indicated, an analysis of the allowance for loan losses and other related data.

Allowance for Loan Losses	June 30, 2013	December 31, 2012	June 30, 2012
Balance, beginning of period	$7,151,212	$5,534,450	$5,534,450

Provision charged to operating expenses	236,666	2,149,992	1,149,996

Loans charged off :
Construction loans	(561,993)	(57,650)	(57,650)
Residential real estate loans	—	(130,694)	(130,694)
Commercial and commercial real estate	(483,966)	(275,888)	(165,026)
Loans to individuals	(90,865)	(83,859)	(77,858)
Lease financing	—	—	—
All other loans	—	—	—

	(1,136,824)	(548,091)	(437,229)

Recoveries
Construction loans	417	3,403	3,403
Residential real estate loans	—	—	—
Commercial and commercial real estate	17,469	11,458	6,800
Loans to individuals	—	—	—
Lease financing	—	—	—
All other loans	—	—	—

	17,886	14,861	10,203

Net (charge offs) / recoveries	(1,118,938)	(533,230)	(427,026)

Balance, end of period	$6,268,940	$7,151,212	$6,257,420

Allowance for Loan Losses	June 30, 2013	December 31, 2012	June 30, 2012
Loans :
At period end	$407,482,758	$521,814,110	$479,795,092
Average during the period	394,098,700	444,064,283	421,111,355
Net charge offs to average loans outstanding	(0.28)%	(0.12)%	(0.10)%

Allowance for loan losses to :
Total loans at year end	1.54%	1.37%	1.30%
Total loans at year end excluding mortgage warehouse lines	2.83%	2.41%	2.34%
Non-performing loans	474.32%	119.92%	231.85%

1st Constitution recorded a provision for loan losses of $236,666 for the six months ended June 30, 2013 and $1,149,996 for the six months ended June 30, 2012. In addition to the results of management’s comprehensive review of the adequacy of the allowance, the decision for the reduced level of the current provision was further supported by the risk profile of the loan portfolio being reduced by a $114,331,352 decrease in the total loan portfolio at June 30, 2013 compared to the December 31, 2012 balance and a $4,455,836 decrease in non-performing loans at June 30, 2013 compared to December 31, 2012. Net charge offs/recoveries amounted to a net charge-off of $1,118,938 for the six months ended June 30, 2013.

At June 30, 2013, the allowance for loan losses was $6,268,940 compared to $7,151,212 at December 31, 2012, a decrease of $882,272. The ratio of the allowance for loan losses to total loans at June 30, 2013 and December 31, 2012 was 1.54% and 1.37%, respectively. The allowance for loan losses as a percentage of non-performing loans was 474.32% at June 30, 2013, compared to 119.92% at December 31, 2012. Management believes that the quality of the loan portfolio remains sound considering the economic climate and economy in the State of New Jersey and that the allowance for loan losses is adequate in relation to credit risk exposure levels.

Deposits

Deposits, which include demand deposits (interest bearing and non-interest bearing), savings deposits and time deposits, are a fundamental and cost-effective source of funding. The flow of deposits is influenced significantly by general economic conditions, changes in market interest rates and competition. 1st Constitution Bank offers a variety of products designed to attract and retain customers, with 1st Constitution Bank’s primary focus being on the building and expanding of long-term relationships.

The following table summarizes deposits at, June 30, 2013 and December 31, 2012.

	June 30, 2013	December 31, 2012
Demand
Non-interest bearing	$145,412,945	$152,334,759
Interest bearing	216,024,165	211,475,765
Savings	199,402,150	202,261,035
Time	142,760,574	141,617,916

	$703,599,834	$707,689,475

At June 30, 2013, total deposits were $703,599,834, a decrease of $4,089,641, or 0.6%, from $707,689,475 at December 31, 2012.

Borrowings

Borrowings are mainly comprised of Federal Home Loan Bank (“FHLB”) borrowings and overnight funds purchased. These borrowings are primarily used to fund asset growth not supported by deposit generation. The balance of borrowings was $10,000,000 at June 30, 2013, consisting solely of FHLB long-term borrowings, and $42,400,000 at December 31, 2012, consisting of long-term FHLB borrowings of $10,000,000 and overnight funds purchased of $32,400,000.

1st Constitution Bank has a fixed rate convertible advance from the FHLB in the amount of $10,000,000 that bears interest at the rate of 4.08%. This advance may be called by the FHLB quarterly at the option of the FHLB if rates rise and the rate earned by the FHLB is no longer a “market” rate. This advance is fully secured by marketable securities.

Shareholders’ Equity and Dividends

Shareholders’ equity increased by $222,340, to $65,275,872 at June 30, 2013 from $65,053,532 at December 31, 2012. Tangible book value per common share increased by $0.03, to $10.05 at June 30, 2013 from $10.02 at December 31, 2012. The current period increase in tangible book value per common share was the result of net income of $2,882,348 for the six months ended June 30, 2013, partially offset by the comprehensive loss of $2,872,331 for the six-month period. The ratio of shareholders’ equity to total assets was 8.11% at June 30, 2013 and 7.74% at December 31, 2012, respectively. The increase in shareholders’ equity was primarily the result of net income of $2,882,348 for the six months ended June 30, 2013, partially offset by the other comprehensive loss of $2,872,331 for the six-month period.

In lieu of cash dividends to common shareholders, 1st Constitution (and its predecessor, 1st Constitution Bank) has declared a stock dividend every year since 1992 and has paid such dividends every year since 1993. 5% stock dividends were declared in 2012 and 2011 and paid in 2013 and 2012, respectively.

1st Constitution’s common stock is quoted on the Nasdaq Global Market under the symbol “FCCY”.

In 2005, 1st Constitution’s Board authorized a common stock repurchase program that allows for the repurchase of a limited number of 1st Constitution’s shares at management’s discretion on the open market. 1st Constitution undertook this repurchase program in order to increase shareholder value. Disclosure of repurchases of 1st Constitution shares, if any, are set forth in 1st Constitution’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

Actual capital amounts and ratios for 1st Constitution and 1st Constitution Bank as of June 30, 2013 and December 31, 2012 were as follows:

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provision
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of June 30, 2013
Company
Total Capital to Risk Weighted Assets	$82,280,291	16.42%	$40,098,080	>8%	N/A	N/A
Tier 1 Capital to Risk Weighted Assets	76,011,351	15.17%	20,049,040	>4%	N/A	N/A
Tier 1 Capital to Average Assets	76,011,351	9.46%	32,131,943	>4%	N/A	N/A
Bank
Total Capital to Risk Weighted Assets	$79,803,850	15.92%	$40,098,080	>8%	$50,122,600	>10%
Tier 1 Capital to Risk Weighted Assets	73,534,910	14.67%	20,049,040	>4%	30,073,560	>6%
Tier 1 Capital to Average Assets	73,534,910	9.20%	31,985,538	>4%	39,981,922	>5%

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provision
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2012
Company
Total Capital to Risk Weighted Assets	$81,213,909	12.98%	$50,044,960	>8%	N/A	N/A
Tier 1 Capital to Risk Weighted Assets	74,062,697	11.84%	25,022,480	>4%	N/A	N/A
Tier 1 Capital to Average Assets	74,062,697	9.29%	31,881,576	>4%	N/A	N/A
Bank
Total Capital to Risk Weighted Assets	$78,621,740	12.57%	$50,044,960	>8%	$62,556,200	>10%
Tier 1 Capital to Risk Weighted Assets	71,470,528	11.43%	25,022,480	>4%	37,533,720	>6%
Tier 1 Capital to Average Assets	71,470,528	9.05%	31,604,458	>4%	39,505,573	>5%

The minimum regulatory capital requirements for financial institutions require institutions to have a Tier 1 capital to average assets ratio of 4.0%, a Tier 1 capital to risk weighted assets ratio of 4.0% and a total capital to risk weighted assets ratio of 8.0%. To be considered “well capitalized,” an institution must have a minimum Tier 1 leverage ratio of 5.0%. At March 31, 2013, the ratios of 1st Constitution exceeded the ratios required to be considered well capitalized. It is management’s goal to monitor and maintain adequate capital levels to continue to support asset growth and continue its status as a well-capitalized institution. On July 2, 2013, the Federal Reserve Board approved the final rules implementing the Basel Committee on Banking Supervision’s capital guidelines for U.S. banks. The rules include a new common equity Tier 1 capital to risk-weighted assets ratio of 4.5% and a common equity Tier 1 capital conservation buffer of 2.5% of risk-weighted assets. The final rules also raise the minimum ratio of Tier 1 capital to risk-weighted assets from 4.0% to 6.0% and require a minimum leverage ratio of 4.0%. The final rules also implement strict eligibility criteria for regulatory capital instruments. The phase-in period for the final rules will begin for 1st Constitution on January 1, 2015, with full compliance with all of the final rule’s requirements phased in over a multi-year schedule. Management is currently evaluating the provisions of the final rules and their expected impact to 1st Constitution.

Liquidity

At June 30, 2013, the amount of liquid assets remained at a level management deemed adequate to ensure that contractual liabilities, depositors’ withdrawal requirements, and other operational and customer credit needs could be satisfied.

Liquidity management refers to 1st Constitution’s ability to support asset growth while satisfying the borrowing needs and deposit withdrawal requirements of customers. In addition to maintaining liquid assets, factors such as capital position, profitability, asset quality and availability of funding affect a bank’s ability to meet its liquidity needs. On the asset side, liquid funds are maintained in the form of cash and cash equivalents, Federal funds sold, investment securities held to maturity maturing within one year, securities available for sale and loans held for sale. Additional asset-based liquidity is derived from scheduled loan repayments as well as investment repayments of principal and interest from mortgage-backed securities. On the liability side, the primary source of liquidity is the ability to generate core deposits. Short-term borrowings are used as supplemental funding sources when growth in the core deposit base does not keep pace with that of earnings assets.

1st Constitution Bank has established a borrowing relationship with the FHLB which further supports and enhances liquidity. During 2010, FHLB replaced its Overnight Line of Credit and One-Month Overnight Repricing Line of Credit facilities available to member banks with a fully secured line of up to 50 percent of a bank’s quarter-end total assets. Under the terms of this facility, 1st Constitution Bank’s total credit exposure to FHLB cannot exceed 50 percent, or $402,446,085, of its total assets at June 30, 2013. In addition, the aggregate outstanding principal amount of 1st Constitution Bank’s advances, letters of credit, the dollar amount of the FHLB’s minimum collateral requirement for off-balance sheet financial contracts and advance commitments cannot exceed 30 percent of 1st Constitution Bank’s total assets, unless 1st Constitution Bank obtains approval from FHLB’s Board of Directors or its Executive Committee. These limits are further restricted by a member’s ability to provide eligible collateral to support its obligations to FHLB as well as the ability to meet the FHLB’s stock requirement. 1st Constitution Bank also maintains an unsecured federal funds line of $20,000,000 with a correspondent bank.

The Consolidated Statements of Cash Flows present the changes in cash from operating, investing and financing activities. At June 30, 2013, the balance of cash and cash equivalents was $110,108,374.

Net cash provided by operating activities totaled $14,183,817 for the six months ended June 30, 2013 compared to net cash provided by operations of $9,244,776 for the six months ended June 30, 2012. The primary source of funds is net income from operations adjusted for activity related to loans originated for sale, the provision for loan losses, depreciation expenses, and net amortization of premiums on securities.

Net cash provided by investing activities totaled $118,207,522 for the six months ended June 30, 2013 compared to net cash provided by investing activities of $9,812,297 for the six months ended June 30, 2012. The increase for the 2013 period resulted from a reduction of $110,901,189 in the loan portfolio primarily through repayments.

Net cash used in financing activities totaled $36,327,886 for the six months ended June 30, 2013 compared to net cash used in financing activities of $17,672,934 for the six months ended June 30, 2012.

The securities portfolios are also a source of liquidity, providing cash flows from maturities and periodic repayments of principal. For the six months ended June 30, 2013, prepayments and maturities of investment securities totaled $31,552,797. Another source of liquidity is the loan portfolio, which provides a flow of payments and maturities.

Interest Rate Sensitivity Analysis

The largest component of 1st Constitution’s total income is net interest income, and the majority of 1st Constitution’s financial instruments are composed of interest rate-sensitive assets and liabilities with various terms and maturities. The primary objective of management is to maximize net interest income while minimizing interest rate risk. Interest rate risk is derived from timing differences in the repricing of assets and liabilities, loan prepayments, deposit withdrawals, and differences in lending and funding rates. Management actively seeks to monitor and control the mix of interest rate-sensitive assets and interest rate-sensitive liabilities.

1st Constitution continually evaluates interest rate risk management opportunities, including the use of derivative financial instruments. Management believes that hedging instruments currently available are not cost-effective, and therefore, has focused its efforts on increasing 1st Constitution Bank’s spread by attracting lower-cost retail deposits.

Comparison of Results of Operations for Fiscal Year Ended December 31, 2012 and Fiscal Year Ended December 31, 2011 and Financial Condition as of December 31, 2012 and December 31, 2011

Results of Operations

1st Constitution reported net income for the year ended December 31, 2012 of $5,060,504, an increase of 28.7% from the $3,931,443 reported for the year ended December 31, 2011. The increase was due primarily to increases in net interest income and noninterest income, which were partially offset by increases in non-interest expenses and income taxes during the year ended December 31, 2012 compared to the prior year.

Diluted net income per common share was $0.90 for the year ended December 31, 2012 compared to $0.74 reported for the year ended December 31, 2011. Basic net income per common share for the year ended

December 31, 2012 was $0.92 as compared to $0.74 reported for the year ended December 31, 2011. All per share information has been restated for the effect of a 5% stock dividend declared on December 20, 2012 and paid on January 31, 2013 to shareholders of record on January 14, 2013.

Return on average assets (“ROA”) and return on average equity (“ROE”) were 0.65% and 8.63%, respectively, for the year ended December 31, 2012, compared to 0.54% and 7.60%, respectively, for the year ended December 31, 2011 and 0.50% and 5.78%, respectively, for the year ended December 31, 2010. Key performance ratios improved for the 2012 fiscal year as compared to the prior year due to the higher net income for the year ended December 31, 2012 as compared to the year ended December 31, 2011.

1st Constitution Bank’s results of operations depend primarily on net interest income, which is primarily affected by the market interest rate environment, the shape of the U.S. Treasury yield curve, and the difference between the yield on interest-earning assets and the rate paid on interest-bearing liabilities. Other factors that may affect 1st Constitution Bank’s operating results are general and local economic and competitive conditions, government policies and actions of regulatory authorities. The net interest margin for the year ended December 31, 2012 was 3.98% as compared to the 3.55% net interest margin recorded for the year ended December 31, 2011, an increase of 43 basis points. 1st Constitution will continue to closely monitor the mix of earning assets and funding sources to maximize net interest income during this challenging interest rate environment.

Net Interest Income

Net interest income, 1st Constitution’s largest and most significant component of operating income, is the difference between interest and fees earned on loans and other earning assets, and interest paid on deposits and borrowed funds. This component represented 84.0% of 1st Constitution’s non-GAAP net revenues for the year ended December 31, 2012. Net interest income also depends upon the relative amount of average interest earning assets, average interest-bearing liabilities, and the interest rate earned or paid on them, respectively.

The following tables set forth 1st Constitution’s consolidated average balances of assets and liabilities and shareholders’ equity as well as interest income and expense on related items, and 1st Constitution’s average yield or rate for the years ended December 31, 2012, 2011 and 2010. The average rates are derived by dividing interest income and expense by the average balance of assets and liabilities, respectively.

Average Balance Sheets with Resultant Interest and Rates
(yields on a tax-equivalent basis)	2012			2011			2010
	Average Balance	Interest	Average Yield	Average Balance	Interest	Average Yield	Average Balance	Interest	Average Yield
Assets:
Federal Funds Sold/Short-Term Investments	$31,405,164	$81,697	0.26%	$49,462,259	$126,729	0.26%	$18,009,601	$45,023	0.25%

Investment Securities:
Taxable	170,089,425	4,434,108	2.61%	200,218,556	5,422,190	2.71%	197,134,646	4,782,984	2.43%
Tax-exempt (4)	51,118,158	2,482,451	4.86%	45,377,934	2,208,221	4.87%	11,961,266	670,657	5.61%

Total	221,207,583	6,916,559	3.13%	245,596,490	7,630,411	3.11%	209,095,912	5,453,641	2.61%

Loan Portfolio (1):
Construction	56,802,621	3,673,709	6.47%	60,260,579	3,865,334	6.41%	71,590,569	4,373,609	6.11%
Residential Real Estate	11,673,215	603,748	5.17%	11,323,077	705,087	6.23%	10,866,758	635,681	5.85%
Home Equity	10,226,081	574,910	5.62%	12,194,011	698,822	5.73%	13,500,060	786,419	5.83%
Commercial and Commercial Real Estate	145,308,719	10,873,003	7.48%	134,446,807	10,153,005	7.55%	139,672,655	10,456,470	7.49%
Mortgage Warehouse Lines	204,852,547	9,734,919	4.75%	131,955,449	6,459,208	4.89%	139,430,511	6,707,820	4.81%
Installment	341,400	23,419	6.86%	452,504	31,342	6.93%	523,354	39,409	7.53%
All Other Loans	34,382,628	1,159,794	3.37%	24,052,479	903,288	3.76%	30,644,358	1,020,458	3.33%

Total	463,587,211	26,643,502	5.75%	374,684,906	22,816,086	6.09%	406,228,265	24,019,866	5.91%

Total Interest-Earning Assets	716,199,958	33,641,758	4.70%	669,743,655	30,573,226	4.56%	633,333,778	29,518,530	4.66%

Allowance for Loan Losses	(6,370,415)			(5,959,591)			(5,249,095)
Cash and Due From Banks	12,570,141			13,136,295			9,468,512
Other Assets	52,092,249			44,527,891			29,680,680

Total Assets	$774,491,933			$721,448,250			$667,233,875

Liabilities and Shareholders’ Equity:
Interest-Bearing Liabilities:
Money Market and NOW Accounts	$203,419,423	$988,999	0.49%	$172,790,166	$1,703,342	0.99%	$121,849,620	$1,705,233	1.40%
Savings Accounts	192,958,737	1,163,967	0.60%	179,903,197	1,387,585	0.77%	177,605,496	1,896,323	1.07%
Certificates of Deposit under $100,000	70,100,750	1,077,425	1.54%	73,470,718	1,260,946	1.72%	87,523,084	1,525,160	1.74%
Certificates of Deposit of $100,000 and Over	76,526,600	1,084,312	1.42%	79,898,632	1,308,249	1.64%	73,573,668	1,521,153	2.07%
Other Borrowed Funds	17,804,645	450,462	2.53%	18,400,493	444,185	2.41%	35,883,534	1,100,354	3.07%
Trust Preferred Securities	18,557,000	385,977	2.08%	18,557,000	683,057	3.68%	18,557,000	1,071,275	5.69%

Total Interest-Bearing Liabilities	579,367,155	5,151,142	0.89%	543,020,206	6,787,364	1.25%	514,992,402	8,819,498	1.71%

Net Interest Spread (2)			3.81%			3.31%			2.95%

Demand Deposits	127,558,073			117,876,295			87,482,143
Other Liabilities	8,912,516			8,800,907			7,497,664

Total Liabilities	715,837,744			669,697,408			609,972,209
Shareholders’ Equity	58,654,189			51,750,842			57,261,666

Total Liabilities and Shareholders’ Equity	$774,491,933			$721,448,250			$667,233,875

Net Interest Margin (3)		$28,490,616	3.98%		$23,785,862	3.55%		$20,699,032	3.27%

(1)	Loan origination fees are considered an adjustment to interest income. For the purpose of calculating loan yields, average loan balances include nonaccrual loans with no related interest income. Please refer to Management’s Discussion and Analysis of Financial Condition and Results of Operations under the heading “Non-Performing Assets” for a discussion of 1st Constitution Bank’s policy with regard to non-accrual loans.
(2)	The interest rate spread is the difference between the average yield on interest earning assets and the average rate paid on interest bearing liabilities.
(3)	The net interest margin is equal to net interest income divided by average interest earning assets.
(4)	Tax equivalent basis.

Changes in net interest income and margin result from the interaction between the volume and composition of interest earning assets, interest bearing liabilities, related yields, and associated funding costs. The Rate/Volume Table demonstrates the impact on net interest income of changes in the volume of interest earning assets and interest bearing liabilities and changes in interest rates earned and paid.

1st Constitution’s net interest income increased on a tax equivalent basis by $4,704,754, or 19.8%, to $28,490,616 for the year ended December 31, 2012, from the $23,785,862 reported for the year ended December 31, 2011. As indicated in the Rate/Volume Table, the principal factor contributing to the increase in net interest income for the year ended December 31, 2012 was an increase in interest income of $3,068,532, resulting from increased volumes on the interest-earning loan portfolio.

1st Constitution’s net interest income increased on a tax equivalent basis by $3,086,830, or 14.9%, to $23,785,862 for the year ended December 31, 2011, from the $20,699,032 reported for the year ended December 31, 2010. As indicated in the Rate/Volume Table, the principal factor contributing to the increase in net interest income for the year ended December 31, 2011 was a decrease in the interest expense of $2,032,134, resulting from decreased rates on the interest-bearing liability components, and an increase in interest income from investment securities.

Rate/Volume Table	Amount of Increase (Decrease)
	2012 versus 2011 Due to Change in:			2011 versus 2010 Due to Change in:
(Tax-equivalent basis)	Volume	Rate	Total	Volume	Rate	Total
Interest Income:
Loans:
Construction	$(224,718)	$33,093	$(191,625)	$(707,655)	$199,380	$(508,275)
Residential Real Estate	20,250	(121,589)	(101,339)	27,403	42,003	69,406
Home Equity	(111,632)	(12,280)	(123,912)	(75,120)	(12,477)	(87,597)
Commercial and Commercial Real Estate	817,096	(97,093)	720,003	(389,342)	85,877	(303,465)
Mortgage Warehouse Lines	3,512,559	(236,848)	3,275,711	(359,853)	111,241	(248,612)
Installment	(7,653)	(270)	(7,923)	(5,131)	(2,936)	(8,067)
All Other Loans	369,363	(112,857)	256,506	(234,225)	117,055	(117,170)

Total Loans	4,375,263	(547,842)	3,827,421	(1,743,923)	540,143	(1,203,780)

Investment Securities :
Taxable	(802,182)	(185,901)	(988,083)	81,084	558,122	639,206
Tax-exempt	279,157	(4,931)	274,226	1,750,376	(212,812)	1,537,564

Total Investment Securities	(523,026)	(190,831)	(713,857)	1,831,460	345,310	2,176,770

Federal Funds Sold / Short-Term Investments	(45,032)	0	(45,032)	433,110	(351,404)	81,706

Total Interest Income	3,807,205	(738,673)	3,068,532	520,647	534,049	1,054,696

Interest Expense :
Money Market and NOW Accounts	$149,846	$(864,189)	$(714,343)	$605,430	$(607,321)	$(1,891)
Savings Accounts	91,373	(314,991)	(223,618)	24,332	(533,070)	(508,738)
Certificates of Deposit under $100,000	(55,598)	(127,923)	(183,521)	(248,115)	(16,099)	(234,214)
Certificates of Deposit of $100,000 and Over	(51,731)	(172,206)	(223,937)	117,195	(330,099)	(212,904)
Other Borrowed Funds	(15,082)	21,359	6,277	(478,034)	(178,135)	(656,169)
Trust Preferred Securities	0	(297,080)	(297,080)	0	(388,218)	(388,218)

Total Interest Expense	118,808	(1,755,030)	(1,636,222)	20,808	(2,052,942)	(2,032,134)

Net Interest Income	$3,688,397	$1,016,357	$4,704,754	$499,839	$2,586,991	$3,086,830

Average interest earning assets increased by $46,456,303, or 6.9%, to $716,199,958 for the year ended December 31, 2012 from $669,743,655 for the year ended December 31, 2011. The average total loan portfolio increased by $88,902,035, or 23.7%, to $463,587,211 for the year ended December 31, 2012 from $374,684,906 for the year ended December 31, 2011. Due to a restructuring of the components of 1st Constitution’s loan portfolio during 2012, loan yields averaged 5.75% for the year ended December 31, 2012, 34 basis points lower than for the year ended December 31, 2011. The average investment securities portfolio decreased 9.9%, while the yield on that portfolio increased 2 basis points for the year ended December 31, 2012 compared to the year ended December 31, 2011. Overall, the yield on interest earning assets increased 14 basis points to 4.70% in the year ended December 31, 2012 from 4.56% in the year ended December 31, 2011.

Average interest earning assets increased by $36,409,877, or 5.7%, to $669,743,655 for the year ended December 31, 2011 from $633,333,778 for the year ended December 31, 2010. The average total loan portfolio decreased by $31,543,359, or 7.8%, to $374,684,906 for the year ended December 31, 2011 from $406,228,265 for the year ended December 31, 2010. Due to a marginal increase in the level of market interest rates during 2011, loan yields averaged 6.09% for the year ended December 31, 2011, 18 basis points higher than for the year ended December 31, 2010. The average investment securities portfolio increased 17.5%, while the yield on that portfolio increased 50 basis points for the year ended December 31, 2011 compared to the year ended December 31, 2010. Overall, the yield on interest earning assets decreased 10 basis points to 4.56% in the year ended December 31, 2011 from 4.66% in the year ended December 31, 2010.

Interest expense decreased by $1,636,222, or 24.1%, to $5,151,142 for the year ended December 31, 2012, from $6,787,364 for the year ended December 31, 2011. This decrease in interest expense was principally attributable to higher levels of interest-bearing liabilities priced at a significantly lower market interest rate level. Money market and NOW accounts, increased on average by $30,629,257 in 2012, or 17.7%, as compared to 2011, contributing to the funding of loan portfolio growth. The cost on these deposits decreased 50 basis points in 2012 as compared to 2011. Average interest bearing liabilities rose 6.7% in 2012 from 2011. The cost of total interest-bearing liabilities decreased 36 basis points to 0.89% in 2012 from 1.25% in 2011.

Interest expense decreased by $2,032,134, or 23.0%, to $6,787,364 for the year ended December 31, 2011 from $8,819,498 for the year ended December 31, 2010. This decrease in interest expense was principally attributable to higher levels of interest-bearing liabilities priced at a significantly lower market interest rate level. Money market and NOW accounts, increased on average by $50,940,546 in 2011, or 41.8%, as compared to 2010, contributing to the funding of loan portfolio growth. The cost on these deposits decreased 41 basis points in 2011 as compared to 2010. Average interest bearing liabilities rose 5.4% in 2011 from 2010. The cost of total interest-bearing liabilities decreased 46 basis points to 1.25% in 2011 from 1.71% in 2010.

Average non-interest bearing demand deposits increased by $9,681,778, or 8.27%, to $127,558,073 for the year ended December 31, 2012 from $117,876,295 for the year ended December 31, 2011. The primary reason for this increase in 2012 was the requirement for customers of the Warehouse Line of Credit to maintain deposit relationships with 1st Constitution Bank that, on average, represent 10% to 15% of the loan balances.

Provision for Loan Losses

Management considers a complete review of the following specific factors in determining the provisions for loan losses: historical losses by loan category, non-accrual loans, and problem loans as identified through internal classifications, collateral values, and the growth and size of the loan portfolio. In addition to these factors, management takes into consideration current economic conditions and local real estate market conditions. Using this evaluation process, 1st Constitution’s provision for loan losses was $2,149,992 for the year ended December 31, 2012 and $2,558,328 for the year ended December 31, 2011.

Non-Interest Income

Non-interest income increased by $751,278, or 16.6%, to $5,267,528 for the year ended December 31, 2012 from $4,516,250 for the year ended December 31, 2011. The following paragraphs explain the increase for 2012 versus 2011.

Service charges on deposit accounts increased by $38,663 to $930,162 for the year ended December 31, 2012 compared to $891,499 for the year ended December 31, 2011. This component of non-interest income represented 17.7% and 19.7% of the total non-interest income for the years ended December 31, 2012 and 2011, respectively. The current year increase is due to an increase in the number of accounts subject to service charges.

Gains on sales of loans held for sale increased by $86,065, or 4.8%, to $1,862,219 for the year ended December 31, 2012 from $1,776,154 for the year ended December 31, 2011. Loan sale volume totaled $163.2 million in 2012 compared to $143.2 million in 2011. 1st Constitution Bank sells both residential mortgage loans and Small Business Administration loans in the secondary market. During the second quarter of 2011, 1st Constitution Bank revised its pricing on mortgage loan sales and now requires a 160 basis point return on sale transactions compared to the 110 basis point return requirement that existed prior to this revision.

During December 2012, 1st Constitution Bank sold available-for-sale securities with an aggregate book value of $5,761,594 that resulted in a pre-tax gain of $313,004. There were no sales of securities for the year ended December 31, 2011.

Non-interest income also includes income from bank-owned life insurance (“BOLI”) which amounted to $447,524 for the year ended December 31, 2012 compared to $404,338 for the year ended December 31, 2011. 1st Constitution Bank purchased tax-free BOLI assets to partially offset the cost of employee benefit plans and reduce 1st Constitution’s overall effective tax rate.

1st Constitution Bank also generates non-interest income from a variety of fee-based services. These include safe deposit rentals, wire transfer service fees and Automated Teller Machine fees for non-1st Constitution Bank customers. An increase in demand for these services contributed to the increase in the other income component of non-interest income to $1,714,619 for the year ended December 31, 2012 as compared to $1,444,259 for the year ended December 31, 2011.

Non-Interest Expenses

Non-interest expenses increased by $3,965,531, or 20.0%, to $23,770,561 for the year ended December 31, 2012 from $19,805,030 for the year ended December 31, 2011. The March 2011 Acquisition was a contributing cause for this current period increase in total non-interest expense and each of its major components when compared with non-interest expense for the prior period. Operating expenses of the three acquired branches are included in all twelve months of operations for 2012 whereas 2011 operating expenses for the twelve month period include only nine months of expenses for these branches. The current period increase in other real estate owned expenses was another significant factor contributing to the increase in total non-interest expenses. The following table presents the major components of non-interest expenses for the years ended December 31, 2012 and 2011.

Non-interest Expenses	Year ended December 31,
	2012	2011
Salaries and employee benefits	$12,434,900	$11,219,439
Occupancy expense	2,470,577	2,391,281
Equipment expense	862,765	928,554
Telephone	351,183	365,218
Marketing	185,738	183,467
Data processing services	1,056,629	1,171,136
Regulatory, professional and consulting fees	726,556	931,339
FDIC deposit insurance	565,027	646,365
Other real estate owned expenses	3,553,779	732,693
Amortization of intangible assets	267,967	210,154
Other expenses	1,295,440	1,025,384

Total	$23,770,561	$19,805,030

Salaries and employee benefits, which represent the largest portion of non-interest expenses, increased by $1,215,461, or 10.8%, to $12,434,900 for the year ended December 31, 2012 compared to $11,219,439 for the year ended December 31, 2011. The increase in salaries and employee benefits for the year ended December 31, 2012 was the result of an increase in the number of employees, regular merit increases and increased health care costs.

Occupancy expenses increased by $79,296, or 3.3%, to $2,470,577 for the year ended December 31, 2012 compared to $2,391,281 for the year ended December 31, 2011. In addition to the operating costs of the three new branches acquired in the March 2011 Acquisition, the increase in occupancy expenses for the current period was primarily attributable to increased depreciation, property taxes and maintenance costs in maintaining 1st Constitution Bank’s branch properties.

The cost of data processing services has decreased to $1,056,629 for the year ended December 31, 2012 from $1,171,136 for the year ended December 31, 2011, as 1st Constitution Bank management reviewed all data processing systems during 2012 in order to obtain efficiencies through streamlining operations and purging non-essential elements, which resulted in lower monthly costs.

Regulatory, professional and other fees decreased by $204,783, or 22.0%, to $726,556 for the year ended December 31, 2012. For the prior year, 1st Constitution incurred a higher level of legal fees in connection with the recovery of non-performing asset balances. 1st Constitution Bank also incurred additional professional fees in the prior year in connection with the March 2011 Acquisition.

FDIC insurance expense decreased to $565,027 for the year ended December 31, 2012 compared to $646,365 for the year ended December 31, 2011 as a result of the changes required by the Dodd-Frank Act with respect to FDIC assessment rules.

Other real estate owned expenses increased by $2,821,086 to $3,553,779 for the year ended December 31, 2012 compared to $732,693 for the year ended December 31, 2011, as 1st Constitution recorded $2,357,825 in loss provisions during 2012 and incurred maintenance and other holding costs on more properties held as other real estate owned during 2012 as compared to 2011.

Amortization of intangible assets expense increased to $267,967 for the year ended December 31, 2012 compared to $210,154 for the year ended December 31, 2011 as the expense for 2012 included twelve months of amortization of the $1.7 million core deposit intangible asset resulting from the March 2011 Acquisition versus nine months of amortization in the prior year.

All other expenses not addressed above increased in the aggregate by $192,503 to $2,695,126 for the year ended December 31, 2012 compared to $2,502,623 for the year ended December 31, 2011. Current year increases occurred in correspondent bank fees, maintenance agreements and ATM operating expenses. All other expenses were comprised of a variety of operating expenses and fees as well as expenses associated with lending activities.

An important financial services industry productivity measure is the efficiency ratio. The efficiency ratio is calculated by dividing total operating expenses by net interest income plus non-interest income. An increase in the efficiency ratio indicates that more resources are being utilized to generate the same or greater volume of income, while a decrease would indicate a more efficient allocation of resources. 1st Constitution’s efficiency ratio increased modestly to 72.1% for the year ended December 31, 2012 compared to 71.8% for the year ended December 31, 2011.

Income Taxes

Pre-tax income increased to $7,032,469 for the year ended December 31, 2012 compared to $5,222,574 for the year ended December 31, 2011.

1st Constitution had income tax expense of $1,971,965 for the year ended December 31, 2012 compared to income tax expense of $1,291,131 for year ended December 31, 2011. The increase in the income tax expense for the year ended December 31, 2012 compared to the year ended December 31, 2011 was primarily due to the $1,809,895 increase in pre-tax income for 2012 compared to 2011. 1st Constitution’s effective tax rate increased to 28.0% in 2012 from 24.7% in 2011 due to a lower ratio of tax-exempt income to pre-tax income in 2012 compared to 2011.

Financial Condition

Cash and Cash Equivalents

At December 31, 2012 cash and cash equivalents totaled $14,044,921 compared to $15,195,259 at December 31, 2011. Cash and cash equivalents at December 31, 2012 consisted primarily of cash and due from banks of $14,033,501 and federal funds sold/short-term investments of $11,420. The corresponding balances at December 31, 2011 were $15,183,853 and $11,406, respectively. The decrease was due primarily to timing of cash flows related to 1st Constitution Bank’s business activities. To the extent that 1st Constitution Bank did not utilize the funds for loan originations or securities purchases, the cash inflows accumulated in cash and cash equivalents.

Investment Securities

The investment securities portfolio amounted to $225,868,865, or 26.9% of total assets, at December 31, 2012 compared to $236,158,197, or 29.8% of total assets, at December 31, 2011. Proceeds from maturities and prepayments for the year ended December 31, 2012 totaled $66,392,783 while security purchases totaled $63,884,715 during this period. On an average balance basis, the investment securities portfolio represented 30.9% and 36.7%, respectively, of average interest-earning assets for each of the years ended December 31, 2012 and 2011. The average yield earned on the portfolio, on a fully tax-equivalent basis, was 3.13% for the year ended December 31, 2012, an increase of 2 basis points from 3.11% earned for the year ended December 31, 2011.

Securities available for sale are investments that may be sold in response to changing market and interest rate conditions or for other business purposes. Activity in this portfolio is undertaken primarily to manage liquidity and interest rate risk and to take advantage of market conditions that create economically more attractive returns. At December 31, 2012, available-for-sale securities amounted to $109,840,965, an increase from $93,683,774 at December 31, 2011.

Amortized cost, gross unrealized gains and losses, and the estimated fair value by security type are as follows:

2012	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available for sale-
U. S. Treasury securities and obligations of U.S. Government sponsored corporations (“GSE”) and agencies	$29,384,595	$137,847	$(26,907)	$29,495,535
Residential collateralized mortgage obligations – GSE	6,349,310	283,355	0	6,632,665
Residential collateralized mortgage obligations – non GSE	3,811,933	119,323	(7,074)	3,924,182
Residential mortgage backed securities – GSE	24,912,948	1,576,387	0	26,489,335
Obligations of State and Political subdivisions	20,793,222	375,416	(486,337)	20,682,301
Trust preferred debt securities-single issuer	2,466,009	0	(467,643)	1,998,366
Corporate debt securities	17,797,681	325,731	(23,131)	18,100,281
Restricted stock	2,493,300	0	0	2,493,300
Mutual fund	25,000	0	0	25,000

	$108,033,998	$2,818,059	$(1,011,092)	$109,840,965

	Amortized Cost	Other-Than- Temporary Impairment Recognized In Accumulated Other Comprehensive Income	Carrying Value	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Held to maturity-
Obligations of U.S. Government sponsored corporations (“GSE”) and agencies	$3,073,957	$0	$3,073,957	$33,213	$0	$3,107,170
Residential collateralized mortgage obligations – GSE	19,660,625	0	19,660,625	1,021,556	0	20,682,181
Residential collateralized mortgage obligations-non-GSE	13,387,974	0	13,387,974	796,892	(289)	14,184,577
Residential mortgage backed securities – GSE	19,950,190	0	19,950,190	849,040	(944)	20,798,286
Obligations of State and Political subdivisions	42,815,706	0	42,815,706	3,039,935	0	45,855,641
Trust preferred debt securities – pooled	656,662	(500,944)	155,718	0	(9,638)	146,080
Corporate debt securities	16,983,730	0	16,983,730	84,443	(2,745)	17,065,428

	$116,528,844	($500,944)	$116,027,900	$5,825,079	($13,616)	$121,839,363

2011	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available for sale-
U. S. Treasury securities and obligations of U.S. Government sponsored corporations (“GSE”) and agencies	$19,400,856	$71,833	$0	$19,472,689
Residential collateralized mortgage obligations – GSE	13,421,544	476,589	0	13,898,133
Residential collateralized mortgage obligations – non-GSE	4,177,115	143,480	(20,151)	4,300,444
Residential mortgage backed securities – GSE	40,655,157	2,032,059	(7)	42,687,209
Obligations of State and Political subdivisions	5,366,145	339,747	(5,378)	5,700,514
Trust preferred debt securities	2,463,296	0	(712,055)	1,751,241
Corporate debt securities	1,443,762	0	(7,818)	1,435,944
Restricted stock	4,412,600	0	0	4,412,600
Mutual fund	25,000	0	0	25,000

	$91,365,475	$3,063,708	$(745,409)	$93,683,774

	Amortized Cost	Other-Than- Temporary Impairment Recognized In Accumulated Other Comprehensive Loss	Carrying Value	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Held to maturity-
Obligations of U.S. Government sponsored corporations (“GSE”) and agencies	$11,118,649	$0	$11,118,649	$59,571	$0	$11,178,220
Residential collateralized mortgage obligations – GSE	24,705,415	0	24,705,415	1,007,737	0	25,713,152
Residential collateralized mortgage obligations-non-GSE	14,386,327	0	14,386,327	704,792	0	15,091,119
Residential mortgage backed securities – GSE	20,260,354	0	20,260,354	801,882	0	21,062,236
Obligations of State and Political subdivisions	46,820,985	0	46,820,985	2,848,587	(2,507)	49,667,065
Trust preferred debt securities – pooled	646,574	(500,944)	145,630	0	(142,122)	3,508
Corporate debt securities	25,037,063	0	25,037,063	85,701	(216,784)	24,905,980

	$142,975,367	($500,944)	$142,474,423	$5,508,270	($361,413)	$147,621,280

Proceeds from maturities and prepayments of securities available for sale amounted to $34,468,644 for the year ended December 31, 2012 and $62,413,278 for the year ended December 31, 2011. At December 31, 2012, the portfolio had net unrealized gains of $1,806,967 compared to net unrealized gains of $2,318,299 at December 31, 2011. These unrealized gains are reflected net of tax in shareholders’ equity as a component of accumulated other comprehensive income.

Securities held to maturity, which are carried at amortized historical cost, are investments for which there is the positive intent and ability to hold to maturity. At December 31, 2012, securities held to maturity were $116,027,900, a decrease of $26,446,523 from $142,474,423 at December 31, 2011. The fair value of the held-to-maturity portfolio at December 31, 2012 was $121,839,363.

The amortized cost, estimated fair value and weighted average yield of investment securities at December 31, 2012, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Federal Home Loan Bank stock is included in “Available for Sale – Due in one year or less.”

	Amortized Cost	Fair Value	Weighted Average Yield*
Available for sale-
Due in one year or less
U.S. Treasury securities and obligations of US Government sponsored corporations (“GSE”) and agencies	$7,014,714	$7,035,000	0.76%
Residential mortgage backed securities-GSE	65,816	68,944	4.71%
Corporate Debt Securities	1,414,280	1,425,259	1.93%
Restricted Stock	2,493,300	2,493,300	5.25%
Mutual Fund	25,000	25,000	5.25%

	$11,013,110	$11,047,503	1.96%

	Amortized Cost	Fair Value	Weighted Average Yield*
Due after one year through five years
U.S. Treasury securities and obligations of US Government sponsored corporations (“GSE”) and agencies	$9,955,805	$10,057,800	0.70%
Residential mortgage backed securities-GSE	269,875	289,069	5.18%
Obligations of State and Political subdivisions	483,938	486,312	5.81%
Corporate Debt Securities	15,296,993	15,595,542	1.99%

	$26,006,611	$26,428,723	1.60%

Due after five years through ten years
U.S. Treasury securities and obligations of US Government sponsored corporations (“GSE”) and agencies	$12,414,076	$12,402,735	1.70%
Residential collateralized mortgage obligations-GSE	80,751	84,935	5.33%
Residential mortgage backed securities-GSE	3,015,167	3,276,792	5.16%
Obligations of State and Political subdivisions	2,701,112	2,963,440	5.81%

	$18,211,106	$18,727,902	2.97%

Due after ten years
Residential collateralized mortgage obligations-GSE	$6,268,559	$6,547,730	3.21%
Residential collateralized mortgage obligations-non GSE	3,811,933	3,924,182	3.21%
Residential mortgage backed securities-GSE	21,562,090	22,854,530	3.64%
Obligations of State and Political subdivisions	17,608,172	17,352,549	4.10%
Corporate Debt Securities	1,086,408	1,079,480	2.13%
Trust Preferred Debt Securities	2,466,009	1,998,366	0.99%

	$52,803,171	$53,636,837	3.57%

Total	$108,033,998	$109,840,965	2.54%

Held to maturity-
Due in one year or less
Obligations of US government sponsored corporations (“GSE”) and agencies	$1,500,345	$1,508,940	0.97%
Obligations of State and Political subdivisions	2,865,631	2,894,143	4.51%
Corporate Debt Securities	15,962,320	16,019,453	1.56%

	$20,328,296	$20,422,536	1.93%

Due after one year through five years
Obligations of US Government sponsored corporations (“GSE”) and agencies	$1,500,345	$1,508,940	1.20%
Obligations of State and Political subdivisions	2,865,631	2,894,143	4.75%
Corporate Debt Securities	15,962,320	16,019,453	3.56%

	$8,807,338	$9,119,488	3.98%

Due after five years through ten years
Residential collateralized mortgage obligations-GSE	$333,839	$340,078	4.94%
Residential mortgage backed securities-GSE	3,359,153	3,494,362	2.55%
Obligations of State and Political subdivisions	22,691,687	24,318,500	4.78%

	$26,384,679	$28,152,940	4.50%

Due after ten years
Residential collateralized mortgage obligations-GSE	$19,326,786	$20,342,103	3.24%
Residential collateralized mortgage obligations-non GSE	13,387,974	14,184,577	3.24%
Residential mortgage backed securities-GSE	16,591,037	17,303,924	3.38%
Obligations of State and Political subdivisions	11,046,072	12,167,715	5.83%
Trust Preferred Debt Securities	656,662	146,080	0.89%

	$61,008,531	$64,144,399	3.72%

Total	$116,528,844	$121,839,363	3.60%

*	computed on a tax equivalent basis.

1st Constitution regularly reviews the composition of the investment securities portfolio, taking into account market risks, the current and expected interest rate environment, liquidity needs, and its overall interest rate risk profile and strategic goals.

On a quarterly basis, management evaluates each security in the portfolio with an individual unrealized loss to determine if that loss represents other-than-temporary impairment. During the fourth quarter of 2009, management determined that it was necessary, following other-than-temporary impairment requirements, to write down the cost basis of 1st Constitution’s only pooled trust preferred security. This trust preferred debt security was issued by a two issuer pool (Preferred Term Securities XXV, Ltd. co-issued by Keefe, Bruyette & Woods, Inc. and First Tennessee (“PreTSL XXV”)), consisting primarily of financial institution holding companies. During 2009, 1st Constitution recognized an other-than-temporary impairment charge of $864,727 with respect to this security. No other-than-temporary impairment losses were recorded during 2012 and 2011. See Note 3 to the consolidated financial statements for the fiscal year ended December 31, 2012 for additional information.

Loans Held for Sale

Loans held for sale at December 31, 2012 amounted to $35,960,262 compared to $19,234,111 at December 31, 2011. As indicated in the Consolidated Statements of Cash Flows, the amount of loans originated for sale was $178,044,892 for 2012 compared with $139,478,341 for 2011.

Loans

The loan portfolio, which represents our largest asset, is a significant source of both interest and fee income. Elements of the loan portfolio are subject to differing levels of credit and interest rate risk. 1st Constitution Bank’s primary lending focus continues to be mortgage warehouse lines, construction loans, commercial loans, owner-occupied commercial mortgage loans and tenanted commercial real estate loans. Total loans averaged $463,587,211 for the year ended December 31, 2012, an increase of $88,902,305, or 23.7%, compared to an average of $374,684,906 for the year ended December 31, 2011. At December 31, 2012, total loans amounted to $521,814,110 compared to $475,431,771 at December 31, 2011, an increase of $46,382,339. The average yield earned on the loan portfolio was 5.75% for the year ended December 31, 2012 compared to 6.09% for the year ended December 31, 2011, a decrease of 34 basis points. This decrease was primarily due to a restructuring of the loan portfolio components during 2012.

The following table represents the components of the loan portfolio for the dates indicated.

	December 31,
	2012		2011		2010		2009		2008
	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%
Construction loans	$55,691,393	11%	$49,285,783	10%	$67,890,703	16%	$79,805,278	21%	$94,163,997	25%
Residential real estate loans	10,897,307	2%	12,885,352	3%	10,435,038	3%	10,253,895	3%	11,078,402	3%
Commercial business	57,865,436	11%	50,784,674	11%	54,733,172	13%	57,925,392	15%	57,528,879	15%
Commercial real estate	102,412,694	20%	99,636,976	21%	95,277,814	23%	96,306,097	25%	90,904,418	24%
Mortgage warehouse lines	284,127,530	54%	249,345,831	52%	169,575,899	41%	119,382,078	32%	106,000,231	28%
Loans to individuals	9,643,385	2%	12,219,640	3%	13,349,036	3%	15,554,027	4%	16,797,194	5%
Deferred loan costs	987,086	0%	1,017,959	0%	543,753	0%	489,809	0%	647,673	0%
All other loans	189,279	0%	255,556	0%	181,924	0%	229,159	0%	227,622	0%

Total	$521,814,110	100%	$475,431,771	100%	$411,987,339	100%	$379,945,735	100%	$377,348,416	100%

Commercial and commercial real estate loans averaged $145,308,719 for the year ended December 31, 2012, an increase of $10,861,912, or 8.1%, compared to $134,446,807 for the year ended December 31,

2011. Commercial loans consist primarily of loans to small and middle market businesses and are typically working capital loans used to finance inventory, receivables or equipment needs. These loans are generally secured by business assets of the commercial borrower. The average yield on the commercial and commercial real estate loan portfolio decreased 7 basis points to 7.48% for 2012 from 7.55% for 2011.

Construction loans averaged $56,802,621 for the year ended December 31, 2012, a decrease of $3,457,958, or 5.7%, compared to $60,260,579 for the year ended December 31, 2011. Generally, these loans represent owner-occupied or investment properties and usually complement a broader commercial relationship between the bank and the borrower. Construction loans are structured to provide for advances only after work is completed and inspected by qualified professionals. The average yield on the construction loan portfolio increased 6 basis points to 6.47% for 2012 from 6.41% for 2011.

1st Constitution Bank’s Mortgage Warehouse Unit offers a revolving line of credit that is available to licensed mortgage banking companies (the “Warehouse Line of Credit”). The Warehouse Line of Credit is used by the mortgage banker to originate one-to-four family residential mortgage loans that are pre-sold to the secondary mortgage market, which includes state and national banks, national mortgage banking firms, insurance companies and government-sponsored enterprises, including the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation and others. On average, an advance under the Warehouse Line of Credit remains outstanding for a period of less than 30 days, with repayment coming directly from the sale of the loan into the secondary mortgage market. Interest (the spread between our borrowing cost and the rate charged to the client) and a transaction fee are collected by 1st Constitution Bank at the time of repayment. Additionally, customers of the Warehouse Lines of Credit are required to maintain deposit relationships with 1st Constitution Bank that, on average, represent 10% to 15% of the loan balances. 1st Constitution Bank had outstanding Warehouse Line of Credit advances of $284,127,531 at December 31, 2012 and $249,345,831 at December 31, 2011. During 2012 and 2011, Warehouse Lines of Credit averaged $204,852,547 and $131,955,449, respectively, and yielded 4.75% and 4.89%, respectively. The number of active mortgage banking customers increased from 44 in 2011 to 46 in 2012, plus the average usage across all active lines increased due to purchase and refinance activity attributed to historically low mortgage interest rates throughout 2012.

The following table provides information concerning the interest rate sensitivity of the commercial and commercial real estate loans and construction loans at December 31, 2012.

As of December 31, 2012:	Maturity Range
Type	Within One Year	After One But Within Five Years	After Five Years	Total
Commercial & Commercial Real Estate	$34,914,218	$33,140,490	$92,223,422	$160,278,130
Construction Loans	49,415,105	3,652,067	2,624,221	55,691,393

Total	$84,329,323	$36,792,557	$94,847,643	$215,969,523

Fixed rate loans	$20,522,827	$15,590,709	$19,139,044	$55,252,580
Floating rate loans	63,806,496	21,201,848	75,708,559	160,716,943

Total	$84,329,323	$36,792,557	$94,847,643	$215,969,523

Non-Performing Assets

Non-performing assets consist of non-performing loans and other real estate owned. Non-performing loans are composed of (1) loans on a non-accrual basis and (2) loans which are contractually past due 90 days or more as to interest and principal payments but have not been classified as non-accrual. Included in non-accrual loans are loans whose terms have been restructured to provide a reduction or deferral of interest and/or principal because of a deterioration in the financial position of the borrower and have not performed in accordance with the restructured terms.

1st Constitution Bank’s policy with regard to non-accrual loans is that generally, loans are placed on a non-accrual status when they are 90 days past due, unless these loans are well secured and in the process of collection or, regardless of the past due status of the loan, when management determines that the complete recovery of principal or interest is in doubt. Consumer loans are generally charged off after they become 120 days past due. Subsequent payments on loans in non-accrual status are credited to income only if collection of principal is not in doubt.

Non-performing loans increased by $2,972,032 to $5,963,502 at December 31, 2012, from $2,991,470 at December 31, 2011 as the disruptions in the financial system and the real estate market during the past few years required 1st Constitution Bank to charge-off $548,091 of loans during 2012 compared to charge-offs of $2,799,482 during 2011. 1st Constitution Bank recorded recoveries on previously charged-off loans of $14,860 and $12,892 during 2012 and 2011, respectively. The major segments of non-accrual loans consist of commercial loans, commercial real estate loans and SBA loans which are in the process of collection and residential real estate which is either in foreclosure or under contract to close after December 31, 2012. The table below sets forth non-performing assets and risk elements in 1st Constitution Bank’s portfolio for the years indicated.

As the table demonstrates, non-performing loans to total loans increased to 1.14% at December 31, 2012 from 0.63% at December 31, 2011. Loan quality is still considered to be sound. This was accomplished through quality loan underwriting, a proactive approach to loan monitoring and aggressive workout strategies.

Non-performing assets decreased by $1,104,568 to $14,296,103 at December 31, 2012 from $15,400,671 at December 31, 2011. Other real estate owned decreased by $4,076,600 to $8,332,601 at December 31, 2012 from $12,409,201 at December 31, 2011. During 2012, 1st Constitution Bank was able to successfully dispose of properties with an aggregate carrying value of $2,426,145 for a net loss of $13,347. 1st Constitution Bank recorded loss provisions against other real estate owned properties of $2,345,267 during 2012 and $147,178 during 2011. 1st Constitution Bank was able to secure the title for other properties totaling $553,762 during 2012, which will help to facilitate their disposal by sale process.

Non-performing assets represented 1.70% of total assets at December 31, 2012 and 1.95% at December 31, 2011.

Non-Performing Assets and Loans

	December 31,
	2012	2011	2010	2009	2008
Non-Performing loans:
Loans 90 days or more past due and still accruing	$84,948	$0	$0	$145,898	$0
Non-accrual loans	5,878,554	2,991,470	8,809,167	4,161,628	3,351,777

Total non-performing loans	5,963,502	2,991,470	8,809,167	4,307,526	3,351,777
Other real estate owned:	8,332,601	12,409,201	4,850,818	1,362,621	4,296,536

Total non-performing assets	$14,296,103	$15,400,671	$13,659,985	$5,670,147	$7,648,313

Non-performing loans to total loans	1.14%	0.63%	2.14%	1.13%	0.89%
Non-performing loans to total loans excluding warehouse lines	2.51%	1.32%	3.63%	1.65%	1.24%

Non-performing assets to total assets	1.70%	1.95%	2.12%	0.84%	1.40%
Non-performing assets to total assets excluding mortgage warehouse lines	2.57%	2.84%	2.88%	1.02%	1.74%

At December 31, 2012, 1st Constitution Bank had ten loans totaling $2,491,879 that were troubled debt restructurings. Five of these loans totaling $480,233 are included in the above table as non-accrual loans; the remaining five loans totaling $2,011,646 are considered performing.

Management takes a proactive approach in addressing delinquent loans. 1st Constitution’s President meets weekly with all loan officers to review the status of credits past-due ten days or more. An action plan is discussed for delinquent loans to determine the steps necessary to induce the borrower to cure the delinquency and restore the loan to a current status. Also, delinquency notices are system generated when loans are five days past-due and again at 15 days past-due.

In most cases, 1st Constitution’s collateral is real estate and when the collateral is foreclosed upon, the real estate is carried at the lower of fair market value less the estimated selling costs or the initially recorded amount. The amount, if any, by which the recorded amount of the loan exceeds the fair market value of the collateral less estimated selling costs is a loss which is charged to the allowance for loan losses at the time of foreclosure or repossession. Resolution of a past-due loan can be delayed if the borrower files a bankruptcy petition because a collection action cannot be continued unless 1st Constitution first obtains relief from the automatic stay provided by the bankruptcy code.

Allowance for Loan Losses and Related Provision

The allowance for loan losses is maintained at a level sufficient to absorb estimated credit losses in the loan portfolio as of the date of the financial statements. The allowance for loan losses is a valuation reserve available for losses incurred or inherent in the loan portfolio and other extensions of credit. The determination of the adequacy of the allowance for loan losses is a critical accounting policy of 1st Constitution.

1st Constitution’s primary lending emphasis is the origination of commercial and commercial real estate loans and mortgage warehouse lines of credit. Based on the composition of the loan portfolio, the inherent primary risks are deteriorating credit quality, a decline in the economy, and a decline in New Jersey real estate market values. Any one, or a combination, of these events may adversely affect the loan portfolio and may result in increased delinquencies, loan losses and increased future provision levels.

All, or part, of the principal balance of commercial and commercial real estate loans and construction loans are charged off against the allowance as soon as it is determined that the repayment of all, or part, of the principal balance is highly unlikely. Consumer loans are generally charged off no later than 120 days past due on a contractual basis, earlier in the event of bankruptcy, or if there is an amount deemed uncollectible. Because all identified losses are immediately charged off, no portion of the allowance for loan losses is restricted to any individual loan or groups of loans, and the entire allowance is available to absorb any and all loan losses.

The following table presents, for the years indicated, an analysis of the allowance for loan losses and other related data.

Allowance for Loan Losses

	2012	2011	2010	2009	2008
Balance, beginning of year	$5,534,450	$5,762,712	$4,505,387	$3,684,764	$3,348,080
Provision charged to operating expenses	2,149,992	2,558,328	2,325,000	2,553,000	640,000

Loans charged off:
Construction loans	(57,650)	(2,361,783)	(450,000)	(1,226,754)	(53,946)
Residential real estate loans	(130,694)	—	—	—	(31,865)
Commercial and commercial real estate loans	(275,888)	(437,699)	(609,468)	(511,791)	(220,565)
Loans to individuals	(83,859)		(22,087)	(1,973)	—
Lease financing	—	—	—	—	—
All other loans	—	—	—	—	—

	(548,091)	(2,799,482)	(1,081,555)	(1,740,518)	(306,376)

Recoveries:
Construction loans	3,403	8,951	—	—	—
Residential real estate loans	—	—	—	—	—
Commercial and commercial real estate loans	11,458	3,941	13,880	2,575	3,060
Loans to individuals	—	—	—	5,566	—
Lease financing	—	—	—	—	—
All other loans	—	—	—	—	—

	14,861	12,892	13,880	8,141	3,060

Net (charge offs) / recoveries	(533,230)	(2,786,590)	(1,067,675)	(1,732,377)	(303,316)

Balance, end of period	$7,151,212	$5,534,450	$5,762,712	$4,505,387	$3,684,764

Loans:
At year end	$521,814,110	$475,431,771	$411,987,339	$379,945,735	$377,348,416
Average during the year	444,064,283	362,289,390	387,575,677	384,314,052	340,666,744
Net charge offs to average loans outstanding	(0.12)%	(0.77)%	(0.28)%	(0.45)%	(0.09)%
Allowance for loan losses to:
Total loans at year end	1.37%	1.16%	1.40%	1.19%	0.98%
Total loans at year end excluding Mortgage warehouse lines	2.41%	1.95%	2.06%	1.52%	1.18%
Non-performing loans	119.92%	185.01%	65.42%	104.59%	109.93%

At December 31, 2012, the allowance for loan losses was $7,151,212 compared to $5,534,450 at December 31, 2011, an increase of $1,616,762, or 29.2%. The ratio of the allowance for loan losses to total loans at December 31, 2012 and 2011 was 1.37% and 1.16%, respectively. The allowance for loan losses as a percentage of non-performing loans was 119.92% at December 31, 2012 compared to 185.01% at December 31, 2011. Management believes that the quality of the loan portfolio remains sound considering the economic climate and economy in the State of New Jersey and that the allowance for loan losses is adequate in relation to credit risk exposure levels.

The following table describes the allocation of the allowance for loan losses among the various categories of loans and certain other information as of the dates indicated. The allocation is made for analytical purposes and is not necessarily indicative of the categories in which future losses may occur. The total allowance is available to absorb losses from any segment of loans.

Allocation of the Allowance for Loan Losses

	December 31, 2012		December 31, 2011		December 31, 2010		December 31, 2009		December 31, 2008
	Amount	% of loans in each category to total loans	Amount	% of loans in each category to total loans	Amount	% of loans in each category to total loans	Amount	% of loans in each category to total loans	Amount	% of loans in each category to total loans
Balance at end of period applicable to:

Domestic:
Commercial and commercial real estate loans	$3,235,010	31%	$2,532,344	32%	$2,695,859	36%	$1,486,659	41%	$1,477,550	39%
Construction loans	1,990,292	11%	1,054,695	10%	1,744,068	16%	1,739,332	21%	1,478,520	25%
Mortgage warehouse lines	1,420,638	54%	1,122,056	52%	763,092	41%	537,219	31%	477,001	28%
Residential real estate loans	112,103	2%	91,076	3%	67,828	3%	72,718	3%	71,087	3%
Loans to individuals	104,854	2%	189,729	3%	194,367	3%	145,542	4%	149,386	5%
Unallocated	288,315		544,550		297,498		523,917		31,220

	$7,151,212	100%	$5,534,450	100%	$5,762,712	100%	$4,505,387	100%	$3,684,764	100%

Deposits

Deposits, which include demand deposits (interest bearing and non-interest bearing), savings deposits and time deposits, are a fundamental and cost-effective source of funding. The flow of deposits is influenced significantly by general economic conditions, changes in market interest rates and competition. 1st Constitution Bank offers a variety of products designed to attract and retain customers, with 1st Constitution Bank’s primary focus being on the building and expanding of long-term relationships. Deposits in the year ended December 31, 2012 averaged $670,563,583, an increase of $46,624,575, or 7.5%, compared to $623,939,008 in the year ended December 31, 2011. At December 31, 2012, total deposits were $707,689,475, an increase of $83,826,990, or 13.4%, from $623,862,485 at December 31, 2011. 1st Constitution Bank’s non-interest bearing demand deposits increased by $46,864,216, or 44.4%, at December 31, 2012 compared to December 31, 2011. The average rate paid on 1st Constitution Bank’s interest-bearing deposit balances for 2012 was 0.79%, a decrease from the 1.12% average rate for 2011. Average interest bearing deposits increased by $36,942,797, or 7.3%, to $543,005,510 for the year ended December 31, 2012 from $506,062,713 for the year ended December 31, 2011.

Time deposits consist primarily of retail certificates of deposit and certificates of deposit of $100,000 or more. Time deposits at December 31, 2012 were $141,617,916, an increase of $1,412,632, or 1.0%, from $140,205,284 at December 31, 2011. The retail certificates of deposit component of time deposits decreased by $3,369,968, or 4.6%, to an average of $70,100,750 for 2012 from an average of $73,470,718 for 2011. The average cost of these deposits decreased to 1.54% for 2012 from 1.72% for 2011. Certificates of deposit of $100,000 or more decreased by $3,372,032 to an average of $76,526,600 for 2012 from an average of $79,898,632 for 2011. Certificates of deposit of $100,000 or more are a less stable funding source and are used primarily as an alternative to other sources of borrowed funds. For information concerning time deposits of $100,000 or more by time remaining until maturity, see Note 10 of the Notes to Consolidated Financial Statements, for the fiscal year ended December 31, 2012.

Average non-interest bearing demand deposits increased by $9,681,778, or 8.2%, to $127,558,073 for the year ended December 31, 2012 from $117,876,295 for the year ended December 31, 2011. At December 31, 2012, non-interest bearing demand deposits totaled $152,334,759, an increase of 44.4% compared to $105,470,543 at December 31, 2011. Non-interest bearing demand deposits made up 21.5% and 16.9% of total deposits at December 31, 2012 and 2011, respectively, and represent a stable, interest-free source of funds.

Savings accounts increased by $26,062,128, or 14.8%, to $202,261,035 at December 31, 2012 from $176,198,907 at December 31, 2011. The average balance of savings accounts for 2012 increased by $13,055,540 to $192,958,737 compared to an average balance of $179,903,197 for 2011.

Interest bearing demand deposits, which include interest-bearing checking, money market and 1st Constitution Bank’s premier money market product, 1st Choice account, increased by $30,629,257, or 17.7%, to an average of $203,419,423 for 2012 from an average of $172,790,166 in 2011. The average cost of interest bearing demand deposits decreased 50 basis points to 0.49% for 2012 compared to 0.99% for 2011.

The following table illustrates the components of average total deposits for the dates indicated.

Average Deposit Balances

	2012		2011		2010
	Average Balance	Percentage of Total	Average Balance	Percentage of Total	Average Balance	Percentage of Total
Non-interest bearing demand deposits	$127,558,073	19%	$117,876,295	19%	$87,482,143	16%
Interest bearing demand deposits	203,419,423	30%	172,790,166	28%	121,849,620	22%
Savings deposits	192,958,737	29%	179,903,197	29%	177,605,496	32%
Certificates of deposit of $100,000 or more	76,526,600	11%	79,898,632	13%	73,573,668	13%
Other certificates of deposit	70,100,750	11%	73,470,718	12%	87,523,084	17%

Total	$670,563,583	100%	$623,939,008	100%	$548,034,011	100%

Borrowings

Borrowings are mainly comprised of Federal Home Loan Bank (“FHLB”) borrowings and overnight funds purchased. These borrowings are primarily used to fund asset growth not supported by deposit generation. The average balance of other borrowed funds decreased by $595,848, or 3.2%, to $17,804,645 for the year ended December 31, 2012 from the average balance of $18,400,493 for the year ended December 31, 2011. The average cost of other borrowed funds increased 12 basis points to 2.53% for 2012 compared to 2.41% for 2011.

The balance of borrowings was $42,400,000 at December 31, 2012, consisting of a long-term FHLB advance of $10,000,000 and overnight funds purchased of $32,400,000. The balance of borrowings at December 31, 2011 was $88,300,000, consisting of a long-term FHLB advance of $10,000,000 and overnight funds purchased of $78,300,000.

Shareholders’ Equity and Dividends

Shareholders’ equity increased by $10,053,757, or 18.3%, to $65,053,532 at December 31, 2012 from $54,999,775 at December 31, 2011. Tangible book value per common share was $10.02 at December 31, 2012 and $9.27 (restated for subsequent stock dividends) at December 31, 2011. The ratio of average shareholders’ equity to total average assets was 7.57%, 7.17% and 8.58% for 2012, 2011, and 2010, respectively. The increase in shareholders’ equity from December 31, 2011 to December 31, 2012 was primarily the result of net income of $5,060,504 for 2012 supplemented by the net proceeds of $4,819,794 from the sale of the 1st Constitution’s common stock through a rights offering to shareholders that was completed in October 2012.

On December 23, 2008, pursuant to the TARP CPP under the EESA, 1st Constitution entered into a Letter Agreement, including the Securities Purchase Agreement – Standard Terms, with the Treasury pursuant to which 1st Constitution issued and sold, and the Treasury purchased (i) 12,000 shares of 1st Constitution’s Preferred Stock Series B and (ii) a ten-year warrant to purchase up to 200,222 shares of 1st Constitution’s common stock, no par value, at an initial exercise price of $8.99 per share, for aggregate cash consideration of $12 million. As a result of subsequent stock dividends, the shares of common stock underlying the two warrants issued as replacements to the original warrant have been adjusted to 255,540 shares and the exercise price was adjusted to $7.044 per share.

On October 27, 2010, 1st Constitution repaid the Treasury for the Treasury’s investment in 1st Constitution made under the TARP CPP. 1st Constitution paid $12,120,000 (including accrued and unpaid dividends) to the Treasury to redeem all 12,000 outstanding shares of 1st Constitution’s Preferred Stock Series B that were issued to the Treasury under the TARP program.

The warrant issued to the Treasury provides for the adjustment of the exercise price and the number of shares of the 1st Constitution’s common stock issuable upon exercise pursuant to customary anti-dilution provisions, such as upon stock splits or distributions of securities or other assets to holders of 1st Constitution’s common stock, and upon certain issuances of 1st Constitution’s common stock at or below a specified price relative to the initial exercise price. The warrant is immediately exercisable and expires 10 years from the issuance date. In addition, the Treasury agreed not to exercise voting power with respect to any shares of common stock issued upon exercise of the warrant. On November 23, 2011, the Treasury held an auction and sold the warrant in a private placement to an unrelated third party purchaser. At the time of the sale, the number of shares of 1st Constitution’s common stock underlying the warrant had been adjusted to 231,782 shares and the exercise price had been adjusted to $7.766 per share as a result of stock dividends. In connection with the sale, 1st Constitution issued two new warrants (a warrant to purchase 197,529 shares at an exercise price of $7.766 per share and a warrant to purchase 34,253 shares at an exercise price of $7.766 per share) to affiliates of the third party purchaser. Certain terms and conditions of the original warrant issued to the Treasury were modified or deleted in the two new warrants, including, without limitation, the deletion of the anti-dilution provision upon certain issuances of the 1st Constitution’s common stock at or below a specified price relative to the initial exercise price. However, the anti-dilution provisions related to stock splits or distributions of securities or other assets to holders of 1st Constitution’s common stock remain in place under the two new warrants. In addition, 1st Constitution has no agreement with the holders of the warrants pursuant to which such holders will not exercise voting rights with respect to any shares of common stock issued upon exercise of their warrants. These warrants remain outstanding, are immediately exercisable and continue to have an expiration date of December 23, 2018, which was the expiration date of the original warrant issued to the Treasury.

The Federal Reserve Board has issued a supervisory letter to bank holding companies that contains guidance on when the board of directors of a bank holding company should eliminate or defer or severely limit dividends, including, for example, when net income available for shareholders for the past four quarters net of previously paid dividends paid during that period is not sufficient to fully fund the dividends. The letter also contains guidance on the redemption of stock by bank holding companies which urges bank holding companies to advise the Federal Reserve of any such redemption or repurchase of common stock for cash or other value which results in the net reduction of a bank holding company’s capital at the beginning of the quarter below the capital outstanding at the end of the quarter.

In lieu of cash dividends, 1st Constitution (and its predecessor, 1st Constitution Bank) has declared a stock dividend every year since 1992 and has paid such dividends every year since 1993. 5% stock dividends were declared in 2012 and 2011 and paid in 2013 and 2012, respectively.

1st Constitution’s common stock is quoted on the Nasdaq Global Market under the symbol “FCCY”.

1st Constitution and 1st Constitution Bank are subject to various regulatory capital requirements administered by the Federal Reserve Board and the Federal Deposit Insurance Corporation. For information on regulatory capital, see Note 19 of the Notes to Consolidated Financial Statements, for the fiscal year ended December 31, 2012.

Off-Balance Sheet Arrangements

The following table shows the amounts and expected maturities of significant commitments as of December 31, 2012. Further discussion of these commitments is included in Note 17 to the Consolidated Financial Statements for the fiscal year ended December 31, 2012.

	One Year or Less	One to Three Years	Three to Five Years	Over Five Years	Total
Standby letters of credit	$1,620,362	$—	$—	$—	$1,620,362
Commitments to extend credit	$160,459,141	$—	$—	$—	$160,459,141
Commitments to sell residential loans	$35,960,262	$—	$—	$—	$35,960,262

Liquidity

At December 31, 2012, the amount of liquid assets remained at a level management deemed adequate to ensure that contractual liabilities, depositors’ withdrawal requirements, and other operational and customer credit needs could be satisfied.

Liquidity management refers to 1st Constitution’s ability to support asset growth while satisfying the borrowing needs and deposit withdrawal requirements of customers. In addition to maintaining liquid assets, factors such as capital position, profitability, asset quality and availability of funding affect a bank’s ability to meet its liquidity needs. On the asset side, liquid funds are maintained in the form of cash and cash equivalents, Federal funds sold, investment securities held to maturity maturing within one year, securities available for sale and loans held for sale. Additional asset-based liquidity is derived from scheduled loan repayments as well as investment repayments of principal and interest from mortgage-backed securities. On the liability side, the primary source of liquidity is the ability to generate core deposits. Short-term borrowings are used as supplemental funding sources when growth in the core deposit base does not keep pace with that of earnings assets.

1st Constitution Bank has established a borrowing relationship with the FHLB which further supports and enhances liquidity. During 2010, FHLB replaced its Overnight Line of Credit and One-Month Overnight Repricing Line of Credit facilities available to member banks with a fully secured line of up to 50 percent of a bank’s quarter-end total assets. Under the terms of this facility, 1st Constitution Bank’s total credit exposure to FHLB cannot exceed 50 percent, or $420,484,191, of its December 31, 2012 total assets. In addition, the aggregate outstanding principal amount of 1st Constitution Bank’s advances, letters of credit, the dollar amount of the FHLB’s minimum collateral requirement for off balance sheet financial contracts and advance commitments cannot exceed 30 percent of 1st Constitution Bank’s total assets, unless 1st Constitution Bank obtains approval from FHLB’s Board of Directors or its Executive Committee. These limits are further restricted by a member’s ability to provide eligible collateral to support its obligations to FHLB as well as the ability to meet the FHLB’s stock requirement. 1st Constitution Bank also maintains an unsecured federal funds line of $20,000,000 with a correspondent bank.

The Consolidated Statements of Cash Flows present the changes in cash from operating, investing and financing activities. At December 31, 2012, the balance of cash and cash equivalents was $14,044,921.

Subsequent to the end of the third quarter of 2012, 1st Constitution completed its common stock rights offering, which expired on October 5, 2012. 1st Constitution received gross proceeds of $5.0 million from holders of subscription rights. The rights offering was fully subscribed. 1st Constitution intends to use the proceeds from the rights offering for general corporate purposes.

Net cash used in operating activities totaled $5,588,032 for the year ended December 31, 2012 compared to net cash provided by operations of $9,610,506 for the year ended December 31, 2011. The primary source of funds was net income from operations adjusted for activity related to loans originated for sale, the provision for loan losses, depreciation expenses, and net amortization of premiums on securities. Cash was used in operations primarily for originating loans held for sale.

Net cash used in investing activities totaled $38,670,566 for the year ended December 31, 2012 compared to net cash used in investing activities of $43,066,163 for the year ended December 31, 2011. The decrease in cash usage for 2012 compared to 2011 resulted from a decreased volume of loan closings during 2012.

Net cash provided by financing activities totaled $43,108,260 for the year ended December 31, 2012 compared to net cash provided by financing activities of $30,940,415 for the year ended December 31, 2011. The cash provided by financing activities in 2012 came primarily from the net increase in deposits and proceeds from the issuance of common stock pursuant to the rights offering that was completed in October 2012. The cash provided by financing activities in 2011 came primarily from an increase in short term borrowings.

The securities portfolios are also a source of liquidity, providing cash flows from maturities and periodic repayments of principal. For the year ended December 31, 2012, prepayments and maturities of investment securities totaled $66,392,783. Another source of liquidity is the loan portfolio, which provides a flow of payments and maturities.

Interest Rate Sensitivity Analysis

The largest component of 1st Constitution Bank’s total income is net interest income, and the majority of 1st Constitution Bank’s financial instruments are composed of interest rate-sensitive assets and liabilities with various terms and maturities. The primary objective of management is to maximize net interest income while minimizing interest rate risk. Interest rate risk is derived from timing differences in the repricing of assets and liabilities, loan prepayments, deposit withdrawals, and differences in lending and funding rates. Management actively seeks to monitor and control the mix of interest rate-sensitive assets and interest rate-sensitive liabilities.

The following tables set forth certain information relating to 1st Constitution Bank’s financial instruments that are sensitive to changes in interest rates, categorized by expected maturity or repricing and the fair value of such instruments at December 31, 2012.

Interest Rate Sensitivity Analysis at December 31, 2012
					Total Within One Year	One Year to Five Years
($ in thousands)	Interest Sensitivity Period						Over Five Years	Non-interest Sensitive	Total
	30 Day	90 Day	180 Day	365 Day
Assets :
Cash and due from banks	$10,155				$10,155			$3,879	$14,034
Federal funds sold	11				11				11
Investment securities	11,810	11,397	14,625	22,868	60,700	89,969	75,200		225,869
Loans held for sale	35,960				35,960				35,960
Loans, net of allowance for loan losses	402,438	8,994	11,904	17,659	440,995	66,806	14,013	(7,151)	514,663
Other assets								50,431	50,431

	$460,374	$20,391	$26,529	$40,527	$547,821	$156,775	$89,213	$47,159	$840,968

Sources of Funds :
Demand deposits – noninterest bearing								$152,335	$152,335
Demand deposits – interest bearing	91,923				91,923	101,271	18,282		211,476
Savings deposits	125,861			27	125,888	40,153	36,220		202,261
Time deposits	6,074	16,116	23,481	37,102	82,773	58,845			141,618
Borrowings	32,400				32,400		10,000		42,400
Redeemable subordinated debentures		18,557			18,557				18,557
Non-interest-bearing sources								72,321	72,321

	$256,258	$34,673	$23,481	$37,129	$351,541	$200,269	$64,502	$224,656	$840,968

Asset (Liability) Sensitivity Gap :
Period Gap	$204,116	($14,282)	$3,048	$3,398	$196,280	($43,494)	$24,711	($177,497)	—
Cumulative Gap	$204,116	$189,834	$192,882	$196,280	$196,280	$152,786	$177,497	—	—
Cumulative Gap to Total Assets	24.3%	22.6%	22.9%	23.3%	23.3%	18.2%	—	—	—

1st Constitution Bank continually evaluates interest rate risk management opportunities, including the use of derivative financial instruments. Management believed that hedging instruments available during 2012 were not cost-effective, and therefore, focused its efforts on increasing 1st Constitution Bank’s spread by attracting lower-cost retail deposits.

In addition to utilizing the gap ratio for interest rate risk assessment, management utilizes simulation analysis whereby models estimate the variance in net income with a change in interest rates of plus or minus 200, 300, and 400 basis points over 12 and 24 month periods. Given recent simulations, net interest income would be within policy guidelines regardless of the direction of market rates.

Quantitative and Qualitative Disclosures About Market Risk.

Not required.

Financial Statements and Supplementary Data.

Reference is made to page F-1 for a list of financial statements and supplementary data required to be filed in this proxy statement and prospectus. The required information is provided beginning on page F-1 hereof.

Changes in and Disagreements With Accountants on Accounting and Financial Disclosure.

None.

INFORMATION ABOUT RUMSON

Description of Business.

Rumson is a New Jersey State-chartered bank with five offices located in Monmouth County, New Jersey. Rumson’s executive office is located at 20 Bingham Avenue, Rumson, New Jersey; its main office is located at 636 River Road, Fair Haven, New Jersey; and its branches are located at 511 Cookman Avenue, Asbury Park, New Jersey, 251 East Main Street, Oceanport, New Jersey, and 500 Broad Street, Shrewsbury, New Jersey. Rumson commenced business on July 17, 2000. The primary business of Rumson is to provide deposit and lending services for individuals, small to medium-sized businesses and professional practices in our market area.

As a community bank, Rumson’s emphasis involves providing a broad range of products and services. These products and services offered by Rumson are designed to provide deposit and loan products that meet our customers’ needs. Rumson offers the traditional range of banking products to its customers, including commercial loans, construction loans, residential loans, installment loans, checking accounts, savings accounts, certificates of deposit, safe deposit boxes, night depository and automated teller services, as well as internet banking, including electronic bill payment.

RFHB Investment Company (“RFHBIC”) was organized in 2009 under New Jersey law as a New Jersey Investment Company. The primary business of RFHBIC, a 100% owned subsidiary of Rumson, is to hold investment securities.

On June 1, 2012, Rumson entered into an agreement with Colonial Investments, LLC and formed RFH Title Agency, LLC (“RFH Title”), a New Jersey limited liability company, whereby Rumson is a 49% owner. The purpose of the company is to act as title insurance agent for Chicago Title Insurance Company in insuring title insurance policies for real estate properties. An initial investment of $1,000 was made. The newly organized title company is not consolidated for financial accounting purposes. Rumson accounts for this investment using the equity method of accounting. At June 30, 2013, and December 31, 2012, the investment in the title company was $1,000 and is recorded in assets in the accompanying consolidated statements of condition.

Rumson is subject to Federal and New Jersey statutes applicable to banks chartered under the New Jersey banking laws. Rumson’s deposits are insured by the Federal Deposit Insurance Corporation (the “FDIC”). Accordingly, Rumson is subject to regulation, supervision and examination by the FDIC and the New Jersey State Department of Banking and Insurance.

Competition

Rumson operates in a highly competitive environment competing for deposits and loans with commercial banks, thrifts and other financial institutions, many of which have greater financial resources than Rumson. Many large financial institutions compete for business in the service area of Rumson. In addition, in November 1999, the Gramm-Leach-Bliley Financial Modernization Act of 1999 was passed into law. The act permits insurance companies and securities firms, among others, to acquire financial institutions and has increased competition within the financial services industry. Certain of Rumson’s competitors have significantly higher lending limits than Rumson does and provide services to their customers that Rumson does not offer.

Management believes that Rumson is able to compete favorably with its competitors because it provides responsive personalized service through management’s knowledge and awareness of its market area, customers and businesses.

Employees

At December 31, 2012 and 2011, Rumson employed 39 and 39, respectively full-time equivalent employees. None of these employees are covered by a collective bargaining agreement and Rumson believes that its employee relations are good.

Regulations

As a New Jersey State-chartered bank, Rumson is subject to the same government regulations as 1st Constitution Bank, which is also a New Jersey State-chartered bank. These government regulations are described above under “Supervision and Regulation” in the section entitled “Information about 1st Constitution.”

Properties.

Rumson leases its headquarters in Rumson, New Jersey, its main office in Fair Haven, New Jersey and its branch offices in Oceanport and Shrewsbury, New Jersey. Rumson owns its Asbury Park, New Jersey branch.

The following table sets forth certain information regarding the properties of Rumson:

Owned Properties
Location	Square Feet
Asbury	2,600

Leased Properties
Location	Square Feet	Monthly Rental	Expiration of Term
Fair Haven	2,800	$6,000	2017
Oceanport	1,500	1,970	2014
Rumson	5,570	14,602	2017
Shrewsbury – Land Lease	2,350	6,410	2016

RUMSON’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

“Management’s Discussion and Analysis of Financial Condition and Results of Operations” is based upon Rumson’s consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States. The preparation of these financial statements requires Rumson to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. Note 1 to Rumson’s Consolidated Financial Statements for the year ended December 31, 2012, included in this proxy statement and prospectus, contains a summary of Rumson’s significant accounting policies. Management believes Rumson’s policy with respect to the methodology for the determination of the allowance for loan losses involves a higher degree of complexity and requires management to make difficult and subjective judgments which often require assumptions or estimates about highly uncertain matters. Changes in these judgments, assumptions or estimates could materially impact results of operations. This critical policy and its application are periodically reviewed with the audit committee and the Board of Rumson.

The allowance for loan losses is based upon management’s evaluation of the adequacy of the allowance, including an assessment of known and inherent risks in the portfolio, giving consideration to the size and composition of the loan portfolio, actual loan loss experience, level of delinquencies, detailed analysis of individual loans for which full collectability may not be assured, the existence and estimated net realizable value of any underlying collateral and guarantees securing the loans, and current economic and market conditions. Although management uses the best information available, the level of the allowance for loan losses remains an estimate which is subject to significant judgment and short-term change. Various regulatory agencies, as an integral part of their examination process, periodically review Rumson’s allowance for loan losses. Such agencies may require Rumson to make additional provisions for loan losses based upon information available to them at the time of their examination. Furthermore, the majority of Rumson’s loans are secured by real estate in the State of New Jersey. Accordingly, the collectability of a substantial portion of the carrying value of Rumson’s loan portfolio is susceptible to changes in local market conditions and may be adversely affected by declines in real estate values, or if the Central area of New Jersey experiences an adverse economic shock. Future adjustments to the allowance for loan losses may be necessary due to economic, operating, regulatory and other conditions beyond Rumson’s control.

OVERVIEW AND STRATEGY

Rumson conducts a traditional banking business, making commercial loans, consumer loans, and residential and commercial real estate loans. In addition, Rumson offers various non-deposit products through non-proprietary relationships with third party vendors. Rumson relies primarily upon deposits as the funding source for its assets. Rumson offers traditional deposit products. Core accounts consist of noninterest-bearing deposits-demand, NOW, money market and savings accounts. Another component to Rumson’s core account acquisition strategy is the generation of deposit accounts which result from new commercial loan customers who move their deposit relationship to Rumson and the continued expansion of Rumson’s Escrow Manager product. Escrow Manager is specially designed to meet the trust account needs of attorneys, realtors and title companies. At December 31, 2012, the core account balances represented 70.2% of total deposit balances.

In 2012, RFH Title was formed; the purpose of the company is to act as title insurance agent for Chicago Title Insurance Company in insuring title insurance policies for real estate properties. Through this strategy, Rumson is able to increase the non-interest income.

Rumson’s results of operations depend primarily on its net interest income, which is the difference between the interest earned on its interest-earning assets and the interest paid on funds borrowed to support those assets, primarily deposits. Net interest margin is the difference between the weighted average rate received on interest-earning assets and the weighted average rate paid on interest-bearing liabilities, and is also affected by the average level of interest-earning assets as compared with that of interest-bearing liabilities. Net income is also affected by the amount of non-interest income and non-interest expenses.

RESULTS OF OPERATIONS – Six Months Ended June 30, 2013 versus Six Months Ended June 30, 2012

Net Income

Rumson’s net income for the first six months of 2013 was $425,000, up $110,000, or 34.9%, from $315,000 earned in the first half of 2012. On a fully diluted basis, net income per share was $0.13 for the first half of 2013, a 30.0% increase from $0.10 in the first six months of 2012. The significant improvement in both net income and earnings per share during the first half of 2013 over the same period of 2012 resulted from a 7.0% growth in net interest income and a 16.0% increase in non-interest income, while experiencing no non-interest expense growth in the first six months of 2013 from the comparable period of 2012.

Net Interest Income

Fully taxable equivalent net interest income for the first half of 2013 was $2.9 million, up 7.0%, from the $2.7 million earned in the same period of 2012. This increase in net interest income was attributable to a 33 basis-point widening in the net interest margin to 2.89% in the first six months of 2013 from 2.56% in the first half of 2012, despite a 4.9% decline in average interest earning assets during the six months of 2013 from the same period of 2012. The decrease in average interest earning assets was largely due to declines in average securities and interest bearing deposits, partially offset by a significant growth in average loans. During the first half of 2013, average securities declined $29.9 million to $49.1 million in 2013 and average interest bearing deposits decreased $12.5 million to $29.3 million in 2013. Average loans increased $31.1 million to $124.5 million, or 33.3%, in the first six months of 2013 over $93.4 million in the first half of 2012. The decline in average securities was the result of management’s efforts to replace lower yielding securities with higher yielding loans. This strategy combined with a decline in Rumson’s cost of funds and a $10.4 million increase in average net non-interest bearing sources of funds, consisting principally of average net demand deposits, served to increase Rumson’s net interest margin during the six months ended June 30, 2013 from the same period of 2012.

Average Balance Sheets

The following table sets forth certain information relating to Rumson’s average assets and liabilities for the six months ended June 30, 2013 and 2012, as well as the average yield on assets and average cost of liabilities for the periods indicated. Such yields are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods shown. Securities available for sale are reflected in the following table at amortized cost. Nonaccrual loans are included in the average loan balance.

	Six months ended June 30, 2013			Six months ended June 30, 2012
(dollars in thousands)	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
ASSETS
Interest Earning Assets:
Interest bearing deposits	$29,342	$35	0.24%	$41,844	$51	0.24%
Loans receivable	124,472	3,000	4.86	93,406	2,511	5.41
Investment securities	49,100	573	2.34	79,032	1,049	2.65
Loans held for sale	817	9	2.20	—	—	—
Restricted stock	721	22	6.04	765	17	4.52

Total interest earning assets	204,452	3,639	3.58	215,047	3,628	3.39
Non-interest earning assets	9,325			9,549
Allowance for loan losses	(1,594)			(1,371)

TOTAL ASSETS	$212,183			$223,225

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest Bearing Liabilities:
Interest bearing demand deposits	$46,211	$69	0.30%	$58,611	$145	0.50%
Savings accounts	33,039	64	0.39	29,061	60	0.42
Money market accounts	18,482	29	0.32	22,914	33	0.29
Certificates of deposit	51,874	298	1.16	58,560	374	1.28
FHLB advances	10,835	241	4.48	12,323	268	4.37

Total interest bearing liabilities	160,441	701	0.88	181,469	880	0.98

Non-interest bearing deposits	32,533			24,187
Other liabilities	494			533

Total liabilities	193,468			208,189
Shareholders’ Equity	18,715			17,036

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$212,183			$223,225

Net Interest Income		$2,938			$2,748

Net Interest Rate Spread (1)			2.70%			2.41%

Net Interest Margin (2)			2.89%			2.56%

Ratio of Average Interest-Earning Assets to Average Interest-Bearing
Liabilities	127.4%			118.5%

(1)	Net Interest Rate Spread equals Total interest earning assets yield less Total interest bearing liabilities cost.
(2)	Net Interest Margin equals Net Interest Income divided by Total average interest earning assets.

The data contained in the table has been adjusted to a tax equivalent basis, based on Rumson’s federal statutory rate of 34 percent. Management believes that this presentation provides comparability of net interest income and net interest margin arising from both taxable and tax-exempt sources and is consistent with industry practice and SEC rules.

Rate/Volume Analysis

The following table presents, by category, the major factors that contributed to the changes in Rumson’s fully taxable equivalent net interest income. Changes due to both volume and rate have been allocated fully to the volume variance.

	Six Months Ended June 30, 2013 versus Six Months Ended June 30, 2012
	Increase (Decrease) due to change in Average
	Volume	Rate	Net
	(in thousands)
Interest Income:
Interest bearing deposits	$(15)	$(1)	$(16)
Loans receivable	742	(253)	489
Investment securities	(350)	(125)	(475)
Loans held for sale	9	—	9
Restricted stock	(2)	6	4

Total interest income	384	(373)	11

Interest Expense:
Interest bearing deposits	(19)	(57)	(76)
Savings accounts	7	(3)	4
Money market accounts	(7)	3	(4)
Certificates of deposit	(39)	(37)	(76)
FHLB advances	(34)	7	(27)

Total interest expense	(92)	(87)	(179)

Net interest income	$476	$(286)	$190

Provision for Loan Losses

For the six months ended June 30, 2013, the provision for loan losses was $120,000, an increase of $60,000 from $60,000 for the first half of 2012. The increase in provision for loan losses in the first half of 2013 from the first half of 2012 was largely due to the substantial growth in the loan portfolio during 2013. Net recoveries amounted to $19,000 in both the first six months of 2013 and 2012.

Management regularly reviews the adequacy of its allowance and may provide for additional provisions in future periods due to increased general weakness in the economy or in our geographic trade area, deterioration or impairment of specific credits, or as management may deem necessary.

Non-Interest Income

The largest component of Rumson’s non-interest income is gains on sales of mortgage loans. Rumson also earns non-interest revenue from additional sources such as BOLI, fees on deposit accounts, ATM usage, wire transfer, lock box services, and safe deposit boxes.

During the first six months of 2013, non-interest income increased 16.0%, or $71,000, to $516,000 from $445,000 for the same period of 2012. The primary factor contributing to the growth in non-interest income in 2013 was the increased gains on the sales of mortgage loans of $103,000; Rumson began originating mortgage loans for sale in the second half of 2012. Partly offsetting this favorable factor was a decline of $54,000 in net gains on the sale of investment securities. The gains realized on the sales of investment securities during the first six months amounted to $102,000 in 2013 and $156,000 in 2012 and were undertaken by Rumson as part of its ongoing asset liability management strategy.

Non-Interest Expense

Non-interest expense amounted to $2.7 million during both the first half of 2013 and the first half of 2012. Increases in staff expenses and professional fees were associated with the solicitation during 2012 of an offer to acquire Rumson. These increases were partially offset by declines in marketing costs and expenses.

Income Taxes

Rumson recorded provisions for income taxes of $224,000 and $133,000 in the first six months of 2013 and 2012, respectively. The effective tax rates were 34.5% for the first half of 2013 and 29.7% for the first half of 2012. The rise in the effective tax rate resulted primarily from an increase in pretax income subject to state taxation at the higher bank statutory tax rate.

FINANCIAL CONDITION – June 30, 2013 versus December 31, 2012

Rumson’s total assets as of June 30, 2013 were $214.1 million, largely unchanged from $212.7 million at December 31, 2012. Total loans increased by $15.3 million from the end of 2012 to $132.3 million at June 30, 2013, while total cash and cash equivalents decreased by $7.5 million during the same six-month period to $27.1 million at June 30, 2013 and investment securities available for sale declined $6.7 million from December 31, 2012 to $46.1 million at June 30, 2013. Total deposits amounted to $184.8 million at June 30, 2013, up $3.2 million or 1.8% from the end of 2012. A $7.6 million growth in core deposits (defined as all deposits other than time deposits) to $135.1 million at June 30, 2013 served to offset a $4.4 million runoff in time deposits and a $1.8 million decline in FHLB advances.

Loan Portfolio

Rumson’s lending activities are generally oriented to small-to-medium sized businesses, high net worth individuals, professional practices and consumer and retail customers living and working in Rumson’s market area of Monmouth County, New Jersey. Rumson has not made loans to borrowers outside of the United States. Rumson believes that its strategy of customer service, competitive rate structures and selective marketing have enabled it to gain market entry. Bank mergers and lending restrictions at larger banks competing with Rumson have also contributed to its success in attracting borrowers.

Commercial loans are loans made for business purposes and are primarily secured by collateral such as cash balances with Rumson, marketable securities held by or under the control of Rumson, business assets including accounts receivable, inventory and equipment and liens on commercial and residential real estate. Construction, land and land development loans include loans secured by first liens on commercial or residential properties to finance the construction or renovation of such properties. Commercial mortgages include loans secured by first liens on completed commercial properties to purchase or refinance such properties. Residential mortgages include loans secured by first liens on residential real estate, and are generally made to existing customers of Rumson to purchase or refinance primary and secondary residences. Consumer loans consist primarily of home equity loans secured by 1st or 2nd liens.

During 2013, the loan portfolio was positively impacted by an increase in commercial real estate loan demand, as well as refinancing strategies employed by many of Rumson’s borrowers. With regard to new loan originations, Rumson has made a strategic decision to hold in its loan portfolio a portion of residential mortgages that meet its credit quality standards.

The following table sets forth the classification of Rumson’s loans by major category as of June 30, 2013 and December 31, 2012:

	June 30, 2013		December 31, 2012
	Amount	Percent of Gross Loans	Amount	Percent of Gross Loans
	(dollars in thousands)
Commercial real estate	$59,584	45.0%	$57,585	49.2%
Construction, land and land development	7,866	5.9	1,487	1.3
Commercial and industrial	18,778	14.2	19,299	16.5
Residential mortgages	29,791	22.5	19,068	16.3
Consumer	16,413	12.4	19,634	16.7

Gross loans	132,432	100.0%	117,073	100.0%

Unearned income	171		147

Total loans	132,261		116,926
Less: Allowance for loan losses	(1,671)		(1,532)

Net loans	$130,590		$115,394

The following table sets forth maturities and sensitivity to changes in interest rates in commercial loans in Rumson’s loan portfolio as of June 30, 2013:

	Within One Year	One to Five Years	After Five Years	Total
	(in thousands)
Commercial real estate	$4,243	$22,757	$32,584	$59,584
Construction, land and land development	4,861	327	2,678	7,866
Commercial and industrial	11,975	5,779	1,024	18,778
Residential mortgages	—	635	29,156	29,791
Consumer	45	61	16,307	16,413

Gross loans	$21,124	$29,559	$81,749	$132,432

Loans with fixed rates	$10,457	$15,893	$12,029	$38,379
Loans with adjustable rates	10,667	13,666	69,720	94,053

Gross loans	$21,124	$29,559	$81,749	$132,432

Asset Quality

Rumson’s principal assets are its loans. Inherent in the lending function is the risk of the borrower’s inability to repay a loan under its existing terms. Rumson attempts to minimize overall credit risk through loan diversification and its loan approval procedures. Due diligence begins at the time a borrower and Rumson begin to discuss the origination of a loan. Documentation, including a borrower’s credit history, materials establishing the value and liquidity of potential collateral, the purpose of the loan, the source and timing of the repayment of the loan, and other factors are analyzed before a loan is submitted for approval. Loans made are also subject to periodic audit and review.

Non-performing assets include nonaccrual loans and other real estate owned (“OREO”). Generally, a loan is placed on nonaccrual status when principal or interest is past due for a period of 90 days or more, unless the asset is both well secured and in the process of collection. When a loan is classified as nonaccrual, interest accruals discontinue and all past due interest, including interest applicable to prior periods, is reversed and charged against current income. OREO refers to real estate acquired by Rumson as a result of foreclosure or by deed in lieu of foreclosure. The OREO property is recorded at the lower of cost or estimated fair value at the time of acquisition. Estimated fair value generally represents the estimated sale price based on current market conditions, less estimated costs to sell the property. Holding costs and declines in estimated fair value result in charges to expense after acquisition.

In limited situations, Rumson will modify or restructure a borrower’s existing loan terms and conditions. A restructured loan is considered a troubled debt restructuring (“TDRs”) when Rumson, for economic or legal reasons related to a borrower’s financial difficulties, grants a concession to the borrower in modifying or renewing a loan that the institution would not otherwise consider. As of June 30, 2013 and December 31, 2012, Rumson had no TDR loans.

The following table sets forth information concerning Rumson’s non-performing assets, loans delinquent 90 days or more and still accruing, and TDRs as of the dates indicated:

	June 30, 2013	December 31, 2012
	(dollars in thousands)
Nonaccrual loans	$636	$752
OREO	—	—

Total non-performing assets	$636	$752

Troubled debt restructured loans	$—	$—

Loans past due 90 days or more and still accruing	$—	$—

Nonaccrual loans to total loans	0.48%	0.64%
Non-performing assets to total assets	0.30	0.35
Allowance for loan losses as a percentage of nonaccrual loans	263	204

Other than as disclosed in the table above and impaired loans (as disclosed in Note 3 to Rumson’s Consolidated Financial Statements included in this joint proxy statement and prospectus), there were no loans where information about possible credit problems of borrowers causes management to have serious doubts as to the ability of such borrowers to comply with the present loan repayment terms and which may result in disclosure of such loans in the table above.

As of June 30, 2013 and December 31, 2012, there were no concentrations of loans exceeding 10% of Rumson’s total loans. Rumson’s loans are primarily to businesses and individuals located in central New Jersey.

Allowance for Loan Losses

The allowance for loan losses is established through charges to earnings in the form of a provision for loan losses. Rumson maintains an allowance for loan losses at a level considered adequate to provide for probable incurred loan losses. The level of the allowance is based on management’s evaluation of estimated losses in the portfolio, after consideration of risk characteristics of the loans and prevailing and anticipated economic conditions. Loan charge-offs (i.e., loans judged to be uncollectible) are charged against the allowance and any subsequent recovery is credited. Rumson’s officers analyze risks within the loan portfolio on a continuous basis, through an external independent loan review function, and by Rumson’s Audit Committee. A risk system, consisting of multiple grading categories for each portfolio class, is utilized as an analytical tool to assess risk and appropriate reserves. In addition to the risk system, management further evaluates risk characteristics of the loan portfolio under current and anticipated economic conditions and considers such factors as the financial condition of the borrower, past and expected loss experience, and other factors which management feels deserve recognition in establishing an appropriate reserve. These estimates are reviewed at least quarterly, and, as adjustments become necessary, they are recognized in the periods in which they become known. Although management strives to maintain an allowance it deems adequate, future economic changes, deterioration of borrowers’ creditworthiness, and the impact of examinations by regulatory agencies all could cause changes to Rumson’s allowance for loan losses.

The following is a summary of the reconciliation of the allowance for loan losses for the periods indicated:

	Six Months Ended	Year Ended
	June 30, 2013	December 31, 2012
	(dollars in thousands)
Balance, beginning of year	$1,532	$1,334
Charge-offs
Commercial and commercial mortgage	—	—
Residential mortgage	—	—
Consumer	—	(1)

Total Charge-offs	—	(1)
Recoveries
Commercial and commercial mortgage	19	39
Real Estate	—	—
Consumer	—	—

Total Recoveries	19	39
Provision charged to expense	120	160

Balance, end of year	$1,671	$1,532

Ratio of net charge-offs (recoveries) to average loans outstanding (annualized)	(0.03)%	(0.04)%
Balance of allowance as a percentage of total loans at end of period	1.26	1.31

The following table sets forth, for each of Rumson’s major lending areas, the amount and percentage of Rumson’s allowance for loan losses attributable to such category, and the percentage of total loans represented by such category, as of the periods indicated:

	June 30, 2013			December 31, 2012
	Amount	% of ALL	% of Gross Loans	Amount	% of ALL	% of Gross Loans
	(dollars in thousands)
Balance applicable to:
Commercial and commercial real estate	$1,157	69.2%	65.1%	$1,252	81.7%	67.0%
Residential real estate	250	15.0	22.5	137	8.9	16.3
Consumer	110	6.6	12.4	131	8.6	16.7

Sub-total	1,517	90.8	100.0	$1,520	99.2	100.0
Unallocated	154	9.2	—	12	0.8	—

Total	$1,671	100.0%	100.0%	$1,532	100.0%	100.0%

Investment Securities

Rumson maintains an investment portfolio to fund increased loan demand or deposit withdrawals and other liquidity needs and to provide an additional source of interest income. The portfolio is composed of obligations of corporate debt securities and stock in the Federal Home Loan Bank and Atlantic Community Bankers Bank. Corporate debt securities consist of corporate debt securities issued by various large-capitalization financial institutions.

Securities are classified as “held-to-maturity” (HTM), “available for sale” (AFS), or “trading” at time of purchase. Securities are classified as HTM based upon management’s intent and Rumson’s ability to hold them to maturity. Such securities are stated at cost, adjusted for unamortized purchase premiums and discounts. Securities which are bought and held principally for resale in the near term are classified as trading securities, which are carried at market value. Realized gains and losses as well as gains and losses from marking the portfolio to market value are included in trading revenue. Rumson has no trading securities. Securities not classified as HTM or trading securities are classified as AFS and are stated at fair value. Unrealized gains and losses on AFS securities are excluded from results of operations, and are reported as a component of accumulated other comprehensive (loss) income, net of taxes, which is included in shareholders’ equity. Securities classified as AFS include securities that may be sold in response to changes in interest rates, changes in prepayment risks, the need to increase regulatory capital, or other similar requirements.

Management of Rumson determines the appropriate classification of securities, whether AFS or HTM, at the time of purchase. The carrying value of Rumson’s available for sale investment securities portfolio decreased $6.7 million from $52.8 million at year-end 2012 to $46.1 million at June 30, 2013. This decline was primarily due to sales, calls and maturities of corporate debt securities. There were no securities in our held to maturity investment securities portfolio at June 30, 2013 and December 31, 2012. The following table sets forth both the amortized cost and the estimated fair value of Rumson’s investment securities portfolio as of the dates indicated.

	June 30, 2013		December 31, 2012
	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value
	(in thousands)
Available for sale
Collateralized mortgage obligations	$7,878	$7,875	$9,926	$10,022
Corporate debt securities	37,627	38,226	42,054	42,811

Total securities available for sale	$45,505	$46,101	$51,980	$52,833

The following table sets forth as of June 30, 2013 and December 31, 2012, the maturity distribution of Rumson’s debt investment portfolio:

	Maturity of Debt Investment Securities Securities Available for Sale
	June 30, 2013			December 31, 2012
	Amortized Cost	Estimated Fair Value	Weighted Average Yield	Amortized Cost	Estimated Fair Value	Weighted Average Yield
	(dollars in thousands)
Within One Year	$18,344	$18,475	2.04%	$8,572	$8,668	2.77%
One to Five Years	21,589	22,101	2.67	37,319	38,129	2.44
Five Years to Ten Years	1,000	980	2.28	1,000	924	2.34
After Ten Years	4,572	4,545	3.21	5,089	5,112	3.14

	$45,505	$46,101		$51,980	$52,833

Deposits

Deposits are Rumson’s primary source of funds. Total deposits increased $3.2 million, or 1.8%, to $184.8 million at June 30, 2013 from $181.6 million at December 31, 2012. The increase in deposits in 2013 was largely due to growth in non-interest-bearing demand deposits which increased by $9.5 million, or 31.6%, to $39.7 million from $30.2 million. This growth in demand deposits served to reduce Rumson’s overall cost of deposits.

The following table sets forth the average amount of various types of deposits for each of the periods indicated:

	Six Months Ended June 30, 2013		Year Ended December 31, 2012
	Average Amount	Average Yield/Rate	Average Amount	Average Yield/Rate
	(dollars in thousands)
Non-interest bearing demand	$32,533	—%	$26,032	—%
Interest bearing demand	46,211	0.30	54,072	0.46
Savings and money market	51,521	0.36	52,187	0.36
Time deposits	51,874	1.16	56,688	1.28

	$182,139	0.51%	$188,979	0.62%

Rumson does not typically rely on short-term deposits of $100,000 or more because of the liquidity risks posed by such deposits. The following table summarizes the maturity distribution of time deposits in denominations of $100,000 or more as of June 30, 2013:

Amount
(in thousands)
Three months or less	$3,852
Over three months through six months	4,215
Over six months through twelve months	5,369
Over twelve months	24,893

Total	$38,329

Borrowings

As an additional source of liquidity, Rumson can obtain advances from the Federal Home Loan Bank of New York. Rumson had outstanding advances at June 30, 2013 as follows:

Maturity	Rate	Amount
		(in thousands)
December 14, 2016	4.63%	$7,500
December 14, 2016	4.11	2,500

		$10,000

Liquidity

Rumson’s liquidity is a measure of its ability to fund loans, withdrawals or maturities of deposits, and other cash outflows in a cost-effective manner. Rumson’s principal sources of funds are deposits, scheduled amortization and prepayments of loan principal, maturities of investment securities, and funds provided by operations. While scheduled loan payments and maturing investments are relatively predictable sources of funds, deposit flow and loan prepayments are greatly influenced by general interest rates, economic conditions, and competition.

At June 30, 2013, the amount of liquid assets remained at a level management deemed adequate to ensure that, on a short- and long-term basis, contractual liabilities, depositors’ withdrawal requirements, and other operational and customer credit needs could be satisfied. As of June 30, 2013 liquid assets (cash and due from banks, interest bearing deposits at other banks and unencumbered investment securities) were $66.2 million, which represented 30.9% of total assets and 34.0% of total deposits and borrowings.

Rumson is a member of the Federal Home Loan Bank of New York and, based on available qualified collateral as of June 30, 2013, had the ability to borrow $14.0 million. In addition, Rumson has in place additional borrowing capacity of $3.0 million through correspondent banks. At June 30, 2013, Rumson had aggregate available and unused credit of $7.0 million, which represents the aforementioned facilities totaling $17.0 million net of $10.0 million in outstanding borrowings. At June 30, 2013, Rumson’s outstanding commitments to extend credit and standby letters of credit totaled $48.8 million.

Off-Balance Sheet Arrangements

Rumson is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated statements of financial condition. Rumson’s exposure to credit loss in the event of non-performance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. Rumson uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

The following table shows the amounts and expected maturities of significant commitments, as of June 30, 2013. Further discussion of these commitments is included in Note 3 to Rumson’s Consolidated Financial Statements included in this proxy statement and prospectus.

	One Year or Less	One to Three Years	Three to Five Years	Over Five Years	Total
	(in thousands)
Standby letters of credit	$422	$—	$—	$—	$422

Commitments under standby letters of credit, both financial and performance letters, do not necessarily represent future cash requirements, in that these commitments often expire without being drawn upon.

Contractual Obligations

The following table shows the contractual obligations of Rumson by expected payment period, as of June 30, 2013. Further discussion of these commitments is included in Notes 7 and 11 to Rumson’s Consolidated Financial Statements included in this joint proxy statement and prospectus.

	Total	Within One Year	One to Three Years	Three to Five Years	Over Five Years
	(in thousands)
Operating Lease Obligations	$2,597	$345	$657	$271	$1,324
Federal Home Loan Bank Borrowings	10,000	—	—	10,000	—

Operating leases represent obligations entered into by Rumson for the use of land, premises and equipment. The leases generally have escalation terms based upon certain defined indexes.

Interest Rate Sensitivity Analysis

The principal objective of Rumson’s asset and liability management function is to evaluate the interest-rate risk included in certain balance sheet accounts; determine the level of risk appropriate given Rumson’s business focus, operating environment, and capital and liquidity requirements; establish prudent asset concentration guidelines; and manage the risk consistent with Board approved guidelines. Rumson seeks to reduce the vulnerability of its operations to changes in interest rates, and actions in this regard are taken under the guidance of the Asset/Liability Committee (the “ALCO”). The ALCO generally reviews Rumson’s liquidity, cash flow needs, maturities of investments, deposits and borrowings, and current market conditions and interest rates.

Rumson currently utilizes net interest income simulation and economic value of portfolio equity (“EVPE”) models to measure the potential impact to Rumson of future changes in interest rates. As of May 31, 2013 and November 30, 2012, the results of the models were within guidelines prescribed by Rumson’s Board. If model results were to fall outside prescribed ranges, action would be required by the ALCO. Rumson uses the month-end preceding each quarter end as the date of its simulation in order to facilitate the production and review of the ALCO model results by its outside ALCO consultant and in consideration of the stable nature of its assets and liabilities.

The net interest income simulation model attempts to measure the change in net interest income over the next one-year period assuming certain changes in the general level of interest rates. In Rumson’s model, which was run as of May 31, 2013, Rumson estimated that a gradual (often referred to as “ramped”) 200 basis-point increase in the general level of interest rates will increase Rumson’s net interest income by 5.7%, while a ramped 200 basis-point decrease in interest rates will decrease net interest income by 2.4%. As of November 30, 2012, Rumson’s model predicted that a 200 basis-point ramped increase in general interest rates would increase net interest income by 5.7%, while a 200 basis point decrease would decrease net interest income by 0.7%.

An EVPE analysis is also used to dynamically model the present value of asset and liability cash flows with rate shocks of up and down 200 basis points. The economic value of equity is likely to be different as interest rates change. Rumson’s variance in EVPE as a percentage of assets as of May 31, 2013, was +0.92% with a rate shock of up 200 basis points, and -1.08% with a rate shock of down 200 basis points. At November 30, 2012, the variances were +0.76% assuming an up 200 basis-point rate shock and -0.80% assuming a down 200 basis-point rate shock.

Capital

A significant measure of the strength of a financial institution is its capital base. Rumson’s Federal regulators have classified and defined capital into the following components: (1) Tier I Capital, which includes tangible shareholders’ equity for common stock, qualifying preferred stock and certain qualifying hybrid instruments, and (2) Tier II Capital, which includes a portion of the allowance for probable loan losses, certain qualifying long-term debt, and preferred stock which does not qualify for Tier I Capital. Minimum capital levels are regulated by risk-based capital adequacy guidelines which require certain capital as a percent of Rumson’s assets and certain off-balance sheet items adjusted for predefined credit risk factors (risk-adjusted assets).

A bank is required to maintain, at a minimum, Tier I Capital as a percentage of risk-adjusted assets of 4.0% and combined Tier I and Tier II Capital as a percentage of risk-adjusted assets of 8.0%.

In addition to the risk-based guidelines, Rumson’s regulators require that an institution which meets the regulator’s highest performance and operation standards maintain a minimum leverage ratio (Tier I Capital as a percentage of average tangible assets) of 4.0%. For those institutions with higher levels of risk or that are experiencing or anticipating significant growth, the minimum leverage ratio will be evaluated through the ongoing regulatory examination process.

The following table summarizes the risk-based and leverage capital ratios for Rumson as well as the required minimum regulatory capital ratios:

	At June 30, 2013
	Actual Ratio	Minimum Requirement	Well Capitalized Requirement
Rumson-Fair Haven Bank:
Total risk-based capital ratio	11.40%	8.00%	10.00%
Tier 1 risk-based capital ratio	10.45	4.00	6.00
Leverage ratio	8.55	4.00	5.00

	At December 31, 2012
	Actual Ratio	Minimum Requirement	Well Capitalized Requirement
Rumson-Fair Haven Bank:
Total risk-based capital ratio	11.38%	8.00%	10.00%
Tier 1 risk-based capital ratio	10.49	4.00	6.00
Leverage ratio	8.68	4.00	5.00

Rumson’s tangible common equity ratio was 8.78% as of June 30, 2013 and 8.69% as of December 31, 2012.

RESULTS OF OPERATIONS – 2012 versus 2011

Net Income

Rumson’s net income for 2012 was $961,000, up $509,000, or 112.6%, from $452,000 in 2011. On a fully diluted basis, net income per share was $0.30 for 2012, a 114.3% increase from $0.14 in 2011. The significant improvement in both net income and earnings per share for 2012 versus 2011 was due primarily to increased gains on the sale of investment securities and higher net interest income, partly offset by higher non-interest expenses. During 2012, Rumson realized net securities gains of $751,000 before taxes (or $478,000 after taxes) and recorded net securities gains of $214,000 (or $141,000 after taxes) in 2011. Excluding net securities gains, net income for 2012 would have been $483,000 in 2012, an increase of 55.3% from net income for 2011 excluding such gains of $311,000.

Net Interest Income

Net interest income for 2012 was $5.6 million, up 14.7%, from the $4.9 million earned in 2011. The increase in net interest income during 2012 was primarily attributable to a 24 basis-point widening in the net interest margin to 2.66% in 2012 from 2.42% in 2011 combined with a 4.3% increase in average interest-earning assets to $211.2 million in 2012 from $202.5 million in 2011. The increase in average interest earning assets was largely due to growth in average loans, primarily funded by a similar decline in average investment securities. Average loans increased to $101.3 million, or 25.1%, in 2012 over $81.0 million in 2011, while average core deposits (defined as all deposits other than time deposits) increased by 11.2% to $132.3 million in 2012 from $119.0 million in 2011. The increase in average core deposits in 2012 resulted from growth in both average savings deposits and non-interest bearing deposits. The improvement in net interest margin in 2012 versus 2011 was due to the aforementioned increases in average loans and average core deposits.

Average Balance Sheets

The following table sets forth certain information relating to Rumson’s average assets and liabilities for the years ended December 31, 2012, 2011, and 2010, as well as the average yield on assets and average cost of liabilities for the periods indicated. Such yields are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods shown. Securities available for sale are reflected in the following table at amortized cost. Nonaccrual loans are included in the average loan balance.

	For the years ended December 31,
	2012			2011			2010
(dollars in thousands)	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
ASSETS
Interest Earning Assets:
Interest bearing deposits	$39,141	$91	0.23%	$34,144	$76	0.22%	$10,804	$18	0.17%
Loans receivable	101,335	5,364	5.29	81,025	4,278	5.28	86,958	4,737	5.45
Investment securities	69,974	1,825	2.61	86,588	2,397	2.78	81,021	2,518	3.13
Loans held for sale	9	—		—	—	—	—	—	—
Restricted stock	762	33	4.38	784	36	4.58	856	43	4.98

Total interest earning assets	211,221	7,313	3.46	202,541	6,787	3.35	179,639	7,316	4.08
Non-interest earning assets	9,219			10,194			7,823
Allowance for loan losses	(1,417)			(1,297)			(1,412)

TOTAL ASSETS	$219,023			$211,438			$186,050

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest Bearing Liabilities:
Interest bearing demand deposits	$54,072	$251	0.46%	$53,541	$323	0.60%	$45,999	$391	0.85%
Savings accounts	30,131	124	0.41	23,826	97	0.41	19,287	97	0.50
Money market accounts	22,056	66	0.30	21,554	77	0.36	16,176	69	0.43
Certificates of deposit	56,688	723	1.28	62,964	835	1.33	58,673	1,011	1.72
FHLB advances	12,141	532	4.38	12,856	556	4.32	14,251	580	4.07

Total interest-bearing liabilities	175,088	1,696	0.97	174,741	1,888	1.08	154,386	2,148	1.39

Non-interest bearing deposits	26,032			20,057			15,668
Other liabilities	460			638			596

Total liabilities	201,580			195,436			170,650
Shareholders’ Equity	17,443			16,002			15,400

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$219,023			$211,438			$186,050

Net Interest Income		$5,617			$4,899			$5,168

Net Interest Rate Spread (1)			2.49%			2.27%			2.69%

Net Interest Margin (2)			2.66%			2.42%			2.88%

Ratio of Average Interest-Earning
Assets to Average Interest-Bearing
Liabilities	120.64%			115.91%			116.36%

(1)	Net Interest Rate Spread equals Total interest earning assets yield less Total interest bearing liabilities cost.
(2)	Net Interest Margin equals Net Interest Income divided by Total average interest earning assets.

The data contained in the table has been adjusted to a tax equivalent basis, based on Rumson’s federal statutory rate of 34 percent. Management believes that this presentation provides comparability of net interest income and net interest margin arising from both taxable and tax-exempt sources and is consistent with industry practice and SEC rules.

Rate/Volume Analysis

The following table presents, by category, the major factors that contributed to the changes in Rumson’s fully taxable equivalent net interest income. Changes due to both volume and rate have been allocated fully to the volume variance.

	Year Ended December 31, 2012 versus 2011			Year Ended December 31, 2011 versus 2010
	Increase (Decrease) due to change in Average			Increase (Decrease) due to change in Average
	Volume	Rate	Net	Volume	Rate	Net
	(in thousands)
Interest Income:
Interest bearing deposits	$12	$3	$15	$52	$6	$58
Loans receivable	1,076	10	1,086	(313)	(146)	(459)
Investment securities	(423)	(148)	(571)	155	(276)	(121)
Loans held for sale	—	—	—	—	—	—
Restricted stock	(2)	(1)	(3)	(4)	(3)	(7)

Total interest income	662	(136)	526	(110)	(419)	(529)

Interest Expense:
Interest bearing deposits	2	(74)	(72)	45	(113)	(68)
Savings accounts	27	—	27	19	(19)	0
Money market accounts	1	(12)	(11)	19	(11)	8
Certificates of deposit	(81)	(31)	(112)	57	(233)	(176)
FHLB advances	(32)	8	(24)	(60)	36	(24)

Total interest expense	(83)	(109)	(192)	80	(340)	(260)

Net interest income	$745	$(27)	$718	$(190)	$(79)	$(269)

Provision for Loan Losses

For the year ended December 31, 2012, Rumson’s provision for loan losses was $160,000, an increase of $40,000 from $120,000 for the year ended December 31, 2011. The increase in provision for loan losses in 2012 versus 2011 was largely due to growth in the loan portfolio in 2012. Rumson’s asset quality metrics, such as nonaccrual loan, charge-off, and delinquency ratios remain low relative to its competitive peer groups and the relatively low level of loan loss provisioning during 2012 is reflective of net recoveries of $38,000 and very few new problem credits. Nevertheless, management continues to believe that there remains an inherent risk in certain segments of the loan portfolio. Management regularly reviews the adequacy of its allowance and may provide for additional provisions in future periods due to increased general weakness in the economy or in our geographic trade area, deterioration or impairment of specific credits, or as management may deem necessary.

Non-Interest Income

The largest component of Rumson’s non-interest income is gains on sales of investment securities. Rumson also earns non-interest revenue from additional sources such as BOLI, the sale of residential loans to independent third parties, fees on deposit accounts, ATM usage, wire transfer, lock box services, and safe deposit boxes.

Non-interest income increased to $1.3 million for the year 2012 from $776,000 for 2011, principally due to increased net securities gains. Gains realized on the sales of investment securities amounted to $751,000 in 2012 and $214,000 in 2011 and were undertaken by Rumson as part of its ongoing asset liability management strategy.

Non-Interest Expense

Non-interest expense increased to $5.4 million for the year 2012 from $4.9 million for all of 2011. The increase in non-interest expense resulted primarily from an increase in personnel expense related to the newly formed residential loan department, higher professional service fees, increased data processing expenses and expenses associated with the solicitation of an offer to acquire Rumson.

Income Taxes

Rumson recorded provisions for income taxes of $480,000 and $163,000 for the full-year 2012 and 2011, respectively. The effective tax rates were 33.3% for 2012 and 26.5% for 2011. The increase in the effective tax rate was due to increased pretax income subject to state taxation at the higher bank statutory tax rate.

FINANCIAL CONDITION – December 31, 2012 versus December 31, 2011

Rumson’s total assets as of December 31, 2012 were $212.7 million, down $14.5 million or 6.4% from $227.2 million at December 31, 2011. The decline in total assets during 2012 primarily resulted from efforts to restructure the composition of its balance sheet of Rumson into higher yielding loan assets and reduce its reliance on lower yielding short-term investments and investment securities. Loans receivable increased by $30.0 million, or 34.5%, to $116.9 million at year-end 2012 raising the loan-to-deposit ratio to 64.4% at December 31, 2012 from 44.0% at the end of 2011. Total cash and cash equivalents decreased by $17.0 million to $34.6 million at December 31, 2012, while investment securities available for sale declined $27.0 million to $52.8 million at the end of 2012. Half of the decline in investment securities available for sale during 2012 resulted from planned sales of mortgage-backed and corporate securities as part of its overall asset liability management strategy. Total deposits decreased $16.1 million, or 8.2%, to $181.6 million at year-end 2012 from $197.7 million at December 31, 2011, as declines in interest bearing demand and time deposits of $12.6 million and $10.4 million, respectively, were partly offset by increased non-interest bearing demand deposits of $3.3 million and savings and money market account deposits of $3.6 million.

Loan Portfolio

Rumson’s lending activities are generally oriented to small-to-medium sized businesses, high net worth individuals, professional practices and consumer and retail customers living and working in Rumson’s market area of Monmouth County, New Jersey. Rumson has not made loans to borrowers outside of the United States. Rumson believes that its strategy of customer service, competitive rate structures and selective marketing have enabled it to gain market entry. Bank mergers and lending restrictions at larger banks competing with Rumson have also contributed to Rumson’s success in attracting borrowers.

Commercial loans are loans made for business purposes and are primarily secured by collateral such as marketable securities held by or under the control of Rumson, business assets including accounts receivable, inventory and equipment and liens on commercial and residential real estate. Construction, land and land development loans include loans secured by first liens on commercial or residential properties to finance the construction or renovation of such properties. Commercial mortgages include loans secured by first liens on completed commercial properties to purchase or refinance such properties. Residential mortgages include loans secured by first liens on residential real estate, and are generally made to existing customers of Rumson to purchase or refinance primary and secondary residences. Consumer loans consist primarily of home equity loans secured by 1st or 2nd liens.

During 2012, the loan portfolio was positively impacted by an increase in commercial real estate loan demand, as well as refinancing strategies employed by many of Rumson’s borrowers. With regard to new loan originations, Rumson had made a strategic decision to create the residential loan department and focus on quality residential loans for the portfolio and for sale.

The following table sets forth the classification of Rumson’s loans by major category as of December 31, 2012, 2011, 2010, 2009 and 2008, respectively:

	December 31,
	2012		2011		2010		2009		2008
(dollars in thousands)	Amount	Percent of Gross Loans	Amount	Percent of Gross Loans	Amount	Percent of Gross Loans	Amount	Percent of Gross Loans	Amount	Percent of Gross Loans
Commercial	$19,299	16.5%	$13,052	15.0%	$11,799	14.4%	$15,020	16.5%	$19,913	18.7%
Construction, land and land development	1,487	1.2	1,218	1.4	2,250	2.8	2,952	3.2	7,024	6.6
Commercial mortgages	57,585	49.2	45,082	51.8	39,778	48.7	42,748	46.8	45,662	43.0
Residential mortgages	19,068	16.3	7,927	9.1	9,372	11.5	11,460	12.6	12,638	11.9
Consumer	19,634	16.8	19,786	22.7	18,478	22.6	19,065	20.9	20,994	19.8

Gross Loans	117,073	100.0%	87,065	100.0%	81,677	100.0%	91,245	100.0%	106,231	100.0%

Unearned income	(147)		(138)		(97)		(83)		(92)

Total loans	116,926		86,927		81,580		91,162		106,139
Less: Allowance for loan losses	(1,532)		(1,334)		(1,266)		(1,516)		(1,524)

Net loans	$115,394		$85,593		$80,314		$89,646		$104,615

The following table sets forth fixed and adjustable rate loans in the loan portfolio as of December 31, 2012 in terms of contractual maturity:

	Within One Year	One to Five Years	After Five Years	Total
	(in thousands)
Commercial real estate	$5,770	$22,786	$29,029	$57,585
Construction, land and land development	234	17	1,236	1,487
Commercial and industrial	12,167	6,197	935	19,299
Residential mortgages	295	649	18,124	19,068
Consumer	66	119	19,449	19,634

Gross loans	$18,532	$29,768	$68,773	$117,073

Loans with fixed rates	$7,876	$14,854	$10,921	$33,651
Loans with adjustable rates	10,656	14,914	57,852	83,422

Gross loans	$18,532	$29,768	$68,773	$117,073

Asset Quality

Rumson’s principal assets are its loans. Inherent in the lending function is the risk of the borrower’s inability to repay a loan under its existing terms. Rumson attempts to minimize overall credit risk through loan diversification and its loan approval procedures. Due diligence begins at the time a borrower and Rumson begin to discuss the origination of a loan. Documentation, including a borrower’s credit history, materials establishing the value and liquidity of potential collateral, the purpose of the loan, the source and timing of the repayment of the loan, and other factors are analyzed before a loan is submitted for approval. Loans made are also subject to periodic audit and review.

Non-performing assets include nonaccrual loans and other real estate owned (“OREO”). Generally, a loan is placed on nonaccrual status when principal or interest is past due for a period of 90 days or more, unless the asset is both well secured and in the process of collection. When a loan is classified as nonaccrual, interest accruals discontinue and all past due interest, including interest applicable to prior periods, is reversed and charged against current income. OREO refers to real estate acquired by Rumson as a result of foreclosure or by deed in lieu of foreclosure. The OREO property is recorded at the lower of cost or estimated fair value at the time of acquisition. Estimated fair value generally represents the estimated sale price based on current market conditions, less estimated costs to sell the property. Holding costs and declines in estimated fair value result in charges to expense after acquisition.

In limited situations, Rumson will modify or restructure a borrower’s existing loan terms and conditions. A restructured loan is considered a troubled debt restructuring (“TDRs”) when Rumson, for economic or legal reasons related to a borrower’s financial difficulties, grants a concession to the borrower in modifying or renewing a loan that the institution would not otherwise consider. As of December 31, 2012, Rumson had no TDR loans.

The following table sets forth information concerning Rumson’s non-performing assets, loans delinquent 90 days or more and still accruing, and TDRs as of the dates indicated:

	December 31,
	2012	2011	2010	2009	2008
	(in thousands)
Nonaccrual loans	$752	$2,159	$537	$2,292	$1,417
OREO	—	111	111	—	—

Total non-performing assets	$752	$2,270	$648	$2,292	$1,417

Troubled debt restructured loans	$—	$—	$—	$—	$—

Loans past due 90 days or more and still accruing	$—	$—	$—	$—	$—

Nonaccrual loans to total loans	0.64%	2.48%	0.66%	2.51%	1.34%
Non-performing assets to total assets	0.35	1.00	0.33	1.36	0.99
Allowance for loan losses as a percentage of nonaccrual loans	204	62	236	66	108

Other than as disclosed in the table above and impaired loans (as disclosed in Note 3 to Rumson’s Consolidated Financial Statements included in this joint proxy statement and prospectus), there were no loans where information about possible credit problems of borrowers causes management to have serious doubts as to the ability of such borrowers to comply with the present loan repayment terms and which may result in disclosure of such loans in the table above.

As of December 31, 2012 and 2011, the commercial real estate loan portfolio makes up 49.2 and 51.8%, respectively of Rumson’s gross loans. Rumson’s loans are primarily to businesses and individuals located in central New Jersey.

Allowance for Loan Losses

The allowance for loan losses is established through charges to earnings in the form of a provision for loan losses. Rumson maintains an allowance for loan losses at a level considered adequate to provide for probable incurred loan losses. The level of the allowance is based on management’s evaluation of estimated losses in the portfolio, after consideration of risk characteristics of the loans and prevailing and anticipated economic conditions. Loan charge-offs (i.e., loans judged to be uncollectible) are charged against the allowance and any subsequent recovery is credited. Rumson’s officers analyze risks within the loan portfolio on a continuous basis, through an external independent loan review function, and by Rumson’s Audit Committee. A risk system, consisting of multiple grading categories for each portfolio class, is utilized as an analytical tool to assess risk and appropriate reserves. In addition to the risk system, management further evaluates risk characteristics of the loan portfolio under current and anticipated economic conditions and considers such factors as the financial condition of the borrower, past and expected loss experience, and other factors which management feels deserve recognition in establishing an appropriate reserve. These estimates are reviewed at least quarterly, and, as adjustments become necessary, they are recognized in the periods in which they become known. Although management strives to maintain an allowance it deems adequate, future economic changes, deterioration of borrowers’ creditworthiness, and the impact of examinations by regulatory agencies all could cause changes to Rumson’s allowance for loan losses.

The following is a summary of the reconciliation of the allowance for loan losses for the periods indicated:

	2012	2011	2010	2009	2008
	(in thousands)
Balance, beginning of year	$1,334	$1,266	$1,516	$1,524	$1,250
Charge-offs
Commercial and commercial mortgage	—	(87)	(577)	(200)	(21)
Residential mortgage	—	—	—	(87)	—
Consumer	(1)	(6)	(1)	(1)	—

Total Charge-offs	(1)	(93)	(578)	(288)	(21)
Recoveries
Commercial and commercial mortgage	39	40	18	—	—
Real Estate	—	—	—	—	—
Consumer	—	1	—	—	—

Total Recoveries	39	41	18	—	—
Provision charged to expense	160	120	310	280	295

Balance, end of year	$1,532	$1,334	$1,266	$1,516	$1,524

Ratio of net charge-offs to average loans outstanding	(0.04)%	0.06%	0.64%	0.29%	0.02%
Balance of allowance as a percentage of total loans at end of year	1.31%	1.53%	1.55%	1.66%	1.44%

The following table sets forth, for each of Rumson’s major lending areas, the amount and percentage of Rumson’s allowance for loan losses attributable to such category, and the percentage of total loans represented by such category, as of the periods indicated:

	Allocation of the Allowance for Loan Losses (ALL) by Category For the years ended December 31, (dollars in thousands)
	2012			2011			2010			2009			2008
	Amount	% of ALL	% of Gross Loans	Amount	% of ALL	% of Gross Loans	Amount	% of ALL	% of Gross Loans	Amount	% of ALL	% of Gross Loans	Amount	% of ALL	% of Gross Loans
Balance applicable to:
Commercial and commercial real estate	$1,252	81.7%	66.9%	$927	69.5%	68.2%	$981	77.5%	65.9%	$1,031	68.0%	66.5%	$1,060	69.6%	68.3%
Residential real estate	137	8.9	16.3	20	1.5	9.1	23	1.8	11.5	128	8.5	12.6	176	11.5	11.9
Consumer, installment and home equity loans	131	8.6	16.8	48	3.6	22.7	46	3.6	22.6	355	23.4	20.9	285	18.7	19.8

Sub-total	1,520	99.2	100.0	995	74.6	100.0	$1,050	82.9	100.0	1,514	99.9	100.0	1,521	99.8	100.0
Unallocated reserves	12	0.8	—	339	25.4	—	216	17.1	—	2	0.1	—	3	0.2	—

Total	$1,532	100.0%	100.0%	$1,334	100.0%	100.0%	$1,266	100.0%	100.0%	$1,516	100.0%	100.0%	$1,524	100.0%	100.0%

Investment Securities

Rumson maintains an investment portfolio to fund increased loan demand or deposit withdrawals and other liquidity needs and to provide an additional source of interest income. The portfolio is composed of collateralized mortgage obligations, corporate debt securities and stock in the Federal Home Loan Bank and Atlantic Community Bankers Bank. Corporate debt securities consist of obligations issued by various large-capitalization financial institutions.

Securities are classified as “held-to-maturity” (HTM), “available for sale” (AFS), or “trading” at time of purchase. Securities are classified as HTM based upon management’s intent and the Company’s ability to hold them to maturity. Such securities are stated at cost, adjusted for unamortized purchase premiums and discounts. Securities which are bought and held principally for resale in the near term are classified as trading securities, which are carried at market value. Realized gains and losses as well as gains and losses from marking the portfolio to market value are included in trading revenue. Rumson has no trading securities. Securities not classified as HTM or trading securities are classified as AFS and are stated at fair value. Unrealized gains and losses on AFS securities are excluded from results of operations, and are reported as a component of accumulated other comprehensive (loss) income, net of taxes, which is included in shareholders’ equity. Securities classified as AFS include securities that may be sold in response to changes in interest rates, changes in prepayment risks, the need to increase regulatory capital, or other similar requirements.

Management of Rumson determines the appropriate classification of securities, whether AFS or HTM, at the time of purchase. The carrying value of our available for sale investment securities portfolio decreased $27.0 million from $79.9 million at year-end 2011 to $52.8 million at year-end 2012. This decline was primarily due to sales, calls and maturities of corporate debt securities. There were no securities in our held to maturity investment securities portfolio at December 31, 2012 and 2011.

The following table sets forth both the amortized cost and the estimated fair value of Rumson’s investment securities portfolio as of the dates indicated.

	At December 31,
	2012		2011		2010
(in thousands)	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value
Available for sale:
U.S. Government sponsored agency securities	$—	$—	$11,994	$12,248	$17,482	$16,796
Mortgage backed securities	—	—	12,575	13,022	4,558	4,697
Collateralized mortgage obligations	9,926	10,022	11,128	11,163	—	—
Corporate debt securities	42,054	42,811	42,666	42,027	18,722	19,281
Obligations of US States and Political Subdivisions	—	—	1,401	1,401	—	—

Total available for sale	51,980	52,833	79,764	79,861	40,762	40,774

Held to maturity:
Obligations of US States and Political Subdivisions	—	—	—	—	34,478	34,115
Mortgage-backed securities	—	—	—	—	3,628	3,588
Corporate debt securities	—	—	—	—	14,556	14,802

Total held to maturity	—	—	—	—	52,662	52,505

Total securities	$51,980	$52,833	$79,764	$79,861	$93,424	$93,279

The following table sets forth as of December 31, 2012, the maturity distribution of Rumson’s debt investment portfolio:

	December 31, 2012
(dollars in thousands)	Amortized Cost	Estimated Fair Value	Weighted Average Yield
Within One Year	$8,572	$8,668	2.77%
One to Five Years	37,319	38,129	2.44
Five to Ten Years	1,000	924	2.34
Over Ten Years	5,089	5,112	3.14

	$51,980	$52,833

Deposits

Deposits are Rumson’s primary source of funds. Average total deposits increased $7.0 million, or 3.9%, to $189.0 million in 2012 from $181.9 million in 2011. The increase in deposits in 2012 was largely due to growth in non-interest bearing demand deposits, which increased by $5.9 million, or 29.8%, to $26.0 million in 2012 from $20.1 million in 2011. This growth in demand deposits served to reduce Rumson’s overall cost of deposits.

The following table sets forth the average amount of various types of deposits for each of the periods indicated:

	Year Ended December 31,
	2012		2011		2010
(dollars in thousands)	Average Amount	Average Yield/Rate	Average Amount	Average Yield/Rate	Average Amount	Average Yield/Rate
Non-interest bearing demand	$26,032	—%	$20,057	—%	$15,668	—%
Interest bearing demand	54,072	0.46	53,541	0.60	45,999	0.85
Savings and money market	52,187	0.36	45,380	0.38	35,463	0.47
Time deposits	56,688	1.28	62,964	1.33	58,673	1.72

	$188,979	0.62%	$181,942	0.73%	$155,803	1.01%

The following table summarizes the maturity distribution of time deposits in denominations of $100,000 or more as of December 31, 2012.

Amount
(in thousands)
Three months or less	$11,846
Over three months through six months	6,879
Over six months through twelve months	5,879
Over twelve months	16,011

Total	$40,615

Liquidity

Rumson’s liquidity is a measure of its ability to fund loans, withdrawals or maturities of deposits, and other cash outflows in a cost-effective manner. Rumson’s principal sources of funds are deposits, scheduled amortization and prepayments of loan principal, maturities of investment securities, and funds provided by operations. While scheduled loan payments and maturing investments are relatively predictable sources of funds, deposit flow and loan prepayments are greatly influenced by general interest rates, economic conditions and competition.

At December 31, 2012, the amount of liquid assets remained at a level management deemed adequate to ensure that, on a short- and long-term basis, contractual liabilities, depositors’ withdrawal requirements, and other operational and customer credit needs could be satisfied. As of December 31, 2012, liquid assets (cash and due from banks, interest bearing deposits at other banks and unencumbered investment securities) were $76.6 million, which represented 36.0% of total assets and 39.6% of total deposits and borrowings.

Rumson is a member of the Federal Home Loan Bank of New York and, based on available qualified collateral as of December 31, 2012, had the ability to borrow $14.0 million. In addition, Rumson has in place additional borrowing capacity of $3.0 million through correspondent banks. At December 31, 2012, Rumson had aggregate available and unused credit of $7.0 million, which represents the aforementioned facilities totaling $17.0 million net of $10.0 million in outstanding borrowings. At December 31, 2012, Rumson’s outstanding commitments to extend credit and standby letters of credit totaled $44.4 million.

Off-Balance Sheet Arrangements

Rumson is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated statements of financial condition. Rumson’s exposure to credit loss in the event of non-performance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. Rumson uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

The following table shows the amounts and expected maturities of significant commitments, as of December 31, 2012. Further discussion of these commitments is included in Note 3 to Rumson’s Consolidated Financial Statements included in this joint proxy statement and prospectus.

	One Year or Less	One to Three Years	Three to Five Years	Over Five Years	Total
	(in thousands)
Standby letters of credit	$571	$—	$—	$—	$571

Commitments under standby letters of credit, both financial and performance letters, do not necessarily represent future cash requirements, in that these commitments often expire without being drawn upon.

Interest Rate Sensitivity Analysis

The principal objective of Rumson’s asset and liability management function is to evaluate the interest-rate risk included in certain balance sheet accounts; determine the level of risk appropriate given Rumson’s business focus, operating environment, and capital and liquidity requirements; establish prudent asset concentration guidelines; and manage the risk consistent with Board approved guidelines. Rumson seeks to reduce the vulnerability of its operations to changes in interest rates, and actions in this regard are taken under the guidance of the Asset/Liability Committee (the “ALCO”). The ALCO generally reviews Rumson’s liquidity, cash flow needs, maturities of investments, deposits and borrowings, and current market conditions and interest rates.

Rumson currently utilizes net interest income simulation and economic value of portfolio equity (“EVPE”) models to measure the potential impact to Rumson of future changes in interest rates. Rumson uses the month-end preceding each quarter end as the date of its simulation in order to facilitate the production and review of the ALCO model results by its outside ALCO consultant and in consideration of the stable nature of its assets and liabilities. Therefore, as of November 30, 2012 and 2011, the results of the models were within guidelines prescribed by Rumson’s Board. If model results were to fall outside prescribed ranges, action would be required by the ALCO.

The net interest income simulation model attempts to measure the change in net interest income over the next one-year period assuming certain changes in the general level of interest rates. In our model, which was run as of November 30, 2012, we estimated that a gradual (often referred to as “ramped”) 200 basis-point increase in the general level of interest rates will increase our net interest income by 5.7%, while a ramped 200 basis-point decrease in interest rates will decrease net interest income by 0.7%. As of November 30, 2011, our model predicted that a 200 basis-point ramped increase in general interest rates would increase net interest income by 6.0%, while a 200 basis point decrease would decrease net interest income by 1.2%.

An EVPE analysis is also used to dynamically model the present value of asset and liability cash flows with rate shocks of up and down 200 basis points. The economic value of equity is likely to be different as interest rates change. Rumson’s variance in EVPE as a percentage of assets as of November 30, 2012, was +0.76% with a rate shock of up 200 basis points, and -0.80% with a rate shock of down 200 basis points. At November 30, 2011, the variances were +0.53% assuming an up 200 basis-point rate shock and -1.02% assuming a down 200 basis-point rate shock.

Capital

A significant measure of the strength of a financial institution is its capital base. Rumson’s Federal regulators have classified and defined capital into the following components: (1) Tier I Capital, which includes tangible shareholders’ equity for common stock, qualifying preferred stock and certain qualifying hybrid instruments, and (2) Tier II Capital, which includes a portion of the allowance for probable loan losses, certain qualifying long-term debt, and preferred stock which does not qualify for Tier I Capital. Minimum capital levels are regulated by risk-based capital adequacy guidelines which require certain capital as a percent of Rumson’s assets and certain off-balance sheet items adjusted for predefined credit risk factors (risk-adjusted assets).

A bank is required to maintain, at a minimum, Tier I Capital as a percentage of risk-adjusted assets of 4.0% and combined Tier I and Tier II Capital as a percentage of risk-adjusted assets of 8.0%.

In addition to the risk-based guidelines, Rumson’s regulators require that an institution which meets the regulator’s highest performance and operation standards maintain a minimum leverage ratio (Tier I Capital as a percentage of average tangible assets) of 4.0%. For those institutions with higher levels of risk or that are experiencing or anticipating significant growth, the minimum leverage ratio will be evaluated through the ongoing regulatory examination process.

The following table summarizes the risk-based and leverage capital ratios for Rumson as well as the required minimum regulatory capital ratios:

	At December 31, 2012
	Actual Ratio	Minimum Requirement	Well Capitalized Requirement
Rumson-Fair Haven Bank:
Total risk-based capital ratio	11.38%	8.00%	10.00%
Tier 1 risk-based capital ratio	10.49	4.00	6.00
Leverage ratio	8.68	4.00	5.00

	At December 31, 2011
	Actual Ratio	Minimum Requirement	Well Capitalized Requirement
Rumson-Fair Haven Bank:
Total risk-based capital ratio	12.32%	8.00%	10.00%
Tier 1 risk-based capital ratio	11.39	4.00	6.00
Leverage ratio	7.40	4.00	5.00

Rumson’s tangible common equity ratio was 8.69% as of December 31, 2012 and 7.26% as of December 31, 2011.

IMPACT OF INFLATION AND CHANGING PRICES

The consolidated financial statements of Rumson and notes thereto, presented elsewhere herein, have been prepared in accordance with generally accepted accounting principles which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time and due to inflation. The impact of inflation is reflected in the increased cost of Rumson’s operations. Unlike most industrial companies, nearly all of the assets and liabilities of Rumson are monetary. Therefore, interest rates have a greater impact on Rumson’s performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

MANAGEMENT FOLLOWING THE MERGER

Set forth below is biographical and other information regarding the individuals who will serve as directors and executive officers of 1st Constitution after the merger. All such individuals currently serve as directors and executive officers of 1st Constitution.

1st Constitution’s Board is divided into three separate classes of directors, designated as Class I, Class II, and Class III. The directors in Class I are serving a three-year term which expires in 2015; the directors in Class II are serving a three-year term which expires in 2013; and the directors in Class III are serving a three-year term which expires in 2014, and in each case until their successors are duly elected and qualified. At each annual meeting, one class of directors will be elected for terms of three years to succeed those directors in the class whose terms then expire. Each of the directors of 1st Constitution also serves as a director of 1st Constitution Bank.

The following table sets forth (i) the names, ages and classes of the directors and the name and age of the executive officer of 1st Constitution who does not also serve as director of 1st Constitution, (ii) the other positions and offices presently held by such persons with 1st Constitution, if any, (iii) the period during which such persons have served on the Board, if applicable, and (iv) the expiration of each director’s term as director. Additional biographical information for each person follows the tables.

DIRECTORS

Name and Position with 1st Constitution, if any	Age	Class	Director Since	Expiration of Term
John P. Costas, Director	56	III	2011	2014
Charles S. Crow, III, Chairman of the Board	63	I	1999	2015
Robert F. Mangano, Director, President and Chief Executive Officer	68	III	1999	2014
David C. Reed, Director	62	I	2004	2015
William M. Rue, Director and Corporate Secretary	66	II	1999	2016
Frank E. Walsh, III, Director	47	II	1999	2016

EXECUTIVE OFFICER WHO IS NOT A DIRECTOR

Name and Position with 1st Constitution, if any	Age
Joseph M. Reardon, Senior Vice President and Treasurer	61

John P. Costas is the Managing Member of Costas Holdings, LLC, a private equity firm, since July 2012. Mr. Costas was Chairman of PrinceRidge LLC, a financial services firm, from 2009 to July 2012. Mr. Costas was with UBS, a financial services firm, from 1996 to 2007. During his tenure at UBS, Mr. Costas held various positions including Deputy CEO of UBS A.G., Chairman and CEO of the UBS Investment Bank and Chairman and CEO of Dillon Read Capital Management LLC. Mr. Costas was a member of the UBS Group Executive Management Committee from 2001 to 2005. Prior to joining UBS, Mr. Costas was with CS First Boston Corporation from 1981 to 1996. While at CS First Boston Corporation, Mr. Costas held several positions including Co-Global Head of the Fixed Income Division. Mr. Costas has a B.A. from the University of Delaware and an MBA from the Tuck School at Dartmouth College. Mr. Costas serves as a director of DB Brown and Co. and the A Better Chance National Board. Additionally, Mr. Costas is a member of the Tuck School Board of Overseers.

Charles S. Crow, III has served as the Chairman of the Board of 1st Constitution and of 1st Constitution Bank since March 2005. From February 2000 until May 2005, Mr. Crow served as corporate secretary of 1st Constitution. Mr. Crow is a partner in the law firm of Crow & Cushing in Princeton, New Jersey. From January 1, 1992 to November 30, 1998, Mr. Crow was a partner in the law firm of Crow & Tartanella in Somerset, New Jersey. Mr. Crow serves as a director and member of the audit committee of each of Arden-Sage Triton Fund, L.L.C. and Arden-Sage Multi-Strategy Fund, L.L.C. (formerly Robeco-Sage Triton Fund, L.L.C. and Robeco-Sage Multi-Strategy Fund, L.L.C.), each of which is a closed-end, non-diversified, management investment company that is registered under the Investment Company Act of 1940, as amended. Mr. Crow is also a director of Otus Fund Ltd., Siena Partners, Ltd., Blenheim Commodity Fund, Ltd., Blenheim Global Markets Fund, Ltd., Perennial Investors, Ltd., Tenor Opportunity Fund Ltd. and Investor Analytics LLC. Investor Analytics provides risk analytics to portfolio managers, investors and others through the use of advanced mathematical tools and methodologies. The other companies mentioned are open-ended fund companies invested in traditional and alternative investments.

Robert F. Mangano is the President and Chief Executive Officer of 1st Constitution and of 1st Constitution Bank. Prior to joining 1st Constitution Bank in 1996, Mr. Mangano was President and Chief Executive Officer of Urban National Bank, a community bank in the northern part of New Jersey for a period of three years and a Senior Vice President of another bank for one year. Prior to such time, Mr. Mangano held a senior position with Midlantic Corporation for 21 years. Mr. Mangano is Treasurer of the Englewood Hospital Medical Center and serves as Trustee of the Board of Englewood Hospital Medical Center, as well as being Chairman of the Finance Committee and the Compensation Committee.

David C. Reed is a Certified Public Accountant with senior executive experience. Mr. Reed has been the Chief Executive Officer, principal owner, and co-founder of Mapleton Nurseries, a wholesale nursery specializing in container-grown native and ornamental trees and shrubs in Kingston, New Jersey since 1998, and has served as Managing Director of Reed & Company, a privately held wealth management and consulting firm in Princeton, New Jersey since 1995. Since 2005, Mr. Reed has served as director and chair of the audit committee of Arden-Sage Triton Fund, L.L.C. and Arden-Sage Multi-Strategy Fund, L.L.C. (formerly Robeco-Sage Triton Fund, L.L.C. and Robeco-Sage Multi-Strategy Fund, L.L.C.), each of which is a closed-end, non-diversified, management investment company that is registered under the Investment Company Act of 1940, as amended. Since October 2012, Mr. Reed has served as director and chair of the audit committee of Arden Alternative Strategies Fund, which is the single series comprising the Arden Investment Series Trust, an open-end management investment company that is registered under the Investment Company Act of 1940, as amended.

William M. Rue has served as Chairman of Charles E. Rue & Son, Inc., an insurance agency which has its principal office in Trenton, New Jersey, since February 2013, and prior served as President since 1985 to 2012. Mr. Rue is President of The Rue Foundation, a nonprofit corporation, and is a partner at Rue Brothers, Ltd. Mr. Rue also served as Chairman of Rue Financial Services, Inc., a financial services provider, from 2002 to 2012. Mr. Rue has been a Chartered Property Casualty Underwriter since 1972 and an Associate in Risk Management since 1994. Mr. Rue serves as a director for each of the following organizations: Selective Insurance Group, Inc. (a Nasdaq Global Select Market listed company), Robert Wood Johnson University Hospital Corporation, Robert Wood Johnson University Hospital at Hamilton, The Rue Foundation, and Charles E. Rue & Son, Inc. Mr. Rue is also a Certified Insurance Counselor.

Frank E. Walsh, III has been a Vice President of Morristown, NJ Jupiter Capital Management Partners, LLC since 1990. Jupiter and its affiliates invest in a wide variety of public and private securities on behalf of their clients. Mr. Walsh was a founding partner of WR Capital Partners, LLC. WR is a private equity investment partnership and a successor to Wesray Capital, which Mr. Walsh joined in 1990. Prior to joining Wesray, Mr. Walsh was an analyst at Kidder, Peabody, Inc. in New York City. Mr. Walsh serves as a director of Galvin Flying Services, Inc., a Seattle, WA based aviation services company. In addition, he serves as a director and audit committee member for World Point Holdings, which operates petroleum storage facilities primarily in North America.

Joseph M. Reardon is the Senior Vice President and Treasurer of 1st Constitution and of 1st Constitution Bank. Prior to joining 1st Constitution Bank in May 2000, Mr. Reardon held financial executive positions with a number of firms including, most recently, 13 years with B.M.J. Financial Corp., a bank holding company, until April 1997. Mr. Reardon briefly retired from April 1997 to April 1998. Mr. Reardon came out of retirement to serve as Chief Financial Officer of the New Jersey State Aquarium at Camden, a position held by Mr. Reardon until April 2000.

Director Compensation

The following table details the compensation paid to our non-employee directors for the year ended December 31, 2012.

NON-EMPLOYEE DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
Charles S. Crow, III	14,000	10,600	—	584	25,184
David C. Reed	9,000	8,850	—	530	18,380
William M. Rue	7,500	1,770	—	699	9,969
Frank E. Walsh, III	5,000	1,770	—	145	6,915
John P. Costas	11,500	1,770	—	96	13,366

(1)	The amounts listed in this column reflect the dollar amount recognized for financial statement reporting purposes, calculated in accordance with FASB ASC Topic 718. A discussion of the assumptions used in calculating these values may be found in Note 1 of the Notes to Consolidated Financial Statements in our 2012 Annual Report on Form 10-K.
(2)	At the end of fiscal year 2012, the aggregate number of option awards outstanding for our directors were as follows: Mr. Reed, 3,760 options.
(3)	The amounts listed in this column reflect the imputed income for our directors under the Directors’ Insurance Plan described in the narrative below.

Processes, Procedures and Rationale

1st Constitution’s Compensation Committee (the “Compensation Committee”) periodically reviews the appropriateness and competitiveness of the compensation of non-employee directors. Subject to approval by 1st Constitution’s Board, the Compensation Committee is responsible for establishing policies that govern non-employee director compensation and for implementing, administering and interpreting non-employee director compensation plans, programs and policies. The Compensation Committee may delegate its authority relating to non-employee director compensation to a subcommittee consisting of one or more members when appropriate.

As part of this process, the Compensation Committee regularly reviews the structure, composition and operation of the Board and its committees and annually asks for comments from all directors concerning the Board’s performance. The Board also considers the significant amount of time spent by the directors in their duties for 1st Constitution. The Board, in consultation with the Compensation Committee, then determines the form and amount of non-employee directors’ compensation.

Compensation Paid to Board Members

Non-employee directors receive a combination of cash and equity compensation. Mr. Mangano, currently the only management director on the Board, does not receive any separate compensation for his services as a director.

Cash Compensation

During 2012, non-employee directors of 1st Constitution and non-employee directors of 1st Constitution Bank were compensated for services rendered in such capacities at the rate of $500 per Board meeting and $500 per Board committee meeting attended. Directors serving on the Board of 1st Constitution who also serve on the Board of 1st Constitution Bank do not receive additional compensation for attending a 1st Constitution Bank Board meeting that is held on a date upon which the director attends a 1st Constitution Board meeting.

Non-employee directors of 1st Constitution are also eligible to participate in the Directors’ Insurance Plan and Messrs. Charles S. Crow, III, William M. Rue, Frank E. Walsh, III, John P. Costas and David C. Reed currently participate in the plan. See “Directors’ Insurance Plan” below. No cost of this benefit is allocable to any individual director.

Stock Grants

1st Constitution maintains the 1st Constitution Bancorp 2006 Directors Stock Plan, an equity plan for its non-employee directors (which is discussed under the heading “Equity Plans” below) (the “2006 Directors Plan”). In 2012, each non-employee director received a grant of 200 shares of common stock under the 2006 Directors Plan. Mr. Crow received a grant of an additional 1,000 shares of common stock for his service as Chairman of the Board. Mr. Reed received a grant of an additional 800 shares of common stock for his service as Chairman of the Audit Committee. Unless the Board determines otherwise at the time of grant, all shares granted under the 2006 Directors Plan vest immediately upon grant.

Directors’ Insurance Plan

1st Constitution adopted the 1st Constitution Bancorp Directors’ Insurance Plan (the “Directors’ Insurance Plan”), which was effective as of October 1, 2002 and amended as of February 19, 2004 and June 16, 2005. The Directors’ Insurance Plan covers all individuals who were members of the Board of 1st Constitution or of 1st Constitution Bank (who were not also employees of 1st Constitution or 1st Constitution Bank) on the effective date. Thereafter, members of the Board of 1st Constitution or of 1st Constitution Bank shall become participants in the Directors’ Insurance Plan after completion of ten years of service as a member of the applicable Board (provided that they are not then employed by 1st Constitution or 1st Constitution Bank) or at such earlier time as determined by the 1st Constitution Board.

Under the Directors’ Insurance Plan, a covered individual is provided with term insurance coverage in the amount of one hundred thousand dollars. Coverage will remain in effect even if the individual’s service as a member of the Board ceases.

The premiums for the Directors’ Insurance Plan and 1st Constitution’s Executive Life Insurance Program (which is discussed below under “Executive Life Insurance Program”) were paid by 1st Constitution in October 2002, October 2005, October 2011 and supplemented in October 2012. 1st Constitution has all ownership rights to the policies and all cash values thereunder.

The Directors’ Insurance Plan may be amended, suspended or terminated at any time, except that (i) any amendment, suspension or termination of the Directors’ Insurance Plan with respect to a particular director that is not applicable to all other participants does not require the approval of the particular director, and no such amendment, suspension or termination with respect to a particular director shall become effective with respect to the particular director without his or her approval unless “Cause” (as defined in the Directors’ Insurance Plan) exists with respect to a particular director, and (ii) termination may not occur without the consent of an affected director following a “Change of Control” (as defined in the Directors’ Insurance Plan). The Directors’ Insurance Plan may be terminated or suspended (in whole or in part) nevertheless at any time if failure to terminate or suspend the Plan would subject 1st Constitution, its officers or its directors to sanctions by a regulatory agency.

Executive Compensation

This section explains 1st Constitution’s compensation program for the principal executive officer and other most highly-compensated executive officer, who are referred to collectively as “named executive officers.” 1st Constitution has elected to use the “smaller reporting company” rules issued by the SEC regarding the disclosure of executive compensation. Under these rules, 1st Constitution provides executive compensation disclosure for the named executive officers, including a Summary Compensation Table for the fiscal years ending December 31, 2012 and 2011, an Outstanding Equity Awards at Year End Table and certain narrative disclosures.

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of 1st Constitution’s named executive officers for the fiscal years ended December 31, 2012 and 2011.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary (1) ($)	Bonus ($)	Stock Awards (2) ($)	Option Awards (2) ($)	All Other Compensation ($)		Total ($)
Robert F. Mangano	2012	550,000	250,000	254,394	—	81,262	(3)	1,135,656
President and CEO	2011	550,000	175,000	86,751	65,695	69,789	(3)	947,245

Joseph M. Reardon	2012	187,500	35,000	27,870	8,070	10,538	(4)	268,978
Senior Vice President and	2011	180,000	35,000	20,550	6,750	10,464	(4)	252,764
Treasurer

(1)	In fiscal year 2012, the named executive officers deferred the following amounts into 1st Constitution’s 401(k) Plan: Mr. Mangano – $21,530; Mr. Reardon – $13,304. In fiscal year 2011, the named executive officers deferred the following amounts into 1st Constitution’s 401(k) Plan: Mr. Mangano – $20,637; Mr. Reardon – $12,792.

(2)	Amounts shown in these columns reflect the aggregate grant date fair value recognized in fiscal year 2011 and 2012 for financial statement reporting purposes for restricted stock awards and option awards, as determined in accordance with FASB ASC Topic 718. Additional information concerning our accounting for restricted stock and options granted in 2012 is included in Note 1 and Note 16 of the Notes to Consolidated Financial Statements in 1st Constitution’s 2012 Annual Report on Form 10-K and additional information concerning the accounting for restricted stock and options granted in 2011 is included in Note 1 and Note 16 of the Notes to Consolidated Financial Statements in 1st Constitution’s 2011 Annual Report on Form 10-K.
(3)	Includes: (i) the value of 1st Constitution’s match of employee contributions under the 401(k) Plan; (ii) imputed income for our executive life insurance program; (iii) the cost to 1st Constitution of providing additional long term disability coverage; (iv) the annual cost to 1st Constitution of a country club membership; and (v) the value of 1st Constitution provided automobile ($51,492). 1st Constitution calculates the aggregate incremental cost to 1st Constitution for the provision to Mr. Mangano of the company provided car as the sum of the total cost of the automobile attributable to the fiscal year, including lease payments, plus maintenance costs, insurance and fuel paid by 1st Constitution. This amount has not been reduced to reflect the costs attributable to business use. Mr. Mangano is taxed on the imputed income attributable to personal use of the company car and does not receive tax assistance from 1st Constitution with respect to these amounts.
(4)	Includes: (i) the value of 1st Constitution’s match of employee contributions under the 401(k) Plan; (ii) imputed income for the executive life insurance program; and (iii) the value of an automobile reimbursement allowance.

Employment Agreement

On July 12, 2010, 1st Constitution, upon the authorization of the Compensation Committee, entered into a three-year employment agreement with Mr. Mangano (the “2010 Employment Agreement”), commencing as of July 1, 2010, which replaced Mr. Mangano’s prior employment agreement with 1st Constitution, dated as of February 22, 2005 (the “2005 Employment Agreement”). The terms of the 2010 Employment Agreement are substantially similar to those of the 2005 Employment Agreement, with the exception of modifications to the term of the agreement, Mr. Mangano’s base salary, the definition of “Good Reason” and the manner of payment of any termination benefit due to Mr. Mangano, each as described below.

The 2010 Employment Agreement is subject to automatic one year extensions but may not be extended beyond Mr. Mangano’s seventieth (70th) birthday. Pursuant to the terms of the 2010 Employment Agreement, Mr. Mangano continues to serve as the President and Chief Executive Officer, and as a director, of each of 1st Constitution and 1st Constitution Bank, and:

•	will receive an annual base salary for 2012 of at least $550,000, plus a cash bonus not to exceed 50% of his base salary subject to annual upward adjustments for subsequent years;

•	will participate in 1st Constitution’s stock equity plans on at least an annual basis;

•	is entitled to participate in the employee benefit plans maintained by 1st Constitution and 1st Constitution Bank, including the 401(k) program, the medical insurance and reimbursement program, the group term life insurance program, the group disability program, and 1st Constitution’s 2005 Supplemental Executive Retirement Plan; and

•	is entitled to reimbursement for reasonable out-of-pocket business expenses, the use of an automobile, a country club membership and reimbursement for reasonable moving costs associated with his relocation to the market area of 1st Constitution Bank.

Under the 2010 Employment Agreement, Mr. Mangano is also entitled to receive the severance and other termination benefits described under the heading “Termination of Employment and Change in Control Arrangements” in 1st Constitution’s 2012 Proxy Statement on Schedule 14A.

Mr. Mangano will be subject to a restrictive covenant upon termination. Pursuant to the restrictive covenant, Mr. Mangano may not, for one year following the termination or discontinuation of his employment or during the remaining term of the 2010 Employment Agreement, serve as an officer, director or employee of any community bank, savings association or mortgage company with principal offices in Middlesex, Mercer or Somerset County, New Jersey, and which offers products and/or services from offices in Middlesex, Mercer or Somerset County, New Jersey that compete with those offered by 1st Constitution Bank.

Executive Life Insurance Program

1st Constitution entered into a life insurance arrangement with several executives, including the named executive officers, in 2002. Under the terms of the individual life insurance agreements, the covered employees obtain current life insurance protection while employed, and cash value accumulates under the underlying policies. In the event that a covered employee terminates employment with 1st Constitution, then coverage and all rights of the employee under the agreement and the policies cease, unless the employee had both attained age 60 and completed 10 years of service with 1st Constitution (including years of service prior to implementation of the agreements) at the time of termination of employment, in which case coverage will remain in effect until death. In the event of a change of control (as defined in the agreements) prior to termination of employment, coverage will remain in effect until death. Coverage will cease in the event of termination of employment for cause (as defined in the agreements). 1st Constitution pays all premiums with respect to the policies.

1st Constitution owns the policies and all cash values thereunder. Upon the death of the covered employee, if the agreement is still in effect, the death proceeds will be used by 1st Constitution to pay to the insured’s beneficiary an amount equal to three times the covered employee’s base annual salary (not including bonus or other forms of compensation) in effect at the time of his or her death or retirement, minus amounts payable by reason of any other group term insurance coverage provided by 1st Constitution. 1st Constitution is entitled to all other amounts payable under the policies. During 2012, Messrs. Mangano and Reardon were parties to these agreements. At December 31, 2012, the death benefit under Mr. Mangano’s policy was $1,600,000 and the death benefit payable under Mr. Reardon’s policy was $512,500.

Perquisites and Other Personal Benefits

1st Constitution’s named executive officers receive certain personal benefits in connection with their employment with 1st Constitution. To facilitate the business-related travel of the Chief Executive Officer, 1st Constitution provided Mr. Mangano with a late-model automobile, which he continues to use for this purpose. In addition, 1st Constitution pays for the operation and maintenance of this automobile, which is valued at the cost to 1st Constitution. Mr. Reardon receives an automobile reimbursement allowance. Mr. Mangano also was reimbursed for a golf club membership and a social membership at a country club located near 1st Constitution’s main office, which facilities are used by Mr. Mangano for business meetings from time to time.

OUTSTANDING EQUITY AWARDS AT 2012 FISCAL YEAR-END

	Option Awards (1)				Stock Awards (2)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Robert F. Mangano	3,007	—	$13.77	12/15/15	3,150	(2.A)	$26,271
	2,865	—	$13.23	12/21/16	3,184	(2.B)	$26,555
	2,704	—	$10.73	12/20/17	5,789	(2.C)	$48,280
	3,061	766	$8.23	01/02/19	11,760	(2.D)	$98,078
	12,275	18,414	$6.21	09/22/21	4,507	(2.E)	$37,588
					8,269	(2.F)	$68,963
					12,600	(2.G)	$105,084
					17,716	(2.H)	$147,751

Joseph M. Reardon	3,315	—	$8.85	12/19/13	956	(2.I)	$6,739
	3,159	—	$11.50	12/16/14	1,447	(2.J)	$14,503
	3,007	—	$13.76	12/15/15	2,483	(2.K)	$20,692
	2,865	—	$13.24	12/21/16	3,150	(2.L)	$26,271
	1,351	—	$11.81	08/08/17
	2,127	—	$10.22	12/20/17
	2,551	638	$8.22	01/02/19
	2,431	608	$6.78	08/05/19
	2,083	1,389	$6.95	12/13/20
	1,323	1,985	$5.92	12/15/21
	630	2,520	$8.47	12/17/22

(1)	All option awards reflected in these columns either vested or will vest in 20% annual increments, with the first 20% vesting on the date of grant and the remaining options vesting in equal annual installments on the anniversary date of grant over the next four years of the ten year option term.
(2)	All stock awards reflected in these columns, except those granted to Mr. Mangano on or after February 11, 2009 until October 27, 2010, represent restricted stock grants, which either vested or will vest in 25% annual increments, with the first 25% vesting one year from the date of grant and the remaining restricted stock vesting in equal annual installments on the anniversary date of grant over the next three years. Stock awards granted to Mr. Mangano on or after February 11, 2009 until October 27, 2010 vest 50% on the day following the second anniversary of the date of grant and 25% on each of the third and fourth anniversary of the date of grant. Vested shares are subject to certain transferability restrictions. The following table provides the grant date for each restricted stock award reflected above.
(3)

Footnote Reference	Grant Date
2.A	08/05/09
2.B	12/17/09
2.C	07/08/10
2.D	12/13/09
2.E	01/05/11
2.F	12/15/11
2.G	07/30/12
2.H	12/17/12
2.I	11/02/09
2.J	07/08/10
2.K	09/22/11
2.L	07/30/12

Equity Plans

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity Compensation Plans Approved By Security Holders	216,981	$8.84	74,355
Equity Compensation Plans Not Approved By Security Holders	4,913	$11.81	—
Total	221,894	$8.91	74,355

2006 Directors Stock Plan

The 1st Constitution Bancorp 2006 Directors Stock Plan (the “2006 Directors Plan”) was adopted by the Board on March 23, 2006 and was approved by the shareholders on May 18, 2006. The 2006 Directors Plan is administered by the Compensation Committee, which determines the terms of each grant under the plan.

Under the 2006 Directors Plan, 1st Constitution may grant participants stock options or shares of restricted stock relating to an aggregate maximum of 71,701 shares (as adjusted) of 1st Constitution’s common stock. Awards may be granted under the 2006 Directors Plan only to non-employee directors of 1st Constitution or directors of any of 1st Constitution’s subsidiaries or affiliates.

The exercise price of options granted under the 2006 Directors Plan must equal at least the fair market value of 1st Constitution common stock at the time of grant. The number of shares of 1st Constitution common stock covered by the 2006 Directors Plan, and the amount and grant price for each award, shall be proportionally adjusted for any increase or decrease in the number of issued shares of 1st Constitution common stock resulting from the subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares effected without receipt of consideration by 1st Constitution.

Except as otherwise determined by the Board, upon termination of service as a director during the applicable restriction period, restricted stock that is at that time subject to restrictions will be forfeited and reacquired by 1st Constitution, except that the Board may, in its sole determination, waive the restrictions or forfeiture conditions relating to restricted stock.

As of April 2, 2013, there were no options to purchase shares of 1st Constitution common stock nor grants of restricted shares of 1st Constitution common stock (as adjusted for all stock dividends) outstanding under the 2006 Directors Plan.

2005 Equity Incentive Plan

The 1st Constitution Bancorp 2005 Equity Incentive Plan (the “2005 Plan”) was adopted by the Board of 1st Constitution on February 17, 2005 and was approved by the shareholders on May 19, 2005.

The 2005 Plan is administered by the Compensation Committee, which determines the terms of each grant under the plan. Under the 2005 Plan, 1st Constitution may grant participants stock options, restricted stock, or other awards determined by the Compensation Committee relating to an aggregate maximum of 451,719 shares of 1st Constitution’s common stock, as adjusted through the date hereof, subject to future adjustment. Participants are limited in any year to awards under the Plan relating to no more than 23,373 shares per type of award (that is, options, restricted stock, and other awards), plus the amount of the participant’s unused annual limit relating to the same type of award as of the close of the previous year, subject to future adjustment.

Awards may be granted under the 2005 Plan to employees of 1st Constitution or any subsidiary or affiliate, including any executive officer or employee director of 1st Constitution, a consultant or other person who provides substantial services to 1st Constitution or a subsidiary or affiliate, and any person who has been offered employment by 1st Constitution or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an award until such person has commenced employment with 1st Constitution or a subsidiary or affiliate. Non-employee directors are not eligible to participate in the 2005 Plan.

The exercise price of options granted under the 2005 Plan must equal the fair market value of 1st Constitution common stock at the time of grant, and the term of any option cannot exceed 10 years after the date of the grant. The number of shares of Company common stock covered by the 2005 Plan, and the amount and grant price for each award, shall be proportionally adjusted for any increase or decrease in the number of issued shares of 1st Constitution common stock resulting from the subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares effected without receipt of consideration by 1st Constitution.

As of April 2, 2013, there were 169,454 options to purchase shares of 1st Constitution common stock and grants of 140,575 restricted shares of 1st Constitution common stock (as adjusted for all stock dividends) outstanding under the 2005 Plan.

2000 Employee Stock Option and Restricted Stock Plan

The 2000 Employee Stock Option and Restricted Stock Plan (the “2000 Plan”) was adopted by the Board of 1st Constitution and approved by the shareholders of 1st Constitution in April 2000. Under the 2000 Plan, 1st Constitution was authorized to issue stock options for up to 626,440 shares of its common stock, as adjusted through the date hereof, subject to future adjustment to eligible employees, independent contractors, agents and consultants of 1st Constitution and its subsidiaries, but excluding non-employee directors of 1st Constitution, to aid in attracting and retaining employees, independent contractors, agents and consultants, and to closely align their interests with those of shareholders. 1st Constitution was authorized to also issue shares of 1st Constitution restricted common stock under the 2000 Plan as a bonus to any employee for such consideration as determined by the committee in accordance with applicable laws.

The 2000 Plan was administered by the Compensation Committee, which determined the terms of each grant under the 2000 Plan. Under the 2000 Plan, the option price must equal the fair market value of 1st Constitution common stock at the time of grant, and the term of any option cannot exceed 10 years after the date of the grant. The number of shares of 1st Constitution common stock covered by the 2000 Plan, and the amount and option price for each outstanding option, was subject to proportionate adjustment for any increase or decrease in the number of issued shares of 1st Constitution common stock resulting from the subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares effected without receipt of consideration by 1st Constitution.

As of April 2, 2013, there were 47,527 options to purchase shares of 1st Constitution common stock (as adjusted for all stock dividends) outstanding under the 2000 Plan and grants of no restricted shares of 1st Constitution common stock, subject to vesting based on continued service, outstanding under the 2000 Plan. No grants were made under the 2000 Plan during 2012.

Directors Plan

The Board of 1st Constitution adopted a Directors Stock Option and Restricted Stock Plan for non-employee directors (the “Directors Plan”) on March 23, 2006 and the Directors Plan was approved by the shareholders in May 2006. The Directors Plan provides for options to purchase a total of not more than 155,130 shares of Company common stock by non-employee directors of 1st Constitution and its subsidiaries, including 1st Constitution Bank. As of April 2, 2013, there were 4,913 options to purchase shares of 1st Constitution common stock (as adjusted for all stock dividends) outstanding under the Directors Plan.

The Directors Plan is administered by the Compensation Committee, which determines the terms of each grant under such Directors Plan. Under the Directors Plan, the option price must equal the fair market value of 1st Constitution common stock at the time of grant, and the term of any option cannot exceed 10 years from the date of the grant. The number of shares of 1st Constitution common stock covered by the Directors Plan, and the amount and option price for each outstanding option is subject to proportionate adjustment for any increase or decrease in the number of issued shares of 1st Constitution common stock resulting from the subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares effected without receipt of consideration by 1st Constitution.

Termination Of Employment And Change In Control Arrangements

Supplemental Executive Retirement Plans

1st Constitution maintains two Supplemental Executive Retirement Plans. The 1st Constitution Bancorp Supplemental Executive Retirement Plan was established on October 1, 2002 (“Old SERP”), and the 1st Constitution Bancorp 2005 Supplemental Executive Retirement Plan was established as of January 1, 2005 (the “New SERP” and, collectively with the Old SERP, the “SERPS”). The SERPS provide nonqualified pension benefits to certain executives who have been appointed by the Compensation Committee.

Under the SERPS, a participant vests in his benefits at a rate of 10% for each full year of service with 1st Constitution. Upon completing 10 years of service, a participant is 100% vested in his benefits under the SERPS. Notwithstanding the foregoing, a participant will become 100% vested in his benefits upon his normal retirement date, death or disability while he is employed with 1st Constitution, or upon a change in control. If a participant is terminated for cause, all of his benefits under the SERPS will be forfeited. The Board, in its sole discretion, has the ability to accelerate the vesting of the pension benefit payable to any participant of the New SERP.

On December 21, 2006, the Board approved an amendment that had the effect of freezing the Old SERP effective as of December 31, 2004. 1st Constitution concurrently adopted the New SERP, effective as of January 1, 2005, which is administered by our Compensation Committee. All unvested benefit liabilities were transferred to the New SERP. Executives employed by 1st Constitution and/or 1st Constitution Bank who are designated by the Compensation Committee as participants are eligible to participate in the New SERP. At the time that the Old SERP was frozen, Mr. Mangano and Mr. Reardon were participants. Mr. Mangano and Mr. Reardon are both fully vested in their respective benefits under the SERPS. In connection with the SERPS, for 2012 and 2011, respectively, 1st Constitution incurred expenses of $353,705 and $398,077 for Mr. Mangano and $82,930 and $64,965 for Mr. Reardon, which amounts are not reflected in the Summary Compensation Table above. Future participants could be added to the New SERP by future action of the Compensation Committee.

1st Constitution’s primary rationale for freezing the Old SERP and adopting the New SERP was to make our supplemental executive retirement plan fully compliant with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Failure to comply with Section 409A would have resulted in adverse tax consequences for the plan’s participants.

The New SERP also increased the annual nonqualified pension benefit that certain current participants will be entitled to receive following termination of employment. The New SERP benefit is generally equal to the participant’s final base compensation, multiplied by a multiplier percentage selected for such participant by the Compensation Committee. Benefits under the New SERP are offset by benefits accrued under the Old SERP.

A participant’s benefits under the SERPS as of his normal retirement date (65th birthday) is equal to the percentage multiplier established by the Compensation Committee for each participant times the participant’s final base compensation. The percentage multiplier used to calculate benefits under the old SERP is 50% and 25% for Mr. Mangano and Mr. Reardon, respectively. The percentage multiplier used to calculate benefits under the New SERP is 55% and 30% for Mr. Mangano and Mr. Reardon, respectively. Final base compensation means a participant’s highest annual rate of base compensation in effect for the twelve month period prior to his termination from employment. Bonuses, overtime pay, commissions, other extraordinary payments, reimbursements or other expense allowances, equity compensation, fringe benefits (cash and non-cash), moving expenses, deferred compensation, and welfare benefits are excluded, and amounts contributed to 1st Constitution’s 401(k) plan and cafeteria plan are included in the determination of final base compensation. Notwithstanding the foregoing, if a participant dies while employed by 1st Constitution before age 65 and before a change in control, final base compensation will be determined as of the date of death, as adjusted by 4% annual increases until age 65.

Mr. Mangano reached normal retirement age in 2010 but has not notified 1st Constitution with respect to any intention to retire.

Mr. Reardon, who is age 61, has not reached his normal retirement date. If a participant terminates employment with 1st Constitution before his normal retirement date (for reasons other than death, death disability or a change in control), his normal retirement benefits under the SERPS will be reduced by 5% for each full and partial year that his termination date precedes his normal retirement date. Upon a change in control, the participant’s benefit under the SERPS will be reduced by 5% for each year (or a portion thereof) by which the payment commencement date precedes his 65th birthday.

Generally, a participant elects a form of payment at the time they become eligible to participate in the SERPS. In the event that a participant commences payment of his benefit under the SERPS at or following age 65 (or following a change of control), the participant will be entitled to a lifetime annuity with a 15-year minimum guaranteed payout period, or a lump sum that is the actuarial equivalent thereof. For payments commencing prior to age 65 (assuming no change of control), the participant will be entitled to a 15-year guarantee payout (but without a life annuity), or a lump sum that is the actuarial equivalent thereof.

If a participant terminates employment as a result of becoming disabled, he will be entitled to an unreduced benefit commencing on his normal retirement date. The benefit under the SERPS will be paid as a lifetime annuity with a 15-year minimum guaranteed payout period or a lump sum payment that is the actuarial equivalent thereof.

If a participant dies before payment of his benefits under the SERPS commence and while employed with 1st Constitution or after separating from service with 1st Constitution as a result of disability, his beneficiary will receive a lump sum payment equal to the actuarial equivalent of the benefits payable at the later of the participant’s normal retirement date or death. If a participant dies after payment of his benefits under the SERPS have commenced, his beneficiary will receive a lump sum payment equal to the actuarial equivalent of the remaining benefits.

Lump sum payments are equal to the amount of the monthly annuity multiplied by a factor derived from the actuarial equivalent factors (mortality table and interest rate). These factors are determined by the Compensation Committee and are based upon market conditions. Currently, the mortality table being used is the RP-2000 Annuity Mortality Table and the interest rate is 6%.

Payments from the New SERP may be delayed upon a participant’s termination of employment, in accordance with Section 409A of the Internal Revenue Code.

Change in Control Payments and Benefits

As discussed in more detail in the narrative following the Summary Compensation Table of this proxy statement, 1st Constitution has entered into the employment agreements with Mr. Mangano which contain change in control provisions. Additionally, we have a written change of control agreement with Mr. Reardon. Under these agreements, these executives are entitled to certain payments and benefits upon the occurrence of certain triggering events that result in the executive’s termination.

Mr. Mangano’s 2010 Employment Agreement provides for a lump-sum payment and other benefits to Mr. Mangano if he is terminated within 12 months after a change in control for reasons other than for cause, death or disability or if Mr. Mangano terminates his employment for any reason. Mr. Mangano’s 2010 Employment Agreement also provides for the payment of a lump-sum payment and other benefits to Mr. Mangano if he is terminated other than for cause or quits for “good reason.”

Mr. Reardon’s change of control agreement provides for the continued payment of his base salary for a period of 18 months if he is terminated within 18 months after a change in control for reasons other than for cause, death, disability or retirement or if Mr. Reardon terminates his employment for good reason. In addition, the vesting schedule of Mr. Reardon’s benefits under the SERPS will accelerate to provide immediate and full vesting upon a change in control.

Also, under the terms of the 2005 Plan, occurrence of a change in control (as defined in the 2005 Plan) results in immediate acceleration of vesting and exercisability of unvested stock options, and accelerated vesting of restricted stock awards, even if termination of employment has not occurred. This “single trigger” acceleration assures the named executive officers that we cannot claim that the option or restricted stock award expired on termination of employment.

The named executive officers are not generally entitled to receive any incremental payments or benefits if the officer voluntarily initiates the termination of employment with 1st Constitution.

1st Constitution has these agreements with the named executive officers because it wants to retain their services in case a change in control becomes a possibility. Often when this happens, executives become distracted by personal concerns about how they will be affected by the change. The agreements provide financial security in the face of a possible major event requiring the named executive officers’ concentrated efforts.

With this in mind, 1st Constitution has structured the occurrence of a change in control in Mr. Mangano’s 2010 Employment Agreement, Mr. Reardon’s change of control agreement and Mr. Reardon’s New SERP using a very broad definition of that term. The events defined in the agreement as changes of control are as follows:

•	Outsider stock accumulation. Under Mr. Mangano’s 2010 Employment Agreement, a change in control is generally deemed to occur if a person or business entity acquires more than 35% of the common stock. Under Mr. Reardon’s New SERP, a change in control is generally deemed to occur if a person or business entity acquires 50% or more of the common stock.

•	Outsider tender/exchange offer. Under Mr. Mangano’s 2010 Employment Agreement, a change in control is generally deemed to occur upon the first purchase of the common stock made under a tender offer or exchange offer by a person or entity that is not our “affiliate.” This does not apply to Mr. Reardon’s change of control agreement or his New SERP.

•

Business combination transaction. Under Mr. Mangano’s 2010 Employment Agreement, a change in control is generally deemed to occur if our shareholders approve a merger or consolidation with another company, other than a merger or consolidation where 1st Constitution is the surviving entity, and the merger or consolidation does not result in the reclassification or reorganization of shares or change the composition of the Board, other than the addition of not more than three additional directors. Under Mr. Reardon’s change of control agreement, a change in control is generally deemed to occur if we complete a merger or consolidation, or a binding share exchange involving 1st Constitution’s securities, other than any transaction where 1st Constitution securities would represent at least 66 2/3% of the voting securities of the surviving entity. Under Mr. Reardon’s New SERP, a change in control is generally deemed to occur if we complete a merger or consolidation, or a binding share exchange involving 1st Constitution securities, other than any transaction where 1st Constitution securities would represent at least 50% of the voting securities of the surviving entity.

•	Asset sale. A change in control is generally deemed to occur if shareholders approve a sale or disposition of all or substantially all of the assets, or those of the banking subsidiary.

•	Dissolution/Liquidation. A change in control is generally deemed to occur if 1st Constitution adopts a plan of dissolution or liquidation.

•	Board turnover. A change in control is generally deemed to occur if 1st Constitution experiences a substantial and rapid turnover in the membership of the Board. This means that changes in Board membership occurring within any period of 2 consecutive years result in, under Mr. Mangano’s 2010 Employment Agreement, two-thirds (2/3) of Board members not being “continuing directors,” and under Mr. Reardon’s change of control agreement and his New SERP, a majority of Board members not being continuing directors. A “continuing director” is a Board member who was serving as such at the beginning of the 2-year period, or one who was nominated or elected by the vote of at least 2/3 of the “continuing directors” who were serving at the time of his/her nomination or election.

•	Controlling influence. A change in control is generally deemed to occur if under Mr. Mangano’s 2010 Employment Agreement, any person or group within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act exercises a controlling influence over the management or policies of 1st Constitution. This does not apply to Mr. Reardon’s change of control agreement or his New SERP.

•	Control of election. A change in control is generally deemed to occur under Mr. Mangano’s 2010 Employment Agreement if any person acquires either directly or indirectly control over the election of a majority of 1st Constitution’s directors. This does not apply to Mr. Reardon’s change of control agreement or his New SERP.

“Cause” for termination of a named executive officer’s employment means a conviction of a felony or a lesser criminal offense involving moral turpitude, the willful commission of an act that, in the Board’s judgment causes or will likely cause substantial economic damage to 1st Constitution or injury to the business reputation of 1st Constitution, the commission of an act of fraud in the performance of the named executive officer’s duties, a failure by the named executive officer to perform employment duties, or an order of a federal or state regulatory agency or court of competent jurisdiction requiring the termination of the employment of the named executive officer.

Under Mr. Mangano’s 2010 Employment Agreement, “good reason” includes any of the following actions by 1st Constitution:

•	1st Constitution materially reduces Mr. Mangano’s responsibilities or authority (including reporting responsibilities);

•	1st Constitution materially reduces Mr. Mangano’s base salary or benefits; or

•	1st Constitution materially breaches Mr. Mangano’s 2010 Employment Agreement and that breach is not cured within 30 days after he notifies 1st Constitution of the breach.

•	1st Constitution requires Mr. Mangano to change the location at which he must perform his services to 1st Constitution; or

•	1st Constitution assigns Mr. Mangano duties and responsibilities that constitute a material diminution as compared to those previously assigned to him.

For Mr. Reardon, “good reason” means any of the following actions by 1st Constitution:

•	1st Constitution significantly reduces Mr. Reardon’s authority or responsibility;

•	1st Constitution assigns Mr. Reardon duties that are materially different or require a significant increase in travel;

•	1st Constitution reduces Mr. Reardon’s base salary or fails to grant reasonable increases in base salary;

•	1st Constitution relocates its principal offices to a location outside the State of New Jersey; or

•	A successor to 1st Constitution fails to assume the agreement.

Under Mr. Mangano’s 2010 Employment Agreement, if Mr. Mangano is terminated without cause, or quits for any reason, within 12 months after a change in control, Mr. Mangano becomes entitled to a benefit of a lump sum amount equal to three times the aggregate of his then base salary plus a projected annual cash bonus, to be paid in one lump sum within 10 days after termination, except that such payment may be delayed until the first day of the seventh month after termination, as may be required by Section 409A of the Internal Revenue Code.

Under Mr. Mangano’s 2010 Employment Agreement, if Mr. Mangano is terminated without cause, or quits for good reason, other than in the 12-month period following a change in control, Mr. Mangano becomes entitled to a benefit equal to double the aggregate of his base salary plus any appropriate cash bonus on an annual basis at the rate then in effect. Under Mr. Mangano’s 2010 Employment Agreement, this amount is payable in one lump sum within 10 days after the termination, except that such payment may be delayed until the first day of the seventh month after termination, as may be required by Section 409A of the Internal Revenue Code.

In the event that any severance payments would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by Mr. Mangano as a result of such excise tax, Mr. Mangano will be entitled to receive a gross-up to offset any such amounts. This is an additional payment by 1st Constitution to the named executive officer to offset the excise tax the named executive officer has to pay, as well as any tax on the “gross-up” payment itself.

Under Mr. Reardon’s change of control agreement, if he is terminated without cause, or quits for good reason, within 18 months after a change in control, Mr. Reardon becomes entitled to a benefit amount of 18 monthly payments equal to one-twelfth of his highest base salary that he received in the 12 months prior to such termination. If payments under Mr. Reardon’s change of control agreement would not be deductible in whole or in part under Section 280G or 162(m) of the Internal Revenue Code, or any combination thereof, such payments will be reduced until the payments are either fully deductible or are reduced to zero.

Mr. Reardon’s benefits under the SERPS will immediately and fully vest, to the extent they have not already vested, upon a change in control. Under the terms of the SERPS, Mr. Reardon earns the right to an annual nonqualified pension benefit to be paid following termination of employment, subject to a vesting schedule. Mr. Reardon’s SERPS benefit is generally equal to his final base compensation, multiplied by a multiplier of 30%. Final base compensation is generally equal to Mr. Reardon’s highest annual rate of base compensation in effect during the twelve month period prior to termination of employment. In the event that Mr. Reardon, who is currently age 60, terminates employment prior to age 65 (for reasons other than disability, death or change in control, then the SERPS benefit is reduced by 5% for each full or partial year by which the Mr. Reardon’s termination date precedes his attainment of age 65.

Transactions with Related Persons

1st Constitution, through its subsidiary, 1st Constitution Bank, has made loans to its directors and executive officers and their associates and, assuming continued compliance with generally applicable credit standards, it expects to continue to make such loans. All of these loans (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than the normal risk of collectability or present other unfavorable features. As of December 31, 2012 and 2011, 1st Constitution Bank had total loans and loan commitments outstanding to directors and executive officers and their affiliates of $3,256,734 and $3,077,361, respectively, or approximately 5.0% and 5.6% of total shareholder’s equity, respectively, at such dates. As of December 31, 2012 and 2011, no director or executive officer of the 1st Constitution or their affiliates was in default under any loan transaction with 1st Constitution or 1st Constitution Bank.

1st Constitution’s Board has determined that other than the transactions described in the preceding paragraph, no transactions occurred since the beginning of 2011 involving any director, director nominee or executive officer of 1st Constitution, any known 5% shareholder of 1st Constitution or any immediate family member of any of the foregoing persons (together “related persons”) that would require disclosure as a “related person transaction”.

STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS of 1st CONSTITUTION

The following table sets forth information concerning the beneficial ownership of 1st Constitution common stock as of September 30, 2013, by each director/nominee, by the named executive officers, by all directors and executive officers as a group, and by any individual or group owning 5% or more of 1st Constitution common stock, if any. Except as noted below, 1st Constitution knows of no person or group that beneficially owns 5% or more of 1st Constitution common stock. Unless otherwise specified, all persons listed below have sole voting and investment power with respect to their shares of 1st Constitution common stock.

Name of Beneficial Owner (1)	Amount and nature of beneficial ownership (2)		Percent of Class
Banc Fund VI L.P., Banc Fund VII L.P., and Banc Fund VIII L.P.	397,537	(3)	6.6%
Robert F. Mangano	404,596	(4)	6.7%
Frank E. Walsh, III	263,780	(5)	4.4%
William M. Rue	220,296	(6)	3.7%
Joseph M. Reardon	65,962	(7)	1.1%
Charles S. Crow, III	76,038	(8)	1.3%
David C. Reed	13,188	(9)	*
John P. Costas	324,328	(10)	5.4%
All Directors and Executives Officers of 1st Constitution as a Group (7 Persons)	1,416,942	(11)	22.7%

*	Less than 1%
(1)	All correspondence to beneficial owners listed in this table except for Banc Fund VI L.P., Banc Fund VII L.P., and Banc Fund VIII L.P. is sent care of 1st Constitution to its principal executive office at P.O. Box 634, 2650 Route 130 North, Cranbury, New Jersey 08512.
(2)	The securities “beneficially owned” by an individual are determined in accordance with the definition of “beneficial interest” set forth in SEC regulations and, accordingly, may include securities owned by or for, among others, the wife and/or minor children of the individual and any other relative who has the same home as the individual, as well as other securities as to which the individual has or shares voting or investment power. Beneficial ownership may be disclaimed as to some of the shares. A person is also deemed to beneficially own shares of 1st Constitution common stock which such person does not own but has a right to acquire presently or within sixty days after September 30, 2013. As of September 30, 2013, there were 5,988,867 shares of 1st Constitution common stock outstanding.
(3)	Based on information provided in a Schedule 13G filed jointly on February 11, 2013. Banc Fund VI L.P. beneficially owns 130,974 shares, Banc Fund VII L.P. beneficially owns 109,223 shares, and Banc Fund VIII L.P. beneficially owns 157,340 shares. The shares in question may be deemed beneficially owned by The Banc Funds Company, L.L.C., which is the general partner of MidBanc VI L.P., MidBanc VII L.P., and MidBanc VIII L.P. MidBanc VI L.P. is the general partner of Banc Fund VI L.P., MidBanc VII L.P. is the general partner of Banc Fund VII L.P., and MidBanc VIII L.P. is the general partner of Banc Fund VIII L.P. Charles J. Moore is the president and controlling shareholder of The Banc Funds Company, L.L.C. and manager of Banc Fund VI L.P., Banc Fund VII L.P., and Banc Fund VIII L.P. The address of each of Banc Fund VI L.P., Banc Fund VII L.P., Banc Fund VIII L.P., MidBanc VI L.P., MidBanc VII L.P., MidBanc VIII L.P., The Banc Funds Company, L.L.C., and Mr. Moore is c/o The Bank Funds Company, L.L.C., 20 North Wacker Drive, Chicago, IL 60606.
(4)	Includes 313,709 shares owned directly by Mr. Mangano, options to purchase 23,912 shares of 1st Constitution common stock that are currently exercisable, and 66,975 unvested shares of restricted stock issued to Mr. Mangano under the 1st Constitution’s 2005 Equity Incentive Plan, which may be voted immediately upon grant.
(5)	Includes 23,461 shares owned directly by Mr. Walsh and 240,319 shares of 1st Constitution common stock owned by Mulligan Holdings, L.P., over which Mr. Walsh may be deemed to have beneficial ownership.

(6)	Includes 177,966 shares owned directly by Mr. Rue, 38,654 shares held by Mr. Rue’s wife and 3,676 shares held by Charles E. Rue & Sons, Inc.
(7)	Mr. Reardon owns 32,942 shares directly. The amount in the table also includes options to purchase 24,842 shares of 1st Constitution common stock, all of which are currently exercisable and 8,178 shares of restricted stock issued to Mr. Reardon under 1st Constitution’s 2005 Equity Incentive Plan, which may be voted immediately upon grant.
(8)	Includes 35,151 shares owned directly by Mr. Crow, 32,821 shares of 1st Constitution common stock held by Crow & Associates Profit Sharing Plan, 4,984 shares of 1st Constitution common stock held by Crow Family Associates, LLC, 1,582 shares of 1st Constitution common stock held in accounts for Mr. Crow’s grandchildren, and 1,500 shares of 1st Constitution common stock held in Mr. Crow’s wife’s IRA account.
(9)	Includes 3,174 shares owned directly by Mr. Reed and 10,014 shares owned jointly with Mr. Reed’s wife.
(10)	All such shares are owned directly by Mr. Costas.
(11)	Includes options to purchase 52,514 shares of 1st Constitution common stock, all of which are currently exercisable, and 75,153 shares of restricted stock which may be voted immediately upon grant.

DESCRIPTION OF 1ST CONSTITUTION CAPITAL STOCK

The authorized capital stock of the 1st Constitution presently consists of 30,000,000 shares of common stock and 5,000,000 shares of preferred stock, 40,000 of which have been designated Series A Junior Participating Preferred Stock and 12,000 of which have been designated Fixed Rate Cumulative Perpetual Preferred Stock, Series B. As of September 30, 2013, 5,988,867 shares of 1st Constitution’s common stock and no shares of preferred stock were outstanding.

The following is merely a summary of the terms of the 1st Constitution’s capital stock. The full terms of the 1st Constitution’s capital stock are set forth in 1st Constitution’s Certificate of Incorporation. A conformed copy of 1st Constitution’s Certificate of Incorporation is attached as Exhibit 3(i)(A) to 1st Constitution’s Form 10-K filed with the SEC on March 27, 2009.

General

1st Constitution is a New Jersey general business corporation governed by the New Jersey Business Corporation Act and a registered bank holding company under the Bank Holding Company Act of 1956, as amended.

COMMON STOCK

The following description contains certain general terms of the 1st Constitution’s common stock.

Dividend Rights

The holders of 1st Constitution’s common stock are entitled to dividends when, as, and if declared by the 1st Constitution Board out of funds legally available for the payment of dividends. Generally, New Jersey law prohibits corporations from paying dividends, if after giving effect to the distribution, the corporation would be unable to pay its debts as they become due in the usual course of its business or the corporation’s total assets would be less than its total liabilities.

The primary source of dividends paid to the 1st Constitution’s shareholders is dividends paid to 1st Constitution by 1st Constitution Bank. Thus, as a practical matter, any restrictions on the ability of 1st Constitution Bank to pay dividends will act as restrictions on the amount of funds available for payment of dividends by 1st Constitution. Dividend payments by 1st Constitution Bank to 1st Constitution are subject to the New Jersey Banking Act of 1948 and the Federal Deposit Insurance Act, under which 1st Constitution Bank may not pay any dividends, if after paying the dividend, it would be undercapitalized under applicable capital requirements. In addition to these explicit limitations, the federal regulatory agencies are authorized to prohibit a banking subsidiary or bank holding company from engaging in an unsafe or unsound banking practice. Depending upon the circumstances, the agencies could take the position that paying a dividend would constitute an unsafe or unsound banking practice.

The dividend rights of holders of 1st Constitution’s common stock are qualified and subject to the dividend rights of holders of 1st Constitution’s preferred stock described below.

Voting Rights

Each holder of 1st Constitution’s common stock is entitled to one vote for each share held on all matters voted upon by the shareholders, including the election of directors. There is no cumulative voting in the election of directors.

Preemptive Rights

Holders of shares of 1st Constitution’s common stock are not entitled to preemptive rights with respect to any shares of the common stock that may be issued.

Liquidation Rights

In the event of liquidation, dissolution or winding up of 1st Constitution, or upon any distribution of its capital assets, after the payment of debts and liabilities and subject to the prior rights of the holders of preferred stock, holders of 1st Constitution’s common stock are entitled to receive, on a pro rata per share basis, all remaining assets of 1st Constitution.

Assessment and Redemption

All outstanding shares of 1st Constitution’s common stock are fully paid and non-assessable. 1st Constitution’s common stock is not redeemable at the option of the issuer or the holders thereof.

Transfer Agent

Registrar and Transfer Company is presently the transfer agent for 1st Constitution’s common stock.

Listing

1st Constitution’s common stock is listed on the NASDAQ Global Market under the symbol “FCCY”.

Anti-Takeover Provisions

Certificate of Incorporation

Provisions of 1st Constitution’s Certificate of Incorporation may have anti-takeover effects. These provisions may discourage attempts by others to acquire control of 1st Constitution without negotiation with our Board. The effect of these provisions is discussed briefly below.

1.	Authorized Stock

The shares of 1st Constitution’s common stock authorized by its Certificate of Incorporation but not issued provide 1st Constitution’s Board with the flexibility to effect financings, acquisitions, stock dividends, stock splits and stock-based grants without the need for a shareholder vote. 1st Constitution’s Board, consistent with its fiduciary duties, could also authorize the issuance of shares of preferred stock, and could establish voting conversion, liquidation and other rights for 1st Constitution’s preferred stock being issued, in an effort to deter attempts to gain control of 1st Constitution. For a further discussion, see “Anti-Takeover Provisions – Blank Check Preferred Stock” below.

2.	Classification of Board

1st Constitution’s Certificate of Incorporation currently provides that its Board is divided into three classes of as nearly equal size as possible, with one class elected annually to serve for a term of three years. This classification of 1st Constitution’s Board has the effect of making it more difficult for shareholders to change the composition of the Board, whether or not a change in the Board would be beneficial to 1st Constitution. It may discourage a takeover of 1st Constitution because a shareholder with a majority interest in 1st Constitution would have to wait for at least two consecutive annual meetings of shareholders to elect a majority of the members of 1st Constitution’s Board.

Rights Agreement

On March 18, 2004, 1st Constitution’s Board declared a dividend distribution of one right for each outstanding share of its common stock, no par value per share. The distribution was paid to the shareholders of record at the close of business on March 29, 2004. Each right entitles the registered holder to purchase from 1st Constitution one one-hundredth of a share of a series of 1st Constitution’s preferred stock designated as Series A Junior Participating Preferred Stock, or Series A preferred stock, at a price of $142.00 per one one-hundredth of a share, subject to adjustment.

Initially, the rights are attached to all common stock certificates representing shares then outstanding, and no separate rights certificates are distributed. Subject to certain exceptions specified in the Rights Agreement, the rights will separate from the common stock and a “distribution date” will occur upon the earlier of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons, or an “acquiring person,” has acquired beneficial ownership of 12% or more of the outstanding shares of common stock, or the “stock acquisition date,” other than as a result of repurchases of stock by 1st Constitution or certain inadvertent actions which are promptly remedied, or (ii) 10 business days (or such later date as the Board shall determine prior to any person becoming an acquiring person) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an acquiring person. Until the distribution date, (A) the rights will be evidenced by the common stock certificates and will be transferred with and only with such common stock certificates, (B) new common stock certificates issued after the record date will contain a notation incorporating the Rights Agreement by reference and (C) the surrender for transfer of any certificates for common stock outstanding will also constitute the transfer of the rights associated with the common stock represented by such certificate. Pursuant to the Rights Agreement, 1st Constitution reserves the right to require prior to the occurrence of a triggering event (as defined below) that, upon any exercise of rights, a number of rights be exercised so that only whole shares of Series A preferred stock will be issued.

The rights are not exercisable until the distribution date and will expire at 5:00 P.M. (New York City time) on March 29, 2014, or the “expiration date,” unless such date is extended or the rights are earlier redeemed or exchanged by 1st Constitution as described below.

As soon as practicable after the distribution date, rights certificates will be mailed to holders of record of the common stock as of the close of business on the distribution date and, thereafter, the separate rights certificates alone will represent the rights. Except as otherwise determined by the Board, only shares of common stock issued prior to the distribution date will be issued with rights.

In the event that a person becomes an acquiring person, each holder of a right will thereafter have the right to receive, upon exercise, common stock (or, in certain circumstances, cash, property or other securities of 1st Constitution) having a value equal to two times the exercise price of the right. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any acquiring person will be null and void. However, rights are not exercisable following the occurrence of the event set forth above until such time as the rights are no longer redeemable by 1st Constitution as set forth below.

For example, at an exercise price of $142.00 per right, each right now owned by an acquiring person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $284.00 worth of common stock (or other consideration, as noted above) for $142.00. Assuming that the common stock had a per share value of $20 at such time, the holder of each valid right would be entitled to purchase 14.2 shares of common stock for $142.00, or if 1st Constitution elects, in its sole determination, to pay cash in lieu of fractional shares of common stock, such holder would be entitled to purchase 14 shares of common stock for $142.00 and to receive back from 1st Constitution $4.00 as payment for the 2/10ths of a share of common stock otherwise issuable by 1st Constitution upon the exercise of such valid right.

In the event that, on or at any time after a stock acquisition date, 1st Constitution (i) engages in a merger or other business combination transaction in which 1st Constitution is not the surviving corporation, (ii) 1st Constitution engages in a merger or other business combination transaction in which 1st Constitution is the surviving corporation and any shares of its common stock are changed into or exchanged for other securities or assets or (iii) 50% or more of the assets, cash flow or earning power of 1st Constitution and its subsidiaries (taken as a whole) are sold or transferred, each holder of a right (except as noted below) shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value (determined as provided in the Rights Agreement) of two times the exercise price of the right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the “triggering events.”

At any time until the time at which any person becomes an acquiring person, 1st Constitution may redeem the rights in whole, but not in part, at a price of $0.01 per right, payable in cash, common stock or other consideration deemed appropriate by the Board. Immediately upon the action of the Board of 1st Constitution electing to redeem the rights, the rights will terminate and the only right of the holders of rights will be to receive the $0.01 redemption price.

At any time after a person becomes an acquiring person and prior to the acquisition by such person or group of fifty percent (50%) or more of the outstanding common stock, the Board may exchange the rights (other than rights owned by such person or group which have become void), in whole or in part, for common stock at an exchange ratio of one share of common stock, or one one-hundredth of a share of Series A preferred stock (or of a share of a class or series of 1st Constitution’s preferred stock having equivalent rights, preferences and privileges), per right (subject to adjustment).

Until a right is exercised, the holder thereof, as such, will have no rights as a shareholder of 1st Constitution, including, without limitation, the right to vote or to receive dividends. While the distribution of the rights will not be taxable to shareholders or to 1st Constitution, shareholders may, depending upon the circumstances, recognize taxable income in the event that the rights become exercisable for common stock (or other consideration) of 1st Constitution or for common stock of the acquiring company or in the event of the redemption of the rights as set forth above.

Any of the provisions of the Rights Agreement may be amended by the Board of 1st Constitution prior to the distribution date. After the distribution date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of rights, or to shorten or lengthen any time period under the Rights Agreement. The foregoing notwithstanding, no amendment may be made at such time as the rights are not redeemable, except for amendments which cure ambiguity or correct or supplement any provision of the Rights Agreement which does not adversely affect the holders of the rights.

Each share of common stock of 1st Constitution outstanding at the close of business on March 29, 2004 received one right. So long as the rights are attached to the common stock, one additional right (as such number may be adjusted pursuant to the provisions of the Rights Agreement) is deemed to be delivered for each share of common stock issued or transferred by 1st Constitution after such date. In addition, following the distribution date and prior to the expiration or redemption of the rights, 1st Constitution may issue rights when it issues common stock only if the Board deems it to be necessary or appropriate, or in connection with the issuance of shares of common stock pursuant to the exercise of stock options or under employee plans or upon the exercise, conversion or exchange of certain securities of 1st Constitution. Forty thousand (40,000) shares of Series A preferred stock are currently reserved for issuance upon exercise of the rights.

The rights may have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire 1st Constitution in a manner which causes the rights to become discount rights unless the offer is conditional on a substantial number of rights being acquired. The rights, however, should not affect any prospective offeror willing to make an offer at a price that is fair and not inadequate and otherwise in the best interest of 1st Constitution and its shareholders. The rights should not interfere with any merger or other business combination approved by the Board since the Board may, at its option, at any time until the time a person becomes an acquiring person redeem all but not less than all the then outstanding rights at the redemption price.

The Rights Agreement, dated as of March 18, 2004, between 1st Constitution and Registrar and Transfer Company, as Rights Agent, is attached as Exhibit 4.5 of 1st Constitution’s Form 8-A filed with the SEC on March 18, 2004.

FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES B

1st Constitution previously authorized twelve thousand shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, in connection with its participation in the United States Department of the Treasury’s Troubled Asset Relief Program Capital Purchase Program under the Emergency Economic Stabilization Act of 2008. The twelve thousand shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, were issued to the United States Department of the Treasury on December 23, 2008 and subsequently repurchased by 1st Constitution on October 27, 2010. Accordingly, there are no shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, presently outstanding and 1st Constitution will not re-issue any shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, in the future.

BLANK CHECK PREFERRED STOCK

The remaining 4,960,000 undesignated shares of preferred stock are typically referred to as “blank check” preferred stock. This term refers to stock for which the rights and restrictions are determined by the board of directors of a corporation. 1st Constitution’s Certificate of Incorporation authorizes 1st Constitution’s Board to issue new shares of 1st Constitution’s preferred stock without further shareholder action.

1st Constitution’s Certificate of Incorporation gives the Board authority at any time to:

•	divide any or all of the remaining authorized but unissued shares of preferred stock into classes and to divide such classes into series;

•	determine the designation, number of shares, relative rights, preferences and limitations of any class or series of preferred stock;

•	increase the number of shares of any class or series of preferred stock;

•	decrease the number of shares in a class or series, but not to a number less than the number of shares of such class or series then outstanding;

•	change the designation, number of shares, relative rights, preferences and limitations of any class or series; and

•	determine the relative rights and preferences which are subordinate to, or equal with, the shares of any other class or series.

With respect to any class or series of preferred stock, 1st Constitution’s Certificate of Incorporation further gives the Board at any time to determine:

•	the dividend rate on shares of such class or series and any restrictions, limitations or conditions upon the payment of such dividends, and whether dividends are cumulative, and the dates on which dividends, if declared, shall be payable;

•	whether the shares of such class or series shall be redeemable and, if so, the terms of redemption;

•	the rights of holders of shares of such class or series in the event of the liquidation, dissolution or winding up of 1st Constitution, whether voluntary or involuntary, or any other distribution of its assets;

•	whether the shares of such class or series shall be subject to the operation of a purchase, retirement or sinking fund and, if so, the terms and conditions thereof;

•	whether the shares of such class or series shall be convertible into shares of any other class or series of the same or any other class, and if so, the terms of such conversion; and

•	the extent of voting powers, if any, of the shares of such class or series.

The issuance of additional common or preferred stock may be viewed as having adverse effects upon the holders of common stock. Holders of 1st Constitution’s common stock will not have preemptive rights with respect to any newly issued stock. 1st Constitution’s Board could adversely affect the voting power of holders of 1st Constitution’s common stock by issuing shares of preferred stock with certain voting, conversion and/or redemption rights. In the event of a proposed merger, tender offer or other attempt to gain control of 1st Constitution that the Board does not believe to be in the best interests of its shareholders, the Board could issue additional preferred stock which could make any such takeover attempt more difficult to complete. Blank check preferred stock may also be used in connection with the issuance of a shareholder rights plan, sometimes called a poison pill. In connection with our Rights Agreement, 40,000 shares of Series A Junior Participating Preferred Stock, no par value, have been designated and reserved for issuance. 1st Constitution may issue these shares of preferred stock under certain circumstances if the rights distributed to our shareholders pursuant to our Rights Agreement become exercisable. See the description of the Rights Agreement above in “Anti-Takeover Provisions – Rights Agreement.”

COMPARISON OF SHAREHOLDERS’ RIGHTS

The rights of 1st Constitution shareholders are governed by New Jersey corporate law and 1st Constitution’s Certificate of Incorporation and By-laws. The rights of Rumson shareholders are governed by New Jersey banking law and its Certificate of Incorporation and By-laws. There are differences between 1st Constitution and Rumson that will affect the relative rights of 1st Constitution shareholders and Rumson shareholders.

The following discussion describes and summarizes the material differences between the rights of 1st Constitution shareholders and Rumson shareholders. With respect to each issue described below, the information set forth in the left column describes the rights Rumson shareholders currently enjoy, while the information set forth in the right column describes the rights enjoyed by 1st Constitution shareholders. If the merger is completed, any Rumson shareholder who becomes a shareholder of 1st Constitution will be entitled to and become subject to all of the rights described in the right column. The following discussion is not a complete discussion of all of the differences. For a complete understanding of all of the differences, you should review the Certificate of Incorporation and By-laws of 1st Constitution, the Certificate of Incorporation and By-laws of Rumson and the New Jersey statutes. Copies of the respective Certificates of Incorporation and By-laws of both 1st Constitution and Rumson may be obtained from the secretary of each entity.

RUMSON	1ST CONSTITUTION
Voting Rights

Holders of shares of Rumson common stock are entitled to one vote for each share of common stock held.	Holders of shares of 1st Constitution common stock are entitled to one vote for each share of common stock held.

Rights on Liquidation

In the event of liquidation, after payment of indebtedness, Rumson shareholders are entitled to receive pro-rata any assets distributable to shareholders with respect to the shares of Rumson common stock held by them.	In the event of liquidation, after payment of indebtedness and subject to the prior rights of the holders of preferred stock, 1st Constitution common shareholders are entitled to receive pro-rata any assets distributable to common shareholders with respect to the shares of 1st Constitution common stock held by them.

Rights of Preemption

Rumson may issue shares of authorized but unissued shares of stock without first offering such shares to existing shareholders. However, shares of newly authorized stock upon an increase in the authorized capital stock of Rumson must be offered first to existing shareholders. An increase in the authorized amount of capital stock would also require the affirmative vote of the holders of at least two-thirds of the outstanding shares.	Holders of shares of 1st Constitution common stock do not have any preemptive rights to subscribe to or acquire additional shares of 1st Constitution common stock that may be issued. An increase in the authorized amount of capital stock would require an amendment to the Certificate of Incorporation approved by a majority of the votes cast on such amendment. The shares of newly authorized stock may be issued without offering them first to existing common shareholders.

RUMSON	1ST CONSTITUTION

Rights to Call a Special Meeting of the Shareholders

Special meetings of Rumson’s shareholders may be called at any time by the holders of not less than 20% of all outstanding shares of Rumson entitled to vote at the meeting.	Special meetings of 1st Constitution’s shareholders shall be called by the President or Secretary upon the written demand of the holders of at least 25% of all outstanding shares of 1st Constitution entitled to vote at the meeting.

Shareholders’ Rights to Amend Corporate Governing Documents

No amendment to Rumson’s Certificate of Incorporation may be made unless it is adopted by the Board and approved by at least two-thirds of the outstanding shares of common stock of Rumson.

The Board has the power to make, alter and repeal the By-laws of Rumson, subject to alteration or repeal by the holders of a majority of the outstanding common stock entitled to vote at any meeting of shareholders.

Holders of a majority of 1st Constitution’s capital stock who are entitled to vote at any meeting of shareholders may, by affirmative vote, amend 1st Constitution’s Certificate of Incorporation.

The Board has the power to make, alter and repeal the By-laws of 1st Constitution, but By-laws adopted by the Board may be altered or repealed, and new By-laws made, by the holders of a majority of the outstanding stock entitled to vote at any meeting of shareholders.

Election and Classification of the Board of Directors

The Board of Rumson is not classified and all directors stand for election annually. Holders of shares of Rumson common stock do not have the right to cumulate their votes in the election of directors.	The Board of 1st Constitution is divided into three classes that serve for terms of three years, with each class consisting as nearly as possible of one-third of the authorized number of directors. At each annual meeting, one class of directors will be elected for a term of three years to succeed those directors in the class whose terms then expire. Holders of shares of 1st Constitution common stock do not have the right to cumulate their votes in the election of directors.

Nomination of Directors by Shareholders

In addition to the right of the Board to make nominations for the election of directors, any voting shareholder may nominate a person to stand for election at an annual meeting of the shareholders of Rumson, provided that the shareholder complies with advance notice requirements specified in the By-laws. Notice of nominations must be given between 60 and 90 days prior to the anniversary of the prior year’s annual meeting.	In addition to the right of the Board to make nominations for the election of directors, any voting shareholder may nominate a person to stand for election at an annual meeting of the shareholders of 1st Constitution, provided the shareholder complies with advance notice requirements specified in the By-laws. Notice of nominations must be given no later than 90 days prior to the anniversary of the prior year’s annual meeting.

RUMSON	1ST CONSTITUTION

Rights to Remove a Director

Rumson shareholders do not have the ability to remove directors.	A director may be removed with or without cause by the affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock entitled to vote at any meeting of shareholders and voting separately as a class.

Shareholders’ Rights to Reports

The Rumson common stock is not registered under the Securities Exchange Act of 1934, as amended. However, Rumson provides an annual report containing audited consolidated financial statements to its shareholders.	Shares of 1st Constitution common stock are registered under the Securities Exchange Act of 1934, as amended. Accordingly, 1st Constitution is required to provide annual reports containing audited consolidated financial statements to its shareholders. 1st Constitution also files reports on a quarterly basis that contain unaudited financial information and makes copies of such reports available on its website.

Preferred Stock

Rumson’s authorized capital stock consists of 10,000,000 shares of capital stock, $2.00 par value per share. Rumson currently has only common stock outstanding, but is permitted under New Jersey law to issue preferred stock if an amendment to the Certificate of Incorporation authorizing the issuance of preferred stock is approved by the holders of at least two-thirds of the outstanding shares of common stock.	1st Constitution’s Board is authorized to issue up to 5,000,000 shares of preferred stock and determine the class and rights to be attached to any share of preferred stock without obtaining common shareholder approval. 1st Constitution does not currently have any shares of preferred stock outstanding.

PROPOSAL 2:

ADJOURNMENT OF SPECIAL MEETING

Rumson is also submitting a proposal for consideration at the special meeting to authorize the named proxies to approve one or more adjournments of the special meeting if there are not sufficient votes to approve the merger agreement at the time of the special meeting. Even though a quorum may be present at the special meeting, it is possible that Rumson may not have received the favorable vote of at least two-thirds of the shares of Rumson’s common stock outstanding on the record date that are necessary to approve the merger agreement by the time of the special meeting. In that event, a majority of the Board may determine to seek one or more adjournments of the special meeting in order to solicit additional proxies. The adjournment proposal relates only to an adjournment of the special meeting for purposes of soliciting additional proxies to obtain the requisite shareholder approval to approve the merger agreement. Any other adjournment of the special meeting (e.g., an adjournment required because of the absence of a quorum) would be voted upon pursuant to the discretionary authority granted by the proxy card in such manner as determined by a majority of the Board. If the special meeting is adjourned for 30 days or less and the time and place of the adjourned meeting is announced at the meeting, Rumson is not required to give notice of the time and place of the adjourned meeting unless the Board fixes a new record date for the special meeting.

The proposal to approve one or more adjournments of the special meeting requires that the votes cast in person or by proxy at the special meeting in favor of the proposal exceeds the votes cast against the proposal. The Rumson Board retains full authority to the extent set forth in Rumson’s By-laws and New Jersey banking law to adjourn the special meeting for any other purpose, or to postpone the special meeting before it is convened, without the consent of any Rumson shareholder.

Recommendation of the Rumson Board

The Rumson Board unanimously recommends that Rumson shareholders vote FOR approval of authorization of the Board to adjourn the special meeting to a later date, if necessary, to solicit additional proxies in favor of approval of the merger agreement.

LEGAL MATTERS

The validity of the shares of 1st Constitution common stock to be issued in the merger has been passed upon for 1st Constitution by Day Pitney LLP, counsel to 1st Constitution. Day Pitney LLP will also render the opinion referred to under “THE MERGER – Material United States Federal Income Tax Consequences.”

EXPERTS

The audited consolidated financial statements of 1st Constitution and its subsidiaries as of December 31, 2012 and 2011 and for the years then ended presented herein have been audited by ParenteBeard LLC, independent registered public accountants, whose report is included in this proxy statement and prospectus and given upon their authority as experts in accounting and auditing.

The audited consolidated financial statements of Rumson and its subsidiaries as of December 31, 2012 and 2011 and for the years then ended presented herein have been audited by ParenteBeard LLC, independent registered public accountants, whose report is included in this proxy statement and prospectus and given upon their authority as experts in accounting and auditing.

OTHER BUSINESS

As of the date of this proxy statement and prospectus, Rumson does not know of any other matter that will be presented for consideration at its special meeting of shareholders other than as described in this proxy statement and prospectus. However, if any other matter is to be voted upon, the form of proxies submitted to shareholders of Rumson shall be deemed to confer authority to the individuals named as proxies to vote the shares represented by such proxies as to any such matters according to their best judgment; provided, however, that no proxy that is voted against the merger will be voted in favor of any adjournment or postponement of the Rumson special meeting.

WHERE YOU CAN FIND MORE INFORMATION

1st Constitution filed a registration statement on Form S-4 to register with the SEC the 1st Constitution common stock to be issued to Rumson shareholders in the merger. This proxy statement and prospectus is a part of that registration statement and constitutes a prospectus of 1st Constitution in addition to being a proxy statement of Rumson for Rumson’s special meeting of shareholders. As allowed by SEC rules, this proxy statement and prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this document.

In addition, 1st Constitution files reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may read and copy this information at the following location of the SEC:

Public Reference Room

100 F Street N.E.

Washington, D.C. 20549

You also may obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like 1st Constitution, who file electronically with the SEC. The address of that site is http://www.sec.gov.

In addition, you can obtain, without charge, any of the documents, excluding any exhibits to those documents, that 1st Constitution files with the SEC by requesting them in writing or by telephone at the following addresses:

1st Constitution Bancorp

2650 Route 130

Cranbury, New Jersey 08512

(609) 655-4500

Attention: Joseph M. Reardon,

Senior Vice President and Treasurer

IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY                     , 2013 TO RECEIVE THEM BEFORE THE SHAREHOLDERS’ MEETING. If you request any documents, 1st Constitution will mail them to you by first class mail, or another equally prompt means, within two business days after it receives your request.

1ST CONSTITUTION AND RUMSON HAVE AUTHORIZED NO ONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION ABOUT THE MERGER OR 1ST CONSTITUTION AND RUMSON THAT DIFFERS FROM OR ADDS TO THE INFORMATION CONTAINED IN THIS DOCUMENT OR IN THE DOCUMENTS 1ST CONSTITUTION HAS PUBLICLY FILED WITH THE SEC. THEREFORE, IF ANYONE SHOULD GIVE YOU ANY DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

IF YOU LIVE IN A JURISDICTION WHERE IT IS UNLAWFUL TO OFFER TO EXCHANGE OR SELL, OR TO ASK FOR OFFERS TO EXCHANGE OR BUY, THE SECURITIES OFFERED BY THIS DOCUMENT, OR TO ASK FOR PROXIES, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE ACTIVITIES, THEN THE OFFER PRESENTED BY THIS DOCUMENT DOES NOT EXTEND TO YOU.

THE INFORMATION CONTAINED IN THIS DOCUMENT SPEAKS ONLY AS OF THE DATE INDICATED ON THE COVER OF THIS DOCUMENT, UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Index to Financial Statements of 1st Constitution Bancorp

Page
Consolidated Balance Sheets as of June 30, 2013 (Unaudited) and December 31, 2012	F-2
Consolidated Statements of Income for the six months ended June 30, 2013 and 2012 (Unaudited)	F-3
Consolidated Statements of Comprehensive Income (Loss) for the six months ended June 30, 2013 and 2012 (Unaudited)	F-4
Consolidated Statements of Changes in Shareholders’ Equity for the six months ended June 30, 2013 and 2012 (Unaudited)	F-5
Consolidated Statements of Cash Flows for the six months ended June 30, 2013 and June 30, 2012 (Unaudited)	F-6
Notes to Consolidated Financial Statements June 30, 2013 (Unaudited)	F-7
Report of Independent Registered Public Accounting Firm	F-38
Consolidated Balance Sheets as of December 31, 2012 and 2011	F-39
Consolidated Statements of Income for the years ended December 31, 2012 and 2011	F-40
Consolidated Statements of Comprehensive Income for the years ended December 31, 2012 and 2011	F-41
Consolidated Statements of Changes in Shareholders’ Equity for the years ended December 31, 2012 and 2011	F-42
Consolidated Statements of Cash Flows for the years ended December 31, 2012 and 2011	F-43
Notes to the Consolidated Financial Statements December 31, 2012 and 2011	F-44

Index to Financial Statements of Rumson-Fair Haven Bank and Trust Company

Report of Independent Registered Public Accounting Firm	F-90
Consolidated Statements of Condition as of June 30, 2013 (Unaudited), December 31, 2012, and December 31, 2011	F-91
Consolidated Statements of Income and Comprehensive Income for the six months ended June 30, 2013 and 2012 (Unaudited) and for the years ended December 31, 2012 and 2011	F-92
Consolidated Statements of Changes in Stockholders’ Equity for the years ended December 31, 2012, and 2011 and the six months ended June 30, 2013 (Unaudited)	F-93
Consolidated Statements of Cash Flows for the six months ended June 30, 2013 and June 30, 2012 (Unaudited) and for the years ended December 31, 2012 and 2011	F-94
Notes to Consolidated Financial Statements June 30, 2013 (Unaudited) and December 31, 2012	F-95

CONSOLIDATED FINANCIAL STATEMENTS

1st Constitution Bancorp and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

	June 30, 2013	December 31, 2012
ASSETS
CASH AND DUE FROM BANKS	$110,096,949	$14,033,501
FEDERAL FUNDS SOLD / SHORT-TERM INVESTMENTS	11,425	11,420

Total cash and cash equivalents	110,108,374	14,044,921

INVESTMENT SECURITIES:
Available for sale, at fair value	105,881,536	109,840,965
Held to maturity (fair value of $111,715,297 and $121,839,363 at June 30, 2013 and December 31, 2012, respectively)	110,195,842	116,027,900

Total investment securities	216,077,378	225,868,865

LOANS HELD FOR SALE	28,235,113	35,960,262
LOANS	407,482,758	521,814,110
Less- Allowance for loan losses	(6,268,940)	(7,151,212)

Net loans	401,213,818	514,662,898
PREMISES AND EQUIPMENT, net	10,338,040	10,630,295
ACCRUED INTEREST RECEIVABLE	2,554,192	2,872,099
BANK-OWNED LIFE INSURANCE	15,258,872	15,026,506
OTHER REAL ESTATE OWNED	7,926,851	8,332,601
OTHER ASSETS	13,179,532	13,569,935

Total assets	$804,892,170	$840,968,382

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Deposits
Non-interest bearing	$145,412,945	$152,334,759
Interest bearing	558,186,889	555,354,716

Total deposits	703,599,834	707,689,475
BORROWINGS	10,000,000	42,400,000
REDEEMABLE SUBORDINATED DEBENTURES	18,557,000	18,557,000
ACCRUED INTEREST PAYABLE	943,105	1,057,779
ACCRUED EXPENSES AND OTHER LIABILITIES	6,516,359	6,210,596

Total liabilities	739,616,298	775,914,850

COMMITMENTS AND CONTINGENCIES	—	—

SHAREHOLDERS’ EQUITY:
Preferred stock, no par value; 5,000,000 shares authorized, none issued
Common Stock, no par value; 30,000,000 shares authorized;	—	—
6,008,223 and 5,985,275 shares issued and 5,994,782 and 5,977,924 shares outstanding as of June 30, 2013 and December 31, 2012, respectively	48,986,383	48,716,032
Retained earnings	18,476,641	15,594,293
Treasury Stock, at cost, 13,441 shares and 7,351 shares at June 30, 2013 and December 31, 2012, respectively	(119,114)	(61,086)
Accumulated other comprehensive income (loss)	(2,068,038)	804,293

Total shareholders’ equity	65,275,872	65,053,532

Total liabilities and shareholders’ equity	$804,892,170	$840,968,382

See accompanying notes to consolidated financial statements.

1st Constitution Bancorp and Subsidiaries

Consolidated Statements of Income

(Unaudited)

	Six Months Ended June 30,
	2013	2012
INTEREST INCOME:
Loans, including fees	$11,617,454	$12,733,563
Securities:
Taxable	1,838,796	2,327,759
Tax-exempt	1,058,498	831,794
Federal funds sold and short-term investments	139,342	48,340

Total interest income	14,654,090	15,941,456

INTEREST EXPENSE:
Deposits	1,825,934	2,265,522
Borrowings	207,527	221,561
Redeemable subordinated debentures	175,644	195,892

Total interest expense	2,209,105	2,682,975

Net interest income	12,444,985	13,258,481
PROVISION FOR LOAN LOSSES	236,666	1,149,996

Net interest income after provision for loan losses	12,208,319	12,108,485

NON-INTEREST INCOME:
Service charges on deposit accounts	444,670	459,228
Gain on sales of loans	1,210,855	963,364
Income on Bank-owned life insurance	232,366	225,098
Other income	1,168,531	705,441

Total non-interest income	3,056,422	2,353,131

Salaries and employee benefits	6,398,104	6,095,253
Occupancy expense	1,300,305	1,337,320
Data processing expense	595,688	516,120
FDIC insurance expense	34,687	287,266
Other operating expenses	2,916,484	2,750,532

Total non-interest expenses	11,245,268	10,986,491

Income before income taxes	4,019,473	3,475,125
INCOME TAXES	1,137,125	1,010,285

Net income	$2,882,348	$2,464,840

Basic	$0.48	$0.46
Diluted	$0.47	$0.46

See accompanying notes to consolidated financial statements.

1st Constitution Bancorp and Subsidiaries

Consolidated Statements of Comprehensive Income (Loss)

(Unaudited)

	Six months ended June 30,
	2013	2012
Net Income	$2,882,348	2,464,840

Other comprehensive income (loss) net of tax
Unrealized holding gains (losses) on securities available for sale	(2,912,215)	37,930
Pension liability	39,884	3,852

Other comprehensive income (loss)	(2,872,331)	41,782

Comprehensive income (loss)	$10,017	$2,506,622

The accompanying notes are an integral part of these financial statements.

1st Constitution Bancorp and Subsidiaries

Consolidated Statements of Changes in Shareholders’ Equity

For the Six Months Ended June 30, 2013 and 2012

(Unaudited)

	Common Stock	Retained Earnings	Treasury Stock	Accumulated Other Comprehensive (Loss) Income	Total Shareholders’ Equity
Balance, January 1, 2012	$40,847,929	$13,070,606	$(10,222)	$1,091,462	$54,999,775
Exercise of stock options and issuance of vested shares under employee benefit program	176,371				176,371
Share-based compensation	48,777				48,777
Treasury stock purchased			(58,270)		(58,270)
Net Income for the six months ended June 30, 2012		2,464,840			2,464,840
Other comprehensive income				41,782	41,782

Balance, June 30, 2012	$41,073,077	$15,535,446	$(68,492)	$1,133,244	$57,673,275

Balance, January 1, 2013	$48,716,032	$15,594,293	$(61,086)	$804,293	$65,053,532
Exercise of stock options and issuance of vested shares under employee benefit program	219,783				219,783
Share-based compensation	50,568				50,568
Treasury stock purchased			(58,028)		(58,028)
Net income for the three months ended June 30, 2013		2,882,348			2,882,348
Other comprehensive (loss)				(2,872,331)	(2,872,331)

Balance, June 30, 2013	$48,986,383	$18,476,641	$(119,114)	$(2,068,038)	$65,275,872

See accompanying notes to consolidated financial statements.

1st Constitution Bancorp and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30,
	2013	2012
OPERATING ACTIVITIES:
Net income	$2,882,348	$2,464,840
Adjustments to reconcile net income to net cash provided by operating activities-
Provision for loan losses	236,666	1,149,996
Provision for loss on other real estate owned	662,918	501,644
Depreciation and amortization	539,640	579,455
Net amortization of premiums and discounts on securities	613,720	750,689
Gains on sales of other real estate owned	(291,452)	0
Gains on sales of loans held for sale	(1,210,855)	(963,364)
Originations of loans held for sale	(83,349,024)	(79,079,430)
Proceeds from sales of loans held for sale	92,285,028	82,681,059
Income on Bank – owned life insurance	(232,366)	(225,098)
Share-based compensation expense	267,958	224,221
Decrease (increase) in accrued interest receivable	317,907	228,889
(Increase) decrease in other assets	1,270,240	211,685
Decrease in accrued interest payable	(114,674)	(175,606)
Increase (decrease) in accrued expenses and other liabilities	305,763	895,796

Net cash provided by operating activities	14,183,817	9,244,776

INVESTING ACTIVITIES:
Purchases of securities -
Available for sale	(15,947,558)	(28,280,554)
Held to maturity	(10,839,022)	0
Proceeds from maturities and prepayments of securities -
Available for sale	15,257,223	24,322,808
Held to maturity	16,295,574	18,892,905
Net decrease (increase) in loans	110,901,189	(5,260,752)
Capital expenditures	(113,402)	(635,328)
Additional investment in other real estate owned	0	(81,812)
Proceeds from sales of other real estate owned	2,653,518	855,030

Net cash provided by investing activities	118,207,522	9,812,297

FINANCING ACTIVITIES:
Exercise of stock options and issuance of vested shares	219,783	176,371
Purchase of Treasury Stock	(58,028)	(58,270)
Net increase (decrease) in demand, savings and time deposits	(4,089,641)	45,208,965
Net (decrease) in borrowings	(32,400,000)	(63,000,000)

Net cash used in financing activities	(36,327,886)	(17,672,934)

Increase in cash and cash equivalents	96,063,453	1,384,139
CASH AND CASH EQUIVALENTS
AT BEGINNING OF PERIOD	14,044,921	15,195,259

CASH AND CASH EQUIVALENTS
AT END OF PERIOD	$110,108,374	$16,579,398

SUPPLEMENTAL DISCLOSURES OF CASHFLOW INFORMATION
Cash paid during the period for -
Interest	$2,323,779	$2,858,581
Income taxes	1,153,000	887,000
Non-cash investing activities
Real estate acquired in full satisfaction of loans in foreclosure	$2,311,225	$470,405

See accompanying notes to consolidated financial statements.

1st Constitution Bancorp and Subsidiaries

Notes To Consolidated Financial Statements

June 30, 2013 (Unaudited)

(1) Summary of Significant Accounting Policies

The accompanying unaudited consolidated financial statements include 1st Constitution Bancorp (the “Company”), its wholly-owned subsidiary, 1st Constitution Bank (the “Bank”), and the Bank’s wholly-owned subsidiaries, 1st Constitution Investment Company of New Jersey, Inc., FCB Assets Holdings, Inc., 1st Constitution Title Agency, LLC, 204 South Newman Street Corp. and 249 New York Avenue, LLC. 1st Constitution Capital Trust II, a subsidiary of the Company, is not included in the Company’s consolidated financial statements, as it is a variable interest entity and the Company is not the primary beneficiary. All significant intercompany accounts and transactions have been eliminated in consolidation and certain prior period amounts have been reclassified to conform to current year presentation. The accounting and reporting policies of the Company and its subsidiaries conform to accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) including the instructions to Form 10-Q and Article 8 of Regulation S-X. Certain information and footnote disclosures normally included in financial statements have been condensed or omitted pursuant to such rules and regulations. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the notes thereto included in the Company’s Form 10-K for the year ended December 31, 2012, filed with the SEC on March 22, 2013.

In the opinion of the Company, all adjustments (consisting only of normal recurring accruals) which are necessary for a fair presentation of the operating results for the interim periods have been included. The results of operations for periods of less than a year are not necessarily indicative of results for the full year.

The Company has evaluated events and transactions occurring subsequent to the balance sheet date of June 30, 2013 for items that should potentially be recognized or disclosed in these financial statements. The evaluation was conducted through the date these financial statements were issued.

(2) Net Income Per Common Share

Basic net income per common share is calculated by dividing net income by the weighted average number of common shares outstanding during each period.

Diluted net income per common share is calculated by dividing net income stock by the weighted average number of common shares outstanding, as adjusted for the assumed exercise of potential common stock warrants, common stock options and unvested restricted stock awards (as defined below), using the treasury stock method. All share information has been adjusted for the effect of a 5% common stock dividend declared December 20, 2012 and paid on January 31, 2013 to shareholders of record on January 14, 2013.

The following tables illustrate the reconciliation of the numerators and denominators of the basic and diluted earnings per common share (EPS) calculations. Dilutive securities in the tables below exclude common stock options and warrants with exercise prices that exceed the average market price of the Company’s common stock during the periods presented. Inclusion of these common stock options and warrants would be anti-dilutive to the diluted earnings per common share calculation.

	Six Months Ended June 30, 2013
	Net Income	Weighted- average shares	Per share amount
Basic earnings per common share:
Net income	$2,882,348	5,944,633	$0.48

Effect of Dilutive Securities:
Stock options and unvested stock awards		148,498

Diluted EPS:
Net income plus assumed conversions	$2,882,348	6,093,131	$0.47

	Six Months Ended June 30, 2012
	Net Income	Weighted- average shares	Per share amount
Basic earnings per common share:
Net income	$2,464,840	5,351,065	$0.46

Effect of Dilutive Securities:
Stock options and unvested stock awards		85,115

Diluted EPS:
Net income plus assumed conversions	$2,464,840	5,436,180	$0.46

(3) Investment Securities

Amortized cost, gross unrealized gains and losses, and the estimated fair value by security type are as follows:

June 30, 2013	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available for sale-
U. S. Treasury securities and obligations of U.S. Government sponsored corporations (“GSE”) and agencies	$23,378,634	$20,330	$(664,019)	$22,734,945
Residential collateralized mortgage obligations-GSE	4,663,863	173,205	0	4,837,068
Residential collateralized mortgage obligations-non GSE	3,232,267	91,167	(4,858)	3,318,576
Residential mortgage backed securities – GSE	33,843,616	965,566	(485,521)	34,323,661
Obligations of State and Political subdivisions	22,555,947	183,767	(2,642,597)	20,097,117
Trust preferred debt securities – single issuer	2,467,422	0	(444,222)	2,023,200
Corporate debt securities	17,307,169	237,319	(35,619)	17,508,869
Restricted stock	1,013,100	0	0	1,013,100
Mutual fund	25,000	0	0	25,000

	$108,487,018	$1,671,354	$(4,276,836)	$105,881,536

June 30, 2013	Amortized Cost	Other-Than- Temporary Impairment Recognized In Accumulated Other Comprehensive Loss	Carrying Value	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Held to maturity-
U. S. Treasury securities and obligations of U.S. Government sponsored corporations (“GSE”) and agencies	$3,049,540	$0	$3,049,540	$20,975	$0	$3,070,515
Residential collateralized mortgage obligations-GSE	16,978,587	0	16,978,587	735,867	0	17,714,454
Residential collateralized mortgage obligations – non – GSE	12,020,659	0	12,020,659	471,876	0	12,492,535
Residential mortgage backed securities – GSE	17,248,695	0	17,248,695	482,239	(265,174)	17,465,760
Obligations of State and political subdivisions	52,078,885	0	52,078,885	1,412,990	(1,366,778)	52,125,098
Trust preferred debt securities-pooled	656,662	(500,944)	155,718	0	(8,754)	146,964
Corporate debt securities	8,663,758	0	8,663,758	36,214	0	8,699,972

	$110,696,786	$(500,944)	$110,195,842	$3,160,161	$(1,640,706)	$111,715,297

December 31, 2012	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available for sale-
U. S. Treasury securities and obligations of U.S. Government sponsored corporations (“GSE”) and agencies	$29,384,595	$137,847	$(26,907)	$29,495,535
Residential collateralized mortgage obligations-GSE	6,349,310	283,355	—	6,632,665
Residential collateralized mortgage obligations-non GSE	3,811,933	119,323	(7,074)	3,924,182
Residential mortgage backed securities – GSE	24,912,948	1,576,387	—	26,489,335
Obligations of State and Political subdivisions	20,793,222	375,416	(486,337)	20,682,301
Trust preferred debt securities-single issuer	2,466,009	—	(467,643)	1,998,366
Corporate debt securities	17,797,681	325,731	(23,131)	18,100,281
Restricted stock	2,493,300	—	—	2,493,300
Mutual fund	25,000	—	—	25,000

	$108,033,998	$2,818,059	$(1,011,092)	$109,840,965

December 31, 2012	Amortized Cost	Other-Than- Temporary Impairment Recognized In Accumulated Other Comprehensive Loss	Carrying Value	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Held to maturity-
Obligations of U.S. Government sponsored corporations (“GSE”) and agencies	$3,073,957	$—	$3,073,957	$33,213	$—	$3,107,170
Residential collateralized mortgage obligations – GSE	19,660,625	—	19,660,625	1,021,556	—	20,682,181
Residential collateralized mortgage obligations – non – GSE	13,387,974	—	13,387,974	796,892	(289)	14,184,577
Residential mortgage backed securities – GSE	19,950,190	—	19,950,190	849,040	(944)	20,798,286
Obligations of State and Political subdivisions	42,815,706	—	42,815,706	3,039,935	—	45,855,641
Trust preferred debt securities – pooled	656,662	(500,944)	155,718	—	(9,638)	146,080
Corporate debt securities	16,983,730	—	16,983,730	84,443	(2,745)	17,065,428

	$116,528,844	$(500,944)	$116,027,900	$5,825,079	$(13,616)	$121,839,363

Restricted stock at June 30, 2013 and December 31, 2012 consists of $998,100 and $2,478,300, respectively, of Federal Home Loan Bank of New York stock and $15,000 of Atlantic Central Bankers Bank stock.

The amortized cost and estimated fair value of investment securities at June 30, 2013, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Restricted stock is included in “Available for sale – Due in one year or less.”

	Amortized Cost	Fair Value
Available for sale-
Due in one year or less
U.S. Treasury securities and obligations of US Government sponsored corporations (“GSE”) and agencies	$5,997,740	$6,005,380
Residential mortgage backed securities – GSE	47,334	49,545
Obligations of State and Political subdivisions	410,000	412,286
Corporate Debt Securities	1,515,305	1,519,310
Restricted Stock	1,013,100	1,013,100
Mutual Fund	25,000	25,000

	$9,008,479	$9,024,621

Due after one year through five years
U.S. Treasury securities and obligations of US Government sponsored corporations (“GSE”)and agencies	$4,965,059	$4,977,750
Residential mortgage backed securities – GSE	4,490,884	4,423,040
Obligations of State and Political subdivisions	374,156	375,750
Corporate Debt Securities	14,705,928	14,921,539

	$24,536,027	$24,698,079

Due after five years through ten years
U.S. Treasury securities and obligations of US Government sponsored corporations (“GSE”) and agencies	$12,415,835	$11,751,815
Residential collateralized mortgage obligations – GSE	24,526	27,328
Residential mortgage backed Securities – GSE	10,152,052	10,122,709
Obligations of State and Political Subdivisions	2,694,464	2,805,477

	$25,286,877	$24,707,329

Due after ten years
Residential collateralized mortgage obligations – GSE	$4,639,337	$4,809,741
Residential collateralized mortgage obligations – non GSE	3,232,267	3,318,575
Residential mortgage backed securities – GSE	19,153,346	19,728,367
Obligations of State and Political subdivisions	19,077,327	16,503,604
Corporate Debt Securities	1,085,936	1,068,020
Trust Preferred Debt Securities	2,467,422	2,023,200

	$49,655,635	$47,451,507

Total	$108,487,018	$105,881,536

	Amortized Cost	Fair Value
Held to maturity-
Due in one year or less
U.S. Treasury securities and obligations of US Government sponsored Corporations (“GSE”) and agencies	$2,539,392	$2,553,355
Obligations of State and Political subdivisions	2,246,484	2,264,220
Corporate Debt Securities	8,153,363	8,177,722

	$12,939,239	$12,995,297

Due after one year through five years
U.S. Treasury securities and obligations of US Government sponsored corporations (“GSE”) and agencies	$510,147	$517,160
Obligations of State and Political subdivisions	7,335,015	7,582,959
Corporate Debt Securities	510,395	522,250

	$8,355,557	$8,622,369

Due after five years through ten years
Residential collateralized mortgage obligations – GSE	$126,031	$128,142
Residential mortgage backed securities – GSE	2,762,128	2,830,022
Obligations of State and Political subdivisions	21,837,646	22,665,201

	$24,725,805	$25,623,365

Due after ten years
Residential collateralized mortgage obligations – GSE	16,852,556	17,586,313
Residential collateralized mortgage obligations – non GSE	12,020,659	12,492,534
Residential mortgage backed securities – GSE	14,486,567	14,635,738
Obligations of State and Political subdivisions	20,659,741	19,612,717
Trust Preferred Debt Securities – Pooled	656,662	146,964

	$64,676,185	$64,474,266

Total	$110,696,786	$111,715,297

Gross unrealized losses on securities and the estimated fair value of the related securities aggregated by security category and length of time that individual securities have been in a continuous unrealized loss position at June 30, 2013 and December 31, 2012 are as follows:

June 30, 2013		Less than 12 months		12 months or longer		Total
	Number of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U.S. Treasury securities and obligations of U.S. Government sponsored corporations and agencies	3	$11,751,815	$(664,020)	$—	$—	$11,751,815	$(664,020)
Residential collateralized mortgage obligations – non-GSE	2	977,936	(2,308)	132,075	(2,550)	1,110,011	(4,858)
Residential mortgage backed Securities – GSE	16	18,324,020	(750,695)	—	—	18,324,020	(750,695)
Obligations of State and Political Subdivisions	78	25,377,846	(4,009,376)	—	—	25,377,846	(4,009,376)
Trust preferred debt securities – single issuer	4	0	0	2,023,200	(444,222)	2,023,200	(444,222)
Trust preferred debt securities – pooled	1	0	0	146,964	(509,697)	146,964	(509,697)
Corporate Debt Securities	4	3,321,708	(35,618)	0	0	3,321,708	(35,618)

Total temporarily impaired securities	108	$59,753,325	$(5,462,017)	$2,302,239	$(956,469)	$62,055,564	$(6,418,486)

December 31, 2012		Less than 12 months		12 months or longer		Total
	Number of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U.S. Treasury securities and obligations of U.S. Government sponsored corporations (GSE) and agencies	1	$9,842,200	$(26,907)	$—	$—	$9,842,200	$(26,907)
Residential collateralized mortgage Obligations – non-GSE	3	1,960,237	(4,516)	156,505	(2,847)	2,116,742	(7,363)
Residential mortgage backed securities GSE	2	3,989,675	(944)	—	—	3,989,675	(944)
Obligations of State and Political Subdivisions	37	12,794,007	(486,337)	—	—	12,794,007	(486,337)
Trust preferred debt securities – single issuer	4	—	—	1,998,366	(467,643)	1,998,366	(467,643)
Trust preferred debt securities – Pooled	1	—	—	146,080	(510,582)	146,080	(510,582)
Corporate debt securities	5	3,176,328	(25,876)	—	—	3,176,328	(25,876)

Total temporarily impaired securities	53	$31,762,447	$(544,580)	$2,300,951	$(981,072)	$34,063,398	$(1,525,652)

U.S. Treasury securities and obligations of U.S. Government sponsored corporations and agencies: The unrealized losses on investments in these securities were caused by interest rate increases. The contractual terms of these investments do not permit the issuer to settle the securities at a price less than the amortized cost of the investment. Because the Company does not intend to sell these investments and it is not more likely than not that the Company will be required to sell these investments before a market price recovery or maturity, these investments are not considered other-than-temporarily impaired.

Residential collateralized mortgage obligations and residential mortgaged-backed securities: The unrealized losses on investments in residential collateralized residential mortgage obligations and mortgage-backed securities were caused by interest rate increases. The contractual cash flows of these securities are guaranteed by the issuer, which are primarily government or government sponsored agencies. It is expected that the securities would not be settled at a price less than the amortized cost of the investment. Because the decline in fair value is attributable to changes in interest rates and not credit quality, and because the Company does not intend to sell these investments and it is not more likely than not that the Company will be required to sell these investments before a market price recovery or maturity, these investments are not considered other-than-temporarily impaired.

Obligations of State and Political Subdivisions: The unrealized losses or investments in these securities were caused by interest rate increases. It is expected that the securities would not be settled at a price less than the amortized cost of the investment. Because the decline in fair value is attributable to changes in interest rates and not credit quality, and because the Company does not intend to sell these investments and it is not more likely than not that the Company will be required to sell these investments before a market price recovery or maturity, these investments are not considered other-than-temporarily impaired.

Corporate debt securities: The unrealized losses on investments in corporate debt securities were caused by interest rate increases. None of the corporate issuers have defaulted on interest payments. Because the decline in fair value is attributable to changes in interest rates and not credit quality, and because the Company does not intend to sell these investments and it is not more likely than not that the Company will be required to sell these investments before a market price recovery or maturity, these investments are not considered other-than-temporarily impaired.

Trust preferred debt securities – single issuer: The investments in these securities with unrealized losses are comprised of four corporate trust preferred securities issued by two large financial institutions that mature in 2027. The contractual terms of the trust preferred securities do not allow the issuer to settle the securities at a price less than the face value of the trust preferred securities, which is greater than the amortized cost of the trust preferred securities. Both of the issuers continue to maintain investment grade credit ratings and neither has defaulted on interest payments. Because the decline in fair value is attributable to widening of interest rate spreads and the lack of an active trading market for these securities and, to a lesser degree, market concerns on the issuers’ credit quality, and because the Company does not intend to sell these investments and it is not more likely than not that the Company will be required to sell these investments before a market price recovery or maturity, these investments are not considered other-than-temporarily impaired.

Trust preferred debt securities – pooled: This trust preferred debt security was issued by a two issuer pool (Preferred Term Securities XXV, Ltd. co-issued by Keefe, Bruyette & Woods, Inc. and First Tennessee (“PRETSL XXV”)), consisting primarily of financial institution holding companies. During 2009, the Company recognized an other-than-temporary impairment of $864,727, of which $363,783 was determined to be a credit loss and charged to operations and $500,944 was recognized in other comprehensive income (loss) component of shareholders’ equity.

The primary factor used to determine the credit portion of the impairment loss to be recognized in the income statement for this security was the discounted present value of projected cash flow where that present value of cash flow was less than the amortized cost basis of the security. The present value of cash flow was developed using an EITF 99-20 model that considered performing collateral ratios, the level of subordination to senior tranches of the security, credit ratings of and projected credit defaults in the underlying collateral.

On a quarterly basis, management evaluates this security to determine if any additional other-than-temporary impairment is required. As of June 30, 2013, our evaluation was as follows:

a.	We obtained the PRETSL XXV Depository Institutions Issuer List as of June 30, 2013 from the FTN Financial Corp. (“FTN”) website and reviewed the financial ratios and capital levels of each individual financial institution issuer.

b.	We sorted the financial institutions on the issuer list to develop three “buckets” (or categories) for further deferred/default analysis based upon the indicated “Texas Ratio.” The Texas Ratio is calculated by dividing the institution’s Non-Performing Assets plus loans 90 days past due by the combined total of Tangible Equity plus the Allowance for Loan Losses. The three buckets consisted of those institutions with a Texas Ratio of:

(1)	Above 100;

(2)	75 to 100; and

(3)	Below 75.

c.	We then applied the following asset specific deferral/default assumptions to each of these buckets:

(1)	Above 100 – 100% default; 0% recovery;

(2)	75 to 100 – 100% deferred; 15% recovery at 2 years from initial date of deferral; and

(3)	Below 75 – no deferral/default.

d.	We then ran a cash flow projection to analyze the impact of future deferral/default activity by applying the following assumption on those institutions in bucket (3) of our analysis:

•	Defaults at 75 basis points applied annually; 15% recovery with a 2-year lag from the initial date of deferral.

Our rationale for these metrics is as follows: (1) The FDIC lists the number of bank failures each year from 1934 – 2008. Comparing bank failures to the number of FDIC institutions produces an annual average default rate of 36 basis points. Given the continuing uncertain economic environment, we believe the doubling of this amount, or 75 basis points, to be an appropriate measurement for defaults; and (2) Standard & Poor’s published “Global Methodology for Rating Trust Preferred/Hybrid Securities Revised” on November 21, 2008. This analysis uses a recovery assumption of 15%, which we also deem an appropriate measurement.

Our position is that it is appropriate to apply this future default factor in our analysis as it is not realistic to assume no adverse conditions will occur over the remaining 26-year stated maturity of this pooled security even though the individual institutions are currently performing according to terms.

e.	This June 30, 2013 projection of future cash flows produced a present value factor that exceeded the carrying value of the pooled trust preferred security; therefore, management concluded that no other-than-temporary impairment issues were present at June 30, 2013.

A number of factors could cause management to conclude in one or more future reporting periods that an unrealized loss that exists with respect to PRETSL XXV constitutes an additional credit impairment. These factors include, but are not limited to, failure to make interest payments, an increase in the severity of the unrealized loss, an increase in the continuous duration of the unrealized loss without an impairment in value or changes in market conditions and/or industry or issuer specific factors that would render management unable to forecast a full recovery in value. In addition, the fair value of trust preferred securities could decline if the overall economy and the financial condition of the issuers continue to deteriorate and there remains limited liquidity for this security.

The following table sets forth information with respect to this security at June 30, 2013:

										Excess Subordination (2)
Security	Class	Amortized Cost	Fair Value	Unrealized (Loss) and OTTI	Percent of Underlying Collateral Performing	Percent of Underlying Collateral In Deferral (1)	Percent of Underlying Collateral In Default (1)	Expected Deferrals and Defaults as a % of Remaining Performing Collateral	Moody’s S&P / Ratings	Amount	% of Current Performing Collateral
PreTSL XXV	B-1	$656,662	$103,069	($553,593)	66.5%	14.1%	19.4%	14.3%	C/NR	$115,000	23.0%

Notes to table above:

(1)	This percentage represents the amount of specific deferrals / defaults that have occurred, plus those that are known for the following quarters to the total amount of original collateral. Fewer deferrals / defaults produce a lower percentage.
(2)	“Excess subordination” amount is the additional defaults / deferrals necessary in the next reporting period to deplete the entire credit enhancement (excess interest and over-collateralization) beneath our tranche within each pool to the point that would cause a “break in yield”. This amount assumes that all currently performing collateral continues to perform. A break in yield means that our security would not be expected to receive all the contractual cash flows (principal and interest) by maturity. The “percent of underlying collateral performing” is the ratio of the “excess subordination amount” to current performing collateral – a higher percentage means there is more excess subordination to absorb additional defaults / deferrals, and the better our security is protected from loss.

The Company regularly reviews the composition of the investment securities portfolio, taking into account market risks, the current and expected interest rate environment, liquidity needs, and its overall interest rate risk profile and strategic goals.

The following table presents a cumulative roll forward of the amount of other-than-temporary impairment related to credit losses, all of which relate to PRETSL XXV, which have been recognized in earnings for debt securities held to maturity and not intended to be sold.

(in thousands)	Six months ended June 30, 2013	Six months ended June 30, 2012
Balance at beginning of period	$364	$364
Change during the period	—	—

Balance at end of period	$364	$364

(4) Allowance for Loan Losses and Credit Quality Disclosure

The Company’s primary lending emphasis is the origination of commercial and commercial real estate loans and mortgage warehouse lines of credit. Based on the composition of the loan portfolio, the inherent primary risks are deteriorating credit quality, a decline in the economy, and a decline in New Jersey real estate market values. Any one, or a combination, of these events may adversely affect the loan portfolio and may result in increased delinquencies, loan losses and increased future provision levels.

The following table provides an aging of the loan portfolio by loan class at June 30, 2013:

	30-59 Days	60-89 Days	Greater than 90 Days	Total Past Due	Current	Total Loans Receivable	Recorded Investment > 90 Days Accruing	Nonaccrual Loans
Commercial
Construction	$995,830	$—	$—	$995,830	$40,550,995	$41,546,825	$—	$—
Commercial Business	222,494	—	482,557	705,051	56,828,626	57,533,677	—	482,557
Commercial Real Estate	50,131	6,006,773	520,184	6,577,088	94,619,237	101,196,325	—	860,567
Mortgage Warehouse Lines	—	—	—	—	185,739,734	185,739,734	—	—
Residential Real Estate	352,141	—	164,542	516,683	10,687,558	11,204,241	—	164,542

Consumer
Loans to Individuals	275,773	95,702	—	371,475	8,831,824	9,203,299	—	—
Other	—	—	—	—	175,303	175,303	—	—
Deferred Loan Fees	—	—	—	—	883,354	883,354	—	—

Total	$1,896,369	$6,102,475	$1,167,283	$9,166,127	$398,316,631	$407,482,758	$—	$1,507,666

The following table provides an aging of the loan portfolio by loan class at December 31, 2012:

	30-59 Days	60-89 Days	Greater than 90 Days	Total Past Due	Current	Total Loans Receivable	Recorded Investment > 90 Days Accruing	Nonaccrual Loans
Commercial
Construction	$—	$—	$1,581,031	$1,581,031	$54,110,362	$55,691,393	$—	$1,581,031
Commercial Business	202,451	70,192	518,912	791,555	57,073,881	57,865,436	—	629,821
Commercial Real Estate	—	—	3,137,553	3,137,553	99,275,141	102,412,694	—	3,478,605
Mortgage Warehouse Lines	—	—	—	—	284,127,530	284,127,530	—	—
Residential Real Estate	320,729	34,975	—	355,704	10,541,603	10,897,307	—	134,193

Consumer
Loans to Individuals	49,243	—	139,852	189,095	9,454,290	9,643,385	84,948	54,904
Other	—	—	—	—	189,279	189,279	—	—
Deferred Loan Fees	—	—	—	—	987,086	987,086	—	—

Total	$572,423	$105,167	$5,377,348	$6,054,938	$515,759,172	$521,814,110	$84,948	$5,878,554

Management reviews the adequacy of the allowance on at least a quarterly basis to ensure that the provision for loan losses has been charged against earnings in an amount necessary to maintain the allowance at a level that is adequate based on management’s assessment of probable estimated losses. The Company’s methodology for assessing the adequacy of the allowance for loan losses consists of several key elements. These elements include a specific reserve for impaired loans, an allocated reserve, and an unallocated portion.

The Company consistently applies the following comprehensive methodology. During the quarterly review of the allowance for loan losses, the Company considers a variety of factors that include:

•	General economic conditions.

•	Trends in charge-offs.

•	Trends and levels of delinquent loans.

•	Trends and levels of non-performing loans, including loans over 90 days delinquent.

•	Trends in volume and terms of loans.

•	Levels of allowance for specific classified loans.

•	Credit concentrations.

The methodology includes the segregation of the loan portfolio into loan types with a further segregation into risk rating categories, such as special mention, substandard, doubtful, and loss. This allows for an allocation of the allowance for loan losses by loan type; however, the allowance is available to absorb any loan loss without restriction. Larger balance, non-homogeneous loans representing significant individual credit exposures are evaluated individually through the internal loan review process. It is this process that produces the watch list. The borrower’s overall financial condition, repayment sources, guarantors and value of collateral, if appropriate, are evaluated. Based on these reviews, an estimate of probable losses for the individual larger-balance loans is determined, whenever possible, and used to establish specific loan loss reserves. In general, for non-homogeneous loans not individually assessed, and for homogeneous groups, such as residential mortgages and consumer credits, the loans are collectively evaluated based on delinquency status, loan type, and historical losses. These loan groups are then internally risk rated.

The watch list includes loans that are assigned a rating of special mention, substandard, doubtful and loss. Loans criticized as special mention have potential weaknesses that deserve management’s close attention. If uncorrected, the potential weaknesses may result in deterioration of the repayment prospects. Loans classified substandard have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They include loans that are inadequately protected by the current sound net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans classified doubtful have all the weaknesses inherent in loans classified substandard with the added characteristic that collection or liquidation in full, on the basis of current conditions and facts, is highly improbable. Loans rated as doubtful in whole, or in part, are placed in nonaccrual status. Loans classified as a loss are considered uncollectible and are charged off against the allowance for loan losses.

The specific reserve for impaired loans is established for specific loans which have been identified by management as being impaired. These impaired loans are primarily assigned a doubtful risk rating grade because the loan has not performed according to payment terms and there is reason to believe that repayment of the loan principal, in whole or in part, is unlikely. The specific portion of the allowance is the total amount of potential unconfirmed losses for these individual doubtful loans. To assist in determining the fair value of loan collateral, the Company often utilizes independent third party qualified appraisal firms which in turn employ their own criteria and assumptions that may include occupancy rates, rental rates, and property expenses, among others.

The second category of reserves consists of the allocated portion of the allowance. The allocated portion of the allowance is determined by taking pools of loans outstanding that have similar characteristics and applying historical loss experience for each pool. This estimate represents the potential unconfirmed losses within the portfolio. Individual loan pools are created for commercial and commercial real estate loans, construction loans, and various types of loans to individuals. The historical estimation for each loan pool is then adjusted to account for current conditions, current loan portfolio performance, loan policy or management changes, or any other factor which may cause future losses to deviate from historical levels.

The Company also maintains an unallocated allowance. The unallocated allowance is used to cover any factors or conditions which may cause a potential loan loss but are not specifically identifiable. It is prudent to maintain an unallocated portion of the allowance because no matter how detailed an analysis of potential loan losses is performed, these estimates by definition lack precision. Management must make estimates using assumptions and information that is often subjective and changing rapidly.

The following discusses the risk characteristics of each of our loan portfolio segments, commercial and consumer.

Commercial

The Company’s primary lending emphasis is the origination of commercial and commercial real estate loans and mortgage warehouse lines of credit. Based on the composition of the loan portfolio, the inherent primary risks are deteriorating credit quality, a decline in the economy, and a decline in New Jersey real estate market values. Any one, or a combination, of these events may adversely affect the loan portfolio and may result in increased delinquencies, loan losses and increased future provision levels.

Consumer

The Company’s loan portfolio consumer segment is comprised of residential real estate loans, home equity loans and other loans to individuals. Individual loan pools are created for the various types of loans to individuals.

In general, for homogeneous groups, such as residential mortgages and consumer credits, the loans are collectively evaluated based on delinquency status, loan type, and industry historical losses. These loan groups are then internally risk rated.

The Company considers the following credit quality indicators in assessing the risk in the loan portfolio:

•	Consumer credit scores

•	Internal credit risk grades

•	Loan-to-value ratios

•	Collateral

•	Collection experience

The Company’s internal credit risk grades are based on the definitions currently utilized by the banking regulatory agencies. The grades assigned and definitions are as follows, and loans graded excellent, above average, good and watch list are treated as “pass” for grading purposes:

1. Excellent – Loans that are based upon cash collateral held at the Bank and adequately margined. Loans that are based upon “blue chip” stocks listed on the major exchanges and adequately margined.

2. Above Average – Loans to companies whose balance sheets show excellent liquidity and long-term debt is on well-spread schedules of repayment easily covered by cash flow. Such companies have been consistently profitable and have diversification in their product lines or sources of revenue. The continuation of profitable operations for the foreseeable future is likely. Management is comprised of a mix of ages, experience, and backgrounds and management succession is in place. Sources of raw materials are abundant and for service companies, the source of revenue is abundant. Future needs have been planned for. Character and ability of individuals or company principals are excellent. Loans to individuals supported by high net worths and liquid assets.

3. Good – Loans to companies whose balance sheets show good liquidity and cash flow adequate to meet maturities of long-term debt with a comfortable margin. Such company has established a profitable record over a number of years, and there has been growth in net worth. Operating ratios are in line with those of the industry, and expenses are in proper relationship to the volume of business done and the profits achieved. Management is well-balanced and competent in their responsibilities. Economic environment is favorable; however, competition is strong. The prospects for growth are good. Loans in this category do not meet the collateral requirements of loans in categories 1 and 2 above. Loans to individuals supported by good net worths but whose supporting assets are illiquid.

3w. Watch List – Included in this category are loans evidencing problems identified by Bank management requiring closer supervision. Such problem has not developed to the point which requires a Special Mention rating. This category also covers situations where the Bank does not have adequate current information upon which credit quality can be determined. The account officer has the obligation to correct these deficiencies within 30 days from the time of notification.

4. Special Mention – Loans or borrowing relationships that require more than the usual amount of attention by Bank management. Industry conditions may be adverse or weak. The borrower’s ability to meet current payment schedules may be questionable, even though interest and principal are being paid as agreed. Heavy reliance has been placed on the collateral. Profits, if any, are interspersed with losses. Management is “one man” or weak or incompetent or there is no plan for management succession. Expectations of a loan loss are not immediate; however, if present trends continue, a loan loss could be expected.

5. Substandard – Loans in this category possess weaknesses that jeopardize the ultimate collection of total outstandings. These weaknesses require close supervision by Bank management. Current financial statements are unavailable and the loan is inadequately protected by the collateral pledged. This category will normally include loans that have been classified as substandard by the regulators.

6. Doubtful – Loans with weaknesses inherent in the substandard classification and where collection or liquidation in full is highly questionable. It is likely that the loan will not be collected in full and the Bank will suffer some loss which is not quantifiable at the time of review.

7. Loss – Loans considered uncollectable and of such little value that their continuance as an active asset is not warranted. Loans in this category should immediately be eliminated from the Bank’s loan loss reserve. Any accrued interest should immediately be backed out of income.

The following table provides a breakdown of the loan portfolio by credit quality indictor at June 30, 2013.

Commercial Credit Exposure – By Internally Assigned Grade	Construction	Commercial Business	Commercial Real Estate	Mortgage Warehouse Lines	Residential Real Estate
Grade:
Pass	$37,530,315	$54,760,756	$69,061,842	$185,739,734	$11,039,699
Special Mention	—	1,492,992	27,174,795	—	164,542
Substandard	4,016,510	1,144,755	4,959,688	—	—
Doubtful	—	135,174	—	—	—

Total	$41,546,825	$57,533,677	$101,196,325	$185,739,734	$11,204,241

Consumer Credit Exposure – By Payment Activity	Loans To Individuals	Other
Performing	$9,203,299	$175,303
Nonperforming	—	—

Total	$9,203,299	$175,303

The following table provides a breakdown of the loan portfolio by credit quality indictor at December 31, 2012.

Commercial Credit Exposure – By Internally Assigned Grade	Construction	Commercial Business	Commercial Real Estate	Mortgage Warehouse Lines	Residential Real Estate
Grade:
Pass	$49,373,827	$55,498,613	$76,096,964	$284,127,530	$10,763,114
Special Mention	—	1,019,586	19,060,621	—	134,193
Substandard	5,777,494	1,064,799	7,255,109	—	—
Doubtful	540,072	282,438	—	—	—

Total	$55,691,393	$57,865,436	$102,412,694	$284,127,530	$10,897,307

Consumer Credit Exposure – By Payment Activity	Loans To Individuals	Other
Performing	$9,454,288	$189,279
Nonperforming	189,097	—

Total	$9,643,385	$189,279

Impaired Loans Disclosures

Loans are considered to be impaired when, based on current information and events, it is determined that the Company will not be able to collect all amounts due according to the loan contract, including scheduled interest payments. When a loan is placed on nonaccrual status, it is also considered to be impaired. Loans are placed on nonaccrual status when: (1) the full collection of interest or principal becomes uncertain; or (2) they are contractually past due 90 days or more as to interest or principal payments unless the loans are both well secured and in the process of collection.

The following tables summarize the distribution of the allowance for loan losses and loans receivable by loan class and impairment method at June 30, 2013 and December 31, 2012:

Period-End Allowance for Credit Losses by Impairment Method June 30, 2013

	Construction	Commercial	Commercial Real Estate	Mortgage Warehouse	Residential Real Estate	Consumer	Other	Unallocated	Loan Costs	Total
Allowance for credit losses:
Ending Balance	$1,212,578	$985,919	$2,451,856	$928,699	$92,733	$99,890	$2,104	$495,161	$—	$6,268,940
Ending Balance
Individually evaluated for impairment	—	173,155	793,926	—	—	—	—	—	—	967,081
Collectively evaluated for impairment	$1,212,578	$812,764	$1,657,930	$928,699	$92,733	$99,890	$2,104	$495,161	$—	$5,301,859

Loans receivables:
Ending Balance	$41,546,825	$57,533,677	$101,196,325	$185,739,734	$11,204,241	$9,203,299	$175,303	$—	$883,354	$407,482,758
Individually evaluated for impairment	540,975	792,376	4,477,287	—	164,542	—	—	—	—	5,975,180
Collectively evaluated for impairment	$41,005,850	$56,741,301	$96,719,038	$185,739,734	$11,039,699	$9,203,299	$175,303	$—	$883,354	$401,507,578

Period-End Allowance for Credit Losses by Impairment Method December 31, 2012

	Construction	Commercial	Commercial Real Estate	Mortgage Warehouse	Residential Real Estate	Consumer	Other	Unallocated	Loan Costs	Total
Allowance for credit losses:
Ending Balance	$1,990,292	$972,789	$2,262,221	$1,420,638	$112,103	$102,583	$2,271	$288,315	$—	$7,151,212
Ending Balance
Individually evaluated for impairment	569,579	253,598	447,193	—	21,693	—	—	—	—	1,292,063
Collectively evaluated for impairment	$1,420,713	$719,191	$1,815,028	$1,420,638	$90,410	$102,583	$2,271	$288,315	$—	$5,859,149

Loans receivables:
Ending Balance	$55,691,393	$57,865,436	$102,412,694	$284,127,530	$10,897,307	$9,643,385	$189,279	$—	$987,086	$521,814,110
Individually evaluated for impairment	2,842,031	906,526	3,952,546	—	134,193	54,904	—	—	—	7,890,200
Collectively evaluated for impairment	$52,849,362	$56,958,910	$98,460,148	$284,127,530	$10,763,114	$9,588,481	$189,279	$—	$987,086	$513,923,910

The activity in the allowance for loan losses by loan class for the six months ended June 30, 2013 and 2012 was as follows:

	Construction	Commercial Business	Commercial Real Estate	Mortgage Warehouse	Residential Real Estate	Consumer	Other	Unallocated	Total
Balance – December 31, 2012	$1,990,292	$972,789	$2,262,221	$1,420,638	$112,103	$102,583	$2,271	$288,315	$7,151,212
Provision charged to operations	(218,010)	(18,319)	245,769	(429,900)	262	50,606	(212)	369,804	—
Loans charged off	(561,993)	(139,289)	(384,688)	—	—	(50,855)	—	—	(1,136,825)
Recoveries of loans charged off	—	2,000	6,895	—	—	—	—	—	8,895

Balance – March 31, 2013	$1,210,289	$817,181	$2,130,197	$990,738	$112,365	$102,334	$2,059	$658,119	$6,023,282
Provision charged to operations	1,872	160,163	321,659	(62,039)	(19,632)	(2,444)	45	(162,958)	236,666
Loans charged off	—	—	—	—	—	—	—	—	—
Recoveries of loans charged off	417	8,575	—	—	—	—	—	—	8,992

Balance-June 30, 2013	$1,212,578	$985,919	$2,451,856	$928,699	$92,733	$99,890	$2,104	$495,161	$6,268,940

The activity in the allowance for loan losses by loan class for the six months ended June 30, 2012 and 2011 was as follows:

Balance – December 31, 2011	$1,054,695	$934,642	$1,597,702	$1,122,056	$91,076	$187,352	$2,377	$544,550	$5,534,450
Provision charged to operations	217,501	15,757	241,180	(115,451)	148,497	22,076	6,803	63,635	599,998
Loans charged off	(32,650)	(144,827)	—	—	—	(77,858)	(6,001)	—	(261,336)
Recoveries of loans charged off	3,403	5,427	—	—	—	—	—	—	8,830

Balance – March 31, 2012	$1,242,949	$810,999	$1,838,882	$1,006,605	$239,573	$131,570	$3,179	$608,185	$5,881,942
Provision charged to operations	429,656	111,410	464,946	147,278	13,631	(8,357)	(381)	(608,185)	549,998
Loans charged off	(25,000)	(20,199)	—	—	(130,694)	—	—	—	(175,893)
Recoveries of loans charged off	—	1,191	182	—	—	—	—	—	1,373

Balance – June 30,2012	$1,647,605	$903,401	$2,304,010	$1,153,883	$122,510	$123,213	$2,798	$—	$6,257,420

When a loan is identified as impaired, the measurement of impairment is based on the present value of expected future cash flows, discounted at the loan’s effective interest rate, except when the sole remaining source of repayment for the loan is the liquidation of the collateral. In such cases, the current fair value of the collateral less selling costs is used. If the value of the impaired loan is less than the recorded investment in the loan, the impairment is recognized through an allowance estimate or a charge to the allowance.

Impaired Loans Receivables (By Class) – June 30, 2013
				Six Months Ended June 30, 2013
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance:
Commercial
Construction	$540,975	$540,975	$—	$996,653	$38,981
Commercial Business	177,980	232,022	—	240,487	2,707
Commercial Real Estate	—	—	—	62,315	—
Mortgage Warehouse Lines	—	—	—	—	—

Subtotal	718,955	772,997	—	1,299,455	31,688

Residential Real Estate	164,542	164,542	—	72,061	—

Consumer
Loans to Individuals	—	—	—	33,747	—
Other	—	—	—	—	—

Subtotal	—	—	—	33,747	—

With no related allowance:	883,497	937,539	—	1,405,263	31,688

With an allowance:
Commercial
Construction	—	—	—	490,978	—
Commercial Business	614,396	759,223	173,155	585,011	10,410
Commercial Real Estate	4,477,287	4,477,287	793,926	3,402,543	73,268
Mortgage Warehouse Lines	—	—	—	—	—

Subtotal	5,091,683	5,236,510	967,081	4,478,532	83,678

Residential Real Estate	—	—	—	88,148	—

Consumer
Loans to Individuals	—	—	—	8,429	—
Other	—	—	—	—	—

Subtotal	—	—	—	8,429	—

With an allowance:	5,091,683	5,236,510	967,081	4,575,109	83,678

Total:
Commercial	5,810,638	6,009,507	967,081	5,777,987	115,366
Residential Real Estate	164,542	164,542	—	160,209	—
Consumer	—	—	—	42,176	—

Total	$5,975,180	$6,174,049	$967,081	$5,980,372	$115,366

Impaired Loans Receivables (By Class) – December 31, 2012				Year to date December 31, 2012

	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance:
Commercial
Construction	$1,360,914	$1,360,914	$—	$412,716	$—
Commercial Business	387,950	430,632	—	474,839	9,490
Commercial Real Estate	—	—	—	321,743	—
Mortgage Warehouse Lines	—	—	—		—

Subtotal	1,748,864	1,791,546	—	1,209,298	9,490

Residential Real Estate	—	—	—	23.600	—

Consumer
Loans to Individuals	54,904	54,904	—	54,904	—
Other	—	—	—	—	—

Subtotal	54,904	54,904	—	54,904	—

Subtotal with no Related Allowance	1,803,768	1,846,450	—	1,287,802	—

With an allowance:
Commercial
Construction	1,481,117	1,481,117	569,579	123,426	—
Commercial Business	518,576	663,403	253,598	456,541	15,746
Commercial Real Estate	3,952,546	3,999,032	447,193	2,964,744	29,291
Mortgage Warehouse Lines	—	—	—	—	—

Subtotal	5,952,239	6,143,552	1,270,370	3,544,711	45,037

Residential Real Estate	134,193	134,193	21,693	287,395	—

Consumer
Loans to Individuals	—	—	—	—	—
Other	—	—	—	—	—

Subtotal	—	—	—	—	—

Subtotal with an Allowance	6,086,432	6,277,745	1,292,063	3,832,106	45,037

Total:
Commercial	7,701,103	7,935,098	1,270,370	4,754,009	54,527
Residential Real Estate	134,193	134,193	21,693	310,995	—
Consumer	54,904	54,904	—	54,904	—

Total	$7,890,200	$8,124,195	$1,292,063	$5,119,908	$54,527

Impaired Loans Receivables (By Class) – June 30, 2012
				Six Months Ended June, 30, 2012
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance:
Commercial
Construction	$—	$—	$—	$1,407,487	$—
Commercial Business	431,381	474,063	—	433,386	—
Commercial Real Estate	—	—	—	252,982	—
Mortgage Warehouse Lines	—	—	—	—	—

Subtotal	431,381	474,063	—	2,093,855	—

Residential Real Estate	—	—	—	—	1,512

Consumer
Loans to Individuals	54,904	54,904	—	27,452	—
Other	—	—	—	—	—

Subtotal	54,904	54,904	—	27,452	—

With no related allowance:	486,285	528,967	—	2,121,307	1,512

With a related allowance:
Commercial
Construction	—	—	—	1,465,584	—
Commercial Business	420,438	565,265	138,597	449,045	3,790
Commercial Real Estate	2,507,360	2,614,922	357,074	1,649,070	6,792
Mortgage Warehouse Lines	—	—	—	—	—

Subtotal	2,927,798	3,180,187	495,671	3,563,699	10,582

Residential Real Estate	140,492	140,492	28,566	330,113	—

Consumer
Loans to Individuals	—	—	—	38,929	—
Other	—	—	—	—	—

Subtotal	—	—	—	38,929	—

With a related allowance:	3,068,290	3,320,679	524,237	3,932,741	10,582

Total:
Commercial	3,359,179	3,654,250	495,671	5,657,554	10,582
Residential Real Estate	140,492	140,492	28,566	330,113	1,512
Consumer	54,904	54,904	—	66,381	—

Total	$3,554,575	$3,849,646	$524,237	$6,054,048	$12,094

In the normal course of business, the Bank may consider modifying loan terms for various reasons. These reasons may include as a retention strategy to compete in the current interest rate environment or as a re-amortization or extension of a loan term to better match the loan’s repayment stream with the borrower’s cash flow. A modified loan would be considered a troubled debt restructuring (“TDR”) if the Bank grants a concession to a borrower and has determined that the borrower is troubled (i.e., experiencing financial difficulties).

If the Bank restructures a loan to a troubled borrower, the loan terms (i.e. interest rate, payment, amortization period and maturity date) may be modified in various ways to enable the borrower to cover the modified debt service payments based on current financial statements and cash flow adequacy. If a borrower’s hardship is thought to be temporary, then modified terms may only be offered for that time period. Where possible, the Bank would attempt to obtain additional collateral and/or secondary repayment sources at the time of the restructure in order to put the Bank in the best possible position if the borrower is not able to meet the modified terms. The Bank will not offer modified terms if it believes that modifying the loan terms will only delay an inevitable permanent default.

The Bank adopted Accounting Standards Update (“ASU”) No. 2011-02 on July 1, 2011. ASU No. 2011-02 provides additional guidance to creditors for evaluating whether a modification or restructuring of a receivable is a TDR. In evaluating whether a restructuring constitutes a TDR, ASU No. 2011-02 requires that a creditor must separately conclude that the restructuring constitutes a concession and the borrower is experiencing financial difficulties. As a result of our adoption of ASU No. 2011-02, we reassessed the terms and restructurings. The following table is a breakdown of TDR, all of which are classified as impaired, which occurred during the six months ended June 30, 2013.

Modifications

During the six months ended June 30, 2013

	Number of Contracts	Pre-Modification Outstanding Recorded Investment	Post- Modification Outstanding Recorded Investment
Troubled Debt Restructurings:
Commercial	—	—	—
Commercial Real Estate	2	3,224,980	3,154,157
Residential Real Estate	—	—	—

	Number of Contracts	Recorded Investment
Troubled Debt Restructurings
That Subsequently Defaulted:
Commercial	—	—
Commercial Real Estate	—	—
Residential Real Estate	—	—

If the Bank determines that a borrower has suffered deterioration in their financial condition, a restructuring of the loan terms may occur. Such loan restructurings may include, but are not limited to, reductions in principal or interest, reductions in interest rates, and extensions of the maturity date. When modifications are implemented, such loans meet the definition of a TDR. Most of the modifications employed by the Bank during the six months ended June 30, 2013 have resulted in lower amortization payments for a limited time period without any reduction in the interest rate. The lower payments are determined by an analysis of the borrower’s cash flow ability to meet the modified terms while anticipating an improved financial condition to enable a resumption of the original payment terms.

(5) Share-Based Compensation

As of June 30, 2013, the Company’s stock based incentive plans (“Stock Plans”) authorize the issuance of an aggregate of 440,701 shares of common stock (as adjusted for subsequent stock dividends) pursuant to awards that may be granted in the form of stock options to purchase common stock (“Options”) and awards of shares of common stock (“Stock Awards”). The purpose of the Stock Plans is to attract and retain personnel for positions of substantial responsibility and to provide additional incentive to certain officers, directors, employees and other persons to promote the success of the Company. Under the Stock Plans, options have a term of ten years after the date of grant subject to earlier termination in certain circumstances. Options are granted with an exercise price at the then fair market value of the Company’s common stock. The grant date fair value is calculated using the Black – Scholes option valuation model. As of June 30, 2013, there were 395,763 shares of common stock (as adjusted for the 5% stock dividend declared December 20, 2012 and paid January 31, 2013 to shareholders of record on January 14, 2013) available for future grants under the Stock Plans.

Stock-based compensation expense related to options was $50,568 and $48,777 for the six months ended June 30, 2013 and 2012, respectively.

Transactions under the Stock Plans during the six months ended June 30, 2013 (as adjusted to reflect the 5% stock dividend declared December 2012) are summarized as follows:

Stock Options	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value
Outstanding at January 1, 2013	221,894	$8.91
Granted	25,305	8.06
Exercised	—	—
Forfeited	—	—
Expired	—	—

Outstanding at June 30, 2013	247,199	$8.81	5.9	$392,068

Exercisable at June 30, 2013	184,215	$9.42	5.0	$237,630

The fair value of each option and the significant weighted average assumptions used to calculate the fair value of the options granted for the six months ended June 30, 2013 are as follows:

Fair value of options granted	$2.69
Risk-free rate of return	0.81%
Expected option life in years	7
Expected volatility	30.82%
Expected dividends (1)	—

(1)	To date, the Company has not paid cash dividends on its common stock.

As of June 30, 2013, there was approximately $175,844 of unrecognized compensation cost related to nonvested stock option-based compensation arrangements granted under the Company’s stock incentive plans. That cost is expected to be recognized over the next four years.

The following table summarizes nonvested restricted shares for the six months ended June 30, 2013 (as adjusted to reflect the 5% stock dividend declared in December 2012).

Non-vested shares	Number of Shares	Average Grant Date Fair Value
Non-vested at January 1, 2013	140,575	$6.41
Granted	19,633	8.42
Vested	(9,307)	8.33
Forfeited	—	—

Non-vested at June 30, 2013	150,901	$6.55

The value of restricted shares is based upon the closing price of the common stock on the date of grant. The shares generally vest over a four year service period with compensation expense recognized on a straight-line basis.

Stock based compensation expense related to stock grants was $217,390 and $175,444 for the six months ended June 30, 2013 and 2012.

As of June 30, 2013, there was approximately $782,497 of unrecognized compensation cost related to non-vested stock grants that will be recognized over the next three years.

(6) Benefit Plans

The Bank has a 401(k) plan which covers substantially all employees with six months or more of service. The Bank’s contributions to the 401(k) plan are expensed as incurred.

The Company also provides retirement benefits to certain employees under a supplemental executive retirement plan. The plan is unfunded and the Company accrues actuarial determined benefit costs over the estimated service period of the employees in the plan. The Company recognizes the over funded or underfunded status of a defined benefit post-retirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur, through comprehensive income.

The components of net periodic expense for the Company’s supplemental executive retirement plan for six months ended June 30, 2013 and 2012 were as follows:

	Six months ended June 30,
	2013	2012
Service cost	$214,257	$123,646
Interest cost	155,951	100,146
Actuarial (gain) loss recognized	(209,721)	10,600
Prior service cost recognized	6,611	49,716

	$167,098	$284,108

(7) Other Comprehensive Income and Accumulated Other Comprehensive Income

Comprehensive income is the total of (1) net income, and (2) all other changes in equity from non-shareholder sources, which are referred to as other comprehensive income. The components of other comprehensive income, and the related tax effects, are as follows:

	Before-Tax Amount	Income Tax Effect	Net-of-Tax Amount
Six Months Ended June 30, 2013:
Unrealized holding gains (losses) on available-for-sale securities:
Unrealized holding gains (losses) on available-for-sale securities	($4,614,989)	$1,702,774	($2,912,215)
Reclassification adjustment for losses realized in income	—	—	—

Other comprehensive gain (loss) on available-for-sale securities	($4,614,989)	$1,702,774	($2,912,215)

Unfunded pension liability:
Changes from plan actuarial gains and (losses) included in other comprehensive income	66,486	(26,602)	39,884
Amortization of net transition obligation, prior service cost and net actuarial loss included in net periodic benefit cost	—	—	—

Other comprehensive gain (loss) on unfunded retirement obligations	66,486	(26,602)	39,884

Total other comprehensive income (loss)	($4,548,503)	1,676,172	($2,872,331)

	Before-Tax Amount	Income Tax Effect	Net-of-Tax Amount
Six Months Ended June 30, 2012:
Unrealized holding gains (losses) on available-for-sale securities:
Unrealized holding gains (losses) on available-for-sale securities	$57,469	($19,539)	$37,930
Reclassification adjustment for losses realized in income	—	—	—

Other comprehensive gain (loss) on available-for-sale securities	57,469	(19,539)	37,930

Unfunded pension liability:
Changes from plan actuarial gains and (losses) included in other comprehensive income	$6,441	$(2,589)	$3,852
Amortization of net transition obligation, prior service cost and net actuarial loss included in net periodic benefit cost	—	—	—

Other comprehensive gain (loss) on unfunded retirement obligations	6,441	(2,589)	3,852

Total other comprehensive income (loss)	$63,910	($22,128)	$41,782

Changes in the components of accumulated other comprehensive income are as follows and are presented net of tax:

	Unrealized Holding Gains (Losses) on Available for Sale Securities	Unrealized Impairment Loss on Held to Maturity Security	Unfunded Pension Liability	Accumulated Other Comprehensive Income
Six Months Ended June 30, 2013:
Balance, beginning of period	$1,235,204	($330,623)	($100,288)	$804,293

Other comprehensive income (loss) before reclassifications	(2,912,215)	—	39,884	(2,872,331)
Amounts reclassified from accumulated other comprehensive income (loss)	—	—	—	—

Other comprehensive income (loss)	(2,912,215)	—	39,884	(2,872,331)

Balance, end of period	($1,677,011)	($330,623)	($60,404)	($2,068,038)

	Unrealized Holding Gains (Losses) on Available for Sale Securities	Unrealized Impairment Loss on Held to Maturity Security	Unfunded Pension Liability	Accumulated Other Comprehensive Income
Six Months Ended June 30, 2012:
Balance, beginning of period	$1,530,078	($330,623)	($107,993)	$1,091,462

Other comprehensive income (loss) before reclassifications	37,930	—	3,852	41,782
Amounts reclassified from accumulated other comprehensive income (loss)	—	—	—	—

Other comprehensive income (loss)	37,930	—	3,852	41,782

Balance, end of period	$1,568,008	($330,623)	($104,141)	$1,133,244

Items reclassified out of each component of other comprehensive income (loss) are as follows:

For the Six Months Ended June 30, 2013 (In Thousands)
Details about Accumulated Other Comprehensive Income Components	Reclassified from Accumulated Other Comprehensive Income (Loss)	Affected Line Item in the Consolidated Statements of Income
Unrealized gains (losses) on available-for- sale securities	$—	Total other-than-temporary impairment losses on Available-for-sale securities
	—	Realized gains (losses) on available-for-sale securities, net

	—	Total before tax

	—	Income tax (expense) benefit

	—	Net of tax

Unfunded pension liability
Prior service cost	—	Salaries and employee benefits
Actuarial loss	—	Salaries and employee benefits

	—	Total before tax
	—	Income tax (expense) benefit

	—	Net of tax

Total reclassifications for the period, net of tax	$—

(8) Recent Accounting Pronouncements

ASU 2011-11 (Disclosures about offsetting Assets and Liabilities)

On December 19, 2011, the FASB issued Accounting Standards Update (“ASU”) 2011-11, “Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities.” This new guidance affects all entities with financial instruments or derivatives that are either presented on a net basis in the balance sheet or subject to an enforceable master netting arrangement or a similar arrangement. The ASU does not change existing offsetting criteria in U.S. generally accepted accounting principles (“U.S. GAAP”) or the permitted balance sheet presentation for items meeting the criteria. To help financial statement users better assess the effect or potential effect of offsetting arrangements on an entity’s financial position, the new guidance requires disclosures in the financial statement notes that provide both net and gross information about assets and liabilities that have been offset and the related arrangements.

The new disclosure requirements in the ASU are intended to enhance comparability between financial statements prepared using U.S. GAAP and those prepared in accordance with international Financial Reporting

Standards (“IFRS”). The eligibility criteria for offsetting are different in U.S. GAAP and IFRS. In January 2011, the FASB and the International Accounting Standards Board issued an exposure draft proposing new common criteria for offsetting, but the boards could not agree. The FASB voted to retain existing U.S. GAAP guidance on offsetting and to require expanded disclosures for financial instruments and derivative instruments that are either offset in the balance sheet or eligible for offset subject to a master netting arrangement or similar arrangement.

The ASU is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. Disclosures required by the amendments should be provided retrospectively for all comparative periods. The FASB has published a short recap highlighting the significant issues the ASU addresses. The Company does not expect the adoption of this ASU to have a material impact on the Company’s consolidated financial position or results of operations.

ASU 2011-05, 2001-12 and 2013-12 (Presentation of Comprehensive Income)

The provisions of ASU 2011-05 amend FASB ASC Topic 220, Comprehensive Income, to facilitate the continued alignment of U.S. GAAP with International Accounting Standards. The ASU prohibits the presentation of the components of comprehensive income in the statement of shareholders’ equity. Reporting entities are allowed to present either: a statement of comprehensive income, which reports both net income and other comprehensive income; or separate, but consecutive, statements of net income and other comprehensive income. Under previous U.S. GAAP, all three presentations were acceptable. Regardless of the presentation selected, the reporting entity is required to present all reclassifications between other comprehensive and net income on the face of the new statement or statements. The provisions of this ASU are effective for fiscal years and interim periods beginning after December 31, 2011 for public entities. The Company adopted this update on January 1, 2012 and the new Consolidated Statements of Comprehensive Income are included in these financial statements.

ASU 2011-12, “Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income (“AOCI”) in Accounting Standards Update No. 2011-05,” was issued by the FASB on December 23, 2011. This ASU defers the implementation of only those provisions in ASU 2011-05, dealing with the presentation of items reclassified out of AOCI.

The amendments in ASU 2011-12 and ASU 2011-05 are effective at the same time: For public entities, the guidance is effective for fiscal years and interim periods within those years, beginning after December 15, 2011. The requirements are effective for nonpublic entities for fiscal years ending after December 15, 2012. The FASB has published a short recap of the reasons for the ASU 2011-12 deferrals. The adoption of this guidance did not to have any impact on the Company’s consolidated financial position or results of operations.

(9) Fair Value Disclosures

U.S. GAAP has established a fair value hierarchy that prioritizes the inputs to valuation methods used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1:	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2:	Quoted prices in markets that are not active, or inputs that are observable either directly or indirectly, for substantially the full term of the asset or liability.

Level 3:	Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported with little or no market activity).

An asset’s or liability’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.

A description of the valuation methodologies used for instruments measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy, is set forth below. These valuation methodologies were applied to all of the Company’s financial assets and financial liabilities carried at fair value.

In general, fair value is based upon quoted market prices, where available. If such quoted market prices are not available, fair value is based upon internally developed models that primarily use, as inputs, observable market-based parameters. Valuation adjustments may be made to ensure that financial instruments are recorded at fair value. These adjustments may include amounts to reflect counterparty credit quality and counterparty creditworthiness, among other things, as well as unobservable parameters. Any such valuation adjustments are applied consistently over time. The Company’s valuation methodologies may produce a fair value calculation that may not be indicative of net realizable value or reflective value or reflective of future values. While management believes the Company’s valuation methodologies are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date.

Securities Available for Sale. Securities classified as available for sale are reported at fair value utilizing quoted market prices on nationally recognized exchanges (Level 1) or by using Level 2 Inputs. For Level 2 securities, the Company obtains fair value measurements from an independent pricing service. The fair value measurements consider observable data that may include dealer quotes, market spreads, cash flows, the U.S. Treasury yield curve, live trading levels, trade execution data, market consensus prepayments speeds, credit information and the security’s terms and conditions, among other things.

Impaired loans. Loans included in the following table are those which the Company has measured and recognized impairment generally based on the fair value of the loan’s collateral. Fair value is generally determined based upon independent third party appraisals of the properties, or discounted cash flows based on the expected proceeds. These assets are included as Level 3 fair values, based upon the lowest level of input that is significant to the fair value measurements. The fair value consists of the loan balances less specific valuation allowances.

Other Real Estate Owned. Foreclosed properties are adjusted to fair value less estimated selling costs at the time of foreclosure in preparation for transfer from portfolio loans to other real estate owned (“OREO”), establishing a new accounting basis. The Company subsequently adjusts the fair value on the OREO utilizing Level 3 inputs on a non-recurring basis to reflect partial write-downs based on the observable market price, current appraised value of the asset or other estimates of fair value.

The following table summarizes financial assets and financial liabilities measured at fair value on a recurring basis segregated by the level of the valuation inputs within the fair value hierarchy utilized to measure fair value:

	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs	Total Fair Value
June 30, 2013:
Securities available for sale:
U. S. Treasury securities and obligations of U.S. Government sponsored corporations (“GSE”) and agencies	$21,219,240	$1,515,705	$—	$22,734,945
Residential collateralized mortgage obligations – GSE	—	4,837,068	—	4,837,068
Residential collateralized mortgage obligations – non GSE	—	3,318,576	—	3,318,576
Residential mortgage backed securities – GSE	—	34,323,661	—	34,323,661
Obligations of State and Political subdivisions	—	20,097,117	—	20,097,117
Trust preferred debt securities – single issuer	—	2,023,200	—	2,023,200
Corporate debt securities	—	17,508,869	—	17,508,869
Restricted stock	—	1,013,100	—	1,013,100
Mutual fund	—	25,000	—	25,000

	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs	Total Fair Value
December 31, 2012:
Securities available for sale:
U. S. Treasury securities and obligations of U.S. Government sponsored corporations (“GSE”) and agencies	$27,923,670	$1,571,865	$—	$29,495,535
Residential collateralized mortgage obligations – GSE	—	6,632,665	—	6,632,665
Residential collateralized mortgage obligations – non GSE	—	3,924,182	—	3,924,182
Residential mortgage backed securities – GSE	—	26,489,335	—	26,489,335
Obligations of State and Political subdivisions	—	20,682,301	—	20,682,301
Trust preferred debt securities – single issuer	—	1,998,366	—	1,998,366
Corporate debt securities	—	18,100,281	—	18,100,281
Restricted stock	—	2,493,300	—	2,493,300
Mutual fund	—	25,000	—	25,000

Certain financial assets and financial liabilities are measured at fair value on a nonrecurring basis; that is, the instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment). Financial assets and financial liabilities measured at fair value on a non-recurring basis at June 30, 2013 and December 31, 2012 were as follows:

	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs	Total Fair Value
June 30, 2013:
Impaired loans	$—	$—	$4,124,602	$4,124,602
Other real estate owned	—	—	4,071,747	4,071,747

December 31, 2012:
Impaired loans	$—	$—	$4,794,369	$4,794,369
Other real estate owned	—	—	6,568,781	6,568,781

Impaired loans measured at fair value and included in the above table consisted of 10 loans having an aggregate recorded investment of $5,091,683 and specific loan loss allowances of $967,081 at June 30, 2013 and 16 loans at December 31, 2012, having an aggregate recorded investment of $6,086,432 and specific loan loss allowances of $1,292,063.

The following table presents additional qualitative information about assets measured at fair value on a nonrecurring basis and for which the Company has utilized Level 3 inputs to determine fair value:

Quantitative Information about Level 3 Fair Value Measurements
	Fair Value Estimate	Valuation Techniques	Unobservable Input	Range of Adjustments
June 30, 2013
Impaired loans	$4,124,602	Appraisal of collateral (1)	Appraisal adjustments (2)	5-50%
Other real estate owned	$4,071,747	Appraisal of collateral (1)	Appraisal adjustments (2)	8-60%
December 31, 2012
Impaired loans	$4,794,369	Appraisal of collateral (1)	Appraisal adjustments (2)	5-50%
Other real estate owned	$6,568,781	Appraisal of collateral (1)	Appraisal adjustments (2)	8-60%

(1)	Fair value is generally determined through independent appraisals of the underlying collateral, which generally include various Level 3 inputs which are not identifiable.

(2)	Includes qualitative adjustments by management and estimated liquidation expenses.

The fair value of other real estate owned was determined using appraisals, which may be discounted based on management’s review and changes in market conditions.

The following is a summary of fair value versus the carrying value of all the Company’s financial instruments. For the Company and the Bank, as for most financial institutions, the bulk of its assets and liabilities are considered financial instruments. Many of the financial instruments lack an available trading market as characterized by a willing buyer and willing seller engaging in an exchange transaction. Therefore, significant estimations and present value calculations were used for the purpose of this note. Changes in assumptions could significantly affect these estimates.

Estimated fair values have been determined by using the best available data and an estimation methodology suitable for each category of financial instruments as follows:

Cash and Cash Equivalents, Accrued Interest Receivable and Accrued Interest Payable (Carried at Cost). The carrying amounts reported in the balance sheet for cash and cash equivalents, accrued interest receivable and accrued interest payable approximate fair value.

Securities Held to Maturity (Carried at Amortized Cost). The fair values of securities held to maturity are determined in the same manner as for securities available for sale.

Loans Held For Sale (Carried at Lower of Aggregated Cost or Fair Value). The fair values of loans held for sale are determined, when possible, using quoted secondary market prices. If no such quoted market prices exist, fair values are determined using quoted prices for similar loans, adjusted for the specific attributes of the loans.

Gross Loans Receivable (Carried at Cost). The fair values of loans, excluding impaired loans subject to specific loss reserves, are estimated using discounted cash flow analyses, using market rates at the balance sheet date that reflect the credit and interest rate-risk inherent in the loans. Projected future cash flows are calculated based upon contractual maturity or call dates, projected repayments and prepayments of principal. Generally, for variable rate loans that re-price frequently and with no significant change in credit risk, fair values are based on carrying values.

Deposit Liabilities (Carried at Cost). The fair values disclosed for demand deposits (e.g., interest and non-interest demand and savings accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered in the market on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Borrowings and Subordinated Debentures (Carried at Cost). The carrying amounts of short-term borrowings approximate their fair values. The fair values of long-term FHLB advances and subordinated debentures are estimated using discounted cash flow analysis, based on quoted or estimated interest rates for new borrowings with similar credit risk characteristics, terms and remaining maturity.

The estimated fair values and carrying amounts of financial assets and liabilities were as follows:

June 30, 2013
	Carrying Value	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs	Fair Value
Cash and cash equivalents	$110,108,374	$110,108,374	$—	$—	$110,108,374
Securities available for sale	105,881,536	21,219,240	84,662,296	—	105,881,536
Securities held to maturity	110,195,842	—	111,715,297	—	111,715,297
Loans held for sale	28,235,113	28,235,113	—	—	28,235,113
Loans	401,213,818	—	—	402,702,060	402,702,060
Accrued interest receivable	2,554,192	2,554,192	—	—	2,554,192
Deposits	(703,599,834)	—	(704,673,000)	—	(704,673,000)
Borrowings	(10,000,000)	—	(11,302,000)	—	(11,302,000)
Redeemable subordinated debentures	(18,557,000)	—	(18,557,000)	—	(18,557,000)
Accrued interest payable	(943,105)	(943,105)		—	(943,105)

December 31, 2012
	Carrying Value	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs	Fair Value
Cash and cash equivalents	$14,044,921	$14,044,921	$—	$—	$14,044,921
Securities available for sale	109,840,965	27,923,670	81,917,295	—	109,840,965
Securities held to maturity	116,027,900	—	121,839,363	—	121,839,363
Loans held for sale	35,960,262	—	35,960,262	—	35,960,262
Loans	514,662,898	—	—	515,577,788	515,577,788
Accrued interest receivable	2,872,099	—	2,872,099	—	2,872,099
Deposits	(707,689,475)	—	(709,678,000)	—	(709,678,000)
Borrowings	(42,400,000)	—	(43,906,000)	—	(43,906,000)
Redeemable subordinated debentures	(18,557,000)	—	(18,557,000)	—	(18,557,000)
Accrued interest payable	(1,057,779)	—	(1,057,779)	—	(1,057,779)

Loan commitments and standby letters of credit as of June 30, 2013 and December 31, 2012 are based on fees charged for similar agreements; accordingly, the estimated fair value of loan commitments and standby letters of credit is nominal.

(10) Subsequent Events

On August 14, 2013, the Company and the Bank entered into an Agreement and Plan of Merger with Rumson, providing for the merger of Rumson-Fair Haven Bank and Trust (“Rumson”) with and into the Bank, with the Bank as the surviving entity.

Subject to the terms and conditions of the merger agreement, upon consummation of the merger, each outstanding share of Rumson common stock will be converted into the right to receive, at the election of the holder of such Rumson common stock, (i) cash consideration of $7.50 or (ii) 0.7772 of a share of common stock of the Company, or a combination of both, subject to the payment of cash in lieu of fractional shares and customary proration and allocation procedures, if necessary, to assure that 60% of the outstanding shares of Rumson common stock are exchanged for cash and 40% of the outstanding shares of Rumson common stock are exchanged for shares of common stock of the Company. In addition, each outstanding option to acquire shares of Rumson common stock will be terminated and converted to the right to receive cash equal to the product of (i) the aggregate number of shares of Rumson common stock underlying such outstanding option multiplied by (ii) the excess, if any, of $7.50 over the per share exercise price of such outstanding option. Stock awards will be converted into shares of common stock of the Company. Each outstanding share of common stock of the Company will remain outstanding and unaffected by the Merger.

Under New Jersey banking law, Rumson shareholders can elect to dissent from the merger. Any shareholder electing to dissent shall be entitled to a cash payment for such shares only to the extent permitted by and in accordance with New Jersey banking law.

The merger agreement contains typical representations, warranties, and covenants of the Company, the Bank and Rumson, including, among others, covenants that require, during the period between the execution of the merger agreement and consummation of the merger, (i) Rumson to use commercially reasonable efforts to conduct its business in the ordinary course and consistent with past banking practice and prudent banking practice; and (ii) Rumson to not, subject to certain exceptions generally related to it Board of Director’s evaluation and exercise of its fiduciary duties, (a) solicit proposals relating to alternative business combination transactions or (b) enter into discussions or negotiations or provide confidential information in connection with any proposals for alternative business combination transactions.

The Bank has agreed to expand its board of directors to add one seat and appoint James G. Aaron (or if he is unwilling to serve, another member of Rumson’s Board of Directors) to fill the new seat, subject to certain corporate governance procedures.

The merger agreement provides certain termination rights for the Company, the Bank and Rumson, and further provides that upon termination of the merger agreement under certain circumstances, Rumson will be obligated to pay the Company a termination fee of $1,000,000 and out of pocket expenses incurred by the Company and the Bank in connection with the merger of up to $275,000; provided, however, that the sum of the termination fee and such out-of-pocket expenses shall not exceed $1,275,000.

Completion of the merger is subject to customary closing conditions, including (i) receipt of the requisite approval of the shareholders of Rumson, (ii) receipt of regulatory approvals, (iii) the absence of any law or order prohibiting the closing and (iv) and the effectiveness of the registration statement to be filed by the Company with respect to the common stock to be issued in the merger. In addition, each party’s obligation to consummate the merger is subject to certain other conditions, including the accuracy of the representations and warranties of the other party and compliance of the other party with its covenants in all material respects.

The merger agreement also contains representations and warranties that the parties have made to each other as of specific dates. Except for its status as a contractual document that establishes and governs the legal relations among the parties with respect to the merger described therein, the merger agreement is not intended to be a source of factual, business or operational information about the parties. The representations and warranties contained in the merger agreement were made only for purposes of that agreement and as of specific dates, may be subject to a contractual standard of materiality different from what a shareholder might view as material, may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts, may have been qualified by certain disclosures not reflected in the merger agreement that were made to the other party in connection with the negotiation of the merger agreement and generally were solely for the benefit of the parties to the merger agreement. Shareholders should read the merger agreement together with the other information concerning the Company that the Company publicly files in reports and statements with the Securities and Exchange Commission.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

1st Constitution Bancorp

Cranbury, New Jersey

We have audited the accompanying consolidated balance sheets of 1st Constitution Bancorp (the “Company”) and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows for the years then ended. The Company’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of 1st Constitution Bancorp and subsidiaries as of December 31, 2012 and 2011, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ ParenteBeard LLC

Clark, New Jersey

March 22, 2013

1st CONSTITUTION BANCORP

CONSOLIDATED BALANCE SHEETS

December 31, 2012 and 2011

	2012	2011
ASSETS
CASH AND DUE FROM BANKS	$14,033,501	$15,183,853
FEDERAL FUNDS SOLD / SHORT TERM INVESTMENTS	11,420	11,406

Total cash and cash equivalents	14,044,921	15,195,259

INVESTMENT SECURITIES
Available for sale, at fair value	109,840,965	93,683,774
Held to maturity (fair value of $121,839,363 and $147,621,280 at December 31, 2012 and 2011, respectively)	116,027,900	142,474,423

Total securities	225,868,865	236,158,197

LOANS HELD FOR SALE	35,960,262	19,234,111

LOANS	521,814,110	475,431,771
Less-Allowance for loan losses	(7,151,212)	(5,534,450)

Net loans	514,662,898	469,897,321
PREMISES AND EQUIPMENT, net	10,630,295	10,439,304
ACCRUED INTEREST RECEIVABLE	2,872,099	2,996,848
BANK-OWNED LIFE INSURANCE	15,026,506	13,578,981
OTHER REAL ESTATE OWNED	8,332,601	12,409,201
OTHER ASSETS	13,569,935	11,817,693

Total assets	$840,968,382	$791,726,915

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Deposits
Non-interest bearing	$152,334,759	$105,470,543
Interest bearing	555,354,716	518,391,942

Total deposits	707,689,475	623,862,485

BORROWINGS	42,400,000	88,300,000
REDEEMABLE SUBORDINATED DEBENTURES	18,557,000	18,557,000
ACCRUED INTEREST PAYABLE	1,057,779	1,186,511
ACCRUED EXPENSES AND OTHER LIABILITIES	6,210,596	4,821,144

Total liabilities	775,914,850	736,727,140

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preferred stock, no par value: 5,000,000 shares authorized, none issued	—	—
Common stock, no par value; 30,000,000 shares authorized; 5,985,275 and 5,096,054 shares issued and 5,977,924 and 5,094,503 shares outstanding as of December 31, 2012 and 2011, respectively	48,716,032	40,847,929
Retained earnings	15,594,293	13,070,606
Treasury Stock, at cost, 7,351 shares and 1,551 shares at December 31, 2012 and 2011, respectively	(61,086)	(10,222)
Accumulated other comprehensive income	804,293	1,091,462

Total shareholders’ equity	65,053,532	54,999,775

Total liabilities and shareholders’ equity	$840,968,382	$791,726,915

The accompanying notes are an integral part of these financial statements

1st CONSTITUTION BANCORP

CONSOLIDATED STATEMENTS OF INCOME

For the Years Ended December 31, 2012 and 2011

	2012	2011
INTEREST INCOME:
Loans, including fees	$26,643,502	$22,816,086
Securities:
Taxable	4,434,108	5,422,190
Tax-exempt	1,677,329	1,492,041
Federal funds sold and short-term investments	81,697	126,729

Total interest income	32,836,636	29,857,046

INTEREST EXPENSE:
Deposits	4,314,703	5,660,122
Borrowings	450,462	444,185
Redeemable subordinated debentures	385,977	683,057

Total interest expense	5,151,142	6,787,364

Net interest income	27,685,494	23,069,682

PROVISION FOR LOAN LOSSES	2,149,992	2,558,328

Net interest income after provision for loan losses	25,535,502	20,511,354

NON-INTEREST INCOME:
Service charges on deposit accounts	930,162	891,499
Gain on sales of securities available for sale	313,004	0
Gain on sales of loans	1,862,219	1,776,154
Income on Bank-owned life insurance	447,525	404,338
Other income	1,714,618	1,444,259

Total other income	5,267,528	4,516,250

NON-INTEREST EXPENSES:
Salaries and employee benefits	12,434,900	11,219,439
Occupancy expense	2,470,577	2,391,281
Data processing expenses	1,056,629	1,171,136
FDIC insurance expense	565,027	646,365
Other real estate owned expenses	3,553,779	732,693
Other operating expenses	3,689,649	3,644,116

Total other expenses	23,770,561	19,805,030

Income before income taxes	7,032,469	5,222,574

INCOME TAXES	1,971,965	1,291,131

Net income	$5,060,504	$3,931,443

NET INCOME PER COMMON SHARE
Basic	$0.92	$0.74
Diluted	$0.90	$0.74

WEIGHTED AVERAGE SHARES
OUTSTANDING
Basic	5,511,114	5,302,287
Diluted	5,607,103	5,341,255

The accompanying notes are an integral part of these financial statements

1st Constitution Bancorp and Subsidiaries

Consolidated Statements of Comprehensive Income

For the Years Ended December 31, 2012 and 2011

	2012	2011
NET INCOME	$5,060,504	$3,931,443

Other comprehensive income (loss):
Unrealized holding gains (losses) on available for sale securities	(198,328)	1,172,759
Reclassification adjustment for realized gains on available for sale securities included in net income	(313,004)	—
Pension liability	12,880	12,878
Unrealized gain on interest rate swap contract	—	353,552

	(498,452)	1,539,189
Income tax effect	211,283	(545,901)

Other comprehensive (loss) income	(287,169)	993,288

Comprehensive income	$4,773,335	$4,924,731

The accompanying notes are an integral part of these financial statements.

1st CONSTITUTION BANCORP

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

For the Years Ended December 31, 2012 and 2011

	Common Stock	Retained Earnings	Treasury Stock	Accumulated Other Comprehensive Income	Total Shareholders’ Equity
BALANCE, January 1, 2011	$38,899,855	$10,741,779	($58,652)	$98,174	$49,681,156
Exercise of stock options, and issuance of vested shares under employee benefit programs	254,862		81,493		336,355
Share-based compensation	90,596				90,596
Treasury Stock purchased			(33,063)		(33,063)
5% stock dividend declared December 2011	1,602,616	(1,602,616)			0
Net Income for the year ended December 31, 2011		3,931,443			3,931,443
Other comprehensive income				993,288	993,288

BALANCE, December 31, 2011	40,847,929	13,070,606	(10,222)	1,091,462	54,999,775
Exercise of stock options, net and issuance of vested shares under employee benefit programs	412,340		71,706		484,046
Share-based compensation	99,152				99,152
Treasury stock purchased			(122,570)		(122,570)
Shares issued in connection with Shareholders’ Rights program	4,819,794				4,819,794
5% stock dividend declared December 2012	2,536,817	(2,536,817)			0
Net Income for the year ended December 31, 2012		5,060,504			5,060,504
Other comprehensive (loss)				(287,169)	(287,169)

BALANCE, December 31, 2012	$48,716,032	$15,594,293	($61,086)	$804,293	$65,053,532

The accompanying notes are an integral part of these financial statements.

1st CONSTITUTION BANCORP

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2012 and 2011

	2012	2011
OPERATING ACTIVITIES:
Net income	$5,060,504	$3,931,443
Adjustments to reconcile net income to net cash (used in) provided by operating activities-
Provision for loan losses	2,149,992	2,558,328
Provision for loss on other real estate owned	2,345,267	147,178
Depreciation and amortization	1,172,625	1,060,108
Net amortization of premiums and discounts on securities	1,468,338	1,617,464
Gains on sales of securities available for sale	(313,004)	0
Losses on sales of other real estate owned	13,347	48,459
Gains on sales of loans held for sale	(1,862,219)	(1,776,154)
Originations of loans held for sale	(178,044,892)	(139,478,341)
Proceeds from sales of loans held for sale	163,180,960	143,239,614
Income on bank-owned life insurance	(447,525)	(404,338)
Share-based compensation expense	474,758	426,730
Deferred tax benefit	(1,792,342)	(218,835)
Decrease (increase) in accrued interest receivable	124,749	(588,093)
(Increase) in other assets	(16,584)	(305,131)
(Decrease) in accrued interest payable	(128,732)	(340,942)
(Decrease) increase in accrued expense and other liabilities	1,026,726	(306,984)

Net cash (used in) provided by operating activities	(5,588,032)	9,610,506

INVESTING ACTIVITIES:
Purchases of securities -
Available for sale	(57,242,330)	(69,849,189)
Held to maturity	(6,602,385)	(97,428,222)
Proceeds from maturities and repayments of securities -
Available for sale	34,468,644	62,413,278
Held to maturity	31,924,139	35,622,119
Proceeds from sales of securities available for sale	6,074,598	0
Net (increase) in loans	(47,469,331)	(75,323,683)
Purchase of bank-owned life insurance	(1,000,000)	(1,700,000)
Capital expenditures	(1,095,649)	(540,632)
Additional investment in other real estate owned	(141,050)	(733,902)
Proceeds from sales of other real estate owned	2,412,798	2,934,480
Cash consideration received in connection with acquisition of branches	0	101,539,588

Net cash (used in) investing activities	(38,670,566)	(43,066,163)

FINANCING ACTIVITIES:
Exercise of stock options and issuance of vested shares	484,046	336,355
Purchase of Treasury Stock	(122,570)	(33,063)
Net increase (decrease) in demand, savings and time deposits	83,826,990	(31,762,877)
Net (decrease) increase in short term borrowings	(45,900,000)	62,400,000
Net proceeds from issuance of common stock through Shareholder’s Rights Plan	4,819,794	0

Net cash provided by financing activities	43,108,260	30,940,415

Decrease in cash and cash equivalents	(1,150,338)	(2,515,242)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	15,195,259	17,710,501

CASH AND CASH EQUIVALENTS AT END OF YEAR	$14,044,921	$15,195,259

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for -
Interest	$5,279,874	$7,128,306
Income taxes	3,177,000	1,774,256
Non-cash investing activities
Real estate acquired in full satisfaction of loans in foreclosure	553,762	9,954,598

The accompanying notes are an integral part of these financial statements

1st CONSTITUTION BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012 and 2011

1.	Summary of Significant Accounting Policies

1st Constitution Bancorp (the “Company”) is a bank holding company registered under the Bank Holding Company Act of 1956, as amended, and was organized under the laws of the State of New Jersey. The Company is parent to 1st Constitution Bank (the “Bank”), a state chartered commercial bank. The Bank provides community banking services to a broad range of customers, including corporations, individuals, partnerships and other community organizations in the central and northeastern New Jersey area. The Bank conducts its operations through its main office located in Cranbury, New Jersey, and operates thirteen additional branch offices in downtown Cranbury, Fort Lee, Hamilton Square, Hightstown, Hillsborough, Hopewell, Jamesburg, Lawrenceville, Perth Amboy, Plainsboro, Skillman, West Windsor, and Princeton, New Jersey.

The Company has evaluated events and transactions occurring subsequent to the balance sheet date of December 31, 2012 for items that should potentially be recognized or disclosed in these financial statements. The evaluation was conducted through the date these financial statements were issued.

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principals generally accepted in the United States of America (“U.S. GAAP”) and to the accepted practices within the banking industry. The following is a description of the more significant of these policies and practices.

Principles of Consolidation

The accompanying consolidated financial statements include the Company and its wholly-owned subsidiary, the Bank, and the Bank’s wholly-owned subsidiaries, 1st Constitution Investment Company of New Jersey, Inc., FCB Assets Holdings, Inc., 1st Constitution Title Agency, 204 South Newman Street Corp. and 249 New York Avenue LLC. 1st Constitution Capital Trust II, a subsidiary of the Company (“Trust II”), is not included in the Company’s consolidated financial statements as it is a variable interest entity and the Company is not the primary beneficiary. All significant intercompany accounts and transactions have been eliminated in consolidation and certain prior period amounts have been reclassified to conform to current year presentation.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, other-than-temporary security impairment, the fair value of other real estate owned and the valuation of deferred tax assets.

Concentration of Credit Risk

Financial instruments which potentially subject the Company and its subsidiaries to concentrations of credit risk primarily consist of investment securities and loans. At December 31, 2012, 50.7% of our investment securities consisted of U.S. Government and Agency issues, mortgage-backed securities and municipal bonds. In addition, another 19.3% of our portfolio consisted of highly rated collateralized mortgage obligations. The remaining 30.0% of our investment securities consisted primarily of corporate debt issues and restricted stock of the Federal Home Loan Bank of New York. The Bank’s lending activity is primarily concentrated in loans collateralized by real estate located in the State of New Jersey. As a result, credit risk is broadly dependent on the real estate market and general economic conditions in that state.

Interest Rate Risk

The Bank is principally engaged in the business of attracting deposits from the general public and using these deposits, together with other funds, to purchase securities and to make loans, the majority of which are secured by real estate. The potential for interest-rate risk exists as a result of the generally shorter duration of interest-sensitive assets compared to the generally longer duration of interest-sensitive liabilities. In a volatile rate environment, assets held by the Bank will re-price faster than liabilities of the Bank, thereby affecting net interest income. For this reason, management regularly monitors the maturity structure and rate adjustment features of the Bank’s assets and liabilities in order to measure its level of interest-rate risk and to plan for future volatility.

Investment Securities

Investment Securities which the Company has the intent and ability to hold until maturity are classified as held to maturity and are recorded at cost, adjusted for amortization of premiums and accretion of discounts. Investment Securities which are held for indefinite periods of time, which management intends to use as part of its asset/liability management strategy, or that may be sold in response to changes in interest rates, changes in prepayment risk, increased capital requirements or other similar factors, are classified as available for sale and are carried at fair value, except for restricted stock of the Federal Home Loan Bank of New York and Atlantic Central Banker Bank, which are carried at cost. Unrealized gains and losses on such securities are recorded as a separate component of shareholders’ equity. Realized gains and losses, which are computed using the specific identification method, are recognized on a trade date basis.

If the fair value of a security is less than its amortized cost, the security is deemed to be impaired. Management evaluates all securities with unrealized losses quarterly to determine if such impairments are temporary or other-than-temporary in accordance with the Accounting Standards Codification (“ASC”) of the Financial Accounting Standards Board (“FASB”). Temporary impairments on available for sale securities are recognized, on a tax-effected basis, through other comprehensive income (“OCI”) with offsetting adjustments to the carrying value of the security and the balance of related deferred taxes. Temporary impairments of held to maturity securities are not recorded in the consolidated financial statements; however, information concerning the amount and duration of impairments on held to maturity securities is disclosed.

Other-than-temporary impairments on all equity securities and on debt securities that the Company has decided to sell, or will, more likely than not, be required to sell prior to the full recovery of fair value to a level equal to or exceeding amortized cost, are recognized in earnings. If neither of these conditions regarding the likelihood of sale for a debt security apply, the other-than-temporary impairment is bifurcated into credit-related and noncredit-related components. Credit-related impairment generally represents the amount by which the present value of the cash flows that are expected to be collected on a debt security fall below its amortized cost. The noncredit-related component represents the remaining portion of the impairment not otherwise designated as credit-related. The Company recognizes credit-related other-than-temporary impairments in earnings. Noncredit-related other-than-temporary impairments on debt securities are recognized in OCI. For held to maturity debt securities, the amount of any other-than-temporary impairment recorded in OCI is amortized prospectively over the remaining lives of the securities based on the timing of future estimated cash flows related to those securities.

Premiums and discounts on all securities are amortized/accreted to maturity by use of the level-yield method considering the impact of principal amortization and prepayments.

Federal law requires a member institution of the Federal Home Loan Bank (“FHLB”) system to hold restricted stock of its district FHLB according to a predetermined formula. The Bank’s investment in the restricted stock of the FHLB of New York, while included in investment securities available for sale, is carried at cost.

Management evaluates the FHLB restricted stock for impairment in accordance with U.S. GAAP. Management’s determination of whether these investments are impaired is based on their assessment of the ultimate recoverability of their cost rather than by recognizing temporary declines in value. The determination of whether a decline affects the ultimate recoverability of their cost is influenced by criteria such as (1) the significance of the decline in net assets of the FHLB as compared to the capital stock amount for the FHLB and the length of time this situation has persisted, (2) commitments by the FHLB to make payments required by law or regulation and the level of such payments in relation to the operating performance of the FHLB, and (3) the impact of legislative and regulatory changes on institutions and, accordingly, on the customer base of the FHLB. Management believes no impairment charge is necessary related to the FHLB stock as of December 31, 2012.

Bank-Owned Life Insurance

The Company invests in bank-owned life insurance (“BOLI”). BOLI involves the purchasing of life insurance by the Company on a chosen group of employees. The Company is the owner and beneficiary of the policies. This pool of insurance, due to the advantages of the Bank, is profitable to the Company. This profitability offsets a portion of future benefit costs and is intended to provide a funding source for the payment of future benefits. The Bank’s deposits fund BOLI and the earnings from BOLI are recognized as non-interest income.

Loans And Loans Held For Sale

Loans that management intends to hold to maturity are stated at the principal amount outstanding, net of unearned income. Unearned income is recognized over the lives of the respective loans, principally using the effective interest method. Interest income is generally not accrued on loans, including impaired loans, where interest or principal is 90 days or more past due, unless the loans are adequately secured and in the process of collection, or on loans where management has determined that the borrowers may be unable to meet contractual principal and/or interest obligations. When it is probable that, based upon current information, the Bank will not collect all amounts due under the contractual terms of the loan, the loan is reported as impaired. Smaller balance homogenous type loans, such as residential loans and loans to individuals, which are collectively evaluated, are excluded from consideration for impairment. Loan impairment is measured based upon the present value of the expected future cash flows discounted at the loan’s effective interest rate or the underlying fair value of collateral for collateral dependent loans. When a loan, including an impaired loan, is placed on non-accrual, interest accruals cease and uncollected accrued interest is reversed and charged against current income. Non-accrual loans are generally not returned to accruing status until principal and interest payments have been brought current and full collectibility is reasonably assured. Cash receipts on non-accrual and impaired loans are applied to principal, unless the loan is deemed fully collectible.

Loans held for sale are carried at the aggregate lower of cost or market value. Realized gains and losses on loans held for sale are recognized at settlement date and are determined based on the cost, including deferred net loan origination fees and the costs of the specific loans sold.

The Bank accounts for its transfers and servicing of financial assets in accordance with ASC Topic 860, “Transfers and Servicing.” The Bank originates mortgages under a definitive plan to sell those loans with servicing generally released. Mortgage loans originated and intended for sale in the secondary market are carried at the lower aggregate cost or estimated fair value. Gains and losses on sales are also accounted for in accordance with ASC Topic 860.

The Bank enters into commitments to originate loans whereby the interest rate on the loan is determined prior to funding (rate lock commitments). Rate lock commitments on mortgage loans that are intended to be sold are considered to be derivatives. Time elapsing between the issuance of a loan commitment and closing and sale of the loan generally ranges from 30 to 120 days. The Bank protects itself from changes in interest rates through the use of best efforts forward delivery contracts, whereby the Bank commits to sell a loan at the time the borrower commits to an interest rate with the intent that the buyer has assumed interest rate risk on the loan. As a result, the Bank is not exposed to losses nor will it realize significant gains related to its rate lock commitments due to changes in interest rates.

The market value of rate lock commitments and best efforts contracts is not readily ascertainable with precision because rate lock commitments and best efforts contracts are not actively traded in stand-alone markets. The Bank determines the fair value of rate lock commitments and best efforts contracts by measuring the change in the value of the underlying asset while taking into consideration the probability that the rate lock commitments will close. Due to high correlation between rate lock commitments and best efforts contracts, no gain or loss occurs on the rate lock commitments. Rate lock commitments and related derivative instruments were not deemed to be significant at December 31, 2012 and 2011 and therefore, not recorded on the balance sheet at December 31, 2012 and 2011.

ASC Topic 460, “Guarantees,” requires a guarantor entity, at the inception of a guarantee covered by the measurement provisions of the interpretation, to record a liability for the fair value of the obligation undertaken in issuing the guarantee.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the financial performance of a customer to a third party. Those guarantees are primarily issued to support contracts entered into by customers. Most guarantees extend for one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank defines the fair value of these letters of credit as the fees paid by the customer or similar fees collected on similar instruments. The Bank amortizes the fees collected over the life of the instrument. The Bank generally obtains collateral, such as real estate or liens on customer assets for these types of commitments. The Bank’s potential liability would be reduced by any proceeds obtained in liquidation of the collateral held. The Bank had standby letters of credit for customers aggregating $1,620,362 and $3,119,020 at December 31, 2012 and 2011, respectively. These letters of credit are primarily related to our real estate lending and the approximate value of underlying collateral upon liquidation is expected to be sufficient to cover this maximum potential exposure at December 31, 2012. The amount of the liability related to guarantees under standby letters of credit issued was not material as of December 31, 2012 and 2011.

Allowance for Loan Losses

The allowance for loan losses is maintained at a level sufficient to absorb estimated credit losses in the loan portfolio as of the date of the financial statements. The allowance for loan losses is a valuation reserve available for losses incurred or inherent in the loan portfolio and other extensions of credit. The determination of the adequacy of the allowance for loan losses is a critical accounting policy of the Company.

All, or part, of the principal balance of commercial and commercial real estate loans and construction loans are charged off against the allowance as soon as it is determined that the repayment of all, or part, of the principal balance is highly unlikely. Consumer loans are generally charged off no later than 120 days past due on a contractual basis, or earlier in the event of bankruptcy, or if there is an amount deemed uncollectible. Because all identified losses are immediately charged off, no portion of the allowance for loan losses is restricted to any individual loan or groups of loans, and the entire allowance is available to absorb any and all loan losses.

Loans are placed in a nonaccrual status when the ultimate collectability of principal or interest in whole, or in part, is in doubt. Past-due loans contractually past-due 90 days or more for either principal or interest are also placed in nonaccrual status unless they are both well secured and in the process of collection. Impaired loans are evaluated individually.

The following is our charge-off policy by our loan segments:

Commercial

Loans are generally fully or partially charged down to the fair value of collateral securing the asset when:

•	Management judges the loan to be uncollectible;

•	Repayment is deemed to be protracted beyond reasonable time frames;

•	The loan has been classified as a loss by either internal loan review process or external examiners;

•	The customer has filed bankruptcy and the loss becomes evident owing to a lack of assets; or

•	The loan is significantly past due unless both well secured and in the process of collection.

Consumer

Consumer loans are generally charged off no later than 120 days past due on a contractual basis, earlier in the event of bankruptcy, or if there is an amount deemed uncollectible.

Premises and Equipment

Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed primarily on the straight-line method over the estimated useful lives of the related assets for financial reporting purposes and using the mandated methods by asset type for income tax purposes. Building, furniture and fixtures, equipment and leasehold improvements are depreciated or amortized over the estimated useful lives of the assets or lease terms, as applicable. Estimated useful lives of buildings are forty years, furniture and fixtures and equipment are three to fifteen years, and leasehold improvements are three to ten years. Expenditures for maintenance and repairs are charged to expense as incurred.

The Company accounts for impairment of long lived assets in accordance with ASC Topic 360, “Property, Plant, and Equipment,” which requires recognition and measurement for the impairment of long lived assets to be held and used or to be disposed of by sale. The Bank had no impaired long lived assets at December 31, 2012 and 2011.

Derivative Contracts

Derivative contracts, as required by ASC Topic 815, “Derivatives and Hedging,” are carried at fair value as either assets or liabilities in the statement of financial condition with unrealized gains and losses excluded from earnings and reported in a separate component of shareholders’ equity, net of related income tax effects. Gains and losses on derivative contracts are recognized upon realization utilizing the specific identification method.

Income Taxes

There are two components of income tax expense: current and deferred. Current income tax expense approximates cash to be paid or refunded for taxes for the applicable period. Deferred tax assets and liabilities are recognized due to differences between the basis of assets and liabilities as measured by tax laws and their basis as reported in the financial statements. Deferred tax assets are subject to management’s judgment based upon available evidence that future realizations are likely. If management determines that the Company may not be able to realize some or all of the net deferred tax asset in the future, a charge to income tax expense may be required to reduce the value of the net deferred tax asset to the expected realizable value. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax expense or benefit is recognized for the change in deferred tax liabilities.

The Company accounts for uncertainty in income taxes recognized in its consolidated financial statements in accordance with ASC Topic 740, “Income Taxes,” which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company has not identified any significant income tax uncertainties through the evaluation of its income tax positions for the years ended December 31, 2012 and 2011 and has not recognized any liabilities for tax uncertainties as of December 31, 2012 and 2011. Our policy is to recognize interest and penalties on unrecognized tax benefits in income tax expense; such amounts were not significant during the years ended December 31, 2012 and 2011. The tax years subject to examination by the taxing authorities are, for federal purposes, the years ended December 31, 2011 and 2010, and, for state purposes, the years ended December 31, 2011, 2010, and 2009. The Company’s 2009 Federal income tax return is currently under review by the Internal Revenue Service.

Other Real Estate Owned

Other real estate owned obtained through loan foreclosures or the receipt of deeds-in-lieu of foreclosure is carried at the lower of fair value of the related property, as determined by current appraisals less estimated costs to sell, or the recorded investment in the property. Write-downs on these properties, which occur after the initial transfer from the loan portfolio, are recorded as operating expenses. Costs of holding such properties are charged to expense in the current period. Gains, to the extent allowable, and losses on the disposition of these properties are reflected in current operations.

Goodwill and Other Intangible Assets

Goodwill represents the excess of the cost of an acquired entity over the fair value of the identifiable net assets acquired in accordance with the purchase method of accounting. Goodwill is not amortized but is reviewed for potential impairment on an annual basis, or more often if events or circumstances indicated that there may be impairment, in accordance with ASC Topic 350, “Intangibles – Goodwill and Other.” Goodwill is tested for impairment at the reporting unit level and an impairment loss is recorded to the extend that the carrying amount of goodwill exceeds its implied fair value. Core deposit intangibles are a measure of the value of checking and savings deposits acquired in business combinations accounted for under the purchase method. Core deposit intangibles are amortized on a straight-line basis over their estimated lives (ranging from five to ten years) and identifiable intangible assets are evaluated for impairment if events and circumstances indicate a possible impairment. Any impairment loss related to goodwill and other intangible assets is reflected as other non-interest expense in the statement of operations in the period in which the impairment was determined. No assurance can be given that future impairment tests will not result in a charge to earnings. See Note 9 – Goodwill and Other Intangibles for additional information.

Share-Based Compensation

The Company recognizes compensation expense for stock awards and options in accordance with ASC Topic 718, “Compensation – Stock Compensation.” The expense of stock-based compensation is generally measured at fair value at the grant date with compensation expense recognized over the service period, which is usually the vesting period. The Company utilizes the Black-Scholes option-pricing model to estimate the fair value of each stock option on the date of grant. The Black-Scholes model takes into consideration the exercise price and expected life of the options, the current price of the underlying stock and its expected volatility, the expected dividends on the stock and the current risk-free interest rate for the expected life of the option. The Company’s estimate of the fair value of a stock option is based on expectations derived from historical experience and may not necessarily equate to its market value when fully vested. See Note 16 – Share-Based Compensation for additional information.

Benefit Plans

The Company provides certain retirement benefits to employees under a 401(k) plan. The Company’s contributions to the 401(k) plan are expensed as incurred.

The Company also provides retirement benefits to certain employees under a supplemental executive retirement plan. The plan is unfunded and the Company accrues actuarial determined benefit costs over the estimated service period of the employees in the plan. In accordance with ASC Topic 715, “Compensation – Retirement Benefits,” the Company recognizes the under funded status of this postretirement plan as a liability in its statement of financial position and recognizes changes in that funded status in the year in which the changes occur through other comprehensive income.

Cash And Cash Equivalents

Cash and cash equivalents includes cash on hand, interest and non-interest bearing amounts due from banks, Federal funds sold and short-term investments. Generally, Federal funds are sold and short-term investments are made for a one or two-day period.

Reclassifications

Certain reclassifications have been made to the prior period amounts to conform with the current period presentation. Such reclassification had no impact on net income or total shareholders’ equity.

Advertising Costs

It is the Company’s policy to expense advertising costs in the period in which they are incurred.

Earnings Per Common Share

Basic net income per common share is calculated by dividing net income by the weighted average number of common shares outstanding during each period.

Diluted net income per common share is calculated by dividing net income by the weighted average number of common shares outstanding, as adjusted for the assumed exercise of potential common stock warrants, common stock options and unvested restricted stock awards (as defined below), using the treasury stock method. All share information has been restated for the effect of a 5% stock dividend declared on December 20, 2012 and paid on January 31, 2013 to shareholders of record on January 14, 2013.

The following tables illustrate the reconciliation of the numerators and denominators of the basic and diluted earnings per common share (EPS) calculations. Dilutive securities in the tables below exclude common stock options and warrants with exercise prices that exceed the average market price of the Company’s common stock during the periods presented. Inclusion of these common stock options and warrants would be anti-dilutive to the diluted earnings per common share calculation.

	Year Ended December 31, 2012
	Income	Weighted- average shares	Per share Amount
Basic earnings per common share:
Net income	$5,060,504	5,511,114	$0.92

Effect of dilutive securities:
Stock options and unvested stock awards		95,989

Diluted EPS:

Net income plus assumed conversion	$5,060,504	5,607,103	$0.90

	Year Ended December 31, 2011
	Income	Weighted- average shares	Per share Amount
Basic earnings per common share:
Net income	$3,931,443	5,302,287	$0.74

Effect of dilutive securities:
Stock options and unvested stock awards		38,968

Diluted EPS:

Net income plus assumed conversion	$3,931,443	5,341,255	$0.74

For the years ended December 31, 2012 and 2011, 108,174 and 70,924 options, respectively, were anti-dilutive and were not included in the computation of diluted earnings per common share. For the year ended December 31, 2011, all common stock warrants issued under the CPP were anti-dilutive.

Comprehensive Income

Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes unrealized gains and losses on securities available for sale, other-than-temporary non-credit related security impairments, unrealized gains and losses on cash flows hedges, and changes in the funded status of benefit plans which are also recognized in equity.

Variable Interest Entities

Management has determined that Trust II qualifies as a variable interest entity under ASC Topic 810, “Consolidation.” Trust II issued mandatorily redeemable preferred stock to investors, loaned the proceeds to the Company and holds, as its sole asset, subordinated debentures issued by the Company. As a qualified variable interest entity, Trust II’s Balance Sheet and Statement of Operations have never been consolidated with those of the Company.

In March 2005, the Federal Reserve Board adopted a final rule that would continue to allow the inclusion of trust preferred securities in Tier 1 capital, but with stricter quantitative limits. Under the final rule, after a five-year transition period, the aggregate amount of trust preferred securities and certain other capital elements would be limited to 25% of Tier 1 capital elements, net of goodwill. The amount of trust preferred securities and certain other elements in excess of the limit could be included in Tier 2 capital, subject to restrictions. Based on the final rule, the Company has included all of its $18.0 million in trust preferred securities in Tier 1 capital at December 31, 2012 and 2011.

Segment Information

U.S. GAAP establishes standards for public business enterprises to report information about operating segments in their annual financial statements and requires that those enterprises report selected information about operating segments in subsequent interim financial reports issued to shareholders. It also established standards for related disclosure about products and services, geographic areas, and major customers. Operating segments are components of an enterprise, which are evaluated regularly by the chief operating decision-maker in deciding how to allocate and assess resources and performance. The Company’s chief operating decision-maker is the President and Chief Executive Officer. The Company has applied the aggregation criteria for its operating segments to create one reportable segment, “Community Banking.”

The Company’s Community Banking segment consists of construction, commercial, retail and mortgage banking. The Community Banking segment is managed as a single strategic unit, which generates revenue from a variety of products and services provided by the Company. For example, construction and commercial lending is dependent upon the ability of the Company to fund itself with retail deposits and other borrowings and to manage interest rate and credit risk. This situation is also similar for consumer and residential real estate lending.

Recent Accounting Pronouncements.

ASU 2011-11 (Disclosures about offsetting Assets and Liabilities)

On December 19, 2011, The FASB issued Accounting Standards Update (ASU) 2011-11, “Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities.” This new guidance affects all entities with financial instruments or derivatives that are either presented on a net basis in the balance sheet or subject to an enforceable master netting arrangement or a similar arrangement. The ASU does not change existing offsetting criteria in U.S. generally accepted accounting principles (U.S. GAAP) or the permitted balance sheet presentation for items meeting the criteria. To help financial statement users better assess the effect or potential effect of offsetting arrangements on an entity’s financial position, the new guidance requires disclosures in the financial statement notes that provide both net and gross information about assets and liabilities that have been offset and the related arrangements.

The new disclosure requirements in the ASU are intended to enhance comparability between financial statements prepared using U.S. GAAP and those prepared in accordance with international Financial Reporting Standards (IFRS). The eligibility criteria for offsetting are different in U.S. GAAP and IFRS. In January 2011, the FASB and the International Accounting Standards Board issued an exposure draft proposing new common criteria for offsetting, but the boards could not agree. The FASB voted to retain existing U.S. GAAP guidance on offsetting and to require expanded disclosures for financial instruments and derivative instruments that are either offset in the balance sheet or eligible for offset subject to a master netting arrangement or similar arrangement.

The ASU is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. Disclosures required by the amendments should be provided retrospectively for all comparative periods. The FASB has published a short recap highlighting the significant issues the ASU addresses. The Company does not expect the adoption of this ASU to have a material impact on the Company’s consolidated financial position or results of operations.

ASU 2011-05, 2001-12 and 2013-12 (Presentation of Comprehensive Income)

The provisions of ASU 2011-05 amend FASB ASC Topic 220, Comprehensive Income, to facilitate the continued alignment of U.S. GAAP with International Accounting Standards. The ASU prohibits the presentation of the components of comprehensive income in the statement of shareholders’ equity. Reporting entities are allowed to present either: a statement of comprehensive income, which reports both net income and other comprehensive income; or separate, but consecutive, statements of net income and other comprehensive income. Under previous GAAP, all three presentations were acceptable. Regardless of the presentation selected, the reporting entity is required to present all reclassifications between other comprehensive and net income on the face of the new statement or statements. The provisions of this ASU are effective for fiscal years and interim periods beginning after December 31, 2011 for public entities. The Company adopted this update on January 1, 2012 and the new Consolidated Statements of Comprehensive Income are included in these financial statements.

ASU 2011-12, “Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income (“AOCI”) in Accounting Standards Update No. 2011-05,” was issued by the FASB on December 23, 2011. This ASU defers the implementation of only those provisions in ASU 2011-05, dealing only with the presentation of items reclassified out of AOCI.

The amendments in ASU 2011-12 and ASU 2011-05 are effective at the same time: For public entities, the guidance is effective for fiscal years and interim periods within those years, beginning after December 15, 2011.

The requirements are effective for nonpublic entities for fiscal years ending after December 15, 2012. The FASB has published a short recap of the reasons for the ASU 2011-12 deferrals. The adoption of this guidance did not have any impact on the Company’s consolidated financial position or results of operations.

In February 2013, the FASB issued ASU 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, to improve the transparency of reporting reclassifications out of accumulated other comprehensive income. The amendments in this ASU do not change the current requirements for reporting net income or other comprehensive income in financial statements. All of the information that this ASU requires already is required to be disclosed elsewhere in the financial statements under U.S. GAAP.

The new amendments will require an organization to present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income, but only if the item reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period. The new amendments will also require an organization to present cross-reference to other disclosures currently required under U.S. GAAP for other reclassification items (that are not required under U.S. GAAP) to be reclassified directly to net income in their entirety in the same reporting period. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is initially transferred to a balance sheet account (e.g. pension-related amounts) instead of directly to income or expense.

The amendments apply to all public and private companies that report items of other comprehensive income. Public companies are required to comply with these amendments for all reporting periods (interim and annual). Nonpublic company are required to meet the reporting requirements of the amended paragraphs about the roll forward of accumulated other comprehensive income for both interim and annual reporting periods. However, private companies are only required to provide the information about the impact of reclassifications on line items of net income for annual reporting periods, not for interim reporting periods.

The amendments of ASU 2013-02 are effective for reporting periods beginning after December 15, 2012, for public companies and are effective for reporting periods beginning after December 15, 2013, for nonpublic companies. The Company does not believe this pronouncement, when adopted, will have a material impact on operations or financial position.

2.	Acquisition of Unaffiliated Branches

On March 25, 2011, the Bank acquired certain deposit and other liabilities, real estate and related assets of the Rocky Hill, Hillsborough and Hopewell, New Jersey branch banking offices from another financial institution for a purchase price of $9.85 million (the “March 2011 Acquisition”). The March 2011 Acquisition was completed pursuant to the terms and conditions of the Branch Purchase and Assumption Agreement and Agreement for Purchase dated as of December 30, 2010, which was previously disclosed on a Current Report on Form 8-K filed by the Company with the SEC on January 3, 2011.

The Company accounted for this transaction using applicable accounting guidance regarding business combinations. The fair value of savings and transaction deposit accounts acquired was assumed to approximate the carrying value as these accounts have no stated maturity and are payable on demand. A core deposit intangible was ascribed to the value of non-maturity deposits based upon an independent third party evaluation which was prepared using the actual characteristics of the deposits and assumptions we believe to be reasonable. Certificates of deposit accounts were valued utilizing a discounted cash flow analysis based upon the underlying accounts’ contractual maturities and interest rates. The present value of the projected cash flow was then determined using discount rates based upon certificate of deposit interest rates available in the marketplace for accounts with similar terms. The fair value of loans acquired, all of which were performing, was assumed to approximate amortized cost based upon the small size and nature of those loans.

As a result of the March 2011 Acquisition, the three branches became branches of the Bank. Included in the March 2011 Acquisition were the assumption of deposit liabilities of $111.9 million, primarily consisting of demand deposits, and the acquisition of cash of approximately $101.5 million, fixed assets of approximately $4.6 million, which includes, without limitation, ownership of the real estate and improvements upon which the branches are situated, and loans of $862,000. The Bank recorded goodwill of approximately $3.2 million and a core deposit intangible asset of approximately $1.7 million as a result of the March 2011 Acquisition.

3.	Investment Securities

Amortized cost, gross unrealized gains and losses, and the estimated fair value by security type are as follows:

2012	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available for sale-
U. S. Treasury securities and obligations of U.S. Government Sponsored corporations (“GSE”) and agencies	$29,384,595	$137,847	$(26,907)	$29,495,535
Residential collateralized mortgage obligations-GSE	6,349,310	283,355	0	6,632,665
Residential collateralized mortgage obligations-non GSE	3,811,933	119,323	(7,074)	3,924,182
Residential mortgage backed securities – GSE	24,912,948	1,576,387	0	26,489,335
Obligations of State and Political subdivisions	20,793,222	375,416	(486,337)	20,682,301

Trust preferred debt securities – single issuer	2,466,009	0	(467,643)	1,998,366
Corporate debt securities	17,797,681	325,731	(23,131)	18,100,281
Restricted Stock	2,493,300	0	0	2,493,300
Mutual fund	25,000	0	0	25,000

	$108,033,998	$2,818,059	$(1,011,092)	$109,840,965

	Amortized Cost	Other-Than- Temporary Impairment Recognized In Accumulated Other Comprehensive Loss	Carrying Value	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Held to maturity-
Obligations of U.S. Government sponsored corporations (“GSE”) and agencies	$3,073,957	$0	$3,073,957	$33,213	$0	$3,107,170
Residential collateralized mortgage obligations – GSE	19,660,625	0	19,660,625	1,021,556	0	20,682,181
Residential collateralized mortgage obligations-non-GSE	13,387,974	0	13,387,974	796,892	(289)	14,184,577
Residential mortgage backed securities – GSE	19,950,190	0	19,950,190	849,040	(944)	20,798,286
Obligations of State and Political subdivisions	42,815,706		42,815,706	3,039,935	0	45,855,641

Trust preferred debt securities – pooled	656,662	(500,944)	155,718	0	(9,638)	146,080
Corporate debt securities	16,983,730	0	16,983,730	84,443	(2,745)	17,065,428

	$116,528,844	$(500,944)	$116,027,900	$5,825,079	$(13,616)	$121,839,363

2011	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available for sale-
U. S. Treasury securities and obligations of U.S. Government sponsored corporations (“GSE”) and agencies	$19,400,856	$71,833	$0	$19,472,689
Residential collateralized mortgage obligations – GSE	13,421,544	476,589	0	13,898,133
Residential collateralized mortgage obligations – non- GSE	4,177,115	143,480	(20,151)	4,300,444
Residential mortgage backed securities – GSE	40,655,157	2,032,059	(7)	42,687,209
Obligations of State and Political subdivisions	5,366,145	339,747	(5,378)	5,700,514
Trust preferred debt securities – single issuer	2,463,296	0	(712,055)	1,751,241
Corporate debt securities	1,443,762	0	(7,818)	1,435,944
Restricted Stock	4,412,600	0	0	4,412,600
Mutual Fund	25,000	0	0	25,000

	$91,365,475	$3,063,708	$(745,409)	$93,683,774

	Amortized Cost	Other-Than- Temporary Impairment Recognized In Accumulated Other Comprehensive Loss	Carrying Value	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Held to maturity-
Obligations of U.S. Government sponsored corporations (“GSE”) and agencies	$11,118,649	$0	$11,118,649	$59,571	$0	$11,178,220
Residential collateralized mortgage obligations – GSE	24,705,415	0	24,705,415	1,007,737	0	25,713,152
Residential collateralized mortgage obligations-non GSE	14,386,327	0	14,386,327	704,792	0	15,091,119
Residential mortgage backed securities – GSE	20,260,354	0	20,260,354	801,882	0	21,062,236
Obligations of State and Political subdivisions	46,820,985	0	46,820,985	2,848,587	(2,507)	49,667,065
Trust preferred debt securities – pooled	646,574	(500,944)	145,630	0	(142,122)	3,508
Corporate debt securities	25,037,063	0	25,037,063	85,701	(216,784)	24,905,980

	$142,975,367	($500,944)	$142,474,423	$5,508,270	($361,413)	$147,621,280

The carrying value and estimated fair value of investment securities at December 31, 2012, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Restricted stock is included in “Available for sale – Due in one year or less.”

	Amortized Cost	Fair Value
Available for sale-
Due in one year or less
U.S. Treasury securities and obligations of US Government sponsored corporations (“GSE”) and agencies	$7,014,714	$7,035,000
Residential mortgage backed securities-GSE	65,816	68,944
Corporate debt securities	1,414,280	1,425,259
Restricted stock	2,493,300	2,493,300
Mutual fund	25,000	25,000

	$11,013,110	$11,047,503

Due after one year through five years
U.S. Treasury securities and obligations of US Government sponsored corporations (“GSE”) and agencies	$9,955,805	$10,057,800
Residential mortgage backed securities-GSE	269,875	289,069
Obligations of State and Political subdivisions	483,938	486,312
Corporate debt securities	15,296,993	15,595,542

	$26,006,611	$26,428,723

Due after five years through ten years
U.S. Treasury securities and obligations of US Government sponsored corporations (“GSE”) and agencies	$12,414,076	$12,402,735
Residential collateralized mortgage obligations-GSE	80,751	84,935
Residential mortgage backed securities-GSE	3,015,167	3,276,792
Obligations of State and Political subdivisions	2,701,112	2,963,440

	$18,211,106	$18,727,902

Due after ten years
Residential collateralized mortgage obligations-GSE	$6,268,559	$6,547,730
Residential collateralized mortgage obligations-non GSE	3,811,933	3,924,182
Residential mortgage backed securities-GSE	21,562,090	22,854,530
Obligations of State and Political subdivisions	17,608,172	17,232,549
Corporate debt securities	1,086,408	1,079,480
Trust preferred debt securities	2,466,009	1,998,366

	$52,803,171	$53,636,837

Total	$108,033,998	$109,840,965

Held to maturity-
Due in one year or less
Obligations of US Government sponsored corporations (“GSE”) and agencies	$1,500,345	$1,508,940
Obligations of State and Political subdivisions	2,865,631	2,894,143
Corporate debt securities	15,962,320	16,019,453

	$20,328,296	$20,422,536

	Amortized Cost	Fair Value
Due after one year through five years
Obligations of US Government sponsored corporations (“GSE”) and agencies	$1,573,612	$1,598,230
Obligations of State and Political subdivisions	6,212,316	6,475,283
Corporate debt securities	1,021,410	1,045,975

	$8,807,338	$9,119,488

Due after five years through ten years
Residential collateralized mortgage obligations-GSE	$333,839	$340,078
Residential mortgage backed securities-GSE	3,359,153	3,494,362
Obligations of State and Political subdivisions	22,691,687	24,318,500

	$26,384,679	$28,152,940

Due after ten years
Residential collateralized mortgage obligations-GSE	$19,326,786	$20,342,103
Residential collateralized mortgage obligations-non GSE	13,387,974	14,184,577
Residential mortgage backed securities-GSE	16,591,037	17,303,924
Obligations of State and Political subdivisions	11,046,072	12,167,715
Trust preferred debt securities	656,662	146,080

	$61,008,531	$64,144,399

Total	$116,528,844	$121,839,363

Gross unrealized losses on securities and the estimated fair value of the related securities aggregated by security category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2012 and 2011 are as follows:

2012		Less than 12 months		12 months or longer		Total
	Number of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U.S. Government sponsored corporations and agencies	1	$9,842,200	($26,907)	$0	$0	$9,842,200	($26,907)
Residential collateralized mortgage obligations-non-GSE	3	1,960,237	(4,516)	156,505	(2,847)	2,116,742	(7,363)
Residential mortgage backed securities GSE	2	3,989,675	(944)	0	0	3,989,675	(944)
Obligations of State and Political subdivisions	37	12,794,007	(486,337)	0	0	12,794,007	(486,337)
Trust preferred debt securities – Single issuer	4	0	0	1,998,366	(467,643)	1,998,366	(467,643)
Trust preferred debt securities – pooled	1	0	0	146,080	(510,582)	146,080	(510,582)
Corporate debt securities	5	3,176,328	(25,876)	0	0	3,176,328	(25,876)

Total temporarily impaired securities	53	$31,762,447	$(544,580)	$2,300,951	$(981,072)	$34,063,398	$(1,525,652)

2011		Less than 12 months		12 months or longer		Total
	Number of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Residential collateralized mortgage obligations-Non-GSE	1	$0	$0	$251,723	($20,151)	$251,723	($20,151)
Residential mortgage backed securities GSE	1	5,280	(7)	0	0	5,280	(7)
Obligations of State and Political Subdivisions	3	1,049,362	(7,885)	0	0	1,049,362	(7,885)
Trust preferred debt securities – single issue	4	0	0	1,751,241	(712,055)	1,751,241	(712,055)
Trust preferred debt securities – pooled	1	0	0	3,508	(643,066)	3,508	(643,066)
Corporate debt securities	25	13,668,246	(211,075)	666,956	(13,527)	14,335,202	(224,602)

Total temporarily impaired securities	35	$14,722,888	$(218,967)	$2,673,428	$(1,388,799)	$17,396,316	$(1,607,766)

U.S. Treasury securities and obligations of U.S. Government sponsored corporations and agencies: The

Unrealized losses on investments in these securities were caused by interest rate increases. The contractual terms of these investments do not permit the issuer to settle the securities at a price less than the amortized cost of the investment. Because the Company does not intend to sell these investments and it is not more likely than not that the Company will be required to sell these investments before a market price recovery or maturity, these investments are not considered other-than temporarily impaired.

Residential collateralized mortgage obligations and residential mortgage-backed securities: The unrealized losses on investments in residential collateralized mortgage obligations and residential mortgage-backed securities were caused by interest rate increases. The contractual cash flows of these securities are guaranteed by the issuer, primarily government or government sponsored agencies. It is expected that the securities would not be settled at a price less than the amortized cost of the investment. Because the decline in fair value is attributable to changes in interest rates and not credit quality, and because the Company does not intend to sell these investments and it is not more likely than not that the Company will be required to sell these investments before a market price recovery or maturity, these investments are not considered other-than-temporarily impaired.

Obligations of State and Political Subdivisions: The unrealized losses on investments in these securities were caused by interest rate increases. It is expected that the securities would not be settled at a price less than the amortized cost of the investment. Because the decline in fair value is attributable to changes in interest rates and not credit quality, and because the Company does not intend to sell these investments and it is not more likely than not that the Company will be required to sell these investments before a market price recovery or maturity, these investments are not considered other-than-temporarily impaired.

Trust preferred debt securities – single issuer: The investments in these securities with unrealized losses are comprised of four corporate trust preferred securities issued by two large financial institutions that mature in 2027. The contractual terms of the trust preferred securities do not allow the issuer to settle the securities at a price less than the face value of the trust preferred securities, which is greater than the amortized cost of the trust preferred securities. Both of the issuers continue to maintain investment grade credit ratings and neither has defaulted on interest payments. Because the decline in fair value is attributable to the widening of interest rate spreads and the lack of an active trading market for these securities and, to a lesser degree, market concerns on the issuers’ credit quality, and because the Company does not intend to sell these investments and it is not more likely than not that the Company will be required to sell these investments before a market price recovery or maturity, these investments are not considered other-than-temporarily impaired.

Corporate debt securities. The unrealized losses on investments in corporate debt securities were caused by interest rate increases. None of the corporate issuers have defaulted on interest payments. Because the decline in fair value is attributable to changes in interest rates and not credit quality, and because the Company does not intend to sell these investments before a market price recovery or maturity, these investments are not considered other-than-temporarily impaired.

Trust preferred debt securities-pooled: This trust preferred debt security was issued by a two issuer pool (Preferred Term Securities XXV, Ltd. Co-issued by Keefe, Bruyette & Woods, Inc. and First Tennessee (“PRETSL XXV”), consisting primarily of financial institution holding companies. During 2009, the Company recognized an other-than-temporary impairment charge of $864,727, of which $363,783 was determined to be a credit loss and charged to operations and $500,944 was recognized in other comprehensive income (loss) component of shareholders’ equity.

The primary factor used to determine the credit portion of the impairment loss to be recognized in the income statement for this security was the discounted present value of projected cash flow where that present value of cash flow was less than the amortized cost basis of the security. The present value of cash flow was developed using an EITF 99-20 model that considered performing collateral ratios, the level of subordination to senior tranches of the security, credit ratings of and projected credit defaults in the underlying collateral.

On a quarterly basis, management evaluates this security to determine if any additional other-than-temporary impairment is required. As of December 31, 2012, our evaluation was as follows:

e.	We obtained the PRETSL XXV Depository Institutions Issuer List as of December 31, 2012 from the FTN Financial Corp. (“FTN”) website and reviewed the financial ratios and capital levels of each individual financial institution issuer.

f.	We sorted the financial institutions on the issuer list to develop three “buckets” (or categories) for further deferred/default analysis based upon the indicated “Texas Ratio.” The Texas Ratio is calculated by dividing the institution’s Non-Performing Assets plus loans 90 days past due by the combined total of Tangible Equity plus the Allowance for Loan Losses. The three buckets consisted of those institutions with a Texas Ratio of:

(1)	Above 100;

(2)	75 to 100; and

(3)	Below 75.

g.	We then applied the following asset specific deferral/default assumptions to each of these buckets:

(1)	Above 100 – 100% default; 0% recovery;

(2)	75 to 100 – 100% deferred; 15% recovery at 2 years from initial date of deferral; and

(3)	Below 75 – no deferral/default.

h.	We then ran a cash flow projection to analyze the impact of future deferral/default activity by applying the following assumption on those institutions in bucket (3) of our analysis:

•	Defaults at 75 basis points applied annually; 15% recovery with a 2-year lag from the initial date of deferral.

Our rationale for these metrics is as follows: (1) The FDIC lists the number of bank failures each year from 1934 – 2008. Comparing bank failures to the number of FDIC institutions produces an annual average default rate of 36 basis points. Given the continuing uncertain economic environment, we believe the doubling of this amount, or 75 basis points, to be an appropriate measurement for defaults; and (2) Standard & Poor’s published “Global Methodology for Rating Trust Preferred/Hybrid Securities Revised” on November 21, 2008. This analysis uses a recovery assumption of 15%, which we also deem an appropriate measurement.

Our position is that it is appropriate to apply this future default factor in our analysis as it is not realistic to assume no adverse conditions will occur over the remaining 26-year stated maturity of this pooled security even though the individual institutions are currently performing according to terms.

f.	This December 31, 2012 projection of future cash flows produced a present value factor that exceeded the carrying value of the pooled trust preferred security; therefore, management concluded that no other-than-temporary impairment issues were present at December 31, 2012.

A number of factors could cause management to conclude in one or more future reporting periods that an unrealized loss that exists with respect to PRETSL XXV constitutes an additional credit impairment. These factors include, but are not limited to, failure to make interest payments, an increase in the severity of the unrealized loss, an increase in the continuous duration of the unrealized loss without an impairment in value or changes in market conditions and/or industry or issuer specific factors that would render management unable to forecast a full recovery in value. In addition, the fair value of trust preferred securities could decline if the overall economy and the financial condition of the issuers continue to deteriorate and there remains limited liquidity for this security.

The following table sets forth information with respect to this security at December 31, 2012:

Security	Class	Amortized Cost	Fair Value	Unrealized (Loss)	Percent of Underlying Collateral Performing	Percent of Underlying Collateral In Deferral (1)	Percent of Underlying Collateral In Default (1)	Expected Deferrals and Defaults as a % of Remaining Performing Collateral	Moody’s / S&P Ratings	Excess Subordination (2)
										Amount	% of Current Performing Collateral
PreTSL XXV	B-1	$656,662	$146,080	($510,582)	65.7%	15.6%	18.7%	14.1%	C/NR	$102,500,000	20.0%

Notes to table above:

(1)	This percentage represents the amount of specific deferrals / defaults that have occurred, plus those that are known for the following quarters to the total amount of original collateral. Fewer deferrals / defaults produce a lower percentage.
(2)	“Excess subordination” amount is the additional defaults / deferrals necessary in the next reporting period to deplete the entire credit enhancement (excess interest and over-collateralization) beneath our tranche within each pool to the point that would cause a “break in yield”. This amount assumes that all currently performing collateral continues to perform. A break in yield means that our security would not be expected to receive all the contractual cash flows (principal and interest) by maturity. The “percent of underlying collateral performing” is the ratio of the “excess subordination amount” to current performing collateral – a higher percentage means there is more excess subordination to absorb additional defaults / deferrals, and the better our security is protected from loss.

The Company regularly reviews the composition of the investment securities portfolio, taking into account market risks, the current and expected interest rate environment, liquidity needs, and its overall interest rate risk profile and strategic goals.

4.	Loans and Loans Held for Sale

Loans are as follows:

	2012	2011
Commercial business	$57,865,436	$50,784,674
Commercial real estate	102,412,694	99,636,976
Mortgage warehouse lines	284,127,530	249,345,831
Construction loans	55,691,393	49,285,783
Residential real estate loans	10,897,307	12,885,352
Loans to individuals	9,643,385	12,219,640
All other loans	189,279	255,556

Gross Loans	520,827,024	474,413,812
Deferred loan costs	987,086	1,017,959

	$521,814,110	$475,431,771

The Bank’s business is concentrated in New Jersey, particularly Middlesex, Mercer and Somerset Counties and the Fort Lee area of Bergen County. A significant portion of the total loan portfolio is secured by real estate or other collateral located in these areas.

The Bank had residential mortgage loans held for sale of $35,960,262 at December 31, 2012 and $19,234,111 at December 31, 2011. The Bank sells residential mortgage loans in the secondary market on a non-recourse basis. The related loan servicing rights are generally released to the purchaser. Loans held for sale at December 31, 2012 and 2011 were residential mortgage loans that the Bank intends to sell under forward contracts providing for delivery to purchasers generally within a two month period. Changes in fair value of the forward sales contracts, and the related loan origination commitments and closed loans, were not significant at December 31, 2012 and 2011.

5.	Allowance for Loan Losses and Credit Quality Disclosure

A summary of the allowance for loan losses is as follows:

	2012	2011
Balance, beginning of year	$5,534,450	$5,762,712
Provision charged to operations	2,149,992	2,558,328
Loans charged off	(548,091)	(2,799,482)
Recoveries of loans charged off	14,861	12,892

Balance, end of year	$7,151,212	$5,534,450

The Company’s primary lending emphasis is the origination of commercial and commercial real estate loans and mortgage warehouse lines of credit. Based on the composition of the loan portfolio, the inherent primary risks are deteriorating credit quality, a decline in the economy, and a decline in New Jersey real estate market values. Any one, or a combination, of these events may adversely affect the loan portfolio and may result in increased delinquencies, loan losses and increased future provision levels.

The following table provides an aging of the loan portfolio by loan class at December 31, 2012:

	30-59 Days	60-89 Days	Greater than 90 Days	Total Past Due	Current	Total Loans Receivable	Recorded Investment > 90 Days Accruing	Nonaccrual Loans
Commercial
Construction	$0	$0	$1,581,031	$1,581,031	$54,110,362	$55,691,393	$0	$1,581,031
Commercial Business	202,451	70,192	518,912	791,555	57,073,881	57,865,436	0	629,821
Commercial Real Estate	0	0	3,137,553	3,137,553	99,275,141	102,412,694	0	3,478,607
Mortgage Warehouse Lines	0	0	0	0	284,127,530	284,127,530	0	0
Residential Real Estate	320,729	34,975	0	355,704	10,541,603	10,897,307	0	134,193

Consumer
Loans to Individuals	49,243	0	139,852	189,095	9,454,290	9,643,385	84,948	54,904
Other	0	0	0	0	189,279	189,279	0	0

Deferred Loan Fees	0	0	0	0	987,086	987,086	0	0

Total	$572,423	$105,167	$5,377,348	$6,054,938	$515,759,172	$521,814,110	$84,948	$5,878,554

The following table provides an aging of the loan portfolio by loan class at December 31, 2011:

	30-59 Days	60-89 Days	Greater than 90 Days	Total Past Due	Current	Total Loans Receivable	Recorded Investment > 90 Days Accruing	Nonaccrual Loans
Commercial
Construction	$0	$0	$140,055	$140,055	$49,145,728	$49,285,783	$0	$140,055
Commercial Business	364,743	564,152	122,535	1,051,430	49,733,244	50,784,674	0	669,166
Commercial Real Estate	0	245,874	503,877	749,751	98,887,225	99,636,976	0	1,443,220
Mortgage Warehouse Lines	0	0	0	0	249,345,831	249,345,831	0	0
Residential Real Estate	905,310	0	661,171	1,566,481	11,318,871	12,885,352	0	661,171

Consumer
Loans to Individuals	0	144,904	77,858	222,762	11,996,878	12,219,640	0	77,858
Other	0	0	0	0	255,556	255,556	0	0

Deferred Loan Costs	0	0	0	0	1,017,959	1,017,959	0	0

Total	$1,270,053	$954,930	$1,505,496	$3,730,479	$471,701,292	$475,431,771	$0	$2,991,470

Additional income before taxes amounting to $362,399 and $337,158 would have been recognized in 2012 and 2011, respectively, if interest on all loans had been recorded based upon original contract terms.

Management reviews the adequacy of the allowance on at least a quarterly basis to ensure that the provision for loan losses has been charged against earnings in an amount necessary to maintain the allowance at a level that is adequate based on management’s assessment of probable estimated losses. The Company’s methodology for assessing the adequacy of the allowance for loan losses consists of several key elements. These elements include a specific reserve for impaired loans, an allocated reserve, and an unallocated portion.

The Company consistently applies the following comprehensive methodology. During the quarterly review of the allowance for loan losses, the Company considers a variety of factors that include:

•	General economic conditions.

•	Trends in charge-offs.

•	Trends and levels of delinquent loans.

•	Trends and levels of non-performing loans, including loans over 90 days delinquent.

•	Trends in volume and terms of loans.

•	Levels of allowance for specific classified loans.

•	Credit concentrations.

The methodology includes the segregation of the loan portfolio into loan types with a further segregation into risk rating categories, such as special mention, substandard, doubtful, and loss. This allows for an allocation of the allowance for loan losses by loan type; however, the allowance is available to absorb any loan loss without restriction. Larger balance, non-homogeneous loans representing significant individual credit exposures are evaluated individually through the internal loan review process. It is this process that produces the watch list. The borrower’s overall financial condition, repayment sources, guarantors and value of collateral, if appropriate, are evaluated. Based on these reviews, an estimate of probable losses for the individual larger-balance loans are determined, whenever possible, and used to establish specific loan loss reserves. In general, for non-homogeneous loans not individually assessed and for homogeneous groups, such as residential mortgages and consumer credits, the loans are collectively evaluated based on delinquency status, loan type, and historical losses. These loan groups are then internally risk rated.

The watch list includes loans that are assigned a rating of special mention, substandard, doubtful and loss. Loans criticized special mention have potential weaknesses that deserve management’s close attention. If uncorrected, the potential weaknesses may result in deterioration of the repayment prospects. Loans classified substandard have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They include loans that are inadequately protected by the current sound net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans classified doubtful have all the weaknesses inherent in loans classified substandard with the added characteristic that collection or liquidation in full, on the basis of current conditions and facts, is highly improbable. Loans rated as doubtful in whole, or in part, are placed in nonaccrual status. Loans classified as a loss are considered uncollectible and are charged off against the allowance for loan losses.

The specific reserve for impaired loans is established for specific loans which have been identified by management as being impaired. These impaired loans are primarily assigned a doubtful risk rating grade because the loan has not performed according to payment terms and there is reason to believe that repayment of the loan principal in whole, or in part, is unlikely. The specific portion of the allowance is the total amount of potential unconfirmed losses for these individual doubtful loans. To assist in determining the fair value of loan collateral, the Company often utilizes independent third party qualified appraisal firms which in turn employ their own criteria and assumptions that may include occupancy rates, rental rates, and property expenses, among others.

The second category of reserves consists of the allocated portion of the allowance. The allocated portion of the allowance is determined by taking pools of loans outstanding that have similar characteristics and applying historical loss experience for each pool. This estimate represents the potential unconfirmed losses within the portfolio. Individual loan pools are created for commercial and commercial real estate loans, construction loans, and various types of loans to individuals. The historical estimation for each loan pool is then adjusted to account for current conditions, current loan portfolio performance, loan policy or management changes, or any other factor which may cause future losses to deviate from historical levels.

The Company also maintains an unallocated allowance. The unallocated allowance is used to cover any factors or conditions which may cause a potential loan loss but are not specifically identifiable. It is prudent to maintain an unallocated portion of the allowance because no matter how detailed an analysis of potential loan losses is performed, these estimates by definition lack precision. Management must make estimates using assumptions and information that is often subjective and changing rapidly.

The following discusses the risk characteristics of each of our loan portfolio segments, commercial and consumer.

Commercial

The Company’s primary lending emphasis is the origination of commercial and commercial real estate loans and mortgage warehouse lines of credit. Based on the composition of the loan portfolio, the inherent primary risks are deteriorating credit quality, a decline in the economy, and a decline in New Jersey real estate market values. Any one or a combination of these events may adversely affect the loan portfolio and may result in increased delinquencies, loan losses and increased future provision levels.

Consumer

The Company’s loan portfolio consumer segment is comprised of residential real estate loans, home equity loans and other loans to individuals. Individual loan pools are created for the various types of loans to individuals.

In general, for homogeneous groups, such as residential mortgages and consumer credits, the loans are collectively evaluated based on delinquency status, loan type, and industry historical losses. These loan groups are then internally risk rated.

The Company considers the following credit quality indicators in assessing the risk in the loan portfolio:

•	Consumer credit scores

•	Internal credit risk grades

•	Loan-to-value ratios

•	Collateral

•	Collection experience

The Company’s internal credit risk grades are based on the definitions currently utilized by the banking regulatory agencies. The grades assigned and definitions are as follows, and loans graded excellent, above average, good and watch list are treated as “pass” for grading purposes:

1. Excellent – Loans that are based upon cash collateral held at the Bank and adequately margined. Loans that are based upon “blue chip” stocks listed on the major exchanges and adequately margined.

2. Above Average – Loans to companies whose balance sheets show excellent liquidity and long-term debt is on well-spread schedules of repayment easily covered by cash flow. Such companies have been consistently profitable and have diversification in their product lines or sources of revenue. The continuation of profitable operations for the foreseeable future is likely. Management is comprised of a mix of ages, experience, and backgrounds and management succession is in place. Sources of raw materials are abundant, and for service companies, the source of revenue is abundant. Future needs have been planned for. Character and ability of individuals or company principals are excellent. Loans to individuals supported by high net worths and liquid assets.

3. Good – Loans to companies whose balance sheets show good liquidity and cash flow adequate to meet maturities of long-term debt with a comfortable margin. Such companies have established profitable records over a number of years, and there has been growth in net worth. Operating ratios are in line with those of the industry, and expenses are in proper relationship to the volume of business done and the profits achieved. Management is well-balanced and competent in their responsibilities. Economic environment is favorable; however, competition is strong. The prospects for growth are good. Loans in this category do not meet the collateral requirements of loans in categories 1 and 2 above. Loans to individuals supported by good net worths but whose supporting assets are illiquid.

3w. Watch List – Included in this category are loans evidencing problems identified by Bank management that require closer supervision. Such problem has not developed to the point which requires a Special Mention rating. This category also covers situations where the Bank does not have adequate current information upon which credit quality can be determined. The account officer has the obligation to correct these deficiencies within 30 days from the time of notification.

4. Special Mention – Loans or borrowing relationships that require more than the usual amount of attention by Bank management. Industry conditions may be adverse or weak. The borrower’s ability to meet current payment schedules may be questionable, even though interest and principal are being paid as agreed. Heavy reliance has been placed on the collateral. Profits, if any, are interspersed with losses. Management is “one man” or weak or incompetent or there is no plan for management succession. Expectations of a loan loss are not immediate; however, if present trends continue, a loan loss could be expected.

5. Substandard – Loans in this category possess weaknesses that jeopardize the ultimate collection of total outstandings. These weaknesses require close supervision by Bank management. Current financial statements are unavailable and the loan is inadequately protected by the collateral pledged. This category will normally include loans that have been classified as substandard by the regulators.

6. Doubtful – Loans with the same weaknesses inherent in the substandard classification and where collection or liquidation in full is highly questionable. It is likely that the loan will not be collected in full and the Bank will suffer some loss which is not quantifiable at the time of review.

7. Loss – Loans considered uncollectable and of such little value that their continuance as an active asset is not warranted. Loans in this category should immediately be eliminated from the Bank’s loan loss reserve. Any accrued interest should immediately be backed out of income.

The following table provides a breakdown of the loan portfolio by credit quality indictor at December 31, 2012.

Commercial Credit Exposure – By Internally Assigned Grade	Construction	Commercial Business	Commercial Real Estate	Mortgage Warehouse Lines	Residential Real Estate
Grade:
Pass	$49,373,827	$55,498,613	$76,096,964	$284,127,530	$10,763,114
Special Mention	0	1,019,586	19,060,621	0	134,193
Substandard	5,777,494	1,064,799	7,255,109	0	0
Doubtful	540,072	282,438	0	0	0

Total	$55,691,393	$57,865,436	$102,412,694	$284,127,530	$10,897,307

Consumer Credit Exposure – By Payment Activity	Loans To Individuals	Other
Performing	$9,454,288	$189,279
Nonperforming	189,097	0

Total	$9,643,385	$189,279

The following table provides a breakdown of the loan portfolio by credit quality indictor at December 31, 2011.

Commercial Credit Exposure – By Internally Assigned Grade	Construction	Commercial Business	Commercial Real Estate	Mortgage Warehouse Lines	Residential Real Estate
Grade:
Pass	$44,106,827	$47,973,545	$84,642,510	$249,345,831	$12,224,181
Special Mention	5,038,901	1,657,993	10,574,489	0	142,477
Substandard	107,405	865,160	3,823,225	0	518,694
Doubtful	32,650	287,976	596,752	0	0

Total	$49,285,783	$50,784,674	$99,636,976	$249,345,831	$12,885,352

Consumer Credit Exposure – By Payment Activity	Loans To Individuals	Other
Performing	$12,141,782	$255,556
Nonperforming	77,858	0

Total	$12,219,640	$255,556

Impaired Loans Disclosures

Loans are considered to be impaired when, based on current information and events, it is determined that the Company will not be able to collect all amounts due according to the loan contract, including scheduled interest payments. When a loan is placed on nonaccrual status, it is also considered to be impaired. Loans are placed on nonaccrual status when: (1) the full collection of interest or principal becomes uncertain; or (2) they are contractually past due 90 days or more as to interest or principal payments unless the loans are both well secured and in the process of collection.

Allowance for Credit Losses as of and for the year ended December 31, 2012

	Construction	Commercial	Commercial Real Estate	Mortgage Warehouse	Residential Real Estate	Consumer	Other	Unallocated	Deferred Fees	Total
Allowance for credit losses:
Beginning Bal. – December 31, 2011	$1,054,695	$934,642	$1,597,702	$1,122,056	$91,076	$187,352	$2,377	$544,550	$0	$5,534,450
Provision charged to operations	989,844	191,897	775,199	298,582	151,721	(6,911)	5,895	(256,235)	0	2,149,992
Loans charged off	(57,650)	(165,026)	(110,862)	0	(130,694)	(77,858)	(6,001)	0	0	(548,091)
Recoveries of loans charged off	3,403	11,276	182	0	0	0		0	0	14,861

Ending Bal. – December 31, 2012	$1,990,292	$972,789	$2,262,221	$1,420,638	$112,103	$102,583	$2,271	$288,315	$0	$7,151,212

Ending Balance
Individually evaluated for impairment	569,579	253,598	447,193	0	21,693	0	0	0	0	1,292,063
Collectively evaluated for impairment	1,420,713	719,191	1,815,028	1,420,638	90,410	102,583	2,271	288,315	0	5,859,149

Loans receivables:
Ending Balance	$55,691,393	$57,865,436	$102,412,694	$284,127,530	$10,897,307	$9,643,385	$189,279	$0	$987,086	$521,814,110
Individually evaluated for impairment	2,842,031	906,526	3,952,546	0	134,193	54,904	0	0	0	7,890,200
Collectively evaluated for impairment	52,849,362	56,958,910	98,460,148	284,127,530	10,763,114	9,588,481	189,279	0	987,086	513,923,910

Allowance for Credit Losses as of and for the year ended December 31, 2011

	Construction	Commercial	Commercial Real Estate	Mortgage Warehouse	Residential Real Estate	Consumer	Other	Unallocated	Deferred Fees	Total
Allowance for credit losses:
Beginning Bal. – December 31, 2010	$1,744,068	$971,994	$1,723,865	$763,092	$67,828	$192,457	$1,910	$297,498	$0	$5,762,712
Provision charged to operations	1,663,459	262,110	8,133	358,964	23,248	(5,105)	467	247,052	0	2,558,328
Loans charged off	(2,361,783)	(303,403)	(134,296)	0	0	0	0	0	0	(2,799,482)
Recoveries of loans charged off	8,951	3,941	0	0	0	0	0	0	0	12,892

Ending Bal. – December 31, 2011	$1,054,695	$934,642	$1,597,702	$1,122,056	$91,076	$187,352	$2,377	$544,550	$0	$5,534,450

Ending Balance
Individually evaluated for impairment	0	283,424	186,055	0	11,619	77,858	0	0	0	558,956
Collectively evaluated for impairment	1,054,695	651,218	1,411,647	1,122,056	79,457	109,494	2,377	544,550	0	4,975,494

Loans receivables:
Ending Balance	$49,285,783	$50,784,674	$99,636,976	$249,345,831	$12,885,352	$12,219,640	$255,556	$0	$1,017,959	$475,431,771
Individually evaluated for impairment	140,055	952,156	1,934,120	0	661,171	77,858	0	0	0	3,765,360
Collectively evaluated for impairment	49,145,728	49,832,518	97,702,856	249,345,831	12,224,181	12,141,782	255,556	0	1,017,959	471,666,411

When a loan is identified as impaired, the measurement of impairment is based on the present value of expected future cash flows, discounted at the loan’s effective interest rate, except when the sole remaining source of repayment for the loan is the liquidation of the collateral. In such cases, the current fair value of the collateral less selling costs is used. If the value of the impaired loan is less than the recorded investment in the loan, the impairment is recognized through an allowance estimate or a charge to the allowance.

Impaired Loans Receivables (By Class) December 31, 2012
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Year to Date 2012 Average Recorded Investment	Year to Date 2012 Interest Income Recognized
With no related allowance:
Commercial
Construction	$1,360,914	$1,360,914	$0	$412,716	$0
Commercial Business	387,950	430,632	0	474,839	9,490
Commercial Real Estate	0	0	0	321,743	0
Mortgage Warehouse Lines	0	0	0	0	0

Subtotal	1,748,864	1,791,546	0	1,209,298	9,490

Residential Real Estate	0	0	0	23,600	0

Consumer
Loans to Individuals	54,904	54,904	0	54,904	0
Other	0	0	0	0	0

Subtotal	54,904	54,904	0	54,904	0

Subtotal with no related allowance	1,803,768	1,846,450	0	1,287,802	0

With an allowance:
Commercial
Construction	1,481,117	1,481,117	569,579	123,426	0
Commercial Business	518,576	663,403	253,598	456,541	15,746
Commercial Real Estate	3,952,546	3,999,032	447,193	2,964,744	29,291
Mortgage Warehouse Lines	0	0	0	0	0

Subtotal	5,952,239	6,143,552	1,270,370	3,544,711	45,037

Residential Real Estate	134,193	134,193	21,693	287,395	0

Consumer
Loans to Individuals	0	0	0	0	0
Other	0	0	0	0	0

Subtotal	0	0	0	0	0

Subtotal with an allowance	6,086,432	6,277,745	1,292,063	3,832,106	45,037
Total:
Commercial	7,701,103	7,935,098	1,270,370	4,754,009	54,527
Residential Real Estate	134,193	134,193	21,693	310,995	0
Consumer	54,904	54,904	0	54,904	0

Total:	$7,890,200	$8,124,195	$1,292,063	$5,119,908	$54,527

Impaired Loans Receivables (By Class) December 31, 2011
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Year to Date Average Recorded Investment	Year to Date Interest Income Recognized
With no related allowance:
Commercial
Construction	$140,055	$277,405	$0	$610,358	$0
Commercial Business	381,190	426,803	0	257,942	0
Commercial Real Estate	503,877	611,389	0	457,464	0
Mortgage Warehouse Lines	0	0	0	0	0

Subtotal	1,025,122	1,315,597	0	1,325,764	0

Residential Real Estate	142,477	142,477	0	11,873	0

Consumer
Loans to Individuals	0	0	0	0	0
Other	0	0	0	0	0

Subtotal	0	0	0	0	0

Subtotal with no Related Allowance	1,167,599	1,458,074	0	1,337,637	0

With an allowance:
Commercial
Construction	0	0	0	2,389,162	0
Commercial Business	570,966	570,966	283,424	791,808	10,001
Commercial Real Estate	1,430,243	1,430,243	186,055	1,036,007	2,294
Mortgage Warehouse Lines	0	0	0	0	0

Subtotal	2,001,209	2,001,209	469,479	4,216,977	12,295

Residential Real Estate	518,694	518,694	11,619	490,081	0
Consumer
Loans to Individuals	77,858	77,858	77,858	77,858	0
Other	0	0	0	0	0

Subtotal	77,858	77,858	77,858	77,858	0

Subtotal with an Allowance	2,597,761	2,597,761	558,956	4,784,916	12,295
Total:
Commercial	3,026,331	3,316,806	469,479	5,542,741	12,295
Residential Real Estate	661,171	661,171	11,619	501,954	0
Consumer	77,858	77,858	77,858	77,858	0

Total:	$3,765,360	$4,055,835	$558,956	$6,122,553	$12,295

In the normal course of business, the Bank may consider modifying loan terms for various reasons. These reasons may include as a retention strategy to compete in the current interest rate environment or to re-amortize or extend a loan term to better match the loan’s payment stream with the borrower’s cash flow. A modified loan would be considered to be a troubled debt restructuring (“TDR”) if the Bank grants a concession to a borrower and has determined that the borrower is troubled (i.e., experiencing financial difficulties).

If the Bank restructures a loan to a troubled borrower, the loan terms (i.e. interest rate, payment, amortization period, maturity date) may be modified in various ways to enable the borrower to cover the modified debt service payments based on current financials and cash flow adequacy. If a borrower’s hardship is thought to be temporary, then modified terms may only be offered for that time period. Where possible, the Bank would attempt to obtain additional collateral and/or secondary payment sources at the time of the restructure in order to put the Bank in the best possible position if the borrower is not able to meet the modified terms. The Bank will not offer modified terms if it believes that modifying the loan terms will only delay an inevitable permanent default.

The Bank adopted Accounting Standards Update (“ASU”) No. 2011-02 on July 1, 2011. ASU No. 2011-02 provides additional guidance to creditors for evaluating whether a modification or restructuring of a receivable is a troubled debt restructuring. In evaluating whether a restructuring constitutes a troubled debt restructuring, ASU No. 2011-02 requires that a creditor must separately conclude that the restructuring constitutes a concession and the borrower is experiencing financial difficulties. As a result of our adoption of ASU No. 2011-02, we reassessed the terms and restructurings. The following table is a breakdown of troubled debt restructurings, all of which are classified as impaired, which occurred during the years ended December 31, 2012 and 2011.

During 2012

	Number of Contracts	Pre-Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment
Troubled Debt Restructurings:
Commercial	2	$137,028	$86,794
Construction	1	1,278,362	1,261,000

During 2011

	Number of Contracts	Pre-Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment
Troubled Debt Restructurings:
Commercial	4	$329,889	$329,889
Commercial Real Estate	2	840,106	840,106
Residential Real Estate	1	519,913	519,913

The following is a summary of troubled debt restructurings that subsequently defaulted within twelve months of restructuring during the years ended December 31, 2012 and 2011:

During 2012

	Number of Contracts	Recorded Investment
Troubled Debt Restructurings that subsequently defaulted:
Commercial	2	$82,113

During 2011

	Number of Contracts	Recorded Investment
Troubled Debt Restructurings that subsequently defaulted:
Commercial	1	$22,471
Residential Real Estate	1	518,694

If the Bank determines that a borrower has suffered deterioration in their financial condition, a restructuring of the loan terms may occur. Such loan restructurings may include, but are not limited to, reductions in principal or interest, reductions in interest rates, and extensions of the maturity date. When modifications are implemented, such loans meet the definition of a troubled debt restructuring. Most of the modifications employed by the Bank during 2012 and 2011 have resulted in lower amortization payments for a limited time period without any reduction in the interest rate. The lower payments are determined by an analysis of the borrower’s cash flow ability to meet the modified terms while anticipating an improved financial condition to enable a resumption of the original payment terms.

6.	Loans to Related Parties

Activity related to loans to directors, executive officers and their affiliated interests during 2012 and 2011 is as follows:

	December 31,
	2012	2011
Balance, beginning of year	$3,077,361	$3,368,786
Loans granted	412,581	9,711
Repayments of loans	(233,208)	(301,136)

Balance, end of year	$3,256,734	$3,077,361

All such loans were made under customary terms and conditions and were current as to principal and interest payments as of December 31, 2012 and 2011.

7.	Premises and Equipment

Premises and equipment consist of the following:

		December 31,
	Estimated Useful Lives	2012	2011
Land		$1,797,528	$1,797,528
Construction in progress		0	18,427
Building	40 Years	7,272,293	7,300,110
Leasehold improvements	10 Years	4,016,113	3,291,727
Furniture and equipment	3 – 15 Years	3,745,340	3,409,030

		16,831,274	15,816,822
Less: Accumulated depreciation		(6,200,979)	(5,377,518)

		$10,630,295	$10,439,304

Depreciation expense was $904,658 and $849,954 for the years ended December 31, 2012 and 2011, respectively.

8.	Other Real Estate Owned (“OREO”)

The Bank held six properties valued at $8,332,601 at December 31, 2012 and thirteen properties valued at $12,409,201 at December 31, 2011. The Company incurred impairment write-downs of $2,345,267 and $147,718 on OREO property during the years ended December 31, 2012 and 2011, respectively. Further declines in real estate values may result in increased foreclosed real estate expense in the future. Routine holding costs are charged to expense as incurred and improvements to real estate owned that enhance the value of the real estate are capitalized. Net OREO expenses, including impairment write-downs and sales gains and losses, amounted to $3,553,779 and $732,693 for the years ended December 31, 2012 and 2011, respectively, and is included in other operating expenses.

9.	Goodwill and Intangible Assets

Goodwill and intangible assets are included in other assets and are summarized as follows:

	2012	2011
Goodwill	$3,764,314	$3,764,314
Core deposits intangible	1,393,228	1,661,195

Total	$5,157,542	$5,425,509

Amortization expense of intangible assets was $267,967 for the year ended December 31, 2012 and $210,154 for the year ended December 31, 2011.

Scheduled amortization of the core deposits intangible is as follows:

2013	$267,967
2014	258,054
2015	231,255
2016	231,255
2017	231,255
Thereafter	173,442

$1,393,228

10.	Deposits

Deposits consist of the following:

	2012	2011
Demand
Non-interest bearing	$152,334,759	$105,470,543
Interest bearing	211,475,765	201,987,751
Savings	202,261,035	176,198,907
Time	141,617,916	140,205,284

	$707,689,475	$623,862,485

At December 31, 2012, time deposits have contractual maturities as follows:

Year	Amount
2013	$82,529,124
2014	26,438,280
2015	12,191,851
2016	10,340,849
2017	10,117,812

$141,617,916

Individual time deposits in amounts of $100,000 or greater amounted to $72,248,706 and $70,588,990 at December 31, 2012 and 2011, respectively. As of December 31, 2012, time certificates of deposit in amounts of $100,000 or more have remaining maturities as follows:

Maturity Range	Amount
Three months or less	$9,056,166
Over three months through six months	12,170,788
Over six months through twelve months	20,208,987
Over twelve months	30,812,765

$72,248,706

11.	Borrowings

The balance of borrowings was $42,400,000 at December 31, 2012, consisting of a long-term FHLB advance of $10,000,000 and overnight funds purchased of $32,400,000. The balance of borrowings was $88,300,000 at December 31, 2011 and consisted of long-term FHLB advance of $10,000,000 and overnight funds purchased of $78,300,000.

The Bank has established a borrowing relationship with the FHLB which further supports and enhances liquidity. During 2010, FHLB replaced its Overnight Line of Credit and One-Month Overnight Repricing Line of Credit facilities available to member banks with a fully secured line of up to 50 percent of a bank’s quarter-end total assets. Under the terms of this facility, the Bank’s total credit exposure to FHLB cannot exceed 50 percent, or $420,484,191, of its December 31, 2012 total assets. In addition, the aggregate outstanding principal amount of the Bank’s advances, letters of credit, the dollar amount of the FHLB’s minimum collateral requirement for off balance sheet financial contracts and advance commitments cannot exceed 30 percent of the Bank’s total assets, unless the Bank obtains approval from FHLB’s Board of Directors or its Executive Committee. These limits are further restricted by a member’s ability to provide eligible collateral to support its obligations to FHLB as well as the ability to meet the FHLB’s stock requirement. The Bank also maintains an unsecured federal funds line of $20,000,000 with a correspondent bank that will expire on June 30, 2013 at which time it will be subject to review and renewal.

The Bank has one ten-year fixed rate convertible advances from the FHLB. This advance, in the amount of $10,000,000 bears interest at the rate of 4.08%. This advance is convertible quarterly at the option of the FHLB and is fully secured by marketable securities. The FHLB advance matures on July 31, 2017. Due to the call provision, expected maturity could differ from contractual maturity. The $32,400,000 in overnight funds purchased at December 31, 2012, had an interest rate of 0.31% and matured on January 2, 2013.

12.	Redeemable Subordinated Debentures

On May 30, 2006, the Company established 1st Constitution Capital Trust II, a Delaware business trust and wholly owned subsidiary of the Company (“Trust II”), for the sole purpose of issuing $18 million of trust preferred securities (the “Capital Securities”). Trust II utilized the $18 million proceeds along with $557,000 invested in Trust II by the Company to purchase $18,557,000 of floating rate junior subordinated debentures issued by the Company and due to mature on June 15, 2036. The subordinated debentures carry a floating interest rate based on the three-month LIBOR plus 165 basis points (1.9580% at December 31, 2012). The Capital Securities were issued in connection with a pooled offering involving approximately 50 other financial institution holding companies. All of the Capital Securities were sold to a single pooling vehicle. The floating rate junior subordinated debentures are the only asset of Trust II and have terms that mirrored the Capital Securities. These debentures are redeemable in whole or in part prior to maturity after June 15, 2011. Trust II is obligated to distribute all proceeds of a redemption of these debentures, whether voluntary or upon maturity, to holders of the Capital Securities. The Company’s obligation with respect to the Capital Securities and the debentures, when taken together, provided a full and unconditional guarantee on a subordinated basis by the Company of the obligations of Trust II to pay amounts when due on the Capital Securities. Interest payments on the floating rate junior subordinated debentures flow through Trust II to the pooling vehicle.

13.	Income Taxes

The components of income tax expense (benefit) are summarized as follows:

	2012	2011
Federal-
Current	$3,089,047	$1,238,594
Deferred	(1,415,505)	(79,149)

	1,673,542	1,159,445

State-
Current	675,260	271,372
Deferred	(376,837)	(139,686)

	298,423	131,686

	$1,971,965	$1,291,131

A comparison of income tax expense at the Federal statutory rate in 2012 and 2011 to the Company’s provision for income taxes is as follows:

	2012	2011
Federal income tax	$2,391,039	$1,775,675
Add (deduct) effect of:
State income taxes net of federal income tax effect	196,959	86,913
Tax-exempt interest income	(570,292)	(507,294)
Bank-owned life insurance	(152,158)	(137,475)
Other items, net	106,417	73,312

Provision for income taxes	$1,971,965	$1,291,131

The tax effects of existing temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:

	2012	2011
Deferred tax assets (liabilities):
Write-downs and expenses of OREO	$1,443,644	$523,763
Allowance for loan losses	2,856,194	2,210,460
Unrealized gain on securities available for sale	(571,763)	(788,221)
SERP Liability	1,737,663	1,508,758
Other than temporary impairment loss	302,651	294,007
Depreciation	334,896	320,479
Nonaccrual interest	144,742	134,661
FAS 158 pension liability	65,493	70,668
Other	13,182	48,502

Net deferred tax assets	$6,326,702	$4,323,077

Based upon the current facts, management has determined that it is more likely than not that there will be sufficient taxable income in future years to realize the deferred tax assets. However, there can be no assurances about the level of future earnings.

14.	Comprehensive Income and Accumulated Other Comprehensive Income

The components of accumulated other comprehensive income and their related income tax effects are as follows:

	December 31, 2012	December 31, 2011
Unrealized holding gains on securities available for sale	$1,806,967	$2,318,299
Related income tax effect	(571,763)	(788,221)

	1,235,204	1,530,078

Unrealized impairment loss on held to maturity security	(500,944)	(500,944)
Related income tax effect	170,321	170,321

	(330,623)	(330,623)

Pension Liability	(165,781)	(178,661)
Related income tax effect	65,493	70,668

	(100,288)	(107,993)

Accumulated other comprehensive income	$804,293	$1,091,462

The components of other accumulated comprehensive income (loss), net of tax, which is a component of shareholders’ equity, were as follows:

	Net Unrealized Gains On Available for Sale Securities	Net Unrealized Impairment Loss On Held to Maturity Security	Net Change in Fair Value of Interest Rate Swap Contract	Net Change Related to Defined Benefit Pension Plans	Accumulated Other Comprehensive Income
Balance, December 31, 2010	$756,057	($330,623)	($211,562)	($115,698)	$98,174
Net Change	774,021	—	211,562	7,705	993,288

Balance, December 31, 2011	1,530,078	(330,623)	0	(107,993)	1,091,462
Net Change	(294,874)	0	0	7,705	(287,169)

Balance, December 31, 2012	$1,235,204	($330,623)	$0	($100,288)	$804,293

15.	Benefit Plans

Retirement Savings Plan

The Bank has a 401(K) plan which covers substantially all employees with six months or more of service. The plan permits all eligible employees to make basic contributions to the plan up to the IRS salary deferral limit. Under the plan, the Bank provided a matching contribution of 50% in 2012 and 2011 up to 6% of base compensation. Employer contributions to the plan amounted to $204,918 in 2012 and $175,008 in 2011.

Benefit Plans

The Company also provides retirement benefits to certain employees under a supplemental executive retirement plan. The plan is unfunded and the Company accrues actuarial determined benefit costs over the estimated service period of the employees in the plan. The present value of the benefits accrued under these plans as of December 31, 2012 and 2011 is approximately $4,517,757 and $3,952,450, respectively, and is included in other liabilities and accumulated other comprehensive income in the accompanying consolidated balance sheets. Compensation expense of $568,215 and $573,115 is included in the accompanying consolidated statements of income for the years ended December 31, 2012 and 2011, respectively.

In connection with the benefit plans, the Bank has life insurance policies on the lives of its executives, directors and divisional officers. The Bank is the owner and beneficiary of the policies. The cash surrender values of the policies total approximately $15.0 million and $13.6 million as of December 31, 2012 and 2011, respectively.

The following table sets forth the changes in benefit obligations of the Company’s supplemental executive retirement plan.

	2012	2011
Change in Benefit Obligation
Liability for pension, beginning	$3,952,450	$3,392,213
Service cost	247,293	273,702
Interest cost	200,290	208,231
Actuarial (gain) loss	117,724	78,304
Benefits paid	0	0

Liability for pension, ending	$4,517,757	$3,952,450

Amount Recognized in Consolidated Balance Sheets
Liability for pension	$4,517,757	$(3,952,450)
Net actuarial loss included in accumulated other comprehensive income	157,336	60,811
Prior service cost included in accumulated other comprehensive income	8,445	107,878

Net recognized pension expense	$(4,351,977)	$(3,783,761)

Information for pension plans with an accumulated benefit obligation in excess of plan assets
Projected benefit obligation	$4,517,757	$3,952,450
Accumulated benefit obligation	3,380,461	3,602,957

	2012	2011
Components of Net Periodic Benefit Cost
Service cost	$247,293	$273,702
Interest cost	200,290	208,231
Amortization of prior service cost	99,432	99,432
Recognized net actuarial gain	21,201	(8,250)

Net periodic benefit expense	$568,216	$573,115

The net periodic benefit cost for the year ended December 31, 2013 is projected to be $218,210.

During the year ended December 31, 2013, actuarial (gains) and prior service cost of $(270,998) and $8,445, respectively, are expected to be removed from accumulated other comprehensive income and recognized as a component of net periodic benefit expense.

Weighted-Average Assumptions, December 31	2012	2011
Discount Rate	6.00%	6.00%
Salary Scale	4.00%	4.00%

Projected Annual Benefit Payments*
2013	$689,198
2014	$—
2015	$3,776,489
2016	$—
2017	$804,660
2018-2022	$—

*	Represents management’s expectation as of December 31, 2012 as to when such payments will be made.

16.	Share-Based Compensation

The Company’s stock-based incentive plans (the “Stock Plans”) authorize the issuance of an aggregate of 1,363,102 shares of the Company’s common stock (as adjusted for stock dividends) pursuant to awards that may be granted in the form of stock options to purchase common stock (“Options”) and awards of shares of common stock (“Stock Awards”). The purpose of the Stock Plans is to attract and retain personnel for positions of substantial responsibility and to provide additional incentive to certain officers, directors, employees and other persons to promote the success of the Company. Under the Stock Plans, options have a term of ten years after the date of grant, subject to earlier termination in certain circumstances. Options are granted with an exercise price at the then fair market value of the Company’s common stock. The grant date fair value is calculated using the Black-Scholes option valuation model. As of December 31, 2012, there were 55,086 shares of common stock (as adjusted for the 5% stock dividend declared December 20, 2012 and paid January 31, 2013 to shareholders of record on January 14, 2013) available for future grants under the Stock Plans, of which 49,926 shares are available for future grant under the 2006 Directors Stock Plan and 24,429 shares are available for future grant under the 2005 Equity Incentive Plan.

Stock-based compensation expense related to stock options was $99,152 and $90,596 for the years ended December 31, 2012 and 2011, respectively.

Transactions under the Company’s stock option plans during the years ended December 31, 2012 and 2011 (as adjusted to reflect the 5% stock dividend declared in December 2012) are summarized as follows:

Stock Options	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value
Outstanding at January 1, 2011	172,060	$9.74
Granted	64,782	6.84
Exercised	(14,573)	5.55
Forfeited	—	—
Expired	(15,518)	9.09

Outstanding at December 31, 2011	206,751	9.20	6.2	$6,390

Granted	28,007	6.11
Exercised	(9,040)	7.43
Forfeited	—	—
Expired	(3,824)	7.95

Outstanding at December 31, 2012	221,894	$8.91	6.0	$193,917

Exercisable at December 31, 2012	153,535	$9.90	4.9	$79,813

The total intrinsic value (market value on date of exercise less grant price) of options exercised during the years ended December 31, 2012 and 2011 was $9,399 and $16,122, respectively.

The following table summarizes stock options outstanding and exercisable at December 31, 2012:

	Outstanding Options			Exercisable Options
Exercise Price Range	Number	Average Life in Years	Average Exercise Price	Number	Average Life in Years	Average Exercise Price
$5.69 to $6.21	62,000	8.9	$6.15	19,200	8.8	$6.16
$6.79 to $10.75	96,376	6.0	$8.18	70,817	5.5	$8.40
$11.51 to $13.77	63,518	3.1	$12.70	63,518	3.1	$12.70

	221,894	6.0	$8.91	153,535	4.9	$9.90

The fair value of each option and the significant weighted average assumptions used to calculate the fair value of the options granted during the years ended December 31, 2012 and 2011 are as follows:

	January 2012	December 2011	September 2011	January 2011
Fair value of options granted	$2.20	$2.14	$2.25	$3.09
Risk-free rate of return	0.84%	0.91%	0.90%	1.99%
Expected option life in years	7	7	7	7
Expected volatility	31.48%	31.48%	31.48%	33.02%
Expected dividends (1)	—	—	—	—

(1)	To date, the Company has not paid cash dividends on its common stock.

As of December 31, 2012, there was approximately $96,434 of unrecognized compensation cost related to non-vested stock option-based compensation arrangements granted under the Company’s stock incentive plans. That cost is expected to be recognized over the next four years.

The following table summarizes nonvested restricted shares for the years ended December 31, 2012 and 2011 (as adjusted to reflect the 5% stock dividend declared in December 2012):

Non-vested Shares	Number of Shares	Average Grant-Date Fair Value
Non-vested at January 1, 2011	120,744	$6.98
Granted	74,921	6.61
Vested	(32,155)	8.23
Forfeited	(4,169)	7.39

Non-vested at December 31, 2011	159,341	6.54
Granted	47,034	8.73
Vested	(65,800)	8.38
Forfeited	—	—

Non-vested at December 31, 2012	140,575	$6.41

The value of restricted shares is based upon the closing price of the common stock on the date of grant. The shares generally vest over a four year service period with compensation expense recognized on a straight-line basis.

Stock based compensation expense related to stock grants was $375,606 and $336,134 for the years ended December 31, 2012 and 2011.

As of December 31, 2012, there was approximately $833,593 of unrecognized compensation cost related to non-vested stock grants that will be recognized over the next three years.

17.	Commitments and Contingencies

As of December 31, 2012, future minimum rental payments under non-cancelable operating leases are as follows:

2013	$940,518
2014	697,226
2015	457,434
2016	420,589
2017	411,257
Thereafter	620,333

$3,547,357

Rent expense aggregated $1,303,584 and $1,241,770 for the years ended December 31, 2012 and 2011, respectively.

Commitments With Off-Balance Sheet Risk

The consolidated balance sheet does not reflect various commitments relating to financial instruments which are used in the normal course of business. Management does not anticipate that the settlement of those financial instruments will have a material adverse effect on the Company’s financial position. These instruments include commitments to extend credit and letters of credit. These financial instruments carry various degrees of credit risk, which is defined as the possibility that a loss may occur from the failure of another party to perform according to the terms of the contract. As these off-balance sheet financial instruments have essentially the same credit risk involved in extending loans, the Bank generally uses the same credit and collateral policies in making these commitments and conditional obligations as it does for on-balance sheet investments. Additionally, as some commitments and conditional obligations are expected to expire without being drawn or returned, the contractual amounts do not necessarily represent future cash requirements.

Commitments to extend credit are legally binding loan commitments with set expiration dates. They are intended to be disbursed, subject to certain conditions, upon request of the borrower. The Bank receives a fee for providing a commitment. The Bank was committed to advance $160,459,141 and $146,616,964 to its borrowers as of December 31, 2012 and December 31, 2011, respectively.

The Bank issues financial standby letters of credit that are within the scope of ASC Topic 460, “Guarantees.” These are irrevocable undertakings by the Bank to guarantee payment of a specified financial obligation. Most of the Bank’s financial standby letters of credit arise in connection with lending relationships and have terms of one year or less. The maximum potential future payments the Bank could be required to make under these standby letters of credit amounted to $1,620,362 at December 31, 2012 and $3,119,020 at December 31, 2011. The current amount of the liability as of December 31, 2012 and 2011 for guarantors under standby letters of credit is not material.

The Bank also enters into forward contracts to sell residential mortgage loans it has closed (loans held for sale) or that it expects to close (commitments to originate loans held for sale). These contracts are used to reduce the Bank’s market price risk during the period from the commitment date to the sale date. The notional amount of the Bank’s forward sales contracts was approximately $36.0 million at December 31, 2012 and $19.2 million at December 31, 2011. Changes in fair value of the forward sales contracts, and the related loan origination commitments and closed loans, were not significant at December 31, 2012 and 2011.

Litigation

The Company may, in the ordinary course of business, become a party to litigation involving collection matters, contract claims and other legal proceedings relating to the conduct of its business. The Company may also have various commitments and contingent liabilities which are not reflected in the accompanying consolidated statement of condition. Management is not aware of any present legal proceedings or contingent liabilities and commitments that would have a material impact on the Company’s financial position or results of operations.

18.	Other Operating Expenses

The components of other operating expenses for the years ended December 31, 2012 and 2011 are as follows:

	2012	2011
Marketing	$185,738	$183,467
Equipment	862,765	928,554
Telephone	351,183	365,218
Regulatory, professional and other consulting fees	726,556	931,339
Amortization of intangible assets	267,967	210,154
Other expenses	1,295,440	1,025,156

	$3,689,649	$3,644,116

19.	Regulatory Requirements

The Company and the Bank are subject to various regulatory capital requirements administered by the Federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank’s and the Company’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of the Company’s and the Bank’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Company’s and the Bank’s capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios of Total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital to average assets (as defined). As of December 31, 2012, the Company and the Bank met all capital adequacy requirements to which they are subject.

To be categorized as adequately capitalized, the Company and the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. As of December 31, 2012, the Bank’s capital ratios exceed the regulatory standards for well-capitalized institutions. Certain bank regulatory limitations exist on the availability of the Bank’s assets for the payment of dividends by the Bank without prior approval of bank regulatory authorities.

Actual capital amounts and ratios for the Company and the Bank as of December 31, 2012 and 2011 are as follows:

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2012
Company
Total Capital to Risk Weighted Assets	$81,213,909	12.98%	$50,044,960	>8%	N/A	N/A
Tier I Capital to Risk Weighted Assets	74,062,697	11.84%	25,022,480	>4%	N/A	N/A
Tier I Capital to Average Assets	74,062,697	9.29%	31,881,576	>4%	N/A	N/A
Bank
Total Capital to Risk Weighted Assets	$78,621,740	12.57%	$50,044,960	>8%	$62,556,200	>10%
Tier I Capital to Risk Weighted Assets	71,470,528	11.43%	25,022,480	>4%	37,533,720	>6%
Tier I Capital to Average Assets	71,470,528	9.05%	31,604,458	>4%	39,597,523	>5%

As of December 31, 2011
Company
Total Capital to Risk Weighted Assets	$72,037,863	12.22%	$47,164,800	>8%	N/A	N/A
Tier I Capital to Risk Weighted Assets	66,434,272	11.27%	23,582,400	>4%	N/A	N/A
Tier I Capital to Average Assets	66,434,272	8.82%	30,138,401	>4%	N/A	N/A
Bank
Total Capital to Risk Weighted Assets	$69,172,940	11.73%	$47,164,800	>8%	$58,956,000	>10%
Tier I Capital to Risk Weighted Assets	63,638,489	10.79%	23,582,400	>4%	35,373,600	>6%
Tier I Capital to Average Assets	63,638,489	8.49%	29,983,580	>4%	37,479,475	>5%

Dividend payments by the Bank to the Company are subject to the New Jersey Banking Act of 1948 (the “Banking Act”) and the Federal Deposit Insurance Act (the “FDIA”). Under the Banking Act and the FDIA, the Bank may not pay any dividends if after paying the dividend, it would be undercapitalized under applicable capital requirements. In addition to these explicit limitations, the federal regulatory agencies are authorized to prohibit a banking subsidiary or bank holding company from engaging in an unsafe or unsound banking practice. Depending upon the circumstances, the agencies could take the position that paying a dividend would constitute an unsafe or unsound banking practice.

In the event the Company defers payments on the junior subordinated debentures used to fund payments to be made pursuant to the terms of the Capital Securities, the Company would be unable to pay cash dividends on its common stock until the deferred payments are made.

20.	Shareholders’ Equity

During the third quarter of 2012, the Company launched a shareholders’ common stock rights offering, which expired on October 5, 2012. The Company received gross proceeds of $5.0 million from holders of subscription rights who exercised their basic subscription rights and from holders who exercised the over-subscription privilege. The rights offering was fully subscribed. Accordingly, the Company issued a total of 555,555 shares of common stock at $9.00 per share to the holders of subscription rights who validly exercised their subscription rights, including pursuant to the exercise of the over-subscription privilege.

On December 23, 2008, pursuant to the Troubled Asset Relief Program (‘TARP”) Capital Purchase Program (the “CPP”) under the Emergency Economic Stabilization Act of 2008 (“EESA”), the Company entered into a Letter Agreement, including the Securities Purchase Agreement – Standard Terms, with the United States Department of the Treasury (the “Treasury”) pursuant to which the Company issued and sold, and the Treasury purchased (i) 12,000 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B (“Preferred Stock Series B”) and (ii) a ten-year warrant to purchase up to 200,222 shares of the Company’s common stock, no par value, at an initial exercise price of $8.99 per share, for aggregate cash consideration of $12,000,000. As a result of subsequent stock dividends declared , the shares of common stock initially underlying the warrant were adjusted to 255,540 shares and the initial exercise price was adjusted to $7.044 per share. On October 27, 2010, the Company repurchased from the Treasury all of the outstanding shares of the Preferred Stock Series B.

The warrant issued to the Treasury provides for the adjustment of the exercise price and the number of shares of the Company’s common stock issuable upon exercise pursuant to customary anti-dilution provisions, such as upon stock splits or distributions of securities or other assets to holders of the Company’s common stock, and upon certain issuances of the Company’s common stock at or below a specified price relative to the initial exercise price. The warrant is immediately exercisable and expires 10 years from the issuance date. On November 23, 2011, the Treasury held an auction and sold the warrant in a private placement to an unrelated third party purchaser. At the time of the sale, the number of shares of the Company’s common stock underlying the warrant had been adjusted to 231,782 shares and the exercise price had been adjusted to $7.766 per share as a result of stock dividends. In connection with the sale, the Company issued two new warrants (a warrant to purchase 197,529 shares at an exercise price of $7.766 per share and a warrant to purchase 34,253 shares at an exercise price of $7.766 per share) to affiliates of the third party purchaser. Certain terms and conditions of the original warrant issued to the Treasury were modified or deleted in the two new warrants, including, without limitation, the deletion of the anti-dilution provision upon certain issuances of the Company’s common stock at or below a specified price relative to the initial exercise price. However, the anti-dilution provisions related to stock splits or distributions of securities or other assets to holders of the Company’s common stock remain in place under the two new warrants. As a result of the declarations of stock dividends to holders of common stock since the issuance of the two new warrants, the shares of common stock underlying the warrants have been adjusted to 255,540 shares (with 217,775 shares underlying one warrant and 37,765 shares underlying the other warrant) and the initial exercise prices for both warrants were adjusted to $7.044 per share. These two warrants remain outstanding, are immediately exercisable and continue to have an expiration date of December 23, 2018, which was the expiration date of the original warrant issued to the Treasury.

The Board of Governors of the Federal Reserve System has issued a supervisory letter to bank holding companies that contains guidance on when the board of directors of a bank holding company should eliminate or defer or severely limit dividends including for example when net income available for shareholders for the past four quarters net of previously paid dividends paid during that period is not sufficient to fully fund the dividends. The letter also contains guidance on the redemption of stock by bank holding companies which urges bank holding companies to advise the Federal Reserve of any such redemption or repurchase of common stock for cash or other value which results in the net reduction of a bank holding company’s capital at the beginning of the quarter below the capital outstanding at the end of the quarter.

The two new warrants, which replaced the warrant issued under the TARP CCP, qualify and are accounted for as permanent equity on the Company’s balance sheet.

In July, 2005, the Board of Directors of the Company authorized a common stock repurchase program that allows for the repurchase of a limited number of the company’s shares at management’s discretion on the open market. The Company undertook this repurchase program in order to increase shareholder value. During the years ended December 31, 2012 and 2011, the Company repurchased 2,337 and 2,829 shares, respectively, as adjusted for subsequent stock dividends, for an aggregate price of approximately $20,916 and $23,484, respectively.

21.	Fair Value Disclosures

U.S. GAAP has established a fair value hierarchy that prioritizes the inputs to valuation methods used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1:	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2:	Quoted prices in markets that are not active, or inputs that are observable either directly or indirectly, for substantially the full term of the asset or liability.

Level 3:	Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported with little or no market activity).

An asset’s or liability’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.

A description of the valuation methodologies used for instruments measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy, is set forth below. These valuation methodologies were applied to all of the Company’s financial assets and financial liabilities carried at fair value.

In general, fair value is based upon quoted market prices, where available. If such quoted market prices are not available, fair value is based upon internally developed models that primarily use, as inputs, observable market-based parameters. Valuation adjustments may be made to ensure that financial instruments are recorded at fair value. These adjustments may include amounts to reflect counterparty credit quality and counterparty creditworthiness, among other things, as well as unobservable parameters. Any such valuation adjustments are applied consistently over time. The Company’s valuation methodologies may produce a fair value calculation that may not be indicative of net realizable value or reflective value or reflective of future values. While management believes the Company’s valuation methodologies are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date.

Securities Available for Sale. Securities classified as available for sale are reported at fair value utilizing quoted market prices on nationally recognized exchanges (Level 1) or by using Level 2 inputs. For Level 2 securities, the Company obtains fair value measurements from an independent pricing service. The fair value measurements consider observable data that may include dealer quotes, market spreads, cash flows, the U.S. Treasury yield curve, live trading levels, trade execution data, market consensus prepayments speeds, credit information and the security’s terms and conditions, among other things.

Impaired loans. Loans included in the following table are those which the Company has measured and recognized impairment generally based on the fair value of the loan’s collateral. Fair value is generally determined based upon independent third party appraisals of the properties, or discounted cash flows based on the expected proceeds. These assets are included as Level 3 fair values, based upon the lowest level of input that is significant to the fair value measurements. The fair value consists of the loan balances less specific valuation allowances.

Other Real Estate Owned. Foreclosed properties are adjusted to fair value less estimated selling costs at the time of foreclosure in preparation for transfer from portfolio loans to other real estate owned (“OREO”), establishing a new accounting basis. The Company subsequently adjusts the fair value on the OREO utilizing Level 3 inputs on a non-recurring basis to reflect partial write-downs based on the observable market price, current appraised value of the asset or other estimates of fair value.

The following table summarizes financial assets and financial liabilities measured at fair value on a recurring basis segregated by the level of the valuation inputs within the fair value hierarchy utilized to measure fair value:

	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs	Total Fair Value
December 31, 2012:
Securities available for sale:
U.S. Treasury Securities and obligations of U.S. Government sponsored corporations (“GSE”) and agencies	$27,923,670	$1,571,865	$—	$29,495,535
Residential collateralized mortgage obligations GSE	—	6,632,665	—	6,632,665
Residential collateralized mortgage obligations – non GSE	—	3,924,182	—	3,924,182
Residential mortgage backed securities – GSE	—	26,489,335	—	26,489,335
Obligations of State and Political subdivisions	—	20,682,301	—	20,682,301
Trust preferred debt securities – single issuer	—	1,998,366	—	1,998,366
Corporate debt securities	—	18,100,281	—	18,100,281
Restricted stock	—	2,493,300	—	2,493,300
Mutual fund	—	25,000	—	25,000

December 31, 2011:
Securities available for sale:
U.S. Treasury Securities and obligations of U.S. Government sponsored corporations (“GSE”) and agencies	$7,108,870	$12,363,819	$—	$19,472,689
Residential collateralized mortgage obligations GSE	—	13,898,133	—	13,898,133
Residential collateralized mortgage obligations – non GSE	—	4,300,444	—	4,300,444
Residential mortgage backed securities – GSE	—	42,687,209	—	42,687,209
Obligations of State and Political subdivisions	—	5,700,514	—	5,700,514
Trust preferred debt securities – single issuer	—	1,751,241	—	1,751,241
Corporate debt securities	—	1,435,944	—	1,435,944
Restricted stock	—	4,412,600	—	4,412,600
Mutual fund	—	25,000	—	25,000

Certain financial assets and financial liabilities are measured at fair value on a nonrecurring basis; that is, the instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment). Financial assets and financial liabilities measured at fair value on a non-recurring basis at December 31, 2012 and 2011 are as follows:

	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs	Total Fair Value
December 31, 2012:
Impaired loans	—	—	$4,794,369	$4,794,369
Other real estate owned	—	—	6,568,781	6,568,781

December 31, 2011:
Impaired loans	—	—	$2,038,805	$2,038,805
Other real estate owned	—	—	491,536	491,536

Impaired loans, measured at fair value and included in the above table, consisted of 16 loans having an aggregate balance of $6,086,432 and specific loan loss allowances of $1,292,063 at December 31, 2012 and nine loans at December 31, 2011 having an aggregate balance of $2,597,761 and specific loan loss allowances of $558,956.

The following table presents additional qualitative information about assets measured at fair value on a nonrecurring basis and for which the Company has utilized Level 3 inputs to determine fair value:

	Quantitative Information about Level 3 Fair Value Measurements
	Fair Value Estimate	Valuation Techniques	Unobservable Input	Range of Adjustments
December 31, 2012

Impaired loans	$4,794,369	Appraisal of collateral (1)	Appraisal adjustments (2)	5-50%

Other Real Estate Owned	$6,568,781	Appraisal of collateral (1)	Appraisal adjustments (2)	8-60%

(1)	Fair value is generally determined through independent appraisals of the underlying collateral, which generally include various Level 3 inputs that are not identifiable.

(2)	Includes qualitative adjustments by management and estimated liquidation expenses.

The fair values of other real estate owned was determined using appraisals, which may be discounted based on management’s review and changes in market conditions.

The following is a summary of fair value versus the carrying value of all the Company’s financial instruments. For the Company and the Bank, as for most financial institutions, the bulk of its assets and liabilities are considered financial instruments. Many of the financial instruments lack an available trading market as characterized by a willing buyer and willing seller engaging in an exchange transaction. Therefore, significant estimations and present value calculations were used for the purpose of this note. Changes in assumptions could significantly affect these estimates.

Estimated fair values have been determined by using the best available data and an estimation methodology suitable for each category of financial instruments as follows:

Cash and Cash Equivalents, Accrued Interest Receivable and Accrued Interest Payable (Carried at Cost). The carrying amounts reported in the balance sheet for cash and cash equivalents, accrued interest receivable and accrued interest payable approximate fair value.

Securities Held to Maturity (Carried at Amortized Cost). The fair values of securities held to maturity are determined in the same manner as for securities available for sale.

Loans Held For Sale (Carried at Lower of Aggregated Cost or Fair Value). The fair values of loans held for sale are determined, when possible, using quoted secondary market prices. If no such quoted market prices exist, fair values are determined using quoted prices for similar loans, adjusted for the specific attributes of the loans.

Gross Loans Receivable (Carried at Cost). The fair values of loans, excluding impaired loans subject to specific loss reserves, are estimated using discounted cash flow analyses, using market rates at the balance sheet date that reflect the credit and interest rate-risk inherent in the loans. Projected future cash flows are calculated based upon contractual maturity or call dates, projected repayments and prepayments of principal. Generally, for variable rate loans that re-price frequently and with no significant change in credit risk, fair values are based on carrying values.

Deposit Liabilities (Carried at Cost). The fair values disclosed for demand deposits (e.g., interest and non-interest demand and savings accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered in the market on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Borrowings and Subordinated Debentures (Carried at Cost). The carrying amounts of short-term borrowings approximate their fair values. The fair values of long-term FHLB advances and subordinated debentures are estimated using discounted cash flow analysis, based on quoted or estimated interest rates for new borrowings with similar credit risk characteristics, terms and remaining maturity.

The estimated fair values, and the recorded book balances, were as follows:

December 31, 2012
	Carrying Value	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs	Fair Value
Cash and cash equivalents	$14,044,921	$14,044,921	—	—	$14,044,921
Securities available for sale	109,840,965	27,923,670	81,917,295	—	109,840,965
Securities held to maturity	116,027,900	—	121,839,363	—	121,839,363
Loans held for sale	35,960,262	—	35,960,262	—	35,960,262
Loans	514,662,898	—	—	515,577,788	515,577,788
Accrued interest receivable	2,872,099	—	2,872,099	—	2,872,099
Deposits	(707,689,475)	—	(709,678,000)	—	(709,678,000)
Borrowings	(42,400,000)	—	(43,906,000)	—	(43,906,000)
Redeemable subordinated debentures	(18,557,000)	—	(18,557,000)	—	(18,557,000)
Accrued interest payable	(1,057,779)	—	(1,057,779)	—	(1,057,779)

	December 31, 2011
	Carrying Value	Fair Value
Cash and cash equivalents	$15,195,259	$15,195,259
Securities available for sale	93,683,774	93,683,774
Securities held to maturity	142,474,423	147,621,280
Loans held for sale	19,234,111	19,234,111
Loans	469,897,321	471,633,550
Accrued interest receivable	2,996,848	2,996,848
Deposits	(623,862,485)	(625,764,000)
Borrowings	(88,300,000)	(90,163,000)
Redeemable subordinated debentures	(18,557,000)	(18,557,000)
Accrued interest payable	(1,186,511)	(1,186,511)

Loan commitments and standby letters of credit as of December 31, 2012 and 2011 are based on fees charged for similar agreements; accordingly, the estimated fair value of loan commitments and standby letters of credit is nominal.

22.	Condensed Financial Statements of 1st Constitution Bancorp (Parent Company Only)

CONDENSED STATEMENTS OF CONDITION

	December 31, 2012	December 31, 2011
Assets:
Cash	$271,638	$658,959
Investment securities available for sale	557,000	557,000
Investment in subsidiaries	80,461,566	70,155,460
Other assets	2,320,328	2,185,356

Total Assets	$83,610,532	$73,556,775

Liabilities And Shareholders’ Equity
Subordinated debentures	$18,557,000	$18,557,000
Shareholders’ equity	65,053,532	54,999,775

Total Liabilities and Shareholders’ Equity	$83,610,532	$73,556,775

CONDENSED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	Year ended December 31,
	2012	2011
Income:
Interest	$14,541	$13,327

Total Income	14,541	13,327

Expense:
Interest	397,920	694,141

Total Expense	397,920	694,141

Loss before income taxes and equity in undistributed income of Subsidiaries	(383,379)	(680,814)
Federal income tax benefit	(131,232)	(232,157)

Loss before equity in undistributed income of subsidiaries	(252,147)	(448,657)
Equity in undistributed income of subsidiaries	5,312,651	4,380,100

Net Income	5,060,504	3,931,443
Equity in other comprehensive income (loss) of subsidiaries	(287,169)	993,288

Comprehensive Income	$4,773,335	$4,924,731

CONDENSED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2012	2011
Operating Activities:
Net Income	$5,060,504	$3,931,443
Adjustments:
(Increase) in other assets	(134,972)	(472,963)
Equity in undistributed income of subsidiaries	(5,312,651)	(4,380,100)

Net cash used in operating activities	(387,119)	(921,620)

Cash Flows From Investing Activities:
Investment in subsidiary	(5,181,472)	0
Repayment of investment in subsidiaries	0	549,870

Net cash (used in) provided by investing activities	(5,181,472)	549,870

Cash Flows From Financing Activities:
Issuance of common stock, net	5,303,840	336,355
Reissue (purchase) of treasury stock	(122,570)	(33,063)

Net cash provided by financing activities	5,181,270	303,292

Net (decrease) in cash	(387,321)	(68,458)
Cash at beginning of year	658,959	727,417

Cash at end of year	$271,638	$658,959

23.	Unaudited Quarterly Financial Data

The following sets forth a condensed summary of the Company’s quarterly results of operations:

	2012
	Dec. 31	Sept. 30	June 30	March 31
Summary of Operations
Interest income	$8,408,534	$8,486,646	$7,907,189	$8,034,267
Interest expense	1,225,923	1,242,244	1,279,267	1,403,708

Net interest income	7,182,611	7,244,402	6,627,922	6,630,559
Provision for loan losses	499,998	499,998	549,998	599,998

Net interest income after provision for loan losses	6,682,613	6,744,404	6,077,924	6,030,561
Non-interest income	1,597,670	1,316,727	1,187,966	1,165,165
Non-interest expense	6,600,896	6,183,174	5,373,974	5,612,517

Income before income taxes	1,679,387	1,877,957	1,891,916	1,583,209
Income taxes	438,642	523,038	593,808	416,477

Net income	$1,240,745	$1,354,919	$1,298,108	$1,166,732

Net income per common share :
Basic	$0.21	$0.25	$0.24	$0.22
Diluted	$0.20	$0.25	$0.24	$0.22

	2011
	Dec. 31	Sept. 30	June 30	March 31
Summary of Operations
Interest income	$8,362,766	$7,475,646	$7,085,305	$6,933,329
Interest expense	1,516,719	1,630,175	1,871,266	1,769,204

Net interest income	6,846,047	5,845,471	5,214,039	5,164,125
Provision for loan losses	1,274,998	608,332	275,000	399,998

Net interest income after provision for loan losses	5,571,049	5,237,139	4,939,039	4,764,127
Non-interest income	1,121,924	1,229,264	1,140,312	1,024,750
Non-interest expense	5,229,946	4,756,467	5,155,785	4,662,832

Income before income taxes	1,463,027	1,709,936	923,566	1,126,045
Income taxes	363,646	496,658	94,650	336,177

Net income	$1.099,381	$1,213,278	$828,916	$789,868

Net income per common share :
Basic	$0.21	$0.23	$0.16	$0.15
Diluted	$0.21	$0.23	$0.16	$0.15

24.	Recent Events

On October 29, 2012, Hurricane Sandy caused destruction along the East Coast, including in New Jersey, and resulted in, among other things, severe property damage and the closure of many businesses and financial markets. The financial impact to the Company was minimal as its mortgage loan customers in the areas affected by Hurricane Sandy did not sustain severe damage to their real properties and the Company experienced no loan delinquencies specifically related to Hurricane Sandy.

Independent Auditors’ Report

To the Board of Directors and Stockholders Rumson-Fair Haven

Bank & Trust Company Rumson, New Jersey

We have audited the accompanying consolidated financial statements of Rumson-Fair Haven Bank & Trust Company and its subsidiary, which comprise the consolidated statements of condition as of December 31, 2012 and 2011, and the related consolidated statements of income and comprehensive income, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Rumson-Fair Haven Bank & Trust Company and its subsidiary as of December 31, 2012 and 2011, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Clark, New Jersey

March 22, 2013

RUMSON-FAIR HAVEN BANK & TRUST COMPANY CONSOLIDATED STATEMENTS OF CONDITION

(in thousands, except share and per share amounts)

	June 30, 2013	December 31, 2012	December 31, 2011
	(Unaudited)
ASSETS
Cash and due from banks	$23,398	$30,858	$47,709
Federal funds sold	3,700	3,700	3,800
Interest bearing time deposits	100	100	100
Securities available for sale	46,101	52,833	79,861
Loans held for sale – Mortgage Loans	1,000	766	—
Loans	132,261	116,926	86,927
Less: Allowance for loan losses	(1,671)	(1,532)	(1,334)

Loans, net	130,590	115,394	85,593
Bank owned life insurance	4,402	4,341	4,206
Other Real Estate Owned	—	—	111
Premises and equipment, net	2,625	2,711	2,888
Other assets	2,136	1,972	2,892

Total assets	$214,052	$212,675	$227,160

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits:
Non-interest bearing demand	$39,723	$30,193	$26,875
Interest bearing demand	44,059	45,192	57,790
Savings and money market accounts	51,272	52,067	48,545
Time	49,706	54,098	64,457

Total deposits	184,760	181,550	197,667
Long-term borrowed funds	10,000	11,803	12,532
Accrued expenses and other liabilities	501	844	476

Total liabilities	195,261	194,197	210,675

Stockholders’ equity: Common stock, par value $2.00 per share Authorized: 10,000,000 shares;
Issued and outstanding: 3,225,964 (unaudited) shares at June 30, 2013, and 3,217,107 and 3,120,669 shares at December 31, 2012 and 2011, respectively	6,452	6,434	6,243

Additional paid-in capital	9,945	9,916	9,539
Accumulated surplus	2,040	1,615	654
Accumulated other comprehensive income	354	513	49

Total stockholders’ equity	18,791	18,478	16,485

Total liabilities and stockholders’ equity	$214,052	$212,675	$227,160

See accompanying notes to consolidated financial statements.

RUMSON-FAIR HAVEN BANK & TRUST COMPANY AND SUBSIDIARY CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(in thousands, except share and per share amounts)

	Six Months Ended June 30,		Year Ended December 31,
	2013	2012	2012	2011
	(Unaudited)
INTEREST INCOME
Interest and fees on loans	$3,009	$2,511	$5,364	$4,278
Interest on federal funds sold and deposits with banks	35	51	91	76
Interest on investment securities	595	1,065	1,858	2,433

Total interest income	3,639	3,627	7,313	6,787

INTEREST EXPENSE
Interest on deposits	460	612	1,164	1,332
Interest on borrowed funds	241	268	532	556

Total interest expense	701	880	1,696	1,888

NET INTEREST INCOME	2,938	2,747	5,617	4,899
Provision for loan losses	120	60	160	120

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	2,818	2,687	5,457	4,779

NON-INTEREST INCOME
Service charges on deposit accounts	71	86	164	207
Bank owned life insurance	61	68	135	142
Gain on sale and call of investment securities	102	156	751	214
Gain on loans sold	103	—	20	—
Other	179	135	266	213

Total non-interest income	516	445	1,336	776

NON-INTEREST EXPENSE
Salaries and employee benefits	1,446	1,256	2,628	2,430
Occupancy	399	387	765	766
Data processing	232	224	456	418
Furniture and equipment	115	135	269	308
Professional fees	180	91	222	183
FDIC insurance	69	84	162	186
Marketing	11	50	75	115
Other	233	457	775	534

Total non-interest expenses	2,685	2,684	5,352	4,940

Income before income taxes	649	448	1,441	615
Income tax expense	224	133	480	163

NET INCOME	425	315	961	452

OTHER COMPREHENSIVE INCOME:
Unrealized (loss) gain on securities available for sale, net of tax of $59 (unaudited), $(366) (unaudited), $(565) and $(117), respectively	(96)	564	942	182
Realized gain on securities available for sale, net of tax of $39 (unaudited), $63 (unaudited), $273 and $73, respectively	(63)	(93)	(478)	(141)

Comprehensive Income	$266	$786	$1,425	$493

Net income per share – basic	$0.13	$0.10	$0.31	$0.15

Net income per share – diluted	$0.13	$0.10	$0.30	$0.14

Weighted average shares outstanding – basic	3,221,379	3,120,669	3,139,863	3,095,523

Weighted average shares outstanding – diluted	3,225,084	3,142,113	3,155,547	3,137,117

See accompanying notes to consolidated financial statements.

RUMSON-FAIR HAVEN BANK & TRUST COMPANY AND SUBSIDIARY CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY FOR YEARS ENDED 2012 and 2011 AND THE SIX MONTHS ENDED JUNE 30, 2013

(in thousands, except share amounts)

	Common Stock	Additional Paid-in Capital	Accumulated Surplus	Accumulated Other Comprehensive Income	Total
Balance at December 31, 2010	$5,808	$9,543	$202	$8	$15,561

Net income			452		452
Other comprehensive income				41	41
Common stock issued:
5% Common stock distribution, 147,750 shares	296	(296)			—
Directors, for services rendered 10,301 shares	21	46			67
Exercise of options and warrants, 58,642 shares	118	246			364

Balance at December 31, 2011	6,243	9,539	654	49	16,485

Net income			961		961
Other comprehensive income				464	464
Common stock issued:
Directors, for services rendered 10,713 shares	21	45			66
Exercise of options and warrants, 82,650 shares	164	319			483
Stock compensation, 3,075 shares	6	13			19

Balance at December 31, 2012	6,434	9,916	1,615	513	18,478

Net income (Unaudited)			425		425
Other comprehensive (loss) (Unaudited)				(159)	(159)
Common stock issued (Unaudited):
Directors, for services rendered 2,497 shares	5	9			14
Exercise of options and warrants, 2,610 shares	5	5			10
Stock compensation, 3,750 shares	8	15			23

Balance at June 30, 2013 (Unaudited)	$6,452	$9,945	$2,040	$354	$18,791

See accompanying notes to consolidated financial statements.

RUMSON-FAIR HAVEN BANK & TRUST COMPANY AND SUBSIDIARY CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended June 30,		Year Ended December 31,
	2013	2012	2012	2011
	(unaudited)
OPERATING ACTIVITIES
Net income	$425	$315	$961	$452
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Provision for loan losses	120	60	160	120
Loans held for sale:
Originations	(7,413)	—	(1,400)	—
Sales	7,282	—	654	—
Gains	(103)	—	(20)	—
Gain on sale of other real estate owned	—	(29)	(29)	—
Depreciation, amortization and accretion, net	201	287	441	396
Gain on sale and call of investment securities	(102)	(156)	(751)	(214)
Earnings on bank owned life insurance	(61)	(68)	(135)	(142)
Directors’ fees paid with common stock	14	—	66	67
Stock-based compensation	23	—	19	—
Deferred income tax (benefit)	—	—	(38)	(45)
(Increase) decrease in other assets	(121)	330	633	489
(Decrease) increase in accrued expenses and other liabilities	(343)	112	368	(93)

Net cash (used in) provided by operating activities	(78)	851	929	1,030

INVESTING ACTIVITIES
Purchase of investment securities	—	(8,520)	(11,624)	(50,546)
Proceeds from maturities, paydowns and calls of investment securities	4,948	10,755	20,959	39,797
Proceeds from sales of investment securities	1,516	6,194	18,892	24,509
Net (increase) in loans	(15,291)	(18,327)	(29,845)	(5,371)
Proceeds from sale of other real estate owned	—	140	140	—
Redemption (purchases) of Federal Home Loan Bank restricted stock	55	(3)	33	45
Purchase of premises and equipment	(27)	(51)	(72)	(110)

Net cash (used in) provided by investing activities	(8,799)	(9,812)	(1,517)	8,324

FINANCING ACTIVITIES
Net increase (decrease) in deposits	3,210	(2,395)	(16,117)	29,356
Repayment of long-term borrowing	(1,803)	(361)	(729)	(705)
Net proceeds from issuance of common stock	10	—	483	364

Net cash (used in) provided by financing activities	1,417	(2,756)	(16,363)	29,015

INCREASE (DECREASE) AND CASH EQUIVALENTS	(7,460)	(11,717)	(16,951)	38,369
Cash and cash equivalents at beginning of year	34,558	51,509	51,509	13,140

CASH AND CASH EQUIVALENTS AT END OF YEAR	$27,098	$39,792	$34,558	$51,509

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$743	$908	$1,725	$1,939

Income taxes	$581	$86	$181	$22

Non-cash items:
Transfer of securities held to maturity to available for sale	$—	$—	$—	$61,812

See accompanying notes to consolidated financial statements.

RUMSON-FAIR HAVEN BANK & TRUST COMPANY AND SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- JUNE 30, 2013 AND DECEMBER 31, 2012 AND 2011

Note 1 – Summary of Significant Accounting Policies

Business

Rumson-Fair Haven Bank & Trust Company (the “Bank”) is a New Jersey state-chartered bank with five offices: the Bank’s executive office is located at 20 Bingham Avenue, Rumson, New Jersey 07760, with branches located at 636 River Road, Fair Haven, 07704, 500 Broad Street, Shrewsbury, 07702, 511 Cookman Avenue, Asbury Park, 07712 and 251 East Main Street, Oceanport, 07757. The Bank commenced business on July 17, 2000. The primary business of the Bank is to provide deposit and lending services for individuals, small to medium-sized businesses and professional practices in our market area. RFHB Investment Company (“RFHBIC”) was organized in 2009 under New Jersey law as a New Jersey Investment Company. The primary business of RFHBIC, a 100% owned subsidiary of the Bank, is to hold investment securities.

As a community bank, the Bank’s emphasis involves providing a broad range of financial products and services. The Bank offers the traditional range of retail and commercial banking services to its customers, including commercial loans, residential loans, installment loans, checking accounts, savings accounts, certificates of deposit, safe deposit boxes, night depository and automated teller services, as well as internet banking, including electronic bill payment. The retail banking services offered by the Bank are designed to provide deposit and loan products that meet our customers’ needs.

On June 1, 2012, the Bank entered into an agreement with Colonial Investments, LLC and formed RFH Title Agency, LLC, a New Jersey limited liability company, whereby Rumson-Fair Haven Bank & Trust is a 49% owner. The purpose of the company is to act as title insurance agent for Chicago Title Insurance Company in insuring title insurance policies for real estate properties. An initial investment of $1,000 was made. The newly organized title company is not consolidated for financial accounting purposes. The Bank accounts for this investment using the equity method of accounting. At June 30, 2013 and December 31, 2012, the investment in the title company was $1,000 (unaudited) and $1,000, respectively and is recorded in assets in the accompanying consolidated statements of condition.

The Bank is subject to Federal and New Jersey statutes applicable to banks chartered under the New Jersey banking laws. The Bank’s deposits are insured by the Federal Deposit Insurance Corporation (the “FDIC”). Accordingly, the Bank is subject to regulation, supervision and examination by the FDIC and the New Jersey State Department of Banking and Insurance.

Basis of Financial Statement Presentation

The consolidated financial statements include the accounts of the Bank and its wholly-owned subsidiary, RFHBIC, and have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). All significant intercompany accounts and transactions have been eliminated in consolidation.

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and results of operations for the period indicated. Actual results could differ significantly from those estimates.

Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and the assessment as to whether deferred income tax assets are more likely than not to be realized. Management uses available information to recognize estimated losses on loans, future additions may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowance for losses on loans. Such agencies may require the Bank to recognize additions to the allowance based on their judgments of information available to them at the time of their examination. In assessing whether deferred income tax assets are more likely than not to be realized, management considers both current operations and projections of future operations and considers the nature of the elements comprising deferred income tax assets.

The Bank has evaluated subsequent events for recognition or disclosure through the date these consolidated financial statements were issued, and there were no such items requiring either recognition or disclosure.

Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents includes cash on hand, amounts due from banks and federal funds sold. Federal funds sold are generally sold for one-day periods.

Investment Securities

Securities to be held for indefinite periods of time and not intended to be held to maturity, including all equity securities, are classified as available for sale. Securities available for sale include securities that management intends to use as part of its asset/liability management strategy and that may be sold in response to changes in interest rates, asset mix and other factors related to interest rate and resultant prepayment risk changes. Securities available for sale are carried at estimated fair value adjusted for amortization of premiums and accretion of discount using a method that approximates a level yield. Unrealized holding gains and losses on such securities are excluded from earnings and reported in the accumulated other comprehensive income component of stockholders’ equity, net of tax. Gains and losses on sales of individual securities are calculated using the specific identification method. If the fair value of a security is less than its amortized cost, the security is deemed to be impaired. Management evaluates all securities with unrealized losses quarterly to determine if such impairments are “temporary” or other-than-temporary” in accordance with Accounting Standards Codification (“ASC”) Topic 320, Investments – Debt and Equity Securities. Accordingly, temporary impairments are accounted for based upon the classification of the related securities as either available for sale or held to maturity. Temporary impairments on available for sale securities are recognized, on a tax-effected basis, through Other Comprehensive Income (“OCI”) with offsetting entries adjusting the carrying value of the securities and the balance of deferred taxes. Conversely, the carrying values of held to maturity securities are not adjusted for temporary impairments, although information concerning the amount and duration of temporary impairments on held to maturity securities is generally disclosed in the notes to the consolidated financial statements.

Other-than-temporary impairments are accounted for based upon several considerations. First, other-than-temporary impairments on equity securities and on debt securities that we have decided to sell as of the close of a fiscal period, or will, more likely than not, be required to sell prior to the full recovery of fair value to a level equal to or exceeding amortized cost, are recognized in earnings. If neither of these conditions regarding the likelihood of the sale of debt securities is applicable, then the other-than-temporary impairment is bifurcated into credit-related and noncredit-related components. A credit-related impairment generally represents the amount by which the present value of the cash flows that are expected to be collected on a debt security fall below its amortized cost. The noncredit-related component represents the remaining portion of the impairment not otherwise designated as credit-related. Credit-related, other-than temporary impairments are recognized in earnings and noncredit-related, other-than-temporary impairments are recognized in OCI.

Premiums and discounts on all securities are amortized/accreted to maturity by use of the level-yield method considering the impact of principal amortization and prepayments on mortgage-backed securities. Gain or loss on sales of securities is based on the specific identification method.

Federal law requires a member institution of the Federal Home Loan Bank (“FHLB”) system to hold stock of its district FHLB according to a predetermined formula. The stock, which totaled $647,000 (Unaudited) at June 30, 2013, and $752,000 and $765,000, at December 31, 2012 and 2011, respectively, is carried at cost and is included in other assets in the Consolidated Statements of Financial Condition.

Loans

Loans are stated at unpaid principal balances outstanding adjusted for deferred loan fees and costs and reduced by the allowance for loan losses. Interest on loans is credited to income based upon the principal amount outstanding. Loan fees and certain direct loan origination costs are deferred and the net fees and costs are recognized in interest income over the lives of the respective loans as an adjustment to yield.

A loan is considered impaired when, based on current information and events; it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. Impaired loans are measured based on the present value of expected future cash flows, or, as a practical expedient, at the loan’s observable market price, or the fair value of the underlying collateral, if the loan is collateral dependent. Conforming residential mortgage loans, home equity and second mortgages, and loans to individuals are excluded from the definition of impaired loans as they are characterized as smaller balance, homogeneous loans and are collectively evaluated.

The accrual of income on loans, including impaired loans, is generally discontinued when a loan becomes 90 days past due as to principal or interest or when other circumstances indicate that collection is questionable, unless the loan is well secured and in the process of collection. Income on non-accrual loans, including impaired loans, is recognized only in the period in which it is collected, and only if management determines that the loan principal is fully collectible. Loans are returned to an accrual status when a loan is brought current as to principal and interest and reasons indicating doubtful collection no longer exists.

The allowance for loan losses is based on management’s evaluation of the adequacy of the allowance based on known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral, and current economic conditions. Additions to the allowance arise from a charge to the provision for loan losses or from the recovery of amounts previously charged off. The allowance is reduced by charge-offs. Management believes that the allowance for loan losses is adequate.

Bank Owned Life Insurance

The company purchased life insurance policies on certain members of management. Bank owned life insurance (“BOLI”) is recorded at its cash surrender value or the amount that can be realized. The change in the net asset value is recorded as non-interest income.

Premises and Equipment

Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is charged to noninterest expense on a straight-line basis over the estimated useful life of the assets or, in the case of leasehold improvements, the lease period, if shorter. Gains or losses on dispositions are reflected in current operations. Maintenance and repairs are charged to expense as incurred.

Other Real Estate Owned

Other real estate owned refers to real estate acquired by the Bank as a result of foreclosure or by deed in lieu of foreclosure. The property is recorded at the lower of cost or estimated fair value at the time of acquisition. Estimated fair value generally represents the estimated sale price based on current market conditions, less estimated costs to sell the property. Holding costs and declines in estimated fair value result in charges to expense after acquisition.

Income Taxes

The Bank and RFHBIC file consolidated Federal income tax returns. Federal income taxes are allocated to each entity based on their respective contributions to the taxable income of the consolidated income tax returns. Separate state income tax returns are filed by the Bank and RFHBIC on an unconsolidated basis.

Income taxes are accounted for under the asset and liability method. Current income taxes are calculated based upon amounts estimated to be currently payable, for both Federal and state income taxes. Deferred Federal and state tax assets and liabilities are recognized for the expected future tax consequences of existing differences between financial statement and tax basis of existing assets and liabilities. Deferred tax assets are recognized for future deductible temporary differences and tax loss carry forwards if their realization is “more likely than not”. A valuation allowance is maintained for the portion of deferred income tax assets which are not more likely than not to be realized. The effect of a change in the tax rate on deferred taxes is recognized in the period of the enactment date.

We account for uncertainty in income taxes recognized in the consolidated financial statements in accordance with ASC Topic 740, Income Taxes, which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and also provides guidance on derecognition, clarification, interest and penalties, accounting in interim periods, disclosure and transition. As a result of our evaluation no significant income tax uncertainties have been identified. Our policy is to recognize interest and penalties on unrecognized tax benefits in income taxes expense in the Consolidated Statement of Income. We did not recognize any interest and penalties for the years ended December 31, 2012 or 2011. The tax years subject to examination by the taxing authorities are the years ended December 31, 2012, 2011, 2010, and 2009.

Stockholders’ Equity

The Bank did not issue a stock dividend in 2012. On June 22, 2011 the Bank issued a stock dividend of five percent. The Bank did not have a sufficient accumulated surplus in 2011 to allow for the transfer of the fair market value of the shares issued from retained accumulated surplus common stock and additional paid-in capital. As such, the Bank transferred the par value of the shares issued from additional paid-in capital to common stock. All share and per share data for prior periods have been retroactively adjusted to reflect subsequent stock dividends.

On October 31, 2003, the Bank issued 386,363 units at a price of $11.00 per unit with each unit consisting of one share of the Bank’s common stock and one warrant to purchase one-half share of the Bank’s common stock. As a result of the subsequent stock distributions, each warrant allowed the holder to purchase 1.023 shares of common stock for $6.00, the equivalent of $5.87 per full share. Initially the warrants were issued with a five-year term; however, the Board of Directors of the Bank had extended the expiration date of the warrants. The warrants expired on October 16, 2012. There were 80,542 warrants exercised in 2012 and 51,000 warrants exercised in 2011.

Stock-Based Compensation

Compensation expense for all options or other awards granted and any options modified is based upon the fair value of the option grants and is recognized over the vesting period of the option granted.

Marketing Costs

The Bank follows the policy of charging the cost of marketing expenditures to expense as incurred.

Off-Balance-Sheet Financial Instruments

In the ordinary course of business, the Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit. Such financial instruments are recorded in the Consolidated Statement of Condition when they are funded.

Transfers of Financial Assets

Transfers of Financial Assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturities.

Comprehensive Income

Comprehensive income consists solely of net income and net unrealized gains on securities available for sale and is presented in the Consolidated Statements of Income and Comprehensive Income.

Net Income Per Share

Basic income per share is computed by dividing net income available to common shareholders by the weighted average number of shares of common stock outstanding during the year. Diluted income per share is calculated by dividing net income by the weighted average number of shares of common stock and common stock equivalents outstanding decreased by the number of common shares that are assumed to be repurchased with the proceeds from the exercise of the common stock equivalents (treasury stock method) along with the assumed tax benefit from the exercise of non-qualified options. These purchases were assumed to have been made at the average market price of the common stock. The following table shows the calculation of both basic and diluted earnings per share.

	Six Months Ended June 30,		Year Ended December 31,
	2013	2012	2012	2011
	(Unaudited)
Net income	$425,000	$315,000	$961,000	$452,000

Basic weighted average shares outstanding	3,221,379	3,120,669	3,139,863	3,095,523
Plus: Common stock equivalents	3,705	21,444	15,684	41,594

Diluted weighted average number of shares outstanding	3,225,084	3,142,113	3,155,547	3,137,117

Earnings per share:
Basic	$0.13	$0.10	$0.31	$0.15

Diluted	$0.13	$0.10	$0.30	$0.14

Recent Accounting Pronouncements

In May 2011, the FASB, together with the International Accounting Standards Board (“IASB”), issued ASU 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs, to bring U.S. GAAP for fair value measurements in line with International Accounting Standards. The ASU clarifies existing guidance for items such as: the application of the highest and best use concept to non-financial assets and liabilities; the application of fair value measurement to financial instruments classified in a reporting entity’s stockholder’s equity; and disclosure requirements regarding quantitative information about unobservable inputs used in the fair value measurements of level 3 assets. The ASU also creates an exception to Topic 820 for entities which carry financial instruments within a portfolio or group, under which the entity is now permitted to base the price used for fair valuation upon a price that would be received to sell the net asset position or transfer a net liability position in an orderly transaction. The ASU also allows for the application of premiums and discounts in a fair value measurement if the financial instrument is categorized in level 2 or 3 of the fair value hierarchy. Lastly, the ASU contains new disclosure requirements regarding fair value amounts categorized as level 3 in the fair value hierarchy such as: disclosure of the valuation process used; effects of and relationships between unobservable inputs; usage of nonfinancial assets for purposes other than their highest and best use when that is the basis of the disclosed fair value; and categorization by level of items disclosed at fair value, but not measured at fair value for financial statement purposes. For public entities, this ASU is effective for interim and annual periods beginning after December 15, 2011. For nonpublic entities, the ASU is effective for annual periods beginning after December 15, 2011. Early adoption is not permitted. The adoption of this guidance in 2012 did not have a material impact on the consolidated financial statements.

In June 2011, the FASB issued ASU 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income, to facilitate the continued alignment of U.S. GAAP with International Accounting Standards. The ASU prohibits the presentation of the components of comprehensive income in the statement of stockholder’s equity. Reporting entities are allowed to present either: a statement of comprehensive income, which reports both net income and other comprehensive income; or separate, but consecutive, statements of net income and other comprehensive income. Under previous GAAP, all 3 presentations were acceptable. Regardless of the presentation selected, the Reporting Entity is required to present all reclassifications between other comprehensive and net income on the face of the new statement or statements. The provisions of this ASU are effective for fiscal years and interim periods beginning after December 31, 2011 for public entities. For nonpublic entities, the provisions are effective for fiscal years ending after December 31, 2012, and for interim and annual periods thereafter. The adoption of this guidance in 2012 did not have a material impact on the consolidated financial statements.

In December, 2011, the FASB issued ASU 2011-12, Comprehensive Income (Topic 220): Deferral of the Effective Date to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update 2011-05. In response to stakeholder concerns regarding the operational ramifications of the presentation of these reclassifications for current and previous years, the FASB has deferred the implementation date of this provision to allow time for further consideration. The requirement in ASU 2011-05 for the presentation of a combined statement of comprehensive income or separate, but consecutive, statements of net income and other comprehensive income is still effective for fiscal years and interim periods beginning after December 15, 2011 for public companies, and fiscal years ending after December 15, 2011 for nonpublic companies. The adoption of this guidance did not have a material impact on its consolidated financial statements.

In February 2013, the FASB issued ASU 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, to improve the transparency of reporting reclassifications out of accumulated other comprehensive income. The amendments in this ASU do not change the current requirements for reporting net income or other comprehensive income in financial statements. All of the information that this ASU requires already is required to be disclosed elsewhere in the financial statements under U.S. GAAP.

The new amendments will require an organization to present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income, but only if the item reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period. The new amendments will also require an organization to present cross-reference to other disclosures currently required under U.S. GAAP for other reclassification items (that are not required under U.S. GAAP) to be reclassified directly to net income in their entirety in the same reporting period. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is initially transferred to a balance sheet account (e.g. pension-related amounts) instead of directly to income or expense.

The amendments of ASU 2013-02 are effective for reporting periods beginning after December 15, 2012, for public companies and are effective for reporting periods beginning after December 15, 2013, for nonpublic companies. The adoption of this guidance did not have a material impact on operations or financial position.

Note 2 – Investment Securities

During the six months ended June 30, 2013, proceeds from the sale of securities available for sale totaled $1,516,000 (unaudited) and resulted in gross gains of $102,000 (unaudited). During the year ended December 31, 2012, proceeds from the sales of securities available for sale totaled $18,892,000 and resulted in gross gains of $792,000 and gross losses of $47,000. In 2011 proceeds from the sale of securities available for sale totaled $24,509,000 and resulted in gross gains of $614,000 and gross losses of $418,000. The amortized cost, gross unrealized gains and losses, and estimated fair value of investment securities available for sale and held to maturity at June 30, 2013 (unaudited) and at December 31, 2012 and 2011 are as follows (in thousands):

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Available for sale June 30, 2013 (Unaudited)
Collateralized mortgage obligations	$7,878	$41	$(44)	$7,875
Corporate bonds	37,627	619	(20)	38,226

Total	$45,505	$660	$(64)	$46,101

December 31, 2012
Collateralized mortgage obligations	$9,926	$96	$—	$10,022
Corporate bonds	42,054	881	(124)	42,811

Total	$51,980	$977	$(124)	$52,833

December 31, 2011
U.S. Government sponsored enterprises (“GSE”)	$11,994	$254	$—	$12,248
Mortgage-backed securities-residential (GSE)	12,575	447	—	13,022
Collateralized mortgage obligations	11,128	49	(14)	11,163
Corporate bonds	42,666	258	(897)	42,027
State and political subdivisions	1,401	—	—	1,401

Total	$79,764	$1,008	$(911)	$79,861

There were no securities classified as held to maturity at June 30, 2013 (Unaudited) and at December 31, 2012 and 2011. Effective August 17, 2011, investment securities held to maturity were transferred to investment securities available for sale in the amount of $61,812,000. During 2011, the Bank changed its’ intent to hold these securities to maturity. Accordingly, unable to support the held to maturity assertion, the securities were reclassified to available for sale.

The amortized cost and estimated fair value of debt securities at June 30, 2013 (Unaudited) and at December 31, 2012, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. (in thousands):

	Amortized Cost	Estimated Fair Value
June 30, 2013 (Unaudited)
Available for sale
Due in less than one year	$18,344	$18,475
Due after one through five years	21,589	22,101
Due after five through ten years	1,000	980
Due after ten years	4,572	4,545

Total	$45,505	$46,101

December 31, 2012
Available for sale
Due in less than one year	$8,572	$8,668
Due after one through five years	37,319	38,129
Due after five through ten years	1,000	924
Due after ten years	5,089	5,112

Total	$51,980	$52,833

At June 30, 2013 and at December 31, 2012, securities having an approximate carrying value of $7,876,000 (unaudited) and $24,077,000, respectively, were pledged to secure public funds on deposit. The following tables identify those securities which had an unrealized loss at June 30, 2013 (unaudited) and at December 31, 2012 and 2011 (in thousands):

	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
Available for sale
June 30, 2013 (Unaudited)
Collateralized mortgage obligations	$4,378	$(44)	$—	$—	$4,378	$(44)
Corporate bonds	—	—	980	(20)	980	(20)

Total temporarily impaired	$4,378	$(44)	$980	$(20)	$5,358	$(64)

December 31, 2012
Corporate bonds	$1,955	$(48)	$924	$(76)	$2,879	$(124)

Total temporarily impaired	$1,955	$(48)	$924	$(76)	$2,879	$(124)

December 31, 2011
Corporate bonds	$25,721	$(734)	$2,337	$(163)	$28,058	$(897)
Collateralized mortgage obligations	4,139	(14)	—	—	4,139	(14)

Total temporarily impaired	$29,860	$(748)	$2,337	$(163)	$32,197	$(911)

Fair values of the Bank’s investment portfolio are subject to interest rate market movements which take place after the date of purchase of securities. Temporary increases or decreases in market rates will typically result in unrealized losses (and/or gains) resulting from rates of return on existing portfolio investments as they compare to currently available rates in the market place. At June 30, 2013 the bank had four collateralized mortgage obligations and one corporate security in an unrealized loss position (Unaudited) and at December 31, 2012, the

Bank had three corporate securities in an unrealized loss position. Unrealized losses on those securities reflected above are a result of interest rate market fluctuation, and do not reflect any underlying negative credit implications nor do they generate any concern regarding ultimate collectability of the amounts due. The Bank does not intend to sell such investments prior to recovery of this cost basis and it is more than likely than not that the Bank will not have to sell such securities prior to recovery.

Note 3 – Loans

Total loans at June 30, 2013 (unaudited) including net unearned income of $171,000 (unaudited) and at December 31, 2012 and 2011, including net unearned income of $147,000 and $138,000, respectively, are summarized as follows (in thousands):

	June 30,	December 31,
	2013	2012	2011
	(Unaudited)
Commercial loans
Commercial real estate	$59,584	$57,585	$45,082
Construction loans	7,866	1,487	1,218
Commercial and industrial	18,609	19,159	12,927

Total commercial loans	86,059	78,231	59,227
Residential mortgage loans	29,786	19,060	7,914
Home equity and second mortgage loans	16,360	19,560	19,684
Other consumer loans	56	75	102

Total loans	132,261	116,926	86,927
Less allowance for loan losses	(1,671)	(1,532)	(1,334)

Net loans	$130,590	$115,394	$85,593

Commercial real estate loans are secured primarily by commercial retail space and office buildings. These loans are viewed primarily as cash flow loans and secondarily as loans secured by real property. These types of loans generally involve larger principal balances and longer repayment periods as compared to commercial and industrial loans. The repayment of most commercial real estate loans is dependent upon the cash flow generated from the property securing the loan or the business that occupies the property.

Commercial real estate loans may be more adversely affected by conditions in the real estate markets or in the general economy and accordingly conservative loan to value ratios based on independent appraisals are required at origination, as well as, stress tested to evaluate the impact of market changes relating to key underwriting elements. The properties securing the commercial real estate portfolio represent diverse types, with most properties located within the Bank’s primary markets.

The Bank originates and manages commercial and residential construction loans structured on either a revolving or non-revolving basis, depending on the nature of the underlying development project. These loans are generally secured by the real estate to be developed and may also be secured by additional real estate to mitigate the risk. Sources of repayment for these types of loans may be from conversion to permanent loans extended by the Bank, sales of developed property, or permanent financing obtained elsewhere. These loans are closely monitored by on-site inspections and are considered to have higher risks than other real estate loans because their ultimate repayment is sensitive to interest rate changes, governmental regulation of real property, general economic conditions and the availability of long-term financing.

Commercial and industrial loans are granted to customers of proven ability, strong repayment performance, and high character. Underwriting standards are designed to assess the borrower’s ability to generate recurring cash flow sufficient to meet the debt service requirements of loans granted. While such recurring cash flow serves as the primary source of repayment, a significant number of the loans are collateralized by borrower assets intended to serve as a secondary source of repayment should the need arise. Such collateralized assets may include inventory, machinery and equipment, receivables and real estate. Anticipated cash flows of borrowers, however, may not be as expected and the collateral securing these loans may fluctuate in value. The Bank, in most cases, will obtain the personal guarantee of the borrower’s principals to mitigate the risk.

The Bank also makes consumer loans consisting primarily of residential mortgage loans and home equity loans and lines of credit. Collections on these loans are dependent on the borrower’s continued financial stability and, accordingly, are affected by adverse personal circumstances. These loans are secured by residential real estate.

A majority of the Bank’s loan portfolio is secured by real estate located in New Jersey, primarily in Monmouth County. Accordingly, as with most financial institutions in the market area, the ultimate collectability of a substantial portion of the Bank’s loan portfolio is susceptible to changes in market conditions in these areas. At December 31, 2012 and 2011, loans amounting to $124,000 and $2,188,000, respectively, were outstanding to directors, executive officers, principal stockholders and affiliates of such persons (commonly referred to as related parties).

For impaired loans, a determination is made as to whether a specific allocation of the allowance is necessary, measured by comparing the recorded investment in the loan to the fair value of the loan using one of three methods: (a) the present value of expected future cash flows discounted at the loan’s effective interest rate; (b) the loan’s observable market price; or (c) the fair value of the collateral less selling costs. The method is selected on a loan-by-loan basis, with management primarily utilizing the fair value of collateral method. The evaluation of the need and amount of a specific allocation of the allowance and whether a loan can be removed from impairment status is made on a quarterly basis. The Bank’s policy for recognizing interest income on impaired loans does not differ from its overall policy for interest recognition.

The following table presents impaired loans by class, segregated by those for which a specific allowance was required and those for which a specific allowance was not necessary as of June 30, 2013 (unaudited) and December 31, 2012 and 2011 (in thousands):

	Impaired Loans with Specific Allowance				Loans with No Specific Allowance			Total Impaired Loans
	Recorded Investment	Related Allowance	Average Recorded Investment	Interest Income Recognized	Recorded Investment	Average Recorded Investment	Interest Income Recognized	Recorded Investment	Unpaid Principal Balance
June 30, 2013 (Unaudited):
Commercial real estate	$—	$—	$—	$—	$136	$260	$—	$136	$136
Home equity and second mortgage	—	—	—	—	72	24	—	72	72
Commercial and Industrial	—	—	—	—	428	428	—	428	428

Total	$—	$—	$—	$—	$636	$712	$—	$636	$636

December 31, 2012:
Commercial real estate	$—	$—	$435	$51	$324	$439	$3	$324	$324
Commercial and Industrial	—	—	—	—	428	428	—	428	428

Total	$—	$—	$435	$51	$752	$867	$3	$752	$752

December 31, 2011:
Commercial real estate	$435	$4	$149	$23	$1,292	$1,044	$—	$1,727	$1,727
Commercial and industrial	—	—	—	—	432	341	—	432	432

Total	$435	$4	$149	$23	$1,724	$1,385	$—	$2,159	$2,159

Management uses an internal risk rating system to monitor the credit quality of the overall loan portfolio that generally follows bank regulatory definitions. Pass graded loans are considered to have average or better than average risk characteristics and are performing in accordance with the terms of their loan agreement. The Watch category, a non-bank regulatory category, includes assets that, while performing, demonstrate above average risk through a pattern of declining earnings trends, strained cash flow, increasing leverage, and/or weakening market fundamentals. The Special Mention category includes assets that are currently protected but exhibit potential credit weakness or a downward trend which, if not checked or corrected, will weaken the Bank’s asset or not adequately protect the Bank’s position. Loans in the substandard category have a well-defined weakness that jeopardizes the liquidation of debt. Normal repayment from the borrower is in jeopardy and there is a distinct possibility that a partial loss of interest and/or principal will occur if the deficiencies are not corrected. Loans in the Doubtful category have weaknesses inherent in those loans classified Substandard with the added provision that the weakness makes collection of debt in full, on the basis of current existing facts, conditions, and values, highly questionable and improbable. Loans that are deemed incapable of repayment where continuance as an active asset of the Bank is not warranted are charged off as a Loss. The classification does not mean that the loan has absolutely no recovery or salvage value, but rather it is not practical or desirable to defer writing off the asset even though partial recovery may be achieved in the future.

To help ensure that risk ratings are accurate and reflect the present and future capacity of borrowers to repay a loan as agreed, the Bank has a structured loan rating process with several layers of internal and external oversight. Generally, consumer and residential mortgage loans are included in the Pass categories unless a specific action, such as bankruptcy, repossession, or death occurs to raise awareness of a possible credit event. The Bank’s Senior Loan Officer is responsible for the timely and accurate risk rating of the loans in the portfolio at origination and on an ongoing basis. The Bank has an experienced, independent third party loan reviewer function that performs quarterly reviews and assesses loans within the portfolio and assesses the adequacy of the Bank’s allowance for loan losses on an annual basis. Detailed reviews, including plans for resolution, are performed on loans classified as Substandard or Doubtful on a quarterly basis. Loans in the Special Mention, Substandard and Doubtful categories that are collectively evaluated for impairment are given separate consideration in the determination of the allowance.

The following table presents the classes of the loan portfolio summarized by the aggregate Pass (including loans graded Watch) and the classified ratings of Special Mention, Substandard and Doubtful within the internal risk rating system as of June 30, 2013 (unaudited) and December 31, 2012 and 2011 (in thousands):

	Pass	Special Mention	Substandard	Doubtful	Total
June 30, 2013 (Unaudited):
Commercial real estate	$58,263	$333	$988	$—	$59,584
Construction loans	7,866	—	—	—	7,866
Commercial and industrial	17,551	630	428	—	18,609

	83,680	963	1,416	—	86,059
Residential mortgage loans	29,786	—	—	—	29,786
Home equity and second mortgage loans	16,360	—	—	—	16,360
Other consumer loans	56	—	—	—	56

	46,202	—	—	—	46,202

Total	$129,882	$963	$1,416	$—	$132,261

December 31, 2012:
Commercial real estate	$55,925	$653	$1,007	$—	$57,585
Construction loans	1,487	—	—	—	1,487
Commercial and industrial	18,085	646	428	—	19,159

	75,497	1,299	1,435	—	78,231
Residential mortgage loans	19,060	—	—	—	19,060
Home equity and second mortgage loans	19,560	—	—	—	19,560
Other consumer loans	75	—	—	—	75

	38,695	—	—	—	38,695

Total	$114,192	$1,299	$1,435	$—	$116,926

December 31, 2011:
Commercial real estate	$43,093	$262	$1,727	$—	$45,082
Construction loans	1,070	148	—	—	1,218
Commercial and industrial	11,237	1,258	—	432	12,927

	55,400	1,668	1,727	432	59,227
Residential mortgage loans	7,914	—	—	—	7,914
Home equity and second mortgage loans	19,684	—	—	—	19,684
Other consumer loans	102	—	—	—	102

	27,700	—	—	—	27,700

Total	$83,100	$1,668	$1,727	$432	$86,927

Management further monitors the performance and credit quality of the loan portfolio by analyzing the age of the portfolio as determined by the length of time a recorded payment is past due. The following table presents the classes of the loan portfolio summarized by the aging categories for performing loans and non-accrual loans as of June 30, 2013 (unaudited) and December 31, 2012 and 2011 (in thousands):

	Current	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due and Accruing	Non- Accrual	Total Past Due	Total
June 30, 2013 (Unaudited):
Commercial real estate	$58,296	$570	582	$—	$136	$1,288	$59,584
Construction loans	7,866	—	—	—	—	—	7,866
Commercial and industrial	17,312	219	650	—	428	1,297	18,609

	83,474	789	1,232	—	564	2,585	86,059

Residential mortgage loans	28,094	1,692	—	—	—	1,692	29,786
Home equity and second mortgage loans	16,089	199	—	—	72	271	16,360
Other consumer loans	56	—	—	—	—	—	56

	44,239	1,891	—	—	72	1,963	46,202

Total	$127,713	$2,680	$1,232	$—	$636	$4,548	$132,261

December 31, 2012
Commercial real estate	$56,080	$590	591	$—	$324	$1,505	$57,585
Construction loans	1,487	—	—	—	—	—	1,487
Commercial and industrial	18,731	—	—	—	428	428	19,159

	76,298	590	591	—	752	1,933	78,231

Residential mortgage loans.	18,833	227	—	—	—	227	19,060
Home equity and second mortgage loans	19,450	79	31	—	—	110	19,560
Other consumer loans	72	1	2	—	—	3	75

	38,355	307	33	—	—	340	38,695

Total	$114,653	$897	$624	$—	$752	$2,273	$116,926

December 31, 2011:
Commercial real estate	$43,093	$262	$—	$—	$1,727	$1,989	$45,082
Construction loans	1,218	—	—	—	—	—	1,218
Commercial and industrial	12,495	—	—	—	432	432	12,927

	56,806	262	—	—	2,159	2,421	59,227

Residential mortgage loans	7,886	28	—	—	—	28	7,914
Home equity and second mortgage loans	19,573	31	80	—	—	111	19,684
Other consumer loans	102	—	—	—	—	—	102

	27,561	59	80	—	—	139	27,700

Total	$84,367	$321	$80	$—	$2,159	$2,560	$86,927

The effect of non-accrual loans for the first six months of 2013 and the years 2012 and 2011 was to reduce interest income by $4,000 (unaudited), $181,000 and $100,000, respectively.

“Pass” rated credits are segregated from “Classified” credits for the application of qualitative factors. Management has identified a number of additional qualitative factors that it uses to supplement the historical charge-off factor because these factors are likely to cause estimated credit losses associated with the existing loan pools to differ from historical loss experience. The additional factors that are evaluated quarterly and updated using information obtained from internal, regulatory, and governmental sources are: national and local economic trends and conditions; levels of and trends in delinquency rates and non-accrual loans; trends in volumes and terms of loans; effects of changes in lending policies; experience, ability, and depth of lending staff; value of underlying collateral; and concentrations of credit from a loan type, industry and/or geographic standpoint.

Management reviews the loan portfolio on a quarterly basis using a defined, consistently applied process in order to make appropriate and timely adjustments to the Allowance for Loan Losses (“ALLL”). Management has identified a number of industry standard qualitative factors which it uses to determine percentages of potential losses on various loan classifications. These factors are evaluated and updated quarterly and include: (a) national, regional and local economic trends and business conditions; (b) levels of and trends in delinquency rates and in classified and non-accrual loans; (c) trends in volumes and terms of loans; (d) effects of changes in lending policies and procedures; (e) experience, ability, and depth of lending staff; (f) changes in the quality of the Bank’s loan review system; (g) value of underlying collateral; and (h) concentrations of credit from a loan type, industry and/or geographic standpoint. Management believes that the granularity of the homogeneous pools and the related historical loss ratios and other qualitative factors, as well as the consistency in the application of assumptions, result in an allowance for loan loss that is representative of the risk found in the components of the portfolio at any given date. When information confirms all or part of a specific loan to be uncollectible, this amount is promptly charged off against the ALLL. Management utilizes an internally developed spreadsheet to track and apply the various components of the allowance.

The following table summarizes the primary segments of the ALLL, segregated into the amount required for loans individually evaluated for impairment and the amount required for loans collectively evaluated for impairment as of June 30, 2013 (unaudited) and December 31, 2012 and 2011 (in thousands):

	June 30, 2013 (Unaudited)
	Total	Collectively Evaluated for Impairment	Individually Evaluated for Impairment
Allowance for loan losses:
Commercial real estate	$698	$698	$—
Construction loans	30	30	—
Commercial and industrial	429	429	—

	1,157	1,157	—

Residential mortgage loans	250	250	—
Home equity and second mortgage loans	109	109	—
Other consumer loans	1	1	—
Unallocated	154	154	—

	514	514	—

Total	$1,671	$1,671	$—

Loans Receivable:
Commercial real estate	$59,584	$59,448	$136
Construction loans	7,866	7,866	—
Commercial and industrial	18,609	18,181	428

	86,059	85,495	564

Residential mortgage loans	29,786	29,786	—
Home equity and second mortgage loans	16,360	16,288	72
Other consumer loans	56	56	—

	46,202	46,130	72

Total	$132,261	$131,625	$636

	December 31, 2012			December 31, 2011
	Total	Collectively Evaluated for Impairment	Individually Evaluated for Impairment	Total	Collectively Evaluated for Impairment	Individually Evaluated for Impairment
Allowance for loan losses:
Commercial real estate	$626	$626	$—	$699	$695	$4
Construction loans	9	9	—	26	26	—
Commercial and industrial	617	617	—	202	202	—

	1,252	1,252	—	927	923	4

Residential mortgage loans	137	137	—	20	20	—
Home equity and second mortgage loans	131	131	—	48	48	—
Other consumer loans	—	—	—	—	—	—
Unallocated	12	12	—	339	339	—

	280	280	—	407	407	—

Total	$1,532	$1,532	$—	$1,334	$1,330	$4

Loans Receivable:
Commercial real estate	$57,585	$57,261	$324	$45,082	$43,355	$1,727
Construction loans	1,487	1,487	—	1,218	1,218	—
Commercial and industrial	19,159	18,731	428	12,927	12,495	432

	78,231	77,479	752	59,227	57,068	2,159

Residential mortgage loans	19,060	19,060	—	7,914	7,914	—
Home equity and second mortgage loans	19,560	19,560	—	19,684	19,684	—
Other consumer loans	75	75	—	102	102	—

	38,695	38,695	—	27,700	27,700	—

Total	$116,926	$116,174	$752	$86,927	$84,768	$2,159

The change in the allowance for loan losses for the six months ended June 30, 2013 and 2012 (unaudited), and the years ended December 31, 2012 and 2011 is as follows:

	Beginning Balance	Charge-offs	Recoveries	Provisions	Ending Balance
June 30, 2013 (Unaudited):

Commercial real estate	$626	$—	$—	$72	$698
Construction loans	9	—	—	21	30
Commercial and industrial	617	—	19	(207)	429

Residential mortgage loans	137	—	—	113	250
Home equity and second mortgage loans	131	—	—	(22)	109
Other consumer loans	—	—	—	1	1
Unallocated	12	—	—	142	154

Total	$1,532	$—	$19	$120	$1,671

June 30, 2012 (unaudited):

Commercial real estate	$699	$—	$—	$133	$832
Construction loans	26	—	—	26	52
Commercial and industrial	202	—	20	76	298

Residential mortgage loans	20	—	—	3	23
Home equity and second mortgage loans	48	—	—	3	51
Other consumer loans	—	(1)	—	1	—
Unallocated	339	—	—	(182)	157

Total	$1,334	$(1)	$20	$60	$1,413

	Beginning Balance	Charge-offs	Recoveries	Provisions	Ending Balance
December 31, 2012:

Commercial real estate	$699	$—	$—	$(73)	$626
Construction loans	26	—	—	(17)	9
Commercial and industrial	202	—	39	376	617

Residential mortgage loans	20	—	—	117	137
Home equity and second mortgage loans	48	—	—	83	131
Other consumer loans	—	(1)	—	1	—
Unallocated	339	—	—	(327)	12

Total	$1,334	$(1)	$39	$160	$1,532

December 31, 2011:

Commercial real estate	$644	$(87)	$1	$141	$699
Construction loans	39	—	—	(13)	26
Commercial and industrial	298	—	39	(135)	202

Residential mortgage loans	23	—	—	(3)	20
Home equity and second mortgage loans	46	—	—	2	48
Other consumer loans	—	(6)	1	5	—
Unallocated	216	—	—	123	339

Total	$1,266	$(93)	$41	$120	$1,334

During the six months ended June 30, 2013 (unaudited) and at 2012 and 2011, the Bank did not have any new troubled debt restructurings nor were there any defaults on any pre-existing troubled debt restructurings.

The Bank, in the normal course of business to meet the financial needs of its customers, is party to financial instruments with off-balance-sheet risk. These financial instruments include commitments to extend credit and letters of credit and involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated financial statements. The contract or notional amounts of these instruments express the extent of involvement the Bank has in each category of financial instruments. The Bank’s exposure to credit loss from nonperformance by the other party to the above-mentioned financial instruments is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. The contract or notional amount of financial instruments whose contract amounts represent credit risk as follows (in thousands):

	June 30, 2013	December 31, 2012
	(Unaudited)
Outstanding loan and credit line commitments	$48,396	$43,876
Standby letters of credit	$422	$571

Commitments to extend credit are agreements to lend to individuals and companies as long as there is no violation of any condition established in the contract. Commitments generally have a fixed expiration date of one year or less, except for home equity loan commitments which generally have an expiration date of up to 20 years. Since many of the commitments are expected to expire without being drawn upon, total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based upon management’s credit evaluation of the customer. Various types of collateral may be held, including property and marketable securities. The credit risk involved in these financial instruments is essentially the same as that involved in extending loan facilities to customers.

Outstanding letters of credit written are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending other loan commitments. The majority of these standby letters of credit expire within the next twelve months. The Bank requires collateral supporting these letters of credit as deemed necessary. Management believes that the proceeds obtained through a liquidation of such collateral would be sufficient to cover the maximum potential amount of future payments required under the corresponding guarantees. The current amount of the liability as of June 30, 2013 (unaudited) and December 31, 2012 and 2011 for guarantees under standby letters of credit issued is not material.

Note 4 – Premises and Equipment

Premises and equipment are summarized as follows (in thousands):

	Estimated Useful Lives	June 30, 2013	December 31,
		(Unaudited)	2012	2011
Buildings	40 years	$1,356	$1,356	$1,356
Leasehold improvements	8-40 years	2,178	2,178	2,178
Furniture, fixtures and equipment	3-15 years	1,496	1,469	1,436

Total		5,030	5,003	4,970
Accumulated depreciation and amortization		(2,405)	(2,292)	(2,082)

Premises and equipment, net		$2,625	$2,711	$2,888

Depreciation and amortization expense amounted to $113,000 (Unaudited) and $135,000 (Unaudited) during the six months ended June 30, 2013 and 2012, respectively, and $249,000 and $310,000 in 2012 and 2011, respectively.

Note 5 – Deposits

The aggregate amount of time deposits in denominations of $100,000 or more as of June 30, 2013, December 31, 2012 and 2011 was $38,329,000 (unaudited), $40,615,000 and $49,053,000, respectively. Interest expense on time deposits of $100,000 or more amounted to $241,000 (Unaudited) and $287,000 (Unaudited) during the six months ended June 30, 2013, and 2012, respectively and $560,000 and $633,000 for the years ended December 31, 2012 and 2011, respectively.

The scheduled maturities of all time deposits are as follows (in thousands):

	June 30, 2013	December 31, 2012
	(Unaudited)
Remaining Maturity	Amount	Amount
Within one year	$21,254	$35,435
Over one to two years	12,001	7,744
Over two to three years	3,289	6,093
Over three to four years	5,173	1,344
Over four to five years	7,989	3,482

Total time deposits	$49,706	$54,098

Note 6 – Short-Term Borrowed Funds

The Bank can borrow on an overnight basis from Federal Home Loan Bank of New York (“FHLBNY”) and had no such borrowings as of June 30, 2013 (Unaudited) and at December 31, 2012 or 2011. The Bank’s overall credit exposure is subject to certain limitations based on the underlying loans and securities pledged as collateral. At June 30, 2013 (unaudited), the Bank had $11,000,000 in available funding from the FHLBNY based on collateral and at December 31, 2012, the Bank had $4,000,000 in such available funding. In addition, the Bank has an unsecured federal funds credit line of $3,000,000 with a correspondent bank.

Note 7 – Long-Term Borrowed Funds

A summary of the long-term borrowings from the FHLBNY, which are collateralized by securities and qualifying mortgage loans, is as follows (dollars in thousands):

June 30, 2013 (Unaudited)	December 31,		Interest Rate	Maturity Date	Call Date
	2012	2011
$7,500	$7,500	$7,500	4.63%	12/14/2016	None
2,500	2,500	2,500	4.11%	12/14/2016	Quarterly
—	1,803	2,532	3.47%	04/01/2013	None

$10,000	$11,803	$12,532

Note 8 – Income Taxes

The components of income tax expense are summarized as follows (in thousands):

	Six Months Ended June 30,		Year Ended December 31,
	2013	2012	2012	2011
	(Unaudited)
Current tax expense:
Federal	$180	$115	$412	$193
State	44	18	106	15

Total current	224	133	518	208

Deferred tax expense (benefit):
Federal	—	—	(22)	(36)
State	—	—	(16)	(9)

Total deferred	—	—	(38)	(45)

Total tax expense	$224	$133	$480	$163

Reconciliation between the effective income tax expense and the amount computed using the applicable statutory Federal tax rate of 34% is as follows (in thousands):

	Six Months Ended June 30,		Year Ended December 31,
	2013	2012	2012	2011
	(Unaudited)
Federal income tax expense at statutory rates	$221	$152	$490	$209
Increase (decrease) in taxes resulting from:
State income taxes net of Federal tax effect	29	12	59	4
Tax-exempt income	(21)	(23)	(46)	(48)
Other	(5)	(8)	(23)	(2)

Total income tax expense	$224	$133	$480	$163

The tax effects of temporary differences that give rise to significant portions of the net deferred tax asset at are as follows (in thousands):

	June 30, 2013
		December 31,
	(Unaudited)	2012	2011
Deferred tax assets:
Allowance for loan losses	$612	$612	$555
Stock option expense	45	45	45
Depreciation	110	110	97
Non-Accrual loan interest	18	18	16
Other.	—	—	6

Deferred tax assets, net	785	785	719

Deferred tax liabilities:
Deferred loan costs	49	49	37
Unrealized gains on available for sale securities	242	340	48
Discount Accretion	55	55	36
Other	31	31	34

Deferred tax liabilities	377	475	155

Net deferred tax asset	$408	$310	$564

Note 9 – Stock Option Plans and Restricted Stock Award

The Bank has six stock option plans which are administered by the Bank’s Personnel and Compensation Committee, comprised of members of the Bank’s Board of Directors (“The Committee”). The Bank recognized no expense in stock option compensation expense for the years ended December 31, 2012 and 2011.

To date, the exercise price for all of the grants under the various stock option plans has been based on the fair market value on the grant date. The Bank’s Non-Qualified Stock Option Plan permits grants with an exercise price of at least 85% of the fair market value of the Bank’s stock on the grant date. Stock options for all plans have a ten-year term. Vesting periods vary, however, the majority vest over a three-year period. Prior to 2006, awards to Directors vested immediately. There was no stock dividend in 2012 and all share amounts within this note reflect the five percent stock dividend distribution paid in 2011, as well as prior years stock dividend distributions.

The Bank’s 2000 Incentive Stock Option Plan granted options intended to qualify as “incentive stock options” under the Internal Revenue Code of 1986, as amended. The Bank’s 2000 Non-Qualified Stock Option Plan granted options that are not intended to qualify as “incentive stock options” under the Internal Revenue Code. Under these two plans, officers and key employees of the Bank received grants of options with vesting periods as determined at the discretion of The Committee. The Bank’s 2000 Stock Option Plans for Non-Employee Directors granted options to directors who are not employees of the Bank. The plans initiated in 2000 permitted grants of options through 2010.

The Bank’s 2005 Stock Option Plan for Non-Employee Directors grants options to directors who are not employees of the Bank. At June 30, 2013 (unaudited) and at December 31, 2012, the 2005 Stock Option Plans for Non-Employee Directors has 47,301 shares available for future grants.

In 2012, the State of New Jersey Department of Banking and Insurance approved two new plans, which had previously been approved by the Board of Directors and the Shareholders. The Rumson-Fair Haven Bank & Trust Company Non-Employee Director Stock Option and Equity Incentive Plan allows the issuance of seventy-five thousand (75,000) shares, in the aggregate, of Common Stock. The Rumson-Fair Haven Bank & Trust Company 2011 Employee Stock Option and Equity Incentive Plan allows for the granting of twenty-five thousand (25,000) non-incentive option awards and seventy-five thousand (75,000) incentive options awards, in the aggregate, for the purchase of Common Stock.

Options outstanding and changes therein, as adjusted for subsequent stock distributions, for all plans are as follows:

	Shares	Option Price Per Share		Weighted Average Exercise Price	Weighted Average Remaining Contractual Life in Years
		Low	High
Balance, December 31, 2010	270,279	$4.69	$9.76	$7.15	3.7

Forfeited during 2011	(74,208)	4.69	9.76	7.74
Exercised during 2011	(49,102)	5.37	5.46	5.45

Balance, December 31, 2011	146,969	4.69	9.76	7.44	3.0

Forfeited during 2012	(24,162)	6.35	9.76	8.79
Exercised during 2012	(2,045)	5.47	5.47	5.47

Balance, December 31, 2012	120,762	4.69	9.76	7.19	1.9
Granted 1st Quarter 2013 (unaudited)	57,900	6.00	6.00	6.00
Forfeited during 2013 (unaudited)	(60,846)	4.69	9.46	7.99
Exercised during 2013 (unaudited)	(4,090)	4.69	4.69	4.69

Balance, June 30, 2013 (unaudited)	113,726	5.47	9.76	6.26	5.6

The aggregate intrinsic value of both options outstanding and options exercisable at December 31, 2012 was $33,034. At December 31, 2012, the number of exercisable options was 120,762 with a weighted average exercise price of $7.19 per option and a weighted average remaining life of 1.9 years. The total intrinsic value of options exercised during the years ended December 31, 2012 and 2011 was $2,000 and $46,000, respectively. Cash received from option exercises for the years ended December 31, 2012 and 2011 was $0 and $11,000, respectively. The Bank has a policy of issuing new stock from the shares authorized to satisfy share option exercises. At December 31, 2012, all outstanding options were vested. Accordingly, there was no future compensation expense to be recognized at December 31, 2012.

The fair value of the options granted during the six months ended June 30, 2013 was $0.98 per option. The fair value was calculated using the Black-Scholes option valuation model based on the following assumptions: a risk-free rate of return of 1.25%, an expected option life of 7 years, an expected volatility of 11.67% and an expected dividend rate of 0%. The risk free rate was based on the 7-year U.S. Treasury Note on the grant date. The expected option life was estimated as the mid-point between the vesting period and the ten year life of the options. The expected volatility was based on the historical stock price activity of the Company over the year prior to the grant date. The dividend rate was based on the fact that the Company has not paid cash dividends on its common stock.

At June 30, 2013, the number of exercisable options was 55,826 with a weighted average exercise price of $6.53 per option and a weighted average remaining life of 1.5 years. At June 30, 2013, there was approximately $57,000 of unrecognized compensation cost related to the 57,900 non-vested stock option-based compensation arrangements granted under the Company’s stock incentive plans. That cost is expected to be recognized over the next four years.

For the six months ended June 30, 2013, 15,000 restricted stock awards were granted. Twenty five percent of the awards, or 3,750 shares, vested immediately upon grant, while the remainder will vest equally on the anniversary date of the grant over the next three year period. The fair value of the restricted stock awards was $6.00 per share, which was based upon the closing price of the common stock on the date of grant. At June 30, 2013, there was approximately $67,000 of unrecognized compensation cost related to the 11,250 non-vested restricted stock awards. That cost is expected to be recognized over the next three years.

Note 10 – Benefits

The Bank maintains a 401K employee savings plan to provide for defined contributions. All full-time employees are eligible to participate. The Bank’s contribution to the plan is to match 100 percent of the employee’s first three percent of the employee’s salary and one percent of the next two percent of the employee’s salary. The Bank’s maximum contribution is four percent of an employee’s salary. Employer contributions for the six months ended June 30, 2013 (unaudited) amounted to $31,000 and for 2012 and 2011, amounted to $51,000 and $54,000, respectively.

Note 11 – Commitments and Contingencies

The Bank was obligated under non-cancelable leases for premises, with future minimum rental payments as follows (in thousands):

Year	June 30, 2013	December 31, 2012
	(Unaudited)
Within one year	$345	$345
After one to two years	326	334
After two to three years	331	328
After three to four years	184	295
After four to five years	87	99
After five years	1,324	1,368

Total	$2,597	$2,769

Total rent expense; net of rental income, included in occupancy expense was $169,000 (Unaudited) and $171,000 (Unaudited) for the six months ended June 30, 2013 and 2012, respectively, and $338,000 and $344,000 for the years ended December 31, 2012 and 2011, respectively.

Note 12 – Related Party Transactions

The Bank has entered into a lease agreement for the Rumson office with a company of which a former director of the Bank is an owner. The negotiations with respect to this lease were conducted at arms’-length and the Board of Directors of the Bank believes that the terms and conditions of the lease are comparable to terms that would have been available to the Bank by an unaffiliated third party. Rental payments for the six months ended June 30, 2013 and 2012 amounted to $86,000 (Unaudited) and $85,000 (Unaudited), respectively, for the years ended 2012 and 2011 amounted to $170,000 and $173,000, respectively.

A company, in which the owner is a large shareholder of the Bank, maintains office space in the Bank’s Fair Haven branch. The rental space and the rental income are deemed to be immaterial by management.

Note 13 – Fair Value Measurements and Fair Values of Financial Instruments

Management uses its best judgment in estimating the fair value of the Bank’s financial instruments; however, there are inherent weaknesses in any estimation technique. Therefore, for substantially all financial instruments, the fair value estimates herein are not necessarily indicative of the amounts the Bank could have realized in a sales transaction on the dates indicated. The estimated fair value amounts have been measured as of their respective year-ends and have not been re-evaluated or updated for purposes of these financial statements subsequent to those respective dates. As such, the estimated fair values of these financial instruments subsequent to the respective reporting dates may be different than the amounts reported at each year-end.

ASC Topic 820, Fair Value Measurement and Disclosures, establishes a fair value hierarchy that prioritizes the inputs to valuation methods used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2: Quoted prices in markets that are not active, or inputs that are observable either directly or indirectly, for substantially the full term of the asset or liability.

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported with little or no market activity).

An asset’s or liability’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.

The fair value measurements, as of June 30, 2013 (unaudited) and at December 31, 2012 and 2011, by level within the fair value hierarchy used are as follows (in thousands):

Description	Level 1	Level 2	Level 3	Total
Measured at fair value on a recurring basis -
Securities available for sale:

June 30, 2013 (Unaudited):
Collateralized mortgage obligations	$—	$7,875	$—	$7,875
Corporate bonds	—	38,226	—	38,226

Total	$—	$46,101	$—	$46,101

December 31, 2012:
Collateralized mortgage obligations	$—	$10,022	$—	$10,022
Corporate bonds	—	42,811	—	42,811
Total	$—	$52,833	$—	$52,833

December 31, 2011:
U.S. Government sponsored enterprises (GSE)	—	$12,248	—	$12,248
Mortgage-backed securities-residential (GSE)	—	13,022	—	13,022
Collateralized mortgage obligations	—	11,163	—	11,163
Corporate bonds	—	42,027	—	42,027
State and political subdivisions	—	1,401	—	1,401

Total	$—	$79,861	$—	$79,861

Measured at fair value on a nonrecurring basis-
Impaired loans:
June 30, 2013 (Unaudited)	$—	$—	$—	$—
December 31, 2012	$—	$—	$—	$—
December 31, 2011	$—	$—	$431	$431

The following information should not be interpreted as an estimate of the fair value of the entire Bank since a fair value calculation is only provided for a limited portion of the Bank’s assets and liabilities. Due to a wide range of valuation techniques and the degree of subjectivity used in making the estimates, comparisons between the Bank’s disclosures and those of other companies may not be meaningful. The following methods and assumptions were used to estimate the fair values of the Bank’s consolidated financial instruments at June 30, 2013 (Unaudited) and December 31, 2012 and 2011:

Cash and Due from Banks and Federal Funds Sold (Carried at Cost)

The carrying amounts reported in the balance sheet for cash and short-term instruments approximate those assets’ fair values.

Interest Bearing Time Deposits (Carried at Cost)

Fair values for fixed-rate time certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered in the market on certificates to a schedule of aggregated expected monthly maturities on time deposits. The Bank generally purchases amounts below the insured limit, limiting the amount of credit risk on these time deposits.

Investment Securities Available for Sale (Carried at Fair Value)

The fair value of securities available for sale are determined by obtaining quoted market prices on nationally recognized securities exchanges (Level 1), or matrix pricing (Level 2), which is a mathematical technique used widely in the industry to value debt securities without relying exclusively on quoted market prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted prices. For certain securities, which are not traded in active markets or are subject to transfer restrictions, valuations are adjusted to reflect illiquidity and/or non-transferability, and such adjustments, are generally based on available market evidence (Level 3). In the absence of such evidence, management’s best estimate is used. Management’s best estimate consists of both internal and external support on certain Level 3 investments.

Loans Held for Sale (Carried at Cost)

The fair values for loans held for sale within the next 45 days are shown at Book Value.

Loans (Carried at Cost)

The fair values of loans, except for certain impaired loans, are estimated using discounted cash flow analyses, market rates at the balance sheet date that reflect the credit and interest rate-risk inherent in the loans. Projected future cash flows are calculated based upon contractual maturity or call dates, projected repayments and prepayments of principal. Generally, for variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values.

Impaired Loans (Generally Carried at Fair Value)

Impaired loans are those for which the Bank has measured and recorded impairment generally based on the fair value of the loan’s collateral. Fair value is generally determined based upon independent third-party appraisals of the properties, or discounted cash flows based upon the expected proceeds. These assets are included as Level 3 fair values, based upon the lowest level of input that is significant to the fair value measurements. The fair value consists of the loan balances of $435,000, net of a valuation allowance of $4,000 at December 31, 2011. There were no impaired loans with a valuation allowance at June 30, 2013 (Unaudited) and December 31, 2012.

Federal Home Loan Bank of New York Restricted Stock

The carrying amount of restricted investments in bank stock approximates fair value, and considers the limited marketability of such securities.

Interest Receivable and Payable (Carried at Cost)

The carrying amount of accrued interest receivable and accrued interest payable approximates its fair value.

Deposits (Carried at Cost)

The fair values disclosed for demand deposits (interest and non-interest checking, passbook savings and money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered in the market on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Long-Term Borrowings (Carried at Cost)

Fair values of FHLBNY advances are estimated using discounted cash flow analysis, based on quoted prices for new FHLBNY advances with similar credit risk characteristics, terms and remaining maturity. These prices obtained from this active market represent a market value that is deemed to represent the transfer price if the liability were assumed by a third party.

Off-Balance-Sheet Financial Instruments (Disclosed at Cost)

Fair values for the Bank’s off-balance-sheet financial instruments (lending commitments and letters of credit) are based on fees currently charged in the market to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing. The fair value of these commitments was deemed immaterial and is not presented in the accompanying table.

The estimated fair values of the Bank’s financial instruments were as follows at June 30, 2013 (unaudited) and December 31, 2012 and 2011 (in thousands):

	Carrying Amount	Fair Value
		Level 1	Level 2	Level 3	Total
June 30, 2013 (Unaudited)
Financial assets:
Cash and due from banks	$23,398	$23,398	$—	$—	$23,398
Federal funds sold	3,700	—	3,700	—	3,700
Interest bearing time deposits	100	—	100	—	100
Investment securities available for sale	46,101	—	46,101	—	46,101
Loans held for sale	1,000	—	1,000	—	1,000
Loans, net.	130,590	—		131,883	131,883
Interest receivable	783	—	783	—	783
Federal Home Bank of New York Restricted Stock	647	—	647	—	647

Financial liabilities:
Deposits	184,760	—	184,679	—	184,679
Long-term borrowings	10,000	—	11,265	—	11,265
Interest payable	104	—	104	—	104

	Carrying Amount	Fair Value
		Level 1	Level 2	Level 3	Total
December 31, 2012
Financial assets:
Cash and due from banks	$30,858	$30,858	$—	$—	$30,858
Federal funds sold	3,700	—	3,700	—	3,700
Interest bearing time deposits	100	—	100	—	100
Investment securities available for sale	52,833	—	52,833	—	52,833
Loans held for sale	766	—	766	—	766
Loans, net	115,394	—	—	116,074	116,074
Interest receivable	731	—	731	—	731
Federal Home Bank of New York Restricted Stock	752	—	752	—	752

Financial liabilities:
Deposits.	181,550	—	181,969	—	181,969
Long-term borrowings	11,803	—	13,296	—	13,296
Interest payable	146	—	146	—	146

	Carrying Amount	Fair Value
		Level 1	Level 2	Level 3	Total
December 31, 2011
Financial assets:
Cash and cash equivalents	$47,709	$47,709	$—	$—	$47,709
Federal funds sold	3,800	—	3,800	—	3,800
Interest bearing time deposits	100	—	100	—	100
Investment securities available for sale	79,861	—	79,861	—	79,861
Loans, net.	85,593	—	—	85,928	85,928
Interest receivable	832	—	832	—	832
Federal Home Bank of New York Restricted Stock	765	—	765	—	765

Financial liabilities:
Deposits	197,667	—	198,233	—	198,223
Long-term borrowings	12,532	—	14,474	—	14,474
Interest payable	174	—	174	—	174

Note 14 – Regulatory Matters

Subject to applicable law, the Board of Directors of the Bank may provide for the payment of dividends. New Jersey law provides that no dividend may be paid unless, after the payment of such dividend, the capital stock of the Bank will not be impaired and either the Bank will have a statutory surplus of not less than 50 percent of its capital stock or the payment of such dividend will not reduce the statutory surplus of the Bank. The Bank is subject to various regulatory capital requirements administered by the Federal and state banking agencies. Failure to meet minimum requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weighting and other factors.

The prompt corrective action regulations define specific capital categories based on an institution’s capital ratios. The capital categories, in declining order, are well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized. To be considered well capitalized, an institution must generally have a leverage ratio (Tier 1 capital to total quarterly average assets), as defined, of at least five percent, a Tier 1 risk-based capital ratio, as defined, of at least six percent, and a total risk-based capital ratio, as defined, of at least ten percent. Management believes that, as of June 30, 2013 (Unaudited) and December 31, 2012, the Bank meets all capital adequacy requirements of the FDIC. As of June 30, 2013 (Unaudited) and December 31, 2012, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the Bank’s category.

The following is a summary of the Bank’s actual capital amounts and ratios as of June 30, 2013 (unaudited) and December 31, 2012 and 2011 compared to the FDIC minimum capital adequacy requirements and the FDIC requirements for classification as a well capitalized institution (dollars in thousands):

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
June 30, 2013 (Unaudited)
Tier 1 capital to average total assets	$18,438	8.55%	$8,627	4.00%	$10,783	5.00%
Tier 1 capital to risk weighted assets	18,438	10.45%	7,054	4.00%	10,582	6.00%
Total risk-based capital to risk weighted assets	20,109	11.40%	14,109	8.00%	17,636	10.00%

December 31, 2012
Tier 1 capital to average total assets	$17,965	8.68%	$8,275	4.00%	$10,344	5.00%
Tier 1 capital to risk weighted assets	17,965	10.49%	6,850	4.00%	10,276	6.00%
Total risk-based capital to risk weighted assets	19,497	11.38%	13,701	8.00%	17,126	10.00%

December 31, 2011
Tier 1 capital to average total assets	$16,436	7.40%	$8,885	4.00%	$11,107	5.00%
Tier 1 capital to risk weighted assets	16,436	11.39%	5,771	4.00%	8,656	6.00%
Total risk-based capital to risk weighted assets	17,770	12.32%	11,542	8.00%	14,427	10.00%

Note 15 – Merger

On August 14, 2013, the Bank entered into an Agreement and Plan of Merger (the “Merger Agreement”) with 1st Constitution Bancorp (the “Company”) and its primary operating subsidiary, 1st Constitution Bank (“FCB”), providing for the merger of the Bank with and into FCB, with FCB as the surviving entity (the “Merger”).

Subject to the terms and conditions of the Merger Agreement, upon consummation of the Merger, each outstanding share of common stock of the Bank will be converted into the right to receive, at the election of the holder of such common stock of the Bank, (i) cash consideration of $7.50 or (ii) 0.7772 of a share of common stock of the Company, or a combination of both, subject to the payment of cash in lieu of fractional shares and customary proration and allocation procedures, if necessary, to assure that 60% of the outstanding shares of common stock of the Bank are exchanged for cash and 40% of the outstanding shares of common stock of the Bank are exchanged for shares of common stock of the Company. In addition, each outstanding option to acquire shares of common stock of the Bank will be terminated and converted to the right to receive cash equal to the product of (i) the aggregate number of shares of common stock of the Bank underlying such outstanding option multiplied by (ii) the excess, if any, of $7.50 over the per share exercise price of such outstanding option. Stock awards will be converted into shares of common stock of the Company.

Under New Jersey banking law, shareholders of the Bank can elect to dissent from the Merger. Any shareholder electing to dissent shall be entitled to a cash payment for such shares only to the extent permitted by and in accordance with New Jersey banking law.

The Merger Agreement contains typical representations, warranties, and covenants of the Company, FCB and the Bank, including, among others, covenants that require, during the period between the execution of the Merger Agreement and consummation of the Merger, (i) the Bank to use commercially reasonable efforts to conduct its business in the ordinary course and consistent with past banking practice and prudent banking practice; and (ii) the Bank to not, subject to certain exceptions generally related to the Board’s evaluation and exercise of its fiduciary duties, (a) solicit proposals relating to alternative business combination transactions or (b) enter into discussions or negotiations or provide confidential information in connection with any proposals for alternative business combination transactions.

The Merger Agreement provides certain termination rights for the Company, FCB and the Bank, and further provides that upon termination of the Merger Agreement under certain circumstances, the Bank will be obligated to pay the Company a termination fee of $1,000,000 and out of pocket expenses incurred by the Company and FCB in connection with the Merger of up to $275,000; provided, however, that the sum of the termination fee and such out-of-pocket expenses shall not exceed $1,275,000.

Completion of the Merger is subject to customary closing conditions, including (i) receipt of the requisite approval of the shareholders of the Bank, (ii) receipt of regulatory approvals, (iii) the absence of any law or order prohibiting the closing and (iv) and the effectiveness of the registration statement to be filed by the Company with respect to the common stock to be issued in the Merger. In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including the accuracy of the representations and warranties of the other party and compliance of the other party with its covenants in all material respects.

The Merger Agreement also contains representations and warranties that the parties have made to each other as of specific dates. Shareholders should read the Merger Agreement together with the other information concerning the Company that the Company has publicly filed in reports and statements with the Securities and Exchange Commission.

ANNEX A

Execution Version

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (the “Agreement”), dated as of August 14, 2013, is by and between 1st Constitution Bancorp, a New Jersey corporation and registered bank holding company (“1st Constitution”), 1st Constitution Bank, a New Jersey state commercial bank and the wholly-owned banking subsidiary of 1st Constitution (the “Bank”), and Rumson-Fair Haven Bank and Trust Company, a New Jersey state commercial bank (“RFH”). 1st Constitution, the Bank and RFH are sometimes collectively referred to as the “Parties” or individually referred to as a “Party.” Defined terms are described in Section 9.11 of this Agreement.

RECITALS

A. 1st Constitution and the Bank desire to acquire RFH, and RFH’s Board of Directors has determined, based upon the terms and conditions hereinafter set forth, that the acquisition is in the best interests of RFH and its shareholders. The acquisition will be accomplished by (i) merging RFH with and into the Bank, with the Bank as the surviving entity (the “Merger”) and (ii) RFH’s shareholders receiving the Aggregate Merger Consideration hereinafter set forth. The Boards of Directors of each of RFH and 1st Constitution have duly adopted and approved this Agreement and the Board of Directors of RFH has directed that the Agreement be submitted to the RFH shareholders for approval.

B. The Parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

THE MERGER

1.1 The Merger. Subject to the provisions hereof, RFH shall be merged with and into the Bank (which has heretofore and shall hereinafter be referred to as the “Merger”) pursuant to the Bank Merger Act, as amended (the “Bank Merger Act”), the New Jersey Banking Act of 1948, as amended (the “New Jersey Banking Act”), as well as the applicable regulations of the Federal Deposit Insurance Corporation (the “FDIC”) and the New Jersey Department of Banking and Insurance (the “New Jersey Department”), and the Bank shall be the surviving entity (sometimes hereinafter referred to as “Surviving Entity”) and shall continue to be known as “1st Constitution Bank”.

1.2 Closing, Closing Date, Determination Date and Effective Time. Unless a different date, time and/or place are agreed to by the Parties, the closing of the Merger (the “Closing”) shall take place at 10:00 a.m., at the offices of Day Pitney LLP, 1 Jefferson Road, Parsippany, New Jersey, on a date determined by 1st Constitution and reasonably and promptly agreed by RFH on at least five Business Days prior notice (the “Closing Notice”) given by 1st Constitution to RFH, which date (the “Closing Date”) shall be not more than twenty (20) Business Days following the receipt of all necessary regulatory, governmental and shareholder approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver of all of the conditions to the consummation of the Merger specified in Article VII of this Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing). In the Closing Notice, 1st Constitution shall specify the “Determination Date”, which date shall be the first date on which all bank regulatory approvals (and waivers, if applicable) necessary for consummation of the Merger have been received (disregarding any waiting period) and either Party has notified the other in writing that all such approvals (and waivers, if applicable) have been received. The Merger shall become effective on the date specified in the certificate to be issued by the FDIC approving the Merger which date the Parties currently anticipate will be the close of business on the Closing Date (such date is hereinafter referred to as the “Effective Time”).

1.3 Effect of the Merger. At the Effective Time, RFH shall be merged with and into the Bank and the separate existence of RFH shall cease. At the Effective Time, the Surviving Entity shall be considered the same business and corporate entity as each of the Bank and RFH and, thereupon and thereafter, all the property, rights, privileges, powers and franchises of each of the Bank and RFH shall vest in the Surviving Entity and the Surviving Entity shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Bank and RFH and shall have succeeded to all of each of their relationships, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, liabilities, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Entity. In addition, any reference to either of the Bank and RFH in any contract or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Entity if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of the Bank or RFH is a party shall not be deemed to have abated or to have discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had not been made; or the Surviving Entity may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Bank or RFH if the Merger had not occurred.

1.4 Conversion of RFH Common Stock.

(a) At the Effective Time, subject to the other provisions of this Section 1.4 and Sections 1.14 and 2.2(e) of this Agreement, each share of RFH’s common stock, $2.00 par value (“RFH Common Stock”), issued and outstanding immediately prior to the Effective Time (other than (i) shares of RFH Common Stock held in RFH’s treasury and (ii) shares of RFH Common Stock held directly or indirectly by 1st Constitution or RFH or any of their respective Subsidiaries (except for Trust Account Shares and DPC Shares)), shall by virtue of this Agreement and without any action on the part of RFH, 1st Constitution or the holder thereof, cease to be outstanding and shall be converted into and become the right to receive, at the election of the holder thereof as provided in Section 1.5 of this Agreement, either:

(i) 0.7772 shares of common stock, no par value, of 1st Constitution (“1st Constitution Common Stock”) (such shares, the “Per Share Stock Consideration” and the ratio of such number to one, the “Exchange Ratio”); or

(ii) cash in an amount equal to Seven Dollars and Fifty Cents ($7.50) (the “Per Share Cash Consideration”).

(b) At the Effective Time, (i) all shares of RFH Common Stock that are owned by RFH as treasury stock and (ii) all shares of RFH Common Stock that are owned directly or indirectly by 1st Constitution or RFH or any of their respective Subsidiaries (other than shares of RFH Common Stock (x) held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity for the benefit of third parties (any such shares, and shares of 1st Constitution Common Stock which are similarly held, whether held directly or indirectly by 1st Constitution or RFH, as the case may be, being referred to herein as “Trust Account Shares”) or (y) held by 1st Constitution or RFH or any of their respective Subsidiaries in respect of a debt previously contracted (any such shares of RFH Common Stock, and shares of 1st Constitution Common Stock which are similarly held, being referred to herein as “DPC Shares”)), shall be canceled and shall cease to exist and no stock of 1st Constitution, cash or other consideration shall be delivered in exchange therefor. All shares of 1st Constitution Common Stock that are owned by RFH or any of its Subsidiaries (other than Trust Account Shares and DPC Shares) shall become treasury stock of 1st Constitution.

(c) On and after the Effective Time, holders of certificates which immediately prior to the Effective Time represented outstanding shares of RFH Common Stock (the “Certificates”) shall cease to have any rights as shareholders of RFH, except the right to receive the Per Share Stock Consideration or Per Share Cash Consideration for each such share held by them, and except as provided in Section 1.14 with respect to Dissenting Shares. The consideration which any holder of RFH Common Stock is entitled to receive pursuant to this Article I is referred to herein as the “Merger Consideration”. The consideration which all of RFH shareholders are entitled to receive pursuant to this Article I is referred to herein as the “Aggregate Merger Consideration”.

(d) Notwithstanding any provision herein to the contrary, if, between the date of this Agreement and the Effective Time, the shares of 1st Constitution Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend declared thereon with a record date within said period, appropriate adjustments shall be made to the Exchange Ratio.

1.5 Election Procedures.

(a) Allocation. The allocation of the Aggregate Merger Consideration between cash and shares of 1st Constitution Common Stock shall be determined pursuant to this Section 1.5.

(b) Elections by Holders of Stock or Cash. Subject to the allocation and election procedures set forth in this Section 1.5, each record holder immediately prior to the Effective Time of shares of RFH Common Stock (other than Dissenting Shares) will be entitled (i) to elect to receive cash for 10%, 20%, 30%, 40%, 50%, 60%, 70%, 80%, 90% or all of such shares (each, a “Cash Election”), (ii) to elect to receive 1st Constitution Common Stock for 10%, 20%, 30%, 40%, 50%, 60%, 70%, 80%, 90% or all of such shares (a “Stock Election”), or (iii) to indicate that such record holder has no preference as to the receipt of cash or 1st Constitution Common Stock for such shares (a “Non-Election”). In the event that any such holder makes elections which together cover more than 100% of the shares of RFH Common Stock that such Person owns as of the Effective Time, such holder shall be deemed to have made a Stock Election with respect to 40% of such holder’s shares and a Cash Election with respect to 60% of such holder’s shares. In the event that any such holder makes elections which together cover less than 100% of the shares of RFH Common Stock that such Person owns as of the Effective Time, such holder shall be deemed to have made a Non-Election with respect to the number of shares for which no Cash Election, Stock Election or Non-Election was made. In the event that any such holder makes a Cash Election or Stock Election for a percentage of such holder’s shares that is other than 10%, 20%, 30%, 40%, 50%, 60%, 70%, 80%, 90% or all of such holder’s shares, the number of shares deemed to be so elected shall be reduced to the next lowest percentage permitted to be elected hereunder. All such elections shall be made on a form designed for that purpose by 1st Constitution (a “Form of Election”), which form shall be acceptable to RFH, such acceptance not to be unreasonably withheld. Holders of Dissenting Shares shall be deemed to have made a Cash Election. Holders of record of shares of RFH Common Stock (other than Dissenting Shares) who hold such shares as nominees, trustees or in other representative capacities (a “Representative”) may submit multiple Forms of Election, provided that each such Form of Election covers all the shares of RFH Common Stock held by each Representative for a particular beneficial owner. For purposes of this Agreement, all shares covered by Stock Elections shall be referred to herein as “Stock Election Shares”, all shares covered by Cash Elections shall be referred to herein as “Cash Election Shares”, all shares covered by Non-Elections shall be referred to herein as “Non-Election Shares”, the number of shares equal to 60% of the shares of RFH Common Stock outstanding immediately prior to the Effective Time shall be referred to herein as the “Cash Number” and the number of shares equal to 40% of the shares of RFH Common Stock outstanding immediately prior to the Effective Time shall be referred to herein as the “Stock Number.”

(c) Oversubscription for Stock. If the aggregate number of Stock Election Shares exceeds the Stock Number, all Non-Election Shares and Cash Election Shares shall be converted into the right to receive cash, and the Stock Election Shares shall be converted into the right to receive 1st Constitution Common Stock and cash in the following manner:

(i) the Exchange Agent will select from among the holders of Stock Election Shares, on a pro rata basis, a sufficient number of such shares (“Cash Designated Shares”) such that the number of Cash Designated Shares will, when added to the number of Cash Election Shares and Non-Election Shares, be equal as closely as practicable to the Cash Number, and all such Cash Designated Shares shall be converted into the right to receive cash; and

(ii) the Stock Election Shares not so selected as Cash Designated Shares shall be converted into the right to receive shares of 1st Constitution Common Stock.

(d) Oversubscription for Cash. If the aggregate number of Cash Election Shares exceeds the Cash Number, all Non-Election Shares and Stock Election Shares shall be converted into the right to receive 1st Constitution Common Stock, and the Cash Election Shares shall be converted into the right to receive 1st Constitution Common Stock and cash in the following manner:

(i) the Exchange Agent will select from among the holders of Cash Election Shares, on a pro rata basis (other than holders of Dissenting Shares), a sufficient number of such shares (“Stock Designated Shares”) such that the number of Stock Designated Shares will, when added to the number of Stock Election Shares and Non-Election Shares, be equal as closely as practicable to the Stock Number, and all such Stock Designated Shares shall be converted into the right to receive 1st Constitution Common Stock; and

(ii) the Cash Election Shares not so selected as Stock Designated Shares shall be converted into the right to receive cash.

(e) Other Outcomes. If the aggregate number of Cash Election Shares is equal to or less than the Cash Number and the aggregate number of Stock Election Shares is equal to or less than Stock Number, then all Stock Election Shares shall be converted into the right to receive 1st Constitution Common Stock, all Cash Election Shares shall be converted into the right to receive cash and all Non-Election Shares (if any) shall be converted into the right to receive 1st Constitution Common Stock or the right to receive cash in the following manner:

(i) the Exchange Agent will select from among the holders of Non-Election Shares, on a pro rata basis, a sufficient number of such shares (“Stock Exchanged Shares”) such that the number of Stock Exchanged Shares will, when added to the number of Stock Election Shares, be equal as closely as practicable to the Stock Number, and all such Stock Exchanged Shares shall be converted into the right to receive 1st Constitution Common Stock; and

(ii) the Non-Election Shares not so selected as Stock Exchanged Shares shall be converted into the right to receive cash.

(f) Procedures for Holders’ Elections. Elections shall be made by holders of RFH Common Stock by mailing to the Exchange Agent a Form of Election which is received by the Exchange Agent prior to the Election Deadline. To be effective, a Form of Election must be properly completed, signed and submitted to the Exchange Agent by the holder. 1st Constitution will have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted and to disregard immaterial defects in Forms of Election. The good faith decision of 1st Constitution (or the Exchange Agent) in such matters shall be conclusive and binding, provided that 1st Constitution (and the Exchange Agent) does not act unreasonably. Neither 1st Constitution nor the Exchange Agent will be under any obligation to, but 1st Constitution and the Exchange Agent may (if they choose to do so), notify any person of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent shall also make all computations contemplated by this Section 1.5 and all such computations shall be conclusive and binding on the holders of RFH Common Stock, provided that the Exchange Agent does not act unreasonably.

(g) Failure of Holder to Elect. For the purpose hereof, a holder of RFH Common Stock who does not submit a Form of Election that is received by the Exchange Agent prior to the Election Deadline shall be deemed to have made a Non-Election with respect to all of such holder’s shares of RFH Common Stock. Except as otherwise provided in Section 1.5(b) of this Agreement, if 1st Constitution or the Exchange Agent shall determine that any purported Cash Election or Stock Election was not properly made, such purported Cash Election or Stock Election shall, unless cured by the Election Deadline, be deemed to be of no force and effect and the shareholder or Representative making such purported Cash Election or Stock Election shall, for purposes hereof, be deemed to have made a Non-Election with respect to the shares of RFH Common Stock covered by such purported Cash Election or Stock Election.

(h) Mailing of Election Forms to Holders and Election Deadline. 1st Constitution and RFH shall each use their best efforts to mail the Form of Election to all persons who are holders of record of RFH Common Stock on the record date for the RFH Shareholders’ Meeting and who become holders of RFH Common Stock during the period between the record date for the RFH Shareholders’ Meeting and 10:00 a.m. New York time, on at least the date fifteen calendar days prior to the anticipated Effective Time and to make the Form of Election available to all persons who become holders of RFH Common Stock subsequent to such day and no later than the close of business on the Election Deadline. A Form of Election must be received by the Exchange Agent by 5:30 p.m., New York City time, on the third Business Day prior to the Closing Date (the “Election Deadline”) in order to be effective. All elections will be irrevocable.

1.6 Exchange Agent. RFH and 1st Constitution hereby appoint Register and Transfer Co., with offices in Cranford, New Jersey (or such other transfer agent as 1st Constitution shall designate in good faith and shall be reasonably acceptable to RFH) as the exchange agent (the “Exchange Agent”) for purposes of effecting the conversion of RFH Common Stock hereunder.

1.7 Stock Awards.

(a) All outstanding options that may be exercised for shares of RFH Common Stock (whether or not vested) (each, a “Stock Option” and collectively the “Stock Options”) are described in Section 3.2(a) of the RFH Disclosure Schedule (as such term is defined in Article III of this Agreement) and are presently governed by RFH’s stock option plans as set forth in Section 3.2(a) of the RFH Disclosure Schedule (collectively, the “RFH Stock Compensation Plans”) and the agreements pursuant to which such Stock Options were granted (each, an “Option Grant Agreement”). True and complete copies of the RFH Stock Compensation Plans and all Option Grant Agreements relating to outstanding Stock Options have been delivered to 1st Constitution’s counsel (with a designation that such copies have been delivered pursuant to Section 1.7(a) of the then current draft of this Agreement). RFH shall take all requisite action so that, at the Effective Time, each Stock Option that is outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, shall be, by virtue of the Merger and without any action on the part of 1st Constitution, the Bank, RFH, the holder of that Stock Option or any other Person, cancelled and converted into the right to receive from the Bank and the Surviving Entity (and the Bank and/or the Surviving Entity shall pay to such holder), at the Effective Time, an amount in cash, without interest, equal to the product of (x) the aggregate number of shares of Common Stock subject to such Stock Option, multiplied by (y) the excess, if any, of the Per Share Cash Consideration over the per share exercise price under such Stock Option, less any Taxes required to be withheld. Stock Options with a per share exercise price greater than the Per Share Cash Consideration shall be cancelled as of the Closing by RFH in accordance with the terms of the relevant RFH Stock Compensation Plan and the holders thereof shall be entitled to no consideration from 1st Constitution, the Bank, RFH or the Surviving Entity.

(b) RFH shall take all requisite action so that, at the Effective Time, each restricted stock unit award and other right, contingent or accrued, to acquire or receive shares of RFH Common Stock or benefits measured by the value of such shares, and each award of any kind consisting of shares of RFH Common Stock that may be held, awarded, outstanding, payable or reserved for issuance under any RFH Stock Compensation Plan, other than Stock Options (each, a “RFH Stock Award”) immediately prior to the Effective Time, whether or not then vested or exercisable, shall be, by virtue of the Merger and without any action on the part of 1st Constitution, the Bank, RFH, the holder of that RFH Stock Award or any other Person, cancelled and converted into the right to receive from 1st Constitution, the Bank and the Surviving Entity, (and 1st Constitution, the Bank and/or the Surviving Entity shall issue to such holder) within ten (10) days of the Effective Time, such number of shares of 1st Constitution Common Stock, equal to the product of (x) the aggregate number of shares of RFH Common Stock in respect of such RFH Stock Award multiplied by (y) the Exchange Ratio.

(c) At or prior to the Effective Time, RFH, the RFH Board and the compensation committee of such board, as applicable, shall adopt any resolutions and take any actions (including obtaining any employee consents) that may be necessary to effectuate the provisions of paragraphs (a) and (b) of this Section 1.7.

1.8 1st Constitution and the Bank Common Stock. Except for shares of 1st Constitution Common Stock owned by RFH or any of its Subsidiaries (other than Trust Account Shares and DPC Shares), which shall be converted into treasury stock of 1st Constitution as contemplated by Section 1.4 of this Agreement, the shares of 1st Constitution Common Stock issued and outstanding immediately prior to the Effective Time and the shares of the Bank’s common stock issued and outstanding immediately prior to the Effective Time shall be unaffected by the Merger and such shares shall remain issued and outstanding.

1.9 Certificate of Incorporation. At the Effective Time, the certificate of incorporation of the Bank, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Entity until thereafter amended in accordance with applicable Law.

1.10 By-Laws. At the Effective Time, the by-laws of the Bank, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Entity until thereafter amended in accordance with applicable Law.

1.11 Directors and Officers of the Surviving Entity. The directors of the Bank immediately prior to the Effective Time, together with James G. Aaron (or if such person is unable or unwilling to serve, such other person from among the current members of the Board of Directors of RFH as the Bank shall designate), shall be the directors of the Surviving Entity, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Entity until their respective successors are duly elected or appointed and qualified. The officers of the Bank immediately prior to the Effective Time shall be the officers of the Surviving Entity, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Entity until their respective successors are duly elected or appointed and qualified.

1.12 Capital Stock. As of June 30, 2013, the Bank had capital of $80,799,431 divided into 1,212,104 issued and outstanding shares of $5.00 par value common stock (no treasury shares) (“Bank Common Stock”), including $52,888,514 of surplus, and undivided profits of $21,850,397 (includes Other Comprehensive Loss of $2,068,038 as of June 30, 2013). As of June 30, 2013, RFH had capital of $18,790,874.24, divided into 3,225,964 issued and outstanding shares of $2.00 par value common stock (no treasury shares), including $9,944,918 of surplus, and undivided profits of $2,394,028 (includes Other Comprehensive Income of $353,000 as of June 30, 2013). At the Effective Time, the amount of capital of the Bank shall be $90,477,436, divided into 1,212,104 shares of $5.00 par value common stock, including surplus of approximately $62,566,514 and undivided profits of $21,850,397, including capital reserves, adjusted however, for earnings and dividends declared and paid by the Bank between June 30, 2013 and the Effective Time and purchase accounting adjustments.”

1.13 Withholding Rights. 1st Constitution shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from funds provided by the holder or from the consideration otherwise payable pursuant to this Agreement to any holder of RFH Common Stock, the minimum amounts (if any) that 1st Constitution is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”) or any other provision of Tax law. To the extent that amounts are so withheld by 1st Constitution, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of RFH Common Stock in respect of which such deduction and withholding was made by 1st Constitution.

1.14 Dissenters’ Rights.

(a) Any holder of RFH Common Stock who elects to dissent from the Merger shall be entitled to payment for such shares (“Dissenting Shares”) only to the extent permitted by and in accordance with the provisions of N.J.S.A. 17:9A-140; provided, however, that if, in accordance with N.J.S.A. 17:9A-140, any holder of Dissenting Shares shall forfeit such right to payment of the fair value of such shares, such shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Per Share Cash Consideration without interest from the Bank. Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded in respect of Dissenting Shares pursuant to N.J.S.A. 17:9A-140.

(b) RFH shall give 1st Constitution and the Bank (i) prompt notice of any written objections to the Merger and any written demands for the payment of the fair value of any shares, withdrawals of such demands, and any other instruments served pursuant to N.J.S.A. 17:9A-140 received by RFH and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands under N.J.S.A. 17:9A-140. RFH shall not voluntarily make any payment with respect to any demands for payment of fair value and shall not, except with the prior written consent of 1st Constitution, settle or offer to settle any such demands.

1.15 Tax Consequences. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code and that this Agreement shall constitute a “plan of reorganization” for purposes of Section 368 of the Code.

1.16 Offices. The (i) principal office and branch offices of RFH, (ii) the principal office and branch office of the Bank, and (iii) the principal office and branch offices of the Surviving Entity are as set forth on Exhibit C attached hereto. The principal office of the Surviving Entity on and after Effective Date shall be the principal office of the Bank set forth on Exhibit C and the principal office of RFH and its branches shall become branches of the Surviving Entity on and after the Effective Date.”

ARTICLE II EXCHANGE OF SHARES

2.1 1st Constitution to Make Shares and Cash Available. At or prior to the Effective Time, 1st Constitution shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of Certificates (other than those representing Dissenting Shares), for exchange in accordance with this Article II, certificates representing shares of 1st Constitution Common Stock and the Bank shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of Certificates (other than those representing Dissenting Shares), for exchange in accordance with this Article II, cash in an amount sufficient to cover the Aggregate Merger Consideration (such cash and certificates for shares of 1st Constitution Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the “Exchange Fund”) to be issued pursuant to Section 1.4 of this Agreement and paid pursuant to Section 2.2(a) of this Agreement in exchange for outstanding shares of RFH Common Stock.

2.2 Exchange of Shares.

(a) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates (other than those representing Dissenting Shares) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration into which the shares of RFH Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. RFH shall have the right to review both the letter of transmittal and the instructions prior to the Effective Time and provide reasonable comments thereon. After the Effective Time, upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration to which such holder of RFH Common Stock shall have become entitled pursuant to the provisions of Article I, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any cash constituting Merger Consideration (including cash to be paid in lieu of fractional shares) or on any unpaid dividends or distributions, if any, payable to holders of Certificates.

(b) No dividends or other distributions declared after the Effective Time with respect to 1st Constitution Common Stock and payable to the holders of record thereof shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article II. After the surrender of a Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of 1st Constitution Common Stock, if any, represented by such Certificate.

(c) If any certificate representing shares of 1st Constitution Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other Taxes required by reason of the issuance of a certificate representing shares of 1st Constitution Common Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(d) After the Effective Time, there shall be no transfers on the stock transfer books of RFH of the shares of RFH Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for Merger Consideration as determined in accordance with Article I of this Agreement and this Article II.

(e) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of 1st Constitution Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to 1st Constitution Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to receive any other rights of a shareholder of 1st Constitution. In lieu of the issuance of any such fractional share, 1st Constitution shall pay to each former shareholder of RFH who otherwise would be entitled to receive a fractional share of 1st Constitution Common Stock an amount in cash determined by multiplying such fractional interest by the 1st Constitution Common Stock Average Price. All shares of RFH Common Stock held by any such former shareholder immediately prior to the Effective Time shall be aggregated before determining the need to pay cash in lieu of fractional shares to such former shareholder.

(f) Any portion of the Exchange Fund that remains unclaimed by the shareholders of RFH for six months after the Effective Time shall be paid to 1st Constitution. Any shareholders of RFH who have not theretofore complied with this Article II shall thereafter look only to 1st Constitution for payment of the cash, shares of 1st Constitution Common Stock, cash in lieu of fractional shares and unpaid dividends and distributions on the 1st Constitution Common Stock deliverable in respect of each share of RFH Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. If outstanding Certificates are not surrendered or the payment for them is not claimed prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property Laws, escheat Laws and any other applicable Law, become the property of 1st Constitution (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, none of 1st Constitution, RFH, the Exchange Agent or any other person shall be liable to any former holder of shares of RFH Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.

(g) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by 1st Constitution, the posting by such person of a bond in such amount as 1st Constitution may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the cash and/or shares of 1st Constitution Common Stock and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF BLACKPOINT

References herein to the “RFH Disclosure Schedule” shall mean all of the disclosure schedules required by this Article III and Articles V and VI, dated as of the date hereof and referenced to the applicable specific sections and subsections of Articles III, V and VI of this Agreement, which have been delivered on the date hereof by RFH to 1st Constitution. Except as set forth in the RFH Disclosure Schedule, RFH hereby represents and warrants to 1st Constitution as follows:

3.1 Corporate Organization.

(a) RFH is a state-chartered commercial banking corporation duly organized and validly existing under the Laws of the State of New Jersey. The deposit accounts of RFH are insured by the FDIC through the FDIC’s Deposit Insurance Fund to the fullest extent permitted by Law, and all premiums and assessments required to be paid in connection therewith have been paid when due. Each of RFH’s other Subsidiaries is an entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization. Each of RFH’s Subsidiaries has the power and authority (corporate or other) to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on RFH. Copies of the certificate of incorporation, by-laws, certificate of formation, operating agreement, as applicable, and any other governing documents of each Subsidiary of RFH have previously been delivered to 1st Constitution’s counsel (with a designation that such copies have been delivered pursuant to Section 3.1(a) of the then current draft of this Agreement); such copies are true and complete copies of such documents as in effect as of the date of this Agreement.

(b) The minute books of RFH and each of its Subsidiaries contain true and complete records of all meetings and other actions held or taken since December 31, 2007 (or since the date of formation with respect to any such entity formed on or after December 31, 2007) by their respective shareholders, members, managers and Boards of Directors (including committees of their respective Boards of Directors or managers). Copies of such minute books have been made available to 1st Constitution’s counsel.

(c) Except as set forth in Section 3.1(c) of the RFH Disclosure Schedule, RFH and its Subsidiaries do not own or control, directly or indirectly, any equity interest in any corporation, company, limited liability company, association, partnership, joint venture or other entity except for shares held by RFH in a fiduciary or custodial capacity in the Ordinary Course of Business (which, except as disclosed in Section 3.1(c) of the RFH Disclosure Schedule, do not in the aggregate constitute more than 5% of the voting shares or interests in any such corporation, company, limited liability company, association, partnership, joint ventures or other entity) and except that which RFH holds pursuant to satisfaction of obligations due to RFH and which are disclosed in Section 3.1(c) of the RFH Disclosure Schedule.

3.2 Capitalization.

(a) The authorized capital stock of RFH consists, and at Closing will consist, solely of 10,000,000 shares of RFH Common Stock. As of the date hereof, there were 3,253,585 shares of RFH Common Stock outstanding (including 11,250 RFH Stock Awards issued pursuant to the RFH Stock Compensation Plans and described in Section 3.2(a) of the RFH Disclosure Schedule) and no shares of RFH Common Stock held by RFH as treasury stock. As of the date hereof, there were no shares of RFH Common Stock reserved for issuance upon exercise of outstanding stock options or otherwise except for 85,080 shares of RFH Common Stock reserved for issuance pursuant to RFH Stock Compensation Plans and described in Section 3.2(a) of the RFH Disclosure Schedule. Section 3.2(a) of the RFH Disclosure Schedule sets forth with respect to each outstanding Stock Option and RFH Stock Award (as appropriate): the name of the holder, the number of shares of RFH Common Stock covered thereby, the date of grant, the exercise price, the vesting schedule, the expiration date and whether such Stock Option constitutes an incentive stock option under the Code. All of the issued and outstanding shares of RFH Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except as referred to above or reflected in Section 3.2(a) of the RFH Disclosure Schedule, RFH does not have and is not bound by any outstanding subscriptions, options, warrants, rights, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of RFH Common Stock or any other equity security of RFH or any securities representing the right to purchase or otherwise receive any shares of RFH Common Stock or any other equity security of RFH.

(b) Section 3.2(b) of the RFH Disclosure Schedule sets forth a true and complete list of all of the Subsidiaries of RFH. Except as otherwise set forth in Section 3.2(b) of the RFH Disclosure Schedule, RFH owns, directly or indirectly, all of the issued and outstanding shares of the capital stock or all of the other equity interests of each of such Subsidiaries, free and clear of all Liens, and all of such shares or other equity interests are duly authorized and validly issued, are (if applicable) fully paid and nonassessable and are free of preemptive rights, with no personal liability attaching to the ownership thereof. No Subsidiary of RFH has or is bound by any outstanding subscriptions, options, warrants, rights, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity interest of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity interest of such Subsidiary. Assuming compliance by 1st Constitution and the Bank with Section 1.7 of this Agreement, at the Effective Time, there will not be any outstanding subscriptions, options, warrants, rights, calls, commitments or agreements of any character by which RFH or any of its Subsidiaries will be bound calling for the purchase or issuance of any shares of the capital stock or other equity interests of RFH or any of its Subsidiaries and there will be no agreements or understandings with respect to the voting of any such shares or other equity interests binding on RFH or any of its Subsidiaries.

(c) The RFH Stock Compensation Plans have been duly authorized, approved and adopted by the Board of Directors of RFH and RFH’s shareholders. With respect to each grant of Stock Options and RFH Stock Award, (i) each such grant was duly authorized no later than the date on which the grant was by its terms to be effective by all necessary action, including, as applicable, approval by the Board of Directors of RFH (or a duly constituted and authorized committee thereof) or a duly authorized delegate thereof, and any required shareholder approval by the necessary number of votes or written consents, (ii) the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the applicable RFH Stock Compensation Plan and with all applicable Laws, and (iv) each such grant was properly accounted for in all material respects in accordance with GAAP in the RFH Financial Statements. RFH has not granted, and there is no and has been no RFH policy or practice to grant, any Stock Options prior to, or otherwise coordinated the grant of Stock Options with, the release or other public announcement of material information regarding RFH or its financial results or prospects. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, restricted stock or other similar rights with respect to RFH or any of its Subsidiaries.

(d) No bonds, debentures, trust-preferred securities or other similar indebtedness of RFH are issued or outstanding.

3.3 Authority; No Violation.

(a) RFH has full corporate power and authority to execute and deliver this Agreement and, subject to (x) the Parties’ obtaining (i) all bank regulatory approvals required to effectuate the Merger and (ii) the other approvals listed in Section 3.4 of this Agreement and (y) the approval of RFH’s shareholders as contemplated herein, to consummate the transactions contemplated hereby. On or prior to the date of this Agreement, RFH’s Board of Directors has (i) determined that this Agreement and the Merger are fair to and in the best interests of RFH and its shareholders and declared the Merger and the other transactions contemplated hereby to be advisable, (ii) approved this Agreement, the Merger and the other transactions contemplated hereby, (iii) directed that this Agreement and the transactions contemplated hereby be submitted to RFH’s shareholders for approval at the RFH Shareholders’ Meeting and (iv) resolved to recommend that RFH’s shareholders approve the Merger and this Agreement at the RFH Shareholders’ Meeting (the “RFH Board Recommendation”). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of RFH. Except for the adoption of this Agreement by the requisite vote of RFH’s shareholders, no other corporate proceedings on the part of RFH are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by RFH and (assuming due authorization, execution and delivery by 1st Constitution and the Bank) this Agreement constitutes a valid and binding obligation of RFH, enforceable against RFH in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency and similar Laws affecting creditors’ rights and remedies generally.

(b) Neither the execution and delivery of this Agreement by RFH nor the consummation by RFH of the transactions contemplated hereby in accordance with the terms hereof, or compliance by RFH with any of the terms or provisions hereof, will (i) violate any provision of the certificate of incorporation or by-laws of RFH or the certificate of incorporation, by-laws or similar governing documents of any of its Subsidiaries, or (ii) assuming that the consents and approvals referred to in Section 3.4 of this Agreement are duly obtained and except as set forth in Section 3.3(b) of the RFH Disclosure Schedule, (x) violate any Law or Order applicable to RFH or any of its Subsidiaries, or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of RFH or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which RFH or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except, with respect to (ii) above, such as individually or in the aggregate will not have a Material Adverse Effect on RFH.

3.4 Consents and Approvals. Except for (a) the filing of applications and notices, as applicable, with the Board of Governors of the Federal Reserve System (“FRB”) and approval of such applications and notices, (b) the filing of applications and notices, as applicable, with the FDIC and approval of such applications and notices, (c) the filing of applications and notices, as applicable, with the New Jersey Department and approval of such applications and notices, (d) the filing with the Securities and Exchange Commission (the “SEC”) and declaration of effectiveness of the registration statement on Form S-4 (the “S-4”) in which a proxy statement in definitive form relating to the meeting of RFH’s shareholders to be held in connection with this Agreement and the transactions contemplated hereby (the “Proxy Statement”) and a prospectus with respect to the issuance of the 1st Constitution Common Stock will be included, (e) the approval of this Agreement and the Merger by the requisite vote of the shareholders of RFH, (f) approval of the listing of the 1st Constitution Common Stock to be issued in the Merger on the NASDAQ Global Market, (g) such filings as shall be required to be made with any applicable state securities bureaus or commissions, (h) such consents, authorizations or approvals as shall be required under the Environmental Laws and (i) such other filings, authorizations or approvals as may be set forth in Section 3.4 of the RFH Disclosure Schedule, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a “Governmental Entity”) or with any third party are necessary on behalf of RFH in connection with (1) the execution and delivery by RFH of this Agreement and (2) the consummation by RFH of the Merger and the other transactions contemplated hereby.

3.5 Reports.

(a) RFH has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 2009 with (i) the New Jersey Department, and (ii) the FDIC (collectively with the New Jersey Department and the FDIC, the “RFH Regulatory Agencies”), and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by the RFH Regulatory Agencies in the regular course of the business of RFH and its Subsidiaries, and except as set forth in Section 3.5 of the RFH Disclosure Schedule, no RFH Regulatory Agency has initiated any proceeding or, to the Knowledge of RFH, investigation into the business or operations of RFH or any of its Subsidiaries since December 31, 2009, the effect of which is reasonably likely to have a Material Adverse Effect on RFH or to delay approval of the Merger by any Governmental Entity having jurisdiction over the Merger, 1st Constitution, RFH or their respective Subsidiaries or which is reasonably likely to result in such Governmental Entity’s objecting to the Merger. There is no unresolved violation, criticism, or exception by any RFH Regulatory Agency with respect to any report or statement relating to any examinations of RFH or any of its Subsidiaries the effect of which is reasonably likely to have a Material Adverse Effect on RFH or to delay approval of the Merger by any Governmental Entity having jurisdiction over the Merger, 1st Constitution, RFH or their respective Subsidiaries or which is reasonably likely to result in such Governmental Entity’s objecting to the Merger.

(b) The records, systems, controls, data and information of RFH and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of RFH or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a materially adverse effect on the system of internal accounting controls described in the following sentence. RFH and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes. RFH has designed disclosure controls and procedures sufficient to provide reasonable assurances that material information relating to RFH and its Subsidiaries is made known to the management of RFH by others within those entities as appropriate. Management of RFH has disclosed, based on its most recent evaluation prior to the date hereof, to RFH’s auditors and the audit committee of RFH’s Board of Directors (1) any significant deficiencies in the design or operation of internal controls which could adversely affect in any material respect RFH’s ability to record, process, summarize and report financial data and have identified for RFH’s auditors any material weaknesses in internal controls and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in RFH’s internal controls.

(c) Except as set forth in Section 3.5(c) of the RFH Disclosure Schedule, since January 1, 2010, neither RFH nor any of its Subsidiaries nor, to the Knowledge of RFH, any member of RFH’s Board of Directors or executive officer of RFH or any of its Subsidiaries, has received any material written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of RFH or any of its Subsidiaries or their respective internal accounting controls.

3.6 Financial Statements.

(a) RFH has previously made available to 1st Constitution copies of (a) the consolidated statements of financial condition of RFH and its Subsidiaries as of December 31, 2011 and 2012, and the related consolidated statements of income, changes in shareholders’ equity and cash flows and consolidated statements of comprehensive income for the fiscal years ended December 31, 2010, 2011 and 2012, in each case accompanied by the audit report of ParenteBeard LLC (the “Accounting Firm”), independent public accountants with respect to RFH, (b) the notes related thereto, (c) the unaudited consolidated statement of financial condition of RFH and its Subsidiaries as of March 31, 2013, the related unaudited consolidated statements of income and cash flows and the consolidated statements of comprehensive income for the three months ended March 31, 2012 and 2013 and (d) the notes related thereto (collectively, the “RFH Financial Statements”). The consolidated statements of financial condition of RFH (including the related notes, where applicable) included within the RFH Financial Statements fairly present, and the consolidated statements of financial condition of RFH (including the related notes, where applicable) to be included or incorporated by reference in the S-4 to be filed with the SEC pursuant to this Agreement will fairly present, the consolidated financial position of RFH and its Subsidiaries as of the dates thereof, and the consolidated statements of income, changes in shareholders’ equity and cash flows (including the related notes, where applicable) included within the RFH Financial Statements fairly present, and the consolidated statements of income, changes in shareholders’ equity and cash flows and consolidated statements of comprehensive income of RFH (including the related notes, where applicable) to be included or incorporated by reference in the S-4 to be filed with the SEC pursuant to this Agreement will fairly present, the consolidated results of operations, changes in shareholders’ equity and cash flows and consolidated statements of comprehensive income of RFH and its Subsidiaries for the respective fiscal periods therein set forth; each of RFH’s consolidated financial statements (including the related notes, where applicable) to be included or incorporated by reference in the S-4 to be filed with the SEC pursuant to this Agreement will comply with accounting requirements applicable to financial statements to be included or incorporated by reference in the S-4 and with the published rules and regulations of the SEC with respect thereto, including, without limitation, Regulation S-X (to the extent applicable); and each of the RFH Financial Statements (including the related notes, where applicable) has been, and each of such consolidated financial statements (including the related notes, where applicable) to be included or incorporated by reference in the S-4 to be filed with the SEC pursuant to this Agreement will be, prepared in accordance with GAAP consistently applied during the periods involved, except, in the case of unaudited statements, as permitted by GAAP. The books and records of RFH and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements, and reflect only actual transactions.

(b) Except as and to the extent reflected, disclosed or reserved against in the RFH Financial Statements (including the notes thereto), as of March 31, 2013, neither RFH nor any of its Subsidiaries had any liabilities, whether absolute, accrued, contingent or otherwise, material to the financial condition of RFH and its Subsidiaries on a consolidated basis which were required to be so disclosed under GAAP. Since March 31, 2013, neither RFH nor any of its Subsidiaries have incurred any material liabilities except in the Ordinary Course of Business, except as specifically contemplated by this Agreement.

(c) Since March 31, 2013, there has not been any material change in the internal controls utilized by RFH to assure that its consolidated financial statements conform with GAAP. RFH is not aware of any significant deficiencies or material weaknesses in the design or operation of such internal controls that are reasonably likely to adversely affect RFH’s ability to record, process, summarize and report financial information and is not aware of any fraud, whether or not material, that involves RFH’s management or other employees who have a significant role in such internal controls.

(d) The Accounting Firm is and has been throughout the periods covered by the RFH Financial Statements (x) a registered public accounting firm and (y) “independent” with respect to RFH within the meaning of the rules of applicable bank regulatory authorities and the Public Company Accounting Oversight Board. Section 3.6(d) of the RFH Disclosure Schedule lists all non-audit services performed by the Accounting Firm (or any other of its then independent public accountants) for RFH and its Subsidiaries since January 1, 2010.

3.7 Broker’s and Other Fees.

(a) Neither RFH nor any Subsidiary of RFH nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement, except that RFH has engaged, and will pay a fee or commission to, Keefe, Bruyette & Woods, Inc. (the “Advisory Firm”) in accordance with the terms of a letter agreement between the Advisory Firm and RFH, a true and complete copy of which has previously been delivered by RFH to 1st Constitution’s counsel (with a designation that such copy has been delivered pursuant to Section 3.7 of the then current draft of this Agreement). Other than fees payable to its attorneys and accountants (the names and terms of retention of which are set forth in Section 3.7 of the RFH Disclosure Schedule) and the fees payable to the Advisory Firm (as set forth in the above-mentioned letter agreement), there are no fees payable by RFH or its Subsidiaries to its financial advisors, attorneys or accountants, in connection with this Agreement or the transactions contemplated hereby or which would be triggered by consummation of the Merger or the termination of the services of such advisors, attorneys or accountants by RFH or any of its Subsidiaries.

(b) Neither RFH nor any Subsidiary of RFH is liable for, or has paid since December 31, 2012 any termination fee, break-up fee, expenses or other similar fees to any Person in connection with the potential acquisition of RFH or the termination of any acquisition agreement, letter of intent or other agreement regarding the potential acquisition of RFH.

3.8 Absence of Certain Changes or Events.

(a) Except as set forth in Section 3.8(a) of the RFH Disclosure Schedule, since December 31, 2012, RFH and its Subsidiaries have carried on their respective businesses in the Ordinary Course of Business.

(b) Except as set forth in Section 3.8(b) of the RFH Disclosure Schedule, since December 31, 2012, neither RFH nor any of its Subsidiaries has (i) increased the wages, salaries, compensation, pension, or other benefits or perquisites payable to any current or former officer, employee, or director from the amount thereof in effect as of December 31, 2012 (which amounts have been previously disclosed to 1st Constitution), granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus, (ii) suffered any strike, work stoppage, slow-down, or other labor disturbance, (iii) been a party to a collective bargaining agreement, contract or other agreement or understanding with a labor union or organization, (iv) been subject to any action, suit, claim, demand, labor dispute or grievance relating to any labor or employment matter involving RFH or any of the Subsidiaries, including charges of wrongful dismissal or discharge, discrimination, wage and hour violations, or other unlawful labor and/or employment practices or actions, or (v) entered into, or amended, any employment, deferred compensation, change in control, retention, consulting, severance, termination or indemnification agreement with any such current or former officer, employee or director or any RFH Benefit Plan or other employee benefit plan, program or arrangement.

(c) Except as set forth in Section 3.8(c) of the RFH Disclosure Schedule or as expressly contemplated by this Agreement, neither RFH nor any of its Subsidiaries has taken or permitted any of the actions set forth in Section 5.1 of this Agreement between December 31, 2012 and the date hereof and, during that period, RFH and its Subsidiaries have conducted their business only in the Ordinary Course of Business.

(d) Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, and except as set forth in Section 3.8(d) of the RFH Disclosure Schedule, since December 31, 2012, there has not been:

(i) any change or development or combination of changes or developments which, individually or in the aggregate, has had a Material Adverse Effect on RFH,

(ii) any grant, award or issuance of Stock Options or restricted stock (in any event, identifying in Section 3.8(d) of the RFH Disclosure Schedule the issue date, exercise price and vesting schedule, as applicable, for issuances since December 31, 2012) or amendment or modification to the terms of any Stock Options or RFH Stock Awards,

(iii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of RFH’s capital stock,

(iv) any split, combination or reclassification of any of RFH’s capital stock,

(v) any issuance or the authorization of any issuance of any shares of RFH’s capital stock, except for issuances of RFH Common Stock upon the exercise of Stock Options awarded prior to the date hereof in accordance with their original terms,

(vi) except insofar as may have been required by a change in GAAP or regulatory accounting principles, any change in accounting methods, principles or practices by RFH or its Subsidiaries affecting their assets, liabilities or business, including, without limitation, any reserving, renewal or residual method, or estimate of practice or policy,

(vii) any Tax election or change in any Tax election, amendment to any Tax Return, closing agreement with respect to Taxes, or settlement or compromise of any Tax liability by RFH or its Subsidiaries,

(viii) any material change in the investment policies or practices of RFH or any of its Subsidiaries, or

(ix) any agreement or commitment (contingent or otherwise) to do any of the foregoing.

3.9 Legal Proceedings.

(a) Except as set forth in Section 3.9(a) of the RFH Disclosure Schedule, neither RFH nor any of its Subsidiaries is a party to any, and there are no pending or, to RFH’s Knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any material nature against RFH or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement.

(b) Except as set forth in Section 3.9(b) of the RFH Disclosure Schedule, there is no outstanding Order imposed upon RFH, any of its Subsidiaries or the assets of RFH or any of its Subsidiaries.

3.10 Taxes.

(a) Except where a failure to file Tax Returns, a failure of any such Tax Return to be complete and accurate in any respect or the failure to pay any Tax, individually or in the aggregate, would not be material to the results of operations or financial condition of RFH and its Subsidiaries on a consolidated basis, (i) RFH and each of its Subsidiaries have timely filed (taking into account all available extensions) (and until the Effective Time will so file) all Tax Returns required to be filed by any of them in all jurisdictions, (ii) all such Tax Returns are (or, in the case of Tax Returns to be filed prior to the Effective Time, will be) true and complete in all respects, and (iii) RFH and each of its Subsidiaries have duly and timely paid (and until the Effective Time will so pay) all Taxes that are required to be paid by any of them, except with respect to matters contested in good faith in appropriate proceedings and adequately reserved in RFH Financial Statements. The unpaid Taxes of RFH and its Subsidiaries (x) did not, as of the date of each consolidated statement of condition included in RFH Financial Statements, exceed the accruals and reserves for Tax liabilities (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of RFH

Financial Statements (rather than in any notes thereto), and (y) will not exceed that reserve as adjusted for the passage of time through the Effective Time in accordance with the past custom and practice of RFH and its Subsidiaries in filing their Tax Returns. Neither RFH nor any of its Subsidiaries has waived any statute of limitations with respect to any material Taxes or, to the extent related to such Taxes, agreed to any extension of time with respect to a Tax assessment or deficiency, in each case to the extent such waiver or agreement is currently in effect. Except as set forth in Section 3.10(a) of the RFH Disclosure Schedule, the Tax Returns of RFH and its Subsidiaries which have been examined by the Internal Revenue Service (the “IRS”) or the appropriate state, local or foreign Tax authority have been resolved and either no deficiencies were asserted as a result of such examinations or any asserted deficiencies have been paid in full and reflected in RFH Financial Statements. Except as set forth in Section 3.10(a) of the RFH Disclosure Schedule, there are no current, pending or, to the Knowledge of RFH, threatened actions, audits, or examinations by any Governmental Entity responsible for the collection or imposition of Taxes with respect to RFH or any of its Subsidiaries, or any pending judicial Tax proceedings or any other Tax disputes, assessments or claims. Except as set forth in Section 3.10(a) of the RFH Disclosure Schedule, as of the date of this Agreement, neither RFH nor any of its Subsidiaries has received (i) a request for information related to Tax matters, or (ii) a notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted or assessed by any Governmental Entity responsible for the collection or imposition of Taxes with respect to RFH or any of its Subsidiaries. RFH has made available to 1st Constitution true and complete copies of the United States federal, state, local and foreign income Tax Returns filed by RFH or its Subsidiaries and all examination reports and statements of deficiency assessed against or agreed to by RFH or any of its Subsidiaries since December 31, 2009. There are no material Liens with respect to any Taxes upon any of RFH’s or its Subsidiaries’ assets, other than Permitted Liens. No claim has ever been made by any Governmental Entity in a jurisdiction where RFH or any of its Subsidiaries does not file Tax Returns that RFH or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.

(b) Except as set forth in Section 3.10(b) of the RFH Disclosure Schedule, neither RFH nor any of its Subsidiaries (i) has requested any extension of time within which to file any Tax Return which Tax Return has not since been filed, (ii) is a party to any agreement providing for the allocation or sharing of Taxes or otherwise has any liability for Taxes of any person other than RFH and its Subsidiaries, (iii) has issued or assumed any obligation under Section 279 of the Code, any high yield discount obligation as described in Section 163(i)(1) of the Code or any registration-required obligation within the meaning of Section 163(f)(2) of the Code that is not in registered form, (iv) is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code, (v) is or has been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing consolidated United States federal income Tax Returns (other than such a group the common parent of which is or was RFH), (vi) has been a party to any distribution occurring during the last three years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code (or any similar provision of state, local or foreign Law) applied, or (vii) has participated in or otherwise engaged in any “Reportable Transaction” as defined in Section 6707A(c)(1) of the Code and Treasury Regulation Section 1.6011-4(b).

(c) Except as set forth in Section 3.10(c) of the RFH Disclosure Schedule, no officer, director, employee or contractor (or former officer, director, employee or contractor) of RFH or any of its Subsidiaries is entitled to now, or will or may be entitled to as a consequence of this Agreement or the Merger (either alone or in conjunction with any other event), any payment or benefit from RFH or any of its Subsidiaries or from 1st Constitution or any of its Subsidiaries which if paid or provided would constitute an “excess parachute payment”, as defined in Section 280G of the Code or regulations promulgated thereunder.

(d) Each plan, program, arrangement or contract that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code is identified as such in Section 3.10(d) of the RFH Disclosure Schedule. The terms of each of RFH’s and its Subsidiaries’ “nonqualified deferred compensation plans” subject to Code Section 409A (and associated U.S. Treasury Department guidance) comply with Code Section 409A (and associated U.S. Treasury Department guidance) and each such “nonqualified deferred compensation plan” has been operated in compliance with Code Section 409A (and associated U.S.

Treasury Department guidance) and no such nonqualified deferred compensation plan has been materially modified within the meaning of Code Section 409A (and associated U.S. Treasury Department guidance). Each Stock Option has an exercise price that equals or exceeds the fair market value of a share of RFH Common Stock as of the date of grant of such Stock Option (and as of any later modification thereof within the meaning of Section 409A of the Code).

(e) Neither RFH nor any of its Subsidiaries is required to pay, gross up, or otherwise indemnify any officer, director, employee or contractor for any Taxes, including potential Taxes imposed under Section 409A or Section 4999 of the Code. Neither RFH nor any of its Subsidiaries have made any payments to employees that are not deductible under Section 162(m) of the Code and consummation of the Merger will not cause any payments to employees to not be deductible thereunder.

(f) Except as set forth in Section 3.10(f) of the RFH Disclosure Schedule, neither RFH nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax law) executed on or prior to the Closing Date; (iii) intercompany transaction or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Tax law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; (v) prepaid amount received on or prior to the Closing Date; (vi) election under Section 108(i) of the Code; or (vii) income that accrued in a prior taxable period but that was not included in taxable income for that or another prior taxable period.

(g) Except as set forth in Section 3.10(g) of the RFH Disclosure Schedule (i) RFH and its Subsidiaries have complied with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has, within the time and in the manner provided by law, withheld and paid over to the proper Governmental Entities all amounts required to be so withheld and paid over under applicable laws; and (ii) RFH and its Subsidiaries has maintained such records in respect to each transaction, event and item (including as required to support otherwise allowable deductions and losses) as are required under applicable Tax law, except where the failure to comply or maintain records under (i) or (ii) would not be material to the results of operations or financial condition of RFH and its Subsidiaries on a consolidated basis.

(h) For the purposes of this Agreement, (i) the term “Taxes” shall mean, with respect to any person, all federal, state, local, foreign and other taxes, customs, tariffs, imposts, levies, duties, government fees or other like assessments or charges of any kind imposed by any jurisdiction, including all income, gross receipts, franchise, profits, withholding, sales, use, ad valorem, goods and services, transfer, registration, license, recording, payroll, social security, employer health, unemployment, disability, employment (including federal and state income tax withholding, backup withholding, employment insurance, workers’ compensation or other payroll taxes, contributions, payments or premiums, as the case may be), environmental (including taxes under Code Section 59A), capital stock, excise, severance, stamp, occupation, premium, windfall profits, prohibited transaction, property, value-added, alternative or add on minimum, net worth, estimated or any other taxes, and any transfer pricing penalties, any amounts payable pursuant to agreements providing for payments in lieu of tax payments, any interest, penalties and additions imposed with respect to such amounts, whether disputed or not, and any liability for tax payments as a result of being a member of an affiliated, consolidated, combined, unitary, or similar group or as a result of transferor or successor liability, and (ii) the term “Tax Return” shall mean any return, declaration, report, claim for refund, information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, to be filed (whether on a mandatory or elective basis) with any Governmental Entity responsible for the collection or imposition of Taxes.

3.11 Employee Benefits; Labor and Employment Matters.

(a) Except as disclosed in Section 3.11(a) of the RFH Disclosure Schedule, none of RFH, its Subsidiaries or any ERISA Affiliate sponsor, maintain, administer, contribute to or has an obligation to contribute to or liability under (i) any “employee pension benefit plan”, within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (the “RFH Pension Plans”), (ii) any “employee welfare benefit plan”, within the meaning of Section 3(l) of ERISA (the “RFH Welfare Plans”), or (iii) any other employee benefit plan, program, policy, agreement or arrangement, including any deferred compensation, retirement, profit sharing, incentive, bonus, commission, stock option or other equity based, phantom, change in control, retention, employment, consulting, severance, dependent care, sick leave, vacation, flex, cafeteria, retiree health or welfare, supplemental income, fringe benefit or other similar plan, program, policy, agreement or arrangement, whether written or unwritten (collectively with the RFH Pension Plans and the RFH Welfare Plans, the “RFH Benefit Plans”). Neither RFH nor any of its ERISA Affiliates (i) has ever established, maintained, sponsored, participated in or contributed to any plan subject to Section 412 of the Code or Section 302 or Title IV of ERISA or (ii) has ever contributed to or had an obligation to contribute to any “multiemployer plan”, within the meaning of Sections 3(37) and 4001(a)(3) of ERISA. No RFH Benefit Plan is a multiple employer plan as defined in Section 210 of ERISA. As used herein, “ERISA Affiliate” means any entity required to be aggregated with RFH under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

(b) RFH has delivered to 1st Constitution’s counsel true and complete copies of each of the following with respect to each of the RFH Benefit Plans (with a designation that such copies have been delivered pursuant to Section 3.11(b) of the then current draft of this Agreement): (i) each RFH Benefit Plan (together with any and all amendments thereto), summary plan description, summary of material modifications, employee handbooks or manuals or, where a RFH Benefit Plan has not been reduced to writing, a summary of all material terms of such RFH Benefit Plan; (ii) trust agreement, insurance contract, annuity contract or other funding instruments if any; (iii) the three most recent actuarial reports, if any; (iv) the three most recent financial statements, if any; (v) the three most recent annual reports on Form 5500, including any schedules and attachments thereto to the extent such forms, schedules and attachments are required to be filed under ERISA; (vi) all determination, opinion, notification and advisory letters and rulings, compliance statements, closing agreements, or similar materials specific to each RFH Benefit Plan from the IRS or any Governmental Entity and copies of all pending applications and correspondence regarding actual or potential audits or investigations to or from the IRS, the Department of Labor (the “DOL”) or any other Governmental Entity with respect to any RFH Benefit Plan; (vii) all material written contracts relating to each RFH Benefit Plan, including fidelity or ERISA bonds and administrative service agreements; and (viii) all communications material to any employee or group of employees relating to any RFH Benefit Plan and any proposed RFH Benefit Plans.

(c) Except as set forth in Section 3.11(c) of the RFH Disclosure Schedule, at December 31, 2012, the fair value of plan assets of each RFH Pension Plan equals or exceeds the present value of the projected benefit obligations of each such plan based upon the actuarial assumptions used for purposes of the preparation of RFH Financial Statements for the year ended December 31, 2012.

(d) All contributions (including all employer contributions and employee salary reduction contributions) and premium payments required to be made to or with respect to each RFH Benefit Plan under the terms thereof, ERISA or other applicable Law have been timely made, and all amounts properly accrued to date as liabilities of RFH and its Subsidiaries which have not been paid have been properly recorded on the books of RFH and its Subsidiaries.

(e) To the Knowledge of RFH, no event has occurred and no condition exists with respect to any RFH Benefit Plan that has subjected or could subject RFH, any of its Subsidiaries or any ERISA Affiliate to any tax, fine, penalty or other liability under the Code or ERISA.

(f) Except as set forth on Section 3.11(f) of the RFH Disclosure Schedule, each of the RFH Benefit Plans has been operated in all material respects in accordance with its terms and in compliance with the provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations. Furthermore, the IRS has issued a favorable determination letter, if applicable, with respect to each RFH Pension Plan that is intended to be qualified under Section 401(a) of the Code to the effect that the RFH Pension Plan satisfies the requirements of Section 401(a) of the Code (taking into account all changes in qualification requirements under Section 401(a) for which the applicable “remedial amendment period” under Section 401(b) of the Code has expired) and no condition or circumstance exists which could disqualify any such plan. Each RFH Pension Plan subject to the provisions of Section 401(k) or 401(m) of the Code, or both, has been tested for and has satisfied the requirements of Section 401(k)(3), Section 401(m)(2) and Section 416 of the Code, as applicable, for each of the last three plan years. There has not been, nor is there likely to be, a partial termination of any RFH Pension Plan within the meaning of Section 411(d)(3) of the Code. None of the assets of any RFH Pension Plan are invested in or consist of RFH Common Stock.

(g) No non-exempt prohibited transaction, within the meaning of Section 4975 of the Code or Sections 406 or 407 of ERISA, has occurred with respect to any of the RFH Benefit Plans. None of RFH, any of its Subsidiaries, or any plan fiduciary of any RFH Benefit Plan has engaged in, or has any liability in respect of, any transaction in violation of Section 404 of ERISA.

(h) There are no pending, or, to the Knowledge of RFH, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the RFH Benefit Plans or any trusts related thereto. None of the RFH Benefit Plans is the subject of any pending or, to the Knowledge of RFH, any threatened investigation, audit or administrative proceeding, including any voluntary compliance submission through the IRS’s Employee Plans Compliance Resolution System or the DOL’s Voluntary Fiduciary Correction Program, by or with the IRS, the DOL or any other Governmental Entity.

(i) Except as set forth in Section 3.11(i) of the RFH Disclosure Schedule, no RFH Benefit Plan provides medical benefits, death benefits or other non-pension benefits (whether or not insured) beyond an employee’s retirement or other termination of service, other than (i) coverage mandated by continuation coverage laws, or (ii) death benefits under any RFH Pension Plan. There are no unfunded benefit obligations which are not accounted for by full reserves shown in the RFH Financial Statements, or otherwise noted on the RFH Financial Statements.

(j) There are no welfare benefit funds (within the meaning of Section 419 of the Code) related to a RFH Welfare Plan, and any RFH Welfare Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies with all of the applicable material requirements of Section 4980B of the Code.

(k) With respect to each RFH Benefit Plan that is funded wholly or partially through an insurance policy, there will be no liability of RFH or any of its Subsidiaries as of the Effective Time under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Effective Time.

(l) Except as set forth in Section 3.11(l) of the RFH Disclosure Schedule, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event, such as a termination of employment) (i) entitle any current or former officer, employee, director or consultant of RFH or any of its Subsidiaries to severance pay, bonus, unemployment compensation or any similar payment, or (ii) accelerate the time of payment, funding, vesting, or increase the amount, of any bonus or any compensation due to, or result in the forgiveness of any indebtedness of, any current or former officer, employee, director or consultant of RFH or any of its Subsidiaries.

(m) Neither RFH nor any of its Subsidiaries or ERISA Affiliates has announced an intention to create, or has otherwise created, a legally binding commitment to adopt any additional RFH Benefit Plans or to amend or modify any existing RFH Benefit Plan.

(n) With respect to RFH Benefit Plans, no event has occurred and, to the Knowledge of RFH, there exists no condition or set of circumstances in connection with which RFH, any Subsidiary of RFH or any ERISA Affiliate would be subject to any liability (other than a liability to pay benefits thereunder) under the terms of such RFH Benefit Plans, ERISA, the Code or any other applicable law which has had, or would reasonably be expected to have, a Material Adverse Effect on RFH.

(o) Neither RFH nor any of its Subsidiaries is, nor at any time has been, a party to any collective bargaining agreement or other labor agreement, nor is any such agreement being negotiated and, to the Knowledge of RFH, no activities or proceedings are underway by any labor union, organization, association or other employee representation group to organize any employees of RFH or any of its Subsidiaries. No work stoppage, slowdown or labor strike against RFH or any of its Subsidiaries is pending or, to the Knowledge of RFH, threatened. RFH and its Subsidiaries (i) do not have direct or indirect liability with respect to any misclassification of any Person as an independent contractor or temporary worker hired through a temporary worker agency rather than as an employee, (ii) are in compliance in all material respects with all applicable Laws respecting employment, employment practices, labor relations, employment discrimination, health and safety, terms and conditions of employment and wages and hours and (iii) have not received any written remedial order or notice of offense under applicable occupational health and safety Laws. Neither RFH nor any of its Subsidiaries has incurred, nor do they expect to incur, any liability or obligation under the Worker Adjustment and Retraining Notification Act, the regulations promulgated thereunder or any similar state or local Law.

(p) There is no unfair labor practice charge or complaint against RFH or any of its Subsidiaries pending or, to the Knowledge of RFH, threatened, before the National Labor Relations Board, any court or any Governmental Entity.

(q) With respect to RFH and its Subsidiaries, there are no pending or, to the Knowledge of RFH, threatened actions, charges, citations or Orders concerning: (i) wages, compensation or violations of employment Laws prohibiting discrimination, (ii) representation petitions or unfair labor practices, (iii) violations of occupational safety and health Laws, (iv) workers’ compensation, (v) wrongful termination, negligent hiring, invasion of privacy or defamation or (vi) immigration and naturalization or any other claims under state or federal labor Law.

(r) Section 3.11(r) of the RFH Disclosure Schedule contains a complete and correct list of (i) the names, job titles, current annual compensation, two (2) most recent annual bonuses, overtime exemption status and active or inactive status (and, if inactive, the reason therefor) of each current employee of RFH and its Subsidiaries whose annual salary and bonus for the year ended December 31, 2012 was in excess of $50,000 (calculated on a per annum basis with respect to any such employee who was not employed by RFH and its Subsidiaries for the entire year), (ii) the names of each director of RFH or any Subsidiary, and (iii) the name of each Person who currently provides, or who has within the prior twelve (12) month period provided, services to RFH or any of its Subsidiaries as an independent contractor and the amount paid to such independent contractor by RFH and its Subsidiaries during each of the years ended December 31, 2011 and December 31, 2012. To the Knowledge of RFH, no employee named in Section 3.11(r) of the RFH Disclosure Schedule has any current plans to terminate employment or service with RFH or any Subsidiary. Other than as set forth in Section 3.11(r) of the RFH Disclosure Schedule, all employees of RFH and its Subsidiaries are employed at will.

(s) Section 6.22 of the RFH Disclosure Schedule accurately sets forth the amounts payable upon consummation of the Merger under the agreements described therein.

3.12 RFH Information.

(a) The information relating to RFH and its Subsidiaries to be contained in the Proxy Statement, as of the date the Proxy Statement is mailed to shareholders of RFH, and up to and including the date of the meeting of shareholders of RFH to which such Proxy Statement relates, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The information relating to RFH and its Subsidiaries to be contained in RFH’s regulatory applications with respect to the Merger, including without limitation its applications to the FDIC, the New Jersey Department, and the FRB will be accurate in all material respects.

3.13 Compliance with Applicable Law.

(a) General. Except as set forth in Section 3.13(a) of the RFH Disclosure Schedule, each of RFH and its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business, and each of RFH and its Subsidiaries has complied with, and is not in default in any respect under any, applicable Law of any federal, state or local Governmental Entity relating to RFH or its Subsidiaries (other than where such defaults or non-compliance will not, alone or in the aggregate, have a Material Adverse Effect on RFH). Except as disclosed in Section 3.13(a) of the RFH Disclosure Schedule, RFH and its Subsidiaries have not received notice of violation of, and do not know of any such violations of, any of the above which have or are likely to have a Material Adverse Effect on RFH.

(b) CRA. Without limiting the foregoing, RFH has complied in all material respects with the Community Reinvestment Act (“CRA”) and RFH has no reason to believe that any person or group would object successfully to the consummation of the Merger due to the CRA performance of or rating of RFH. RFH has a CRA rating of at least “satisfactory.” Except as listed in Section 3.13(b) of the RFH Disclosure Schedule, since January 1, 2010, no person or group has adversely commented in writing to RFH in a manner requiring recording in a file of CRA communications upon the CRA performance of RFH.

3.14 Certain Contracts.

(a) Except as disclosed in Section 3.14(a) of the RFH Disclosure Schedule, neither RFH nor any of its Subsidiaries is a party to or bound by any contract or understanding (whether written or oral) with respect to the employment or termination of any present or former officers, employees, directors or consultants. RFH has delivered to 1st Constitution’s counsel true and complete copies of all written employment agreements, severance, change of control and other termination agreements with officers, employees, directors, or consultants to which RFH or any of its Subsidiaries is a party or is bound (with a designation that such copies have been delivered pursuant to Section 3.14(a) of the then current draft of this Agreement).

(b) Except as disclosed in Section 3.14(b) of the RFH Disclosure Schedule, (i) neither RFH nor any of its Subsidiaries is a party to or bound by any commitment, agreement or other instrument that is material to the results of operations, cash flows or financial condition of RFH and its Subsidiaries on a consolidated basis, (ii) no commitment, agreement or other instrument to which RFH or any of its Subsidiaries is a party or by which any of them is bound limits the freedom of RFH or any of its Subsidiaries to compete in any line of business, in any geographic area or with any person, and (iii) neither RFH nor any of its Subsidiaries is a party to (A) any collective bargaining agreement or (B) any other agreement or instrument that (I) grants any right of first refusal, right of first offer or similar right with respect to any material assets or properties of RFH or any of its Subsidiaries, (II) provides for material payments to be made by RFH or any of its Subsidiaries upon a change in control thereof, (III) requires referrals of business or requires RFH or any of its Subsidiaries to make available investment opportunities to any person on a priority or exclusive basis or (IV) requires RFH or any of its Subsidiaries to use any product or service of another person on an exclusive basis. For purposes of clause (i) above, any contract with a remaining term of greater than ninety days or involving the payment of more than $25,000 (other than contracts relating to banking transactions in the Ordinary Course of Business) shall be deemed material.

(c) Except as disclosed in Section 3.14(c) of the RFH Disclosure Schedule, neither RFH nor any of its Subsidiaries, nor to the Knowledge of RFH, any other party thereto, is in default in any material respect under any material lease, contract, mortgage, promissory note, deed of trust, loan or other commitment (except those under which RFH will be the creditor) or arrangement to which RFH is a party.

(d) Except as set forth in Section 3.14(d) of the RFH Disclosure Schedule, neither the entering into of this Agreement nor the consummation of the transactions contemplated hereunder will cause RFH, the Bank or 1st Constitution to become obligated to make any payment of any kind to any party, including but not limited to, any termination fee, breakup fee or reimbursement fee, pursuant to any agreement or understanding between RFH or its Subsidiaries and such party, other than the payments contemplated by this Agreement.

(e) Except as set forth in Section 3.14(e) of the RFH Disclosure Schedule, neither RFH nor any of its Subsidiaries is a party to or bound by any contract (whether written or oral) with respect to the services of any directors, consultants or other independent contractors that, upon the consummation of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment or benefits (whether of severance pay or otherwise) becoming due, or the acceleration or vesting of any rights to any payment or benefits, from 1st Constitution, the Bank, RFH, the Surviving Entity or any of their respective Subsidiaries to any director, officer, consultant or independent contractor thereof.

(f) Except as set forth in Section 3.14(f) of the RFH Disclosure Schedule, neither RFH nor any of its Subsidiaries is a party to or bound by any contract (whether written or oral) which (i) is a licensing, service or other agreement relating to any IT Assets, or is any other consulting agreement or licensing agreement not terminable on ninety days or less notice involving the payment of more than $25,000 per annum, or (ii) that materially restricts the conduct of any line of business by RFH or any of its Subsidiaries.

(g) Section 3.14(g) of the RFH Disclosure Schedule contains a schedule showing the good faith estimated present value as of March 31, 2013 of the monetary amounts payable (including any Tax indemnification payments in respect of income and/or excise Taxes) and identifying the in-kind benefits due under any plan other than a Tax-qualified plan for each director of RFH and each officer of RFH with the position of vice president or higher, specifying the assumptions in such schedule.

(h) Each contract, arrangement, commitment or understanding of the type described in this Section 3.14, whether or not set forth in Section 3.14 of the RFH Disclosure Schedule, is referred to herein as a “RFH Contract”. RFH has previously delivered to 1st Constitution’s counsel true and complete copies of each RFH Contract (with a designation that such copies have been delivered pursuant to Section 3.14 of the then current draft of this Agreement).

3.15 Agreements with Regulatory Agencies. Except as set forth in Section 3.15 of the RFH Disclosure Schedule, neither RFH nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, whether or not set forth on Section 3.15 of the RFH Disclosure Schedule, a “Regulatory Agreement”), any Governmental Entity, nor has RFH or any of its Subsidiaries been advised by any Governmental Entity that it is considering issuing or requesting any Regulatory Agreement. Neither RFH nor any of its Subsidiaries is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer.

3.16 Properties and Insurance.

(a) Section 3.16(a) of the RFH Disclosure Schedule sets forth a true and complete list of (i) all material real property and interests in real property owned by RFH and/or any of its Subsidiaries (individually, an “Owned Property” and collectively, the “Owned Properties”), and (ii) all leases, licenses, agreements or other instruments conveying a leasehold interest in real property by RFH or any of its Subsidiaries as lessee or lessor

(or licensee or licenseor, as applicable) (individually, a “Real Property Lease” and collectively, the “Real Property Leases” and, together with the Owned Properties, being referred to herein individually as a “RFH Property” and collectively as the “RFH Properties”).

(b) Section 3.16(b) of the RFH Disclosure Schedule sets forth a correct legal description, street address and Tax parcel identification number of all Owned Real Properties. RFH has furnished to 1st Constitution’s counsel copies of all deeds, surveys and title policies relating to the Owned Real Properties and copies of all instruments, agreements and other documents evidencing, creating or constituting Liens on such Owned Real Properties (with a designation that such copies have been delivered pursuant to Section 3.16(b) of the then current draft of this Agreement) to the extent in the possession of RFH or its Subsidiaries.

(c) Section 3.16(c) of the RFH Disclosure Schedule sets forth a correct legal description, street address and Tax parcel identification number of all real property leased by RFH or any of its Subsidiaries under the Real Property Leases. RFH has furnished to 1st Constitution’s counsel true and complete copies of all Real Property Leases and any and all amendments, modifications, restatements and supplements thereto (with a designation that such copies have been delivered pursuant to Section 3.16(c) of the then current draft of this Agreement). None of the Real Property Leases have been modified in any material respect, except to the extent that such modification is disclosed by the copy made available to 1st Constitution’s counsel. The Real Property Leases are valid and enforceable in accordance with their respective terms and neither RFH nor any of its Subsidiaries nor, to the Knowledge of RFH, any other party thereto, is in default thereunder in any material respect nor does any condition exist that with the giving of notice or passage of time, or both, would constitute a material default by RFH or any of its Subsidiaries, other than defaults that have been cured by RFH or its Subsidiaries or waived in writing. Except as set forth in Section 3.16(c) of the RFH Disclosure Schedule, RFH and its Subsidiaries have not leased or sub-leased any RFH Property to any third parties. RFH has furnished to 1st Constitution’s counsel true and complete copies of all leases and subleases where RFH and/or its Subsidiaries have leased or subleased any RFH Property to any third parties.

(d) RFH or its Subsidiaries have good and marketable title to all Owned Property, and a valid and existing leasehold interest under each of the Real Property Leases, in each case, free and clear of all Liens of any nature whatsoever except (A) Liens set forth on Section 3.16(d) of the RFH Disclosure Schedule and (B) Permitted Liens. RFH or one of its Subsidiaries enjoys peaceful, undisturbed and exclusive possession of each RFH Property. All RFH Property is in a good state of maintenance and repair, reasonable wear and tear excepted, does not require material repair or replacement in order to serve their intended purposes, including use and operation consistent with their present use and operation, except for scheduled maintenance, repairs and replacements conducted or required in the Ordinary Course of Business, conforms in all material respects with all applicable Laws and RFH Properties are considered by RFH to be adequate for the current business of RFH and its Subsidiaries. There are no pending, or to the Knowledge of RFH, threatened condemnation or eminent domain proceedings that affect any RFH Property or any portion thereof. There is no option or other agreement (written or otherwise) or right in favor of others to purchase any interest in Owned Properties. With respect to any RFH Property subject to the Real Property Leases, except as expressly provided in the Real Property Leases, neither RFH nor any of its Subsidiaries owns or holds, or is obligated under or a party to, any option, right of first refusal or other contractual right to purchase or acquire any real property or any portion thereof or interest therein. All real estate Taxes and assessments which are due and payable as of the date hereof with respect to RFH Property have been paid (or will, prior to the imposition of any penalty or assessment, be paid). Neither RFH nor any of its Subsidiaries has received any notice of any special Tax or assessment affecting any RFH Property, and no such Taxes or assessments are pending or, to the Knowledge of RFH, threatened. Neither RFH Property nor the use or occupancy thereof violates in any material way any applicable Laws, covenants, conditions or restrictions. RFH and its Subsidiaries have made all material repairs and replacements to RFH Property that, to RFH’s Knowledge, are required to be made by RFH and its Subsidiaries under the Real Property Leases or as required under applicable Laws. RFH has delivered to 1st Constitution’s counsel true and complete copies of all agreements that pertain to the ownership, management or operation of RFH Property (with a designation that such copies have been delivered pursuant to Section 3.16(d) of the then current draft of this Agreement).

(e) The tangible assets and other personal property owned or leased by RFH and/or any of its Subsidiaries are in good condition and repair (ordinary wear and tear excepted) and are fit for use in the Ordinary Course of Business. Section 3.16(e)(i) of the RFH Disclosure Schedule sets forth all leases of tangible assets and other personal property by RFH or its Subsidiaries (“Personal Property Leases”) involving annual payments in excess of $25,000. Except as set forth on Section 3.16(e)(ii) of the RFH Disclosure Schedule, (i) neither RFH nor any of its Subsidiaries is in default under any material provision of any Personal Property Lease and, to the Knowledge of RFH, none of the other counterparties thereto is in default under any material provision of any Personal Property Lease, (ii) no written or, to the Knowledge of RFH, oral notice has been received by RFH or by any of its Subsidiaries from any lessor under any Personal Property Lease that RFH or any of its Subsidiaries is in material default thereunder, (iii) with respect to clauses (i) and (ii) above, to the Knowledge of RFH, no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of any payments due under such Personal Property Leases, (iv) each of the Personal Property Leases is valid and in full force and effect, (v) neither RFH’s nor any Subsidiary’s possession and quiet enjoyment of the personal property leased under such Personal Property Leases has been disturbed in any material respect and, to the Knowledge of RFH, there are no disputes with respect to such Personal Property Leases, (vi) neither RFH nor any Subsidiary has subleased, licensed or otherwise granted any Person the right to use the personal property leased under such Personal Property Leases and (vii) neither RFH nor any of its Subsidiaries have collaterally assigned or granted any other security interest in and there are no Liens on the leasehold interest created by such Personal Property Leases. RFH has delivered to 1st Constitution’s counsel true and complete copies of each written Personal Property Lease, and in the case of any oral Personal Property Lease, a written summary of the material terms of such Personal Property Lease (with a designation that such copies have been delivered pursuant to Section 3.16(e) of the then current draft of this Agreement).

(f) The business operations and all insurable properties and assets of RFH and its Subsidiaries are insured for their benefit against all risks which, in the reasonable judgment of the management of RFH, should be insured against, in each case under policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the reasonable judgment of the management of RFH adequate for the business engaged in by RFH and its Subsidiaries. RFH and its Subsidiaries have not received any notice of cancellation or notice of a material amendment of any such insurance policy or bond and are not in default under any such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion. Section 3.16(f) of the RFH Disclosure Schedule sets forth a complete and accurate list of all primary and excess insurance coverage held by RFH and/or its Subsidiaries currently or at any time during the past three years. Copies of all insurance policies reflected on such list have been provided to 1st Constitution. Except as set forth in Section 3.16(c) of the RFH Disclosure Schedule, neither RFH nor any of its Subsidiaries has received any written notice, or to the Knowledge of RFH, any oral notice, that there are any pending actions or claims against RFH Property, RFH or any of its Subsidiaries, whether or not such claims or actions are covered by insurance. None of the insurance policies maintained by RFH or its Subsidiaries constitute self-insured fronting policies or are subject to retrospective premium adjustments. Any pending claims that RFH or its Subsidiaries have made for insurance have been acknowledged for coverage by the applicable insurer.

(g) RFH has purchased in 2010, for an aggregate premium of $4 million received by the insurance carriers after 1035 exchange costs, approximately $4 million of bank owned life insurance (“BOLI”) coverage covering the lives of 14 officers and directors of RFH (the “BOLI Covered Individuals”). RFH has entered into an agreement with each BOLI Covered Individual (an “Insurance Agreement”) entitling such BOLI Covered Individual to receive a death benefit. Section 3.16(g) of the RFH Disclosure Schedule sets forth the names and current ages of each of the BOLI Covered Individuals, and the formula for determining the death benefit that each such individual will be entitled to receive. Except as set forth in Section 3.16(g) of the RFH Disclosure Schedule, in no event will any BOLI Covered Individual be entitled to receive more than $25,000 upon his or her death pursuant to the Insurance Agreements and any other plan or arrangement entered into in connection with RFH’s BOLI, all of which shall be funded by RFH’s BOLI without the payment of any further premium. Other than the BOLI for the BOLI Covered Individuals, RFH and its Subsidiaries do not sponsor, maintain or otherwise provide BOLI coverage or any other type of insurance coverage providing, or shall be obligated to pay, any death benefits with respect to any current or former employee, officer or director of RFH or its Subsidiaries. RFH has delivered to 1st Constitution’s counsel true and complete copies of the agreements and other documents providing for the BOLI, the Insurance Agreements and of any plan documents that afford to the BOLI Covered Individuals any rights to receive payments from RFH’s BOLI (with a designation that such copies have been delivered pursuant to Section 3.16(g) of the then current draft of this Agreement). Such Insurance Agreements and plan documents will entitle the BOLI Covered Individuals to the payments set forth herein, but no other payments.

3.17 Environmental Matters. Except as set forth in Section 3.17 of the RFH Disclosure Schedule:

(a) Neither RFH nor its Subsidiaries have received notice that any of the Participation Facilities or, to the Knowledge of RFH, the Loan Properties, are not in compliance in all material respects with all applicable Environmental Laws, including common law, regulations and ordinances, and with all applicable Orders and contractual obligations relating to any Environmental Matters, pollution or the discharge of, or exposure to, Regulated Substances in the environment or workplace.

(b) There is no suit, claim, action or proceeding, pending or, to the Knowledge of RFH, threatened, before any Governmental Entity or other forum in which RFH, any of its Subsidiaries, any Participation Facility or to the Knowledge of RFH, any Loan Property, has been or, with respect to threatened proceedings, may be, named as a potentially responsible party (x) for alleged noncompliance (including by any predecessor) with any Environmental Laws, or (y) relating to the release of, threatened release of or exposure to any Regulated Substances whether or not occurring at or on a site owned, leased or operated by RFH or any of its Subsidiaries, any Participation Facility or any Loan Property;

(c) To the Knowledge of RFH, during the period of (x) RFH’s or any of its Subsidiaries’ ownership or operation of any of their respective current or former properties, (y) RFH’s or any of its Subsidiaries’ participation in the management of any Participation Facility, or (z) RFH’s or any of its Subsidiaries’ interest in a Loan Property, there has been no release of Regulated Substances in, on, under, from or affecting any such property. To the Knowledge of RFH, prior to the period of (x) RFH’s or any of its Subsidiaries’ ownership or operation of any of their respective current or former properties, (y) RFH’s or any of its Subsidiaries’ participation in the management of any Participation Facility, or (z) RFH’s or any of its Subsidiaries’ interest in a Loan Property, there was no release of Regulated Substances in, on, under, from or affecting any such property, Participation Facility or Loan Property.

(d) The following definitions apply for purposes of this Section 3.17: (v) “Regulated Substances” means any chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or other substances or materials regulated under any Environmental Law, (w) “Loan Property” means any property in which RFH or any of its Subsidiaries holds a security interest, and, where required by the context, said term means the owner or operator of such property; (x) “Participation Facility” means any facility in which RFH or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such property; (y) “Environmental Laws” means any and all applicable common law, statutes and regulations, of the United States and New Jersey dealing with Environmental Matters, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §9601 et seq., (“CERCLA”), the Hazardous Material Transportation Act, 49 U.S.C. §1801 et seq., the Solid Waste Disposal Act including the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §6901 et seq. (“RCRA”), the Clean Water Act, 33 U.S.C. §1251 et seq., the Clean Air Act, 42 U.S.C. §7401 et seq., the Toxic Substances Control Act, 15 U.S.C. §2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. §136 et seq., the Emergency Planning and Right-To-Know Act of 1986, 42 U.S.C. §11001 et seq., the New Jersey Spill Compensation and Control Act, N.J.S.A. 58:10A-23.11, et seq. (“Spill Act”); the New Jersey Industrial Site Remediation Act, N.J.S.A. 13:1K-6, et seq. (“ISRA”); the New Jersey Brownfield and

Contaminated Site Remediation Act, N.J.S.A. 58:10B-1, et seq.(“BCSRA”); the New Jersey Site Remediation Reform Act, N.J.S.A. 58:10C-1, et seq. (“SRRA”); the New Jersey Water Pollution Control Act, N.J.S.A. 58: 10A-1 et seq.; the New Jersey Air Pollution Control Act, N.J.S.A. 26:2C-1, et seq., the New Jersey Solid Waste Management Act, N.J.S.A. 13:1E-1, et seq.; as in effect and amended, and all other applicable Laws, and any applicable provisions of common law and civil law relating to the protection of human health and safety, and the environment, the protection of natural resources or providing for any remedy or right of recovery or right of injunctive relief with respect to Environmental Matters, as these Laws were in the past or are in effect; and (z) “Environmental Matters” means all matters, conditions, liabilities, obligations, damages, losses, claims, requirements, prohibitions, and restrictions arising out of or relating to the environment, natural resources, safety, or sanitation, or the production, storage, handling, use, emission, release, discharge, dispersal, or disposal of any substance, product or waste which is hazardous or toxic or which is regulated by any Environmental Law whatsoever.

3.18 Opinion. Prior to the execution of this Agreement, RFH has received an opinion from the Advisory Firm to the effect that as of the date thereof and based upon and subject to the matters set forth therein, the Per Share Merger Consideration is fair to the shareholders of RFH from a financial point of view. A copy of such opinion has been delivered to 1st Constitution’s counsel (with a designation that such copy has been delivered pursuant to Section 3.18 of the then current draft of this Agreement) and the Advisory Firm will consent to the inclusion of such opinion as an exhibit to the S-4.

3.19 Indemnification. Except as provided in RFH Contracts or the certificate of incorporation or by-laws of RFH or the governing documents of any RFH Subsidiary as in effect on the date hereof (which provisions are accurately summarized in Section 3.19 of the RFH Disclosure Schedule), neither RFH nor any of its Subsidiaries is a party to any indemnification agreement with any of its present or former directors, officers, employees, agents or with any other persons who serve or served in any other capacity with any other enterprise at the request of RFH (a “Covered Person”), and, to the Knowledge of RFH, there are no claims for which any Covered Person would be entitled to indemnification under the certificate of incorporation or by-laws of RFH or any Subsidiary of RFH, applicable Law or any indemnification agreement.

3.20 Loan Portfolio.

(a) With respect to each loan owned by RFH or its Subsidiaries in whole or in part (each, a “Loan”), to the Knowledge of RFH:

(i) the note and the related security documents are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar Laws affecting creditors’ rights and remedies generally;

(ii) neither RFH nor any of its Subsidiaries nor any prior holder of a Loan has modified the note or any of the related security documents in any material respect or satisfied, canceled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable Loan file;

(iii) RFH or a Subsidiary is the sole holder of legal and beneficial title to each Loan (or RFH’s applicable participation interest, as applicable), except as otherwise referenced on the books and records of RFH;

(iv) the note and the related security documents, copies of which are included in the Loan files, are true and complete copies of the documents they purport to be and have not been suspended, amended, modified, canceled or otherwise changed except as otherwise disclosed by documents in the applicable Loan file;

(v) there is no pending or threatened condemnation proceeding or similar proceeding affecting the property that serves as security for a Loan, except as otherwise referenced on the books and records of RFH;

(vi) there is no pending or threatened litigation or proceeding relating to the property that serves as security for a Loan; and

(vii) with respect to a Loan held in the form of a participation, the participation documentation is legal, valid, binding and enforceable, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar Laws affecting creditors’ rights and remedies generally.

(b) Except as set forth in Section 3.20(b) of the RFH Disclosure Schedule, neither RFH nor any of its Subsidiaries is a party to any written or oral loan agreement, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets), under the terms of which the obligor was, as of December 31, 2012, over 90 days delinquent in payment of principal or interest. Section 3.20(b) of the RFH Disclosure Schedule sets forth (a) all of the Loans of RFH or any of its Subsidiaries that as of the date of RFH’s most recent bank examination, were classified by RFH, any of its Subsidiaries or any bank examiner (whether regulatory or internal) as “Special Mention”, “Substandard”, “Doubtful”, “Loss”, “Classified”, “Criticized”, “Credit Risk Assets”, “Concerned Loans”, “Watch List” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, (b) each Loan that was classified as of December 31, 2012 as impaired in accordance with ASC 310, (c) by category of Loan (i.e., commercial, consumer, etc.), all of the other Loans of RFH and its Subsidiaries that as of December 31, 2012, were categorized as such, together with the aggregate principal amount of and accrued and unpaid interest on such Loans by category and (d) each asset of RFH that as of December 31, 2012, was classified as “Other Real Estate Owned” (“OREO”) and the book value thereof as of such date.

(c) As of March 31, 2013, the allowance for loan losses in the RFH Financial Statements was adequate pursuant to GAAP, and the methodology used to compute such allowance complies in all material respects with GAAP and all applicable policies of RFH Regulatory Agencies. As of March 31, 2013, the reserve for OREO properties (or if no reserve, the carrying value of OREO properties) in the RFH Financial Statements was adequate pursuant to GAAP, and the methodology used to compute the reserve for OREO properties (or if no reserve, the carrying value of OREO properties) complies in all material respects with GAAP and all applicable policies of RFH Regulatory Agencies.

(d) RFH has previously delivered to 1st Constitution a schedule setting forth a list of all Loans as of March 31, 2013 by RFH and its Subsidiaries to any directors, executive officers and principal shareholders (as such terms are defined in Regulation O promulgated by the Federal Reserve Board (12 CFR Part 215)) of RFH or any of its Subsidiaries. Except as set forth in Section 3.20(d) of the RFH Disclosure Schedule, (i) there are no employee, officer, director or other Affiliate Loans on which the borrower is paying a rate other than that reflected in the note or the relevant credit agreement or on which the borrower is paying a rate which was below market at the time the Loan was made; and (ii) all such loans are and were made in compliance in all material respects with all applicable Laws.

(e) Except as set forth in Section 3.20(e) of the RFH Disclosure Schedule, none of the agreements pursuant to which RFH or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans is subject to any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.

(f) Except as set forth in Section 3.20(f) of the RFH Disclosure Schedule, since December 31, 2008, neither RFH nor any of its Subsidiaries has originated or serviced or currently holds, directly or indirectly, any Loans that would be commonly referred to as “subprime”, “Alt-A” or “negative amortization” Loans, or home equity Loans or lines of credit with a loan to value ratio at origination of over ninety percent (collectively, “High Risk Loans”).

(g) Except as set forth in Section 3.20(g) of the RFH Disclosure Schedule, neither RFH nor any of its Subsidiaries owns any investment securities that are secured by High Risk Loans.

3.21 Investment Securities; Borrowings; Deposits.

(a) Except for investments in Federal Home Loan Bank stock and pledges to secure Federal Home Loan Bank borrowings and reverse repurchase agreements entered into in arms-length transactions pursuant to normal commercial terms and conditions and entered into in the Ordinary Course of Business and restrictions that exist for securities to be classified as “held to maturity,” none of the investment securities held by RFH or any of its Subsidiaries is subject to any restriction (contractual or statutory) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

(b) Neither RFH nor any Subsidiary is a party to or has agreed to enter into an exchange-traded or over the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the face of the RFH Financial Statements and is a derivative contract (including various combinations thereof) (each, a “Derivatives Contract”) or owns securities that (A) are referred to generically as “structured notes,” “high risk mortgage derivatives,” “capped floating rate notes” or “capped floating rate mortgage derivatives” or (B) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the Ordinary Course of Business, consistent with regulatory requirements and listed (as of the date hereof) in Section 3.21(b) of the RFH Disclosure Schedule.

(c) Set forth in Section 3.21(c) of the RFH Disclosure Schedule is a true and complete list of the borrowed funds (excluding deposit accounts) of RFH and its Subsidiaries as of December 31, 2012.

(d) None of the deposits of RFH or any of its Subsidiaries is a “brokered” deposit, except as set forth in Section 3.21(d) of the RFH Disclosure Schedule.

3.22 Vote Required. Approval by holders of a two-thirds of the shares of RFH Common Stock entitled to vote at the RFH Shareholders’ Meeting shall be sufficient to constitute approval by RFH’s shareholders of this Agreement and the Merger. A majority of the outstanding shares of RFH Common Stock constitutes a quorum for purposes of the RFH Shareholders’ Meeting.

3.23 Intellectual Property. Except as set forth in Section 3.23 of the RFH Disclosure Schedule:

(a) Each of RFH and its Subsidiaries: (i) solely owns (beneficially, and of record where applicable), free and clear of all Liens, other than non-exclusive licenses entered into in the Ordinary Course of Business, all right, title and interest in and to its respective Owned Intellectual Property and (ii) has valid and sufficient rights and licenses to all of the Licensed Intellectual Property. The Owned Intellectual Property is subsisting, and to the Knowledge of RFH, the Owned Intellectual Property that is Registered is valid and enforceable.

(b) The Owned Intellectual Property and the Licensed Intellectual Property constitute all Intellectual Property used in or necessary for the operation of the respective businesses of RFH and each of its Subsidiaries as presently conducted. Each of RFH and its Subsidiaries has sufficient rights to use all Intellectual Property used in its respective business as presently conducted.

(c) To RFH’s Knowledge, the operation of RFH and each of its Subsidiaries’ respective businesses as presently conducted does not infringe, dilute, misappropriate or otherwise violate the Intellectual Property rights of any Person.

(d) Other than as set forth in Section 3.25(d) of the RFH Disclosure Schedule, neither RFH nor any of its Subsidiaries has received any written notice (including, but not limited to, any invitation to license or request or demand to refrain from using intellectual property rights) from any Person during the two years prior to the date hereof, asserting that RFH or any of its Subsidiaries, or the operation of any of their respective businesses, infringes, dilutes, misappropriates or otherwise violates any Person’s Intellectual Property rights.

(e) To RFH’s Knowledge, no Person has infringed, diluted, misappropriated or otherwise violated any of RFH’s or any of its Subsidiaries’ rights in the Owned Intellectual Property.

(f) RFH and each of its Subsidiaries has taken reasonable measures to protect: (i) their rights in their respective Owned Intellectual Property and (ii) the confidentiality of all Trade Secrets that are owned, used or held by RFH or any of its Subsidiaries, and to RFH’s Knowledge, such Trade Secrets have not been used, disclosed to or discovered by any Person except pursuant to appropriate non-disclosure agreements which have not been breached. To RFH’s Knowledge, no Person has gained unauthorized access to RFH’s or its Subsidiaries’ IT Assets.

(g) RFH’s and each of its Subsidiaries’ respective IT Assets: (i) operate and perform in all material respects as required by RFH and each of its Subsidiaries in connection with their respective businesses and (ii) to RFH’s Knowledge, have not materially malfunctioned or failed within the past two years. RFH and each of its Subsidiaries has implemented reasonable backup, security and disaster recovery technology and procedures consistent with industry practices.

(h) RFH and each of its Subsidiaries: (i) is, and at all times prior to the date hereof have been, compliant in all material respects with all applicable Laws, and their own privacy policies and commitments to their respective customers, consumers and employees, concerning data protection and the privacy and security of personal data and the nonpublic personal information of their respective customers, consumers and employees and (ii) at no time during the two years prior to the date hereof have received any written notice and, to the Knowledge of RFH, received any oral notices, in either case asserting any violations of any of the foregoing. The transfer of all such personal data and nonpublic personal information to the Bank’s control in connection with the consummation of the transactions contemplated hereby shall not violate any such Laws, privacy policies or commitments.

(i) For purposes of this Agreement:

(1) “Intellectual Property” means any and all: (i) trademarks, service marks, brand names, collective marks, Internet domain names, logos, symbols, trade dress, trade names, business names, corporate names, slogans, designs and other indicia of origin, together with all translations, adaptations, derivations and combinations thereof, all applications, registrations and renewals for the foregoing, and all goodwill associated therewith and symbolized thereby (“Trademarks”); (ii) patents and patentable inventions (whether or not reduced to practice), all improvements thereto, and all invention disclosures and applications therefor, together with all divisions, continuations, continuations-in-part, revisions, renewals, extensions, reexaminations and reissues thereof (“Patents”); (iii) confidential proprietary business information, trade secrets and know-how, including processes, schematics, business and other methods, technologies, techniques, protocols, formulae, drawings, prototypes, models, algorithms, processes, designs, discoveries and inventions (whether or not patentable) (“Trade Secrets”); (iv) copyrights in published and unpublished works of authorship (including databases and other compilations of information), and all registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; and (v) other intellectual property rights.

(2) “IT Assets” means, with respect to any Person, the computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data, data communications lines, and all other information technology equipment, and all associated documentation owned by such Person or such Person’s Subsidiaries.

(3) “Licensed Intellectual Property” means, with respect to any Person, the Intellectual Property owned by third persons that is used in or necessary for the operation of the respective businesses of such Person and each of its Subsidiaries as presently conducted.

(4) “Owned Intellectual Property” means, with respect to any Person, Intellectual Property owned or purported to be owned by such Person or any of its Subsidiaries.

(5) “Registered” or “Registration” means issued by, registered with, renewed by or the subject of a pending application before any Governmental Entity or Internet domain name registrar.

3.24 Prior Regulatory Applications. Except as disclosed in Section 3.24 of the RFH Disclosure Schedule, from January 1, 2010 through the date hereof, no regulatory agency has objected to, denied, or advised RFH or any Subsidiary of RFH to withdraw, and to RFH’s Knowledge, no third party has submitted an objection to a Governmental Entity having jurisdiction over RFH or any Subsidiary of RFH regarding, any application, notice, or other request filed by RFH or any Subsidiary of RFH with any Governmental Entity having jurisdiction over RFH or such Subsidiary.

3.25 Mortgage Banking Activities.

(a) Except as set forth on Section 3.25 of the RFH Disclosure Schedule, all Mortgage Loans have been originated, processed, underwritten, closed, funded, insured, sold or acquired, serviced and subserviced (including all loss mitigation, loan modification, foreclosure and real property administration activities) in accordance with Applicable Requirements. To the Knowledge of RFH and its Subsidiaries, no fraud, error, omission, misrepresentation, mistake or similar occurrence has occurred in connection with the origination or servicing of any of the Mortgage Loans.

(b) None of the Mortgage Loans have ever been classified as (a) “high cost” loans under the Home Ownership and Equity Protection Act of 1994 or (b) “high cost,” “threshold,” “covered,” or “predatory” loans under any other Applicable Requirement.

3.26 Reorganization. Neither RFH nor any of its Subsidiaries has taken or agreed to take any action, has failed to take any action, or knows of any fact, agreement, plan or other circumstances that could prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

3.27 Disclosure. No representation or warranty contained in Article III of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements in Article III not misleading.

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF 1ST CONSTITUTION AND THE BANK

References herein to the “1st Constitution Disclosure Schedule” shall mean all of the disclosure schedules required by this Article IV, dated as of the date hereof and referenced to the specific sections and subsections of Article IV of this Agreement, which have been delivered on the date hereof by 1st Constitution to RFH. Except as set forth in the 1st Constitution Disclosure Schedule, 1st Constitution and the Bank hereby represent and warrant to RFH as follows:

4.1 Corporate Organization.

(a) 1st Constitution is a corporation duly organized, validly existing and in good standing under the Laws of the State of New Jersey. 1st Constitution has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on 1st Constitution. 1st Constitution is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Copies of the certificate of incorporation and by-laws of 1st Constitution have previously been delivered to RFH’s counsel (with a designation that such copies have been delivered pursuant to Section 4.1(a) of the then current draft of this Agreement); such copies are true and complete copies of such documents as in effect as of the date of this Agreement.

(b) The Bank is a state-chartered commercial banking corporation duly organized and validly existing under the Laws of the State of New Jersey. The deposit accounts of the Bank are insured by the FDIC through the FDIC’s Deposit Insurance Fund to the fullest extent permitted by Law, and all premiums and assessments required to be paid in connection therewith have been paid when due. Each of 1st Constitution’s other Subsidiaries is a business entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization. Each of their Subsidiaries has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on 1st Constitution.

4.2 Capitalization.

(a) The authorized capital stock of 1st Constitution consists solely of 30,000,000 shares of 1st Constitution Common Stock (including, with respect to each share of 1st Constitution Common Stock, rights, pursuant to 1st Constitution’s rights agreement, dated as of March 18, 2004 between the Registrant and Registrar and Transfer Company, as Rights Agent (the “Rights Plan”)) and 5,000,000 shares of preferred stock. As of December 31, 2012, there were 5,977,924 shares of 1st Constitution Common Stock outstanding, and 7,351 shares of 1st Constitution Common Stock held by 1st Constitution as treasury stock and no shares of preferred stock of 1st Constitution outstanding or held as treasury stock. As of December 31, 2012, there were no shares of 1st Constitution Common Stock reserved for issuance except for 204,163 shares of 1st Constitution Common Stock reserved for issuance pursuant to 1st Constitution’s stock incentive plans (the “1st Constitution Stock Incentive Plans”) and 255,540 shares of 1st Constitution Common Stock reserved for issuance under two outstanding warrants (the “1st Constitution Warrants”). All of the issued and outstanding shares of 1st Constitution Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except for shares of capital stock issuable pursuant to the 1st Constitution Stock Incentive Plans, the 1st Constitution Warrants and the Rights Plan, as of the date hereof 1st Constitution does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of 1st Constitution Common Stock or any other equity security of 1st Constitution or any securities representing the right to purchase or otherwise receive any shares of 1st Constitution Common Stock or any other equity security of 1st Constitution. The shares of 1st Constitution Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

(b) Except as set forth in Section 4.2(b) of the 1st Constitution Disclosure Schedule, 1st Constitution owns, directly or indirectly, all of the issued and outstanding shares of the capital stock or all of the other equity interests of each of its Subsidiaries, free and clear of all Liens, and all of such shares or other equity interests are duly authorized and validly issued, are (if applicable) fully paid and nonassessable and are free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, no Subsidiary of 1st Constitution has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character with any party that is not a direct or indirect Subsidiary of 1st Constitution calling for the purchase or issuance of any shares of capital stock or any other equity interest of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity interests of such Subsidiary.

4.3 Authority; No Violation.

(a) 1st Constitution has full corporate power and authority to execute and deliver this Agreement and, subject to the Parties’ obtaining (i) all bank regulatory approvals required to effectuate the Merger and (ii) the other approvals listed in Section 4.4 of this Agreement, to consummate the transactions contemplated hereby in accordance with the terms hereof. On or prior to the date of this Agreement, 1st Constitution’s Board of Directors has (i) declared the Merger and the other transactions contemplated hereby to be advisable and (ii) approved this Agreement, the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of 1st Constitution and by 1st Constitution as the sole shareholder of the Bank. No other corporate proceedings on the part of 1st Constitution or the Bank (including no approval by 1st Constitution’s shareholders) are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by 1st Constitution and the Bank and (assuming due authorization, execution and delivery by RFH) this Agreement constitutes a valid and binding obligation of 1st Constitution and the Bank, enforceable against 1st Constitution and the Bank in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency and similar Laws affecting creditors’ rights and remedies generally.

(b) Neither the execution and delivery of this Agreement by 1st Constitution or the Bank, nor the consummation by 1st Constitution or the Bank of the transactions contemplated hereby in accordance with the terms hereof, or compliance by 1st Constitution or the Bank with any of the terms or provisions hereof, will (i) violate any provision of the certificate of incorporation or by-laws of 1st Constitution or the certificate of incorporation, by-laws or similar governing documents of the Bank or any of their Subsidiaries, or (ii) assuming that the consents and approvals referred to in Section 4.4 of this Agreement are duly obtained and except as set forth in Section 4.3(b) of the 1st Constitution Disclosure Schedule, (x) violate any Law or Order applicable to 1st Constitution, the Bank or any of their Subsidiaries, or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of 1st Constitution, the Bank or any of their Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which 1st Constitution, the Bank or any of their Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except, with respect to (ii) above, such as individually or in the aggregate will not have a Material Adverse Effect on 1st Constitution.

4.4 Consents and Approvals. Except for (a) the filing of applications and notices, as applicable, with the Board of Governors of the FRB and approval of such applications and notices, (b) the filing of applications and notices, as applicable, with the FDIC and approval of such applications and notices, (c) the filing of applications and notices, as applicable, with the New Jersey Department and approval of such applications and notices, (d) the filing with the SEC and declaration of effectiveness of the S-4, (e) the approval of this Agreement and the Merger by the requisite vote of the shareholders of RFH, (f) approval of the listing of the 1st Constitution Common Stock to be issued in the Merger on the NASDAQ Global Market, (g) such filings as shall be required to be made with any applicable state securities bureaus or commissions, (h) such consents, authorizations or approvals as shall be required under the Environmental Laws and (i) such other filings, authorizations or approvals as may be set forth in Section 4.4 of the 1st Constitution Disclosure Schedule, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on behalf of 1st Constitution or the Bank in connection with (1) the execution and delivery by 1st Constitution and the Bank of this Agreement and (2) the consummation by 1st Constitution and the Bank of the Merger and the other transactions contemplated hereby.

4.5 Reports. 1st Constitution, the Bank and each of their Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 2009 with (i) the FRB, (ii) the New Jersey Department, (iii) the FDIC and (iv) any other Governmental Entity that regulates 1st Constitution, the Bank or any of their Subsidiaries (collectively with the FRB, the New Jersey Department and the FDIC, the “1st Constitution Regulatory Agencies”), and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by the 1st Constitution Regulatory Agencies in the regular course of the business of 1st Constitution, the Bank and their Subsidiaries, and except as set forth in Section 4.5 of the 1st Constitution Disclosure Schedule, no 1st Constitution Regulatory Agency has initiated any proceeding or, to the Knowledge of 1st Constitution, investigation into the business or operations of 1st Constitution, the Bank or any of their Subsidiaries since December 31, 2009 the effect of which is reasonably likely to have a Material Adverse Effect on 1st Constitution, the Bank or to delay approval of the Merger by any Governmental Entity having jurisdiction over the Merger, 1st Constitution, the Bank, RFH or their respective Subsidiaries or which is reasonably likely to result in such Governmental Entity’s objecting to the Merger. There is no unresolved violation, criticism, or exception by any 1st Constitution Regulatory Agency with respect to any report or statement relating to any examinations of 1st Constitution, the Bank or any of their Subsidiaries the effect of which is reasonably likely to have a Material Adverse Effect on 1st Constitution or to delay approval of the Merger by any Governmental Entity having jurisdiction over the Merger, the 1st Constitution, the Bank, RFH or their respective Subsidiaries or which is reasonably likely to result in such Governmental Entity’s objecting to the Merger.

4.6 Financial Statements. 1st Constitution has previously made available to RFH copies of (a) the consolidated statements of financial condition of 1st Constitution and its Subsidiaries as of December 31, 2011 and 2012, and the related consolidated statements of income, changes in shareholders’ equity and cash flows and consolidated statements of comprehensive income for the fiscal years ended December 31, 2010, 2011 and 2012, in each case accompanied by the audit report of ParenteBeard LLC, independent public accountants with respect to 1st Constitution, (b) the notes related thereto, (c) the unaudited consolidated statement of financial condition of RFH and its Subsidiaries as of March 31, 2013 and the related unaudited consolidated statements of income and cash flows for the three months ended March 31, 2012 and 2013 and (d) the notes related thereto (the “1st Constitution Financial Statements”). ParenteBeard LLC was independent with respect to the 1st Constitution and its Subsidiaries to the extent required by Regulation S-X of the SEC during the time that it was 1st Constitution’s independent public accountants. BDO USA LLP, 1st Constitution’s current independent public accountants, is independent with respect to the 1st Constitution and its Subsidiaries to the extent required by Regulation S-X of the SEC. The consolidated statements of financial condition of 1st Constitution (including the related notes, where applicable) included within the 1st Constitution Financial Statements fairly present, and the consolidated statements of financial condition of 1st Constitution (including the related notes, where applicable) to be included or incorporated by reference in the S-4 will fairly present the consolidated financial position of 1st Constitution and its Subsidiaries as of the dates thereof, and the consolidated statements of income, changes in shareholders’ equity and cash flows and consolidated statements of comprehensive income (including the related notes, where applicable) included within the 1st Constitution Financial Statements fairly present, and the consolidated statements of income, changes in shareholders’ equity and cash flows and consolidated statements of comprehensive income of 1st Constitution (including the related notes, where applicable) to be included or incorporated by reference in the S-4 will fairly present, the results of the consolidated operations and consolidated financial position of 1st Constitution and its Subsidiaries for the respective fiscal periods therein set forth; each of the 1st Constitution Financial Statements (including the related notes, where applicable) complies, and each of such consolidated financial statements (including the related notes, where applicable) to be included or incorporated by reference in the S-4 will comply, with accounting requirements applicable to financial statements to be included or incorporated by reference in the S-4 and with the published rules and regulations of the SEC with respect thereto, including without limitation Regulation S-X; and each of the 1st Constitution Financial Statements (including the related notes, where applicable) has been, and each of such consolidated financial statements (including the related notes, where applicable) to be included or incorporated by reference in the S-4 will be, prepared in accordance with GAAP consistently applied during the periods involved, except, in the case of unaudited statements, as permitted by the SEC with respect to financial statements included on

Form 10-Q. The books and records of 1st Constitution and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements, and reflect only actual transactions.

4.7 SEC Reports.

(a) 1st Constitution has filed all reports, schedules, registration statements, prospectuses and other documents, together with amendments thereto, required to be filed with the SEC since December 31, 2009 (the “1st Constitution Reports”). As of their respective dates of filing with the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), the 1st Constitution Reports complied, and each 1st Constitution Report filed subsequent to the date hereof and prior to the Effective Time will comply, in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”) the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act and did not or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no outstanding comments from, or unresolved issues raised by, the SEC with respect to any of the 1st Constitution Reports. None of 1st Constitution’s Subsidiaries is required to file periodic reports with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act. No executive officer of 1st Constitution has failed in any respect to make the certifications required of him or her under Sections 302 or 906 of the Sarbanes-Oxley Act of 2002 and to the Knowledge of 1st Constitution no enforcement action has been initiated against 1st Constitution or its officers or directors by the SEC relating to disclosures contained in any 1st Constitution Report.

(b) The records, systems, controls, data and information of 1st Constitution and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of 1st Constitution or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a materially adverse effect on the system of internal accounting controls described in the following sentence. 1st Constitution and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. 1st Constitution has designed disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) to ensure that material information relating to 1st Constitution and its Subsidiaries is made known to the management of 1st Constitution by others within those entities as appropriate to allow timely decisions regarding required disclosure and to make the certifications required by the Exchange Act with respect to the 1st Constitution Reports. Management of 1st Constitution has disclosed, based on its most recent evaluation prior to the date hereof, to 1st Constitution’s auditors and the audit committee of 1st Constitution’s Board of Directors (1) any significant deficiencies in the design or operation of internal controls which could adversely affect in any material respect RFH’s ability to record, process, summarize and report financial data and have identified for 1st Constitution’s auditors any material weaknesses in internal controls and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in 1st Constitution’s internal controls.

(c) Except as set forth in Section 4.7(c) of the 1st Constitution Disclosure Schedule, since January 1, 2010, neither 1st Constitution nor any of its Subsidiaries nor, to the Knowledge of 1st Constitution, any member of 1st Constitution’s Board of Directors or executive officer of 1st Constitution or any of its Subsidiaries, has received any material written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of 1st Constitution or any of its Subsidiaries or their respective internal accounting controls.

4.8 Absence of Certain Changes or Events. Except as disclosed in any 1st Constitution Report filed with the SEC prior to the date of this Agreement, since December 31, 2012, there has been no change or development or combination of changes or developments which, individually or in the aggregate, has had a Material Adverse Effect on 1st Constitution or the Bank.

4.9 Legal Proceedings.

(a) Except as disclosed in any 1st Constitution Report filed with the SEC prior to the date of this Agreement or as may be set forth in Section 4.9(a) of the 1st Constitution Disclosure Schedule, neither 1st Constitution nor any of its Subsidiaries is a party to any, and there are no pending or, to 1st Constitution’s Knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any material nature against 1st Constitution or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement.

(b) Except as set forth in Section 4.9(b) of the 1st Constitution Disclosure Schedule, there is no outstanding Order imposed upon 1st Constitution, any of its Subsidiaries or the assets of 1st Constitution or any of its Subsidiaries.

4.10 1st Constitution Information.

(a) The information relating to 1st Constitution and the Bank to be contained in the Proxy Statement, as of the date the Proxy Statement is mailed to shareholders of RFH, and up to and including the date of the meeting of shareholders of RFH to which such Proxy Statement relates, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement (except for such portions thereof that relate only to RFH or any of its Subsidiaries) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder and the S-4 will comply in all material respects with all provisions of the Securities Act and the rules and regulations thereunder.

(b) The information relating to 1st Constitution and its Subsidiaries to be contained in 1st Constitution’s applications to the FRB, the FDIC and the New Jersey Department will be accurate in all material respects.

4.11 Compliance with Applicable Law. Except as set forth in Section 4.11 of the 1st Constitution Disclosure Schedule, each of 1st Constitution and each of its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business, and each of 1st Constitution and each of its Subsidiaries has complied with, and is not in default in any respect under any, applicable Law of any federal, state or local Governmental Entity relating to 1st Constitution or its Subsidiaries (other than where such defaults or non-compliance will not, alone or in the aggregate, have a Material Adverse Effect on 1st Constitution). Except as disclosed in Section 4.11 of the 1st Constitution Disclosure Schedule, 1st Constitution and its Subsidiaries have not received notice of violation of, and do not know of any such violations of, any of the above which have or are likely to have a Material Adverse Effect on 1st Constitution.

4.12 Ownership of RFH Common Stock; Affiliates and Associates. Except as set forth on Section 4.12 of the 1st Constitution Disclosure Schedule and other than as contemplated by this Agreement, neither 1st Constitution nor any of its “affiliates” or “associates” (as such terms are defined under the Exchange Act) beneficially owns, directly or indirectly, or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, any shares of capital stock of RFH (other than Trust Account Shares and DPC Shares).

4.13 Agreements with Regulatory Agencies. Neither 1st Constitution nor any of its Subsidiaries is subject to any Regulatory Agreement with any Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has 1st Constitution or any of its Subsidiaries been advised by any Governmental Entity that it is considering issuing or requesting any Regulatory Agreement. Neither 1st Constitution nor any of its Subsidiaries is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer.

4.14 Loan Loss Provision. As of March 31, 2013, the allowance for loan losses in the 1st Constitution Financial Statements was adequate pursuant to GAAP, and the methodology used to compute such allowance complies in all material respects with GAAP and all applicable policies of the 1st Constitution Regulatory Agencies. As of March 31, 2013, the reserve for OREO properties (or if no reserve, the carrying value of OREO properties) in the 1st Constitution Financial Statements was adequate pursuant to GAAP, and the methodology used to compute the reserve for OREO properties (or if no reserve, the carrying value of OREO properties) complies in all material respects with GAAP and all applicable policies of all 1st Constitution Regulatory Agencies.

4.15 Community Reinvestment Act. All Subsidiaries of 1st Constitution that are subject to the CRA have a CRA rating of at least “satisfactory”. Except as listed on Section 4.15 of the 1st Constitution Disclosure Schedule, from January 1, 2010 through the date hereof, no person or group has adversely commented in writing to 1st Constitution or any of its Subsidiaries subject to the CRA in a manner requiring recording in a file of CRA communications upon such entity’s CRA performance.

4.16 Prior Regulatory Applications. Except as disclosed in Section 4.16 of the 1st Constitution Disclosure Schedule, from January 1, 2010 through the date hereof, no regulatory agency has objected to, denied, or advised 1st Constitution or any Subsidiary of 1st Constitution to withdraw, and to 1st Constitution’s Knowledge, no third party has submitted an objection to a Governmental Entity having jurisdiction over the 1st Constitution or any Subsidiary of 1st Constitution regarding, any application, notice, or other request filed by 1st Constitution or any Subsidiary of 1st Constitution with any Governmental Entity having jurisdiction over 1st Constitution or such Subsidiary.

4.17 Regulatory Capital. Upon consummation of the Merger, and after taking effect of the Merger and 1st Constitution’s ownership of RFH, as calculated on a pro forma basis as of March 31, 2013, 1st Constitution will be deemed “well capitalized” under the applicable capital standards and policies of the FRB as in effect on the date of this Agreement (it being understood that this representation shall not be updated as of the Closing Date).

4.18 Access to Funds. The Bank has, and on the Closing Date, will have, access to all funds necessary to consummate the Merger and pay the entire cash portion of the Aggregate Merger Consideration and the aggregate amount of cash payable to the holders of Stock Options pursuant to Section 1.7.

4.19 Reorganization. Neither 1st Constitution, the Bank nor any of their respective Subsidiaries has taken or agreed to take any action, has failed to take any action, or knows of any fact, agreement, plan or other circumstances that could prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

4.20 Disclosure. No representation or warranty contained in Article IV of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements in Article IV not misleading.

ARTICLE V COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1 Covenants of RFH. Except as expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, RFH shall use commercially reasonable efforts to, and shall cause each of its Subsidiaries to use commercially reasonable efforts to, (i) conduct its business in the ordinary and usual course consistent with past practices and prudent banking practice; (ii) maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees, (iii) take no action that would adversely affect or delay the ability of RFH or 1st Constitution to perform its covenants and agreements on a timely basis under this Agreement, and (iv) take no action that would adversely affect or delay the ability of RFH or 1st Constitution to obtain any necessary approvals, consents or waivers of any Governmental Entity or third party required for the transactions contemplated hereby or that would reasonably be expected to result in any such approvals, consents or waivers containing any material condition or restriction. Without limiting the generality of the foregoing, and except as set forth in Section 5.1 of the RFH Disclosure Schedule or as otherwise specifically provided by this Agreement or as consented to in writing by 1st Constitution, RFH shall not, and shall not permit any of its Subsidiaries to:

(a) declare or pay any dividends on, or make other distributions in respect of, any of its capital stock;

(b) (i) repurchase, redeem or otherwise acquire (except for the acquisition of Trust Account Shares and DPC Shares) any shares of the capital stock of RFH or any Subsidiary of RFH, or any securities convertible into or exercisable for any shares of the capital stock of RFH or any Subsidiary of RFH, (ii) split, combine or reclassify any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iii) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, (iv) accelerate the exercisability or vesting of any Stock Options or RFH Stock Awards or (v) enter into any agreement with respect to any of the foregoing, except, (A) in the case of clauses (ii) and (iii), for the issuance of up to a total of 85,080 shares of RFH Common Stock upon the exercise of RFH Stock Options granted under RFH Stock Compensation Plans prior to the date hereof, any such exercise to be in accordance with the original terms of such options, and (Y) in the case of clause (iv), the acceleration of vesting of Stock Options covering up to 85,080 shares of RFH Common Stock and 11,250 RFH Stock Awards granted pursuant to RFH Stock Compensation Plans and outstanding on the date hereof;”

(c) amend its certificate of incorporation, by-laws or other similar governing documents;

(d) make any capital expenditures other than those that (i) are made in the Ordinary Course of Business or are necessary to maintain existing assets in good repair and (ii) in any event are in an amount of no more than $25,000 in the aggregate;

(e) enter into any new line of business or offer any new products or services;

(f) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the Ordinary Course of Business;

(g) take any action that is intended or may reasonably be expected to result in any of the conditions to the Merger set forth in Article VII of this Agreement not being satisfied or not being satisfied prior to the Cut-off Date (as such term is defined in Section 8.1(c) of this Agreement);

(h) change its methods of accounting in effect at December 31, 2012, except as required by changes in GAAP or regulatory accounting principles as concurred with in writing by RFH’s independent auditors;

(i) (1) enter into, establish, adopt, amend, modify or terminate any RFH Benefit Plan or any agreement, arrangement, plan, trust, other funding arrangement or policy between RFH or any Subsidiary of RFH and one or more of its current or former directors, officers, employees or independent contractors, change any trustee or custodian of the assets of any plan or transfer plan assets among trustees or custodians, (2) increase or accelerate payment of in any manner the compensation or fringe benefits of any director, officer or employee or pay any bonus or benefit not required by any RFH Benefit Plan or agreement as in effect as of the date hereof or (3) grant, award, amend, modify or accelerate any stock options, stock appreciation rights, restricted shares, restricted share units, performance units or shares or any other awards under RFH Stock Compensation Plans or otherwise, other than any acceleration provided for under the terms of RFH Stock Compensation Plans in effect on the date hereof or under any grant agreement issued thereunder as such grant agreement exists on the date hereof;

(j) other than activities in the Ordinary Course of Business, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties (including, without limitation, any RFH Property) or other rights or agreements except as otherwise specifically contemplated by this Agreement or otherwise take or permit any action that otherwise would impair the condition of title to RFH Property or any part thereof;

(k) other than in the Ordinary Course of Business, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

(l) file any application to relocate or terminate the operations of any banking office of it or any of its Subsidiaries, except that RFH (and/or its Subsidiaries) may file an application to close its Oceanport, New Jersey branch and/or may terminate operations at such branch;

(m) create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any material contract, agreement or lease for goods, services or office space (including, without limitation, any Real Property Lease) to which RFH or any of its Subsidiaries is a party or by which RFH or any of its Subsidiaries or their respective properties is bound;

(n) other than in the Ordinary Course of Business, in individual amounts not to exceed $200,000, and other than investments for RFH’s portfolio made in accordance with Section 5.1(o) of this Agreement, make any investment either by purchase of stock or securities, contributions to capital, property transfers or purchase of any property or assets of any other individual, corporation or other entity;

(o) make any investment in any debt security, including mortgage-backed and mortgage related securities, other than U.S. government and U.S. government agency securities with final maturities not greater than five years or mortgage-backed or mortgage related securities that would not be considered “high risk” securities and which are purchased in the Ordinary Course of Business;

(p) settle any claim, action or proceeding involving any liability of RFH or any of its Subsidiaries for money damages in excess of $10,000 (net of insurance proceeds) or involving any material restrictions upon the operations of RFH or any of its Subsidiaries;

(q) except in the Ordinary Course of Business and in amounts less than $100,000, waive or release any material right or collateral or cancel or compromise any extension of credit or other debt or claim;

(r) (x) make, renegotiate, renew, increase, extend, modify or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, if (A) such transaction is not made in accordance with RFH’s Board-approved loan policy manual in effect on the date hereof (the “Lending Manual”), (B) the collateral involved in such transaction is located outside of the State of New Jersey, (C) the transaction involves a an extension or renewal of an existing loan, lease (credit equivalent), advance, credit enhancement or other extension of credit with an aggregate principal amount in excess of $500,000, (D) the transaction involves a new loan, lease (credit equivalent), advance, credit enhancement or other extension of credit involving an aggregate principal amount in excess of $500,000, (E) the transaction involves a restructuring of a prior extension of credit with an aggregate principal amount (prior to the restructuring) in excess of $500,000, (F) the underlying extension of credit is underwritten based on either no or limited verification of income or otherwise without full documentation customary for such an extension of credit; (G) the transaction involves a loan or commitment to an employee, director, officer or other Affiliate of RFH or any of its Subsidiaries; (H) the transaction arises outside of the Ordinary Course of Business of RFH and its Subsidiaries; or (I) the transaction involves an “interest rate swap” or (y) make any commitment in respect of any of the foregoing;

(s) incur any additional borrowings beyond those set forth in Section 5.1(s) of the RFH Disclosure Schedule other than short-term (with a final maturity of two years or less) Federal Home Loan Bank borrowings and reverse repurchase agreements in the Ordinary Course of Business, or pledge any of its assets to secure any borrowings other than as required pursuant to the terms of borrowings of RFH or any Subsidiary in effect at the date hereof or in connection with borrowings or reverse repurchase agreements permitted hereunder (it being understood that deposits shall not be deemed to be borrowings within the meaning of this sub-section);

(t) make any investment or commitment to invest in real estate, other than investments related to maintenance of owned or leased real estate used by RFH as of the date hereof, or in any real estate development project, other than real estate acquired in satisfaction of defaulted mortgage loans;

(u) except pursuant to commitments existing at the date hereof which have previously been disclosed in writing to 1st Constitution, make any construction loans outside the Ordinary Course of Business, make any real estate loans secured by undeveloped land or make any real estate loans secured by land located outside the State of New Jersey;

(v) establish, or make any commitment relating to the establishment of, any new branch or other office facilities;

(w) elect to the Board of Directors of RFH any person who is not a member of the Board of Directors of RFH as of the date hereof;

(x) change any method of Tax accounting, make or change any Tax election, file any amended Tax Return, settle or compromise any Tax liability, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of Taxes, enter into any closing agreement with respect to any Tax or surrender any right to claim a Tax refund;

(y) after an Acquisition Proposal (whether or not conditional) or intention to make an Acquisition Proposal (whether or not conditional) shall have been made directly to RFH’s shareholders or otherwise publicly disclosed or otherwise communicated or made known to any member of senior management of RFH or any member of RFH’s Board of Directors, except to the extent permitted by Section 5.3, take any intentional act, or intentionally omit to take any act, that causes any one or more of RFH’s representations in this Agreement to be inaccurate in any material respect as of the date of such act or omission;

(z) take any other action outside of the Ordinary Course of Business; or

(aa) agree to do any of the foregoing.

5.2 Covenants of 1st Constitution. Except as expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, 1st Constitution shall use commercially reasonably efforts to, and shall cause the Bank and their Subsidiaries to use commercially reasonable efforts to, (i) maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees, (ii) take no action which would adversely affect or delay the ability of RFH, 1st Constitution or the Bank to perform it covenants and agreements on a timely basis under this Agreement, and (iii) take no action which would adversely affect or delay the ability of RFH, 1st Constitution or the Bank to obtain any necessary approvals, consents or waivers of any Governmental Entity or third party required for the transactions contemplated hereby or which would reasonably be expected to result in any such approvals, consents or waivers containing any material condition or restriction. Without limiting the generality of the foregoing, and except as set forth in Section 5.2 of the 1st Constitution Disclosure Schedule or as otherwise specifically provided by this Agreement or consented to in writing by RFH (such consent not to be unreasonably withheld), 1st Constitution shall not, and shall not permit the Bank nor any of their Subsidiaries to:

(a) take any action that is intended or may reasonably be expected to result in any of the conditions to the Merger set forth in Article VII of this Agreement not being satisfied or not being satisfied prior to the Cut-Off Date;

(b) change its methods of accounting in effect at December 31, 2012, except in accordance with changes in GAAP or regulatory accounting principles as concurred with by 1st Constitution’s independent auditors;

(c) amend its certificate of incorporation, by-laws or similar governing documents other than (i) to enable 1st Constitution and the Bank to comply with the provisions of this Agreement, (ii) to establish one or more series of 1st Constitution Preferred Stock or (iii) to adopt provisions or authorize actions that do not materially and adversely affect the holders of RFH Common Stock; or

(d) agree to do any of the foregoing.

5.3 No Solicitation.

(a) Except as expressly permitted by this Section 5.3, RFH and its Subsidiaries shall not, and RFH and its Subsidiaries shall use their best efforts to cause their respective representatives not to, initiate, solicit or knowingly encourage or facilitate inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential or nonpublic information or data to, or have any discussions with, any person relating to, any Acquisition Proposal; provided that in the event that, prior to the time that RFH’s shareholders’ approval of the Merger (the “RFH Shareholder Approval”) is obtained but not after, (1) RFH receives, after the execution of this Agreement, an unsolicited bona fide Acquisition Proposal from a person other than 1st Constitution, and (2) RFH’s Board of Directors concludes in good faith (A) that, after consulting with its financial advisor, such Acquisition Proposal constitutes a Superior Proposal or would reasonably be likely to result in a Superior Proposal and (B) that, after considering the advice of outside counsel, failure to take such actions would be inconsistent with its fiduciary duties to RFH’s shareholders under applicable Law, RFH may, and may permit its Subsidiaries and its and its Subsidiaries’ representatives to, furnish or cause to be furnished nonpublic information or data and participate in negotiations or discussions with respect to such Acquisition Proposal; provided that prior to providing any nonpublic information permitted to be provided pursuant to the foregoing proviso, it shall have entered into an agreement with such third party on terms substantially similar to and no more favorable to such third party than those contained in the Confidentiality Agreement between 1st Constitution and RFH dated December 20, 2012 (the “Confidentiality Agreement”) and any non-public information provided to any person given access to nonpublic information shall have previously been provided to 1st Constitution or shall be provided to 1st Constitution prior to or concurrently with the time it is provided to such person. RFH will (A) immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any persons other than 1st Constitution with respect to any Acquisition Proposal, (B) not terminate, waive, amend, release or modify any provision of any confidentiality or standstill agreement relating to any Acquisition Proposal to which it or any of its Affiliates or representatives is a party and (C) use its commercially reasonable efforts to enforce any confidentiality or similar agreement relating to any Acquisition Proposal.

(b) Neither RFH’s Board of Directors nor any committee thereof shall (i) (A) withdraw (or modify or qualify in any manner adverse to 1st Constitution) or refuse to make the RFH Board Recommendation or (B) adopt, approve, recommend, endorse or otherwise declare advisable the adoption of any Acquisition Proposal, or (ii) cause or permit RFH or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement constituting or related to, or which is intended to or is reasonably likely to lead to, any Acquisition Proposal (other than a confidentiality agreement permitted by the terms of Section 5.3(a) of this Agreement). Notwithstanding the foregoing, prior to the date of the RFH Shareholders Meeting, RFH Board’s of Directors may take any of the actions specified in items (i) and (ii) of the preceding sentence (a “RFH Subsequent Determination”) after the fourth (4th) Business Day following 1st Constitution’s receipt of a written notice (the “Notice of Superior Proposal”) from RFH (A) advising that RFH’s Board of Directors has decided that a bona fide unsolicited written Acquisition Proposal that it received (that did not result from a breach of this Section 5.3 or from an action by a representative of RFH or its Subsidiaries that would have been such a breach if committed by RFH or its Subsidiaries) constitutes a Superior Proposal (it being understood that RFH shall be required to deliver a new Notice of Superior Proposal in respect of any revised Superior Proposal from such third party or its Affiliates that RFH proposes to accept), (B) specifying the material terms and conditions of, and the identity of the party making, such Superior Proposal, and (C) containing an unredacted copy of the relevant transaction agreements with the party making such Superior Proposal, if, but only if, RFH’s Board of Directors has reasonably determined in good faith, after consultation with and having considered the advice of outside legal counsel and its financial advisor, that the failure to take such actions would be inconsistent with its fiduciary duties to RFH’s shareholders under applicable Law and that such Acquisition Proposal is a Superior Proposal and such Superior Proposal has been made and has not been withdrawn and continues to be a Superior Proposal after taking into account all adjustments to the terms of this Agreement that are committed to in writing by 1st Constitution pursuant to this Section 5.3(b).

(c) In addition to the obligations of RFH set forth in Sections 5.3(a) and (b) of this Agreement, in the event that RFH or any of its Subsidiaries or any representative of RFH or its Subsidiaries receives (i) any Acquisition Proposal or (ii) any request for non-public information or to engage in negotiations that RFH’s Board of Directors believe is reasonably likely to lead to or that contemplates an Acquisition Proposal, RFH promptly (and in any event within 48 hours of receipt) shall advise 1st Constitution in writing of the existence of the matters described in clause (i) or (ii), together with the material terms and conditions of such Acquisition Proposal or request and the identity of the person making any such Acquisition Proposal or request. RFH shall keep 1st Constitution reasonably well informed in all material respects of the status (including after the occurrence of any material amendment or modification) of any such Acquisition Proposal or request. Without limiting any of the foregoing, RFH shall promptly (and in any event within 48 hours) notify 1st Constitution in writing if it determines to begin providing non-public information or to engage in negotiations concerning an Acquisition Proposal pursuant to Sections 5.3(a) or (b) of this Agreement and shall in no event begin providing such information or engaging in such discussions or negotiations prior to providing such notice.

(d) For purposes of this Agreement:

(i) “Acquisition Proposal” means, other than the transactions contemplated by this Agreement, a tender or exchange offer to acquire 25% or more of the voting power in RFH or any of its Subsidiaries, a proposal for a merger, consolidation or other business combination involving RFH or any of its Subsidiaries or any other proposal or offer to acquire in any manner 25% or more of the voting power in, or 25% or more of the business, assets or deposits of, RFH or any of its Subsidiaries.

(ii) “Superior Proposal” means an unsolicited bona fide written Acquisition Proposal (with the percentages set forth in the definition of such term changed from 25% to 50%) that RFH’s Board of Directors concludes in good faith to be more favorable from a financial point of view to its shareholders than the Merger and the other transactions contemplated hereby (including taking into account any adjustment to the terms and conditions proposed by 1st Constitution in response to such proposal pursuant to Section 5.3(b) of this Agreement or otherwise), after (1) receiving the advice of its financial advisor (which shall be a nationally recognized investment banking firm), (2) taking into account the likelihood of consummation of such transaction on the terms set forth therein (as compared to, and with due regard for, the terms herein) and (3) taking into account all legal (with the advice of outside counsel), financial (including the financing terms of any such proposal), regulatory and other aspects of such proposal and any other relevant factors permitted under applicable Law.

ARTICLE VI ADDITIONAL AGREEMENTS

6.1 Regulatory Matters.

(a) 1st Constitution shall promptly prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. 1st Constitution shall prepare the Proxy Statement and RFH shall cooperate with 1st Constitution in the preparation of such Proxy Statement. Each of RFH and 1st Constitution shall use its reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and RFH shall thereafter mail the Proxy Statement to its shareholders. With RFH’s cooperation, 1st Constitution shall also use its reasonable best efforts to obtain all necessary state securities Law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement, if any.

(b) The Parties shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities that are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger). RFH and 1st Constitution shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable Laws relating to the exchange of information, all of the information relating to RFH or 1st Constitution, as the case may be, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the Parties shall act reasonably and as promptly as practicable. The Parties agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each Party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

(c) 1st Constitution and RFH shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the S-4, any filing pursuant to Rule 165 or Rule 425 under the Securities Act or Rule 14a-12 under the Exchange Act and any other statement, filing, notice or application made by or on behalf of 1st Constitution, RFH or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement (collectively, the “Filing Documents”). 1st Constitution agrees promptly to advise RFH if, at any time prior to the RFH Shareholders’ Meeting, any information provided by 1st Constitution for the Filing Documents becomes incorrect or incomplete in any material respect and promptly to provide RFH with the information needed to correct such inaccuracy or omission. 1st Constitution shall promptly furnish RFH with such supplemental information as may be necessary in order to cause the Filing Documents, insofar as they relate to 1st Constitution and its Subsidiaries, to comply with all applicable legal requirements. RFH agrees promptly to advise 1st Constitution if, at any time prior to the RFH Shareholders’ Meeting, any information provided by RFH for the

Filing Documents becomes incorrect or incomplete in any material respect and promptly to provide 1st Constitution with the information needed to correct such inaccuracy or omission. RFH shall promptly furnish 1st Constitution with such supplemental information as may be necessary in order to cause the Filing Documents, insofar as they relate to RFH and the RFH Subsidiaries, to comply with all applicable legal requirements.

(d) 1st Constitution and RFH shall promptly furnish each other with copies of written communications received by 1st Constitution or RFH, as the case may be, or any of their respective Subsidiaries, affiliates or associates (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date of this Agreement) from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

(e) RFH shall engage a proxy solicitor reasonably acceptable to 1st Constitution to assist RFH in obtaining the approval of RFH’s shareholders of this Agreement and the transactions contemplated hereby.

6.2 Access to Information.

(a) RFH shall permit, and shall cause each of RFH’s Subsidiaries to permit, 1st Constitution and its representatives, and 1st Constitution shall permit, and shall cause each of their Subsidiaries to permit, RFH and its representatives, reasonable access to their respective properties, and shall disclose and make available to 1st Constitution and its representatives, or RFH and its representatives, as the case may be, all books, papers and records relating to its and its Subsidiaries’ assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), Tax records, minute books of directors’ and shareholders’ meetings (excluding information related to the Merger), organizational documents, by-laws, material contracts and agreements, filings with any regulatory authority, accountants’ work papers, litigation files, plans affecting employees, and any other business activities or prospects in which 1st Constitution and its representatives or RFH and its representatives may have a reasonable interest, all to the extent reasonably requested by the Party seeking such access. However, neither Party shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, would contravene any Law or Order or would waive any privilege. The Parties will use commercially reasonable efforts to obtain waivers of any such restriction (other than waivers of the attorney-client privilege) and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Notwithstanding the foregoing, RFH acknowledges that 1st Constitution may be involved in discussions from time to time concerning other potential acquisitions and 1st Constitution shall not be obligated to disclose information regarding such discussions to RFH except as such information is disclosed to 1st Constitution’s shareholders generally.

(b) During the period from the date of this Agreement to the Effective Time, each of RFH and 1st Constitution will cause one or more of its designated representatives to confer with representatives of the other Party on a monthly or more frequent basis regarding its consolidated business, operations, properties, assets and financial condition and matters relating to the completion of the transactions contemplated herein. On a monthly basis, RFH agrees to provide 1st Constitution with internally prepared consolidated profit and loss statements no later than 20 days after the close of each calendar month. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (other than the last fiscal quarter of each fiscal year), RFH will deliver to 1st Constitution and 1st Constitution will deliver to RFH their respective consolidated quarterly financial statements. As soon as reasonably available, but in no event more than 90 days after the end of each calendar year (commencing with the year ended December 31, 2012), RFH will deliver to 1st Constitution and 1st Constitution will deliver to RFH their respective consolidated annual financial statements.

(c) All information furnished pursuant to Sections 6.2(a) and 6.2(b) of this Agreement shall be subject to, and each of RFH and 1st Constitution shall hold all such information in confidence in accordance with, the provisions of the Confidentiality Agreement and the separate confidentiality agreement between RFH and

1st Constitution with respect to 1st Constitution’s information dated June 25, 2013 (collectively with the Confidentiality Agreement, the “Confidentiality Agreements”).

(d) No investigation by either of the Parties or their respective representatives shall affect the representations, warranties, covenants or agreements of the other set forth herein.

(e) As soon as reasonably available, but in no event more than forty-five (45) days after the end of each fiscal quarter ending after the date of this Agreement and prior to the Effective Time, RFH will deliver to 1st Constitution RFH’s call reports filed with the New Jersey Department and the FDIC.

6.3 RFH Shareholders’ Meeting. RFH shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders to be held as soon as is reasonably practicable after the date on which the S-4 becomes effective for the purpose of voting upon the approval and adoption of this Agreement and the consummation of the transactions contemplated hereby (the “RFH Shareholders’ Meeting”). RFH will, through its Board of Directors, unless legally required to do otherwise for the discharge by RFH’s Board of Directors of its fiduciary duties as advised by such Board’s legal counsel and the provisions of Section 5.3 of this Agreement, recommend to its shareholders approval of this Agreement and the transactions contemplated hereby and such other matters as may be submitted to its shareholders in connection with this Agreement.

6.4 Legal Conditions to Merger. Each of 1st Constitution and RFH shall, and shall cause its Subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such Party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VII of this Agreement, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other Party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party that is required to be obtained by RFH or 1st Constitution or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement, and to comply with the terms and conditions of such consent, authorization, order or approval.

6.5 Voting Agreements. Contemporaneous with the execution of this Agreement, RFH shall deliver to 1st Constitution copies of voting agreements, each in the form and substance of the agreement annexed hereto as Exhibit B, signed by each member of the Board of Directors of RFH (the “Voting Agreements”).

6.6 NASDAQ Global Market Listing. 1st Constitution shall use its reasonable best efforts to cause the shares of 1st Constitution Common Stock to be issued in the Merger to be approved for listing on the NASDAQ Global Market, subject to official notice of issuance, as of the Effective Time.

6.7 Employee Benefit Plans; Existing Agreements.

(a) As of or as soon as practicable following the Effective Time, the employees of RFH and its Subsidiaries who remain in the employ of 1st Constitution or its Subsidiaries subsequent to the Effective Time (the “RFH Employees”) shall be eligible to participate in the employee benefit plans of 1st Constitution and its Subsidiaries (the “1st Constitution Plans”) in which similarly situated employees of 1st Constitution and its Subsidiaries participate, to the same extent as similarly situated employees of 1st Constitution or its Subsidiaries (it being understood that inclusion of RFH Employees in such 1st Constitution Plans may occur at different times with respect to different plans). RFH agrees to take any necessary actions to cease benefit accruals under any RFH plan that is a Tax-qualified defined benefit plan as of the Effective Time.

(b) With respect to each 1st Constitution Plan, other than an employee pension plan as such term is defined in Section 3(2) of ERISA, for purposes of determining eligibility to participate, service with RFH (or predecessor employers to the extent that RFH provides past service credit) shall be treated as service with 1st Constitution. 1st Constitution shall use its reasonable best efforts to cause each 1st Constitution Plan that is a group health plan to waive pre-existing condition limitations applicable to RFH Employees (to the same extent such limitations were satisfied immediately prior to the Closing).

(c) Unless instructed otherwise by 1st Constitution, effective as of no later than the day immediately preceding the Effective Time, RFH shall, and shall cause its Subsidiaries to, terminate any and all RFH Benefit Plans that are intended to include a Code Section 401(k) arrangement (each, a “401(k) Plan”), unless 1st Constitution provides written notice to RFH that any such 401(k) Plans shall not be terminated. RFH shall provide 1st Constitution with evidence that any such 401(k) Plan has been terminated pursuant to resolutions of the board of directors (or similar body) of RFH or its Subsidiaries, as the case may be. Such resolutions shall be subject to review by, and shall be in form and substance reasonably acceptable to, 1st Constitution. RFH shall also take such other actions in furtherance of terminating any such 401(k) Plan as 1st Constitution may reasonably request.

6.8 Indemnification.

(a) For a period commencing as of the Effective Time and ending six years after the Effective Time, to the extent permitted by Law, 1st Constitution shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director or officer of RFH or who serves or has served at the request of RFH as a director or officer with any other person (collectively, the “Indemnitees”) against any and all claims, damages, liabilities, losses, costs, charges, expenses (including, subject to the provisions of this Section 6.8, reasonable costs of investigation and the reasonable fees and disbursements of legal counsel and other advisers and experts as incurred), judgments, fines, penalties and amounts paid in settlement, asserted against, incurred by or imposed upon any Indemnitee by reason of the fact that he or she is or was a director or officer of RFH or serves or has served at the request of RFH as a director or officer with any other person, in connection with, arising out of or relating to (i) any threatened, pending or completed claim, action, suit or proceeding (whether civil, criminal, administrative or investigative), including, without limitation, any and all claims, actions, suits, proceedings or investigations by or on behalf of or in the right of or against RFH or any of its Affiliates, or by any former or present shareholder of RFH (each a “Claim” and collectively, “Claims”), including, without limitation, any Claim that is based upon, arises out of or in any way relates to the Merger, the Proxy Statement, this Agreement, any of the transactions contemplated by this Agreement, the Indemnitee’s service as a member of the Board of Directors of RFH or its Subsidiaries or of any committee thereof, the events leading up to the execution of this Agreement, any statement, recommendation or solicitation made in connection therewith or related thereto and any breach of any duty in connection with any of the foregoing, or (ii) the enforcement of the obligations of 1st Constitution set forth in this Section 6.8, in each case to the fullest extent that RFH would have been permitted under its certificate of incorporation and by-laws in effect as of the date hereof (and 1st Constitution shall also advance expenses as incurred due to clauses (i) or (ii) above to the fullest extent so permitted).

(b) Any Indemnitee wishing to claim indemnification under this Section 6.8 shall promptly notify 1st Constitution in writing upon learning of any Claim, but the failure to so notify shall not relieve 1st Constitution of any liability it may have to such Indemnitee except to the extent that such failure prejudices 1st Constitution. In the event of any Claim as to which indemnification under this Section 6.8 is applicable, (x) 1st Constitution shall have the right to assume the defense thereof and 1st Constitution shall not be liable to the applicable Indemnitee for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnitee in connection with the defense thereof, except that if 1st Constitution elects not to assume such defense, or counsel for such Indemnitee advises that there are issues that raise conflicts of interest between 1st Constitution and such Indemnitee, such Indemnitee may retain counsel satisfactory to such Indemnitee, and 1st Constitution shall pay the reasonable fees and expenses of such counsel for such Indemnitee as statements therefor are received; provided, however, that 1st Constitution shall be obligated pursuant to this Section 6.8 to pay for only one firm of counsel for all Indemnitees in any jurisdiction with respect to a matter unless the use of one counsel for multiple Indemnitees would present such counsel with a conflict of interest that is not waived, and (y) the Indemnitees will cooperate in the defense of any such matter. 1st Constitution shall not be liable for the settlement of any claim, action or proceeding hereunder unless such settlement is effected with its prior written consent. Notwithstanding anything to the contrary in this Section 6.8, 1st Constitution shall not have any obligation hereunder to any Indemnitee when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnitee in the manner contemplated hereby is prohibited by applicable Law or public policy.

(c) 1st Constitution shall cause the persons serving as officers and directors of RFH immediately prior to the Effective Time to be covered for a period of six years from the Effective Time by the directors’ and officers’ liability insurance policy maintained by RFH (provided that 1st Constitution may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are not materially less advantageous than such policy or single premium tail coverage with policy limits equal to RFH’s existing annual coverage limits) with respect to acts or omissions occurring prior to the Effective Time that were committed by such officers and directors in their capacity as such; provided, however, that (A) in no event shall 1st Constitution be required to expend an aggregate annual premium in excess of 300% of the annual premium most recently paid by RFH prior to the date hereof (the “Insurance Amount”) to maintain or procure insurance coverage (which current annual premium is set forth in Section 6.8(c) of the RFH Disclosure Schedule), (B) if 1st Constitution is unable to maintain or obtain the insurance called for by this Section 6.8(c), 1st Constitution shall use all reasonable efforts to obtain as much comparable insurance as is available for the Insurance Amount and (C) notwithstanding any provision herein to the contrary, 1st Constitution shall be deemed to have satisfied all of its obligations pursuant to this Section 6.8(c) in the event that it acquires, or directs RFH to acquire at an aggregate premium cost not to exceed 300% of the annual premium most recently paid by RFH prior to the date hereof, single premium tail insurance. RFH shall use commercially reasonable efforts to cooperate with 1st Constitution in the event that 1st Constitution determines to acquire, or directs RFH to acquire, such tail insurance with respect to RFH’s existing directors’ and officers’ liability insurance policy. RFH represents and warrants that the annual premium for its directors’ and officers’ liability insurance policy most recently paid is $19,978.

(d) In the event 1st Constitution or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of 1st Constitution assume the obligations set forth in this Section 6.8.

(e) The provisions of this Section 6.8 are intended to be for the benefit of, and shall be enforceable by, each Indemnitee and his or her heirs and representatives.

6.9 Additional Arrangements. If, at any time after the Effective Time, the Surviving Entity considers or is advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Entity its right, title or interest in, to or under any of the rights, properties or assets of either of the Bank or RFH (the “Constituent Entities”) acquired or to be acquired by the Surviving Entity as a result of, or in connection with, the Merger or otherwise to carry out the purposes of this Agreement, the officers and directors of the Surviving Entity shall be authorized to execute and deliver, in the name and on behalf of each of the Constituent Entities or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Constituent Entities or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Entity or otherwise to carry out the purposes of this Agreement.

6.10 Indemnification Agreements. Each indemnification agreement between RFH and each current director of RFH shall be amended effective as of the original date of each such indemnification agreement to conform to New Jersey banking law and applicable Federal law (i) in a manner satisfactory to the Bank and 1st Constitution and (ii) to eliminate provisions related to a Change in Control (as defined in each such indemnification agreement) or a Potential Change in Control (as defined in each such indemnification agreement). RFH shall use its reasonable best efforts to cause each indemnification agreement between RFH and each former director of RFH to be similarly amended.

6.11 Employee Severance and other Employment Matters.

(a) To the extent that any RFH employees (other than those RFH employees with agreements as set forth on Section 6.11(a) of the RFH Disclosure Schedule) are terminated by the Bank without cause following the Effective Time, the Bank shall pay severance to such employees pursuant to the severance policy of the Bank then in effect. The Bank will grant credit to such employees for years of prior service with RFH.

(b) 1st Constitution and the Bank shall honor the agreements set forth on Section 6.11(a) of the RFH Disclosure Schedule.

6.12 Notification of Certain Matters. Each Party shall give prompt notice to the other Party of (a) any event, condition, change, occurrence, act or omission that causes any of its representations hereunder to cease to be true in all material respects (or, with respect to any such representation that is qualified as to materiality, causes such representation to cease to be true in all respects); and (b) any event, condition, change, occurrence, act or omission that individually or in the aggregate has, or that, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to have, a Material Adverse Effect on such Party. Each of RFH and 1st Constitution shall give prompt notice to the other Party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

6.13 Certain Matters, Certain Revaluations, Changes and Adjustments. Notwithstanding that RFH believes that it and its Subsidiaries have established all reserves and taken all provisions for possible loan losses required by GAAP and applicable Laws, RFH recognizes that 1st Constitution may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). At or before the Effective Time, upon the request of 1st Constitution and in order to formulate the plan of integration for the Merger, RFH shall, consistent with GAAP, modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied consistently on a mutually satisfactory basis with those of 1st Constitution and establish such accruals and reserves as shall be necessary to reflect Merger-related expenses and costs incurred by RFH and its Subsidiaries, provided, however, that RFH shall not be required to take such action (A) more than five days prior to the Effective Time; and (B) unless 1st Constitution agrees in writing that all conditions to closing set forth in Article VII of this Agreement have been satisfied or waived (other than those conditions relating to delivery of documents on the Closing Date); and provided further, however, that no accrual or reserve made by RFH or any RFH Subsidiary pursuant to this Section 6.13 or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred.

6.14 Other Policies. At or before the Effective Time, upon the request of 1st Constitution RFH shall cooperate with 1st Constitution to reasonably conform the policies and procedures of RFH and its Subsidiaries regarding applicable regulatory matters to those of 1st Constitution and its Subsidiaries, as 1st Constitution may reasonably identify to RFH from time to time, provided, however, that RFH shall not be required to take such actions (A) more than five days prior to the Effective Time; and (B) unless 1st Constitution agrees in writing that all conditions to closing set forth in Article VII of this Agreement have been satisfied or waived (other than those conditions relating to delivery of documents on the Closing Date).

6.15 Other Transactions. RFH acknowledges that 1st Constitution may be in the process of acquiring other banks and financial institutions or in offering securities to the public and that in connection with such transactions, information concerning RFH and its Subsidiaries may be required to be included in the registration statements, if any, for the sale of securities of 1st Constitution or in SEC reports in connection with such transactions. 1st Constitution shall provide RFH and its counsel with copies of such registration statements at the time of filing. RFH agrees to provide 1st Constitution with any information, certificates, documents or other materials about RFH and its Subsidiaries as are reasonably necessary to be included in such SEC reports or registration statements, including registration statements that may be filed by 1st Constitution prior to the Effective Time. RFH shall use its reasonable efforts to cause its attorneys, accountants and the Advisory Firm to provide 1st Constitution and any underwriters for 1st Constitution with any consents, comfort letters, opinion letters, reports or information that are necessary to complete the registration statements and applications for any such acquisition or issuance of securities. 1st Constitution shall reimburse RFH for reasonable expenses thus incurred by RFH should this Agreement be terminated for any reason. 1st Constitution shall not file with the SEC any such registration statement or amendment thereto or supplement thereof containing information regarding RFH unless RFH shall have consented in writing to such filing, which consent shall not be unreasonably delayed or withheld.

6.16 Failure to Fulfill Conditions. In the event that 1st Constitution or RFH determines that a material condition to its obligation to consummate the transactions contemplated hereby cannot be fulfilled on or prior to the Cut-off Date and that it will not waive that condition, it will promptly notify the other Party. RFH and 1st Constitution will promptly inform the other of any facts applicable to RFH or 1st Constitution, respectively, or their respective directors, officers or Subsidiaries, that would be reasonably likely to prevent or materially delay approval of the Merger by any Governmental Entity or that would otherwise prevent or materially delay completion of the Merger. Any information so provided shall be retained by the receiving Party in accordance with the terms of the Confidentiality Agreement.

6.17 Transaction Expenses of RFH.

(a) RFH shall cause its and its Subsidiaries’ professionals to render monthly invoices within 30 days after the end of each month. RFH shall advise 1st Constitution monthly of all out-of-pocket expenses that RFH and its Subsidiaries have incurred in connection with the transactions contemplated hereby. RFH shall not, and shall cause each of its Subsidiaries not to, pay fees and expenses to its accountants or attorneys on any basis different than the basis on which such professionals would be paid in the absence of any business combination.

(b) RFH shall make all arrangements with respect to the printing and mailing of the Proxy Statement.

6.18 Pre-Closing Delivery of Financial Statements. Prior to the Closing, RFH shall deliver to 1st Constitution such consolidated financial statements of RFH as 1st Constitution shall reasonably request in order to enable 1st Constitution to comply with its reporting obligations under the Exchange Act, together with an executed report of RFH’s outside auditors with respect to all such financial statements that have been audited. Such report shall be in form and substance satisfactory to 1st Constitution. The financial statements delivered pursuant to this Section 6.18 shall be prepared in accordance with GAAP and shall conform to all provisions of the SEC’s Regulation S-X (to the extent applicable), such that such financial statements are suitable for filing by 1st Constitution with the SEC in response to Items 2.01 and 9.01 of the SEC’s Current Report on Form 8-K. Immediately prior to the Closing, RFH shall cause its outside auditors to deliver to 1st Constitution an executed consent, in form and substance satisfactory to the 1st Constitution and suitable for filing by 1st Constitution with the SEC, which consent shall authorize 1st Constitution to file with the SEC the report referred to in this Section 6.18 and all other reports delivered by RFH hereunder.

6.19 ISRA. RFH shall provide a certification identifying the North American Industrial Classification System (“NAICS”) code number(s) that is appropriate and accurate for each property in New Jersey that RFH or any of its Subsidiaries owns or operates. For each property that has an NAICS number that is within the definition of an “industrial establishment” as set forth at N.J.S.A. 13:K-8 (collectively, the “ISRA Properties”), RFH, at its sole cost and expense, shall within five (5) days of the date hereof prepare and submit a general information notice to the New Jersey Department of Environmental Protection (“NJDEP”). In addition, RFH shall retain a Licensed Site Remediation Professional (as defined in ISRA) who shall prepare and submit to NJDEP, prior to the Effective Time, a Response Action Outcome or Remediation Certification (in each case in form and substance reasonably satisfactory to 1st Constitution) and RFH will simultaneously create and maintain a “Remediation Funding Source,” as such term is defined under the applicable Environmental Laws, or other financial assurance.

6.20 Section 16 Matters. Prior to the Effective Time, to the extent permitted by Law without expense to the Parties, the Parties will use commercially reasonable efforts to take such steps as may be reasonably necessary or appropriate to cause any disposition of shares of RFH Common Stock or conversion of any derivative securities in respect of shares of RFH Common Stock or purchase of shares of 1st Constitution Common Stock in connection with the consummation of the transactions contemplated by this Agreement to be exempt under Rule 16b-3 promulgated under the Exchange Act.

6.21 Tax Treatment. Neither 1st Constitution, the Bank nor RFH shall, or shall cause any of their respective Subsidiaries to, take any action inconsistent with the treatment of the Merger as a “reorganization” under Section 368(a) of the Code.

6.22 Payment of Retention Bonuses. Provided that a person listed on Section 6.22 of the RFH Disclosure Schedule (i) remains an employee of RFH from the date hereof through the date after the Effective Time when that person’s job function has been converted or transitioned and (ii) does not accept employment with 1st Constitution, the Bank or another Subsidiary of 1st Constitution for any period subsequent to the Effective Time, 1st Constitution shall pay to such person the bonus compensation provided for such employee in Section 6.22 of the RFH Disclosure Schedule.

6.23 Shareholder Litigation. RFH shall give 1st Constitution the opportunity to participate at its own expense in the defense or settlement of any shareholder litigation against RFH and/or its directors or other Affiliates relating to the transactions contemplated by this Agreement, and no such settlement shall be agreed to without 1st Constitution’s prior written consent.

6.24 No Control Over Other Party’s Business. Nothing contained in this Agreement shall give 1st Constitution, directly or indirectly, the right to control or direct the operations of RFH or its Subsidiaries prior to the Effective Time, and nothing contained in this Agreement shall give RFH, directly or indirectly, the right to control or direct the operations of 1st Constitution or its Subsidiaries prior to the Effective Time. Prior to the Effective Time, each of RFH and 1st Constitution shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

6.25 Further Assurances. Subject to the terms and conditions herein provided, each of the Parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to the Parties’ obligations hereunder and to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other Order adversely affecting the ability of the Parties to consummate the transactions contemplated by this Agreement and using its commercially reasonable efforts to prevent the breach of any representation, warranty, covenant or agreement of such Party contained or referred to in this Agreement and to promptly remedy the same. Nothing in this Section 6.25 shall be construed to require any Party to participate in any threatened or actual legal, administrative or other proceedings (other than proceedings, actions or investigations to which it is otherwise a party or subject or threatened to be made a party or subject) in connection with consummation of the transactions contemplated by this Agreement unless such Party shall consent in advance and in writing to such participation and the other Party agrees to reimburse and indemnify such Party for and against any and all costs and damages related thereto.

ARTICLE VII CONDITIONS PRECEDENT

7.1 Conditions to Each Party’s Obligations Under this Agreement. The respective obligations of each Party under this Agreement to consummate the Merger shall be subject to the satisfaction or, where permissible under applicable Law, waiver at or prior to the Effective Time of the following conditions:

(a) Approval of Shareholders; SEC Registration; Blue Sky Laws. This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the shareholders of RFH. The S-4 shall have been declared effective by the SEC and shall not be subject to a stop order or any threatened stop order, and the issuance of the 1st Constitution Common Stock shall have been qualified in every state where such qualification is required under the applicable state securities Laws.

(b) Regulatory Filings. Subject to Section 7.2(g) hereof, all necessary approvals and consents (including without limitation any required approval (or in the case of the FRB, any required approval or waiver) of the FDIC, the New Jersey Department, the FRB, the SEC and (if necessary) the NJDEP) of Governmental Entities required to consummate the transactions contemplated hereby shall have been obtained. All conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied; and all statutory waiting periods in respect thereof (including the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable) shall have expired.

(c) Suits and Proceedings. No Order shall be outstanding against a Party or its Subsidiaries or a third party that would have the effect of preventing completion of the Merger; no suit, action or other proceeding shall be pending or threatened by any Governmental Entity seeking to restrain or prohibit the Merger; and no suit, action or other proceeding shall be pending before any court or Governmental Entity seeking to restrain or prohibit the Merger or obtain other substantial monetary or other relief against one or more Parties, RFH or the Bank in connection with this Agreement and which 1st Constitution or RFH determines in good faith, based upon the advice of their respective counsel, makes it inadvisable to proceed with the Merger because any such suit, action or proceeding has a significant potential to be resolved in such a way as to deprive the Party electing not to proceed of any of the material benefits to it of the Merger.

(d) Tax Opinion. 1st Constitution and RFH shall each have received an opinion, dated as of the Effective Time, of Day Pitney LLP, reasonably satisfactory in form and substance to RFH and its counsel and to 1st Constitution, based upon representation letters reasonably required by such counsel, dated on or about the date of such opinion, and such other facts, representations and customary limitations as such counsel may reasonably deem relevant, to the effect that the Merger will be treated for federal income Tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code. In connection therewith, each of 1st Constitution, the Bank and RFH shall deliver to Day Pitney LLP representation letters, in each case in form and substance reasonably satisfactory to Day Pitney LLP and dated the date of such opinion, on which Day Pitney LLP shall be entitled to rely.

(e) Listing of Shares. The shares of 1st Constitution Common Stock which shall be issuable to the shareholders of RFH upon consummation of the Merger shall have been authorized for listing on the NASDAQ Global Market, subject to official notice of issuance.

7.2 Conditions to the Obligations of 1st Constitution and the Bank Under this Agreement. The obligations of 1st Constitution and the Bank under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

(a) Representations and Warranties; Performance of Obligations of RFH. Except for those representations and warranties that are made as of a particular date, the representations and warranties of RFH contained in this Agreement shall be true and complete in all material respects (except with respect to those representations and warranties that are qualified as to materiality, which shall be true in all respects) on the Closing Date as though made on and as of the Closing Date. The representations and warranties of RFH contained in this Agreement that are made as of a particular date shall be true and complete in all material respects (except with respect to those representations and warranties that are qualified as to materiality, which shall be true in all respects) as of such date. RFH shall have performed in all material respects the agreements, covenants and obligations to be performed by it prior to the Closing Date.

(b) Certificates. RFH shall have furnished 1st Constitution with such certificates of its officers or other documents to evidence fulfillment of the conditions set forth in this Section 7.2 as 1st Constitution may reasonably request.

(c) Accountant’s Letter. If requested by 1st Constitution prior to the date on which the SEC declares the S-4 effective, RFH shall have caused to be delivered to 1st Constitution “cold comfort” letters or letters of procedures from RFH’s independent certified public accountants, dated (i) the date of the mailing of the Proxy Statement to RFH’s shareholders and (ii) a date not earlier than five Business Days preceding the date of the Closing and addressed to the 1st Constitution, concerning such matters as are customarily covered in transactions of the type contemplated hereby.

(d) Third Party Consents. All consents, waivers and approvals of any third parties (other than the consents, waivers and approvals referred to in Section 7.1(b) of this Agreement) that are necessary to permit the consummation of the Merger and the other transactions contemplated hereby shall have been obtained or made, except for those as to which the failure to obtain would not be material (i) on RFH and its Subsidiaries taken as a whole or (ii) on the 1st Constitution and its Subsidiaries taken as a whole. None of the consents, approvals or waivers referred to in this Section 7.2(d) shall contain any term or condition which would have a material adverse impact on the Surviving Entity and its Subsidiaries, taken as a whole, after giving effect to the Merger.

(e) FIRPTA. RFH shall have delivered to 1st Constitution a certificate dated as of the Closing Date, in form and substance required under the Treasury Regulations promulgated pursuant to Section 1445 of the Code, certifying such facts as to establish that the transactions contemplated hereby are exempt from withholding pursuant to Section 1445 of the Code.

(f) Dissenting Shares. No more than 10% of the issued and outstanding shares of RFH Common Stock shall be Dissenting Shares.

(g) Regulatory Conditions. A Governmental Entity (including, without limitation, the FRB, FDIC or New Jersey Department), has not imposed a condition or requirement on 1st Constitution, the Bank or the Surviving Entity that (A) the Board of Directors of 1st Constitution reasonably determines is (i) onerous to 1st Constitution, the Bank or the Surviving Entity, or (ii) reasonably likely to have a material imposition on the operations, business or prospects of 1st Constitution, the Bank or the Surviving Entity, or (B) requires 1st Constitution, the Bank or the Surviving Entity to raise capital through the sale of securities within one year of the Closing Date.

(h) Status of FDIC and New Jersey Department Enforcement Resolutions. RFH shall have satisfied (or, with respect to the matters set forth in Section 7.2(h) of the RFH Disclosure Schedule is in the process of satisfying in a manner and under a timetable reasonably satisfactory to 1st Constitution) in all material respects both the requirements of the FDIC reflected in resolutions adopted by the Board of Directors of RFH on November 26, 2012 and the requirements of the New Jersey Department reflected in the resolutions of the Board of Directors of RFH adopted on May 21, 2013.

(i) Indemnification Agreements. The indemnification agreements with each current director referenced in Section 6.10 hereof shall have been amended as provided in Section 6.10 hereof to the satisfaction of the Bank and 1st Constitution.

7.3 Conditions to the Obligations of RFH Under this Agreement. The obligation of RFH to effect the Merger is also subject to the satisfaction or waiver by RFH at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties; Performance of Obligations of 1st Constitution and the Bank. Except for those representations and warranties that are made as of a particular date, the representations and warranties of 1st Constitution and the Bank contained in this Agreement shall be true and complete in all material respects (except with respect to those representations and warranties that are qualified as to materiality, which shall be true in all respects) on the Closing Date as though made on and as of the Closing Date. The representations and warranties of 1st Constitution and the Bank contained in this Agreement that are made as of a particular date shall be true and complete in all material respects (except with respect to those representations and warranties that are qualified as to materiality, which shall be true in all respects) as of such date. Each of 1st Constitution and the Bank shall have performed in all material respects the agreements, covenants and obligations to be performed by it prior to the Closing Date.

(b) Evidence of Insurance Coverage. 1st Constitution shall furnish RFH with evidence of the binding of satisfactory insurance coverage for the officers and directors of RFH if required by Section 6.8(c).

(c) Certificates. 1st Constitution shall have furnished RFH with such certificates of its officers or other documents to evidence fulfillment of the conditions set forth in this Section 7.3 as RFH may reasonably request.

ARTICLE VIII TERMINATION AND AMENDMENT

8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of RFH of the matters presented in connection with the Merger:

(a) by mutual consent of RFH, on one hand, and 1st Constitution and the Bank, on the other hand;

(b) by either 1st Constitution and the Bank, on one hand, or RFH, on the other hand, upon written notice to the other Party if the approval of any Governmental Entity required for consummation of the Merger and the other transactions contemplated by this Agreement is denied by final, non-appealable action of such Governmental Entity; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to any Party whose failure to comply with any provision of this Agreement has been the cause of, or materially contributed to, such action;

(c) by either 1st Constitution and the Bank, on one hand, or RFH, on the other hand, if the Merger shall not have been consummated on or before the one year anniversary of the date hereof (the “Cut-off Date”) or such later date as shall have been agreed to in writing by 1st Constitution and the Bank, on one hand, and RFH, on the other hand, unless the failure of the Closing to occur by such date shall be due to the failure of the Party seeking to terminate this Agreement to perform or observe the covenants and agreements of such Party set forth herein;

(d) by either 1st Constitution and the Bank, on one hand, or RFH, on the other hand, if the approval of the shareholders of RFH required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such shareholders or at any adjournment or postponement thereof;

(e) by either 1st Constitution and the Bank, on one hand, or RFH, on the other hand (provided that the terminating Party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there shall have been a breach of any of the representations or warranties set forth in this Agreement on the part of the other Party (determined as of the date hereof or, in the case of representations and warranties made as of a particular date, as of the date as of which such representation or warranty is made), which breach is not cured within thirty days following written notice to the Party committing such breach, or which breach, by its nature, cannot be cured prior to the Cut-Off Date; provided, however, that neither Party shall have the right to terminate this Agreement pursuant to this Section 8.1(e) unless the breach of representation or warranty, together with all other such breaches, (i) would entitle the Party receiving such representation not to consummate the transactions contemplated hereby under Section 7.2(a) of this Agreement (in the case of a breach of a representation or warranty by RFH) or Section 7.3(a) of this Agreement (in the case of a breach of a representation or warranty by 1st Constitution) or (ii) would constitute a Material Adverse Effect with respect to the Party committing such breach or breaches;

(f) by either 1st Constitution and the Bank, on one hand, or RFH, on the other hand (provided that the terminating Party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other Party hereto, which breach shall not have been cured within thirty days following receipt by the breaching Party of written notice of such breach from the other Party, or which breach, by its nature, cannot be cured prior to the Cut-Off Date;

(g) by RFH, if, prior to receipt of RFH Shareholder Approval, RFH has received a Superior Proposal, and in accordance with Section 5.3 of this Agreement, has entered into an acquisition agreement with respect to the Superior Proposal, but only if immediately upon terminating this Agreement, RFH (A) pays to 1st Constitution the Termination Fee and Termination Expenses, and (B) delivers to 1st Constitution a release signed by the parties to such acquisition agreement and any entity that controls such parties, which release shall be in form and substance reasonably satisfactory to 1st Constitution and shall irrevocably waive any right the releasing parties may have to challenge the payment to 1st Constitution of the Termination Fee and the payment to 1st Constitution of the Termination Expenses;

(h) by 1st Constitution and the Bank if prior to receipt of RFH Shareholder Approval, RFH or RFH’s Board of Directors (or any committee thereof) has (A) effected a RFH Subsequent Determination or approved, adopted, endorsed or recommended any Acquisition Proposal, (B) failed to make the RFH Board Recommendation, withdrawn the RFH Board Recommendation or failed to publicly re-affirm the RFH Board Recommendation within five days after receipt from 1st Constitution of a written request to do so, (C) breached the terms of Section 5.3 of this Agreement in any material respect adverse to 1st Constitution, or (D) in response to the commencement (other than by 1st Constitution or a Subsidiary thereof) of a tender offer or exchange offer for 25% or more of the outstanding shares of RFH’s Common Stock, recommended that the shareholders of RFH tender their shares in such tender or exchange offer or otherwise failed to recommend that such shareholders reject such tender offer or exchange offer within the ten business day period specified in Rule 14e-2(a) under the Exchange Act;

(i) by 1st Constitution and the Bank if the conditions set forth in Sections 7.1 and 7.2 of this Agreement are not satisfied and are not capable of being satisfied by the Cut-off Date;

(j) by RFH if the conditions set forth in Sections 7.1 and 7.3 of this Agreement are not satisfied and are not capable of being satisfied by the Cut-off Date.

(k) by RFH, if its Board of Directors so determines by a vote of a majority of the members of its entire board, at any time during the five day period commencing on the day after the Determination Date, if both of the following conditions are satisfied:

(1) the 1st Constitution Common Stock Average Price on the Determination Date shall be less than $6.755 (the “Base Amount”); and

(2) (i) the number (rounded to four decimals) obtained by dividing the 1st Constitution Common Stock Average Price on the Determination Date by the 1st Constitution Initial Price (the “1st Constitution Ratio”) shall be less than (ii) the number (rounded to four decimals) obtained by dividing the Final Index Price on the

Determination Date by the Initial Index Price and subtracting 0.30 from the quotient in this clause (2)(ii) (such number being referred to herein as the “Index Ratio”);

For purposes of this subsection (k), the following terms shall have the following meanings:

“Final Index Price” means the average (rounded to four decimals) of the daily closing prices of the NASDAQ Bank Index for the 20 consecutive trading days immediately preceding the Determination Date.

“Initial Index Price” means $2,383.50.

“1st Constitution Common Stock Average Price” means the average (rounded to four decimals) of the daily closing sales prices of 1st Constitution Common Stock as reported on the NASDAQ Global Market (as reported in an authoritative source chosen by 1st Constitution) for the 20 consecutive full trading days in which such shares are quoted on the NASDAQ Global Market ending at the close of trading on the Determination Date.

“1st Constitution Initial Price” means $9.65.

If 1st Constitution declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of this Agreement and the Determination Date, the 1st Constitution Common Stock Average Price shall be appropriately adjusted for the purposes of applying this Section 8.1(k).

8.2 Effect of Termination. In the event of termination of this Agreement by either 1st Constitution and the Bank, on one hand, or RFH, on the other hand, as provided in Section 8.1 of this Agreement, this Agreement shall forthwith become void and have no effect except that (i) Sections 8.1, 8.2, 8.5 and Article IX of this Agreement shall survive any termination of this Agreement and (ii) in the event that such termination is effected pursuant to Sections 8.1(e) or 8.1(f) of this Agreement, the non-defaulting Party may pursue any remedy available at law or in equity to enforce its rights and shall be paid by the defaulting Party for all damages, costs and expenses, including without limitation legal, accounting, investment banking and printing expenses, incurred or suffered by the non-defaulting Party in connection herewith or in the enforcement of its rights hereunder.

8.3 Amendment. Subject to compliance with applicable Law, this Agreement may be amended by the Parties at any time before or after approval of the matters presented in connection with the Merger by the shareholders of RFH; provided, however, that after any approval of the transactions contemplated by this Agreement by RFH’s shareholders, there may not be, without further approval of such shareholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to RFH’s shareholders hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

8.4 Extension; Waiver. At any time prior to the Effective Time, each of the Parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions of the other Party contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

8.5 Termination Fee; Expenses. In the event that:

(i) this Agreement is terminated by RFH pursuant to Section 8.1(g) of this Agreement or by 1st Constitution and the Bank pursuant to Section 8.1(h) of this Agreement, then RFH shall pay to 1st Constitution, immediately upon such termination, by wire transfer of immediately available funds, the sum of (x) $1,000,000 (the “Termination Fee”) and (y) the dollar amount of out-of-pocket expenses incurred by 1st Constitution and the Bank in connection with the transactions contemplated by this Agreement (as certified by 1st Constitution upon receipt of RFH’s notice of termination or delivery of 1st Constitution’s and the Bank’s notice of termination, whichever is applicable), up to $275,000 in such expenses (the “Termination Expenses”), provided, however that the sum of the Termination Fee and the Termination Expenses shall not exceed $1,275,000 (the “Maximum Amount”);

(ii) (A) a bona fide Acquisition Proposal (whether or not conditional) shall have been made directly to RFH’s shareholders or otherwise publicly disclosed or otherwise communicated or made known to any member of senior management of RFH or any member of RFH’s Board of Directors, and (B) this Agreement is thereafter terminated (x) by RFH or 1st Constitution pursuant to Sections 8.1(c) or 8.1(d) of this Agreement (if RFH Shareholder Approval has not theretofore been obtained after the S-4 shall have been declared effective), or (y) by 1st Constitution and the Bank pursuant to Sections 8.1(e) or 8.1(f) of this Agreement, then RFH shall pay to 1st Constitution, within five (5) Business Days of such termination, by wire transfer of immediately available funds, the Termination Expenses; and

(iii) (A) a bona fide Acquisition Proposal (whether or not conditional) shall have been made directly to RFH’s shareholders or otherwise publicly disclosed or otherwise communicated or made known to any member of senior management of RFH or any member of RFH’s Board of Directors, and (B) this Agreement is thereafter terminated (x) by either 1st Constitution and the Bank, on one hand, or RFH, on the other hand, pursuant to 8.1(d) of this Agreement (if RFH Shareholder Approval has not theretofore been obtained after the S-4 shall have been declared effective), or (y) by 1st Constitution and the Bank pursuant to Sections 8.1(e) or 8.1(f) of this Agreement, then, if within 12 months after such termination, RFH or any of its Subsidiaries enters into a definitive agreement with respect to, or consummates a transaction contemplated by, any Acquisition Proposal (which, in each case, need not be the same Acquisition Proposal that shall have been made, publicly disclosed or communicated prior to termination hereof), then RFH shall pay 1st Constitution, on the earlier of the date of such execution or consummation, a fee equal to the Maximum Amount less any Termination Expenses paid to 1st Constitution pursuant to clause (ii) of this Section 8.5. For purposes of clauses (ii) and (iii) of this Section 8.5, the term “Acquisition Proposal” shall have the meaning ascribed thereto in Section 5.3(d)(i) of this Agreement except that references in Section 5.3(d)(i) to “25%” shall be replaced by “50%”.

ARTICLE IX

GENERAL PROVISIONS

9.1 Interpretation.

(a) The headings and captions contained in this Agreement and in any table of contents are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(b) Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(c) The words “hereof”, “herein” and “herewith” and words of similar import shall, unless expressly otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit, appendix and schedule references are to the articles, sections, paragraphs, exhibits, appendices and schedules of this Agreement unless expressly otherwise specified.

(d) The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(e) A reference to any Party to this Agreement or any other agreement or document shall include such Party’s successors and permitted assigns.

(f) A reference to any legislation or to any provision of any legislation shall include any amendment thereto, and any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

(g) The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

(h) All references to “dollars” or “$” in this Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement.

(i) The terms of this Section 9.1 shall apply to the RFH Disclosure Schedule and the 1st Constitution Disclosure Schedule delivered herewith and to each document included in the exhibits annexed hereto unless expressly otherwise stated therein.

9.2 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time. The provisions of Section 6.2(c), Article VIII and Article IX of this Agreement and the Confidentiality Agreements shall survive the termination of this Agreement.

9.3 Expenses. Except as otherwise provided in Section 8.5 of this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

9.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(a)	if to 1st Constitution and the Bank, to:

1st Constitution Bank

2650 Route 130

P.O. Box 634

Cranbury, New Jersey 08512

Attn.: Robert F. Mangano

with a copy (which shall not constitute notice) to:

Day Pitney LLP

1 Jefferson Road

Parsippany, New Jersey 07054

Attn: Frank E. Lawatsch, Jr., Esq. and Michael T. Rave, Esq.

and

(b)	if to RFH, to:

Rumson-Fair Haven Bank and Trust Company

20 Bingham Avenue

Rumson, New Jersey 07760

Attn.: Joseph Castelluci

with a copy (which shall not constitute notice) to:

Sills Cummis & Gross P.C.

One Riverfront Plaza

Newark, New Jersey 07102

Attn: Ira A. Rosenberg, Esq.

9.5 Counterparts; Facsimile. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by all of the Parties and delivered to all of the Parties, it being understood that all Parties need not sign the same counterpart. Execution and delivery of this Agreement or any agreement contemplated hereby by facsimile or pdf transmission shall constitute execution and delivery of this Agreement or such agreement for all purposes, with the same force and effect as execution and delivery of an original manually signed copy hereof.

9.6 Entire Agreement. This Agreement (including the documents, the disclosure schedules and the instruments referred to herein), together with the Confidentiality Agreements, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.

9.7 Governing Law. This Agreement shall be governed and construed in accordance with the Laws of the State of New Jersey, without regard to any applicable conflicts of law.

9.8 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

9.9 Publicity. Except as otherwise required by Law or the rules of the NASDAQ Global Market, so long as this Agreement is in effect, neither 1st Constitution nor RFH shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other Party, which consent shall not be unreasonably withheld.

9.10 Assignment; Parties in Interest; No Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns. Except as otherwise expressly provided in Section 6.8 of this Agreement, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the Parties any rights or remedies hereunder. Except as otherwise expressly provided in Section 6.8 of this Agreement, nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than 1st Constitution, the Bank and RFH any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. In certain instances, the representations and warranties in this Agreement may represent an allocation between the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

9.11 Definitions.

(a) For purposes of this Agreement, the following terms shall have the following meanings:

“Affiliate” of a Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person. For purposes of this definition, “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

“Agency” means each of Fannie Mae, Freddie Mac and Ginnie Mae.

“Applicable Law” means collectively, any federal, state or local constitution, Law or similar legal requirement, or any directive, policy or order that is made or given at any time or from time to time by any Governmental Entity, to which RFH and/or any of its Subsidiaries is subject or which is otherwise applicable to the origination, processing, underwriting, closing, funding, insuring, selling, purchasing, servicing or subservicing of Mortgage Loans, and any applicable and valid order, verdict, judgment or consent decree.

“Applicable Requirements” means collectively, (i) the terms of a Mortgage Loan (including, without limitation, the related mortgage note and mortgage or other security interest), (ii) all Applicable Laws, (iii) all obligations, under any Contract, (iv) all other applicable requirements and guidelines of any Agency, Investor or Governmental Entity having jurisdiction; and (v) the reasonable and customary practices of prudent mortgage lending, underwriting, processing, origination, insuring, closing, funding, servicing, subservicing, loss mitigation, foreclosure, and real property administration firms and institutions.

“Business Day” means any day other than a Saturday or Sunday or any day that banks in the State of New Jersey are authorized or required to be closed.

“Contract” means any contract, agreement, indenture, note, bond, mortgage, loan, instrument, lease, license, commitment or other arrangement, understanding, undertaking, commitment or obligation, whether written or oral.

“GAAP” means, for any Person, accounting principles generally accepted in the United States, as consistently applied by such Person.

“Investor” means (i) each Agency, (ii) any Person who has acquired an interest in any Mortgage Loans or with respect to which RFH has a Contract for the future sale of mortgage loans, (iii) any Person that insures or guarantees the risk of loss upon borrower default on any Mortgage Loan, including without limitation, private mortgage insurers, the Federal Housing Administration and the Veterans Administration and (iv) any Person that provides life, hazard, disability, title or other insurance with respect to any Mortgage Loan or related real property.

“Knowledge” means, with respect to RFH, the actual knowledge of Joseph Castelluci, Gayle S. Hoffman, F. James Hutchinson and Stephen A. Tyler and with respect to 1st Constitution, the actual knowledge of Robert F. Mangano, Joseph M. Reardon and Charles S. Crow, III.

“Law” means, unless the context expressly indicates otherwise, any foreign, federal, state or local statute, law, ordinance, rule, regulation, code, enactment or other statutory or legislative provision.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or preemptive right, right of first refusal or similar right of a third party with respect to such securities.

“Material Adverse Effect” means, with respect to any Person, any event, effect, condition, change, occurrence, development or state of circumstances that has a material adverse effect on the business, financial condition or results of operations of such Person and its Subsidiaries considered as a single enterprise or has a material adverse effect on the ability of such Person or any of its Subsidiaries to consummate the Merger; provided, however, that “Material Adverse Effect” shall not include the following, either alone or in combination, nor shall any of the following be taken into account in determining whether there has been a Material Adverse Effect: (a) effects, changes, events, developments, circumstances or conditions that generally affect the banking business; (b) general business, financial or economic conditions; (c) national or international political or social conditions, including the engagement in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any actual or threatened military or terrorist attack, (d) changes or developments resulting or caused by natural disasters, (e) the conditions of any financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (f) changes in GAAP or regulatory accounting requirements or in the interpretation or enforcement thereof, (g) changes in Law or other binding directives issued by any Governmental Entity; (h) failure by such Person to meet internal or third party projections or forecasts or any published revenue or earnings projections for any period; provided, that this exception shall not prevent or otherwise affect any determination that any event, condition, change, occurrence, development or state of facts underlying such failure has or resulted in, or contributed to, a Material Adverse Effect; or (i) acts or omissions of such Person or its Subsidiaries carried out (or omitted to be carried out) pursuant to this Agreement; provided, however, that the foregoing clauses (a) through (g) shall not apply if such effect, change, event, development or circumstance disproportionately adversely affects RFH and its Subsidiaries, taken as a whole, or 1st Constitution and its Subsidiaries, taken as a whole, as the case may be, compared to other Persons that operate in the banking industry.

“Mortgage Loans” means any all loans secured by one to four family residential properties, mixed use properties (but only to the extent subject to HUD’s 203(k) program), loans secured by interests in cooperatives, condominium units and units in planned unit developments owned, originated (or in the process of origination), serviced or subserviced by RFH at any time, including any real property acquired in connection with the default of any mortgage loan.

“Most Recent Balance Sheet” means the most recent balance sheet included within RFH Financial Statements.

“Order” means any judicial or administrative judgment, decision, decree, order, settlement, injunction, writ, stipulation, determination or award, in each case to the extent legally binding and finally determined.

“Ordinary Course of Business” means, with respect to a Person, the ordinary course of business of such Person and its corporate Affiliates consistent with past custom and practice.

“Permitted Liens” means any (a) mechanic’s, materialmen’s, laborer’s, workmen’s, repairmen’s, carrier’s and similar Liens, including all statutory Liens, arising or incurred in the Ordinary Course of Business for amounts that are not delinquent, for which appropriate reserves have been established on the Most Recent Balance Sheet in accordance with GAAP and that are not, individually or in the aggregate, material and do not detract materially from the value thereof, (b) Liens for current state and local property Taxes, assessments and other governmental charges not yet due and payable or, if due, (i) not delinquent, (ii) being contested in good faith through appropriate proceedings and (iii) for which appropriate reserves have been established on the Most Recent Balance Sheet in accordance with GAAP, (c) purchase money Liens and Liens securing rental payments under capital lease arrangements, (d) pledges to secure deposits and other Liens incurred in the Ordinary Course of Business and (e) in the case of Owned Properties held by RFH or its Subsidiaries, easements, covenants, rights-of-way, conditions and other restrictions or similar matters of record affecting title to such property that are shown on surveys or other title records delivered to 1st Constitution’s counsel (with a designation that such surveys or title records have been delivered pursuant to Section 9.11(a) of the then current draft of this Agreement).

“Person” or “person”, except where the context clearly indicates a reference solely to an individual, means an individual, corporation, partnership, limited liability company, trust, association, Governmental Entity or other entity.

“Response Action Outcome” means a document defined as such pursuant to the Administrative Requirements for Remediation of Contaminated Sites rules at N.J.A.C. 7:26C-1.3.

“Subsidiary”, when used with respect to any Person, means any corporation, partnership, limited liability company or other entity, whether incorporated or unincorporated, which is consolidated with such Person for financial reporting purposes. For the avoidance of doubt the Bank and each of its Subsidiaries constitute Subsidiaries of 1st Constitution.

(b) The following terms are defined in the following sections of this Agreement:

1st Constitution Common Stock	1.4(a)(i)
1st Constitution Common Stock Average Price	8.1(k)
1st Constitution Disclosure Schedule	Article IV Lead-in
1st Constitution Financial Statements	4.6
1st Constitution Initial Price	8.1(k)
1st Constitution Plans	6.7(a)
1st Constitution Ratio	8.1(k)(2)
1st Constitution Regulatory Agencies	4.5
1st Constitution Reports	4.7
1st Constitution Stock Incentive Plans	4.2(a)
1st Constitution Warrants	4.2(a)
1st Constitution	Preamble
401(k) Plan	6.7(c)
Accounting Firm	3.6(a)
Acquisition Proposal	5.3(d)(i) and 8.5(iii)
Advisory Firm	3.7(a)
Aggregate Merger Consideration	1.4(c)
Agreement	Preamble
Bank	Preamble
Bank Common Stock	1.12
Bank Merger Act	1.1
Base Amount	8.1(k)(1)
BCSRA	3.17(d)
BOLI	3.16(g)
BOLI Covered Individuals	3.16(g)
Cash Designated Shares	1.5(c)(i)
Cash Election	1.5(b)
Cash Election Shares	1.5(b)
Cash Number	1.5(b)
CERCLA	3.17(d)
Certificates	1.4(c)
Claim	6.8(a)
Claims	6.8(a)

Closing	1.2
Closing Date	1.2
Closing Notice	1.2
Code	1.13
Confidentiality Agreement	5.3(a)
Confidentiality Agreements	6.2(c)
Constituent Entities	6.9
control	Definition of “Affiliate”
Covered Person	3.19
CRA	3.13(b)
Cut-off Date	8.1(c)
Derivatives Contract	3.21(b)
Determination Date	1.2
Dissenting Shares	1.14(a)
DPC Shares	1.4(b)
DOL	3.11(b)
Effective Time	1.2
Election Deadline	1.5(h)
Environmental Laws	3.17(d)
Environmental Matters	3.17(d)
ERISA	3.11(a)
ERISA Affiliate	3.11(a)
Exchange Act	4.7(a)
Exchange Agent	1.6
Exchange Fund	2.1
Exchange Ratio	1.4(a)(i)
Filing Documents	6.1(c)
Final Index Price	8.1(k)
FDIC	1.1
Form of Election	1.5(b)
FRB	3.4
Governmental Entity	3.4
High Risk Loans	3.20(f)
Indemnitees	6.8(a)
Index Ratio	8.1(k)(2)
Initial Index Price	8.1(k)
Insurance Agreement	3.16(g)
Insurance Amount	6.8(c)
Intellectual Property	3.23(i)(1)
IRS	3.10(a)
ISRA	3.17(d)
ISRA Properties	6.19
IT Assets	3.23(i)(2)
Lending Manual	5.1(r)
Licensed Intellectual Property	3.23(i)(3)
Loan	3.20(a)
Loan Property	3.17(d)
Maximum Amount	8.5(i)
Merger	Recital A
Merger Consideration	1.4(c)
NAICS	6.19

New Jersey Banking Act	1.1
New Jersey Department	1.1
NJDEP	6.19
Non-Election	1.5(b)
Non-Election Shares	1.5(b)
Notice of Superior Proposal	5.3(b)
Option Grant Agreement	1.7(a)
OREO	3.20(b)
Owned Intellectual Property	3.23(i)(4)
Owned Property	3.16(a)
Owned Properties	3.16(a)
Participation Facility	3.17(d)
Parties	Preamble
Party	Preamble
Patents	3.23(i)(1)
Per Share Cash Consideration	1.4(a)(ii)
Per Share Stock Consideration	1.4(a)(i)
Personal Property Leases	3.16(e)
Proxy Statement	3.4
RCRA	3.17(d)
Real Property Lease	3.16(a)
Real Property Leases	3.16(a)
Registered	3.23(i)(5)
Registration	3.23(i)(5)
Regulated Substances	3.17(d)
Regulatory Agreement	3.15
Representative	1.5(b)
RFH	Preamble
RFH Benefit Plans	3.11(a)
RFH Board Recommendation	3.3(a)
RFH Common Stock	1.4(a)
RFH Contract	3.14(h)
RFH Disclosure Schedule	Article III Lead-in
RFH Employees	6.7(a)
RFH Financial Statements	3.6(a)
RFH Pension Plans	3.11(a)
RFH Property	3.16(a)
RFH Properties	3.16(a)
RFH Regulatory Agencies	3.5(a)
RFH Shareholder Approval	5.3(a)
RFH Shareholders’ Meeting	6.3
RFH Stock Award	1.7(b)
RFH Stock Compensation Plans	1.7(a)
RFH Subsequent Determination	5.3(b)
RFH Welfare Plans	3.11(a)
Rights Plan	4.2(a)
S-4	3.4
SEC	3.4
Securities Act	4.7(a)
Spill Act	3.17(d)
SRRA	3.17(d)

Stock Designated Shares	1.5(d)(i)
Stock Election	1.5(b)
Stock Election Shares	1.5(b)
Stock Number	1.5(b)
Stock Exchanged Shares	1.5(e)(i)
Stock Option	1.7(a)
Stock Options	1.7(a)
Superior Proposal	5.3(d)(ii)
Surviving Entity	1.1
Taxes	3.10(h)
Tax Return	3.10(h)
Termination Expenses	8.5(i)
Termination Fee	8.5(i)
Trademarks	3.23(i)(1)
Trade Secrets	3.25(i)(1)
Trust Account Shares	1.4(b)
Voting Agreements	6.5

9.12 Legal Proceedings; Specific Performance; No Jury Trial.

(a) The Parties hereby irrevocably submit to the jurisdiction of the courts of the State of New Jersey and the Federal courts of the United States of America located in the State of New Jersey solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New Jersey State or Federal court. The Parties hereby consent to and grant any such court jurisdiction over the person of the Parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.4 of this Agreement or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof.

(b) The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of New Jersey or in New Jersey state court, this being in addition to any other remedy to which they are entitled at law or in equity.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH

SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.12.

Signature Page Follows

IN WITNESS WHEREOF, 1st Constitution, the Bank and RFH have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

ATTEST:		1ST CONSTITUTION BANCORP

By:	/s/ Joseph M. Reardon	By:	/s/ Robert F. Mangano
	Joseph M. Reardon		Robert F. Mangano
	Senior Vice President and Treasurer		President and Chief Executive Officer

ATTEST:		1ST CONSTITUTION BANK

By:	/s/ Joseph M. Reardon	By:	/s/ Robert F. Mangano
	Joseph M. Reardon		Robert F. Mangano
	Senior Vice President and Treasurer		President and Chief Executive Officer

ATTEST:		RUMSON-FAIR HAVEN BANK AND TRUST COMPANY

By:	/s/ Gayle S. Hoffman	By:	/s/ Joseph Castelluci
	Gayle S. Hoffman		Joseph Castelluci
	Senior Vice President and Chief Financial Officer		President, Chief Executive Officer & General Counsel

STATE OF NEW JERSEY	)
	:	ss.
COUNTY OF MIDDLESEX	)

On this 14th day of August, 2013, before me, a Notary Public for this state and county, personally came Robert F. Mangano, as President and Chief Executive Officer, and Joseph M. Reardon, as Senior Vice President and Treasurer of 1st Constitution Bancorp, and each in his capacity acknowledged this instrument to be the act and deed of 1st Constitution Bancorp and the seal affixed to it to be its seal.

WITNESS my official seal and signature this day and year.

/s/ Roxanne Culpepper

(Seal of Notary)

STATE OF NEW JERSEY	)
	:	ss.
COUNTY OF MIDDLESEX	)

On this 14th day of August, 2013, before me, a Notary Public for this state and county, personally came Robert F. Mangano, as President and Chief Executive Officer, and Joseph M. Reardon, as Senior Vice President and Treasurer of 1st Constitution Bank, and each in his capacity acknowledged this instrument to be the act and deed of 1st Constitution Bank and the seal affixed to it to be its seal.

WITNESS my official seal and signature this day and year.

/s/ Roxanne Culpepper

(Seal of Notary)

STATE OF NEW JERSEY	)
	:	ss.
COUNTY OF MONMOUTH	)

On this 14th day of August, 2013, before me, a Notary Public for this state and county, personally came Joseph Castelluci, as President, Chief Executive Officer and General Counsel, and Gayle S. Hoffman, as Senior Vice President and Chief Financial Officer of Rumson-Fair Haven Bank and Trust Company, and each in his capacity acknowledged this instrument to be the act and deed of Rumson-Fair Haven Bank and Trust Company and the seal affixed to it to be its seal.

WITNESS my official seal and signature this day and year.

/s/ Kimberly A. Erickson

(Seal of Notary)

EXHIBIT B

Execution Version

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is dated as of August             , 2013, among 1st Constitution Bancorp, a New Jersey corporation and registered bank holding company (“1st Constitution”), 1st Constitution Bank, a New Jersey state commercial bank and the wholly-owned banking subsidiary of 1st Constitution (the “Bank”), and certain shareholders of Rumson-Fair Haven Bank and Trust Company, a New Jersey state commercial bank (“RFH”), executing this Agreement on the signature page hereto (each, a “Shareholder” and collectively, the “Shareholders”).

RECITALS

A. Concurrently with the execution of this Agreement, 1st Constitution, the Bank and RFH have entered into an Agreement and Plan of Merger (the “Merger Agreement”) which provides, among other things, for the merger (the “Merger”) of RFH with and into the Bank upon the terms and subject to the conditions set forth therein.

B. As of the date hereof, each Shareholder is the record and Beneficial Owner (as defined below) of that number of RFH Common Shares (as defined below) set forth below such Shareholder’s name on the signature page hereto.

C. As a condition to 1st Constitution’s willingness to enter into and perform its obligations under the Merger Agreement, each Shareholder has agreed to enter into this Agreement.

NOW THEREFORE, the parties hereto agree as follows:

I. CERTAIN DEFINITIONS

1.1 Capitalized Terms. Capitalized terms used in this Agreement and not defined herein have the meanings ascribed to such terms in the Merger Agreement.

1.2 Other Definitions. For the purposes of this Agreement:

“Beneficial Owner” or “Beneficial Ownership” with respect to any securities means having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended).

“Permitted Transferee” means, with respect to any Shareholder, (i) an Affiliate of such Shareholder, (ii) any of the lawful issue of such Shareholder, (iii) the spouse of such Shareholder, (iv) any trust, partnership, custodianship or other fiduciary account established for the exclusive benefit of such Permitted Transferee, or (v) any member, partner, shareholder or other equityholder of such Shareholder.

“RFH Common Share” means a share of common stock, par value $2.00 per share, of RFH, including for purposes of this Agreement all shares or other voting securities into which any RFH Common Share may be reclassified, sub-divided, consolidated or converted and any rights and benefits arising therefrom (including any dividends or distributions of securities which may be declared in respect of RFH Common Shares).

“Transfer” means, with respect to a security, the sale, grant, assignment, transfer, pledge, hypothecation, encumbrance, constructive sale, or other disposition of such security or the Beneficial Ownership thereof, or the entry into of any contract, agreement or other obligation to effect any of the foregoing, including, for purposes of this Agreement, the transfer or sharing of any voting power of such security.

II. SUPPORT OBLIGATIONS OF THE SHAREHOLDER

2.1 Agreement to Vote. Each Shareholder irrevocably and unconditionally agrees that from and after the date hereof, at any meeting (whether annual or special, and at each adjourned or postponed meeting) of shareholders of RFH, however called, or in connection with any written consent of RFH’s shareholders, each Shareholder will (x) appear at each such meeting or otherwise cause all of its Owned Shares, as hereinafter defined, to be counted as present thereat for purposes of calculating a quorum, and respond to each request by RFH for written consent, if any, and (y) vote (or consent), or cause to be voted (or validly execute and return and cause consent to be granted with respect to), all of such Shareholder’s RFH Common Shares Beneficially Owned by such Shareholder as of the applicable record date (including any RFH Common Shares that such Shareholder may acquire after the date hereof, but less any RFH Common Shares transferred in accordance with Section 2.3 hereof, “Owned Shares”) and all other voting securities of or equity interests in RFH Beneficially Owned by such Shareholder: (i) in favor of the adoption of the Merger Agreement (whether or not recommended by the Board of Directors of RFH), and (ii) against any action, agreement, transaction or proposal that (A) is made in opposition to, or in competition or inconsistent with, the Merger or the Merger Agreement, (B) relates to an Acquisition Proposal or Superior Proposal, or (C) could otherwise prevent, impede or delay the consummation of the Merger or the other transactions contemplated by the Merger Agreement.

2.2 No Solicitation. Each Shareholder agrees that such Shareholder will comply with (i) Section 5.3(a) of the Merger Agreement, and (ii) the first sentence of Section 5.3(c) of the Merger Agreement.

2.3 Fiduciary Duties. Nothing contained in this Agreement shall be deemed to apply to, or limit in any manner, the obligations of any Shareholder to comply with whatever fiduciary duties he or she may have as a director, officer or employee of RFH and none of the terms of this Agreement shall be deemed to prohibit or prevent any director or executive officer from exercising his or her fiduciary obligations in the context of a Superior Proposal pursuant to Section 5.3 of the Merger Agreement.

2.4 Restrictions on Transfer. Except as otherwise agreed to by 1st Constitution and except as contemplated by the Merger Agreement, each Shareholder agrees from and after the date hereof not to (a) tender into any tender or exchange offer or otherwise directly or indirectly Transfer any Owned Shares (or any rights, options or warrants to acquire RFH Common Shares), or (b) grant any proxies with respect to such Shareholder’s Owned Shares, deposit such Shareholder’s Owned Shares into a voting trust, enter into a voting agreement with respect to any of such Shareholder’s Owned Shares or otherwise restrict the ability of such Shareholder freely to exercise all voting rights with respect thereto. Notwithstanding the foregoing, the following transfers shall be permitted: (a) transfers by will or operation of law; (b) any transfer to a Permitted Transferee, subject to the Permitted Transferee first agreeing in writing to be bound by the terms of this Agreement; (c) the withholding of RFH Common Shares by RFH to satisfy tax obligations upon the vesting of any shares of restricted stock or the exercise of stock options; and (d) such transfers as 1st Constitution may otherwise permit in its sole discretion. Any action attempted to be taken in violation of this Section 2.3 will be null and void. If so requested by 1st Constitution, each Shareholder agrees that the certificates representing Owned Shares shall bear a legend stating that they are subject to this Agreement.

2.5 1st Constitution Common Stock. Each Shareholder agrees that, during the period beginning on the date hereof and ending on the earlier of the Closing Date and the termination of the Merger Agreement, such Shareholder will not, and will not authorize or permit any of its Affiliates to or solicit or encourage any other person to, purchase, sell, contract to purchase, contract to sell, pledge, hedge, grant any option to purchase, make any short sale, Transfer or otherwise dispose of or acquire any 1st Constitution Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive 1st Constitution Common Stock, whether now owned or hereinafter acquired, owned directly by such Shareholder (including holding as a custodian) or with respect to which such Shareholder has Beneficial Ownership.

III. GENERAL

3.1 Governing Law. This Agreement and any controversies arising with respect hereto shall be construed in accordance with and governed by the laws of the State of New Jersey (without regard to principles of conflict of laws that would apply the law of another jurisdiction).

3.2 Amendments. This Agreement may not be amended except by written agreement signed by 1st Constitution and by each Shareholder.

3.3 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement.

3.4 Counterparts; Execution. This Agreement may be executed in any number of counterparts, all of which are one and the same agreement. This Agreement may be executed by facsimile signature by any party and such signature is deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.

3.5 Effectiveness and Termination. This Agreement will become effective when 1st Constitution has received counterparts signed by all of the other parties and itself and shall terminate on the date that the Merger is approved by RFH shareholders. In the event the Merger Agreement is terminated in accordance with its terms, this Agreement shall automatically terminate and be of no further force or effect. If the Merger Agreement is amended to decrease the Aggregate Merger Consideration or to decrease the Merger Consideration for any Shareholder, (x) 1st Constitution shall give written notice of such amendment to each Shareholder within one (1) business day after the public announcement of such amendment, and (y) each Shareholder shall have the right to terminate this Agreement, provided that such Shareholder sends notice to 1st Constitution and the other Shareholders of such Shareholder’s election to terminate not later than ten (10) business days after the public announcement of such amendment, in which case the term of this Agreement shall end on the date 1st Constitution receives such notice of such Shareholder’s election to terminate. Upon any such termination pursuant to this Section 3.5, except for any rights any party may have in respect of any breach by any other party of its or his obligations hereunder, none of the parties hereto shall have any further obligation or liability hereunder.

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed as of the date first above written.

1st CONSTITUTION BANCORP

By:
Name: Robert F. Mangano
Title: President and CEO

(Shareholder signature pages follow)

SHAREHOLDERS

Shareholder:
Signature:
Title, if applicable:
Owned Shares:

Notice Address:

Shareholder:
Signature:
Title, if applicable:
Owned Shares:

Notice Address:

Shareholder:
Signature:
Title, if applicable:
Owned Shares:

Notice Address:

Shareholder:
Signature:
Title, if applicable:
Owned Shares:

Notice Address:

EXHIBIT C

Exhibit C

The Principal Office and Branch Offices of Rumson-Fair Haven Bank and Trust Company

Fair Haven Office (Principal Office)

636 River Road

Fair Haven, NJ 07704

Asbury Park Office

511 Cookman Avenue

Asbury Park, NJ 07712

Oceanport Office

251 East Main Street

Oceanport, NJ 07757

Rumson Office

20 Bingham Avenue

Rumson, NJ 07760

Shrewsbury Office

500 Broad Street

Shrewsbury, NJ 07702

The Principal Office and Branch Offices of 1st Constitution Bank

Main Office (Principal Office)

2650 Route 130

Cranbury, New Jersey 08512

Fort Lee Office

180 Main Street

Fort Lee, New Jersey 07024

Hamilton Office

3659 Nottingham Way

Hamilton, New Jersey 08690

Hightstown Office

140 Mercer Street

Hightstown, New Jersey 08520

Hillsborough Office

32 New Amwell Road

Hillsborough, New Jersey 08844

Hopewell Office

86 East Broad Street

Hopewell, New Jersey 08525

Jamesburg Office

1 Harrison Street

Jamesburg, New Jersey 08831

Lawrenceville Office

150 Lawrenceville-Pennington Road

Lawrenceville, New Jersey 08648

Perth Amboy Office

145 Fayette Street

Perth Amboy, New Jersey 08861

Plainsboro Office

Plainsboro Plaza Shopping Center

11 Shalks Crossing Road

Plainsboro, New Jersey 08536

Princeton Office

The Windrows at Princeton Forrestal

2000 Windrow Drive

Princeton, New Jersey 08540

Rocky Hill Office

995 Route 518

Skillman, New Jersey 08558

Village Office

74 North Main Street

Cranbury, New Jersey 08512

West Windsor Office

44 Washington Road

Princeton Jct, New Jersey 08550

The Principal Office and Branch Offices of the Surviving Entity

Main Office (Principal Office)

2650 Route 130

Cranbury, New Jersey 08512

Asbury Park Office

511 Cookman Avenue

Asbury Park, NJ 07712

Fair Haven Office

636 River Road

Fair Haven, NJ 07704

Fort Lee Office

180 Main Street

Fort Lee, New Jersey 07024

Hamilton Office

3659 Nottingham Way

Hamilton, New Jersey 08690

Hightstown Office

140 Mercer Street

Hightstown, New Jersey 08520

Hillsborough Office

32 New Amwell Road

Hillsborough, New Jersey 08844

Hopewell Office

86 East Broad Street

Hopewell, New Jersey 08525

Jamesburg Office

1 Harrison Street

Jamesburg, New Jersey 08831

Lawrenceville Office

150 Lawrenceville-Pennington Road

Lawrenceville, New Jersey 08648

Oceanport Office

251 East Main Street

Oceanport, NJ 07757

Perth Amboy Office

145 Fayette Street

Perth Amboy, New Jersey 08861

Plainsboro Office

Plainsboro Plaza Shopping Center

11 Shalks Crossing Road

Plainsboro, New Jersey 08536

Princeton Office

The Windrows at Princeton Forrestal

2000 Windrow Drive

Princeton, New Jersey 08540

Rocky Hill Office

995 Route 518

Skillman, New Jersey 08558

Rumson Office

20 Bingham Avenue

Rumson, NJ 07760

Shrewsbury Office

500 Broad Street

Shrewsbury, NJ 07702

Village Office

74 North Main Street

Cranbury, New Jersey 08512

West Windsor Office

44 Washington Road

Princeton Jct, New Jersey 08550

ANNEX B

August 14, 2013

The Board of Directors

Rumson-Fair Haven Bank & Trust Company

20 Bingham Avenue

Rumson, NJ 07760

Members of the Board:

You have requested the opinion of Keefe, Bruyette & Woods, Inc. (“KBW” or “we”) as investment bankers as to the fairness, from a financial point of view, to the stockholders of Rumson-Fair Haven Bank & Trust Company (“Rumson”) of the Merger Consideration (as defined below) to be received by such stockholders in the proposed merger (the “Merger”) of Rumson with and into 1st Constitution Bank (the “Bank Subsidiary”), a wholly-owned subsidiary of 1st Constitution Bancorp (“1st Constitution”). The terms of the Merger are set forth in the draft Agreement and Plan of Merger, dated as of August 8, 2013, by and between Rumson, the Bank Subsidiary and 1st Constitution (the “Agreement”). Pursuant to the terms of the Agreement, each share of common stock, par value $2.00 per share, of Rumson (the “Common Shares”) issued and outstanding immediately prior to the Effective Time (as defined in the Agreement), other than Common Shares constituting treasury stock or owned directly or indirectly by Rumson or 1st Constitution or by any of their respective subsidiaries (other than shares owned in a fiduciary capacity) will cease to be outstanding and shall be converted into and become the right to receive, at the election of the holder of such Common Shares, (i) 0.7772x shares of common stock, no par value per share, of 1st Constitution (the “Stock Consideration”), (ii) cash in an amount equal to $7.50 (the “Cash Consideration”) or (iiii) a combination of the Cash Consideration and the Stock Consideration, all as more fully described in the Agreement. The Cash Consideration and Stock Consideration are referred to herein collectively as the “Merger Consideration.”

KBW has acted as financial advisor to Rumson and not as an advisor to or agent of any other person. As part of our investment banking business, we are continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of the banking enterprises. In the ordinary course of our business as a broker-dealer, we may, from time to time purchase securities from, and sell securities to, Rumson and 1st Constitution and their affiliates, and as a market maker in securities, we may from time to time have a long or short position in, and buy or sell, debt or equity securities of Rumson or 1st Constitution for our own account and for the accounts of our customers. To the extent we have any such position as of the date of this opinion it has been disclosed to the board of directors of Rumson. We have acted exclusively for the board of directors of Rumson in rendering this fairness opinion and will receive a fee from Rumson for our services. A portion of our fee is contingent upon the successful completion of the Merger.

During the past two years, we have provided investment banking and financial advisory services to Rumson but have not received compensation for such services. KBW has not provided investment banking and financial advisory services to 1st Constitution in the past two years. We also may in the future provide investment banking and financial advisory services to 1st Constitution and receive compensation for such services.

Keefe, Bruyette & Woods, Inc. • 787 Seventh Avenue, New York, NY 10019

The Board of Directors - Rumson-Fair Haven Bank & Trust Co.

August 14, 2013

In connection with this opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of Rumson and 1st Constitution and the Merger, including among other things, the following: (i) a draft of the Agreement dated August 8, 2013 (the most recent draft made available to us); (ii) the Annual Reports to Stockholders of Rumson for the three years ended December 31, 2012 and the 2012 Proxy Statement of Rumson; (iii) the Annual Reports on Form 10-K for the three years ended December 31, 2012 of 1st Constitution; (iv) certain interim reports to stockholders and Quarterly Reports of Rumson, including the Quarterly report for the three months ended March 31, 2013; (v) certain interim reports to stockholders and quarterly reports of 1st Constitution, including the Quarterly Report on Form 10-Q of 1st Constitution for the three months ended March 31, 2013; (vi) certain other communications from Rumson and 1st Constitution to their respective stockholders; and (vii) other financial information concerning the businesses and operations of Rumson and 1st Constitution furnished to us by Rumson and 1st Constitution for purposes of our analysis. Our consideration of financial information and other factors that we deemed appropriate under the circumstances or relevant to our analyses included, among others, the following: (i) the historical and current financial position and results of operations of Rumson and 1st Constitution; (ii) the assets and liabilities of Rumson and 1st Constitution; (iii) the nature and terms of certain other merger transactions and business combinations in the banking industry; and (iv) a comparison of certain financial and stock market information for Rumson and 1st Constitution with similar information for certain other companies the securities of which are publicly traded. We have also performed such other studies and analyses as we considered appropriate and have taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the banking industry generally. We have also held discussions with senior management of Rumson and 1st Constitution regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as we have deemed relevant to our inquiry.

In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information provided to us or publicly available and we have not independently verified the accuracy or completeness of any such information or assumed any responsibility or liability for such verification, accuracy or completeness. We have relied upon the management of Rumson and 1st Constitution as to the reasonableness and achievability of the financial and operating forecasts and projections (including, without limitation, potential cost savings and operating synergies realized by a potential acquirer) prepared by and provided to us by management of Rumson and 1st Constitution (and the assumptions and bases therefor), and we have assumed, at the direction of Rumson and 1st Constitution that such forecasts and projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of each such management and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by each such management and that they provide a reasonable basis upon which we could form our opinion. Such forecasts and projections were not prepared with the expectation of public disclosure. All such projected financial information is based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projected financial information. We have relied on this projected information without independent verification or analysis and do not in any respect assume any responsibility or liability for the accuracy or completeness thereof.

We also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either Rumson or 1st Constitution since the date of the last financial statements of each such entity that were made available to us. We are not experts in the independent verification of the adequacy of allowances for loan and lease losses and we have assumed, without independent verification and with your consent, that the aggregate allowances for loan and lease losses for Rumson and 1st Constitution

The Board of Directors - Rumson-Fair Haven Bank & Trust Co.

August 14, 2013

are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals or physical inspection of the property, assets or liabilities of Rumson or 1st Constitution, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor have we examined any individual loan or credit files, nor did we evaluate the solvency, financial capability or fair value of Rumson or 1st Constitution under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, we assume no responsibility or liability for their accuracy.

We have assumed, in all respects material to our analyses, the following: (i) that the Merger will be completed substantially in accordance with the terms set forth in the Agreement (the final terms of which will not differ in any respect material to our analyses from the draft reviewed) with no additional payments or adjustments to the Merger Consideration; (ii) that the representations and warranties of each party in the Agreement and in all related documents and instruments referred to in the Agreement are true and correct; (iii) that each party to the Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents; (iv) that there are no factors that would delay or subject to any adverse conditions any necessary regulatory or governmental approval and that all conditions to the completion of the Merger will be satisfied without any waivers or modifications to the Agreement; and (v) that in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the Merger, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of the combined entity or the contemplated benefits of the Merger, including the cost savings, revenue enhancements and related expenses expected to result from the Merger. We have assumed that the Merger will be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. We have further assumed that Rumson has relied upon the advice of its counsel, independent accountants and other advisors (other than KBW) as to all legal, financial reporting, tax, accounting and regulatory matters with respect to Rumson, the Merger and the Agreement.

This opinion addresses only the fairness, from a financial point of view, as of the date hereof, to the holders of the Common Shares of the Merger Consideration in the Merger. We express no view or opinion as to any terms or other aspects of the Merger, including without limitation, the form or structure of the Merger, any consequences of the Merger to Rumson, its stockholders, creditors or otherwise, or any terms, aspects or implications of any voting, support, stockholder or other agreements, arrangements or understandings contemplated or entered into in connection with the Merger or otherwise. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. It is understood that subsequent developments may affect the conclusion reached in this opinion and that KBW does not have an obligation to update, revise or reaffirm this opinion. Our opinion does not address, and we express no view or opinion with respect to, (i) the underlying business decision of Rumson to engage in the Merger or enter into the Agreement, (ii) the relative merits of the Merger as compared to any strategic alternatives that are, have been or may be available to or contemplated by Rumson or the Rumson board of directors, (iii) the fairness of the amount or nature of any compensation to any of Rumson’s officers directors or employees, or any class of such persons, relative to the compensation to the public holders of Common Shares, (iv) the treatment of, the effect of the Merger on, or the fairness of the consideration to be received by, holders of any class of securities of Rumson other than the Common Shares, or any class of securities of any other party to any transaction contemplated by the Agreement, (v) whether 1st Constitution has sufficient cash, available lines of credit or other sources of funds to enable it to pay the Cash Consideration component of the Merger

The Board of Directors - Rumson-Fair Haven Bank & Trust Co.

August 14, 2013

Consideration to the holders of Common Shares at the closing of the Merger, (vi) the election by holders of Common Shares to receive the Stock Consideration or the Cash Consideration, or any combination thereof, or the actual allocation of the Merger Consideration between the Stock Consideration and the Cash Consideration among holders of Common Shares (including, without limitation, any re-allocation of the Merger Consideration pursuant to the Agreement), (vii) any advice or opinions provided by any other advisor to any of the parties to the Merger or any other transaction contemplated by the Agreement, or (viii) any legal, regulatory, accounting, tax or similar matters relating to Rumson, 1st Constitution, their respective stockholders, or relating to or arising out of the Merger, including whether or not the Merger would qualify as a tax-free reorganization for United States federal income tax purposes.

In addition, this opinion does not in any manner address the prices at which 1st Constitution common stock will trade following the consummation of the Merger and we express no view or opinion as to how the stockholders of Rumson should vote at the stockholders meeting to be held in connection with the Merger.

This opinion has been reviewed and approved by our Fairness Opinion Committee in conformity with our policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority. This opinion may not be published or otherwise used or referred to, nor shall any public reference to KBW be made, without our prior written consent.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration in the Merger is fair, from a financial point of view, to holders of the Common Shares.

Very truly yours,

Keefe, Bruyette & Woods, Inc.

ANNEX C

§ 17:9A-140 through § 17:9A-146 of the New Jersey Banking Act of 1948, as amended – Dissenters’ Rights

§ 17:9A-140. Rights of dissenting stockholders; settlement by agreement

A. A stockholder who

(1) is entitled to vote at the meeting of stockholders prescribed by section 137; and who

(2) serves a written notice of dissent from the merger agreement, in the manner, at the place, and within the time prescribed in subsections B and C of this section; and who

(3) does not vote to approve the merger agreement at the meeting prescribed by section 137, or at any adjournment thereof,

may, within thirty days after the filing of the agreement in the department as provided by section 137, serve a demand upon the receiving bank at its principal office, for the payment to him of the value of his shares of stock. The receiving bank may, within ten days after the receipt of such demand, offer to pay the stockholder a sum for his shares, which, in the opinion of the board of directors of the receiving bank, does not exceed the amount which would be paid upon such shares if the business and assets of the bank whose stock such stockholder holds were liquidated on the day of the filing of the agreement pursuant to section 137.

B. Service of the notice of dissent prescribed by paragraph (2) of subsection A of this section shall be made at the principal office of the bank whose stock is held by the dissenting stockholder, and shall be made not later than the third day prior to the day fixed for the meeting of the stockholders of such bank pursuant to section 137.

C. Service of the notice of dissent and of the demand for payment prescribed by this section may be made by registered mail or personally by the dissenting stockholder or his agent.

§ 17:9A-141. Appointment of appraisers

If a stockholder fails to accept the sum offered for his shares pursuant to section one hundred forty, he may, within three weeks after the receipt by him of the bank’s offer of payment, or, if no offer is made by the bank, within three weeks after the date upon which his demand was served upon the bank as specified in section one hundred forty, institute an action in the Superior Court for the appointment of a board of three appraisers to determine the value of his shares of stock as of the day of the filing of the merger agreement pursuant to section one hundred thirty-seven. The court may proceed in the action in a summary manner or otherwise. Any other stockholder who has the right to institute a similar action may intervene. The court shall, in respect to any one bank, appoint a single board of three appraisers to determine the value of the shares of all stockholders of such bank who are parties to such action.

§ 17:9A-142. Duties of appraisers; report; objections; compensation; vacancies

A. The appraisers shall be sworn to the faithful discharge of their duties. They shall meet at such place or places, and shall give such notice of their meetings as the court may prescribe. The bank and each stockholder who is a party to the action instituted pursuant to section one hundred forty-one, may be represented by attorneys in the proceedings before such appraisers, and may present such evidence to them as shall be material to the issue. The determination of any two of the appraisers shall control. Upon the conclusion of their deliberations, the appraisers shall file in the Superior Court a report and appraisal of the value of the shares of stock, and shall mail a copy thereof to the bank and to each stockholder who is a party to said action.

B. The bank and each stockholder who is a party to said action shall have ten days after the filing of the report and appraisal within which to object thereto in the Superior Court. In the absence of any objections, the report and appraisal shall be binding upon the bank and upon such stockholders, and the bank shall pay each such stockholder the value of his shares, as reported by the appraisers, with interest from the date of the filing of the merger agreement pursuant to section one hundred thirty-seven, at such rate, not in excess of the legal rate, as shall be fixed by the appraisers. If objections are made, the court shall make such order or judgment thereon as shall be just.

C. The Superior Court shall fix the compensation of the appraisers, which shall be paid by the bank, and shall be vested with full jurisdiction over all matters arising out of an action instituted pursuant to section one hundred forty-one. In the case of a vacancy in the board of appraisers, the Superior Court shall, on its own motion, or upon motion of a stockholder, or of the receiving bank, fill such vacancy.

§ 17:9A-143. Assignment of stock to bank

Upon payment by the bank of the value of shares of stock pursuant to this article, the holder thereof shall assign such shares to the bank.

§ 17:9A-144. Effect of stockholder’s failure to act

A stockholder who fails to act pursuant to sections 140 or 141 shall be forever barred from bringing any action to enforce his right to be paid the value of his shares in lieu of continuing his status as a stockholder in the receiving bank.

§ 17:9A-145. Obligation of bank to pay stockholder

An offer by the bank and an acceptance thereof by the stockholder pursuant to section 140 and the determination of value upon proceedings brought pursuant to sections 141 and 142 shall constitute a debt of the receiving bank for the recovery of which an action will lie.

§ 17:9A-146. Action to enjoin merger

A. A stockholder may, not later than five days prior to the date of the meeting called pursuant to section one hundred thirty-seven institute an action in the Superior Court to enjoin the merger on the ground that the agreement is unfair or inequitable, or contrary to law. The court may proceed in the action in a summary manner or otherwise.

B. A stockholder who fails to institute an action as specified in subsection A of this section shall thereafter be forever barred from bringing any action to enjoin, set aside, or otherwise affect such merger.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Limitation of Liability of Directors and Officers. The Registrant’s certificate of incorporation contains provisions that may limit the liability of any director or officer of the Registrant to the Registrant or its shareholders for damages for an alleged breach of any duty owed to the Registrant or its shareholders. This limitation will not relieve an officer or director from liability based on any act or omission (i) in breach of such person’s duty of loyalty to the Registrant or its shareholders; (ii) not in good faith or involving a knowing violation of law; or (iii) resulting in receipt by such officer or director of an improper personal benefit. These provisions are explicitly permitted by Section 14A:2-7(3) of the New Jersey Business Corporation Act.

Indemnification of Directors, Officers, Employees and Agents. The Registrant’s certificate of incorporation provides that the Registrant will indemnify to the full extent from time to time permitted by law, any person made, or threatened to be made, a party to, or a witness or other participant in, any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative, arbitrative, legislative, investigative or of any other kind, by reason of the fact that such person is or was a director, officer, employee or other agent of the Registrant or any subsidiary of the Registrant or serves or served any other enterprise at the request of the Registrant against expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding and any appeal therein. The Federal Deposit Insurance Act generally prohibits indemnification of a holding company’s directors and officers for any penalty or judgment resulting from any administrative or civil action instituted by a federal banking agency.

Section 14A:3-5 of the New Jersey Business Corporation Act empowers a corporation to indemnify a corporate agent against its expenses and liabilities incurred in connection with any proceeding (other than a derivative lawsuit) involving the corporate agent by reason of his being or having been a corporate agent if (a) the agent acted in good faith and in a manner that the agent reasonably believed to be in or not opposed to the best interests of the corporation, and (b) with respect to any criminal proceeding, the corporate agent had no reasonable cause to believe its conduct was unlawful. For purposes of the New Jersey Business Corporation Act, the term “corporate agent” includes any present or former director, officer, employee or agent of the corporation, and a person serving as a “corporate agent” for any other enterprise at the request of the corporation.

With respect to any derivative action, the Registrant is empowered to indemnify a corporate agent against its expenses (but not its liabilities) incurred in connection with any proceeding involving the corporate agent by reason of the agent being or having been a corporate agent if the agent acted in good faith and in a manner that the agent reasonably believed to be in or not opposed to the best interests of the Registrant. However, only the court in which the proceeding was brought can empower a corporation to indemnify a corporate agent against expenses with respect to any claim, issue or matter as to which the agent was adjudged liable to the corporation.

The Registrant may indemnify a corporate agent in a specific case if a determination is made by any of the following that the applicable standard of conduct was met: (i) the board of directors, or a committee thereof, acting by a majority vote of a quorum consisting of disinterested directors; (ii) by independent legal counsel if there is not a quorum of disinterested directors or if the disinterested quorum empowers counsel to make the determination; or (iii) by the shareholders.

A corporate agent is entitled to mandatory indemnification to the extent that the agent is successful on the merits or otherwise in any proceeding, or in defense of any claim, issue or matter in the proceeding. If a corporation fails or refuses to indemnify a corporate agent, whether the indemnification is permissive or mandatory, the agent may apply to a court to grant the agent the requested indemnification. In advance of the final disposition of a proceeding, the corporation may pay an agent’s expenses if the agent agrees to repay the expenses if it is ultimately determined that the agent is not entitled to indemnification.

Insurance. The Registrant maintains insurance policies insuring the Registrant’s directors and officers against liability for wrongful acts or omissions arising out of their positions as directors and officers, subject to certain limitations.

Item 21.	Exhibits and Financial Statement Schedules.

(a)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 14, 2013, by and between the Registrant and Rumson-Fair Haven Bank and Trust Company. See Annex A of the proxy statement/prospectus included in this registration statement.

3.1(i)(A)	Certificate of Incorporation of the Registrant (conformed copy) (incorporated by reference to Exhibit 3(i)(A) to the Registrant’s Form 10-K filed with the SEC on March 27, 2009)

3.1(i)(B)	Certificate of Amendment to the Certificate of Incorporation increasing the number of shares designated as Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed with the SEC on December 23, 2008)

3.1(i)(C)	Certificate of Amendment to the Certificate of Incorporation establishing the terms of the Fixed Rate Cumulative Perpetual Preferred Stock, Series B (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K filed with the SEC on December 23, 2008)

3(ii)(A)	Bylaws of 1st Constitution (conformed copy) (incorporated by reference to Exhibit 3(ii)(A) to 1st Constitution’s Form 8-K filed with the SEC on October 22, 2007)

4.1	Specimen Share of Common Stock (incorporated by reference to Exhibit 4.1 to 1st Constitution’s Form 10-KSB (SEC File No. 000-32891) filed with the SEC on March 22, 2002)

4.2	Rights Agreement, dated as of March 18, 2004, between 1st Constitution Bancorp and Registrar and Transfer Company, as Rights Agent (incorporated by reference to Exhibit 4.5 to 1st Constitution’s Form 8-A12G (SEC File No. 000-32891) filed with the SEC on March 18, 2004)

4.3	Warrant, dated December 23, 2008, to purchase shares of 1st Constitution Bancorp common stock (incorporated by reference to Exhibit 3.3 to 1st Constitution’s Form 8-K filed with the SEC on December 23, 2008)

4.4	Subscription Agent Agreement, dated as of September 5, 2012, between 1st Constitution Bancorp and Registrar and Transfer Company (incorporated by reference to Exhibit 4.4 to 1st Constitution’s Current Report on Form 8-K filed with the SEC on September 6, 2012)

4.5	Warrant, dated November 23, 2011, to purchase shares of 1st Constitution Bancorp common stock (incorporated by reference to Exhibit 4.5 to 1st Constitution’s Form 10-K filed with the SEC on March 22, 2013)

4.6	Warrant, dated November 23, 2011, to purchase shares of 1st Constitution Bancorp common stock (incorporated by reference to Exhibit 4.6 to 1st Constitution’s Form 10-K filed with the SEC on March 22, 2013)

5.1	Opinion of Day Pitney LLP.

8.1	Form of Opinion of Day Pitney LLP, concerning tax matters.

10.1	1st Constitution Bancorp Supplemental Executive Retirement Plan, dated as of October 1, 2002 (Incorporated by reference to Exhibit 10.1 to 1st Constitution’s Form 10-QSB (SEC File No. 000-32891) filed with the SEC on November 13, 2002)

10.2	Amended and Restated 1st Constitution Bancorp Directors’ Insurance Plan, effective as of June 16, 2005 (incorporated by reference to Exhibit No. 10 to 1st Constitution’s Form 8-K (SEC File No. 000-32891) filed with the SEC on March 24, 2006)

Exhibit No.	Description

10.3	1st Constitution Bancorp Form of Executive Life Insurance Agreement (Incorporated by reference to Exhibit 10.4 to the Company’s Form 10-QSB (SEC File No. 000-32891) filed with the SEC on November 13, 2002)

10.4	2000 Employee Stock Option and Restricted Stock Plan (incorporated by reference to Exhibit No. 6.3 to 1st Constitution’s Form 10-SB (SEC File No. 000-32891) filed with the SEC on June 15, 2001)

10.5	Directors Stock Option and Restricted Stock Plan (incorporated by reference to Exhibit No. 6.4 to 1st Constitution’s Form 10-SB (SEC File No. 000-32891) filed with the SEC on June 15, 2001)

10.6	Amendment No. 1 to 1st Constitution Bancorp Supplemental Executive Retirement Plan, effective January 1, 2004 (incorporated by reference to Exhibit 10.12 to 1st Constitution’s Form 10-Q (SEC File No. 000-32891) filed with the SEC on August 11, 2004)

10.7	Change of Control Agreement, effective as of April 1, 2004, by and between 1st Constitution’s and Joseph M. Reardon (incorporated by reference to Exhibit 10.13 to 1st Constitution’s Form 10-Q (SEC File No. 000-32891) filed with the SEC on August 11, 2004)

10.8	Form of Stock Option Agreement under the 1st Constitution Bancorp Employee Stock Option and Restricted Stock Plan (incorporated by reference to Exhibit 10.14 to the Company’s Form 8-K (SEC File No. 000-32891) filed with the SEC on December 22, 2004)

10.9	Form of Restricted Stock Agreement under the 1st Constitution Bancorp Employee Stock Option and Restricted Stock Plan (incorporated by reference to Exhibit 10.15 to 1st Constitution’s Form 8-K (SEC File No. 000-32891) filed with the SEC on December 22, 2004)

10.10	The 1st Constitution Bancorp 2005 Equity Incentive Plan (incorporated by reference to Appendix A of 1st Constitution’s proxy statement (SEC File No. 000-32891) filed with the SEC on April 15, 2005)

10.11	Form of Restricted Stock Agreement under the 1st Constitution Bancorp 2005 Equity Incentive Plan (incorporated by reference to Exhibit 10.18 to 1st Constitution’s Form 10-Q (SEC File No. 000-32891) filed with the SEC on August 8, 2005)

10.12	Form of Nonqualified Stock Option Agreement under the 1st Constitution Bancorp 2005 Equity Incentive Plan (incorporated by reference to Exhibit 10.19 to the Company’s Form 10-Q (SEC File No. 000-32891) filed with the SEC on August 8, 2005)

10.13	Form of Incentive Stock Option Agreement under the 1st Constitution Bancorp 2005 Equity Incentive Plan (incorporated by reference to Exhibit 10.20 to 1st Constitution’s Form 10-Q (SEC File No. 000-32891) filed with the SEC on August 8, 2005)

10.14	1st Constitution Bancorp 2006 Directors Stock Plan (incorporated by reference to Exhibit 10.1 to 1st Constitution’s Form 8-K (SEC File No. 000-32891) filed with the SEC on May 19, 2006)

10.15	Form of Nonqualified Stock Option Agreement under the 1st Constitution Bancorp 2006 Directors Stock Plan (incorporated by reference to Exhibit 10.2 to 1st Constitution’s Form 8-K (SEC File No. 000-32891) filed with the SEC on May 19, 2006)

10.16	Form of Restricted Stock Agreement under the 1st Constitution Bancorp 2006 Directors Stock Plan (incorporated by reference to Exhibit 10.3 to 1st Constitution’s Form 8-K (SEC File No. 000-32891) filed with the SEC on May 19, 2006)

10.17	Amended and Restated Declaration of Trust of 1st Constitution Capital Trust II, dated as of June 15, 2006, among 1st Constitution Bancorp, as sponsor, the Delaware and institutional trustee named therein, and the administrators named therein (incorporated by reference to Exhibit 10.1 to 1st Constitution’s Form 8-K (SEC File No. 000-32891) filed with the SEC on June 16, 2006)

Exhibit No.	Description

10.18	Indenture, dated as of June 15, 2006, between 1st Constitution Bancorp, as issuer, and the trustee named therein, relating to the Floating Rate Junior Subordinated Debt Securities due 2036 (incorporated by reference to Exhibit 10.2 to 1st Constitution’s Form 8-K (SEC File No. 000-32891) filed with the SEC on June 16, 2006)

10.19	Guarantee Agreement, dated as of June 15, 2006, between 1st Constitution Bancorp and the guarantee trustee named therein (incorporated by reference to Exhibit 10.3 to 1st Constitution’s Form 8-K (SEC File No. 000-32891) filed with the SEC on June 16, 2006)

10.20	Amendment No. 2 to 1st Constitution Bancorp Supplemental Executive Retirement Plan, effective as of December 31, 2004 (incorporated by reference to Exhibit 10.24 to 1st Constitution’s Form 10-K filed with the SEC on April 15, 2008)

10.21	1st Constitution Bancorp 2005 Supplemental Executive Retirement Plan, effective as of January 1, 2005 (incorporated by reference to Exhibit 10.1 to 1st Constitution’s Form 8-K (SEC File No. 000-32891) filed with the SEC on December 28, 2006)

10.22	Letter Agreement, dated December 23, 2008, including Securities Purchase Agreement – Standard Terms incorporated by reference therein, between 1st Constitution Bancorp and the U.S. Department of the Treasury (incorporated by reference to Exhibit 10 to 1st Constitution’s Form S-3 filed with the SEC on January 29, 2009)

10.23	Amended and Restated Employment Agreement between 1st Constitution and Robert F. Mangano dated as of July 1, 2010 (incorporated by reference to Exhibit 10 to 1st Constitution’s Form 8-K filed with the SEC on July 14, 2010)

10.24	Branch Purchase and Assumption Agreement and Agreement for Purchase between Amboy Bank and 1st Constitution Bank dated as of December 31, 2010 (incorporated by reference to Exhibit 10.1 to 1st Constitution’s Form 8-K filed with the SEC on January 3, 2011)

21	Subsidiaries of 1st Constitution (incorporated by reference to Exhibit 21 to 1st Constitution’s Form 10-K filed with the SEC on March 22, 2013)

23.1	Consent of ParenteBeard LLC.

23.2	Consent of Day Pitney LLP (contained in Exhibit 5.1 and Exhibit 8.1).

23.3	Consent of ParenteBeard LLC.

23.4	Consent of Keefe, Bruyette & Woods, Inc.

24.1	Power of Attorney.

99.1	Form of Rumson-Fair Haven Bank and Trust Company Proxy Card (to be filed by amendment).

99.2	Election Form (to be filed by amendment).

(b)	Financial Statement Schedules.

All financial statement schedules are omitted because they are not applicable or because the required information is contained in the financial statements or notes thereto or incorporated by reference therein.

(c)	Report, Opinion or Appraisal.

The Fairness Opinion of Keefe, Bruyette & Woods, Inc. is included as Annex A of this proxy statement/prospectus.

Item 22.	Undertakings

(a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(e) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section l0(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(g) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

(h) The undersigned Registrant hereby undertakes:

1. To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Cranbury, State of New Jersey, on October 22, 2013.

1ST CONSTITUTION BANCORP

By:	/s/ Robert F. Mangano
Robert F. Mangano
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Robert F. Mangano Robert F. Mangano	(Principal Executive Officer)	October 22, 2013

/s/ Joseph M. Reardon Joseph M. Reardon	(Principal Financial Officer and Principal Accounting Officer)	October 22, 2013

/s/ John P. Costas John P. Costas	Director	October 22, 2013

/s/ Charles S. Crow, III Charles S. Crow, III	Director	October 22, 2013

/s/ David C. Reed David C. Reed	Director	October 22, 2013

/s/ William M. Rue William M. Rue	Director	October 22, 2013

/s/ Frank E. Walsh, III Frank E. Walsh, III	Director	October 22, 2013

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 14, 2013, by and between the Registrant and Rumson-Fair Haven Bank and Trust Company. See Annex A of the proxy statement/prospectus included in this registration statement.

3.1(i)(A)	Certificate of Incorporation of the Registrant (conformed copy) (incorporated by reference to Exhibit 3(i)(A) to the Registrant’s Form 10-K filed with the SEC on March 27, 2009)

3.1(i)(B)	Certificate of Amendment to the Certificate of Incorporation increasing the number of shares designated as Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed with the SEC on December 23, 2008)

3.1(i)(C)	Certificate of Amendment to the Certificate of Incorporation establishing the terms of the Fixed Rate Cumulative Perpetual Preferred Stock, Series B (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K filed with the SEC on December 23, 2008)

3(ii)(A)	Bylaws of 1st Constitution (conformed copy) (incorporated by reference to Exhibit 3(ii)(A) to 1st Constitution’s Form 8-K filed with the SEC on October 22, 2007)

4.1	Specimen Share of Common Stock (incorporated by reference to Exhibit 4.1 to 1st Constitution’s Form 10-KSB (SEC File No. 000-32891) filed with the SEC on March 22, 2002)

4.2	Rights Agreement, dated as of March 18, 2004, between 1st Constitution Bancorp and Registrar and Transfer Company, as Rights Agent (incorporated by reference to Exhibit 4.5 to 1st Constitution’s Form 8-A12G (SEC File No. 000-32891) filed with the SEC on March 18, 2004)

4.3	Warrant, dated December 23, 2008, to purchase shares of 1st Constitution Bancorp common stock (incorporated by reference to Exhibit 3.3 to 1st Constitution’s Form 8-K filed with the SEC on December 23, 2008)

4.4	Subscription Agent Agreement, dated as of September 5, 2012, between 1st Constitution Bancorp and Registrar and Transfer Company (incorporated by reference to Exhibit 4.4 to 1st Constitution’s Current Report on Form 8-K filed with the SEC on September 6, 2012)

4.5	Warrant, dated November 23, 2011, to purchase shares of 1st Constitution Bancorp common stock (incorporated by reference to Exhibit 4.5 to 1st Constitution’s Form 10-K filed with the SEC on March 22, 2013)

4.6	Warrant, dated November 23, 2011, to purchase shares of 1st Constitution Bancorp common stock (incorporated by reference to Exhibit 4.6 to 1st Constitution’s Form 10-K filed with the SEC on March 22, 2013)

5.1	Opinion of Day Pitney LLP.

8.1	Form of Opinion of Day Pitney LLP, concerning tax matters.

10.1	1st Constitution Bancorp Supplemental Executive Retirement Plan, dated as of October 1, 2002 (Incorporated by reference to Exhibit 10.1 to 1st Constitution’s Form 10-QSB (SEC File No. 000-32891) filed with the SEC on November 13, 2002)

10.2	Amended and Restated 1st Constitution Bancorp Directors’ Insurance Plan, effective as of June 16, 2005 (incorporated by reference to Exhibit No. 10 to 1st Constitution’s Form 8-K (SEC File No. 000-32891) filed with the SEC on March 24, 2006)

10.3	1st Constitution Bancorp Form of Executive Life Insurance Agreement (Incorporated by reference to Exhibit 10.4 to the Company’s Form 10-QSB (SEC File No. 000-32891) filed with the SEC on November 13, 2002)

Exhibit No.	Description

10.4	2000 Employee Stock Option and Restricted Stock Plan (incorporated by reference to Exhibit No. 6.3 to 1st Constitution’s Form 10-SB (SEC File No. 000-32891) filed with the SEC on June 15, 2001)

10.5	Directors Stock Option and Restricted Stock Plan (incorporated by reference to Exhibit No. 6.4 to 1st Constitution’s Form 10-SB (SEC File No. 000-32891) filed with the SEC on June 15, 2001)

10.6	Amendment No. 1 to 1st Constitution Bancorp Supplemental Executive Retirement Plan, effective January 1, 2004 (incorporated by reference to Exhibit 10.12 to 1st Constitution’s Form 10-Q (SEC File No. 000-32891) filed with the SEC on August 11, 2004)

10.7	Change of Control Agreement, effective as of April 1, 2004, by and between 1st Constitution’s and Joseph M. Reardon (incorporated by reference to Exhibit 10.13 to 1st Constitution’s Form 10-Q (SEC File No. 000-32891) filed with the SEC on August 11, 2004)

10.8	Form of Stock Option Agreement under the 1st Constitution Bancorp Employee Stock Option and Restricted Stock Plan (incorporated by reference to Exhibit 10.14 to the Company’s Form 8-K (SEC File No. 000-32891) filed with the SEC on December 22, 2004)

10.9	Form of Restricted Stock Agreement under the 1st Constitution Bancorp Employee Stock Option and Restricted Stock Plan (incorporated by reference to Exhibit 10.15 to 1st Constitution’s Form 8-K (SEC File No. 000-32891) filed with the SEC on December 22, 2004)

10.10	The 1st Constitution Bancorp 2005 Equity Incentive Plan (incorporated by reference to Appendix A of 1st Constitution’s proxy statement (SEC File No. 000-32891) filed with the SEC on April 15, 2005)

10.11	Form of Restricted Stock Agreement under the 1st Constitution Bancorp 2005 Equity Incentive Plan (incorporated by reference to Exhibit 10.18 to 1st Constitution’s Form 10-Q (SEC File No. 000-32891) filed with the SEC on August 8, 2005)

10.12	Form of Nonqualified Stock Option Agreement under the 1st Constitution Bancorp 2005 Equity Incentive Plan (incorporated by reference to Exhibit 10.19 to the Company’s Form 10-Q (SEC File No. 000-32891) filed with the SEC on August 8, 2005)

10.13	Form of Incentive Stock Option Agreement under the 1st Constitution Bancorp 2005 Equity Incentive Plan (incorporated by reference to Exhibit 10.20 to 1st Constitution’s Form 10-Q (SEC File No. 000-32891) filed with the SEC on August 8, 2005)

10.14	1st Constitution Bancorp 2006 Directors Stock Plan (incorporated by reference to Exhibit 10.1 to 1st Constitution’s Form 8-K (SEC File No. 000-32891) filed with the SEC on May 19, 2006)

10.15	Form of Nonqualified Stock Option Agreement under the 1st Constitution Bancorp 2006 Directors Stock Plan (incorporated by reference to Exhibit 10.2 to 1st Constitution’s Form 8-K (SEC File No. 000-32891) filed with the SEC on May 19, 2006)

10.16	Form of Restricted Stock Agreement under the 1st Constitution Bancorp 2006 Directors Stock Plan (incorporated by reference to Exhibit 10.3 to 1st Constitution’s Form 8-K (SEC File No. 000-32891) filed with the SEC on May 19, 2006)

10.17	Amended and Restated Declaration of Trust of 1st Constitution Capital Trust II, dated as of June 15, 2006, among 1st Constitution Bancorp, as sponsor, the Delaware and institutional trustee named therein, and the administrators named therein (incorporated by reference to Exhibit 10.1 to 1st Constitution’s Form 8-K (SEC File No. 000-32891) filed with the SEC on June 16, 2006)

10.18	Indenture, dated as of June 15, 2006, between 1st Constitution Bancorp, as issuer, and the trustee named therein, relating to the Floating Rate Junior Subordinated Debt Securities due 2036 (incorporated by reference to Exhibit 10.2 to 1st Constitution’s Form 8-K (SEC File No. 000-32891) filed with the SEC on June 16, 2006)

Exhibit No.	Description

10.19	Guarantee Agreement, dated as of June 15, 2006, between 1st Constitution Bancorp and the guarantee trustee named therein (incorporated by reference to Exhibit 10.3 to 1st Constitution’s Form 8-K (SEC File No. 000-32891) filed with the SEC on June 16, 2006)

10.20	Amendment No. 2 to 1st Constitution Bancorp Supplemental Executive Retirement Plan, effective as of December 31, 2004 (incorporated by reference to Exhibit 10.24 to 1st Constitution’s Form 10-K filed with the SEC on April 15, 2008)

10.21	1st Constitution Bancorp 2005 Supplemental Executive Retirement Plan, effective as of January 1, 2005 (incorporated by reference to Exhibit 10.1 to 1st Constitution’s Form 8-K (SEC File No. 000-32891) filed with the SEC on December 28, 2006)

10.22	Letter Agreement, dated December 23, 2008, including Securities Purchase Agreement – Standard Terms incorporated by reference therein, between 1st Constitution Bancorp and the U.S. Department of the Treasury (incorporated by reference to Exhibit 10 to 1st Constitution’s Form S-3 filed with the SEC on January 29, 2009)

10.23	Amended and Restated Employment Agreement between 1st Constitution and Robert F. Mangano dated as of July 1, 2010 (incorporated by reference to Exhibit 10 to 1st Constitution’s Form 8-K filed with the SEC on July 14, 2010)

10.24	Branch Purchase and Assumption Agreement and Agreement for Purchase between Amboy Bank and 1st Constitution Bank dated as of December 31, 2010 (incorporated by reference to Exhibit 10.1 to 1st Constitution’s Form 8-K filed with the SEC on January 3, 2011)

21	Subsidiaries of 1st Constitution (incorporated by reference to Exhibit 21 to 1st Constitution’s Form 10-K filed with the SEC on March 22, 2013)

23.1	Consent of ParenteBeard LLC.

23.2	Consent of Day Pitney LLP (contained in Exhibit 5.1 and Exhibit 8.1).

23.3	Consent of ParenteBeard LLC.

23.4	Consent of Keefe, Bruyette & Woods, Inc.

24.1	Power of Attorney.

99.1	Form of Rumson-Fair Haven Bank and Trust Company Proxy Card (to be filed by amendment).

99.2	Election Form (to be filed by amendment).